    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 8, 2005


                                                     Registration No. 333-119666

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------


                               AMENDMENT NO. 4 TO
                                    FORM S-4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       -----------------------------------

                               GLOBIX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                       13-3781263
    (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                                      7389
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                       -----------------------------------

                                139 CENTRE STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 334-8500
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               PETER K. STEVENSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               GLOBIX CORPORATION
                                139 CENTRE STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 334-8500
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       -----------------------------------

                                   COPIES TO:

      BONNIE J. ROE, ESQ.                             MELINDA BRUNGER, ESQ.
    DAY, BERRY & HOWARD LLP                             ANDREWS KURTH LLP
       875 THIRD AVENUE                              600 TRAVIS, SUITE 4200
      NEW YORK, NY 10022                                HOUSTON, TX 77002
   TELEPHONE: (212) 829-3600                        TELEPHONE: (713) 220-4200

                       -----------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger described in the joint proxy statement/prospectus have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE
---------------------------------------- -------------------- -------------------- ------------------- -------------------


       TITLE OF EACH CLASS OF             AMOUNT TO BE      PROPOSED MAXIMUM       PROPOSED MAXIMUM            AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED      OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION FEE
                                                                   SHARE                  PRICE
-------------------------------------- -------------------- -------------------- ------------------------ -----------------
Common Stock, $.01 par value (1)             33,737,837           $ 4.24              $ 130,586,218          $16,545.27 (2)
Convertible Preferred Stock, $.01             2,966,800           $ 3.60              $  10,680,495          $ 1,353.22 (4)
  par value(3)
TOTAL                                                                                                        $17,898.49 (5)
----------------------------------------- -------------------- -------------------- ------------------------ --------------

(1) This Registration Statement covers the maximum number of shares of Globix Corporation ("Globix") common stock, par value $.01 per share, that are estimated to be issued, directly or indirectly, upon the consummation of the proposed merger of a new wholly owned subsidiary of Globix with and into NEON Communications, Inc. ("NEON"), including (x) 30,771,037 shares of Globix common stock calculated based on the number of shares of NEON common stock, par value $0.001 per share, issued and outstanding, including shares underlying all outstanding options and warrants to purchase NEON common stock that are exercisable as of December 31, 2004 or that become fully exercisable immediately prior to the consummation of the merger, calculated as of December 31, 2004 (24,137,933) and an exchange ratio of 1.2748 shares of Globix common stock for each such share of NEON common stock and (y) 2,966,800 shares of Globix common stock issuable pursuant to the conversion of Globix convertible preferred stock described in footnote 3 below.

(2) Pursuant to Rule 457(f)(2) of the Securities Act of 1933, because there is currently no public trading market for NEON common stock, the registration fee was computed on the basis of the book value of such securities computed as of November 30, 2004 ($5.41). This amount does not include 2,966,800 shares of Globix common stock that are issuable upon conversion of the Globix convertible preferred stock at the option of the holder at any time, by virtue of Rule 457(i) of the Securities Act of 1933.

(3) This Registration Statement covers the maximum number of shares of Globix convertible preferred stock that are estimated to be issued upon the consummation of the proposed merger of a new wholly owned subsidiary of Globix with and into NEON, calculated based on the product of (a) the number of shares of NEON 12% Series A Cumulative Convertible Preferred Stock, par value $0.001 per share, issued and outstanding, after treating all accrued and unpaid dividends on the NEON convertible preferred stock immediately prior to the merger as if paid in additional shares of NEON convertible preferred stock, calculated as if the closing occurred on February 28, 2005 (1,424,066) and (b) an exchange ratio of 2.08333 shares of Globix convertible preferred stock to be created in connection with the merger for each such share of NEON convertible preferred stock.

(4) Pursuant to Rule 457(f)(2) of the Securities Act of 1933, because there is currently no public trading market for NEON 12% Series A Cumulative Convertible Preferred Stock, the registration fee was computed on the basis of the book value of such securities computed as of November 30, 2004 ($11.25), reduced by the maximum amount of cash ($3.75) to be paid by the Registrant in exchange for such securities.


(5)    Previously paid.



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE REGISTRANT MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE REGISTRANT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED FEBRUARY ____, 2005.


[GLOBIX LOGO]                                                        [NEON LOGO]

Dear Globix and NEON Stockholders:

         After careful consideration, the board of directors of NEON Communications, Inc. ("NEON") has approved (with one director, Mr. Steven Lampe, abstaining, and as to the first amendment, with two directors, Messrs. Lampe and Robert Grubin, abstaining) and the board of directors of Globix Corporation ("Globix") has approved (with one director, Mr. Lampe, abstaining) the merger of a new wholly owned subsidiary of Globix with and into NEON, resulting in NEON becoming a wholly owned subsidiary of Globix.


         If the merger is consummated, each outstanding share of common stock of NEON would be converted into the right to receive 1.2748 shares of Globix common stock and each outstanding share of NEON's 12% Series A Cumulative Convertible Preferred Stock ("NEON convertible preferred stock") would be converted into the right to receive (a) $3.75 in cash and (b) 2.08333 shares of a new class of Globix convertible preferred stock to be created in connection with the merger ("Globix convertible preferred stock") in exchange for each share of NEON convertible preferred stock immediately prior to the merger, treating all accrued and unpaid dividends on the NEON convertible preferred stock as if paid in additional shares of NEON convertible preferred stock immediately prior to the merger. The terms of the conversion are described in detail in the section entitled "Terms of the Merger Agreement and Related Transactions" beginning on page 83 of this joint proxy statement/prospectus.

         Globix common stock is traded on the OTC Bulletin Board under the symbol "GBXX.OB." The closing price for Globix common stock reported on the OTC Bulletin Board on February 4, 2005 was $3.90 per share. Application has been made to list Globix common stock on the American Stock Exchange.

         At the Globix special meeting, Globix stockholders will be asked to consider and vote upon a proposal to approve the issuance of Globix common stock to the security holders of NEON in the merger.

         At the NEON special meeting, NEON stockholders will be asked to consider and vote upon a proposal to approve the merger, the merger agreement and the transactions contemplated by the merger agreement and to approve a proposed amendment to the amended and restated certificate of incorporation and a proposed amendment to the certificate of designation with respect to the NEON convertible preferred stock, which is a constituent part of the certificate of incorporation.

         YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your company's special meeting, please take the time to vote by promptly completing and mailing the enclosed proxy card in the postage-paid envelope provided. BEFORE YOU VOTE, PLEASE REVIEW THIS JOINT PROXY STATEMENT/PROSPECTUS AND IN PARTICULAR REVIEW THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 21 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.


On Behalf of the Board of Directors       On Behalf of the Board of Directors of
of Globix Corporation,                    NEON Communications, Inc.,

/s/ Peter K. Stevenson                    /s/ Stephen E. Courter
-------------------------------------     --------------------------------------
Peter K. Stevenson                        Stephen E. Courter, President,
President and Chief Executive Officer     Chief Executive Officer and
                                          Chairman of the Board

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
       ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED ___________, 2005 AND WAS
        FIRST MAILED TO STOCKHOLDERS OF GLOBIX AND STOCKHOLDERS OF NEON
                         ON OR ABOUT FEBRUARY 11, 2005.

--------------------------------------------------------------------------------

                               GLOBIX CORPORATION
                               139 Centre Street
                            New York, New York 10013


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 3, 2005


To the stockholders of Globix:

         A special meeting of the stockholders of Globix Corporation ("Globix"), will be held at the offices of Globix at 139 Centre Street, New York, New York on March 3, 2005 at 10:00 a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to issue shares of common stock with a par value of $0.01 per share pursuant to the Agreement and Plan of Merger, dated as of July 19, 2004, as amended by the First Amendment to Agreement and Plan of Merger, dated as of October 8, 2004 (as amended, the "merger agreement"), by and among Globix and NEON Communications, Inc. ("NEON"), pursuant to which a new wholly owned subsidiary of Globix will be merged with and into NEON and NEON will become a wholly owned subsidiary of Globix (the "merger"). A copy of the merger agreement and the first amendment to the merger agreement are attached as Appendices A-1 and A-2, respectively, to the joint proxy statement/prospectus accompanying this notice.

         2. To grant discretionary authority to adjourn or postpone the Globix special meeting to solicit additional votes to approve the matter considered at the Globix special meeting, if necessary.

         3. To consider and act upon any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

         The accompanying joint proxy statement/prospectus and proxy card are being furnished to the stockholders of Globix in connection with the solicitation of proxies by Globix's board of directors for use at the special meeting of stockholders.

         Globix's board of directors (with one director, Mr. Steven Lampe, abstaining) has approved the merger, the merger agreement and the transactions contemplated by the merger agreement and recommends that you vote "FOR" the proposed issuance of Globix common stock in connection with the merger and "FOR" the proposal to grant discretionary authority to adjourn or postpone the Globix special meeting to solicit additional votes to approve the matter considered at the Globix special meeting, if necessary. The proposals are described in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting.


         The board of directors has fixed the close of business on January 19, 2005 as the record date for determining the stockholders entitled to receive this notice, and to vote their shares at the special meeting or any adjournment or postponement of the special meeting.


         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. PROMPTLY SIGNING AND RETURNING YOUR PROXY CARD WILL HELP ENSURE THE PRESENCE OF A QUORUM FOR THE SPECIAL MEETING. A postage-paid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the special meeting in accordance with your proxy.

                                           By Order of the Board of Directors
                                           of Globix Corporation,

                                           /s/ PETER K. STEVENSON
                                           -------------------------------------
                                           Peter K. Stevenson
                                           President and Chief Executive Officer

                            NEON COMMUNICATIONS, INC.
                              2200 West Park Drive
                        Westborough, Massachusetts 01581


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 3, 2005


To the stockholders of NEON:

         A special meeting of the stockholders of NEON Communications, Inc. ("NEON"), will be held at the offices of Andrews Kurth LLP at 450 Lexington Ave., 15th Floor, New York, New York 10017 on March 3, 2005 at 11:00 a.m., local time, for the following purposes:

         1. To approve and adopt the Agreement and Plan of Merger, dated as of July 19, 2004, as amended by the First Amendment to Agreement and Plan of Merger, dated as of October 8, 2004 (as amended, the "merger agreement"), by and among Globix Corporation ("Globix") and NEON, pursuant to which a new wholly owned subsidiary of Globix will be merged with and into NEON, and the transactions contemplated by the merger agreement (the "merger"). As a result of the merger, NEON will become a wholly owned subsidiary of Globix. A copy of the merger agreement and the first amendment to the merger agreement are attached as Appendices A-1 and A-2, respectively, to the joint proxy statement/prospectus accompanying this notice.

         2. To approve and adopt an amendment to the amended and restated certificate of incorporation ("certificate of incorporation") of NEON to provide that the merger of a new wholly owned subsidiary of Globix with and into NEON is not a "Liquidation Event" of NEON that would trigger the liquidation provision, which provides that upon the occurrence of a liquidation event (including a transaction such as the merger), all assets of NEON remaining after payment of all liabilities and subject to any preferential payments would be distributed ratably to its common stockholders. A copy of the proposed amendment to NEON's certificate of incorporation is included in the joint proxy statement/prospectus in Appendix B-1.

         3. To approve and adopt an amendment to the certificate of designation with respect to NEON's 12% Series A Cumulative Convertible Preferred Stock to provide that the merger of a new wholly owned subsidiary of Globix with and into NEON is not a "Change of Control" of NEON that would trigger the change of control provisions in the certificate of designation, including the right of each holder of NEON convertible preferred stock to require NEON to purchase its shares of NEON convertible preferred stock for cash. A copy of the proposed amendment to NEON's certificate of designation is included in the joint proxy statement/prospectus in Appendix B-2.

         4. To grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the NEON special meeting, if necessary.

         5. To consider and act upon any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

         The accompanying joint proxy statement/prospectus and proxy card are being furnished to the stockholders of NEON in connection with the solicitation of proxies by NEON's board of directors for use at the special meeting of stockholders.

         NEON's board of directors (with one director, Mr. Steven Lampe, abstaining, and as to the first amendment, with two directors, Messrs. Lampe and Robert Grubin, abstaining) has approved the merger, the merger agreement and the transactions contemplated by the merger agreement and the amendments to the certificate of incorporation and the certificate of designation and recommends that you vote "FOR" approval and adoption of the merger, the merger agreement and the transactions contemplated by the merger agreement, "FOR" approval and adoption of the amendment of NEON's certificate of incorporation, "FOR" approval and adoption of the amendment of the certificate of designation for the NEON convertible preferred stock and "FOR" the proposal to grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the NEON special meeting, if necessary. The proposals are described in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting.

         The board of directors has fixed the close of business on January 19, 2005 as the record date for determining the stockholders entitled to receive this notice, and to vote their shares at the special meeting or any adjournment or postponement of the special meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. PROMPTLY SIGNING AND RETURNING YOUR PROXY CARD WILL HELP ENSURE THE PRESENCE OF A QUORUM FOR THE SPECIAL MEETING. A postage-paid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the special meeting in accordance with your proxy.

                                              By Order of the Board of Directors
                                              of NEON Communications, Inc.,

                                              /s/ STEPHEN E. COURTER
                                              ----------------------------------
                                              Stephen E. Courter
                                              President, Chief Executive Officer
                                              and Chairman of the Board

                             ADDITIONAL INFORMATION

         Important business and financial information about Globix is contained in documents filed with the Securities and Exchange Commission, referred to as the SEC, that are not included in, or delivered with, this joint proxy statement/prospectus. Globix will provide you with copies of this information, without charge, upon written or oral requests to:

         Globix Corporation
         139 Centre Street
         New York, NY 10013
         (212) 334-8500
         Attention:  Eran Hertz

         PLEASE REQUEST DOCUMENTS FROM GLOBIX NOT LATER THAN FEBRUARY 23, 2005. UPON REQUEST, GLOBIX WILL MAIL ANY DOCUMENTS TO YOU BY FIRST CLASS MAIL BY THE NEXT BUSINESS DAY.

         See the section entitled "Where You Can Find More Information" beginning on page 191 of this joint proxy statement/prospectus for more information about the documents referred to in this joint proxy statement/prospectus.

         You should rely only on the information contained in this joint proxy statement/prospectus in deciding how to vote on the respective proposals described in this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [ ], 2005. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date.

         This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Globix and its wholly owned subsidiary to be created in connection with the merger has been provided by Globix and information contained in this joint proxy statement/prospectus regarding NEON has been provided by NEON.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER................................1

SUMMARY........................................................................7

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
   INFORMATION................................................................16

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA...........................17

MARKET PRICE DATA AND DIVIDEND INFORMATION....................................19

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS....................20

RISK FACTORS..................................................................21

THE SPECIAL MEETING OF GLOBIX CORPORATION STOCKHOLDERS........................39

THE SPECIAL MEETING OF NEON COMMUNICATIONS, INC. STOCKHOLDERS.................43

THE MERGER....................................................................48

TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS........................83

APPROVAL OF AMENDMENT OF NEON'S CERTIFICATE OF INCORPORATION..................95

APPROVAL OF AMENDMENT OF CERTIFICATE OF DESIGNATION FOR NEON
   CONVERTIBLE PREFERRED STOCK................................................95

INFORMATION ABOUT GLOBIX......................................................96

         Selected Consolidated Financial Data of Globix......................103

         Globix Management's Discussion and Analysis of Financial
            Condition and Results of Operations..............................106

         Share Ownership of Certain Beneficial Owners and Management
            of Globix........................................................123

         Description of Globix Capital Stock.................................127

INFORMATION ABOUT NEON.......................................................132

         Selected Consolidated Financial Data of NEON........................140

         NEON Management's Discussion and Analysis of Financial
            Condition and Results of Operations..............................143

         Security Ownership of Directors, Executive Officers and More
            Than Five Percent Stockholders of NEON...........................153

MANAGEMENT OF GLOBIX AFTER MERGER............................................157

GLOBIX CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................168

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
   GLOBIX FOLLOWING THE MERGER...............................................169

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
   STATEMENTS OF GLOBIX CORPORATION AND NEON COMMUNICATIONS, INC.............174

COMPARISON OF STOCKHOLDERS' RIGHTS...........................................179

OTHER MATTERS................................................................190

WHERE YOU CAN FIND MORE INFORMATION..........................................191


GLOBIX FINANCIAL STATEMENTS..................................................F-1
NEON FINANCIAL STATEMENTS...................................................F-42

APPENDIX A-1      AGREEMENT AND PLAN OF MERGER
APPENDIX A-2      FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
APPENDIX B-1      FORM OF CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED
                     CERTIFICATE OF INCORPORATION OF NEON
APPENDIX B-2      FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
                     FOR NEON CONVERTIBLE PREFERRED STOCK
APPENDIX C        SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
APPENDIX D        OPINION OF NEEDHAM & COMPANY, INC.
APPENDIX E        OPINION OF ADAMS HARKNESS, INC.
APPENDIX F        AFFIRMATION LETTER OF ADAMS HARKNESS, INC.

                 QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER

Q:       WHAT IS THE PROPOSED TRANSACTION UPON WHICH I AM BEING ASKED TO VOTE?

A: NEON and Globix propose to enter into a business combination pursuant to the terms of a merger agreement. In the merger, a new wholly owned subsidiary of Globix will merge with and into NEON with NEON surviving the merger. As a result, NEON will become a wholly owned subsidiary of Globix.

         In order to complete the merger, Globix stockholders must approve the issuance of shares of Globix common stock in connection with the merger and NEON stockholders must approve and adopt the merger, the merger agreement, and the transactions contemplated by the merger agreement, as well as an amendment to NEON's certificate of incorporation and an amendment to NEON's certificate of designation with respect to its convertible preferred stock. Each of Globix and NEON will hold a special meeting of its respective stockholders to obtain these approvals.

Q:       WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: Globix and NEON independently concluded that the merger will benefit the two companies and thus the stockholders of each company. To review the reasons for the transaction in greater detail, see "The Merger - The NEON Special Committee's and NEON's Reasons for the Merger" beginning on page 61 of this joint proxy statement/prospectus and "The Merger - The Globix Special Committee's and Globix's Reasons for the Merger" beginning on page 54 of this joint proxy statement/prospectus.

Q:       WHAT WILL I RECEIVE IN THE MERGER IF I OWN NEON COMMON STOCK?

A: If the merger is completed, you will receive 1.2748 shares of Globix common stock in exchange for each share of NEON common stock that you own.

Q.       WHAT WILL I RECEIVE IN THE MERGER IF I OWN NEON CONVERTIBLE PREFERRED
         STOCK?

A.       If the merger is completed, you will receive (a) $3.75 in cash and (b)
         2.08333 shares of a new class of Globix convertible preferred stock to be created in connection with the merger in exchange for each share of NEON convertible preferred stock that you own immediately prior to the merger, treating all accrued and unpaid dividends on the NEON convertible preferred stock as if paid in additional shares of NEON convertible preferred stock immediately prior to the merger.

Q.       WHAT WILL I RECEIVE IN THE MERGER IF I OWN NEON STOCK OPTIONS?

A. If the merger is completed, each option to acquire NEON common stock that was granted under NEON's stock plans or otherwise granted by NEON and that is outstanding and unexercised immediately prior to the effective time of the merger will be modified and become an option to purchase Globix common stock. The number of shares of Globix common stock issuable pursuant to a NEON stock option will be equal to the number of shares of NEON common stock subject to the NEON stock option, assuming full vesting, multiplied by 1.2748 and the exercise price per share of Globix common stock will be equal to the exercise price per share of NEON common stock subject to the NEON stock option divided by 1.2748.

Q.       WHAT WILL I RECEIVE IN THE MERGER IF I OWN NEON CLASS A WARRANTS?

A. If the merger is completed, your Class A warrant will be converted into the right to receive 1.2748 shares of Globix common stock in exchange for each Class A warrant that you own. It is a condition to the merger that at least 90% of the Class A warrants be exercised immediately prior to consummation of the merger. The NEON common stock receivable upon their exercise will be converted into shares of Globix common stock in the merger.

Q. WHAT WILL I RECEIVE IN THE MERGER IF I OWN NEON REDEEMABLE PREFERRED STOCK WARRANTS?

A. If the merger is completed, the redeemable preferred stock warrants will expire in accordance with their terms and you will not receive any payment with respect to those warrants in connection with the merger.

Q: WHAT IS THE EXCHANGE RATIO FOR THE NEON COMMON STOCK AND WHAT HAPPENS AS THE MARKET PRICE OF GLOBIX COMMON STOCK FLUCTUATES?

A: The exchange ratio for the NEON common stock is fixed at 1.2748 shares of Globix common stock for each share of NEON common stock. The exchange ratio is a fixed number and therefore will not be affected by any fluctuations in the market price of Globix common stock; however, the value of the Globix common stock received by NEON stockholders in exchange for their NEON common stock will be dependent on the current market price of Globix common stock.

Q: WHAT IS THE EXCHANGE RATIO FOR THE NEON CONVERTIBLE PREFERRED STOCK AND WHAT HAPPENS AS THE MARKET PRICE OF GLOBIX COMMON STOCK FLUCTUATES?

A: The NEON convertible preferred stock will be exchanged for a combination of cash and a new class of Globix convertible preferred stock to be created in connection with the merger. The cash consideration for each share of NEON convertible preferred stock is fixed at $3.75 and the exchange ratio for the NEON convertible preferred stock is fixed at 2.08333 shares of Globix convertible preferred stock for each share of NEON convertible preferred stock, treating all accrued and unpaid dividends on the NEON convertible preferred stock as if paid in additional shares of NEON convertible preferred stock immediately prior to the merger. The Globix convertible preferred stock will be created in connection with the merger so there currently exists no market price for the Globix convertible preferred stock. The Globix convertible preferred stock will be convertible into shares of Globix common stock initially at a rate of one share of Globix convertible stock into one share of Globix common stock; however, given the liquidation preference of $3.60, which is not tied to the market price of Globix common stock, and other rights and preferences associated with the Globix convertible preferred stock, the underlying value of the Globix convertible preferred stock may bear no relation to the current market price of Globix common stock.

Q: WHAT IS THE EXCHANGE RATIO FOR THE CLASS A WARRANTS AND WHAT HAPPENS AS THE MARKET PRICE OF GLOBIX COMMON STOCK FLUCTUATES?

A. The exchange ratio for the Class A warrants is fixed at 1.2748 shares of Globix common stock for each Class A warrant. The exchange ratio is a fixed number and therefore will not be affected by any fluctuations in the market price of Globix common stock; however, the value of the Globix common stock received by you in exchange for the Class A warrants will be dependent on the current market price of Globix common stock.

Q:       WILL GLOBIX STOCKHOLDERS RECEIVE ANY NEW SHARES AS A RESULT OF THE
         MERGER?

A. No. Globix stockholders will continue to hold the Globix shares they currently own.

Q:       WHEN AND WHERE WILL THE SPECIAL MEETINGS TAKE PLACE?


A: The special meeting of NEON stockholders will be held on March 3, 2005 at 11:00 a.m., local time, at the offices of Andrews Kurth LLP at 450 Lexington Ave., 15th Floor, New York, New York 10017.

         The special meeting of Globix stockholders will be held on March 3, 2005 at 10:00 a.m., local time, at the offices of Globix at 139 Centre Street, New York, New York 10013.


Q: WHO MUST APPROVE THE ISSUANCE OF SHARES OF GLOBIX COMMON STOCK IN CONNECTION WITH THE MERGER?

A: The listing requirements of the American Stock Exchange require the holders of a majority of votes cast by Globix stockholders eligible to vote at the Globix special meeting to approve the issuance of Globix common stock in connection with the merger.

Q: WHO MUST APPROVE THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN OR POSTPONE THE GLOBIX SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES, IF NECESSARY?

A: The approval of the holders of a majority of votes cast by stockholders eligible to vote at the Globix special meeting is required to approve the proposal to grant discretionary authority to adjourn or postpone the special meeting, if necessary, to solicit additional votes to approve the proposal to issue Globix common stock in the merger.

Q: WHO MUST APPROVE THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT?

A: In addition to the approvals of the board of directors of Globix (with one director, Mr. Steven Lampe, abstaining) and the board of directors NEON (with one director, Mr. Lampe, abstaining, and as to the first amendment, with two directors, Messrs. Lampe and Robert Grubin, abstaining), which have already been obtained, the holders of a majority of NEON's outstanding common stock and convertible preferred stock that are entitled to vote at any annual or special meeting of NEON stockholders, voting together as a single class on an as-converted into common stock basis, must approve the merger, the merger agreement and the transactions contemplated by the merger agreement. Each holder of NEON convertible preferred stock is entitled to one vote for each share of NEON convertible preferred stock.

Q:       WHO MUST APPROVE THE AMENDMENT TO NEON'S CERTIFICATE OF INCORPORATION?

A: In addition to the approval of the board of directors of NEON, which has already been obtained (with one director, Mr. Lampe, abstaining), the following approvals of the stockholders of NEON must be obtained:

         o holders of a majority of NEON's outstanding common stock entitled to vote at any annual or special meeting of NEON stockholders, voting as a separate class; and

         o holders of a majority of NEON's outstanding common stock and convertible preferred stock that are entitled to vote at any annual or special meeting of NEON stockholders, voting together as a single class.

Q:       WHO MUST APPROVE THE AMENDMENT TO THE NEON CERTIFICATE OF DESIGNATION?

A: In addition to the approval of the board of directors of NEON, which has already been obtained (with one director, Mr. Lampe, abstaining), the following approvals of the stockholders of NEON must be obtained:

         o holders of two-thirds of NEON's outstanding convertible preferred stock voting as a separate class; and

         o holders of a majority of NEON's outstanding common stock and convertible preferred stock that are entitled to vote at any annual or special meeting of NEON stockholders, voting together as a single class.

Q: WHO MUST APPROVE THE GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN OR POSTPONE THE NEON SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES, IF NECESSARY?

A: The approval of the holders of a majority of NEON's capital stock present in person or represented by proxy and entitled to vote at any annual or special meeting of NEON stockholders, considered on an as-converted into common stock basis, is required to grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the NEON special meeting, if necessary.

Q:       DO NEON STOCKHOLDERS HAVE DISSENTERS' OR APPRAISAL RIGHTS IN THE
         TRANSACTION?

A: Under Delaware law, holders of NEON outstanding common stock and convertible preferred stock who comply with the governing statutory provisions are entitled to appraisal rights to receive a judicially determined (through the Delaware state courts) fair value for their shares instead of the merger consideration. A copy of the applicable statute is attached to this joint proxy statement/prospectus as Appendix C.

Q:       DO GLOBIX STOCKHOLDERS HAVE DISSENTERS' OR APPRAISAL RIGHTS IN THE
         TRANSACTION?

A:       No.

Q:       WHAT DO I NEED TO DO NOW?

A: You should carefully read and consider the information contained in this joint proxy statement/prospectus. You should then complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares will be represented at your company's special meeting.

         If you are the record holder of NEON shares and you sign, date and mail your proxy card without identifying how you want to vote, your proxy will be voted "FOR" the merger, the merger agreement and the transactions contemplated by the merger agreement, "FOR" the amendment to NEON's certificate of incorporation, "FOR" the amendment to the certificate of designation for the NEON convertible preferred stock and "FOR" the proposal to grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the NEON special meeting, if necessary. Except with respect to the adjournment/postponement proposal as to which a failure to vote will have no effect, if you do not vote, it will have the same effect as a vote "AGAINST" the proposals. You may also vote by appearing at the special meeting and voting in person.

         If you are the record holder of Globix shares and you sign, date and mail your proxy card without identifying how you want to vote, your proxy will be voted "FOR" approval of the issuance of Globix common stock pursuant to the merger, and "FOR" the proposal to grant discretionary authority to adjourn or postpone the Globix special meeting to solicit additional votes to approve the matter considered at the Globix special meeting, if necessary. If you do not vote, you will have no effect on the outcome of these proposals. You may also vote by appearing at the special meeting and voting in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker is not permitted to vote your shares without specific instructions from you. Unless you follow the directions your broker provides you regarding how to instruct your broker to vote your shares, your shares will not be voted. Please check the voting information form used by your broker to see if it offers telephone or Internet voting.

Q:       WHAT IF I FAIL TO INSTRUCT MY BROKER?

A: The broker holding your shares in "street name" may vote the shares only if you provide the broker with appropriate instructions. If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting "broker non-vote" will be counted for the purpose of determining the existence of a quorum at your company's special meeting, but will not be voted on any of the proposals at the special meeting. A broker non-vote will therefore have the same effect as a vote against the proposals being submitted to stockholders at the NEON special meeting. A broker non-vote will not be considered a vote cast at the Globix special meeting and will therefore have no effect on the outcome of the proposals being submitted to stockholders at the Globix special meeting.

Q:       CAN I CHANGE MY VOTE AFTER I MAIL MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at your company's special meeting of stockholders. You can do this in one of three ways. First, you can send a written notice to NEON or Globix, as applicable, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy at the address for NEON on page 45 of this joint proxy statement/ prospectus if you are a NEON stockholder or page 42 of this joint proxy statement/prospectus if you are a Globix stockholder. Third, you can attend your company's special meeting of stockholders and vote in person. Your attendance alone will not revoke your proxy.

Q:       CAN I ATTEND THE SPECIAL MEETING AND VOTE MY SHARES IN PERSON?

A: Yes. You are invited to attend your company's stockholder meeting. If your shares are held in "street name," then you are not the stockholder of record and you must ask the bank, broker, or other nominee holding your shares how you can vote in person at the meeting.

Q:       ARE THERE RISKS THAT I SHOULD CONSIDER IN CONNECTION WITH THE MERGER?

A: Yes. For example, the number of shares of Globix common stock that NEON common stockholders will receive at closing will not change even if the market price of Globix common stock increases or decreases before the completion of the proposed transaction. In evaluating the merger, you should carefully consider this and other factors discussed in the section entitled "Risk Factors," beginning on page 21 of this joint proxy statement/prospectus.

Q: IF I OWN NEON COMMON STOCK WILL I RECOGNIZE A GAIN OR LOSS FOR FEDERAL INCOME TAX PURPOSES ON THE PROPOSED TRANSACTION?

A: It is intended that the merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code. As a result of reorganization treatment, a holder of NEON common stock would not recognize taxable gain or loss as a result of the merger. To review certain federal income tax consequences of the merger to holders of NEON common stock in greater detail, see "The Merger - Material United States Federal Income Tax Consequences," beginning on page 74 of this joint proxy statement/prospectus.

Q: IF I OWN NEON CONVERTIBLE PREFERRED STOCK WILL I RECOGNIZE A GAIN OR LOSS FOR FEDERAL INCOME TAX PURPOSES ON THE PROPOSED TRANSACTION?

A: A holder of NEON convertible preferred stock may recognize gain, but not loss, with respect to cash received in exchange for such stock in the merger. To review certain federal income tax consequences of the merger to holders of NEON convertible preferred stock in greater detail, see "The Merger - Material United States Federal Income Tax Consequences," beginning on page 74 of this joint proxy statement/prospectus.

Q:       WILL I BE ABLE TO TRADE THE GLOBIX COMMON STOCK THAT I RECEIVE IN THE
         MERGER?

A: Yes. The Globix common stock that you will receive in the merger will be freely tradable unless you are an affiliate of Globix or NEON.

Q:       SHOULD I SEND IN MY NEON STOCK OR WARRANT CERTIFICATES NOW?

A: No, you should not send in your stock or warrant certificates with your proxy. You will receive instructions for exchanging your stock or warrant certificates if the merger is consummated.

Q:       WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger promptly after we receive approval by the NEON stockholders at the NEON special meeting and the Globix stockholders at the Globix special meeting, we receive all necessary regulatory approvals and all other conditions in the merger agreement have been met or waived. See "Terms of the Merger Agreement and Related Transactions - Conditions Precedent to Each Party's Obligation to Effect the Merger" beginning on page 90 of this joint proxy statement/prospectus.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you are a Globix stockholder with questions about the merger, how to vote or revoke your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact Mr. James C. Schroeder, Globix's General Counsel at (212) 625-7231.

         If you are a NEON stockholder with questions about the merger, how to vote or revoke your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact Mr. Christopher E. Dalton, NEON's Senior Counsel, at (508) 621-1714.

                                     SUMMARY

         FOR YOUR CONVENIENCE, WE HAVE PROVIDED A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER AS WELL AS OTHER MATTERS TO BE CONSIDERED AT YOUR COMPANY'S STOCKHOLDER MEETING, YOU SHOULD CAREFULLY READ THIS ENTIRE JOINT PROXY STATEMENT/ PROSPECTUS, THE MERGER AGREEMENT WHICH WE HAVE ATTACHED AS APPENDIX A-1 ALONG WITH THE FIRST AMENDMENT TO THE MERGER AGREEMENT WHICH WE HAVE ATTACHED AS APPENDIX A-2 TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 191 OF THIS JOINT PROXY STATEMENT/PROSPECTUS. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THE SUMMARY. IN THIS JOINT PROXY STATEMENT/ PROSPECTUS, "WE," "US" AND "OUR" MAY REFER TO EITHER GLOBIX OR NEON, DEPENDING ON THE CONTEXT IN WHICH THEY ARE USED, AND "YOU" AND "YOUR" REFER TO STOCKHOLDERS OF NEON OR GLOBIX, DEPENDING ON THE CONTEXT IN WHICH THEY ARE USED.

THE COMPANIES (PAGES 96 AND 132)

         GLOBIX CORPORATION

         139 Centre Street
         New York, New York 10013
         (212) 334-8500


         Globix is a provider of application, media and infrastructure management services. Globix provides flexible business solutions which combine skills, support, technology and experience to enable its customers to use the Internet as a way to provide business benefits and sustain a competitive advantage. By managing complex applications, media and infrastructure environments, Globix helps its clients protect Internet revenue streams, improve user satisfaction and reduce technology operating costs and risks. Globix's clients include operating divisions of Fortune 100 companies as well as mid-sized enterprises in a number of vertical markets including media and publishing, technology, financial services, health care and government. Globix and its subsidiaries have operations in New York, NY, London, UK, Santa Clara, CA, Fairfield, NJ, and Atlanta, GA. Globix common stock is traded on the OTC Bulletin Board under the symbol "GBXX.OB". Globix has applied to list its common stock on the American Stock Exchange.


         NEON COMMUNICATIONS, INC.

         2200 West Park Drive
         Westborough, Massachusetts  01581
         (508) 616-7800

         NEON is a facilities-based communications provider, supplying telecommunication services to communications companies and non-carrier customers in the twelve-state Northeast and mid-Atlantic market. NEON is an independent provider of SONET and dense wave division multiplexing ("DWDM") services to a wide range of communications carriers including local, long distance and wireless telephone companies and Internet service providers. NEON also provides services to non-carrier customers such as financial institutions and colleges and universities.

         NEON owns and operates a high bandwidth fiber optic network, consisting of approximately 4,600 route miles and over 218,000 fiber miles. Its network extends from Portland, ME to Washington, D.C. and includes metro and intercity coverage as well as co-location space in a number of large, mid-size and small markets in the Northeast and mid-Atlantic, including Boston, New York, Philadelphia, Newark, Baltimore, Washington, DC, Portland, Portsmouth, Springfield, Worcester, Albany, White Plains, Providence, Hartford, Hackensack, Reston, Vienna, and smaller communities along our network routes.

SPECIAL MEETING OF GLOBIX CORPORATION STOCKHOLDERS (PAGE 39)

         A special meeting of the stockholders of Globix will be held at the offices of Globix at 139 Centre Street, New York, New York on March 3, 2005 at 10:00 a.m., local time. The board of directors of Globix has fixed the close of business on January 19, 2005 as the record date for determining the stockholders entitled to receive this notice, and to vote their shares at the special meeting or any adjournment or postponement of the special meeting.

         There were 16,460,000 shares of Globix common stock issued and outstanding as of the Globix record date, although of these shares of common stock only 16,065,948 shares have been distributed. Of the 16,460,000 shares of common stock deemed issued and outstanding, 229,452 of these shares were placed in reserve in escrow pending the outcome of a class action lawsuit described in "Information About Globix - Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus and are not entitled to vote at the special meeting. Another 164,600 shares of common stock will be distributed following resolution of a shareholder derivative suit filed against Globix and certain of our former officers and directors, as described in "Information About Globix - Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus and are also not entitled to vote. Therefore, although 16,460,000 shares of common stock are deemed issued and outstanding as of the Globix record date, only 16,065,948 shares of common stock are entitled to vote at the meeting. Each holder of Globix common stock is entitled to one vote for each share held.

GLOBIX STOCKHOLDER VOTE REQUIRED FOR THE GLOBIX COMMON STOCK ISSUANCE IN THE MERGER (PAGE 40)

         Globix has submitted an application to list its common stock on the American Stock Exchange. Under the rules of the American Stock Exchange, Globix stockholders must vote to approve the issuance of Globix common stock in connection with the merger in order for Globix and NEON to complete the merger. At the special meeting the Globix stockholders will vote to approve the issuance of Globix common stock in connection with the merger and to grant discretionary authority to adjourn or postpone the Globix special meeting to solicit additional votes to approve the matter considered at the special meeting, if necessary. The listing requirements of the American Stock Exchange and the Globix bylaws require the approval of a majority of votes cast at the Globix special meeting of stockholders by Globix stockholders entitled to vote on the issuance of Globix common stock in connection with the merger. The approval of a majority of votes cast at the Globix special meeting of stockholders by Globix stockholders entitled to vote is required to approve the proposal to grant discretionary authority to adjourn or postpone the special meeting to solicit additional votes to approve the matter considered at the special meeting, if necessary.

SPECIAL MEETING OF NEON COMMUNICATIONS, INC. STOCKHOLDERS (PAGE 43)


         A special meeting of the stockholders of NEON will be held at the offices of Andrews Kurth LLP at 450 Lexington Ave., 15th Floor, New York, New York 10017 on March 3, 2005 at 11:00 a.m., local time. The board of directors of NEON has fixed the close of business on January 19, 2005 as the record date for determining the stockholders entitled to receive this notice, and to vote their shares at the special meeting or any adjournment or postponement of the special meeting.


         There were 16,117,799 shares of NEON common stock and 1,101,887 shares of NEON convertible preferred stock issued and outstanding as of the record date. Each holder of NEON common stock is entitled to one vote per share and each holder of NEON convertible preferred stock is entitled to one vote for each share of NEON convertible preferred stock.

NEON STOCKHOLDER VOTE REQUIRED FOR THE MERGER AND OTHER PROPOSALS (PAGE 44)

         At the special meeting the NEON stockholders will vote on the following four agenda items:

         o to approve and adopt the merger agreement, the merger and the transactions contemplated by the merger agreement;

         o to approve and adopt an amendment to NEON's certificate of incorporation to provide that the merger of a new wholly owned subsidiary of Globix with and into NEON is not a "Liquidation Event" of NEON that would trigger the liquidation provision set forth in the certificate of incorporation which provides that upon the occurrence of a liquidation event all assets of NEON remaining after payment of all liabilities and subject to any preferential payments would be distributed ratably to its common stockholders;

         o to approve and adopt an amendment to the certificate of designation with respect to the NEON's convertible preferred stock to provide that the merger of the new wholly owned subsidiary of Globix with and into NEON is not a "Change of Control" of NEON that would trigger the change of control provisions set forth in the certificate of designation which would require the immediate repurchase of the NEON convertible preferred stock in cash; and

         o to approve the proposal to grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the NEON special meeting, if necessary.

         The required vote for each agenda item is described below.

         APPROVAL OF MERGER

         Under Delaware law and NEON's certificate of incorporation, the affirmative vote by the holders of a majority of NEON's outstanding common stock and convertible preferred stock that are entitled to vote at any annual or special meeting of NEON stockholders, voting together as a single class, is required to approve the merger, the merger agreement and transactions contemplated by the merger agreement.

         APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

         Under Delaware law and NEON's certificate of incorporation, the affirmative vote by the holders of a majority of NEON's outstanding common stock entitled to vote at any annual or special meeting of NEON stockholders voting as a separate class, and the affirmative vote by the holders of a majority of NEON's outstanding common stock and convertible preferred stock that are entitled to vote at any annual or special meeting of NEON stockholders, voting together as a single class, are required to approve the amendment to NEON's certificate of incorporation.

         APPROVAL OF AMENDMENT OF CERTIFICATE OF DESIGNATION


         Under Delaware law and NEON's certificate of incorporation (which includes the certificate of designation), the affirmative vote by the holders of two-thirds of NEON's outstanding convertible preferred stock, voting as a separate class, and the affirmative vote by the holders of a majority of NEON's outstanding common stock and convertible preferred stock that are entitled to vote at any annual or special meeting of NEON stockholders, voting together as a single class, are required to approve the amendment to the certificate of designation for the NEON convertible preferred stock.


         APPROVAL OF PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN OR POSTPONE THE SPECIAL MEETING

         The approval of the holders of a majority of NEON's capital stock present in person or represented by proxy and entitled to vote, is required to approve the proposal to grant discretionary authority to adjourn or postpone the special meeting to solicit additional votes to approve the matters considered at the special meeting.

THE MERGER (PAGE 48)

         The merger agreement provides that a new wholly owned subsidiary of Globix will merge with and into NEON. NEON will be the surviving corporation in the merger and will become a wholly owned subsidiary of Globix.

         RECOMMENDATION OF GLOBIX'S BOARD OF DIRECTORS AND REASONS FOR THE MERGER (PAGE 55)

         The Globix board of directors (with one director, Mr. Lampe, abstaining) has determined that the merger is advisable and in the best interests of Globix and its stockholders. The Globix board of directors (with one director, Mr. Lampe, abstaining) recommends that Globix stockholders vote "FOR" the proposed issuance of Globix common stock in connection with the merger and the other proposal.

         See "The Merger -- The Globix Special Committee's and Globix's Reasons for the Merger" beginning at page 54 of this joint proxy statement/prospectus for reasons supporting the decision of the Globix board of directors.

         OPINION OF GLOBIX'S FINANCIAL ADVISOR  (PAGE 55)

         Needham & Company, Inc. has delivered an opinion to a special committee of the Globix board of directors, dated September 28, 2004, that, as of that date and based on and subject to the matters described in its opinion, the common stock exchange ratio was fair to the holders of Globix common stock from a financial point of view. See "The Merger - Opinion of Globix's Financial Advisor" beginning on page 55 of this joint proxy statement/prospectus. The full text of the written opinion of Needham & Company is attached to this joint proxy statement/prospectus as Appendix D. Globix stockholders should read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken in delivering the opinion. The Needham & Company opinion is addressed to the special committee of the Globix board of directors and does not constitute a recommendation to any Globix stockholder as to how that stockholder should vote or act on any matter relating to the merger.

         RECOMMENDATION OF NEON'S BOARD OF DIRECTORS AND REASONS FOR THE MERGER (PAGE 62)

         The NEON board of directors (with one director, Mr. Lampe, abstaining, and as to the first amendment, with two directors, Messrs. Lampe and Grubin, abstaining) has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement and the proposed amendments to NEON's certificate of incorporation and certificate of designation for NEON convertible preferred stock are advisable and in the best interests of NEON and its stockholders. The NEON board of directors (with one director, Mr. Lampe, abstaining), recommends that NEON stockholders vote "FOR" the proposal to approve and adopt the merger, the merger agreement and the transactions contemplated by the merger agreement and each of the other proposals.

         See "The Merger -- The NEON Special Committee's and NEON's Reasons for the Merger" beginning on page 61 of this joint proxy statement/prospectus for the reasons supporting the NEON board of directors' recommendations.

         OPINION OF NEON'S FINANCIAL ADVISOR  (PAGE 63)

         Adams Harkness, Inc. (f/k/a Adams, Harkness & Hill, Inc.) provided a fairness opinion to the NEON special committee and the board of directors on July 16, 2004 that, as of that date and based on and subject to the matters described in its written opinion, the proposed consideration to be received by the common stockholders of NEON in the merger was fair to the common stockholders of NEON from a financial point of view. On October 8, 2004 Adams Harkness provided an affirmation of its fairness opinion. See "The Merger - Opinion of NEON's Financial Advisor" beginning on page 63 of this joint proxy statement/prospectus. The full text of the written opinion of Adams Harkness dated July 16, 2004 is attached to this joint proxy statement/prospectus as Appendix E. A copy of the affirmation letter dated October 8, 2004 is attached to this joint proxy statement/prospectus as Appendix F. NEON stockholders should read the opinion and the affirmation letter in their entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken in delivering the opinion. Adams Harkness' opinion and affirmation letter are directed to the NEON special committee and the board of directors and do not constitute a recommendation to any NEON stockholder as to any matter relating to the merger.

         WHAT NEON STOCKHOLDERS WILL RECEIVE IN THE MERGER (PAGE 83)

         In the merger, you will receive Globix common stock for each share of NEON common stock that you own and a combination of cash and a new class of Globix convertible preferred stock to be created in connection with the merger for each share of NEON convertible preferred stock that you own. In the case of NEON common stock, each share is exchangeable for 1.2748 shares of Globix common stock. In the case of NEON convertible preferred stock, each share is exchangeable for (a) $3.75 in cash and (b) 2.08333 shares of Globix convertible preferred stock, treating all accrued and unpaid dividends on the NEON convertible preferred stock as if paid in additional shares of NEON convertible preferred stock immediately prior to the merger.

         Following the merger, based on 16,460,000 outstanding shares of Globix common stock as of December 31, 2004, and assuming the issuance of an additional 4,545,455 shares of Globix common stock in a debt-for-equity exchange that is a condition to the merger and is described in the section entitled "Terms of the Merger Agreement and Related Transactions - Debt-for-Equity Exchange" beginning on page 94 of this joint proxy statement/ prospectus, NEON common stockholders would beneficially own approximately 56.7% of the outstanding shares of common stock of the combined company (ignoring current cross ownership between the holders of Globix and NEON common stock, as further described in the section entitled "The Merger - Interests of Certain Persons in the Merger" beginning on page 71 of this joint proxy statement/prospectus) and current Globix common stockholders known to Globix would beneficially own approximately 76.4% of the outstanding shares of common stock of the combined company (due to current cross ownership). The foregoing ownership percentages do not include the shares of NEON convertible preferred stock that are beneficially owned by certain common stockholders of NEON and that will be exchanged for Globix convertible preferred stock in the merger or currently exercisable options or warrants (other than the Class A warrants) held by NEON or Globix common stockholders. See "Securities Ownership of Certain Beneficial Owners and Management of Globix Following The Merger" beginning on page 169 of this joint proxy statement/prospectus for a more complete description of the beneficial ownership of Globix management, the Globix board of directors and owners of more than 5% of Globix common stock following the completion of the merger.

         TREATMENT OF NEON OPTIONS AND WARRANTS (PAGE 84)

         Each option to acquire NEON common stock granted under NEON's stock plans or otherwise granted by NEON that is outstanding and unexercised immediately prior to the effective time of the merger will be modified and become an option to purchase Globix common stock. At the effective time of the merger, Globix will modify NEON's options to provide for the purchase of Globix common stock, adjusting the number of shares issuable upon exercise and the exercise price of such option to reflect the exchange ratio in the merger applicable to the NEON common stock underlying such NEON option. The duration and other terms of each such modified option, including the vesting schedule (with credit for options already vested), will be the same as under the prior NEON stock option.


         NEON has three types of outstanding warrants: Class A warrants, redeemable preferred stock warrants and warrants for NEON common stock issued to Communications Technology Advisors LLC ("CTA"), which we refer to as "CTA warrants". Each Class A warrant entitles the holder to purchase one share of the NEON common stock, subject to any anti-dilution adjustments, for $0.01 per share on or before December 20, 2012. Prior to the exercise of the Class A warrants, holders do not have any rights as stockholders of NEON and will not be entitled to vote on the matters considered at the NEON special meeting in their capacity as holders of Class A warrants. The Class A warrants will be exercised immediately prior to the merger or will be converted into shares of Globix common stock in the merger. The redeemable preferred stock warrants will expire upon the merger in accordance with their terms. At the effective time of the merger, Globix will replace the CTA warrants with warrants to purchase Globix common stock, adjusting the number of shares issuable upon exercise and the exercise price of such warrants to reflect the exchange ratio in the merger applicable to the NEON common stock.


         TOTAL CONSIDERATION GLOBIX WILL PAY (PAGE 83)


         In the merger, Globix will issue or reserve for issuance a total of up to approximately 31.0 million shares of Globix common stock to be allocated among NEON's outstanding shares of common stock and outstanding warrants and options to purchase NEON common stock. In the merger, Globix will issue a new class of convertible preferred stock to be created in connection with the merger to the holders of NEON convertible preferred stock and also pay $3.75 in cash per share of outstanding NEON convertible preferred stock, treating all accrued and unpaid dividends on the NEON convertible preferred stock as if paid in additional shares of NEON convertible preferred stock immediately prior to the merger. Globix will reserve a sufficient number of shares of Globix common stock for issuance upon conversion of the Globix convertible preferred stock. Assuming a February 28, 2004 closing date, Globix would pay approximately $5.3 million in cash and issue a total of up to approximately 2,966,800 shares of Globix convertible preferred stock, having an aggregate liquidation value of approximately $10.6 million, to the holders of NEON convertible preferred stock.

         EXCHANGE OF NEON CERTIFICATES (PAGE 85)

         After the merger occurs, the exchange agent will send a letter to NEON stockholders that will provide instructions on exchanging your NEON stock certificates for Globix stock certificates. PLEASE DO NOT SEND ANY STOCK CERTIFICATES TO ANY TRANSFER AGENT AT THIS TIME.

         APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS (PAGE 79)

         The holders of Globix stock do not have dissenters' rights or appraisal rights in connection with the merger.

         ANY NEON STOCKHOLDER WHO OBJECTS TO THE MERGER IS PERMITTED BY DELAWARE LAW TO SEEK RELIEF AS A DISSENTING STOCKHOLDER AND HAVE THE "FAIR VALUE" OF ITS SHARES OF NEON COMMON STOCK AND CONVERTIBLE PREFERRED STOCK DETERMINED BY A COURT AND PAID IN CASH.

         If you are a NEON stockholder and wish to dissent, you must deliver to NEON, prior to the vote on the merger at the special meeting, a written demand for appraisal of your shares. You also must not vote in favor of the merger agreement. To not vote in favor of the merger agreement, you can either:

         o        vote "no" in person at the special meeting or by proxy;

         o        abstain from voting;

         o        fail to vote; or

         o if you returned a duly executed proxy, revoke your proxy prior to the special meeting.

         The relevant provisions of Delaware law are technical in nature and complex. If you wish to exercise appraisal rights and obtain appraisal of the fair value of your shares, you may wish to consult with legal counsel, because the failure to comply strictly with these provisions may result in waiver or forfeiture of your appraisal rights.

         Beneficial owners of NEON common stock or NEON convertible preferred stock, whose shares are held of record by another person, such as a bank, broker or nominee, and who wish to seek appraisal, should instruct the record holder to follow the appraisal procedures of Delaware law.

         A COPY OF THE RELEVANT SECTION OF DELAWARE LAW GOVERNING THIS PROCESS IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

         VOTING OF PROXIES AT THE SPECIAL MEETINGS (PAGES 40 AND 45)

         Properly executed proxies received prior to or at your company's meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instruction is indicated, then unless the shares covered by the proxy are in a brokerage account, such proxies will be voted for each proposal at your company's special meeting. If you submit a proxy that indicates an abstention from voting in all matters, your shares will be counted as present for the purpose of determining the existence of a quorum at the special meeting, but they will not be voted on any matter at the special meeting. Consequently, if you are a NEON stockholder your abstention will have the same effect as a vote against each proposal at the NEON special meeting. If your proxy indicates an abstention only as to a particular proposal, that abstention will have the same effect as a vote against that particular proposal only. If you are a Globix stockholder your abstention will have no effect on the outcome of the proposals at the Globix special meeting.

         If you hold your shares of Globix common stock or NEON common stock or convertible preferred stock in a brokerage account, the broker holding such shares in "street name" may vote the shares only if you provide the broker with appropriate instructions. If an executed proxy statement is returned to your company by a broker holding shares of your company's common stock or convertible preferred stock in street name, which indicates that the broker does not have discretionary authority to vote on one or more of the agenda items for the special meeting, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of or against the applicable proposal.

         INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 71)

         In addition to their interests as stockholders, some of the directors and officers of NEON and of Globix may have interests in the merger that are different from, or in addition to, your interests. All officers and directors of NEON, including Mr. Courter, have stock option agreements (and an employment agreement in the case of Mr. Courter) that provide that, upon a change of control of NEON, including a transaction such as the merger, their unvested options will accelerate and become fully vested and exercisable. Options to purchase approximately 839,677 shares of NEON common stock held by NEON's officers and directors at a weighted average exercise price of $5.13 per share will be fully vested and exercisable immediately prior to the completion of the merger.

         Pursuant to the merger agreement, Messrs. Barr, Cecin, Courter and Forsgren, currently members of the board of directors of NEON, will join the nine member board of directors of Globix, and Mr. Lampe, currently a member of the board of directors of both NEON and Globix, will remain on the board of directors of Globix. Messrs. Stevenson, Herzig, Singer and Steele, currently members of the board of directors of Globix, will continue to serve on the board of directors of Globix. In addition, Globix will indemnify the officers and directors of NEON for events occurring before and in connection with the merger and will continue NEON's directors' and officers' liability insurance coverage and fiduciary liability insurance coverage for at least five years after the merger.

         Certain NEON stockholders who are affiliated with directors of NEON and/or Globix beneficially own a significant number of NEON securities and a significant number of Globix securities. Some of these significant stockholders include LC Capital Master Fund Ltd., Loeb Partners Corp. and three trusts for the benefit of the children of the brother of Mr. Singer, who is the non-executive chairman of the board of directors of Globix, which we refer to collectively as the "Singer Trusts." See "The Merger - Interests of Certain Persons in the Merger" beginning on page 71 of this joint proxy statement/prospectus.

         CTA provides consulting and business development services to NEON. Additionally, under a letter agreement between NEON and CTA, CTA agreed to provide merger and acquisition advice and opportunities to NEON for a success fee. CTA has agreed to waive this fee in relation to the merger. NEON has issued warrants for its common stock to certain current and former affiliates of CTA and to certain of such affiliates' designees as payment for CTA's services. One of CTA's employees, Wayne Barr, Jr., serves on NEON's board of directors and Mr. Barr will serve on the Globix board of directors following the merger. A current director of NEON, Mr. Peter Aquino, was affiliated with CTA at the time NEON's board of directors approved the merger.

         CTA also provides consulting and business development services to Globix. Under a letter agreement between Globix and CTA, CTA is entitled to a success fee if Globix consummates a sale, merger or a similar transaction with CTA's assistance. CTA has agreed to waive this fee in relation to the merger. Certain affiliates of CTA, including Mr. Barr, hold warrants exercisable for 500,000 shares of Globix common stock at $3.00 per share through March 13, 2013, which were purchased for $25,000. See "Description of Globix Capital Stock - Description of Globix Warrants" beginning on page 130 of this joint proxy statement/prospectus.

         The NEON board of directors and special committee and the Globix board or directors and special committee were aware of and discussed these potentially conflicting interests when they approved the merger.

         WHAT IS NEEDED TO COMPLETE THE MERGER (PAGE 90)

         Several conditions must be satisfied before the merger will be completed. These include:

         o adoption of the merger, the merger agreement and the transactions contemplated by the merger agreement by the NEON stockholders as described above;

         o approval of the amendments to NEON's certificate of incorporation and certificate of designation for the NEON convertible preferred stock by the NEON stockholders;

         o approval of the issuance of Globix common stock in connection with the merger by the Globix stockholders;

         o approval of the merger in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended;

         o Globix's 11% senior note holders exchange $12.5 million in principal and accrued interest of Globix's 11% senior notes for approximately 4,545,455 shares of Globix common stock;

         o the holders of 90% or more of the NEON Class A warrants exercise their Class A warrants and the Class A warrant agreement is amended to provide for the conversion of NEON Class A warrants into shares of Globix common stock in the merger; and

         o other contractual conditions set forth in the merger agreement.

         If the law permits, Globix or NEON may each waive conditions for their benefit and their stockholders' benefit and complete the merger even though one or more of these conditions has not been met. NEON's stockholder approval of the merger, the merger agreement and the transactions contemplated by the merger agreement cannot be waived. We cannot assure you that the conditions will be satisfied or waived or that the merger will occur.

         TERMINATION OF THE MERGER AGREEMENT (PAGE 92)

         Globix and NEON may mutually agree at any time to terminate the merger agreement without completing the merger, even if the NEON stockholders have approved it. Also either company may decide, without the consent of the other, to terminate the merger agreement, subject to a variety of conditions, in a number of circumstances. These circumstance include, among others:

         o        certain breaches under the merger agreement;

         o any court or governmental entity issuing a final order or judgment preventing completion of the merger;

         o        NEON stockholders not approving the merger;

         o Globix stockholders not approving the issuance of Globix common stock in the merger;

         o the board of directors of NEON having recommended to its stockholders an alternative sale or business transaction or having withdrawn its recommendation of the merger (permitting Globix to terminate) or having approved an agreement with respect to such transaction (permitting NEON to terminate);

         o the board of directors of Globix having recommended to its stockholders an alternative sale or business transaction or having withdrawn its recommendation with respect to the issuance of Globix common stock in connection with the merger (permitting NEON to terminate) or having approved an agreement with respect to such transaction (permitting Globix to terminate); or

         o the merger not having been completed by January 17, 2005, which is 150 days from August 20, 2004, the expiration date of the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Generally, each company has agreed to pay its own fees and expenses if the merger is not completed. NEON and Globix have also agreed that all expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus and the registration statement of which it is a part and the Hart-Scott-Rodino filing would be borne equally by Globix and NEON if the merger agreement is terminated. No specific termination or similar fees are imposed on a party terminating the merger agreement.

         AMENDMENT OF NEON'S CERTIFICATE OF INCORPORATION (PAGE 95)

         Before completing the merger and after receiving the requisite vote, NEON will file an amendment to its certificate of incorporation to amend the liquidation provision to exclude the merger from the definition of "Liquidation Event" in the certificate of incorporation. NEON's certificate of incorporation currently provides that upon the occurrence of a liquidation event (including a transaction such as the merger), all assets of NEON remaining after payment of all liabilities and subject to any preferential payments would be distributed ratably to its common stockholders.

         See "Approval of Amendment of NEON's Certificate of Incorporation" beginning on page 95 of this joint proxy statement/prospectus for a description of the effect of this amendment.

         AMENDMENT OF NEON'S CERTIFICATE OF DESIGNATION (PAGE 95)

         Before completing the merger and after receiving the requisite vote, NEON will file an amendment to the certificate of designation for the NEON convertible preferred stock to provide that the merger is not a "Change of Control" of NEON that would trigger the change of control provisions in the certificate of designation and would require the immediate repurchase by NEON of the NEON convertible preferred stock in cash.

         See "Approval of Amendment of NEON's Certificate of Designation" beginning on page 95 of this joint proxy statement/prospectus for a description of the effect of this amendment.

         DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (PAGE 179)

         When the merger is completed, holders of NEON common stock and convertible preferred stock will become holders of Globix common stock and convertible preferred stock. Their rights after the merger will be governed by the Globix certificate of incorporation and bylaws rather than the NEON certificate of incorporation and bylaws, but will continue to be governed by Delaware law. See "Comparison of Stockholders Rights" beginning on page 179 of this joint proxy statement/prospectus.

         U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 74)


         The merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. As a result, neither Globix, NEON nor the newly formed wholly owned subsidiary of Globix to be merged with and into NEON will recognize gain or loss as a result of the merger. Holders of NEON common stock, Class A warrants, and CTA warrants will not recognize gain or loss as a result of their exchange of those securities for shares of Globix common stock(or with respect to CTA warrants, for Globix warrants) in the merger. Holders of NEON convertible preferred stock may recognize gain, but not loss, with respect to their receipt of cash in exchange for their shares of NEON convertible preferred stock, but such holders will not recognize gain or loss with respect to their receipt of Globix convertible preferred stock in exchange for shares of NEON convertible preferred stock in the merger. See "The Merger - Material United States Federal Income Tax Consequences" beginning on page 74 of this joint proxy statement/prospectus for greater detail.


         YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL EXPLANATION OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

         ACCOUNTING TREATMENT (PAGE 73)


         The merger will be accounted for using the purchase method of accounting and Globix will be deemed the acquirer for accounting and financial reporting purposes. Under the purchase method of accounting, the purchase price in the merger will be allocated among the NEON assets acquired and the NEON liabilities assumed to the extent of their fair market value. The excess of the fair value of the identifiable net assets acquired over NEON's purchase price (i.e., negative goodwill) will be reduced by assigning it on a pro-rated basis to the estimated fair value of all identified noncurrent acquired assets.


         GOVERNMENTAL AND REGULATORY APPROVALS (PAGE 73)

         The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and its related rules and regulations prohibit Globix and NEON from completing the merger until Globix and NEON each file notifications with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the HSR Act waiting period requirements have been satisfied. Globix and NEON each filed HSR Act notifications with the Federal Trade Commission and the Antitrust Division on August 13, 2004, and the waiting period was terminated on August 20, 2004.

         Several of NEON's subsidiaries have authorizations from certain states in the Northeast and mid-Atlantic regions to be competitive local exchange carriers, or CLECs. NEON and Globix must request approval of the merger from the applicable agencies of some of these states and must notify the applicable agencies of the other states of the merger. NEON and Globix have filed all applicable documents required to be filed prior to completion of the merger to either seek authorization of the proposed merger or to give notification of the proposed merger.

          SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                             FINANCIAL INFORMATION

         The following selected unaudited pro forma consolidated combined financial information has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Consolidated Financial Information and related notes included in this joint proxy statement/prospectus on page 174. This information is based on the historical consolidated balance sheets and related historical consolidated statements of operations of Globix and the historical consolidated balance sheets and related historical consolidated statements of operations of NEON, using the purchase method of accounting for business combinations. Due to different fiscal year ends for Globix and NEON, the unaudited pro forma condensed combined consolidated statement of operations data combines the audited historical consolidated statement of operations data of Globix for the year ended September 30, 2004 with the unaudited historical consolidated statement of operations data of NEON for the twelve months ended September 30, 2004, giving effect to the merger as if it had occurred on October 1, 2003.

         This information is for illustrative purposes only. The companies might have performed differently had they been combined as of the dates for which information is presented. You should not rely on the unaudited pro forma condensed combined consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                                                                 TWELVE MONTH
                                                                 PERIOD ENDED
                                                              SEPTEMBER 30, 2004
                                                              ------------------
                                                                 (IN THOUSANDS,
                                                                  EXCEPT PER
                                                                  SHARE DATA)
                                                              ------------------

PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF
OPERATIONS DATA (UNAUDITED):

Revenue, net                                                  $     107,741
Loss from operations                                                (39,177)
Loss before income tax benefit (expense) and
     extraordinary item                                             (46,191)
Net loss before extraordinary item                                  (44,903)
Net loss                                                            (42,973)
Net loss attributable to common stockholders                        (43,290)
Basic and diluted loss per share                                      (0.89)


                                                              SEPTEMBER 30, 2004
                                                              ------------------
                                                                (IN THOUSANDS)
                                                              ------------------
PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
DATA (UNAUDITED):
Cash, cash equivalent, short-term investments and
     marketable securities                                    $      26,242
Restricted cash and investments                                      12,993
Working capital                                                      12,914
Total assets                                                        279,699
Current portion of long-term debt                                       555
Long-term debt, less current portion                                 82,778
6% cumulative convertible preferred stock                            12,295
Stockholders' equity                                                120,864

               COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

         The following table presents specified historical per share data of Globix and NEON and combined per share data on an unaudited pro forma basis after giving effect to the merger. This data is derived from, and should be read in conjunction with, the separate historical consolidated financial statements of NEON and the separate historical consolidated financial statements of Globix, each included in this joint proxy statement/prospectus, as well as the unaudited pro forma condensed combined consolidated financial statements included in this joint proxy statement/prospectus. The unaudited pro forma combined per share data do not necessarily indicate the operating results that would have been achieved had the merger been completed as of the beginning of the earliest period presented and should not be taken as representative of future operations. The results might have been different if the companies had always been combined.

         The number of shares used in the calculations assumes that all NEON shares of common stock outstanding as of December 7, 2004, including shares issuable upon exercise of the NEON Class A warrants, are converted into shares of Globix common stock at the exchange ratio of 1.2748 and the issuance of 4,545,455 shares of Globix common stock in the debt-for-equity exchange in connection with the merger.

         The unaudited pro forma combined book value per share represents Globix's historical book value as adjusted for the fair value and number of shares issued in connection with the merger. Tangible book value per share represents Globix's historical tangible book value as adjusted for the fair value and number of shares issued in connection with the merger and the estimated goodwill and other intangible assets recorded in connection with the merger.

         The NEON pro forma equivalent amounts are calculated by multiplying the unaudited pro forma combined amounts by the exchange ratio of 1.2748.

         The information in the following table is based on, and should be read together with, the historical financial information that Globix and NEON have presented in this joint proxy statement/prospectus beginning on page F-1 and F-42, respectively.

                                      -------------------------------------------------------------------------------
                                                      HISTORICAL                              PRO FORMA
                                      --------------------------------------    -------------------------------------
                                                                  NEON
                                           GLOBIX            AS OF AND FOR
                                       AS OF AND FOR           THE TWELVE
                                       THE YEAR ENDED         MONTHS ENDED
                                        SEPTEMBER 30,         SEPTEMBER 30,                                NEON
                                            2004                 2004               GLOBIX              EQUIVALENT
                                      -----------------     ----------------    ----------------    ----------------
Net loss per share:
  Basic and diluted                       $   (2.51)            $  (0.27)           $  (0.89)          $    (1.13)
Book value per common share at
     period end                           $    1.03             $   7.35            $   2.49           $     3.17
Tangible book value per share at
    period end                            $    0.56             $   7.35            $   2.25           $     2.87

---------------
      Neither Globix nor NEON pays any dividends on its shares of common stock.

                   MARKET PRICE DATA AND DIVIDEND INFORMATION

         Globix common stock is quoted on the OTC Bulletin Board under the symbol "GBXX.OB." Quotations on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Globix has submitted an application to have its shares of common stock listed on the American Stock Exchange.

         The following table sets forth the high and low closing sale prices for Globix common stock as reported on the OTC Bulletin Board for the periods indicated:

        ------------------------------- -------------------------------------- ----------------------------
                  Fiscal 2003                           High                               Low
                ---------------                       ---------                          -------
        ------------------------------- -------------------------------------- ----------------------------
        First Quarter (commencing
        10/31/02(1)..................                  $2.50                             $1.25
        ------------------------------- -------------------------------------- ----------------------------
        Second
        Quarter......................                   2.95                              2.00
        ------------------------------- -------------------------------------- ----------------------------
        Third
        Quarter......................                   3.10                              1.70
        ------------------------------- -------------------------------------- ----------------------------
        Fourth
        Quarter......................                   3.25                              2.66
        ------------------------------- -------------------------------------- ----------------------------


        ------------------------------- -------------------------------------- ----------------------------
                  Fiscal 2004                           High                               Low
                ---------------                       ---------                          -------
        ------------------------------- -------------------------------------- ----------------------------
        First
        Quarter......................                  $5.05                             $2.55
        ------------------------------- -------------------------------------- ----------------------------
        Second
        Quarter......................                   4.65                              2.70
        ------------------------------- -------------------------------------- ----------------------------
        Third
        Quarter......................                   4.00                              2.30
        ------------------------------- -------------------------------------- ----------------------------
        Fourth Quarter...............                   3.37                              2.60
        ------------------------------- -------------------------------------- ----------------------------



        ------------------------------- -------------------------------------- ----------------------------
                  Fiscal 2005                           High                               Low
                ---------------                       ---------                          -------
        ------------------------------- -------------------------------------- ----------------------------
        First Quarter (through
        February 4, 2005)............                  $3.95                             $2.51
        ------------------------------- -------------------------------------- ----------------------------


 (1) Globix common stock outstanding immediately prior to the effective date of the plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code, April 25, 2002, was cancelled as of the effective date of such plan. The first reported trade of our common stock following the effective date of the plan of reorganization occurred on October 31, 2002.

         On February 4, 2005, there were 337 record holders of Globix stock. In addition, the plan of reorganization provides that the 268 record holders of the common stock of Globix on the effective date of the plan will be entitled to receive, in exchange for claims in respect of such stock, their pro rata portion (which, under the terms of the Globix plan of reorganization, may be equal to zero) of 164,600 shares of the common stock following the effective date. While the distribution of these shares will not occur until the resolution of the stockholders' class action suit described in "Information About Globix - Business - Legal Proceedings," we estimate that the total number of holders of our common stock following this distribution will be approximately 431.

         On July 16, 2004, the business day before the public announcement that Globix and NEON had entered into the merger agreement, the closing price per share of Globix common stock on the OTC Bulletin Board was $2.85. On February 4, 2005, the latest practicable trading day before the printing of this joint proxy statement/prospectus, the closing price per share of Globix common stock on the OTC Bulletin Board was $3.90.


         Because the market price of Globix common stock is subject to fluctuation, the market value of the shares of Globix common stock that holders of NEON common stock will receive in the merger may increase or decrease prior to and following the vote on the merger. We urge stockholders to obtain current market quotations for Globix common stock. We cannot assure you of the future prices or trading markets for Globix common stock. The Globix convertible preferred stock to be issued in the merger is not currently traded in any securities market.

NEON MARKET PRICE DATA


         Neither NEON's common stock nor its convertible preferred stock is traded in any securities market. On January 12, 2005, there were 154 record holders of NEON common stock and 46 record holders of NEON convertible preferred stock.


DIVIDEND INFORMATION

         Neither Globix nor NEON has ever paid any cash dividends on its shares of common stock. Under the merger agreement, each company has agreed not to pay dividends pending the completion of the merger, without the written consent of the other, except that NEON may pay accrued but unpaid dividends on its convertible preferred stock in additional shares of NEON convertible preferred stock. The Globix board of directors presently intends to retain all earnings for use in its business and has no present intention to pay cash dividends before or after the merger, except that it will retain the option to pay accrued dividends on the Globix convertible preferred stock issued in the merger in additional shares of Globix convertible preferred stock.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This joint proxy statement/prospectus contains forward-looking statements about the merger, Globix and NEON within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements containing the words "believes," "expects," "anticipates," "estimates," "plans," "projects," "predicts," "intends," "seeks," "will," "may," "should," "would," "continues" and similar expressions, or the negative of these terms, constitute forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect. These risks include those discussed in the section entitled "Risk Factors" beginning on page 21 of this joint proxy statement/prospectus. Such risks, uncertainties and changes in condition, significance, value and effect could cause Globix's or NEON's actual results to differ materially from those anticipated events. In evaluating the merger agreement and the merger for purposes of the NEON special meeting and the issuance of Globix common stock in the merger for purposes of the Globix special meeting, you should carefully consider the discussion of risks and uncertainties discussed in the section entitled "Risk Factors" beginning on page 21 of this joint proxy statement/prospectus as well as elsewhere in this document.

         All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Globix or NEON or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulations, Globix and NEON undertake no obligation to update such forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in Globix's reports and documents filed with the Securities and Exchange Commission.

                                  RISK FACTORS

         IN THE MERGER, NEON COMMON STOCKHOLDERS WILL RECEIVE SHARES OF GLOBIX COMMON STOCK IN EXCHANGE FOR THEIR SHARES OF NEON COMMON STOCK AND NEON PREFERRED STOCKHOLDERS WILL RECEIVE GLOBIX CONVERTIBLE PREFERRED STOCK AND CASH IN EXCHANGE FOR THEIR SHARES OF NEON CONVERTIBLE PREFERRED STOCK. BY VOTING IN FAVOR OF THE ISSUANCE OF GLOBIX COMMON STOCK IN CONNECTION WITH THE MERGER, GLOBIX STOCKHOLDERS WILL BE VOTING FOR A BUSINESS COMBINATION WITH NEON. BEFORE DECIDING WHETHER OR NOT TO APPROVE THE MERGER AND THE OTHER PROPOSALS, BOTH NEON STOCKHOLDERS AND GLOBIX STOCKHOLDERS SHOULD CONSIDER THE FOLLOWING RISKS AND UNCERTAINTIES THAT ARE APPLICABLE TO THE MERGER, GLOBIX AND NEON. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, NEON STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO VOTE IN FAVOR OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND THE OTHER PROPOSALS AND GLOBIX STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO VOTE IN FAVOR OF THE ISSUANCE OF GLOBIX COMMON STOCK IN CONNECTION WITH THE MERGER. YOU ALSO SHOULD KEEP THE FOLLOWING RISK FACTORS IN MIND WHEN YOU READ FORWARD-LOOKING STATEMENTS IN THIS JOINT PROXY STATEMENT/PROSPECTUS. PLEASE REFER TO THE SECTION ENTITLED "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS" BEGINNING ON PAGE 20 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                           MERGER RELATED RISK FACTORS

THE EXCHANGE RATIO FOR GLOBIX COMMON STOCK THAT HOLDERS OF NEON COMMON STOCK WILL RECEIVE IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN THE PRICE OF GLOBIX COMMON STOCK.


         Holders of NEON common stock will receive 1.2748 shares of Globix common stock for each share of NEON common stock owned. The exchange ratio for NEON common stock is fixed and will not be adjusted for any increase or decrease in the market price of Globix common stock. Accordingly, the specific dollar value of Globix common stock to be received by NEON common stockholders in the merger will depend on the market value of Globix common stock at the time of the merger. The market price of Globix common stock may decline, causing the value of the consideration received by NEON common stockholders in the merger to decline. Globix common stock is thinly traded on the OTC Bulletin Board. The market price of Globix common stock is extremely volatile and has fluctuated over a wide range. From August 31, 2003 to February 4, 2005, Globix common stock traded as high as $5.10 per share and as low as $2.00 per share. From July 16, 2004, the last trading day prior to the date on which the merger was announced, through February 4, 2005, the price of Globix common stock has fluctuated between $2.50 and $3.95.


         In addition, there will be a period between the completion of the merger and the time at which former NEON stockholders receiving stock consideration actually receive certificates evidencing Globix common stock. Accordingly, the value of the Globix common stock NEON stockholders actually receive may be more or less than the value of Globix common stock at the effective time of the merger resulting from the exchange. Until stock certificates are received, NEON stockholders will not be able to sell their Globix shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of the Globix common stock during this period. Fluctuations in Globix's quarterly and annual results may affect the market price for Globix common stock and there are a number of factors that may affect Globix's future quarterly and annual results of operations. See "Risk Factors - Risk Factors Related to Globix," beginning on page 25 of this joint proxy statement/prospectus.

NEON IS NOT PERMITTED TO TERMINATE THE MERGER DUE TO A DECREASE IN GLOBIX'S STOCK PRICE.

         NEON is not permitted to terminate the merger solely due to decreases in Globix's stock price, even if those fluctuations would materially affect the value of the consideration NEON stockholders will receive in the merger.

DIRECTORS AND OFFICERS OF NEON AND GLOBIX MAY REAP MORE BENEFITS FROM THE MERGER THAN ARE AVAILABLE TO STOCKHOLDERS OF NEON OR GLOBIX IN GENERAL, DUE TO CROSS OWNERSHIP OF INTERESTS IN THE COMPANIES BY CERTAIN DIRECTORS OR BECAUSE OF OTHER INTERESTS THAT DIRECTORS AND OFFICERS HAVE OR BENEFITS THAT ARE AVAILABLE TO THEM. AS A RESULT, DIRECTORS AND OFFICERS OF NEON AND GLOBIX HAVE CONFLICTS OF INTEREST THAT MAY HAVE INFLUENCED THEIR DECISIONS TO APPROVE THE MERGER.

         When considering the NEON board of directors' recommendation of the merger, the merger agreement and the transactions contemplated by the merger agreement and the other proposals and the Globix board of directors' recommendation of the issuance of Globix common stock in the merger, you should consider that some directors and executive officers of NEON and Globix have interests in the merger and the other proposals that are in addition to, or different from, their interests as NEON stockholders or Globix stockholders, as the case may be. These interests are described in the section entitled "The Merger -- Interests of Certain Persons in the Merger," beginning on page 71 of this joint proxy statement/prospectus.

         These interests include:

         o        CROSS OWNERSHIP. Two directors of NEON (Mr. Lampe and Mr.
                  Grubin) are affiliated with entities that own interests in Globix, while two directors of Globix (Mr. Lampe and Mr. Singer) are affiliated with entities that also own interests in NEON. These entities together own approximately 41.5% of the NEON common stock and 47.1% of the NEON convertible preferred stock as of December 1, 2004. In the case of Mr. Singer, who is the non-executive chairman of the board of Globix, the affiliated entities are three trusts for the benefit of the children of his brother, which we refer collectively as the "Singer Trusts." Various other significant stockholders of NEON own common stock of Globix. The interests of stockholders with cross ownership in Globix and NEON in completing the merger may be different from the interests of other NEON or Globix stockholders.

         o DEBT-FOR-EQUITY EXCHANGE. LC Capital Master Fund Ltd. and the Singer Children's Management Trust, one of the Singer Trusts, are entitled to participate in the Globix debt-for-equity exchange which is described in more detail in the section entitled "Terms of the Merger Agreement and Related Transactions - Debt-for-Equity Exchange" beginning on page 94 of this joint proxy statement/prospectus.

         o OFFICER AND DIRECTOR BENEFITS. All officers and directors of NEON, including Mr. Courter, have stock option agreements (and an employment agreement in the case of Mr. Courter) that provide that, upon a change of control of NEON, including a transaction such as the merger, their unvested options will accelerate and become fully vested and exercisable.

         o BOARD OF DIRECTORS AND MANAGEMENT OF GLOBIX. Four of NEON's current directors, Messrs. Courter, Barr, Cecin and Forsgren, will become directors of Globix in the merger and one of NEON's current directors, Mr. Lampe, is also a director of Globix and will remain on the Globix board of directors following the merger. Four of Globix's current directors, Messrs. Stevenson, Singer, Steele and Herzig will remain directors of Globix following the merger. NEON's Chairman, President and Chief Executive Officer, Mr. Courter, is expected to serve as a consultant with respect to NEON following the merger. Other current officers of NEON will continue to be officers of NEON after consummation of the merger.

         o INDEMNIFICATION. Under the merger agreement, Globix and NEON will provide indemnification for present and former directors and officers of NEON with respect to matters existing prior to the closing of the merger, including matters relating to the merger. NEON will maintain directors' and officers' liability insurance and fiduciary liability insurance for at least five years after the merger benefiting such persons with respect to matters existing prior to or relating to the merger.

         o BUSINESS ADVISORS OF NEON AND GLOBIX. Communication Technology Advisors LLC, which we refer to as "CTA," provides consulting and business development services to NEON. NEON has issued warrants for its common stock to certain current and former affiliates of CTA and certain of such affiliates' designees as payment for such services. One of CTA's employees, Wayne Barr, Jr., serves on NEON's board of directors and Mr. Barr will serve on the Globix board of directors following the merger. A current director of NEON, Mr. Aquino, was affiliated with CTA at the time NEON's board of directors approved the merger. Under a letter agreement between NEON and CTA, CTA agreed to provide merger and acquisition advice and opportunities to NEON for a success fee. CTA has agreed to waive this fee in relation to the merger.

                  CTA also provides consulting and business development services to Globix and certain affiliates of CTA, including Mr. Barr, hold warrants exercisable for 500,000 shares of Globix common stock at $3.00 per share through March 13, 2013, which were purchased for $25,000. See "Description of Globix Capital Stock - Description of Globix Warrants" beginning on page 130 of this joint proxy statement/prospectus. Under a letter agreement between Globix and CTA, CTA is entitled to a success fee if Globix consummates a sale, merger or a similar transaction with CTA's assistance. CTA has agreed to waive this fee in relation to the merger.

THE HOLDERS OF NEON CONVERTIBLE PREFERRED STOCK WILL RECEIVE A SMALLER CASH PAYMENT IN CONNECTION WITH THE MERGER THAN THEY WOULD IF THE MERGER WERE TREATED AS A "CHANGE OF CONTROL" UNDER NEON'S CERTIFICATE OF DESIGNATION.

         As a result of the amendment to NEON's certificate of designation being proposed to the NEON stockholders in this joint proxy statement/prospectus and the terms of the merger agreement, holders of NEON convertible preferred stock will receive a smaller cash payment in connection with the merger than they would if the merger were treated as a "Change of Control" under NEON's certificate of designation with respect to the NEON convertible preferred stock. If the merger were deemed a change of control, each of the 1,101,887 shares of NEON convertible preferred stock outstanding as of the effective date of the merger would be entitled to be paid $11.3625, plus accrued but unpaid dividends of approximately $3.15 as of January 31, 2005, in cash, for an aggregate immediate cash payment of approximately $15,986,282. Under the terms of the merger, the holders of NEON convertible preferred stock will receive $3.75 in cash plus 2.08333 shares of a new class of Globix convertible preferred stock with a liquidation preference of $3.60 per share to be created in connection with the merger, for each share of NEON convertible preferred stock, treating all accrued and unpaid dividends on the NEON convertible preferred stock as if paid in additional shares of NEON convertible preferred stock immediately prior to the merger.

THE STRUCTURE AND IMPLEMENTATION OF THE MERGER INVOLVES A NUMBER OF RISKS, INCLUDING RISKS OF INTEGRATING THE TWO BUSINESSES AND UNKNOWN LIABILITIES.

         The merger involves the combination of two companies that previously operated independently in markets with different economic, demographic and competitive characteristics, and is a complex transaction. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. Among the risks the merger involves are risks of successful integration, potential liabilities that may be incurred as a result of the merger and numerous other risks, including:

         o failure to successfully cross-sell services to customers of the two businesses;

         o failure to achieve expected cost savings in integrating operations;

         o diversion of management attention from business matters to integration issues;

         o identifying and retaining key personnel, which may be difficult in the combined company;

         o integrating accounting, engineering, information technology and administrative systems, which may be unexpectedly difficult or costly;

         o making significant cash expenditures that may be required to retain personnel, eliminate unnecessary resources and integrate the two businesses;

         o maintaining uniform standards, controls, procedures and policies, which may be harder than Globix and NEON anticipate and interfere with efficient administration of the combined company; and

         o changes in the businesses as a result of the merger that impair relationships with employees, customers or vendors.

         In addition, as a result of the merger, each of Globix and NEON will succeed to any liabilities of the other company now existing or arising out of the other company's businesses prior to closing, including unknown liabilities. These liabilities may include liabilities to customers, suppliers or employees, as well as potential liabilities that can arise in the ordinary course of business.

         Failure to overcome these risks or any other problems encountered in connection with the merger could have a material adverse effect on business, results of operations and financial condition of the combined companies.

AFTER THE MERGER, WE MAY NOT BE ABLE TO USE EITHER OR BOTH COMPANIES' NET OPERATING LOSSES FOR U.S. FEDERAL INCOME TAX PURPOSES, WHICH MAY INCREASE OUR TAX LIABILITY.

         Changes in the ownership of NEON securities as a result of NEON's plan of reorganization have caused there to be an annual limitation on the use of net operating loss carry forwards that arose prior to the effective date of NEON's plan of reorganization. Similarly, changes in the ownership of Globix securities as a result of Globix's plan of reorganization have caused there to be an annual limitation on the use of net operating loss carry forwards that arose prior to the effective date of Globix's plan of reorganization. As a result of the merger, NEON or Globix, or both, may experience another ownership change. Further, whether or not the merger causes an ownership change, NEON or Globix may each experience an ownership change after the merger as a result of changes of ownership pursuant to the merger and future changes of ownership. Additional limitations would be imposed as a result of any such ownership change which may increase our U.S. federal income tax liability. See "The Merger - Material United States Federal Income Tax Consequences," beginning on page 74 of this joint proxy statement/prospectus.

UNANTICIPATED ADDITIONAL COSTS RELATING TO THE MERGER COULD REDUCE GLOBIX'S FUTURE EARNINGS PER SHARE.

         Globix believes that it has reasonably estimated the likely costs of integrating the operations of NEON into Globix, and the incremental costs, of operating as a combined company. However, it is possible that additional transaction costs such as fees or professional expenses, or additional future operating expenses, such as increased personnel costs or increased taxes, as well as other types of adverse developments, could have a material adverse effect on the results of operations and financial condition of Globix after the merger.

IF THE MERGER IS NOT COMPLETED, GLOBIX AND NEON WILL EACH HAVE INCURRED SUBSTANTIAL EXPENSES WITHOUT REALIZING THE EXPECTED BENEFITS.

         Globix and NEON have incurred substantial expenses in connection with the transactions described in this joint proxy statement/prospectus. The completion of the merger depends on the satisfaction of specified conditions and the receipt of regulatory approvals and we cannot guarantee that the conditions to completion of the merger will be met. In particular, it is a closing condition to the merger that some of Globix's 11% senior note holders exchange $12.5 million in principal and accrued interest of 11% senior notes for approximately 4,545,455 shares of Globix common stock, and it is possible that Globix may not be able to complete the exchange based on a failure to receive the requisite approvals or that such 11% senior note holders will fail to consummate the exchange. In addition, each of Globix and NEON have the right to terminate the merger agreement in the event of a material adverse change in the other's business or in certain cases if they receive another acquisition proposal. If the merger is not completed, these expenses could have a material adverse impact on the financial condition of Globix and/or NEON because they would not have realized the expected benefits of the merger.

AFTER THE MERGER, STOCKHOLDERS OF NEON WILL HAVE DIFFERENT RIGHTS THAT MAY BE LESS ADVANTAGEOUS THAN THEIR CURRENT RIGHTS.

         Upon completion of the merger, NEON stockholders will become Globix stockholders. Although both companies are incorporated in Delaware, differences in NEON's certificate of incorporation and bylaws and Globix's certificate of incorporation and bylaws will result in changes to the rights of NEON stockholders when they become Globix stockholders. For more information, see the section entitled "Comparison of Stockholders Rights," beginning on page 179 of this joint proxy statement/prospectus. A stockholder of NEON may conclude that his, her or its rights under Globix's certificate of incorporation and bylaws are more limited than his, her or its current rights under NEON's certificate of incorporation, certificate of designation with respect to the convertible preferred stock and bylaws.

                         RISK FACTORS RELATED TO GLOBIX

         There are a number of important factors that could affect our business and future operating results, including, without limitation, the factors set forth below. The information contained in this joint proxy statement/prospectus should be read in light of such factors. Any of the following factors could have a material adverse effect on our business and our future operating results.

WE HAVE A HISTORY OF LOSSES WHICH IF IT CONTINUES IN THE FUTURE WILL EVENTUALLY MAKE US UNABLE TO MEET OUR FINANCIAL OBLIGATIONS.

         We have experienced significant losses since we began operations. Despite improvement in our operating margins since our emergence from bankruptcy, we may continue to incur losses in the future. For the year ended September 30, 2004, we had a loss from operations of $33.9 million and a net loss of $41.4 million. $18.0 million of the loss from operations and net loss during the year ended September 30, 2004 was attributable to a writedown of our property located at 415 Greenwich Street in New York City, which we sold in January 2004. For the year ended September 30, 2003, we had a loss from operations of $18.4 million and a net loss of approximately $25.3 million. Our ability to achieve and sustain operating profits depends on our ability to reduce our indebtedness and operating expenses and increase our revenue base. If we are unable to reduce expenses sufficiently or build up our revenue base, we will not become profitable. If we are unable to become profitable, we will eventually become unable to meet our financial obligations.

OUR REVENUES COULD DECLINE SIGNIFICANTLY IF WE CONTINUE TO LOSE CUSTOMERS OR HAVE OUR EXISTING CUSTOMERS REDUCE THEIR LEVEL OF SPENDING ON OUR SERVICES.

         We have experienced and may continue to experience declines in revenue due to customers leaving us or staying with us but choosing to decrease their spending on our services. One of our biggest challenges has been to limit these revenue declines. Although we have reduced the level of revenue declines due to customer loss, we continue to experience declines in price per service. Continued declines in revenue could harm our business, financial condition and results of operations.

OUR ABILITY TO PAY THE PRINCIPAL AMOUNT OF OUR 11% SENIOR NOTES WHEN DUE DEPENDS ON OUR FUTURE OPERATING PERFORMANCE, AND FAILURE TO SATISFY THESE OBLIGATIONS COULD RESULT IN THESE OBLIGATIONS BECOMING DUE AND PAYABLE, RESULTING IN BANKRUPTCY.

         Historically, we have not generated positive cash flows from operations. Our ability to pay principal and interest on our 11% senior notes and on our other indebtedness depends on our future operating performance. Our outstanding indebtedness as of September 30, 2004 was approximately $95.8 million and may increase to approximately $104 million on September 30, 2005 if our board of directors elects to pay interest in kind and not in cash on the notes. Future operating performance is subject to market conditions and business factors that are often beyond our control. Consequently, we cannot assure you that we will have sufficient cash flows to pay the principal and interest on our indebtedness. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our indebtedness, we may have to reduce or delay capital expenditures, sell assets, seek additional capital, restructure or refinance our indebtedness or file for bankruptcy. The terms of our indebtedness may restrict the use of these alternative measures, and we cannot assure you that these measures would satisfy our scheduled debt service obligations. If we cannot make scheduled payments on our indebtedness, we will be in default and, as a result:

         o our debt holders could declare all outstanding principal and interest to be due and payable; and

         o        we could be forced into bankruptcy.

OUR OUTSTANDING INDEBTEDNESS RESTRICTS OUR FINANCIAL AND OPERATING FLEXIBILITY. THIS COULD PLACE US AT A COMPETITIVE DISADVANTAGE THAT COULD IN TURN AFFECT OUR ABILITY TO GENERATE CASH FLOW AND FULFILL OUR OBLIGATIONS.

         As of September 30, 2004, we were highly leveraged and our outstanding indebtedness was approximately $95.8 million. Our indebtedness could:

         o limit our ability to obtain additional financing to operate or grow our business;

         o require us to use the proceeds of certain asset sales to redeem indebtedness;

         o limit our financial flexibility in planning for and reacting to industry changes;

         o place us at a competitive disadvantage as compared to less leveraged companies; and

         o in 2007, after the fourth anniversary of the issuance of the 11% senior notes, require us to dedicate a significant portion of our cash flow to payments on our debt, reducing the availability of our cash flow for other purposes.

COVENANTS IN THE INDENTURE GOVERNING OUR 11% SENIOR NOTES IMPOSE LIMITATIONS ON OUR ABILITY TO BORROW AND INVEST, WHICH COULD SEVERELY IMPAIR OUR ABILITY TO EXPAND OR FINANCE OUR FUTURE OPERATIONS.

         The indenture governing our 11% senior notes contains a number of covenants that impose significant operating and financial restrictions on us and our subsidiaries. These restrictions limit our ability to incur additional indebtedness, create liens on assets, dispose of assets, enter into business combinations or engage in certain activities with our subsidiaries.

OUR LEVERAGE WILL INCREASE AS A RESULT OF THE PAYMENT OF INTEREST IN KIND, WHICH COULD MAKE IT MORE DIFFICULT TO REPAY OR REFINANCE OUR INDEBTEDNESS AND PLACE US AT AN OPERATIONAL AND COMPETITIVE DISADVANTAGE, CAUSING US TO LOSE CUSTOMERS AND REVENUES.

         The indenture under which our 11% senior notes were issued requires us to pay interest in kind through 2004 and permits us to pay interest in kind at the discretion of our board of directors through 2006. The additional issuances of 11% senior notes could further restrict our financial and operating flexibility, limit our ability to obtain additional financing, place us at a competitive disadvantage when compared to our competitors with less debt, and make it more difficult to meet our financial obligations upon the maturity of the 11% senior notes. The payment of interest in kind on May 1, 2004 resulted in an additional $7.2 million in 11% senior notes.


OUR ACQUISITION STRATEGY MAY PROVE TO BE UNSUCCESSFUL, WHICH COULD RESULT IN FURTHER LOSSES AND AN INABILITY TO MEET OUR FINANCIAL OBLIGATIONS.

         In order to increase our revenue base, we may make investments in or acquire businesses, products, services or technologies. Consequently, we are subject to the following risks:

         o we may not be able to make investments or acquisitions on terms which prove advantageous;

         o acquisitions may cause a disruption in our ongoing business, distract our management and other resources and make it difficult to maintain the operations, organization and procedures of our company or the acquired business; and

         o we may not be able to retain key employees of the acquired business or to maintain good relations with its customers or suppliers.

OUR REORGANIZATION MAY HAVE ADVERSELY AFFECTED SOME OF OUR RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS, AND TOGETHER WITH OUR HIGHLY LEVERAGED FINANCIAL STRUCTURE MAY CONTINUE TO AFFECT THE WAY WE ARE VIEWED IN THE MARKET.

         The continuing impact of our April 2002 bankruptcy reorganization cannot be accurately quantified. However, our bankruptcy may have adversely affected our ability to negotiate favorable terms with vendors or retain customers. Our bankruptcy and continued leverage may cause customers to question our financial soundness and may also affect the contractual terms that are available to us.

OUR BUSINESS COULD SUFFER FROM A LOSS OF MANAGEMENT PERSONNEL, WHICH COULD AT LEAST TEMPORARILY REDUCE OUR EFFICIENCY AND CONTROL OVER OUR OPERATIONS AND REDUCE OUR REVENUES.

         Since our emergence from bankruptcy, we have undertaken a number of changes in management as well as reductions in staffing. In the year following our bankruptcy, we replaced our Chief Executive Officer and Chief Financial Officer as well as other members of senior management. As a result, our business experienced a lack of continuity in management. Our ability to operate effectively depends largely on the experience, skills and performance of our senior management team. The loss or unavailability to us of any member of our senior management team could at least temporarily reduce our efficiency and control over operations and could reduce our revenues.

WE MAY NOT BE ABLE TO ATTRACT OR RETAIN THE PERSONNEL WE NEED IN EACH OF THE CRITICAL AREAS OF OUR BUSINESS, WHICH COULD ADVERSELY AFFECT THE ABILITY OF OUR BUSINESS TO PERFORM ITS FUNCTIONS.

         Our future success depends on our ability to attract and retain key personnel for management, technical, sales and marketing and customer support positions. The failure to attract or retain qualified personnel in each of these critical areas could adversely affect the ability of our business to perform its functions. Further efforts to control management costs, given our flat organizational structure, could have an additional adverse impact on employee morale.

COMPETITION FOR THE INTERNET SERVICES THAT WE PROVIDE IS INTENSE AND WE EXPECT THAT COMPETITION WILL CONTINUE TO INTENSIFY, WHICH COULD RESULT IN OUR ENCOUNTERING SIGNIFICANT PRICING PRESSURE.

         Our competitors include other Internet service providers with a significant national or global presence that focus on business customers, such as IBM, Digex, EDS, NaviSite, Savvis, Akamai, Speedera, Data Return, Rackspace and Equinix. Our competitors also include telecommunications companies, such as AT&T, British Telecom, Level 3, MCI and Sprint. Many of our existing competitors, as well as a number of potential new competitors, have:

         o        longer operating histories;

         o        greater name recognition;

         o        larger customer bases;

         o        larger networks;

         o        more and larger facilities; and

         o significantly greater financial, technical and marketing resources.

         New competitors, including large computer hardware, software, media and other technology and telecommunications companies, may enter our market and rapidly acquire significant market share. As a result of increased competition and vertical and horizontal integration in the industry, we expect to continue to encounter significant pricing pressures. These pricing pressures could result in significantly lower average selling prices for our services. For example, telecommunications companies operating outside of NEON's geographic market may be able to provide customers with reduced communications costs in connection with their Internet access services, significantly increasing pricing pressures on us. We may not be able to offset the effects of any price reductions with an increase in the number of our customers, higher revenue from value-added services, cost reductions or otherwise.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO INTEGRATE, OPERATE AND MAINTAIN AND UPGRADE OUR NETWORK AND FACILITIES, AND OUR FAILURE TO DO SO COULD CAUSE US TO LOSE CUSTOMERS AND REVENUES OR BE UNABLE TO OFFER COMPETITIVE SERVICES.

         A key element of our business strategy is the maintenance and upgrading of our facilities and network, which has required, and will continue to require, management time and the periodic expenditure of capital. Any interruption in our ability to deliver services over our network due to market disruptions or third party insolvencies may make us less attractive to future customers and may hamper our ability to retain our current customers which, in turn, could adversely affect our entire business.

OUR BUSINESS RELIES ON THIRD-PARTY DATA COMMUNICATIONS AND TELECOMMUNICATIONS PROVIDERS THAT COULD INCREASE PRICES OR INTERRUPT SERVICE, WHICH IN TURN COULD CAUSE US TO LOSE CUSTOMERS AND REVENUES.

         Our existing network relies on many third-party data communications and telecommunications providers, located in the United States and abroad. These carriers are subject to price constraints, including tariff controls, that in the future may be relaxed or lifted. In addition, certain of these providers, including MCI, Global Crossing and Cable and Wireless, have filed for protection under Chapter 11 under the U.S. Bankruptcy Code, which may affect the availability and quality of the services that these entities provide. Price increases or the lack of service availability and quality could increase the costs of maintaining our network and result in the loss of customers and revenues.

WE MAY NOT BE ABLE TO OBTAIN COMPUTER HARDWARE AND SOFTWARE ON THE SCALE AND AT THE TIMES WE NEED AT AN AFFORDABLE COST, AND FAILURE TO DO SO OVER AN EXTENDED PERIOD OF TIME COULD CAUSE US TO LOSE CUSTOMERS OR BE UNABLE TO OFFER COMPETITIVE SERVICE.

         We rely on outside vendors to supply us with computer hardware, software and networking equipment. We primarily use products from Cisco, Compaq, Juniper Networks and Sun Microsystems, either leased or purchased from the manufacturer or a third-party vendor. Consequently, our expertise is concentrated in products from these manufacturers. We also rely on Cisco for network design and installation services. If we are unable over an extended period of time to obtain the products and services that we need on a timely basis and at affordable prices, it could result in the loss of customers and revenues.

BECAUSE WE ARE DEPENDENT ON COMPUTER AND COMMUNICATION SYSTEMS, A SYSTEMS FAILURE WOULD CAUSE A SIGNIFICANT DISRUPTION TO OUR BUSINESS.

         Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure. We currently maintain most of our computer systems in our facilities in New York, New York; Atlanta, Georgia; Santa Clara, California; and London, England. While we have taken precautions against systems failure, interruptions could result from natural disasters as well as power loss, our inability to acquire fuel for our backup generators, telecommunications failure, terrorist attacks and similar events. We also lease telecommunications lines from local, regional and national carriers, whose service may be interrupted. Any damage or failure that interrupts or delays our operations could result in the loss of customers and revenues.

OUR DEPENDENCE ON A LIMITED NUMBER OF SUPPLIERS EXPOSES US TO POSSIBLE INTERRUPTIONS THAT COULD DELAY OR PREVENT US FROM PROVIDING OUR SERVICES.

         Approximately 22% of our cost of revenues for the year ended September 30, 2004 is derived from services provided by three major telecommunication carriers, MCI, Verizon and British Telecom. While we believe that most of these services can be obtained from other alternative carriers, an interruption in service from one of these carriers or other suppliers could limit our ability to serve customers, which would adversely affect our results of operations.

IF OUR SECURITY MEASURES PROVED TO BE INADEQUATE, OUR ABILITY TO ATTRACT, RETAIN AND SERVICE CUSTOMERS WOULD BE ADVERSELY AFFECTED.

         Our infrastructure is potentially vulnerable to physical or electronic break-ins, viruses, denial of service attacks or similar problems. If someone were to circumvent our security measures, he or she could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. We may be required to make significant additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. The security services that we offer in connection with our customers' networks cannot assure complete protection from computer viruses, break-ins and other disruptive problems. Although we attempt to contractually limit our liability in such instances, the occurrence of these problems may result in claims against us or liability on our part. These claims, regardless of their ultimate outcome, could result in costly litigation and could harm our business and reputation and impair our ability to attract and retain customers for our services.


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

BECAUSE OUR BUSINESS DEPENDS ON THE CONTINUED GROWTH, USE AND IMPROVEMENT OF THE INTERNET, ANY DECREASE IN INTERNET USAGE COULD DECREASE THE DEMAND FOR OUR SERVICES, AND REDUCE OUR REVENUES.

         Our services are targeted toward businesses that use the Internet. The Internet is subject to a high level of uncertainty and is characterized by rapidly changing technology, evolving industry standards and frequent new service introductions. Accordingly, we are subject to the risks and difficulties frequently encountered in new and rapidly evolving markets.

         Critical issues concerning the commercial use of the Internet remain unresolved and may affect the growth of Internet use, especially in the market we target. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet services for a number of reasons, including:

         o inadequate protection of the confidentiality of stored data and information moving across the Internet;

         o        inconsistent quality of service;

         o        inability to integrate business applications on the Internet;

         o the need to deal with multiple vendors, whose products are frequently incompatible;

         o        lack of availability of cost-effective, high-speed services;
                  and

         o concern over the financial viability of Internet service providers.

         Capacity constraints caused by growth in Internet usage may, unless resolved, impede further growth in Internet use. If the number of users on the Internet does not increase and commerce over the Internet does not become more accepted and widespread, demand for our services may decrease and, as a result, our business would be harmed.

OUR BUSINESS REQUIRES US TO ADAPT TO TECHNOLOGICAL CHANGES, AND SIGNIFICANT TECHNOLOGICAL CHANGES COULD RENDER OUR EXISTING SERVICES OBSOLETE.

         We must adapt to our rapidly changing market by continually improving the responsiveness, functionality and features of our services to meet our customers' needs. If we are unable to respond to technological advances and conform to emerging industry standards in a cost-effective and timely basis, our business, financial condition and results of operations will be harmed.

CHANGES IN GOVERNMENT REGULATIONS RELATED TO THE INTERNET COULD RESTRICT OUR ACTIVITIES, EXPOSE US TO LIABILITY OR INCREASE OUR COSTS.

         There are an increasing number of laws and regulations pertaining to the Internet. These laws or regulations relate to liability for content and information received from or transmitted over the Internet, user privacy and security, taxation, the enforcement of online contracts, consumer protection and other issues concerning services. The government may also seek to regulate some aspects of our activities as basic telecommunications services. Moreover, the applicability to the Internet of existing laws governing copyright, trademark, trade secret, obscenity, libel, consumer protection, privacy and other issues is uncertain and developing. We cannot predict the impact that future regulation or regulatory changes may have on our business.

WE COULD BE LIABLE FOR VIOLATING THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, WHICH COULD RESULT IN US HAVING TO PAY A LICENSE FEE OR DAMAGES TO THIRD PARTIES, WHICH WOULD REDUCE OUR REVENUES.

         Despite our efforts to protect the intellectual property that is important to the operation of our business, a third party could bring a claim of infringement against us or any of our material suppliers. If such a claim were settled or adjudicated against us or one of our material suppliers, we could be forced to pay for a license to continue using the intellectual property. There is no guarantee that we could obtain such a license, or that it would be available on reasonable terms. Alternatively, we could be forced to defend ourselves against infringement claims, which could be costly and which could result in us having to pay damages to third parties.

WE MAY BE LIABLE FOR THE MATERIAL THAT OUR CUSTOMERS DISTRIBUTE OVER THE INTERNET, WHICH COULD RESULT IN LEGAL CLAIMS AGAINST US.

         The law relating to the liability of online service providers, private network operators and Internet service providers for content and information carried on or disseminated through their networks is currently unsettled. While we have taken steps to contractually limit our liability in these areas, we could become subject to legal claims relating to the content of the web sites we host. For example, lawsuits could be brought against us claiming that material inappropriate for viewing by young children can be accessed from the web sites that we host. Claims could also involve matters such as defamation, invasion of privacy, violations of "anti-spamming" legislation, copyright and trademark infringement. Internet service providers have been sued in the past, sometimes successfully, based on the material disseminated over their networks. We may take additional measures to reduce our exposure to these risks, which could be costly or result in some customers not doing business with us. In addition, defending ourselves against claims, or paying damage awards to third parties, could strain our management and financial resources.

WE FACE RISKS ASSOCIATED WITH DIFFERING REGULATORY REGIMES AND MARKETS AS A RESULT OF OUR INTERNATIONAL OPERATIONS, WHICH COULD EXPOSE US TO LIABILITY FOR NONCOMPLIANCE OR INCREASE THE COST OF OUR INTERNATIONAL OPERATIONS.

         A substantial percentage of our business is located in the United Kingdom. We face problems of managing our business under differing regulatory regimes in areas such as intellectual property, telecommunications and employee relations. As a result, we may find it more difficult and expensive to hire and train employees and to manage international operations together with our United States operations. Because we have limited experience operating in markets outside the United States and the United Kingdom, we may have difficulty adapting our services to different international market needs. We may also be unsuccessful in our efforts to market and sell these services to customers abroad. If we fail to successfully address these risks, our international operations may be adversely affected.

CURRENCY EXCHANGE RATE FLUCTUATIONS COULD REDUCE OUR REVENUES OR INCREASE OUR COSTS.

         We are subject to market risk associated with foreign currency exchange rates. Approximately 42% of our revenues and approximately 28% of our operating costs and expenses for the year ended September 30, 2004 were denominated in British Pounds. An increase in the cost of the British Pound would increase our revenues but also increase costs incurred in the United Kingdom. We believe that an immediate increase or decrease of 5% of the Dollar in comparison to the British Pound would not have a material impact on our operating results or cash flows; however, it may have a significant impact on our revenues.
To date, we have not utilized financial instruments to minimize our exposure to foreign currency fluctuations. We will continue to analyze risk management strategies to minimize foreign currency exchange risk in the future.

OUR RESULTS OF OPERATIONS FLUCTUATE ON A QUARTERLY AND ANNUAL BASIS AND WE EXPECT TO CONTINUE EXPERIENCING FLUCTUATIONS IN OUR FUTURE QUARTERLY AND ANNUAL RESULTS OF OPERATIONS, WHICH COULD AFFECT THE MARKET PRICE OF OUR SECURITIES.

         Our results of operations fluctuate on a quarterly and annual basis. We expect to continue experiencing fluctuations in our future quarterly and annual results of operations due to a variety of factors, many of which are outside our control, including:

         o        timing of contractual cancellations and renewals;

         o        demand for and market acceptance of our services;

         o        introductions of new services by us and our competitors;

         o        customer retention;

         o        capacity utilization of our data centers and assets;

         o        timing of customer installations;

         o        our mix of services sold;

         o        the timing and magnitude of our capital expenditures;

         o        changes in our pricing policies and those of our competitors;

         o        fluctuations in bandwidth used by customers;

         o        our retention of key personnel;

         o        reliable continuity of service and network availability;

         o        costs related to the acquisition of network capacity;

         o        arrangements for interconnections with third-party networks;

         o        the provision of customer discounts and credits;

         o the introduction by third parties of new Internet and networking technologies;

         o licenses and permits required to construct facilities, deploy networking infrastructure or operate in the United States and foreign countries; and

         o        other general economic factors.

         Fluctuations in our quarterly or annual results as a result of one or more of these factors could affect the market price of our securities.

BECAUSE OUR COMMON STOCK IS THINLY TRADED, PRICES ARE MORE LIKELY TO BE VOLATILE AND IT MAY BE HARDER FOR OUR STOCKHOLDERS TO SELL ANY SIZABLE NUMBER OF SHARES.

         Our common stock is currently quoted on the OTC Bulletin Board (the "OTCBB"). Although the OTCBB is a quotation service operated by The Nasdaq Stock Market and displays real-time quotes, last sale prices, and volume information on equity securities like our common stock, the stocks quoted on the OTCBB may not be viewed within the investment community as equivalent to stocks quoted on other markets, where there is a more active public trading market. In addition, because of the relatively small number of shares that are traded, prices may be volatile and it may be difficult to find a purchaser for any sizable amount of the stock. Although we have applied to have our common stock listed on the American Stock Exchange, we cannot assure you that an active and liquid trading market will develop in our common stock, or if one does develop that it will continue. The development of an active public trading market depends upon the existence of willing buyers and sellers and is not within our control. For these reasons, we cannot assure NEON stockholders that they will be able to resell the shares of Globix common stock received in connection with the merger for a price that is equal to or greater than the price of Globix common stock on the date the merger is completed.

FUTURE SALES OF OUR COMMON STOCK, INCLUDING THOSE ISSUED IN THE MERGER, MAY DEPRESS OUR STOCK PRICE.

         If our stockholders or option holders, including NEON stockholders and option holders who are receiving Globix common stock and stock options in the merger, sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. All the shares sold in this offering will be freely tradable, subject to limitations applicable to affiliates of NEON. In addition, we are obligated to register approximately 5 million shares of our common stock received by certain stockholders in our bankruptcy, and we intend to complete the public offer and sale of such shares within a short time after the completion of the merger. We also have obligations to register the approximately 4,545,455 shares issuable to certain holders of our 11% senior notes in the debt-for-equity exchange described in this joint proxy statement/prospectus within ninety days after the merger is completed.

WE ARE NOT CURRENTLY REQUIRED TO MEET THE CORPORATE GOVERNANCE REQUIREMENTS APPLICABLE TO LISTED COMPANIES.

         Currently Globix common stock is quoted on the OTCBB where we are not required to comply with any listing standards for our common stock. If our application for listing of our common stock on the American Stock Exchange is approved, we will have to meet a number of additional listing standards relating to the independence of our board of directors and committees of our board, some of which we currently do not meet. We cannot assure you that our application for listing on the America Stock Exchange will be approved.

IF OUR BOARD OF DIRECTORS DETERMINES TO ENGAGE IN CERTAIN CHANGE OF CONTROL TRANSACTIONS, OR IF A THIRD PARTY WERE TO ACQUIRE MORE THAN 50% OF OUR STOCK OR ACQUIRE CONTROL OF OUR BOARD OF DIRECTORS, WE OR THE THIRD PARTY COULD BE REQUIRED TO PURCHASE OUR 11% SENIOR NOTES AND OUR CONVERTIBLE PREFERRED STOCK TO BE ISSUED IN THE MERGER, AND THE FAILURE TO DO SO WOULD RESULT IN AN EVENT OF DEFAULT UNDER THE INDENTURE GOVERNING THE NOTES AND/OR A BREACH OF OUR OBLIGATIONS WITH RESPECT TO OUR CONVERTIBLE PREFERRED STOCK.

         In the event that:

         o subject to certain exceptions, any person, entity or group of persons or entities becomes the beneficial owner, directly or indirectly, of more than 50% of our outstanding voting securities;

         o at any time during any two-year period following the distribution of the 11% senior notes, the individuals who comprised a majority of our board of directors at the beginning of such two year period, plus any new directors whose election to our board was approved by a majority of those directors, cease to comprise a majority of our board of directors; or

         o subject to certain exceptions, we consolidate with or merge with or into another entity, we sell or lease all or substantially all of our assets to another entity or any entity consolidates with or merges into or with our company, in each case pursuant to a transaction in which our outstanding voting securities are changed into or exchanged for cash, securities or other property, unless no person, entity or group of persons or entities owns, immediately after the transaction, more than 50% of our outstanding voting stock, then each holder of the 11% senior notes will have the right to require us to repurchase all or a portion of its 11% senior notes for a purchase price equal to 101% of the principal amount of that holder's 11% senior notes plus accrued and unpaid interest to the date of repurchase. There can be no assurance that we will have sufficient funds available to make any required repurchases of 11% senior notes or that the terms of our other indebtedness will permit us to make any required repurchases of 11% senior notes. If we are unable to repurchase a holder's 11% senior notes in connection with one of the events described above, then this would constitute an event of default under the indenture governing the 11% senior notes.

         Additionally, in the event of a change in control, each holder of our convertible preferred stock will have the option to require us to redeem its shares at a price equal to $3.636 per share plus all accrued and unpaid dividends up to the date that such shares are redeemed. We cannot redeem any shares of our convertible preferred stock upon a change in control prior to repurchasing any securities ranking senior to our convertible preferred stock, including the 11% senior notes. Therefore, if we are unable to repurchase all of the 11% senior notes in connection with a change in control we would not be able to redeem any shares of our convertible preferred stock.

         Given the overlapping stock ownership between Globix and NEON, Globix does not believe that the proposed merger of NEON with a wholly owned subsidiary of Globix will constitute a change in control under the indenture.

AS A RESULT OF VARIOUS FINANCIAL ACCOUNTING COMPLEXITIES, ACCOUNTING STAFF TURNOVER AND ACCOUNTING STAFF SHORTAGES, WE EXPERIENCED MATERIAL WEAKNESSES IN OUR ACCOUNTING AND INTERNAL CONTROL ENVIRONMENT IN SUMMER 2003 THAT RESULTED IN THE DELAY AND LATE FILING OF SEC REPORTS FILED DURING SUMMER 2003. AS A RESULT, OUR DISCLOSURE CONTROLS AND PROCEDURES WERE INEFFECTIVE UNTIL THE MATERIAL WEAKNESSES WERE ADDRESSED.

         Since our emergence from bankruptcy effective April 25, 2002, Globix has had to face many challenging and complex accounting and financial reporting issues, including fresh start accounting, restructuring and the restatement of amounts in its financial statements as of and for the quarter ended March 31, 2002. In addition, Globix experienced significant turnover in its financial reporting staff, as well as limited management resources. Globix fell behind in its SEC reporting for the year ended September 30, 2002, and experienced difficulty in catching up with its filing obligations for the year ended September 30, 2002 while fulfilling its responsibilities for the fiscal year 2003. The combined effect of these challenges placed a strain on our internal accounting resources in summer 2003 and resulted in further delays in the preparation and filing of periodic reports that were filed in summer 2003. The strain on our internal accounting resources and the delays in the preparation and filing of periodic reports created material weaknesses in our accounting and internal control environment in summer 2003. Globix addressed these issues and implemented necessary changes by hiring additional personnel and returning to a normal recurring closing timetable that includes formal management reviews and monthly financial reporting and has significantly reduced the burden on its internal accounting staff. Any controls and procedures, no matter how well designed and operated, however, can provide only reasonable assurance of achieving the desired control objectives. For further information concerning our internal controls, see "Changes In and Disagreements With Accountants on Accounting and Financial Disclosure" beginning on page 121 of this joint proxy statement/prospectus.

AS A RESULT OF OUR APPLICATION OF FRESH START ACCOUNTING UNDER AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS STATEMENT OF POSITION NO. 90-7, "FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE" (OTHERWISE KNOWN AS "SOP NO. 90-7"), AS OF MAY 1, 2002, OUR FINANCIAL STATEMENTS AS OF AND FOR PERIODS SUBSEQUENT TO MAY 1, 2002 ARE NOT COMPARABLE TO OUR FINANCIAL STATEMENTS AS OF AND FOR PERIODS PRIOR TO MAY 1, 2002, WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO ASSESS OUR FINANCIAL PERFORMANCE.

         In connection with our emergence from bankruptcy on April 25, 2002, we applied the principles of SOP No. 90-7 as of May 1, 2002. Accordingly, our assets and liabilities as of May 1, 2002 were revalued to fair market value, and therefore our financial statements for periods subsequent to May 1, 2002 are not comparable to our financial statements for periods prior to May 1, 2002. This may make it more difficult for third parties to assess our financial performance.

YOU ARE UNLIKELY TO BE ABLE TO EXERCISE EFFECTIVE REMEDIES AGAINST ARTHUR ANDERSEN LLP, THE FORMER INDEPENDENT PUBLIC ACCOUNTANTS FOR GLOBIX, FOR ANY LIABILITY THAT THEY MIGHT OTHERWISE HAVE UNDER THE SECURITIES ACT OF 1933 OR OTHER SECURITIES LAWS.

         Globix's Consolidated Financial Statements for the year ended September 30, 2001 (its predecessor company financial statements prior to its emergence from bankruptcy in April 2002) were audited by Arthur Andersen LLP.

         On March 14, 2002, Arthur Andersen LLP was indicted on federal obstruction of justice charges arising from the government's investigation of Enron Corp. On June 15, 2002, a jury in Houston, Texas, found Arthur Andersen LLP guilty of these federal obstruction of justice charges. In light of the jury verdict and the underlying events, Arthur Andersen LLP subsequently substantially discontinued operations and dismissed essentially its entire workforce. You are, therefore, unlikely to be able to exercise effective remedies or collect judgments against Arthur Andersen LLP.

                          RISK FACTORS RELATED TO NEON

         After the merger, NEON's operating results will have a significant impact on the operating results of Globix. NEON's contribution to the combined results will depend upon the extent to which NEON achieves its own strategic plan. The following risk factors are ones that NEON believes may inhibit its ability to achieve its plan. The information contained in this joint proxy statement/prospectus should be read in light of such factors. Any of the following factors could have a material adverse effect on the business and future operating results of the combined company. In addition, these risks may have a material adverse effect on the business, financial condition or results of operations of NEON if the merger is not consummated.

RISKS RELATING TO OUR BUSINESS STRATEGY

OUR BUSINESS STRATEGY DEPENDS UPON ANTICIPATED CUSTOMER DEMAND FOR OUR SERVICES, AND OUR FAILURE TO OBTAIN CUSTOMERS FOR OUR SERVICES AT PROFITABLE RATES WOULD REDUCE OUR REVENUES.

         Our ability to become profitable depends upon our ability to secure a market for our services and obtain service contracts with our communications customers. Many of our targeted customers may also be our potential competitors. If our services are not satisfactory or cost competitive, our targeted customers may utilize other providers where available, or construct their own networks, which would reduce their need for our services and create future sources of competition for us.

INTENSE COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY FROM A BROAD RANGE OF COMPETITORS MAY PREVENT US FROM OBTAINING CUSTOMERS, REQUIRE US TO LOWER PRICES AND REDUCE OUR REVENUES.

         The telecommunications industry is highly competitive. We face substantial competition from companies with significantly greater financial and other resources, whose capacity is interchangeable with the capacity we offer, including incumbent local telephone companies, national long-haul and regional carriers, dark fiber providers and metro carriers. In addition, potential competitors capable of offering services similar to those offered by us include other communications service providers that own and operate their own networks and equipment, including cable television companies, electric utilities, microwave carriers, satellite carriers, wireless communication system operators and end-users with private communications networks.

BECAUSE WE OFFER A RELATIVELY NARROW RANGE OF SERVICES IN COMPARISON TO SOME OF OUR COMPETITORS, WE CANNOT ACHIEVE REVENUES COMPARABLE TO COMPANIES OFFERING A BROADER ARRAY OF SERVICES AND MAY BE AT A COMPETITIVE DISADVANTAGE WITH RESPECT TO THE SERVICES WE OFFER.

         Unlike more diversified telecommunications companies, we derive and expect to continue to derive substantially all of our revenues from the leasing of fiber optic capacity on a wholesale basis to our customers, most of whom are telecommunications companies and Internet service providers serving end-users. The limited nature of our current services could limit our potential revenues and result in our having lower revenues than competitors which provide a wider array of services. While we are currently attempting to expand the breadth of our product offering, we cannot assure you that any new product offerings will achieve market acceptance.

DUE TO RAPIDLY EVOLVING TECHNOLOGIES IN OUR INDUSTRY AND THE UNCERTAINTY OF FUTURE GOVERNMENT REGULATION, OUR CURRENT BUSINESS PLAN MAY BECOME OBSOLETE AND WE MAY LOSE CUSTOMERS AND REVENUE IF WE ARE UNABLE TO SUCCESSFULLY ADJUST OUR PRODUCTS, SERVICES AND BUSINESS STRATEGIES AS REQUIRED.

         In the future, we may become subject to more intense competition due to the development of new technologies, an increased supply of domestic and international transmission capacity, the consolidation in the industry among local and long distance service providers and the effects of deregulation resulting from the Telecommunications Act of 1996. The introduction of new services and products or the emergence of new technologies may change the cost or increase the supply of services and products similar to those that we provide. We cannot predict which of many possible future product and service offerings will be crucial to maintain our competitive position or what expenditures will be required to develop profitably and provide such products and services. Prices for our services to carriers specifically, and interstate services in general, may decline over the next several years due primarily to price competition to the extent that network providers continue to install networks that compete with our network. We also believe that there will be technological advances that will permit substantial increases in the transmission capacity of both new and existing fiber.

A LIMITED NUMBER OF CUSTOMERS HAVE ACCOUNTED FOR A SIGNIFICANT PERCENTAGE OF OUR REVENUES AND ACCOUNTS RECEIVABLE, AND THE LOSS OF ANY SINGLE ONE OF THESE CUSTOMERS COULD RESULT IN A SIGNIFICANT LOSS OF REVENUES.

         Historically, a limited number of customers have accounted for a significant percentage of our revenues and accounts receivable. In 2001 and 2003, one customer accounted for 10% of net revenues. In 2002 and for the nine months ended September 30, 2004, no customer accounted for more than 10% of net revenues. As of December 31, 2002 and 2003, no customers had balances in excess of 10% of accounts receivable. As of September 30, 2004, one customer represented approximately 30% of accounts receivable. This amount was subsequently collected in full from the customer.

OUR OPERATIONS COULD BE DISRUPTED IF WE WERE UNABLE TO RETAIN KEY PERSONNEL OR MAINTAIN GOOD LABOR RELATIONS.

         We depend on the performance of our executive officers and key employees. In particular, our senior management has significant experience in the telecommunications industry and the loss of any of them could negatively affect our ability to execute our business strategy. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical, operations, sales, marketing, financial, legal, human resource, and managerial personnel as we grow our business. Competition for such qualified personnel is high. Our operations could be disrupted if we cannot attract and retain the necessary qualified personnel.

AS A RESULT OF OUR APPLICATION OF FRESH START ACCOUNTING UNDER AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS STATEMENT OF POSITION NO. 90-7, "FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE" (OTHERWISE KNOWN AS "SOP NO. 90-7"), AS OF DECEMBER 31, 2002, OUR FINANCIAL STATEMENTS AS OF AND FOR PERIODS SUBSEQUENT TO DECEMBER 31, 2002 ARE NOT COMPARABLE TO OUR FINANCIAL STATEMENTS FOR PERIODS PRIOR TO DECEMBER 31, 2002, WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO ASSESS OUR FINANCIAL PERFORMANCE.

         In connection with our emergence from bankruptcy on December 20, 2002, we have applied the principles of SOP No. 90-7 as of December 31, 2002. Accordingly our financial statements as of and for periods subsequent to December 31, 2002 are not comparable to our financial statements for periods prior to December 31, 2002. This may make it more difficult for third parties to assess our financial performance.

CONTINUING WEAKNESS IN THE TELECOMMUNICATIONS INDUSTRY MAY RESULT IN A LOSS OF REVENUE.

         The continued downturn in the telecommunications industry may have a significant impact on us. Several of our competitors and customers have filed for protection under the bankruptcy laws and we may be unable to collect receivables due to bankruptcies and business difficulties among our customers. Oversupply of capacity and an ongoing downward trend in bandwidth prices may continue if our competitors do not successfully consolidate. Even if they do successfully consolidate, they may do so to our detriment. Competitors who successfully complete restructuring or bankruptcy reorganization processes or who introduce new product offerings may put us at a competitive disadvantage.

TERRORIST ATTACKS OR WAR MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND OPERATING RESULTS.

         The occurrence of terrorist attacks or armed conflicts may directly impact our facilities or the facilities of our suppliers or customers. In addition, such attacks or conflicts may result in increased volatility in the United States and global financial markets. Any of these occurrences could potentially have a material impact on our financial condition and operating results.

UNCERTAINTY OR NEGATIVE PUBLICITY MAY HINDER OUR ABILITY TO OBTAIN NEW CUSTOMERS OR UNDERMINE OUR COMMERCIAL RELATIONSHIP WITH EXISTING CUSTOMERS.

         There is a possibility that uncertainty or adverse publicity concerning negative perceptions about the industry as a whole could hinder our ability to obtain new customers or undermine our commercial relationship with existing customers. Potential customers may associate our bankruptcy with negative business implications and question the state of our finances and future prospects.


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RISKS RELATING TO THE EXPANSION AND OPERATION OF OUR FIBER OPTIC NETWORK

THE SUCCESSFUL, TIMELY AND COST-EFFECTIVE EXPANSION OF OUR FIBER OPTIC NETWORK WITHIN THE NORTHEAST AND MID-ATLANTIC REGIONS IS CRUCIAL TO OUR BUSINESS PLAN, AND DEPENDS UPON NUMEROUS FACTORS BEYOND OUR CONTROL.

         Our ability to achieve our strategic objectives depends in large part upon the successful, timely and cost-effective expansion of our fiber optic network within the Northeast and mid-Atlantic regions. The failure of both affiliated and third party suppliers or contractors to meet their obligations to construct and maintain significant portions of our fiber optic network in a timely and cost-effective manner could affect our ability to execute our business plan.

THE EXPENDITURES NECESSARY TO SUFFICIENTLY EXPAND OUR FIBER OPTIC NETWORK AND DEVELOP OUR SERVICES IN ORDER TO SATISFY THE CURRENT AND FORECASTED DEMANDS OF OUR CUSTOMERS MAY SURPASS OUR AVAILABLE CASH, AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL CAPITAL TO DEVELOP OUR SERVICES ON A TIMELY BASIS AND ON ACCEPTABLE TERMS.

         Although we have expended significant resources in building our network and the development of our customer base, we will require additional cash in order to expand our geographic coverage and the range of services which we can offer throughout our service area in order to be competitive in our market and to meet customer demands. These expenditures for expansion and for more services, together with associated operating expenses, will reduce our cash flow and profitability until we establish an adequate customer base throughout all of our coverage areas. To date, we have expended substantial amounts on construction of our network from the proceeds of our financing activities and have generated negative cash flow.

WE OBTAIN SOME OF THE KEY COMPONENTS USED IN OUR FIBER OPTIC NETWORK FROM A SINGLE SOURCE OR A LIMITED GROUP OF SUPPLIERS, AND THE PARTIAL OR COMPLETE LOSS OF ONE OF THESE SUPPLIERS COULD DISRUPT OUR OPERATIONS AND RESULT IN A SUBSTANTIAL LOSS OF REVENUES.

         We depend upon a small group of suppliers for some of the key components and parts used in our network. In particular, we purchase fiber optic equipment from Nortel Networks, Cisco Systems, Lucent Technologies and ECI Telecom. Any delay or extended interruption in the supply of any of the key components, changes in the pricing arrangements with our suppliers and manufacturers or delay in transitioning a replacement supplier's product into our network could disrupt our operations.

OUR FIBER OPTIC NETWORK, WHICH IS OUR SOLE SOURCE OF REVENUE, IS VULNERABLE TO PHYSICAL DAMAGE, CATASTROPHIC OUTAGES, POWER LOSS AND OTHER DISRUPTIONS BEYOND OUR CONTROL, AND THE OCCURRENCE OF ANY OF THESE FAILURES COULD RESULT IN IMMEDIATE LOSS OF REVENUES, PAYMENT OF OUTAGE CREDITS TO OUR CUSTOMERS AND, MORE IMPORTANTLY, THE LOSS OF OUR CUSTOMERS' CONFIDENCE AND OUR BUSINESS REPUTATION.

         Our success in marketing our services to our customers requires that we provide high reliability, high bandwidth and a secure network. Our network and the infrastructure upon which it depends are subject to physical damage, power loss, capacity limitations, software defects, breaches of security and other disruptions beyond our control that may cause interruptions in service or reduced capacity for customers. Our agreements with our customers typically provide for the payment of outage related credits (a predetermined reduction or offset against our lease rate when a customer's leased facility is non-operational or otherwise does not meet certain operating parameters) or damages in the event of a disruption in service. These credits or damages could be substantial and could significantly decrease our net revenues. Significant or lengthy outages would also undermine our customers' confidence in our fiber optic network and injure our business reputation.


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

RISKS RELATING TO OUR RIGHTS-OF-WAY

WE COULD LOSE THE CONTRACT RIGHTS UPON WHICH WE RELY TO OPERATE AND MAINTAIN OUR NETWORK IN THE EVENT OF BANKRUPTCY PROCEEDINGS RELATING TO ONE OR MORE OF THE THIRD PARTIES THAT HAVE GRANTED TO US THE RIGHT TO BUILD AND OPERATE OUR NETWORK USING THEIR RIGHTS-OF-WAY.

         The construction and operation of significant portions of our fiber optic network depends upon contract rights known as indefeasible rights-of-use. Indefeasible rights-of-use are commonly used in the telecommunications industry, but remain a relatively new concept in property law. Although indefeasible rights-of-use give the holder a number of rights to control the relevant rights-of-way or fiber optic filaments, legal title remains with the grantor of the rights. Therefore, the legal status of indefeasible rights-of-use remains uncertain, and our indefeasible rights-of-use might be voidable in the event of bankruptcy of the grantor. If we were to lose an indefeasible right-of-use in a key portion of our network, our ability to service our customers could become seriously impaired and we could be required to incur significant expense to resume the operation of our fiber optic network in the affected areas.

DESPITE OUR EXISTING RIGHTS-OF-WAY, WE MAY BE FORCED TO MAKE SUBSTANTIAL ADDITIONAL PAYMENTS TO THE AFFECTED LANDOWNERS OR REMOVE OUR NETWORK FROM THEIR PROPERTY, WHICH WOULD SIGNIFICANTLY HARM OUR BUSINESS AND OUR RESULTS OF OPERATIONS.

         Our indefeasible rights-of-use and other rights-of-way depend on the grantor's interest in the property on which our network is located. To the extent that a grantor of an indefeasible right-of-use or other rights-of-way has a limited easement in the underlying property and not full legal title, the adequacy of our indefeasible rights-of-use or other rights-of-way could be challenged in court. We believe that the easements granted by a substantial number of landowners to grantors of our indefeasible rights-of-use are similar in scope to those with respect to which claims have been asserted, and we cannot guarantee that claims will not be made in the future.

BECAUSE SIGNIFICANT PORTIONS OF OUR FIBER OPTIC NETWORK ARE CONSTRUCTED UPON RIGHTS-OF-WAY CONTROLLED BY UTILITY COMPANIES AND MUNICIPALITIES WHICH GENERALLY PLACE THE OPERATION OF THEIR FACILITIES AHEAD OF THE OPERATION OF OUR FIBER OPTIC NETWORK, WE MAY BE UNABLE TO CONSTRUCT AND OPERATE OUR FIBER OPTIC NETWORK IN THE AFFECTED AREAS WITHOUT PERIODIC INTERRUPTIONS AND DELAYS CAUSED BY THE DAY-TO-DAY OPERATIONS OF THESE ENTITIES.

         Our rights-of-way agreements with Northeast Utilities, Central Maine Power and Consolidated Edison Communications, Inc. and various other entities contain provisions which acknowledge the right of these entities to make the provision of their services to their own customers their top priority. These companies are required only to exercise "reasonable care" with respect to our facilities and are otherwise free to take whatever actions they deem appropriate with respect to ensuring or restoring service to their customers, any of which actions could impair operation of our network.

MUNICIPAL REGULATION OF OUR ACCESS TO PUBLIC RIGHTS-OF-WAY IS SUBJECT TO CHANGE AND COULD IMPOSE ADMINISTRATIVE BURDENS THAT WOULD RESULT IN ADDITIONAL COSTS TO US OR LIMIT OUR OPERATIONS.

         Local governments typically retain the ability to license public rights-of-way, subject to the federal requirement that local governments may not prohibit the provision of telecommunications services. Changes in local government regulation could impose additional costs on our business and limit our operations. Local authorities affect the timing and costs associated with our use of public rights-of-way.

WE ARE CURRENTLY INVOLVED IN LITIGATION CONCERNING THE COST OF OUR RIGHTS OF WAY IN THE WASHINGTON, D.C. AREA. IF THIS LITIGATION IS NOT RESOLVED IN OUR FAVOR, WE MAY NOT BE ABLE TO OPERATE PROFITABLY IN THIS GEOGRAPHIC AREA.

         Our business in the Washington, D.C. metropolitan area depends on rights of way granted by the Washington Metropolitan Area Transportation Authority (the "WMATA"). In litigation with the WMATA, we have claimed that the rates charged by the WMATA violate the Telecommunications Act of 1996, because we are required to pay a higher price per foot than other carriers and because the rates we are required to pay are prohibitively expensive. If this litigation is not resolved in our favor, we could be required to pay the higher rates through 2009.


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

RISKS RELATING TO GOVERNMENT REGULATION

FEDERAL REGULATION OF THE TELECOMMUNICATIONS INDUSTRY IS CHANGING RAPIDLY AND WE COULD BECOME SUBJECT TO UNFAVORABLE NEW RULES AND REQUIREMENTS WHICH COULD IMPOSE SUBSTANTIAL FINANCIAL AND ADMINISTRATIVE BURDENS ON US AND INTERFERE WITH OUR ABILITY TO SUCCESSFULLY EXECUTE OUR BUSINESS STRATEGIES.

         Regulation of the telecommunications industry is changing rapidly. Existing and future federal, state, and local governmental regulations will greatly influence our viability. Consequently, undesirable regulatory changes could adversely affect our business, financial condition and results of operations. For example, the FCC recently issued rules under the Telecommunications Act of 1996 which would have required that competitive local exchange carriers, such as NEON, be allowed to purchase the use of certain elements of the telecommunications network owned and operated by incumbent local exchange carriers. By purchasing these elements, competitive local exchange carriers would have been able to provide services in a cost-effective manner to their customers. However, the FCC's rules were challenged in court by the incumbent local exchange carriers. The U.S. Court of Appeals for the District of Columbia Circuit sided with the incumbent local exchange carriers and has required the FCC to formulate new rules. Any new rules issued by the FCC may not provide competitive local exchange carriers with the ability to purchase the use of all of the elements of the incumbent local exchange carrier's network, and as a result the competitive local exchange carriers may not be able to continue providing services to their customers that they are currently providing.

REVENUES FROM TELECOMMUNICATIONS PROVIDED TO END-USERS, WHICH REPRESENT A PORTION OF OUR REVENUES, ARE SUBJECT TO CONTRIBUTIONS TO THE FCC'S UNIVERSAL SERVICE FUND, AND INCREASES IN THE AMOUNT WE ARE REQUIRED TO CONTRIBUTE COULD INCREASE OUR COSTS UNEXPECTEDLY.

         While we generally do not deal directly with end-users of telecommunications and are therefore generally exempt from contributing to the FCC's Universal Service Fund, the FCC treats certain Internet service providers purchasing telecommunications as end-users. Our revenues from providing telecommunications to end-users, which represent a portion of our revenues, are therefore currently subject to an assessment of 8.9%. Such assessments vary and may increase from quarter to quarter. If the annual contribution amount would be less than $10,000, we would qualify for a de minimus exemption from contribution to the Fund. Our required contributions to the Universal Service Fund for the year ended December 31, 2003 and the nine months ended September 30, 2004 were approximately $168,000 and $140,000, respectively.

IF WE BECOME SUBJECT TO REGULATION AS A COMMON CARRIER IN THE FUTURE, WE WOULD BE SUBJECT TO ADDITIONAL REGULATORY REQUIREMENTS.

         We do not believe that we are currently a "common carrier," but that status could change based on differing interpretations of current regulations, regulatory changes and changes in the way we conduct our business. If we become regulated as a common carrier by the FCC, we would have to publicize the rates for our services and submit other reports, and would be required to contribute to federal funds including, but not limited to, those established for Telecommunications Relay Services, for the management of the North American Numbering Plan and for Local Number Portability. These regulatory requirements could impose substantial burdens on us.

         The Telecommunications Act of 1996 requires incumbent local telephone companies to provide elements of their networks to competitors on an unbundled basis. The FCC determined that dark fiber is a network element that incumbent local telephone companies must provide to others. The availability of this alternative source of supply may increase competition among providers of dark fiber services and could decrease the demand for our services.

STATE REGULATION OF COMPANIES PROVIDING TELECOMMUNICATIONS SERVICES VARIES SUBSTANTIALLY FROM STATE TO STATE AND WE MAY BECOME SUBJECT TO BURDENSOME AND RESTRICTIVE STATE REGULATIONS AS WE EXPAND OUR FIBER OPTIC NETWORK INTO A BROADER GEOGRAPHIC AREA, WHICH COULD INTERFERE WITH OUR OPERATIONS AND OUR ABILITY TO MEET OUR STRATEGIC OBJECTIVES.

         We may be subject to state regulation, which can vary substantially from state to state. NEON subsidiaries have obtained authority to provide intrastate telecommunications services on a competitive common carrier basis in our market area. Therefore, these subsidiaries are subject to the obligations that applicable law places on all similarly certificated common carriers including the filing of tariffs, state regulation of certain service offerings, pricing, payment of regulatory fees and reporting requirements. The costs of


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

compliance with these regulatory obligations, or any of the regulatory requirements of other states to which we might become subject, could have a material adverse effect on our operations. Moreover, some of our rights-of-way depend on our status as a common carrier in these states, and if that status were to be successfully challenged, those rights-of-way could be terminated.

YOU ARE UNLIKELY TO BE ABLE TO EXERCISE EFFECTIVE REMEDIES AGAINST ARTHUR ANDERSEN LLP, THE FORMER INDEPENDENT PUBLIC ACCOUNTANTS FOR NEON FOR ANY LIABILITY THAT THEY MIGHT OTHERWISE HAVE UNDER THE SECURITIES ACT OF 1933 OR OTHER SECURITIES LAWS.

         NEON's Consolidated Financial Statements as of December 31, 2001, and for the year then ended (its predecessor company financial statements prior to its emergence from bankruptcy in December 2002), were audited by Arthur Andersen LLP.

         On March 14, 2002, Arthur Andersen LLP was indicted on federal obstruction of justice charges arising from the government's investigation of Enron Corp. On June 15, 2002, a jury in Houston, Texas, found Arthur Andersen LLP guilty of these federal obstruction of justice charges. In light of the jury verdict and the underlying events, Arthur Andersen LLP subsequently substantially discontinued operations and dismissed essentially its entire workforce. You are, therefore, unlikely to be able to exercise effective remedies or collect judgments against Arthur Andersen LLP. In addition, Arthur Andersen LLP has not consented to the inclusion of its report for NEON in this joint proxy statement/prospectus, and the requirement to file its consent with respect to such report has been dispensed with in reliance on Rule 437a under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of its report in this joint proxy statement/prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.


             THE SPECIAL MEETING OF GLOBIX CORPORATION STOCKHOLDERS

GENERAL

         Globix is furnishing this joint proxy statement/prospectus to its stockholders in connection with the solicitation of proxies by the Globix board of directors for use at the special meeting of stockholders of Globix to be held on March 3, 2005, and at any adjournment or postponement of the special meeting.

         This document was first mailed to stockholders of Globix on or about February 11, 2005.

DATE, TIME AND PLACE

         The special meeting will be held on March 3, 2005 at 10:00 a.m., local time, at the offices of Globix at 139 Centre Street, New York, NY 10013. Globix's telephone number is (212) 334-8500.

PURPOSE OF THE SPECIAL MEETING

         The purpose of the Globix special meeting is to consider and vote upon proposals to:

         1. Issue Globix common stock pursuant to the merger agreement;

         2. Grant discretionary authority to adjourn or postpone the Globix special meeting to solicit additional votes to approve the matter considered at the Globix special meeting, if necessary; and

         3. Consider and act upon any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

RECORD DATE AND VOTING


         Holders of record of common stock at the close of business on January 19, 2005 (referred to in this joint proxy statement/prospectus as the Globix record date) that are entitled to vote at any annual or special meeting of Globix stockholders are entitled to vote at the special meeting and any adjournment or postponement of the special meeting.

         On the Globix record date, there were 16,460,000 shares of common stock outstanding. Of these shares of common stock, only 16,065,948 shares have been distributed. Of the 16,460,000 shares of common stock deemed issued and outstanding, 229,452 shares were placed in reserve in escrow pending the outcome of a class action lawsuit described in "Information About Globix - Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus and are not entitled to vote at the special meeting. Another 164,600 shares of common stock will be distributed following resolution of a shareholder derivative suit filed against Globix and certain of our former officers and directors, as described in "Information About Globix - Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus and are also not entitled to vote. Therefore, although 16,460,000 shares of common stock are deemed issued and outstanding as of the Globix record date, only 16,065,948 shares of common stock are entitled to vote at the special meeting.

         Each share of common stock entitled to vote at the special meeting is entitled to one vote on each matter properly brought before the special meeting.

         Under the applicable rules of the American Stock Exchange, the issuance of shares of Globix common stock in connection with the merger requires the approval of a majority of votes cast by stockholders eligible to vote at the Globix special meeting.

         The approval of the holders of a majority of votes cast by stockholders eligible to vote at the Globix special meeting is also required to approve the proposal to grant discretionary authority to adjourn or postpone the special meeting, if necessary, to solicit additional votes to approve the proposal to issue Globix common stock in the merger.

         As of the close of business on the Globix record date for the special meeting, Globix's directors and their respective affiliates beneficially owned and were entitled to vote approximately 5,348,581 shares of Globix common stock.

         As of the close of business on the record date, directors of NEON and their respective affiliates beneficially owned 1,219,817 shares of Globix common stock.

VOTING OF PROXIES AT THE GLOBIX SPECIAL MEETING AND REVOCATION OF PROXIES

         All shares of Globix common stock that are entitled to vote and are represented at the Globix special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instruction is indicated, then unless the shares covered by the proxy are in a brokerage account, such proxies will be voted "FOR" the proposed issuance of Globix common stock pursuant to the merger and "FOR" the proposal to grant discretionary authority to adjourn or postpone the Globix special meeting to solicit additional votes to approve the matter considered at the Globix special meeting, if necessary. If your shares are held in a brokerage account, please review "Quorum, Adjournment, Abstentions and Broker Non-Votes for Shares Held in a Brokerage Account" below.

         The Globix board of directors does not know of any matters other than those described in the notice of the Globix special meeting that are to come before such meeting. If any other matters are properly presented at the Globix special meeting for consideration, the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

         Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

         o filing with James C. Schroeder, the General Counsel of Globix, at or before the taking of a vote at the Globix special meeting, a written notice of revocation bearing a later date than the proxy;

         o duly executing a later dated proxy relating to the same shares and delivering it to James C. Schroeder before the taking of the vote at the Globix special meeting; or

         o attending the Globix special meeting and voting in person (although attendance at the Globix special meeting will not in and of itself constitute a revocation of a proxy).

         Any written notice of revocation or subsequent proxy should be sent to Globix Corporation, 139 Centre Street, New York, New York 10013, Attn: James C. Schroeder, or hand-delivered to James C. Schroeder at or before the taking of the vote at the Globix special meeting in New York.

         Globix will be soliciting proxies on its own behalf. Globix intends to solicit proxies through this joint proxy statement/prospectus and directly through its directors, officers and regular employees. Solicitation of some stockholders may be made in person or by mail, telephone, facsimile transmission or other means of electronic transmission. Globix will bear its own expenses in connection with the solicitation of proxies for its special meeting of stockholders.

QUORUM, ADJOURNMENT, ABSTENTIONS AND BROKER NON-VOTES FOR SHARES HELD IN A BROKERAGE ACCOUNT

         The representation in person, or by properly executed proxy, of the holders of one-third of all shares of capital stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting of Globix.

         Globix has appointed Mellon Investor Services LLC, its transfer agent, to function as the inspector of elections of the special meeting. The inspector of elections will ascertain whether a quorum is present, tabulate votes and determine the voting results on all matters presented to Globix stockholders at the special meeting. If fewer shares of Globix common stock are voted for the approval of the proposal being considered at the special meeting than are required for approval of such proposal, and if stockholders approve the proposal to grant discretionary authority to adjourn or postpone the special meeting, the special meeting may be adjourned or postponed for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent reconvening of the special meeting.

         If you submit a proxy that indicates an abstention from voting in all matters, your shares will be counted as present for the purpose of determining the existence of a quorum at the special meeting, but they will not be voted on any matter at the special meeting. Consequently, your abstention will not be considered a vote cast and will have no effect in the outcome of the proposal to approve the issuance of Globix common stock in connection with the merger or the proposal to grant discretionary authority to adjourn or postpone the special meeting to solicit additional votes to approve the matter considered at the special meeting, if necessary. If your proxy indicates an abstention only as to a particular proposal, that abstention will have no effect on the outcome of that particular proposal only.

         If you hold your shares of Globix common stock in a brokerage account, the broker holding such shares in "street name" may vote the shares only if you provide the broker with appropriate instructions. If an executed proxy statement is returned to Globix by a broker holding shares of Globix common stock in street name, which indicates that the broker does not have discretionary authority to vote on one or more of the agenda items for the special meeting, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be votes cast in favor of or against the applicable proposal and will have no effect on the outcome of such proposal. YOUR BROKER WILL VOTE YOUR SHARES ONLY IF YOU PROVIDE INSTRUCTIONS ON HOW TO VOTE BY FOLLOWING THE INSTRUCTIONS PROVIDED TO YOU BY YOUR BROKER. You are urged to mark the applicable box on the proxy to indicate how to vote your shares. In addition, please note that if your shares are held in "street name" by a broker, bank or other nominee, and you wish to vote in person at the Globix special meeting, you must bring to the special meeting a letter from your broker, bank or other nominee in order to vote your shares in person.

GLOBIX BOARD OF DIRECTORS RECOMMENDATION

         The Globix board of directors (with one director, Mr. Lampe, abstaining) has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Globix and its stockholders. Accordingly, the Globix board of directors (with one director, Mr. Lampe, abstaining) has approved the merger, the merger agreement and the transactions contemplated by the merger agreement (including the issuance of Globix common stock in the merger) and recommends that Globix stockholders vote "FOR" approval of the issuance of Globix common stock in connection with the merger and "FOR" the proposal to grant discretionary authority to adjourn or postpone the Globix special meeting to solicit additional votes to approve the matter considered at the special meeting, if necessary. In considering such recommendations, Globix stockholders should be aware that some Globix directors and officers have interests in the merger that are different from, or in addition to, those of Globix stockholders. See "The Merger -- Interests of Certain Persons in the Merger," beginning on page 71 of this joint proxy statement/prospectus.

         THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF GLOBIX. ACCORDINGLY, GLOBIX STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

          THE SPECIAL MEETING OF NEON COMMUNICATIONS, INC. STOCKHOLDERS

GENERAL

         NEON is furnishing this joint proxy statement/prospectus to its stockholders in connection with the solicitation of proxies by the NEON board of directors for use at the special meeting of stockholders of NEON to be held on March 3, 2005, and at any adjournment or postponement of the special meeting. This document is also being furnished to NEON stockholders by Globix as a prospectus of Globix in connection with the issuance by Globix of shares of Globix common stock and convertible preferred stock as contemplated by the merger agreement.

         This document was first mailed to stockholders of NEON on or about February 11, 2005.

DATE, TIME AND PLACE

         The special meeting will be held on March 3, 2005 at 11:00 a.m., local time, at the offices of Andrews Kurth LLP at 450 Lexington Ave., 15th Floor, New York, New York 10017. NEON's telephone number is (508) 616-7800.

PURPOSE OF THE SPECIAL MEETING

         The purpose of the NEON special meeting is to consider and vote upon proposals to:

         1. Approve and adopt the merger, the merger agreement and the transactions contemplated by the merger agreement;

         2. Approve and adopt an amendment to the certificate of incorporation of NEON to provide that the merger is not a "Liquidation Event" that would trigger the liquidation provision in the certificate of incorporation, which provides that upon the occurrence of a liquidation event, all assets of NEON remaining after payment of all liabilities and subject to any preferential payments would be distributed ratably to its common stockholders;

         3. Approve and adopt an amendment to the certificate of designation with respect to NEON's 12% Series A Cumulative Convertible Preferred Stock to provide that the merger is not a "Change of Control" of NEON that would trigger the change of control provisions in the certificate of designation, including the right of each holder of NEON convertible preferred stock to require NEON to purchase its shares of NEON convertible preferred stock;

         4. Grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the special meeting, if necessary; and

         5. Consider and act upon any other matter that may properly come before the special meeting.

A copy of the merger agreement and the first amendment to the merger agreement are included in Appendices A-1 and A-2, respectively, to this joint proxy statement/prospectus. A copy of the proposed amendments to NEON's certificate of incorporation and the certificate of designation are included in this joint proxy statement/prospectus in Appendices B-1 and B-2, respectively. NEON stockholders are encouraged to read the merger agreement and the proposed amendments in their entirety.

RECORD DATE AND VOTING

         Holders of record of common stock and convertible preferred stock of NEON at the close of business on January 19, 2005 (referred to in this joint proxy statement/prospectus as the NEON record date) that are entitled to vote at any annual or special meeting of NEON stockholders are entitled to vote at the special meeting and any adjournment or postponement of the special meeting.

         On the NEON record date, the following voting securities were outstanding:

         o        16,117,799 shares of common stock; and

         o        1,101,887 shares of convertible preferred stock.

         Each share of common stock entitled to vote at the special meeting is entitled to one vote on each matter properly brought before the special meeting. Each share of NEON convertible preferred stock entitled to vote at the special meeting is entitled to one vote, which is the number of votes equal to the number of shares of common stock into which such share of NEON convertible preferred stock would be convertible as provided in the certificate of designation for the NEON convertible preferred stock. Approval of the merger agreement and the amendments of NEON's certificate of incorporation and the certificate of designation require special votes as described below.

         Under Delaware law and NEON's certificate of incorporation, the affirmative vote by the holders of a majority of NEON's outstanding common stock and convertible preferred stock that are entitled to vote at any annual or special meeting of NEON stockholders, voting together as a single class, is required to approve the merger.

         Under Delaware law and NEON's certificate of incorporation the following stockholder approvals are required to approve the amendment to NEON's certificate of incorporation to amend the liquidation provision to exclude the merger from the definition of "Liquidation Event":

         o holders of a majority of NEON's outstanding common stock entitled to vote at any annual or special meeting of NEON stockholders, voting as a separate class; and

         o holders of a majority of NEON's outstanding common stock and preferred stock that are entitled to vote at any annual or special meeting of NEON stockholders, voting together as a single class.

         Under Delaware law and NEON's certificate of incorporation of which the certificate of designation is a part, the following stockholder approvals are required to approve the amendment to the certificate of designation with respect to the NEON convertible preferred stock to exclude the merger from the definition of "Change of Control":

         o holders of two-thirds of NEON's outstanding convertible preferred stock, voting as a separate class; and

         o holders of a majority of NEON's outstanding common stock and preferred stock that are entitled to vote at any annual or special meeting of NEON stockholders, voting together as a single class.

         The approval of the holders of a majority of NEON's capital stock present in person or represented by proxy and entitled to vote at any annual or special meeting of NEON stockholders, considered on an as-converted into common stock basis, is required to approve the proposal to grant discretionary authority to adjourn or postpone the special meeting to solicit additional votes to approve the matters considered at the special meeting.

         As of the close of business on the NEON record date for the special meeting, NEON's directors and their respective affiliates, beneficially owned and were entitled to vote approximately 5,687,273 shares of NEON common stock and 215,920 shares of NEON convertible preferred stock or approximately 36.0% and 19.6% of the shares of NEON's outstanding common stock and convertible preferred stock, respectively, entitled to vote at the special meeting and 34.6 % of NEON's common stock and preferred stock entitled to vote at the special meeting as a single class.

         As of the close of business on the NEON record date, directors of Globix and their affiliates beneficially owned 4,577,684 shares of NEON common stock and 474,520 shares of NEON convertible preferred stock.

VOTING OF PROXIES AT THE NEON SPECIAL MEETING AND REVOCATION OF PROXIES

         All shares of NEON capital stock that are entitled to vote and are present in person or represented at the NEON special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instruction is indicated, then unless the shares covered by the proxy are in a brokerage account, such proxies will be voted "FOR" approval and adoption of the merger, the merger agreement and the transactions contemplated by the merger agreement, "FOR" approval and adoption of the amendment of NEON's certificate of incorporation, "FOR" approval and adoption of the amendment of the certificate of designation for the NEON convertible preferred stock and "FOR" the proposal to grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the NEON special meeting, if necessary. If your shares are held in a brokerage account, please review "Quorum, Adjournment, Abstentions and Broker Non-Votes for Shares Held in a Brokerage Account" beginning on page 42 of this joint proxy statement/prospectus.

         The NEON board of directors does not know of any matters other than those described in the notice of the NEON special meeting that are to come before such meeting. If any other matters are properly presented at the NEON special meeting for consideration, the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

         Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

         o filing with Stephen Bogiages, the Secretary of NEON, at or before the taking of a vote at the NEON special meeting, a written notice of revocation bearing a later date than the proxy;

         o duly executing a later dated proxy relating to the same shares and delivering it to Mr. Bogiages before the taking of the vote at the NEON special meeting; or

         o attending the NEON special meeting and voting in person (although attendance at the NEON special meeting will not in and of itself constitute a revocation of a proxy).


         Any written notice of revocation or subsequent proxy should be sent to NEON Communications, Inc., 2200 West Park Drive, Westborough, Massachusetts 01581, Attn: Stephen Bogiages, Secretary, or hand-delivered to Mr. Bogiages at or before the taking of the vote at the NEON special meeting in New York, New York.


         NEON will be soliciting proxies on its own behalf. NEON intends to solicit proxies through this joint proxy statement/prospectus and directly through its directors, officers and regular employees. Solicitation of some stockholders may be made in person or by mail, telephone, facsimile transmission or other means of electronic transmission.

         NEON will bear its own expenses in connection with the solicitation of proxies for its special meeting of stockholders. Globix will bear one half of all other expenses incurred in connection with the preparation and printing of this document and the preparation and filing of the registration statement of which this document forms a part.

QUORUM, ADJOURNMENT, ABSTENTIONS AND BROKER NON-VOTES FOR SHARES HELD IN A BROKERAGE ACCOUNT

         The representation in person, or by properly executed proxy, of the holders of a majority of all shares of capital stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting of NEON. In connection with the separate vote by the holders of NEON's common stock with respect to the amendment to the certificate of incorporation, a majority of the total outstanding shares of NEON's common stock present in person or represented by proxy shall constitute a quorum entitled to take action at the NEON special meeting. In connection with the separate vote by the holders of NEON's convertible preferred stock with respect to the amendment to the certificate of designation, a majority of the total outstanding shares of NEON's convertible preferred stock present in person or represented by proxy shall constitute a quorum entitled to take action at the NEON special meeting.


         NEON has appointed Mellon Investor Service LLC to function as the inspector of elections of the special meeting. The inspector of elections will ascertain whether a quorum is present, tabulate votes and determine the voting results on all matters presented to NEON stockholders at the special meeting. If fewer shares of NEON common and convertible preferred stock are voted for the approval of the proposals being considered at the special meeting than are required for approval of each such proposal, and if stockholders approve the proposal to grant discretionary authority to adjourn or postpone the special meeting, the special meeting may be adjourned or postponed for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent reconvening of the special meeting.


         If you submit a proxy that indicates an abstention from voting in all matters, your shares will be counted as present for the purpose of determining the existence of a quorum at the special meeting, but they will not be voted on any matter at the special meeting. Consequently, your abstention will have the same effect as a vote against the proposal to approve the merger, the merger agreement and the transactions contemplated by the merger agreement, the amendment to the certificate of incorporation and the amendment to the certificate of designation and the proposal to grant discretionary authority to adjourn or postpone the special meeting to solicit additional votes to approve the matters considered at the special meeting, if necessary. If your proxy indicates an abstention only as to a particular proposal, that abstention will have the same effect as a vote against that particular proposal only.

         If you hold your shares of NEON common stock or convertible preferred stock in a brokerage account, the broker holding such shares in "street name" may vote the shares only if you provide the broker with appropriate instructions. If an executed proxy statement is returned to NEON by a broker holding shares of NEON common stock or convertible preferred stock in street name, which indicates that the broker does not have discretionary authority to vote on one or more of the agenda items for the special meeting, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of or against the applicable proposal. Consequently, your failure to instruct your broker as to a specific proposal will have the same effect as a vote against that proposal. YOUR BROKER WILL VOTE YOUR SHARES ONLY IF YOU PROVIDE INSTRUCTIONS ON HOW TO VOTE BY FOLLOWING THE INSTRUCTIONS PROVIDED TO YOU BY YOUR BROKER. You are urged to mark the applicable box on the proxy to indicate how to vote your shares. In addition, please note that if your shares are held in "street name" by a broker, bank or other nominee, and you wish to vote in person at the NEON special meeting, you must bring to the special meeting a letter from your broker, bank or other nominee in order to vote your shares in person.

NEON BOARD OF DIRECTORS RECOMMENDATION

         The NEON board of directors has determined (with one director, Mr. Lampe, abstaining, and as to the first amendment, with two directors, Messrs. Lampe and Grubin, abstaining) that the merger, the merger agreement and the transactions contemplated by the merger agreement, and the amendments of NEON's certificate of incorporation and the certificate of designation for the NEON convertible preferred stock are advisable and in the best interests of NEON and its stockholders. Accordingly, the NEON board of directors has approved (with one director, Mr. Lampe, abstaining, and as to the first amendment, with two directors, Messrs. Lampe and Grubin, abstaining) the merger, the merger agreement and the transactions contemplated by the merger agreement, and the amendments of NEON's certificate of incorporation and the certificate of designation for the NEON convertible preferred stock and recommends that NEON stockholders vote "FOR" adoption and approval of the merger, the merger agreement and the transactions contemplated by the merger agreement, "FOR" adoption and approval of the amendment of NEON's certificate of incorporation, "FOR" adoption and approval of the amendment of the certificate of designation for the NEON convertible preferred stock and "FOR" the proposal to grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the special meeting, if necessary. In considering such recommendations, NEON stockholders should be aware that some NEON directors and officers have interests in the merger that are different from, or in addition to, those of NEON stockholders, and that NEON and Globix have provided indemnification arrangements to directors and officers of NEON. See "The Merger -- Interests of Certain Persons in the Merger," beginning on page 71 of this joint proxy statement/prospectus.

         THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF NEON. ACCORDINGLY, NEON STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

         NEON'S STOCKHOLDERS SHOULD NOT SEND ANY STOCK OR WARRANT CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF NEON COMMON AND CONVERTIBLE PREFERRED STOCK CERTIFICATES AND CLASS A WARRANTS WILL BE MAILED TO NEON STOCKHOLDERS PROMPTLY FOLLOWING COMPLETION OF THE MERGER. FOR MORE INFORMATION REGARDING THE PROCEDURES FOR EXCHANGING NEON STOCK AND WARRANT CERTIFICATES FOR GLOBIX STOCK CERTIFICATES, SEE "TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS -- PROCEDURES FOR EXCHANGING STOCK AND WARRANT CERTIFICATES," BEGINNING ON PAGE 85 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                   THE MERGER

GENERAL

         The board of directors of NEON (with one director, Mr. Lampe, abstaining, and as to the first amendment, with two directors, Messrs. Lampe and Grubin, abstaining) and the board of directors of Globix (with one director, Mr. Lampe, abstaining) have each approved the merger agreement, which provides for the merger of a new wholly owned subsidiary of Globix with and into NEON. NEON will be the surviving corporation in the merger and as a result will be a wholly owned subsidiary of Globix. Each share of NEON common stock outstanding immediately prior to the merger will be converted into the right to receive shares of Globix common stock, and each share of NEON convertible preferred stock issued and outstanding immediately prior to the merger will be converted into the right to receive a combination of cash and shares of a new class of Globix convertible preferred stock created in connection with the merger. The shares of NEON common stock and convertible preferred stock will be converted in accordance with the terms specified in the merger agreement, as described under "Terms of the Merger Agreement and Related Transactions -- Conversion of Shares in the Merger," beginning on page 83 of this joint proxy statement/prospectus.

BACKGROUND OF THE MERGER

         In October 2003, representatives of CTA approached Peter K. Stevenson, Globix's Chief Executive Officer and President, about the possibility of Globix acquiring or merging with NEON.

         From November 2003 until mid-January 2004, Mr. Stevenson and Stephen Courter, Chairman, President and Chief Executive Officer of NEON, had preliminary conceptual discussions regarding a possible combination involving NEON and Globix. Members of Globix's management, together with Globix's outside counsel, Day Berry & Howard LLP, studied the possibility of a combination between Globix and NEON, but determined that it would not be possible to pursue the transaction until the completion of Globix's sale of the property located at 415 Greenwich Street in New York City, which took place in January 2004, and the purchase of a portion of Globix's 11% senior notes with a portion of the proceeds of that sale.

         In December 2003, Globix was approached by certain investment banks regarding the possible acquisition by Globix of the domestic assets of a foreign Internet company. Globix had previously entered into a confidentiality agreement with the company in July 2003 to enable the parties to explore a potential transaction, and Globix determined at that time and again in December 2003 not to pursue the acquisition.

         On January 15, 2004, NEON's board of directors met to discuss and consider, among other things, the status of preliminary discussions regarding the possibility of a business combination between Globix and NEON.

         In late January 2004, after further discussions between Mr. Stevenson and Mr. Courter, Globix and NEON entered into a confidentiality agreement to enable them to share information concerning their respective businesses on a confidential basis to assist in analyzing a possible combination involving Globix and NEON. During that time Globix also entered into a confidentiality agreement with Needham & Company, Inc., with a view toward engaging Needham & Company to serve as its financial advisor with respect to the possible combination.

         From mid-January 2004 to mid-February 2004, Mr. Stevenson and Mr. Courter continued periodic discussions regarding a possible combination of NEON and Globix.

         On February 3, 2004, Mr. Stevenson and Robert M. Dennerlein, the Chief Financial Officer of Globix, met with representatives of Needham & Company and CTA to discuss the potential combination. CTA provides consulting and business development services to NEON and also provides similar services to Globix. At that meeting, the parties discussed the fact that both companies had completed significant cost cutting and restructuring of their respective businesses since their respective bankruptcies in 2002, but both companies faced considerable pricing pressure from larger competitors that could offer a wider range of services. The presentation prepared by Globix noted that NEON and Globix had complementary portfolios of customers, which would enable each to offer their services to the others' customers, and that the combination could be expected to provide various operational synergies to both NEON and Globix.

         Over the course of February 2004, members of Globix's management, together with Day, Berry & Howard, reviewed in greater detail the issues surrounding a potential combination with NEON. In response to feedback from representatives of NEON, to the effect that NEON viewed Globix's level of debt as a significant negative factor in considering a potential combination, Globix's management considered whether it would be possible to reduce Globix's indebtedness prior to the completion of such combination. After reviewing various alternatives, Globix's management concluded that there was no attractive opportunity for reducing indebtedness prior to the completion of the possible combination.

         On February 26, 2004, NEON's board of directors met to discuss and consider, among other things, an overview of the possible combination between NEON and Globix and the benefits that may arise from such combination. Additionally, the NEON board of directors received preliminary financial and business materials related to the possible combination. After discussing and considering the possible combination and the related materials, the NEON board of directors authorized NEON to engage legal counsel to assist the due diligence efforts in order to further investigate a possible merger between Globix and NEON. Joshua Revitz's resignation as a NEON director was also presented at the same meeting.

         In early March, 2004, NEON engaged the law firm of Andrews Kurth LLP as its counsel in regards to the possible combination.

         On March 2, 2004, Globix's board of directors met by conference telephone call to discuss, among other things, the possible combination with NEON. At this meeting, management presented the opportunity of merging with NEON to the board, indicating that a merger could strengthen Globix's competitive position by expanding the number of services that it could offer and that it also offered the possibility of improving Globix's balance sheet and financial position. In light of the potential conflict of interests of certain members of the Globix board of directors in the possible combination, the board established a special committee to consider and negotiate the possible combination with NEON and authorized the special committee to begin negotiations with NEON. The initial members of the special committee were Mr. Stevenson and Mr. Herzig; on March 9, 2004, Raymond Steele joined the special committee and Mr. Stevenson became a nonvoting member of the special committee. In its deliberations on March 2, 2004, the Globix board considered the conflicts of interest that Mr. Singer, Mr. Lampe and Mr. Van Dyke have through direct or indirect ownership of equity interests in NEON and also, in the case of Mr. Lampe, his service on the board of directors of both Globix and NEON.

         On March 3, 2004, the Globix special committee met to review the status of the negotiations and discuss the engagement of an investment banking firm to provide a fairness opinion. Pursuant to instructions from the special committee, Mr. Stevenson forwarded to Mr. Courter an initial draft of a term sheet and indicated that Day, Berry & Howard had been authorized to begin preparation of a draft merger agreement. On March 8, 2004, the Globix special committee considered various proposals of investment banking firms to provide a fairness opinion and serve as financial advisors to Globix. On March 9, 2004, the Globix special committee approved the engagement of Needham & Company to provide a fairness opinion and on March 11, 2004, an engagement letter was signed with Needham & Company.

         Comments on the initial draft term sheet were received on March 11, 2004 from Andrews Kurth LLP, as outside counsel to NEON. On March 15, 2004, Day, Berry & Howard delivered the first draft of the merger agreement to NEON and Andrews Kurth. On March 21, 2004, Andrews Kurth sent comments on the first draft to Globix and Day, Berry & Howard on behalf of NEON.

         The Globix special committee continued to meet in person or telephonically regularly in March and once in April in order to monitor progress of the draft term sheet and draft merger agreement and the due diligence review.

         On March 24, 2004, NEON's board of directors met to consider presentations by NEON's outside legal counsel regarding the possible merger. The board of directors also discussed and considered the formation and appointment of a special committee to consider, investigate and negotiate the possible merger. The board of directors also discussed appointing a new director to replace Mr. Revitz and that such director would be an independent director.

         On March 25 and 26, 2004, Andrews Kurth conducted a legal due diligence review of Globix at Globix's offices in New York. On March 26 and 27, Day, Berry & Howard conducted a legal due diligence review of NEON at NEON's offices in Westborough, Massachusetts, and representatives of Day, Berry & Howard subsequently returned to NEON's offices at various times to continue Globix's legal due diligence review, with the last such on-site due diligence being conducted on May 12, 2004. Following the parties' on-site review activities, Andrews Kurth's and Day, Berry & Howard's legal due diligence reviews continued via mail and electronic-mail through mid-July as the parties continued to gather and exchange documents and information responsive to the due diligence requests of each respective counsel.

         On April 22, 2004, NEON's board of directors appointed Jose A. Cecin, Jr. to the NEON board of directors. Additionally, it received additional information and materials regarding the possible merger and considered a presentation by Mr. Courter regarding the materials and the status of negotiations. After discussing and considering the materials and the presentation, the NEON board of directors created a special committee of the NEON board of directors to review and further investigate the possible merger and designated John H. Forsgren and Mr. Cecin as members of the special committee.

         On April 30, 2004, NEON's special committee of the board of directors held an initial meeting. At the meeting, the special committee members discussed, among other things, the engagement of a financial advisor to issue a fairness opinion on the potential merger and selected Adams Harkness, Inc. (f/k/a Adams, Harkness & Hill, Inc.) as its financial advisor.

         On May 3, 2004, Day, Berry & Howard sent a revised draft of the merger agreement to NEON and Andrews Kurth, and on May 13, 2004, Andrews Kurth provided comments to the revised draft on behalf of NEON. The Globix special committee reviewed the status of negotiations on May 10 (when the status was also discussed with the entire Globix board of directors) and again on May 17, 2004.

         On May 20, 2004, NEON's special committee retained the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as counsel to the special committee. On May 21, 2004, NEON's special committee met and was briefed by Adams Harkness on the progress of its analysis. The NEON special committee was also briefed on the status of negotiations with Globix. On May 27, 2004, the NEON special committee met with NEON's board of directors to report on its efforts in regard to the potential merger, including its progress on due diligence. NEON's board of directors and the special committee also discussed and considered the terms of the potential merger.

         From May 21, 2004 until July 16, 2004, a number of drafts of the merger agreement were negotiated and exchanged between the parties. During the period from May 21, 2004 through July 16, 2004, the parties and their respective special committees discussed and negotiated several issues, including, but not limited to, the exchange ratio for shares of NEON common stock, the consideration to be given to holders of NEON's convertible preferred stock, the directors of the surviving corporation and Globix following the merger, the scope of representations and warranties to be made by each of NEON and Globix, whether representations and warranties would survive the merger, conduct of business by NEON and Globix in the period between the signing of the merger agreement and the merger closing, the completion of a financial due diligence review process after signing the merger agreement, events that would give either or both of NEON and Globix the right to terminate the merger agreement, and provisions that would allow each of NEON and Globix to consider alternative acquisition proposals if the fiduciary duties of the board of directors of either company required such consideration.

         On June 18, 2004, Day, Berry & Howard circulated the initial draft of the certificate of designation for the proposed new series of Globix convertible preferred stock. The proposed exchange ratio of 1.2748 shares of Globix common stock for each share of NEON common stock was incorporated into a revised draft of the merger agreement circulated by Andrews Kurth on July 2, 2004, based on the discussions between the parties.

         From June 3, 2004 to July 14, 2004, the NEON special committee met with its financial advisor and legal counsel numerous times to consider various valuation parameters for NEON and Globix, revised drafts of the merger agreement and the terms of the potential merger. The NEON special committee also discussed its fiduciary duties in considering the possible merger. During this period, Adams Harkness also continued its due diligence review of NEON and Globix.

         Also during this time period, the NEON special committee, NEON's management and/or their respective legal advisors and Adams Harkness met or held telephonic conversations to discuss various due diligence issues. Among other things, the participants discussed NEON management's view of Globix's and NEON's relative business strengths and NEON's reasons for pursuing a merger of the two companies at this time, which are described in more detail below under "-- The NEON Special Committee's and NEON's Reasons for the Merger."

         From June 1, 2004 to July 14, 2004, the Globix special committee met on numerous occasions, both with and without legal counsel and members of management, to consider the status of negotiations, the terms and conditions of the merger agreement and the Globix convertible preferred stock, the calculation of the exchange rate, the due diligence review and other matters relating to the merger. On June 18, 2004 the Globix special committee hired Dechert LLP as independent legal counsel. On June 21, 2004, the Globix special committee met with Needham & Company to discuss its preliminary financial analysis of the proposed merger. On July 12, the Globix special committee met jointly with the nominating committee of the Globix board of directors to consider the possible appointment of certain members of the NEON board of directors to the Globix board of directors following the merger.

         On July 14, 2004, NEON's board of directors and NEON's special committee separately heard and considered the presentation of Mr. Courter and legal counsel to both NEON and NEON's special committee regarding the status of operational, financial, business and legal due diligence.

         On July 14, 2004, the Globix special committee met with representatives of Needham & Company, Day, Berry & Howard and Dechert, as well as members of management, to consider the proposed merger agreement and to review the presentation of Needham & Company concerning its financial analysis of the proposed merger. The special committee met thereafter in executive session with its independent counsel and then met with the full board of directors, again with representatives of Needham & Company, Day, Berry & Howard and Dechert, as well as members of management. The full board reviewed presentations by Needham & Company, members of management and legal counsel and posed various questions concerning the terms of the merger. At that time, representatives of Needham & Company indicated that, in accordance with the terms of the merger agreement, Needham & Company was in a position to deliver, as of the expected July 19 date of the merger agreement, its written opinion as to the fairness, from a financial point of view, to the holders of Globix common stock of the ratio for exchanging NEON common stock for Globix common stock pursuant to the merger agreement, after taking into account the consideration to be offered to the holders of NEON preferred stock in the merger and the exchange of shares of Globix common stock for Globix 11% senior notes that is a condition to closing of the merger. Following these discussions, the Globix board of directors, by the unanimous vote of all of the Globix directors, other than Mr. Lampe who abstained, determined that, subject to receipt of final approval of the special committee and receipt of the written opinion of Needham & Company, the transaction was advisable and in the best interests of Globix and its stockholders and approved the entry into the merger agreement and the transactions contemplated thereby.

         On July 15, 2004, the NEON special committee had a telephonic meeting with its legal and financial advisors. The special committee's advisors summarized the status of the merger agreement negotiations. Adams Harkness also presented its valuation analyses relating to NEON, Globix and the combined entity. On July 15, 2004, NEON's board of directors also met to discuss and consider the merger and the merger agreement.

         On July 16, 2004, the NEON special committee had a telephonic meeting with its various advisors, as well as Mr. Courter and legal counsel. Mr. Courter and legal counsel reported to the special committee the results of the completed due diligence with respect to Globix. Representatives of Mintz Levin informed the special committee of the results of the negotiations with Globix regarding the merger agreement based on information from NEON's legal counsel and NEON. In addition, Adams Harkness delivered its opinion that the ratio for exchanging NEON common stock for Globix common stock pursuant to the merger agreement is fair, from a financial point of view, to the holders of NEON common stock (as stockholders of NEON), which opinion was subsequently confirmed in writing. Upon completing its deliberations, and subject to finalizing the merger agreement, the special committee unanimously determined that the merger agreement and the transactions contemplated thereby are advisable, and in the best interests of, the holders of NEON common stock and NEON convertible preferred stock (as stockholders of NEON) and unanimously recommended that NEON's board of directors adopt and approve the merger agreement and the transactions contemplated by the merger agreement and declare advisable and recommend that the stockholders of NEON adopt and approve the merger agreement and the transactions contemplated by the merger agreement.

         Immediately following the NEON special committee meeting, a telephonic meeting of NEON's board of directors was held. All of the members of NEON's board of directors were present. The NEON special committee delivered its recommendation to the NEON board of directors that the board of directors approve the merger, the merger agreement and the transactions contemplated by the merger agreement and declare advisable and recommend that the stockholders of NEON adopt and approve the merger, the merger agreement and the transactions contemplated by the merger agreement. The NEON board of directors, by the unanimous vote of all of the NEON directors, other than Mr. Lampe who abstained, determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, and in the best interests of, the holders of NEON common stock and NEON convertible preferred stock (as stockholders of NEON), approved the merger, the merger agreement and the transactions contemplated by the merger agreement and declared advisable and recommended that the stockholders of NEON adopt and approve the merger, the merger agreement and the transactions contemplated by the merger agreement.

         On July 16, 2004, the parties exchanged final versions of their disclosure documents and the merger agreement, which were sent out that evening to the parties and their financial advisors and legal counsel, and the independent board committees and their financial advisors and legal counsel.

         On the afternoon of July 16, 2004, the Globix special committee held a telephonic meeting at which representatives of Day, Berry & Howard, Dechert and Needham & Company were also present. The Globix special committee discussed the changes made to the draft merger agreement since July 14 and gave its final approval to the merger agreement and the transactions contemplated by the merger agreement.

         On the morning of July 19, 2004, Needham & Company delivered to the Globix special committee its written opinion to the effect that, as of that date and based upon and subject to the matters described in the opinion, and after taking into account the consideration to be offered to the holders of NEON preferred stock in the merger and the exchange of shares of Globix common stock for Globix 11% senior notes that is a condition to closing of the merger, the common stock exchange ratio pursuant to the merger agreement was fair to the holders of Globix common stock from a financial point of view.

         The merger agreement was executed on July 19, 2004 following the receipt by Globix of the written opinion of Needham & Company, and Globix and NEON issued a joint press release announcing the signing of the merger agreement.

         In late August, 2004, NEON received communications from certain holders of NEON's convertible preferred stock to the effect that such holders believed that the conversion price of the proposed Globix convertible preferred stock, which was originally set at $8.82 per share, was too high in light of the then current trading values of the Globix common stock of approximately $3.00 per share. As the conversion price is based on the amount of the liquidation preference that is surrendered upon conversion of the preferred stock into common stock, the holders believed that they should have the right to receive more shares of common stock for the aggregate liquidation preference of the preferred stock. On August 23, Mr. Courter shared these concerns with Mr. Stevenson. Given the fact that a favorable vote of the holders of the NEON convertible preferred stock is required for the merger, NEON and Globix, together with CTA, discussed the possibility of lowering the conversion price per share of the Globix convertible preferred stock (and proportionately increasing the aggregate number of shares that could be acquired upon conversion of the Globix convertible preferred stock into Globix common stock) in exchange for a reduction of the rate at which dividends accrue on the Globix convertible preferred stock. Globix management then consulted with Needham & Company and discussed the possible impact of the revised terms on the fairness, from a financial point of view, to the holders of Globix common stock of the common stock exchange ratio. On September 1, 2004, the board of directors of Globix held a telephonic meeting to consider and approve an amendment to the merger agreement to revise the conversion price and liquidation preference per share and to reduce the dividend rate of the preferred stock. At the meeting, management presented two possible scenarios:

         o a conversion price and liquidation preference per share of $3.60 per share and a dividend rate of 6 percent per annum; and

         o a conversion price and liquidation preference per share of $4.64 per share and a dividend rate of 9 percent per annum.

         The Globix board of directors noted that both scenarios would result in a dilution of the Globix common stock, but that the lowered dividend rate would offset some of the dilution on a going forward basis. In addition, the Globix board of directors noted that the lowered conversion price and liquidation preference per share would encourage Globix preferred stockholders to convert their preferred stock into common stock and to think of their interests as allied with the holders of the Globix common stock, rather than relying on their rights as preferred stockholders. The Globix board of directors directed management to negotiate a revised conversion price, liquidation preference and dividend rate following either of the two scenarios that were presented at the meeting, or at a conversion price, liquidation preference and dividend rate falling between the two scenarios. The Globix board of directors (with Mr. Lampe abstaining) and the special committee then approved and adopted an amendment to the merger agreement containing such terms, subject to receipt of a bring down letter or new fairness opinion from Needham & Company reflecting the revised terms and final approval of the special committee. In considering the amendment to the merger agreement, the Globix board of directors took into account the fact that Mr. Lampe indirectly holds, and Mr. Singer's family holds, interests in the NEON preferred stock.

         On September 2, 2004, at the instruction of Globix management, Day, Berry & Howard delivered to NEON and its counsel a draft amendment to the merger agreement changing the Globix convertible preferred stock conversion rate to $3.60 per share and the dividend rate to 6 percent per annum. Minor changes were then discussed by counsel to both parties. On the morning of September 17, 2004, the NEON board of directors (with two directors, Messrs. Lampe and Grubin, abstaining) approved the amendment to the merger agreement. In approving the amendment, the NEON board of directors considered a report from the special committee. The special committee reported that, after discussions with their legal and financial advisors, they had concluded that the amendment did not change their approval and recommendation of the merger agreement, as amended. On October 8, 2004, the special committee received a letter from Adams Harkness, which affirmed that the exchange ratio provided in the merger agreement, as amended, was fair, from a financial point of view, to the holders of NEON common stock (as stockholders of NEON).

         The Globix special committee met by telephone conference call on September 20, 2004 and approved the amendment to the merger agreement, subject to receipt of a revised fairness opinion. On September 28, 2004, Needham & Company delivered to the Globix special committee its written opinion to the effect that, as of that date and based upon and subject to the matters described in the opinion, and after taking into account the consideration to be offered to the holders of NEON preferred stock in the merger and the exchange of shares of Globix common stock for Globix 11% senior notes that is a condition to closing of the merger, the common stock exchange ratio pursuant to the amended merger agreement was fair to the holders of Globix common stock from a financial point of view. The parties exchanged executed copies of the amendment to the merger agreement on October 8, 2004.

THE GLOBIX SPECIAL COMMITTEE'S AND GLOBIX'S REASONS FOR THE MERGER

         Since Globix emerged from bankruptcy reorganization in April 2002, its board of directors has actively reviewed various strategies for increasing stockholder value. A key objective has been to redress the imbalance between revenues and costs that has historically been a feature of Globix's business, either by increasing the revenue base or by cutting costs. A second objective has been to reduce leverage by buying back or paying off higher cost indebtedness.

         Growth through acquisition of related businesses has been one of the strategies reviewed by the Globix board of directors in this process. Such acquisitions could enable Globix to offer a broader range of services to compete more effectively with larger companies, while providing a larger revenue base to support Globix's existing indebtedness. The ability to achieve operating efficiencies by combining administrative or other functions has also been a consideration in reviewing possible acquisitions. In addition, market conditions have made it possible to acquire related businesses at what are perceived to be discounted prices. In pursuing its acquisition strategy, the Globix board of directors has reviewed potential transactions involving smaller companies, like Aptegrity, Inc., whose acquisition could gradually expand the range of services that Globix provides, as well as larger companies, such as NEON, that could significantly increase the size of Globix's business and enhance its ability to compete against the much larger companies that offer managed Internet applications and infrastructure services. At the same time, the board has considered the various risks presented by acquisitions, the other demands on the company's resources and the uncertainty that the potential benefits of any acquisition will be achieved.

          In reviewing the proposed merger with NEON and making its final determination to approve the merger agreement, Globix and the Globix special committee considered, among other things:

o the Globix special committee's view that Globix, on a stand alone basis, runs a long term risk of not being able to meet its business plan due to its heavy debt load;

o the Globix special committee's view that the combination of the two companies would be beneficial because:

         o the two companies have complementary products that, when offered together, would be more attractive to a wider range of potential customers than the single offerings of either company;
         o the two companies have different customer bases and would be able to cross-sell their products to each others' customers;
         o the combination would result in various administrative cost savings;
         o the common ownership of the two companies would ease some transition issues;
         o Globix would benefit from a larger platform from which to sell its services; and
         o Globix would benefit from a larger asset base to support its indebtedness.

o the Globix special committee's view that the combination presented the following risks:

         o the disruption in the business of both companies caused by the transaction and the management time required to integrate the two businesses;
         o        the lack of geographic diversity in NEON's business;
         o the fact that the range of NEON's service offerings is very narrow; and
         o the fact that the anticipated synergies and cost savings are speculative.

o the business, financial condition, results of operations, prospects, current business strategy and competitive position of each of Globix, NEON and the combined company, as well as general economic and stock market conditions;

o discussions with management and information provided by management as to its analysis of the transaction and the businesses of the two companies; and

o the ability of the combined companies to use their historical net operating losses to offset income tax liabilities following completion of the transaction.

         In considering the valuation of NEON and the fairness of the transaction to Globix and its stockholders, the Globix board of directors and the Globix special committee considered, among other things:

o the historical trading values of the Globix common stock and the fact that the NEON common stock is not publicly traded;

o the impact of Globix's proportionately high level of debt on the trading values of the Globix common stock;

o the contribution analysis, accretion/dilution analysis, selected company analysis, selected transaction analysis and other financial analyses presented by Needham & Company to the special committee;

o the opinion delivered to the special committee by Needham & Company as to the fairness, from a financial point of view, of the common stock exchange ratio to the holders of the Globix common stock; and

o the value of the debt-for-equity exchange to Globix and its contribution to the reduction of Globix's indebtedness.

         In reviewing the transaction, the Globix board and special committee concluded that the potential benefits of the transaction outweighed the potential risks and that, in light of the potential benefits of the transaction, the consideration to be offered to the holders of NEON stock and warrants is fair to the stockholders of Globix. The preceding discussion of the information and factors considered by the Globix board and special committee is not intended to be exhaustive, but is believed to include all material factors considered by the board and the special committee. In evaluating the merger, the members of the Globix board and the special committee took into account their knowledge of the business, financial condition and prospects of Globix and the advice of its advisors. In light of the number and variety of the factors considered by the board and the special committee, the board and the special committee did not find it practicable to assign relative weights to the foregoing factors. Rather, the board and the special committee made their determinations based on the total mix of information available to them.

RECOMMENDATIONS OF GLOBIX'S BOARD OF DIRECTORS

         The Globix board of directors (with one director, Mr. Lampe, abstaining) has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Globix and its stockholders. Accordingly, the Globix board of directors (with one director, Mr. Lampe, abstaining) has approved the merger, the merger agreement and the transactions contemplated by the merger agreement (including the issuance of Globix common stock in the merger) and recommends that stockholders vote "FOR" approval of the issuance of Globix common stock in connection with the merger and "FOR" the proposal to grant discretionary authority to adjourn or postpone the Globix special meeting to solicit additional votes to approve the matter considered at the special meeting, if necessary.

OPINION OF GLOBIX'S FINANCIAL ADVISOR

         Globix retained Needham & Company to render an opinion as to the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement to the holders of Globix common stock. The exchange ratio was determined through arm's length negotiations between Globix and NEON and not by Needham & Company.

         On July 19, 2004, Needham & Company delivered to the special committee of the Globix board of directors its written opinion that, as of that date and based upon and subject to the assumptions and other matters described in the opinion, the common stock exchange ratio pursuant to the merger agreement was fair to the holders of Globix common stock from a financial point of view. On September 28, 2004, Needham & Company delivered to the special committee its written opinion that, as of that date and based upon and subject to the assumptions and other matters described in the opinion, the common stock exchange ratio pursuant to the amended merger agreement was fair to the holders of Globix common stock from a financial point of view. THE NEEDHAM & COMPANY OPINION IS ADDRESSED TO THE SPECIAL COMMITTEE OF THE GLOBIX BOARD OF DIRECTORS, IS DIRECTED ONLY TO THE FINANCIAL TERMS OF THE MERGER AGREEMENT, AS AMENDED, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY GLOBIX STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE ON, OR TAKE ANY OTHER ACTION RELATING TO, THE ISSUANCE OF SHARES IN THE MERGER.

         The complete text of the September 28, 2004 Needham & Company opinion, which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by Needham & Company, is attached to this joint proxy statement/prospectus as Appendix D. The summary of the September 28, 2004 Needham & Company opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the Needham & Company opinion. GLOBIX STOCKHOLDERS SHOULD READ THE NEEDHAM & COMPANY OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED, AND THE ASSUMPTIONS MADE BY NEEDHAM & COMPANY.

         In arriving at its opinion, Needham & Company, among other things:

         o reviewed a draft of the amended merger agreement dated September 28, 2004;

         o reviewed certain publicly available information concerning Globix and NEON and certain other relevant financial and operating data of Globix and NEON furnished to Needham & Company by Globix and NEON;

         o reviewed the historical stock prices and trading volumes of Globix common stock;

         o held discussions with members of management of Globix and NEON concerning the respective companies' current and future business prospects and joint prospects for the combined companies, including potential cost savings and other synergies that may be achieved by the combined companies;

         o reviewed certain financial forecasts with respect to Globix and NEON prepared by the respective managements of Globix and NEON, including, with respect to Globix, forecasts characterized by Globix management as a downside scenario;

         o compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham & Company deemed relevant to similar data for NEON;

         o reviewed the financial terms of certain other business combinations that Needham & Company deemed generally relevant; and

         o performed and/or considered such other studies, analyses, inquiries and investigations as Needham & Company deemed appropriate.

         In arriving at its opinion, Needham & Company did not independently verify, nor did Needham & Company assume responsibility for independent verification of, any of the information reviewed by or discussed with it and assumed and relied on the accuracy and completeness of that information. Needham & Company assumed that the financial forecasts for Globix and NEON provided to it by their respective managements and the joint prospects of the combined companies were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Globix and NEON, at the time of preparation, of the future operating and financial performance of Globix and NEON and the combined companies. Needham & Company relied upon the estimates of Globix and NEON of the potential cost savings and other synergies, including the amount and timing thereof, that may be achieved as a result of the merger.

Needham & Company did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Globix or NEON. Needham & Company's opinion states that it was based on economic, monetary and market conditions existing as of its date. Needham & Company expressed no opinion as to what the value of Globix common stock will be when issued to the stockholders of NEON pursuant to the merger or the prices at which Globix common stock will actually trade at any time. In addition, Needham & Company was not asked to consider, and the Needham & Company opinion does not address, Globix's underlying business decision to engage in the merger or the Globix debt-for-equity exchange or the relative merits of the merger or the Globix debt-for-equity exchange as compared to other business strategies that might be available to Globix.

         No limitations were imposed by Globix on Needham & Company with respect to the investigations made or procedures followed by Needham & Company in rendering its opinion.

         In preparing its opinion, Needham & Company performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by Needham & Company in arriving at its opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Needham & Company, the tables must be read together with the full text of each summary.

         For purposes of the contribution, selected companies and selected transaction analyses, the terms transaction value and market value represent the value, or deemed value based upon the merger consideration or exchange ratio, of the relevant company's common equity, and the terms aggregate transaction value and enterprise value represent, with respect to the relevant company, market value plus debt, less cash.

         CONTRIBUTION ANALYSIS. Needham & Company reviewed and analyzed the pro forma contribution of each of Globix and NEON to pro forma combined August 31, 2004 balance sheet information, and pro forma projected calendar 2004 through calendar 2007 combined operating results. In calculating the pro forma projected combined operating results, Needham & Company used financial forecasts prepared by Globix and NEON management and assumed no cost savings or other synergies. Needham & Company reviewed, among other things, the pro forma contributions to revenue, gross profit, earnings before interest and taxes, or EBIT, earnings before interest, taxes, depreciation and amortization, or EBITDA, cash and equivalents, total assets, stockholders' equity, working capital and enterprise value. This analysis indicated that NEON would have contributed:

         o        42.9% of pro forma combined cash and cash equivalents;
         o        54.4% of pro forma combined total assets;
         o        86.3% of pro forma combined stockholder's equity;
         o        25.3% of pro forma combined net working capital; and
         o        39.6% of pro forma combined enterprise value.

         This analysis also indicated that NEON would contribute the percentages shown in the following table of

         o last twelve months, or LTM, and projected calendar 2004 through projected calendar 2007 pro forma combined revenue;
         o LTM and projected calendar 2004 through projected calendar 2007 pro forma combined gross profit;
         o LTM and projected calendar 2004 through projected calendar 2007 pro forma combined EBIT; and
         o LTM and projected calendar 2004 through projected calendar 2007 pro forma combined EBITDA.

                             LTM                CY 2004E             CY 2005E             CY 2006E            CY 2007E
                             ---                --------             --------             --------            --------
Revenue                     43.5%                 43.5%                47.8%                49.4%               50.5%
Gross profit                33.7%                 34.9%                43.0%                45.9%               48.3%
EBIT                         N/M                   N/M                  N/M                  N/M                43.1%
EBITDA                       N/M                   N/M                 74.3%                60.0%               56.7%

         The results of the contribution analysis are not necessarily indicative of the contributions that the respective businesses may have in the future.

         Based on the exchange ratio, after taking into account the transactions contemplated by the merger agreement, including the Globix's debt-for-equity exchange, and using the treasury stock method to calculate the number of shares of Globix common stock outstanding, NEON common stockholders would beneficially own approximately 56.7% of the outstanding shares of common stock of the combined company (ignoring current cross ownership between the holders of Globix and NEON common stock, as further described in the section entitled "The Merger
- Interests of Certain Persons in the Merger" beginning on page 71 of this joint proxy statement/prospectus). The foregoing ownership percentage does not include the shares of NEON convertible preferred stock that are beneficially owned by certain common stockholders of NEON and that will be exchanged for Globix convertible preferred stock in the merger or currently exercisable options or warrants (other than the Class A warrants) held by NEON or Globix common stockholders.

         ACCRETION/DILUTION ANALYSIS. Needham & Company reviewed various pro forma financial impacts of the merger on the holders of Globix and NEON common stock based on the Globix closing stock price of $2.85 on July 16, 2004, the last trading day prior to announcement of the merger, and the common stock exchange ratio of 1.2748 and estimated financial results of Globix and NEON for calendar years 2004, 2005 and 2006, and assuming cost savings and other synergies resulting from the merger. The estimated financial results and cost savings and other synergies were based upon Globix management estimates. Based upon these projections and assumptions, Needham & Company noted that the merger would result in accretion to the projected earnings per share of Globix for each of calendar years 2004, 2005 and 2006. The actual operating or financial results achieved by the combined entity may vary from projected results, and these variations may be material.

         SELECTED COMPANY ANALYSIS. Using information provided by NEON management, Needham & Company compared selected historical and projected financial and market data ratios for NEON to the corresponding publicly available data and ratios of certain publicly traded companies that Needham & Company deemed relevant because their lines of businesses are similar to NEON's line of business. These companies, referred to as the selected companies, consisted of the following:

                  Level 3 Communications, Inc.;
                  Corvis Corporation;
                  Cogent Communications Group, Inc.;
                  FiberNet Telecom Group, Inc.;
                  XO Communications, Inc.; and
                  VersaTel Telecom International N.V.

         The table below sets forth information concerning the following multiples for the selected companies and for NEON:

         o        Enterprise value as a multiple of LTM revenues;
         o Enterprise value as a multiple of projected calendar 2004 revenues;
         o Enterprise value as a multiple of projected calendar 2005 revenues; and
         o        Enterprise value as a multiple of LTM EBITDA.

         Needham & Company also compared, for the selected companies,

         o        Enterprise value as a multiple of LTM EBIT;
         o        Price as a multiple of LTM earnings per share;
         o Price as a multiple of projected calendar 2004 earnings per share; and
         o Price as a multiple of projected calendar 2005 earnings per share;

but determined these comparisons were not meaningful because of NEON's losses.

         Needham & Company calculated multiples for the selected companies based on the closing stock prices of those companies on August 31, 2004 and for NEON based on the Globix closing stock price of $2.85 on July 16, 2004 and the exchange ratio of 1.2748 shares of Globix common stock for each share of NEON common stock.

                                                                  SELECTED COMPANIES
                                           -------------------------------------------------------------------

                                               HIGH               LOW               MEAN           MEDIAN           NEON
                                               ----               ---               ----           ------           ----
Enterprise value to LTM revenues               3.7x               0.4x              1.5x            1.3x            1.6x

Enterprise value to projected                  1.6x               0.3x              0.9x            0.9x            1.5x
calendar 2004 revenues

Enterprise value to projected                  1.7x               0.3x              0.9x            0.7x            1.1x
calendar 2005 revenues

Enterprise value to LTM EBITDA                13.4x               6.5x             10.3x           10.9x           19.0x

         No company, transaction or business used in the preceding "Selected Company Analysis," or the following "Selected Transaction Analysis" as a comparison is identical to Globix, NEON or the merger. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

         SELECTED TRANSACTION ANALYSIS. Needham & Company analyzed publicly available financial information for the following selected telecommunications industry merger and acquisition transactions, which represent transactions since January 1, 2002 involving targets with an equity value of between $30 million and $200 million:

          ACQUIRER                                  TARGET
          --------                                  ------
          ITC DeltaCom, Inc.                        BTI Telecom Corp.
          CenturyTel, Inc.                          Digital Teleport, Inc.
          Level 3 Communications, Inc.              Genuity Inc.
          Xspedius Management Corp. LLC             e.spire Communications, Inc.

         In examining the selected transactions, Needham & Company analyzed, for the selected transactions and for NEON, the enterprise value as a multiple of revenue for the last 12 months. Of the transactions analyzed, Needham & Company believed that the acquisition by CenturyTel of Digital Teleport was the most relevant for purposes of the selected transaction analysis because of the similarity of the target's line of business and size to those of NEON, and noted this transaction had a multiple of enterprise value to LTM revenues of 1.8x.

         Needham & Company calculated multiples for NEON based on the Globix closing stock price of $2.85 on July 16, 2004, the exchange ratio of 1.2748 shares of Globix common stock for each share of NEON common stock.

         The following table sets forth information concerning the multiples of enterprise value to LTM revenues for the selected transactions.

                                                             SELECTED TRANSACTIONS
                                          -------------------------------------------------------------
                                             HIGH               LOW            MEAN           MEDIAN      GLOBIX / NEON MERGER
                                             ----               ---            ----           ------      --------------------
Enterprise value to LTM revenue              3.1x              0.4x            1.6x            1.4x               1.6x

         OTHER ANALYSES. In rendering its opinion, Needham & Company considered various other analyses, including a discounted cash flow sensitivity analysis and a history of trading prices and volumes for Globix common stock.

         The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham & Company made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Globix and NEON. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Needham & Company's opinion and its related analyses were only one of many factors considered by the special committee of Globix's board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the special committee of Globix's board of directors or management with respect to the common stock exchange ratio or the merger.

         Under the terms of its engagement letter with Needham & Company, Globix has paid or agreed to pay Needham & Company fees for rendering the Needham & Company opinion that Globix and Needham & Company believe are customary in transactions of this nature. None of Needham & Company's fees are contingent on consummation of the merger. Whether or not the merger is consummated, Globix has agreed to reimburse Needham & Company for certain of its out-of-pocket expenses and to indemnify it against specified liabilities relating to or arising out of services performed by Needham & Company in rendering its opinion.

         Needham & Company is a nationally recognized investment banking firm. As part of its investment banking services, Needham & Company is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham & Company was retained by the special committee of the Globix board of directors to render an opinion in connection with the merger based on Needham & Company's experience as a financial advisor in mergers and acquisitions as well as Needham & Company's familiarity with technology companies. Needham & Company has had no other investment banking relationship with Globix, and has had no investment banking relationship with NEON, during the past two years. Needham & Company may in the future provide investment banking and financial advisory services to Globix and NEON unrelated to the proposed merger, for which services Needham & Company expects to receive compensation. In the normal course of its business, Needham & Company may actively trade the equity securities of Globix for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in these securities.

THE NEON SPECIAL COMMITTEE'S AND NEON'S REASONS FOR THE MERGER

         THE NEON SPECIAL COMMITTEE'S REASONS FOR THE MERGER

         In reaching its determination, the NEON special committee considered:

         o the NEON special committee's conclusion that entering into the merger agreement at this time would provide greater value to NEON's stockholders than they would receive if NEON remained a stand-alone entity due to, among other factors, the greater diversification of products and services that could be offered by the combined entity;

         o the NEON special committee's conclusion that the economic terms contained in the merger agreement represented the best economic terms that could be obtained from Globix;

         o the NEON special committee's conclusion that the expenditure of approximately $5 million of available cash by the combined company to eliminate a portion of the NEON convertible preferred stock was a prudent financial decision based upon:

                  o the combined company's liquidity position post-merger,

                  o the high dividend rate on the convertible preferred stock, and

                  o the combined company's new right to redeem the convertible preferred stock a year earlier;

         o the business, financial condition, results of operations, prospects, current business strategy and competitive position of each of NEON, Globix and the new combined company, as well as general economic and stock market conditions;

         o the information from, analysis by and the substance of discussions with NEON management in support of the merger;

         o the NEON special committee's conclusion that, since the merger consideration to be received by NEON common stockholders would be in the form of publicly tradable Globix securities, the exchange of NEON securities in the merger would provide:

                  o        increased liquidity for the common stockholders, and

                  o improved access to the capital markets for the combined company;

         o the NEON special committee's belief that the merger would allow Globix and NEON to realize cost savings as a result of certain business synergies;

         o the fact that the receipt of Globix capital stock by the holders of NEON capital stock in the merger is expected to be tax-free to such holders, as well as to Globix and NEON; and

         o the opinion of Adams Harkness to the effect that, based upon and subject to the assumptions, qualifications and limitations stated in its opinion, as of the date of its opinion, the exchange ratio of 1.2748 shares of Globix common stock for each outstanding share of NEON common stock to be paid to the holders thereof in the merger was fair, from a financial point of view, to the holders of NEON common stock (as stockholders of NEON), and the reports and analyses presented to the NEON special committee by Adams Harkness in connection with the opinion. See "--Opinion of NEON's Financial Advisor" beginning on page 63 of this joint proxy statement/prospectus.

         The NEON special committee also considered a number of negative factors in its deliberations concerning the merger, including:

         o the fact that the merger agreement does not provide the holders of NEON capital stock with any protection against fluctuations in the market price of Globix common stock during the period from the signing of the merger agreement to the completion of the merger;

         o the reduction in the combined company's liquidity as a result of the combined company's expenditure of approximately $5 million of available cash to eliminate a portion of the NEON convertible preferred stock;

         o        the combined company's liquidity position post-merger;

         o the loss of control over the future operations of NEON following the merger;

         o the fact that the merger agreement provides that Globix has the right not to proceed with the transaction under certain circumstances, including in the event that greater than fifteen percent (15%) of NEON's common stockholders or convertible preferred stockholders elect to exercise their appraisal rights;

         o        the ability of Globix to reduce its pre-merger debt; and

         o the other factors discussed in this joint proxy statement/ prospectus under the section entitled "Risk Factors," beginning on page 21 of this joint proxy statement/prospectus.

         The NEON special committee believed that these negative factors were substantially outweighed by the benefits anticipated from the merger. The preceding discussion of the information and factors considered by the NEON board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the NEON board of directors. Mr. Lampe, a director on the NEON and Globix boards of directors, abstained from voting on the merger. In evaluating the merger, the members of the NEON special committee considered their knowledge of the business, financial condition and prospects of NEON, and the advice of its advisors. In light of the number and variety of factors that the NEON special committee considered in connection with their evaluation of the merger, the NEON special committee did not find it practicable to assign relative weights to the foregoing factors. Rather, the NEON special committee made its determination based upon the total mix of information available to it.

         NEON'S REASONS FOR THE MERGER

         In determining the fairness of the terms of the merger and approving the merger agreement and the transactions contemplated by the merger agreement, the NEON board of directors considered the factors described above under "--The NEON Special Committee's Reasons for the Merger" beginning on page 61 of this joint proxy statement/prospectus. In approving the merger agreement and the transactions contemplated by the merger agreement, the NEON board of directors concurred with and adopted the analysis of the NEON special committee with respect to the financial evaluation of NEON and of the exchange ratio.

         In evaluating the merger, the members of the NEON board of directors considered their knowledge of the business, financial condition and prospects of NEON, and the advice of its advisors. In light of the number and variety of factors that NEON's board of directors considered in connection with their evaluation of the merger, NEON's board of directors did not find it practicable to assign relative weights to the foregoing factors. Rather, NEON's board of directors made its determination based upon the total mix of information available to it.

         RECOMMENDATIONS OF NEON'S BOARD OF DIRECTORS

         The NEON board of directors (with one director, Mr. Lampe, abstaining, and as to the first amendment, with two directors, Messrs. Lampe and Grubin, abstaining) has approved the merger, the merger agreement and the transactions contemplated by the merger agreement, and on the basis of the recommendation of the NEON special committee, determined that the terms of the merger are advisable and in the best interests of NEON and its stockholders. Accordingly, the NEON board of directors (with one director, Mr. Lampe, abstaining) recommends that NEON's stockholders vote "FOR" the merger, the merger agreement and the transactions contemplated by the merger agreement, "FOR" the amendment to NEON's certificate of incorporation, "FOR" the amendment to the certificate of designation for the NEON convertible preferred stock and "FOR" the proposal to grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the NEON special meeting, if necessary.

OPINION OF NEON'S FINANCIAL ADVISOR

         Adams Harkness, Inc. (f/k/a Adams, Harkness & Hill, Inc.) provided a fairness opinion to the NEON special committee on July 16, 2004 that, as of the date of such fairness opinion, the exchange ratio payable pursuant to the merger agreement was fair, from a financial point of view, to the holders of NEON common stock (as stockholders of NEON). The full text of the July 16, 2004 fairness opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the fairness opinion, is attached as Appendix E to this joint proxy statement/prospectus and is incorporated herein by reference (the "Adams Harkness fairness opinion"). The Adams Harkness fairness opinion, referred to herein, does not constitute a recommendation as to how any NEON stockholder should vote with respect to the merger. NEON stockholders are urged to, and should, read the fairness opinion in its entirety.

         The NEON special committee retained Adams Harkness to assist it in its evaluation of the proposed merger. Pursuant to the terms of Adams Harkness' engagement letter, Adams Harkness was retained by the NEON special committee to render an opinion as to the fairness, from a financial point of view, to the stockholders of NEON of the consideration to be received, or the exchange ratio to be employed, as the case may be, by such stockholders in connection with the merger. Adams Harkness is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes.

         At the meeting of the NEON special committee on July 16, 2004, Adams Harkness rendered its fairness opinion, in writing, that, as of that date, based upon and subject to the various considerations set forth in such fairness opinion, the exchange ratio of 1.2748 set forth in the draft merger agreement dated as of July 16, 2004 is fair, from a financial point of view, to the holders of NEON common stock (as stockholders of NEON).

         The Adams Harkness fairness opinion is directed to the NEON special committee and addresses only the fairness, from a financial point of view, of the exchange ratio of 1.2748 set forth in the merger agreement. The description of the Adams Harkness fairness opinion set forth in this joint proxy statement/prospectus is only a summary and NEON stockholders should refer to the full text of the Adams Harkness fairness opinion.

         The following is a summary of the various sources of information and valuation methodologies used by Adams Harkness in arriving at its fairness opinion. To assess the fairness of the transaction, Adams Harkness employed analyses based on the following:

         o relative valuations for each of NEON and Globix based on a discounted cash flow valuation analysis for each company on a stand-alone basis;

         o each company's implied pro forma revenue and EBITDA contribution to the combined entity;

         o        valuation metrics derived from selected comparable companies;
                  and

         o valuation metrics derived from selected precedent transactions.

         In conducting its investigation and analysis and in arriving at its opinion, Adams Harkness reviewed the information and took into account the investment, financial and economic factors it deemed relevant and material under the circumstances. The material actions undertaken by Adams Harkness in connection with the preparation and rendering of its fairness opinion were as follows:

         o reviewed the terms of the merger agreement furnished to Adams Harkness by legal counsel to the NEON special committee which, for the purposes of the Adams Harkness fairness opinion, Adams Harkness assumed, with the permission of the NEON special committee, to be identical in all material respects to the merger agreement to be executed;

         o analyzed and discussed with management of NEON and Globix certain historical and projected financial statements and other financial and operating data concerning each company, including with respect to Globix, forecasts characterized by Globix management as a downside scenario;

         o reviewed and analyzed the historical common stock trading history of Globix;

         o conducted due diligence discussions with members of senior management of NEON and Globix concerning the financial performance, operations, business strategy and prospects for such company, respectively;

         o reviewed and analyzed the potential pro forma financial effects of the merger on the projected financial results of the consolidated entity;

         o compared the results of operations of Globix with those of certain companies Adams Harkness deemed to be relevant and comparable;

         o compared the terms and conditions of the merger with certain mergers and acquisitions Adams Harkness deemed to be relevant and comparable;

         o reviewed and analyzed the current capitalization of each of NEON and Globix, as well as the projected pro forma capitalization of Globix after giving effect to the merger; and

         o performed such other financial studies, investigations and analyses and took into account such other matters as it deemed necessary, including Adams Harkness' assessment of general economic, market and monetary conditions as of the date of the Adams Harkness fairness opinion.

         In rendering its fairness opinion, Adams Harkness assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to Adams Harkness by, or on behalf of, NEON and Globix, and did not independently verify such information. Adams Harkness also relied on the assurances of NEON's management that they were not aware of any facts that would make such information misleading. Adams Harkness assumed, with the NEON special committee's consent, that:

         o with respect to forecasts reviewed relating to the prospects of NEON or Globix, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of NEON and Globix, respectively, as to the future financial performance of such company;

         o all material assets and liabilities (contingent or otherwise, known or unknown) of each of NEON and Globix are as set forth in the historic and projected financial statements of each such company as provided to Adams Harkness;

         o obtaining any regulatory and other approvals and third party consents required for consummation of the merger would not have a material effect on the anticipated benefits of the merger; and

         o the merger would be consummated in accordance with the terms set forth in the merger agreement.

         In conducting its review, Adams Harkness did not obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of NEON or Globix. Adams Harkness' fairness opinion did not predict or take into account any possible economic, monetary or other changes which may occur, or information which may come available, after the date of its written fairness opinion.

         For purposes of its analyses, Adams Harkness assumed, among other things, that there would be 25,156,262 pro forma fully diluted shares of NEON common stock outstanding, and 22,326,902 fully diluted shares of Globix common stock outstanding, immediately prior to the effective time of the merger.

         DISCOUNTED CASH FLOW ANALYSIS

         Adams Harkness analyzed certain historical and projected financial statements of NEON and Globix, provided by management of NEON and Globix, respectively, in performing a discounted cash flow analysis for each company. Adams Harkness relied on such information and assumed such information to be complete and accurate in all material respects. Through these analyses, Adams Harkness assessed the stand-alone value for each company based on the valuation implied by the present value of the company's future cash flows using selected discount rates. Implied equity values were then calculated using most recent (March 31, 2004) balance sheet information (assuming, based on discussions with management of NEON and Globix, the conversion of $12.5 million of Globix debt into equity). Terminal values were calculated by tax affecting out-year free cash flows at 40% and capitalizing this amount using a sensitized range of long-term growth rates (reflective of historical and projected performance) and weighted average costs of capital ("WACC"). The present value of tax shields relating to an out-year residual net operating loss balance was added to the valuation of both companies.

         Adams, Harkness also paid close attention to the fact that NEON is a private company. In arriving at an appropriate valuation, Adams Harkness applied a discount to the value of NEON's securities based on its view that valuations of private securities are subject to a discount relative to the market price of comparable public securities, reflecting the inability to freely trade such private securities in the public marketplace. For purposes of its analysis, Adams Harkness applied a 26% valuation discount (reflecting a 30% base discount, reduced to adjust for NEON's size).

         In arriving at the appropriate discount rates to apply to each company, Adams Harkness performed WACC calculations, based on the respective balance sheet information of each company as of March 31, 2004 (adjusted, in the case of Globix, to reflect the anticipated conversion of $12.5 million of Globix debt into equity prior to closing). For purposes of this calculation, Adams Harkness:

         o calculated beta, in the case of Globix, using comparable publicly traded companies, and in the case of NEON, using Ibbotson SIC code small company composite data because of the limited number of comparable, publicly traded companies;

         o assumed a risk free rate of 4.5% (based on the 10 year Treasury Note yield as of July 15, 2004), and a market risk premium of 7%;

         o applied a 7% size premium adjustment to the base WACC calculated for each company; and

         o applied a 26% premium to NEON's cost of equity capital to reflect the impact of the lack of a liquid, public market for NEON's securities.

         Based on these assumptions, Adams Harkness performed three-year and five-year discounted cash flow analyses for each company, sensitized in each case to account for a range of long-term revenue growth rates and WACCs. For NEON, Adams Harkness utilized long-term revenue growth rates between 5.5% and 6.5%, and WACCs ranging from 25.0% to 26.0%. Based on the above assumptions and sensitivities, Adams Harkness' three-year discounted cash flow analysis resulted in a range of implied equity values for NEON between $51.8 million and $53.5 million, and the five-year discounted cash flow analysis resulted in a range of implied equity values for NEON between $66.3 million and $70.9 million.

         For Globix, Adams Harkness utilized long-term revenue growth rates between 4.5% and 5.5%, and WACCs ranging from 14.0% to 15.0%. Based on the above assumptions and sensitivities, Adams Harkness' three-year discounted cash flow analysis resulted in a range of implied equity values for Globix between $31.7 million and $47.3 million, and the five-year discounted cash flow analysis resulted in a range of implied equity values for Globix between $37.5 million and $52.4 million.

         Using the ranges of equity values listed above, Adams Harkness calculated ranges of implied NEON pro forma ownership in the consolidated entity. Based on each company's three-year discounted cash flow analysis, Adams Harkness derived a range of implied NEON pro forma equity ownership in the consolidated entity of between 53% and 62%. Based on each company's five-year discounted cash flow analysis, Adams Harkness derived a range of implied NEON pro forma equity ownership in the consolidated entity of between 58% and 64%.

         CONTRIBUTION ANALYSIS

         Based on management projections, Adams Harkness analyzed each company's implied pro forma ownership in the consolidated entity based on the percentage of projected revenues and EBITDA each company will contribute to the consolidated entity. Because of each company's limited operating history following emergence from bankruptcy, Adams Harkness primarily focused on each company's projected revenue and EBITDA contribution for the calendar years 2004
- 2006.

         The following table reflects the projected revenue contribution of each of NEON and Globix to the consolidated entity based on each company's respective revenue projections:

                          -------------------------------------------------------------------
                                     Revenue Contribution to Consolidated Entity
                                     -------------------------------------------

                                  Year                      NEON                  Globix
                                  ----                      ----                  ------
                          --------------------- ----------------------------- ---------------
                          CY 2004E                         43.4%                  56.6%
                          --------------------- ----------------------------- ---------------
                          CY 2005E                         46.6%                  53.4%
                          --------------------- ----------------------------- ---------------
                          CY 2006E                         51.6%                  48.4%
                          --------------------- ----------------------------- ---------------
                          CY 2007E                         55.9%                  44.1%
                          --------------------- ----------------------------- ---------------
                          CY 2008E                         59.5%                  40.5%
                          --------------------- ----------------------------- ---------------

         The following table reflects the projected EBITDA contribution of each of NEON and Globix to the consolidated entity based on each company's respective
EBITDA projections:


                          -------------------------------------------------------------------
                                      EBITDA Contribution to Consolidated Entity
                                      ------------------------------------------

                                  Year                      NEON                  Globix
                                  ----                      ----                  ------
                          --------------------- ----------------------------- ---------------
                          CY 2004E                         57.2%                  42.8%
                          --------------------- ----------------------------- ---------------
                          CY 2005E                         59.6%                  40.4%
                          --------------------- ----------------------------- ---------------
                          CY 2006E                         69.2%                  30.8%
                          --------------------- ----------------------------- ---------------
                          CY 2007E                         73.5%                  26.5%
                          --------------------- ----------------------------- ---------------
                          CY 2008E                         75.8%                  24.2%
                          --------------------- ----------------------------- ---------------

PUBLIC COMPANY PEER ANALYSIS

         Adams Harkness established a group of publicly traded companies that it deemed comparable to each of NEON and Globix based on similarity of services offered, markets served and financial performance (collectively, for purposes of this section, the "Peer Group Companies"), and analyzed certain operating performance characteristics and public market valuation metrics of such Peer Group Companies. Such information included:

         o last twelve months revenue and projected 2004 and 2005 revenue;

         o last twelve months earnings before interest and taxes depreciation and amortization, referred to as EBITDA, and projected 2004 and 2005 projected EBITDA; and

         o ratio of enterprise value to last twelve months revenue, and 2004 and 2005 projected revenue.

         NEON is a privately held regional service provider of advanced optical networking solutions and services in the Northeast and mid-Atlantic markets. Adams Harkness established the following group of four publicly traded companies in the communications and information services industry that it deemed comparable to NEON (in alphabetical order):

              -------------------------------- ---------------- ----------------- ---------------- -----------------
                                                                                     Last Twelve      Last Twelve
                                                     Market        Enterprise          Months           Months
                         Company                     Value          Value (1)        Revenue (2)      EBITDA (2)
                         -------                     -----          ---------        -----------      ----------
              -------------------------------- ---------------- ----------------- ---------------- -----------------
                                                 (IN MILLIONS)    (IN MILLIONS)     (IN MILLIONS)    (IN MILLIONS)
              -------------------------------- ---------------- ----------------- ---------------- -----------------
              Corvis Corp                           $600.4            $317.4            $459.6             NMF
              -------------------------------- ---------------- ----------------- ---------------- -----------------
              Fiber Net Telecom Group                $48.5             $57.0             $30.5             NA
              -------------------------------- ---------------- ----------------- ---------------- -----------------
              Global Crossing                       $277.9            $172.9          $2,932.0             NA
              -------------------------------- ---------------- ----------------- ---------------- -----------------
              Level 3 Communications              $2,071.2          $6,242.2          $1,619.0           $412.0
              -------------------------------- ---------------- ----------------- ---------------- -----------------

         (1) Market value is derived from share prices as of the close of trading on July 15, 2004 and the financial data information and the number of fully diluted shares outstanding are taken from each company's most recent SEC filings. To determine enterprise value, market value is adjusted for a company's debt and cash positions by adding the debt balance and subtracting the cash balance.
         (2) Last twelve months revenue and last twelve months EBITDA data are obtained from each Peer Group Company's most recent SEC filings.

         Globix is a publicly traded (OTC Bulletin Board) provider of hosting, network and applications solutions for businesses in the US and UK, based in New York, NY and employing approximately 250 employees. Globix offers web hosting, dedicated internet access and networking services, streaming media, content delivery, network security solutions, virtual private networks, and managed network services. Adams Harkness established the following group of eight publicly traded companies in the hosting and network applications industry that it deemed comparable to Globix (in alphabetical order):

              -------------------------------- ---------------- ----------------- ---------------- -----------------
                                                                                     Last Twelve      Last Twelve
                                                     Market        Enterprise          Months           Months
                         Company                     Value          Value (1)        Revenue (2)      EBITDA (2)
                         -------                     -----          ---------        -----------      ----------
              -------------------------------- ---------------- ----------------- ---------------- -----------------
                                                 (IN MILLIONS)    (IN MILLIONS)     (IN MILLIONS)    (IN MILLIONS)
              -------------------------------- ---------------- ----------------- ---------------- -----------------
              Corio Inc                             $116.3              $83.3            $67.4            $1.6
              ------------------------------- ----------------- ----------------- ---------------- -----------------
              Equant                              $1,561.1           $1,232.0         $2,948.9          $208.5
              ------------------------------- ----------------- ----------------- ---------------- -----------------
              Equinix Inc                           $532.4             $560.2           $128.8            $5.7
              ------------------------------- ----------------- ----------------- ---------------- -----------------
              Interland Inc                          $47.3              $17.2           $106.0             NMF
              ------------------------------- ----------------- ----------------- ---------------- -----------------
              InterNAP Network Services             $347.7             $270.0           $140.7           $10.6
              ------------------------------- ----------------- ----------------- ---------------- -----------------
              NaviSite Inc                           $90.5              $95.0            $73.9             NMF
              ------------------------------- ----------------- ----------------- ---------------- -----------------
              Raindance Communications              $109.6              $71.6            $74.8           $12.9
              ------------------------------- ----------------- ----------------- ---------------- -----------------
              Savvis Communications                 $142.3             $173.6           $305.8             NMF
              ------------------------------- ----------------- ----------------- ---------------- -----------------

         (1) Market value is derived from share prices as of the close of trading on July 15, 2004 and the financial data information and the number of fully diluted shares outstanding are taken from each company's most recent SEC filings. To determine enterprise value, market value is adjusted for a company's debt and cash positions by adding the debt balance and subtracting the cash balance.
         (2) Last twelve months revenue and last twelve months EBITDA data are obtained from each Peer Group Company's most recent SEC filings.

         Based on its expertise in the valuation of publicly-traded companies and, in particular, its research into the performance variables considered by investors when assessing relative value among the Peer Group Companies, Adams Harkness concluded that, because of the limited set of comparable companies, most without valuation metrics applicable to NEON or Globix, the valuations implied for both NEON and Globix through peer group analyses were rendered less meaningful than those derived from certain other analyses.

         PRECEDENT TRANSACTION ANALYSIS

         Adams Harkness assessed the transaction premiums and relative valuations associated with selected precedent publicly disclosed acquisitions it deemed relevant. Adams Harkness reviewed five precedent transactions related specifically to communications and information services companies. Each of the five precedent transactions were announced after July 23, 2003. Adams Harkness analyzed the transaction value to last twelve months revenue multiple and the transaction value to EBITDA multiple paid in each transaction.

         Premiums paid in precedent public company change of control transactions typically imply the range of consideration acquirors are willing to pay above a seller's stock price prior to or at the time of the announcement of the relevant transaction. However, since market conditions change over time, valuation metrics derived from precedent transactions may or may not be accurate proxies for value at a given point in time.

         Adams Harkness identified two precedent transactions with available and applicable valuation metrics it deemed relevant to NEON. In chronological order, the selected transactions were:

   -------------------------- --------------------- ----------- ------------ ---------- ----------- ------------ ------- ----------
                                                                  Value of   Enterprise  Target Net  Target LTM    Ent
                                                       Date      Transaction    Value     Sales LTM     EBITDA      Val/   Ent Val/
          Target Name            Acquiror Name      Announced     ($ mil)      ($ mil)    ($ mil)      ($ mil)     Sales   EBITDA
   -------------------------- --------------------- ----------- ------------ ---------- ----------- ------------ ------- ----------
                              Reliance Gateway
   FLAG Telecom Group Ltd     Net Pvt Ltd           10/16/2003     194.8       176.0      148.5       (39.7)      1.2x      NMF
   -------------------------- --------------------- ----------- ------------ ---------- ----------- ------------ ------- ----------

   Focal Communications       Corvis Corporation     3/8/2004      210.0       297.0      306.9        15.7       1.0x     18.9x
   -------------------------- --------------------- ----------- ------------ ---------- ----------- ------------ ------- ----------

         Adams Harkness identified three precedent transactions with available and applicable valuation metrics it deemed relevant to Globix. In chronological order, the selected transactions were:

   -------------------------- --------------------- ----------- ------------ ---------- ----------- ------------ ------- ----------
                                                                  Value of   Enterprise  Target Net  Target LTM    Ent
                                                       Date      Transaction    Value     Sales LTM     EBITDA      Val/   Ent Val/
          Target Name            Acquiror Name      Announced     ($ mil)      ($ mil)    ($ mil)      ($ mil)     Sales   EBITDA
   -------------------------- --------------------- ----------- ------------ ---------- ----------- ------------ ------- ----------

   Digex Inc.            WorldCom Inc               7/24/2003      25.5        242.4      154.4        12.2       1.6x     19.8x
   --------------------- -------------------------- ----------- ------------ ---------- ----------- ------------ ------- ----------

   Axcelerant Inc        GRIC Communications Inc    8/12/2003      51.9        46.6        16.1        (2.8)      2.9x      NMF
   --------------------- -------------------------- ----------- ------------ ---------- ----------- ------------ ------- ----------

   Host Europe PLC       PIPEX Communications PLC    4/2/2004      55.0        46.5        30.4         6.2       1.5x     7.5x
   --------------------- -------------------------- ----------- ------------ ---------- ----------- ------------ ------- ----------

         As part of its analysis of the above transactions, Adams Harkness analyzed the ratio of enterprise value to last twelve months revenue of the target companies, as well as analyzing the enterprise value to EBITDA of the target companies. Based on this analysis, Adams Harkness applied a range of ratios of transaction value to last twelve months revenue and EBITDA multiples. The results of the analysis offered a mean enterprise value to last twelve months revenue of 1.6x, and a mean enterprise value to EBITDA of 15.4x. However, because of the limited number of precedent transactions with available and applicable valuation metrics, Adams Harkness concluded that the valuations implied for each of NEON and Globix through precedent transaction analyses were less meaningful than those derived from certain other analyses.


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

         SUMMARY OF FINANCIAL AND COMPARATIVE ANALYSES

         The foregoing summary does not purport to be a complete description of the analyses performed by Adams Harkness. The preparation of a fairness opinion is a complex process. Adams Harkness believes that its analyses must be considered as a whole, and that selecting portions of such analysis without considering all analyses and factors would create an incomplete view of the processes underlying its fairness opinion. Any estimates contained in Adams Harkness' analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Such estimates are inherently subject to uncertainty. Adams Harkness advised the NEON special committee that the financial and comparative analyses conducted by it in rendering its fairness opinion (specifically, the discounted cash flow analysis, the pro forma ownership analysis, the peer group analysis and the selected precedent transactions analysis) constituted a "going concern" analysis of NEON. Taken together, the information and analyses employed by Adams Harkness lead to Adams Harkness' overall opinion that the exchange ratio of 1.2748 set forth in the merger agreement is fair, from a financial point of view, to holders of NEON common stock (as stockholders of NEON).

         AFFIRMATION OF FAIRNESS OPINION

         On October 8, 2004 Adams, Harkness provided to the NEON special committee, in writing, an affirmation of its fairness opinion that, as of such date, based upon and subject to the various considerations and assumptions set forth in the affirmation of the fairness opinion, the exchange ratio is fair, from a financial point of view, to holders of NEON common stock (as stockholders of NEON). The full text of the affirmation of the fairness opinion dated October 8, 2004, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and limitations on the scope of the review undertaken by Adams, Harkness in rendering its affirmation of its opinion, is attached as Appendix F to this joint proxy statement/prospectus and is incorporated herein by reference. The Adams, Harkness affirmation of its fairness opinion is directed to the NEON special committee and addresses only the fairness, from a financial point of view, of the Exchange Ratio pursuant to the merger agreement as of October 8, 2004, and does not address any other aspect of the merger or constitute a recommendation to any holder of common stock as to how to vote at the special meeting. In connection with Adams, Harkness' affirmation of its fairness opinion review and arriving at the fairness opinion and this affirmation thereof, Adams, Harkness has not independently verified any information received from NEON or Globix, have relied on such information, and have assumed that all such information is complete and accurate in all material respects. Adams, Harkness has also relied on the assurances of management of NEON that they are not aware of any facts that would make such information misleading. With respect to any forecasts reviewed, relating to the prospects of NEON or Globix, Adams, Harkness has assumed, and received written confirmation thereof, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of NEON and Globix, respectively, as to the future financial performance of such company. In particular, with permission of the NEON special committee, in connection with the Adams, Harkness affirmation of the fairness opinion, Adams, Harkness has relied on the financial projections prepared by Globix management and utilized in the analysis supporting the fairness opinion of July 16, 2004, and not any subsequently shared financial modeling scenarios.


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

MATERIAL CONTRACTS BETWEEN GLOBIX AND NEON

         Other than contracts relating to the merger agreement and the merger, which are described in the section entitled "Terms of the Merger Agreement and Related Transactions" beginning on page 83 of this joint proxy statement/prospectus, there are no material contracts between Globix and NEON.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         INTERESTS OF GLOBIX'S AND NEON'S DIRECTORS AND OFFICERS IN THE MERGER

         When NEON's stockholders are considering the recommendation of NEON's board of directors that they vote in favor of the adoption of the merger, the merger agreement and the transactions contemplated by the merger agreement and the other proposals set forth in this joint proxy statement/prospectus, NEON stockholders should be aware that some of the directors and officers of NEON have interests in the merger and participate in arrangements that are different from, or are in addition to, those of NEON stockholders generally. The NEON board of directors and its special committee were aware of these interests and considered them, among other matters, when they adopted and approved the merger, the merger agreement and the transactions contemplated by the merger agreement (with Mr. Lampe abstaining from the voting, and as to the first amendment, with Messrs. Lampe and Grubin, abstaining from voting).

         Similarly, when Globix's stockholders are considering the recommendation of Globix's board of directors that they vote in favor of the issuance of Globix common stock in connection with the merger, Globix stockholders should be aware that some of the directors and officers of Globix have interests in the merger and participate in arrangements that are different from, or are in addition to, those of Globix stockholders generally. The Globix board of directors and its special committee were aware of these interests and considered them, among other matters, when they adopted and approved the merger, the merger agreement and the transactions contemplated by the merger agreement (with Mr. Lampe abstaining from the voting).

         These special interests on behalf of Globix and NEON directors and officers include the following:

         SIGNIFICANT HOLDERS OF GLOBIX AND NEON SECURITIES ARE AFFILIATED WITH NEON AND GLOBIX DIRECTORS

         Certain NEON stockholders who beneficially own a significant percentage of NEON securities also beneficially own a significant percentage of the Globix common stock. Beneficial ownership of the equity securities of Globix and NEON by significant stockholders is disclosed under "Share Ownership of Certain Beneficial Owners and Management of Globix," "Security Ownership of Directors, Executive Officers and More Than Five Percent Stockholders of NEON" and "Securities Ownership of Certain Beneficial Owners and Management of Globix Following the Merger" on pages 123, 153 and 169 of this joint proxy statement/prospectus. These persons may have interests in the merger that are different from, or are in addition to, those of NEON stockholders generally.

         Steven Lampe, a director of both Globix and NEON, is affiliated with LC Capital Master Fund Ltd., which holds approximately 7.4% of the outstanding common stock of Globix and 10.4% and 15.6%, respectively, of the outstanding common stock and convertible preferred stock of NEON, as of December 1, 2004. Mr. Singer, the non-executive chairman of the board of directors of Globix, is a trustee of certain trusts for the benefit of his brother's children. These and other trusts for the benefit of his brother's children (collectively, the "Singer Trusts") hold approximately 6.9% of the outstanding common stock of Globix and 3.2% and 27.5%, respectively, of the outstanding common stock and convertible preferred stock of NEON, as of December 1, 2004. Robert Grubin, a director of NEON, is a partner at Loeb Partners Corp., which holds approximately 2.5% of the outstanding common stock of Globix and 13.8% and 4.0%, respectively, of the outstanding common stock and convertible preferred stock of NEON, as of December 1, 2004.

         DEBT-FOR-EQUITY EXCHANGE

         It is a condition to the closing of the merger that some of Globix's 11% senior note holders exchange $12.5 million in principal and accrued interest of Globix's 11% senior notes for approximately 4,545,455 shares of Globix common stock at a price per share of $2.75, the approximate trading price of the Globix common stock at the time the parties reached an agreement on the overall amount of the exchange. LC Capital Master Fund Ltd. and the Singer Children's Management Trust, one of the Singer Trusts, have agreed to participate in the debt-for-equity exchange which is described in more detail in the section entitled "Terms of the Merger Agreement and Related Transactions - Debt-for-Equity Exchange" beginning on page 94 of this joint proxy statement/prospectus.

         ACCELERATED VESTING OF OPTIONS

         All officers and directors of NEON, including Mr. Courter, have stock option agreements (and an employment agreement in the case of Mr. Courter) that provide that, upon a change of control of NEON, including a transaction such as the merger, their unvested options will accelerate and become fully vested and exercisable. Options to purchase approximately 839,677 shares of NEON common stock held by NEON's officers and directors at a weighted exercise price of $5.13 per share will be fully vested and exercisable immediately prior to the completion of the merger.

         INDEMNIFICATION AND DIRECTORS AND OFFICERS INSURANCE

         The merger agreement requires Globix and NEON, as the surviving corporation, to indemnify and hold harmless each present and former director and officer of NEON and other persons entitled to indemnification under the certificate of incorporation and bylaws or similar organizational documents of NEON or any of its subsidiaries as in effect on the date of the merger agreement against any costs or expenses reasonably incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation brought against such indemnified person and arising out of or pertaining to matters existing or occurring with respect to NEON or any of its subsidiaries at or prior to the effective time of the merger to the fullest extent permitted under NEON's organizational documents and applicable law. Each indemnified person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Globix and NEON to the fullest extent permitted by the Delaware General Corporation Law and the Sarbanes-Oxley Act of 2002. However, any person to whom expenses are advanced must provide an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

         Additionally, the merger agreement requires that NEON maintain for a period of at least five years policies of directors' and officers' liability insurance and fiduciary liability insurance for the benefit of the indemnified persons with respect to claims arising from facts or events that occurred on or before the effective time of the merger, including in respect of the transactions contemplated by the merger agreement.

         BUSINESS ADVISORS OF NEON AND GLOBIX

         CTA provides consulting and business development services to NEON. Under a letter agreement between NEON and CTA, CTA agreed to present merger and acquisition advice and opportunities to NEON for a success fee. CTA has agreed to waive this fee in relation to the merger. NEON has issued to certain current and former affiliates of CTA and certain of such affiliates' designees warrants exercisable for 300,000 shares of NEON common stock at $6.06 per share through October 23, 2008 and warrants exercisable for 350,000 shares of NEON common stock at $5.30 per share through December 3, 2007, as payment for such services. CTA purchased the warrants exercisable for 350,000 shares of NEON common stock for $25,000. One of CTA's employees, Wayne Barr, Jr., serves on NEON's board of directors and Mr. Barr will serve on the board of directors of Globix following the merger. A current director of NEON, Mr. Aquino, was affiliated with CTA at the time NEON's board of directors approved the merger.

         CTA provides similar consulting and business development services to Globix. Under a letter agreement between Globix and CTA, CTA is entitled to a success fee if Globix consummates a sale, merger or similar transaction with CTA's assistance. CTA has agreed to waive this fee in relation to the merger. Certain affiliates of CTA, including Mr. Barr, hold warrants exercisable for 500,000 shares of Globix common stock at $3.00 per share through March 13, 2013, which were purchased for $25,000. See "Description of Globix Capital Stock - Description of Globix Warrants" beginning on page 130 of this joint proxy statement/prospectus.

OPERATION OF GLOBIX AND NEON AFTER THE MERGER

         Following the merger, the stockholders of NEON will become stockholders of Globix, and their rights as stockholders will be governed by Globix's certificate of incorporation and bylaws, each as amended to date and currently in effect, and the laws of the State of Delaware. See "Comparison of Stockholder Rights," beginning on page 179 of this joint proxy statement/prospectus.

         After the merger, NEON, as the surviving entity following the merger, will continue to operate as a wholly owned subsidiary of Globix. Mr. Courter, the chairman of the board, president and chief executive officer of NEON, is expected to serve as a consultant with respect to NEON following the merger. Following the merger, he will also be a director of Globix. All other executive officers and directors of NEON before the merger will serve in such capacities after the merger, subject to the authority of the board of directors of Globix after the merger.

         After the merger, the board of directors of Globix will be comprised of nine members, including four persons who are currently directors of Globix (Messrs. Herzig, Singer, Steele and Stevenson), four persons who are currently directors of NEON (Messrs. Barr, Cecin, Courter and Forsgren) and one person who is currently a director of both companies (Mr. Lampe). The management of Globix after the transaction will remain unchanged, except that Mr. Courter may be deemed an executive officer of Globix for purposes of the Securities Exchange Act of 1934, by virtue of his position with a principal business unit of Globix. For further information, see "Management of Globix After the Merger," beginning on page 157 of this joint proxy statement/prospectus.

ACCOUNTING TREATMENT

         Globix intends to account for the merger as a purchase in accordance with generally accepted accounting principles in the United States. Globix has been identified as the acquirer for accounting purposes as a result of the following: Globix will pay part of the consideration to acquire NEON in cash, part through the issuance of Globix common stock and convertible preferred stock and part through the assumption of NEON warrants and options; the merged company's management and operations are expected to be controlled by Globix's board of directors which will consist of four individuals who are currently members of the board of directors of Globix, four individuals who are currently members of the board of directors of NEON and one individual who is currently a member of the board of directors of both NEON and Globix; and the current holders of Globix common stock are expected to continue to hold the majority of the common stock of the combined company following the merger, factoring in cross ownership between the two companies.

         The purchase price will be allocated to NEON's assets and liabilities based on their estimated fair values at the time of completion of the merger. The excess of the fair value of the identifiable net assets acquired over the purchase price (i.e. negative goodwill) which is expected to be approximately $25.7 million, will be reduced to zero by assigning it on a pro rata basis to the estimated fair value of all identified noncurrent acquired assets. Following the completion of the merger, the results of operations of NEON will be included in the consolidated financial statements of Globix from the date of the acquisition.

GOVERNMENTAL AND REGULATORY APPROVALS

         The Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HSR Act") and its related rules and regulations prohibit Globix and NEON from completing the merger until Globix and NEON each file notifications with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the HSR Act waiting period requirements have been satisfied. Even after the HSR Act waiting period expires or is terminated, and even after the merger is completed, the Antitrust Division or the Federal Trade Commission could challenge the merger on antitrust grounds. In addition, before or after the merger is completed, states and private litigants could also challenge the merger on antitrust grounds. Globix and NEON each filed HSR Act notifications with the Federal Trade Commission and the Antitrust Division on August 13, 2004, and the waiting period was terminated on August 20, 2004.

         NEON's subsidiary, NEON Connect, Inc., has competitive local exchange carrier, or CLEC, authorization in several states in the Northeast and mid-Atlantic regions. Of these several states, Vermont, New Jersey and Delaware require that approval must be granted in order for NEON Connect, Inc.'s parent company, NEON, to merge with and into a wholly owned subsidiary of Globix. Similarly, NEON's subsidiary NorthEast Optic Network of New York, Inc. also has authorization to be a CLEC in the State of New York. The State of New York also requires that approval be granted by the state in order for NEON, as the parent of NorthEast Optic Network of New York, Inc., to consummate the merger. Each of these states requires the approval as a means of ensuring that after the merger has taken place, the new organization will maintain the obligations that each state requires in order to be a CLEC. NEON and Globix have submitted applications to the state agencies that oversee public utilities in each of the four states identified above.

         NEON has received approval from each of the state agencies of Vermont, Delaware and New York. Approval from the state of New Jersey is pending subject to customary authorization process.

         NEON Connect, Inc. also possesses CLEC authorizations in Maine, Maryland, Massachusetts, New Hampshire, Rhode Island and Washington, D.C. In each of these jurisdictions, the agency that oversees public utilities requires that it be notified of the merger, as part of regulating CLECs. The State of New Hampshire requires the notification before the merger closes and the remaining jurisdictions require notification after the merger is completed. NorthEast Optic Network of Connecticut, Inc., a subsidiary of NEON, also possesses authorization to be a CLEC in the State of Connecticut. Connecticut, as part of regulating competitive local exchange carriers, also requires that its agency which oversees public utilities receive a notice of the merger after the merger is completed.

         NEON Optica is a party to a franchise agreement with the City of New York and a fiber optic cable license agreement with the City of White Plains, New York. Both of these agreements require the respective cities to give their prior written consent in the event of a change of control of NEON Optica or any person holding control of NEON Optica. NEON has solicited from the cities the required consents and is working with each of the cities to obtain those consents.

         Other than the SEC declaring Globix's registration statement on Form S-4 relating to this transaction effective, approval under the HSR Act and approval from certain state agencies with regard to CLEC authorization, Globix and NEON do not believe that any additional material governmental filings are required in connection with the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This discussion is based on the Internal Revenue Code of 1986, as amended (referred to in this discussion as the "Code"), and on Treasury regulations, administrative rulings and court decisions in effect as of the date of this joint proxy statement/prospectus, all of which may change at any time, possibly with retroactive effect.

A. TO THE HOLDERS OF NEON SECURITIES

         The following discussion summarizes the material United States federal income tax consequences of the merger that are generally applicable to holders of NEON common stock, NEON convertible preferred stock, NEON Class A warrants, NEON redeemable preferred stock warrants, and NEON CTA warrants (collectively, "NEON Securities"). This discussion assumes that holders of NEON Securities hold their securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal income taxation that may be important to a holder of NEON Securities in light of his, her or its particular circumstances or particular tax status, including, without limitation, the following:

         o holders of securities who are not citizens or residents of the United States;

         o        financial institutions;

         o        tax exempt organizations;

         o        mutual funds;

         o        pension funds;

         o        insurance companies;

         o        dealers in securities or foreign currency;

         o holders of securities who acquired their shares in connection with stock option grants or in other compensatory transactions; and

         o holders of securities who hold their securities as part of a hedge, straddle or conversion transaction.

         In addition, the following discussion does not address the tax consequences of other transactions effectuated prior to or after the merger, whether or not such transactions are in connection with the merger. Furthermore, neither estate and gift nor foreign, state or local tax considerations are addressed. No ruling has been obtained from the Internal Revenue Service regarding the tax consequences of the merger, and the following discussion is not binding on the Internal Revenue Service.

         WE URGE HOLDERS OF NEON SECURITIES TO CONSULT THEIR OWN TAX ADVISOR(S) AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER AND THEIR RELATED REPORTING OBLIGATIONS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

         The merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, by virtue of Section 368(a)(2)(E) of the Code, with each of Globix, NEON and the transitory merger subsidiary of Globix formed for purposes of this transaction ("Merger Corp."), qualifying as a "party to a reorganization" under Section 368(b) of the Code. Qualifying as a "reorganization" within the meaning of Section 368(a) of the Code will result in the following federal income tax consequences, subject to the limitations and qualifications referred to above:

         Recognition of Gain or Loss
         ---------------------------

               o No gain or loss will be recognized by holders of NEON common stock solely with respect to their receipt of Globix common stock in the merger.

               o The Internal Revenue Service (the "IRS") has ruled that amounts received in a reorganization with respect to accrued dividends, where there has been no declaration to pay the dividends, are treated as part of the reorganization consideration and not as a payment of the accrued dividend (though the reorganization consideration, in whole or in part, may be treated as a dividend under the rules discussed below). Provided that amounts distributed to holders of NEON convertible preferred stock in respect of the accrued dividends that have not been declared are treated as part of the reorganization consideration, no gain or loss will be recognized by holders of NEON convertible preferred stock with respect to their receipt of Globix convertible preferred stock in the merger. However, gain, if any, but not loss, will be recognized with respect to cash received by a holder of NEON convertible preferred stock in the merger, but only to the extent of the lesser of the cash received or the excess of the sum of the cash received and the fair market value of the Globix convertible preferred stock received over the holder's basis in the shares of NEON convertible preferred stock exchanged therefor.

               o Gain recognized by a holder of NEON convertible preferred stock, if any, will be capital gain (taxed to individuals at a maximum tax rate of 15% if the shares of NEON convertible preferred stock have been held for more than one year and otherwise at ordinary income tax rates and taxed to corporations at a maximum tax rate of 35%) unless the cash received for NEON convertible preferred stock has the effect of a dividend under the provisions of Sections 356 and 302 of the Code, in which case the gain will be treated as dividend income (taxed to individuals at a maximum rate of 15% in the case of qualifying dividends and to corporations at a maximum tax rate of 35%, though the amount of the dividend to corporate holders may be reduced by a dividends received deduction, as discussed below) to the extent of the holder's ratable share of any earnings and profits, as calculated for federal income tax purposes, and any excess will be capital gain. The receipt of cash generally will not have the effect of a dividend if it is not essentially equivalent to a dividend under Section 302(b)(1) of the Code, which generally requires that there be a meaningful reduction of the interest such holder otherwise would have had in Globix immediately following the merger had part of its convertible preferred stock not been exchanged for cash. The IRS has indicated that any reduction in the interest of a minority shareholder that owns a very small percentage of the shares of a public and widely held corporation will be a meaningful reduction and therefore will not be essentially equivalent to a dividend where the holder exercises no control over corporate affairs. For purposes of determining whether a holder of NEON convertible preferred stock has had a meaningful reduction of its interest as a result of the merger, the constructive ownership rules of Section 318 of the Code apply in comparing such holder's percentage interest in Globix immediately after the merger with the percentage of Globix such holder would have owned if it had received Globix convertible preferred stock in lieu of cash in the merger. Generally, the constructive ownership rules under Section 318 treat a holder as owning (i) shares of stock owned by certain relatives, related corporations, partnership, estates or trusts, and (ii) shares of stock the holder has an option to acquire. As discussed above, a holder's receipt of cash that is treated as essentially equivalent to a dividend up to the amount of the lesser of the cash received or the excess of the sum of the cash received and the fair market value of the Globix convertible preferred stock received over the holder's basis in the shares of NEON convertible preferred stock exchanged therefor, will be taxed as dividend income only to the extent of the holder's ratable share of earnings and profits, calculated under federal income tax rules. It is not clear whether the relevant earnings and profits are only those of NEON or also include the earnings and profits of Globix. NEON and Globix have each tentatively determined that they do not anticipate having earnings and profits. If this proves to be the case, the amount that would otherwise have been treated as dividend income will be capital gain. Until such time as NEON and Globix make such a final determination, there can be no assurance as to whether either or both of them has earnings and profits. A corporate holder of NEON convertible preferred stock may be eligible for a dividends received deduction on any amount treated as a dividend, as discussed above. However, the benefit of the dividends received deduction may be reduced or eliminated by many exceptions to and restrictions on dividends received deductions, including restrictions relating to the holding period of stock, debt-financed portfolio stock, taxpayers that pay the alternative minimum tax and so-called "extraordinary dividends" within the meaning of Section 1059 of the Code. If Section 1059 applies to a corporate holder of NEON convertible preferred stock, the IRS probably would take the position that the basis of the Globix convertible preferred stock received by such holder must be reduced under Section 1059 by the amount of dividend income excluded by such corporate holder as a result of the dividends received deduction, and if the amount of such exclusion exceeds such basis, the excess will be treated as capital gain.


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

               o No gain or loss will be recognized by a holder of NEON Class A warrants with respect to its receipt solely of Globix common stock in the merger.

               o Capital loss will be recognized by a holder of redeemable preferred stock warrants of NEON upon expiration of such warrants in an amount equal to the holder's cost or other basis for such warrants. Under current law, capital losses are deductible only to the extent of capital gains plus, in the case of a non-corporate taxpayer, ordinary income of up to $3,000 in any year.

               o No gain or loss will be recognized by a holder of NEON CTA warrants with respect to its receipt solely of Globix CTA warrants in the merger.

         Basis of Globix Stock Received in the Merger
         --------------------------------------------

               o Except as described above with regard to certain corporate holders of NEON convertible preferred stock, the aggregate tax basis of (i) the Globix common stock received in the merger by a holder of NEON common stock or NEON Class A warrants; (ii) the Globix convertible preferred stock received in the merger by a holder of NEON convertible preferred stock; or (iii) the Globix warrants received in the merger by a holder of NEON CTA warrants will in each case be the same as each such holder's aggregate tax basis in the NEON common stock, Class A warrants, convertible preferred stock or CTA warrants surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount of gain recognized on the exchange (including any portion of such gain that was treated as a dividend).

         Holding Period
         --------------

               o The holding period for the Globix common stock received in the merger by a holder of NEON common stock or Class A warrants will include the period during which the holder held the NEON common stock or Class A warrants surrendered in exchange therefor.

               o The holding period for the Globix convertible preferred stock received in the merger by a holder of NEON convertible preferred stock will include the period during which the holder held the NEON convertible preferred stock surrendered in exchange therefor.

               o The holding period for the Globix CTA warrants received in the merger by a holder of NEON CTA warrants will include the period during which the holder held the NEON CTA warrants surrendered in exchange therefor.

         Globix Convertible Preferred Stock Redemption Premium
         -----------------------------------------------------

         Under certain circumstances, Section 305 of the Code requires that any excess of the redemption price of preferred stock over its issue price be treated, prior to its receipt, as a constructive distribution. A constructive distribution would be taken into account by the holders of the preferred stock on an economic accrual basis over the period that stock is outstanding and generally would be treated as a taxable dividend to the extent of the issuer's current and accumulated earnings and profits. Although constructive distributions on the Globix convertible preferred stock could be argued to result from the redemption and change of control rights applicable to the stock or from cumulative dividends on the stock that are not paid, and although this issue is not free from doubt, a holder of Globix convertible preferred stock probably would not be treated as receiving constructive distributions under
Section 305 with respect to the Globix convertible preferred stock.


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         Dissenters' Rights
         ------------------

         A dissenting stockholder who perfects dissenters' rights under Delaware law generally will recognize gain or loss with respect to his, her or its shares of NEON Securities equal to the difference between the amount of cash received and the basis in such shares. Such gain or loss generally will be long-term capital gain or loss, provided the shares were held for more than one year prior to disposition. Interest, if any, awarded by a court in an appraisal proceeding would be included in such stockholder's income as ordinary income.

         Withholding
         -----------

         Under the Code, payment to a holder of NEON Securities may, under certain circumstances, be subject to backup withholding at a 28% rate with respect to the amount of cash, if any, received pursuant to the merger. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the IRS.

         Successful Challenge by the IRS to the Tax-Free Reorganization Status
         ---------------------------------------------------------------------
         of Merger
         ---------

         The above summary of certain tax consequences of the merger to holders of NEON Securities is not binding on the IRS and the parties are not requesting a ruling from the IRS in connection with the merger. A successful IRS challenge to the "tax-free reorganization" status of the merger would result in a holder of NEON Securities recognizing gain or loss with respect to the NEON Securities surrendered equal to the difference between the holder's basis in the NEON Securities surrendered and the fair market value, as of the effective time of the merger, of the consideration (including Globix common stock, Globix convertible preferred stock, Globix warrants, and cash) received in exchange for such NEON Securities. In such event, the holder's aggregate basis in the Globix common stock, Globix convertible preferred stock or Globix warrants so received would equal their fair market value and their holding period would begin the day after the merger.

B. TO GLOBIX AND NEON

         Recognition of Gain or Loss
         ---------------------------

         Neither Globix, Merger Corp. nor NEON will recognize gain or loss as a result of the merger.

         Limitation on NEON and Globix Tax Attributes
         --------------------------------------------

         Under Section 382 of the Code, following an "ownership change," special limitations apply to the use by a "loss corporation" of its (i) net operating loss ("NOL") carryforwards arising before the ownership change and (ii) net unrealized built-in losses ("NUBILs") (if such losses existed immediately before the ownership change and exceed a statutory threshold amount) recognized during the five years following the ownership change ((i) and (ii) are referred to collectively as the "Applicable Tax Attributes"). After an ownership change, the amount of the loss corporation's taxable income for each post-change taxable year that may be offset by the Applicable Tax Attributes is limited to the product of the "long-term tax-exempt rate" (published by the IRS for the month of the ownership change) multiplied by the value of the loss corporation's stock (the "Section 382 Limitation"). To the extent that the loss corporation's
Section 382 Limitation in a given taxable year exceeds its taxable income for the year, that excess increases the Section 382 Limitation in future taxable years.

         NEON had NOL carryforwards of approximately $79 million at December 31, 2003. These NOL carryforwards expire through 2023 and are subject to review and possible adjustment by the IRS. As a result of its bankruptcy reorganization in 2002, NEON experienced an ownership change, subjecting approximately $65 million of its NOL carryforwards to a Section 382 Limitation of approximately $6 million per year.


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

         Globix had NOL carryforwards of approximately $173.2 million at September 30, 2004. These NOL carryforwards expire through 2024 and are subject to review and possible adjustment by the IRS. As a result of its bankruptcy reorganization in 2002, Globix experienced an ownership change, subjecting approximately $45 million of its NOL carryforwards and NUBILs (assuming Globix is found to have had NUBILs that exceeded the threshold at the time of its 2002 bankruptcy reorganization) to a Section 382 Limitation. Globix has not yet determined the amount of the Section 382 Limitation or whether its NUBILs exceeded the threshold amount.

         As a result of the merger, NEON or Globix, or both, may experience another ownership change. Under Section 382, the determination of whether an ownership change has occurred is based on ownership shifts involving persons or groups that are or are deemed to be "5% shareholders." Although NEON and Globix will each be tested for an ownership change, cross-ownership in NEON and Globix may be taken into account in determining whether a change in ownership has occurred as a result of the merger. If the merger results in an ownership change for either NEON or Globix, or both, another Section 382 Limitation will apply to the Applicable Tax Attributes of NEON and/or Globix, as the case may be, including both those that existed at the time of the bankruptcy ownership change and Applicable Tax Attributes that arose thereafter. Only the Section 382 Limitation resulting from the merger, if any, would apply to Applicable Tax Attributes that arose subsequent to NEON's or Globix's bankruptcy reorganization, as the case may be. NEON and Globix have not yet determined whether the merger will result in another ownership change of either of them. Further, whether or not the merger causes an ownership change, NEON or Globix may each experience an ownership change after the merger as a result of future changes in the ownership of their stock that could result in additional Section 382 Limitations.

         Under regulations governing consolidated returns of affiliated groups, NOL carryforwards of an acquired company or group can be used only to offset the acquired company or group's taxable income, not to offset the taxable income of other members of the acquiring corporation's consolidated group. If, however, the shareholders of the acquired corporation in a merger receive more than 50 percent of the fair market value of the stock of the acquiring corporation (as a result of owning stock in the acquired corporation), the acquired company or group is treated as remaining in existence for purposes of the consolidated return rules (with the acquiring company as the new parent). In that case, the NOL limitation applies to the acquiring corporation, rather than to the acquired corporation. As a result of this rule, NEON's consolidated group will be treated as remaining in existence with Globix as the new parent and Globix's consolidated group will be treated as terminated. The use of Globix's NOL carryforwards will be limited under the above rule, unless Globix experiences a
Section 382 ownership change as a result of the merger, in which case Globix's NOL carryforwards will be subject to a Section 382 Limitation but will not be subject to the consolidated group taxable income limitation.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

         Under Delaware law, the holders of NEON outstanding common stock and convertible preferred stock who comply with the governing statutory provisions are entitled to appraisal rights to receive a judicially determined fair value for their shares instead of the merger consideration. The stockholders of Globix are not entitled to appraisal rights in connection with the merger. If the merger is consummated, a holder of record of NEON stock on the date of making a demand for appraisal, as described below, will be entitled to have those shares appraised by the Delaware Court of Chancery under Section 262 of the Delaware General Corporation Law, or DGCL, and to receive payment for the "fair value" of those shares instead of the consideration provided for in the merger agreement. In order to be eligible to receive this payment, however, a NEON stockholder must (1) continue to hold its shares through the time of the merger, and, as a result, a stockholder who is the record holder of shares of NEON common stock and convertible preferred stock on the date the written demand for appraisal is made, but who thereafter transfers those shares before the effective time of the merger, will lose any right to appraisal in respect of those shares; (2) strictly comply with the procedures discussed under Section 262; and (3) not vote in favor of the merger or consent thereto in writing, and, as a result, a stockholder who submits a proxy and wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. This joint proxy statement/prospectus is being sent to all holders of record of NEON common stock and convertible preferred stock on the record date for the NEON special meeting and constitutes


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

notice of the appraisal rights available to those holders under Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote. Neither voting (in person or by proxy) against, abstaining from voting or failing to vote on the proposed merger agreement will constitute a written demand for appraisal within the meaning of Section 262.

         THE STATUTORY RIGHT OF APPRAISAL GRANTED BY SECTION 262 REQUIRES STRICT COMPLIANCE WITH THE PROCEDURES IN SECTION 262. FAILURE TO FOLLOW ANY OF THESE PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF DISSENTERS' RIGHTS UNDER
SECTION 262. THE FOLLOWING IS A SUMMARY OF THE PRINCIPAL PROVISIONS OF SECTION 262.

         The following summary is not a complete statement of Section 262 of the DGCL, and is qualified in its entirety by reference to Section 262, which is incorporated herein by reference, together with any amendments to the laws that may be adopted after the date of this joint proxy statement/prospectus. A copy of Section 262 is attached as Appendix C to this joint proxy statement/prospectus.

         A holder of NEON stock who elects to exercise appraisal rights under
Section 262 must deliver a written demand for appraisal of its shares of NEON prior to the vote on the merger. The written demand must reasonably inform NEON of the identity of the holder and that the holder intends to demand the appraisal of the holder's shares. All demands should be delivered to NEON, 2200 West Park Drive, Westborough, Massachusetts, 01581, Attention: Christopher E. Dalton, Esq.

         Only a holder of shares of NEON stock on the date of making a written demand for appraisal who continuously holds those shares through the time of the merger is entitled to seek appraisal. Simply voting against the approval and adoption of the merger agreement does not constitute a demand for appraisal rights and does not constitute a waiver of appraisal rights. Demand for appraisal must be executed by or for the holder of record, fully and correctly, as that holder's name appears on the holder's stock certificates representing shares of NEON stock, should specify the holder's name and mailing address, the number of shares of NEON common stock and convertible preferred stock owned and that the holder intends to demand appraisal of the holder's shares. If NEON stock is owned of record in a fiduciary capacity by a trustee, guardian or custodian, the demand should be made in that capacity. If NEON stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; that agent, however, must identify the record owner or owners and expressly disclose in the demand that the agent is acting as agent for the record owner or owners of the shares.

         A record holder such as a broker who holds shares of NEON stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of those beneficial owners with respect to the shares of NEON stock held for those beneficial owners. In that case, the written demand for appraisal should state the number of shares of NEON stock covered by it. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares of NEON stock held in the name of the record owner.

         BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE EXERCISE OF APPRAISAL RIGHTS BEFORE THE DATE OF THE NEON SPECIAL MEETING.

         Within 10 days after the merger, the surviving or resulting corporation is required to send notice of the effectiveness of the merger to each stockholder who prior to the time of the merger complies with the requirements of Section 262 and has delivered notice of intent to demand appraisal.


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

         Within 120 days after the merger, the surviving corporation or any stockholder who has complied with the requirement of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of NEON stock held by all stockholders seeking appraisal. If no petition is filed by either the surviving corporation or any dissenting stockholder within the 120-day period, the rights of all dissenting stockholders to appraisal will cease. Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition with respect to the appraisal of the fair value of their shares or that the surviving corporation will initiate any negotiations with respect to the fair value of those shares. The surviving corporation is under no obligation to and has no present intention to take any action in this regard. Accordingly, stockholders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. FAILURE TO FILE THE PETITION ON A TIMELY BASIS WILL CAUSE THE STOCKHOLDER'S RIGHT TO AN APPRAISAL TO CEASE.

         A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to the surviving corporation, which will then be obligated within 20 days to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to those stockholders, the Delaware Court of Chancery may conduct a hearing on the petition to determine which stockholders have become entitled to appraisal rights. The Court of Chancery may require stockholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

         Within 120 days after the time of the merger, any stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from the surviving corporation a statement setting forth the total number of shares of NEON stock not voted in favor of the merger with respect to which demands for appraisal have been received by NEON and the number of holders of those shares. The statement must be mailed within 10 days after NEON has received the written request or within 10 days after the time for delivery of demands for appraisal under subsection (d) of Section 262 has expired, whichever is later.

         If a petition for an appraisal is filed in a timely manner, at the hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of NEON stock owned by those stockholders. The court will determine the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, to be paid, if any, upon the fair value.

         Stockholders who consider seeking appraisal should consider that the fair value of their shares under Section 262 could be more than, the same as, or less than, the value of the consideration provided for in the merger agreement without the exercise of appraisal rights. The Court of Chancery may determine the cost of the appraisal proceeding and assess it against the parties as the Court deems equitable. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding (including, without limitation, reasonable attorney's fees and the fees and expenses of experts) be charged pro rata against the value of all shares of NEON stock entitled to appraisal. In the absence of a court determination or assessment, each party bears its own expenses. Final decisions by the Court of Chancery in appraisal proceedings are subject to appeal to the Delaware Supreme Court.

         Any stockholder who has demanded appraisal in compliance with Section 262 will not, after the merger, be entitled to vote such stock for any purpose or receive payment of dividends or other distributions, if any, on the NEON stock, except for dividends or distributions, if any, payable to stockholders of record at a date prior to the merger.


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

         A stockholder may withdraw a demand for appraisal and accept the Globix common stock and/or preferred stock and cash, as applicable, at any time within 60 days after the merger by delivering to NEON a written withdrawal of the stockholder's demand for appraisal. If an appraisal proceeding is properly instituted, it may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and any such approval may be conditioned on the Court of Chancery's deeming the terms to be just. If, after the merger, a holder of NEON stock who had demanded appraisal for its shares fails to perfect or loses its right to appraisal, those shares will be treated under the merger agreement as if they were converted into Globix common stock and/or preferred stock at the time of the merger.

         IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF THE DELAWARE CORPORATE LAW, ANY NEON STOCKHOLDER WHO IS CONSIDERING EXERCISING APPRAISAL RIGHTS SHOULD CONSULT A LEGAL ADVISOR.


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

             TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS

                              THE MERGER AGREEMENT

         THE FOLLOWING IS A BRIEF SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT AS AMENDED BY THE FIRST AMENDMENT TO THE MERGER AGREEMENT, COPIES OF WHICH ARE ATTACHED AS APPENDICES A-1 AND A-2, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF NEON AND GLOBIX ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER. IN THE EVENT OF ANY DISCREPANCY BETWEEN THE TERMS OF THE MERGER AGREEMENT AND THE FOLLOWING SUMMARY, THE MERGER AGREEMENT WILL CONTROL.

THE MERGER

          Following the approval of the merger and adoption of the merger agreement by the stockholders of NEON and the approval of the issuance of Globix common stock in connection of the merger by the stockholders of Globix and the satisfaction or waiver of the other conditions to the merger set forth in the merger agreement, Cornerstone Merger Corp., a wholly owned subsidiary of Globix, will merge with and into NEON, with NEON continuing as the surviving corporation under the name "NEON Communications, Inc." and as a wholly owned subsidiary of Globix.

THE EFFECTIVE TIME

         At the closing of the merger, the parties will cause the merger to become effective by filing a certificate of merger with the Delaware Secretary of State. The parties anticipate that the closing of the merger will occur in the first quarter of calendar 2005 but cannot assure you as to the exact timing.

DIRECTORS AND OFFICERS OF NEON AFTER THE MERGER

         At the effective time of the merger, the directors of NEON before the merger will remain the directors of NEON, and the officers of NEON before the merger will remain officers of NEON.

CONVERSION OF SHARES IN THE MERGER

         Upon completion of the merger:

         o each outstanding share of NEON common stock, other than shares held in treasury, will be converted into, and will have the right to receive, 1.2748 shares of Globix common stock (the "exchange ratio");

         o all accrued and unpaid dividends on the NEON convertible preferred stock through the closing date of the merger shall be treated as if paid in shares of NEON convertible preferred stock based on the liquidation preference of $11.25 per share of NEON convertible preferred stock and each outstanding share of NEON convertible preferred stock, other than shares held in treasury or held by Globix but including the shares treated as issued with respect to accrued but unpaid dividends, will be converted into, and will have the right to receive, $3.75 in cash and 2.08333 shares of Globix convertible preferred stock with the terms described in the section entitled "Description of Globix Capital Stock - Description of Preferred Stock," beginning on page 128 of this joint proxy statement/prospectus. A copy of the certificate of designation for the Globix convertible preferred stock is included as an exhibit to the first amendment to the merger agreement which is attached as Appendix A-2 to this joint proxy statement/prospectus;

         o each outstanding Class A warrant of NEON issued under the Class A warrant agreement dated as of December 23, 2002 between NEON and American Stock Transfer & Trust Company, as warrant agent, will be exercised immediately prior to the merger or will be converted into, and will have the right to receive, 1.2748 shares of Globix common stock;


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

         o each outstanding redeemable preferred stock warrant of NEON issued under the redeemable preferred stock warrant agreement dated as of December 23, 2002 between NEON and American Stock Transfer & Trust Company, as warrant agent, will expire at the effective time of the merger and the holders of the expired warrants will not have any rights to receive payments with respect to those warrants; and

         o each outstanding NEON CTA warrant will be converted into, and will have the right to receive, a Globix warrant with substantially the terms described in the section entitled "Description of Globix Capital Stock - Description of Globix Warrants," beginning on page 130 of this joint proxy statement/prospectus, representing the right to acquire a number of shares of Globix common stock that equals the number of shares of NEON common stock for which such warrant was exercisable multiplied by the exchange ratio, at a purchase price equal to the purchase price per share of NEON common stock subject to such warrant divided by the exchange ratio.

         For a description of the differences between the rights of the holders of Globix capital stock and holders of NEON capital stock, see "Comparison of Stockholders Rights" beginning on page 179 of this joint proxy statement/prospectus.

TREATMENT OF NEON OPTIONS

         At the effective time of the merger, each option to acquire NEON common stock that was granted under NEON's stock plans or otherwise granted by NEON and that is outstanding and unexercised immediately prior to the effective time of the merger will be modified and become an option to purchase Globix common stock. In each case, the number of shares of Globix common stock subject to the modified stock option will be equal to the number of shares of NEON common stock subject to the NEON stock option, assuming full vesting, multiplied by the exchange ratio (and rounding any fractional share to the nearest whole share) and the exercise price per share of Globix common stock will be equal to the exercise price per share of NEON common stock subject to the NEON stock option divided by the exchange ratio. The duration and other terms of each such modified NEON stock option, including the vesting schedule, will be the same as the prior NEON stock option. It is the intention of Globix and NEON that each NEON stock option that qualifies before the merger as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended, will, to the extent permitted by applicable law, continue to qualify as an incentive stock option. See "The Merger -- Interests of NEON's Directors, Officers and Significant Stockholders in the Merger" beginning on page 71 of this joint proxy statement/prospectus for a discussion of the treatment of the acceleration of vesting schedules of executive officers pursuant to the merger.

TAX TREATMENT OF NEON OPTION HOLDERS

         Neither the merger nor the modification of NEON options and the NEON option plan will be taxable to holders of NEON options. It is anticipated that NEON will amend the NEON option plan to provide for the issuance of Globix common stock upon exercise of outstanding options granted under the NEON option plan. Provided that all the requirements of Treasury Regulations section 1.424-1 are met, it is the intention of Globix and NEON that each NEON option that qualified before the merger as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended, will continue to qualify as an incentive stock option after the merger and after the amendment of the NEON option plan to provide for the issuance of Globix common stock upon exercise of options previously granted under the NEON option plan. If Globix, as the sole shareholder of NEON, timely approves the amendment of the NEON option plan in accordance with Treasury Regulations section 1.424-1, additional incentive stock options for the issuance of Globix stock may be issued under the NEON option plan.

         The accelerated vesting of options held by certain NEON employees as a result of the merger will not be an excess parachute payment to such employees and will not result in the recognition of income by, or imposition of an excise tax on, such employees or the disallowance of a deduction by NEON.


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THE EXCHANGE AGENT

         Globix will authorize a bank, trust company or such other person that is reasonably acceptable to Globix and NEON to act as exchange agent in the merger. Promptly after the merger, Globix will deposit with the exchange agent shares of Globix common stock, Globix convertible preferred stock and cash (the "merger consideration") to be paid in exchange for the NEON common stock, NEON convertible preferred stock and NEON Class A warrants.

PROCEDURES FOR EXCHANGING STOCK AND WARRANT CERTIFICATES

         Within five days after the effective time of the merger, the exchange agent will mail to the holders of record of NEON capital stock and NEON Class A warrants a letter of transmittal and instructions on how to surrender their NEON stock certificates or warrant certificates, as the case may be, in exchange for the merger consideration. HOLDERS OF NEON CAPITAL STOCK AND CLASS A WARRANTS SHOULD NOT SURRENDER THEIR NEON STOCK CERTIFICATES OR WARRANT CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

         Upon surrendering their NEON stock certificates or warrant certificates, the letter of transmittal and any other documents required by the exchange agent, the holders of NEON stock certificates or warrant certificates will be entitled to a certificate representing that number of shares of Globix common stock, or Globix convertible preferred stock and cash, as the case may be, to which the holder is entitled. Until surrendered to the exchange agent, outstanding NEON stock certificates and Class A warrant certificates will be deemed from and after the effective time of the merger to evidence only the ownership of the number of full shares of Globix common stock, or Globix convertible preferred stock and cash, into which their NEON securities were converted at the effective time and any dividends and other distributions, as applicable.

DIVIDENDS WITH RESPECT TO UNEXCHANGED SHARES

         Until each NEON stockholder surrenders his or her NEON stock certificate or warrant certificate in exchange for a Globix stock certificate, that stockholder will not receive any dividends or other distributions declared or made by Globix after the effective time of the merger, if any. However, once that stockholder surrenders his or her NEON stock certificate or warrant certificate to the exchange agent, he or she will receive (i) a Globix stock certificate, (ii) cash with respect to NEON convertible preferred stock exchanged and (iii) at the appropriate payment date with respect to such dividends, the amount of any dividends or other distributions with a record date after the effective time of the merger, if any.

NO FRACTIONAL SHARES

         No fractional shares of Globix common stock or Globix convertible preferred stock will be issued in connection with the merger. Instead, the aggregate of all converted shares issued to each NEON stockholder will be rounded up to the nearest whole share.

RETURN OF EXCHANGE FUND

         Any shares of Globix capital stock and cash that the exchange agent has not distributed six months after the effective time of the merger will be delivered to Globix upon demand. Certificates representing NEON capital stock and Class A warrants must thereafter be surrendered for exchange to Globix. None of Globix, NEON or the exchange agent will be liable for any shares of Globix capital stock, dividends or distributions with respect thereto, or cash delivered to a public official pursuant to any abandoned property, escheat or similar laws.

LOST, STOLEN OR DESTROYED STOCK CERTIFICATES

         If a certificate representing NEON capital stock or warrants is lost, stolen or destroyed, the exchange agent will issue the applicable merger consideration in exchange for the certificate only upon the making of an affidavit of such loss, theft or destruction by the claimant, and, if required by Globix or the exchange agent, the posting of a bond as indemnity against any claim that may be made against Globix or the exchange agent with respect to such certificate.


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

REPRESENTATIONS AND WARRANTIES

         In the merger agreement, each of NEON and Globix has made a number of representations and warranties to the other with respect to it and its subsidiaries, where applicable, that relate to a number of matters, including:

         o    its incorporation, good standing and qualification to do business;

         o its power and authority to own, lease and operate its properties and to carry on its business;

         o    its certificate of incorporation and bylaws;

         o    its capitalization;

         o    its authority to enter into the merger agreement;

         o the effect of the merger, or entering into the merger agreement, on its outstanding obligations;

         o    required consents, waivers and approvals;

         o    regulatory approvals required to complete the merger;

         o    with respect to Globix, its filings and reports with the SEC;

         o    its financial statements and liabilities;

         o changes in its business since the date of its then most recent audited balance sheet (September 30, 2003 for Globix and December 31, 2003 for NEON);

         o the completeness and accuracy of information being supplied for inclusion in this joint proxy statement/prospectus and the related registration statement;

         o    vote required with respect to the merger;

         o title to and operation of the assets and properties it owns and leases;

         o the receipt of an opinion from its financial advisor that the exchange ratio is fair, from a financial point of view, to its common stockholders;

         o    identification of transactions with certain related parties;

         o    litigation with respect to the corporation or its subsidiaries;

         o its intellectual property, the other intellectual property that it uses and infringement of other intellectual property;

         o    its compliance with applicable laws;

         o permits required to conduct its business and compliance with those permits;

         o    accounts receivable and warranties;

         o    customers and suppliers;

         o    unlawful business practices;

         o    its taxes;

         o    its employee benefit plans;

         o    its hazardous material activities and environmental liabilities;

         o    its agreements, contracts and commitments;

         o    brokers' and finders' fees in connection with the merger; and

         o    its insurance.


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         The representations and warranties in the merger agreement are complicated and are not easily summarized. Globix and NEON urge you to read carefully the articles in the merger agreement entitled "Representations and Warranties of NEON" and "Representations and Warranties of Globix."

CONDUCT OF BUSINESS OF NEON AND GLOBIX PENDING THE MERGER

         Each of NEON and Globix has agreed that until the closing of the merger (or the merger agreement terminates), or unless the other party to the merger agreement consents in writing or as required by law, it and its subsidiaries will conduct their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner in which it was conducted prior to July 19, 2004, and not enter into any new material line of business. Each of NEON and Globix further agrees to discharge or satisfy claims, liabilities or obligations only in the usual, regular and ordinary course of business. Each of NEON and Globix has also agreed to use all commercially reasonable efforts to:

         o    carry on and preserve its present lines of business;

         o    maintain their rights and franchises; and

         o maintain its relationships with customers, suppliers and others with which it has business dealings.

         In addition, until the closing of the merger (or the merger agreement terminates), or unless the other party to the merger agreement consents in writing, each of NEON and Globix has agreed not to:

         o declare or pay dividends or make other distributions in respect to any of its capital stock, except for dividends by subsidiaries of NEON or Globix, as the case may be, to such corporation or other subsidiaries thereof and except for accruals of dividends on the NEON convertible preferred stock;

         o effect any stock splits, combinations or recapitalizations with respect to its capital stock;

         o repurchase or redeem shares of its capital stock, except repurchases of shares in connection with its stock option plans consistent with past practices;

         o issue or authorize the issuance of any securities convertible into or exercisable for its capital stock (including indebtedness with voting rights), other than issuances of capital stock upon exercise of outstanding options or warrants; issuances by a wholly owned subsidiary of capital stock to NEON or Globix, as the case may be, or to another wholly owned subsidiary of such company; the issuance of 341,936 shares of NEON common stock to Mode 1 Communications, Inc. or any exchange of outstanding 11% senior notes of Globix for shares of Globix common stock in one or more private transactions, after NEON and Globix shall have negotiated in good faith any modifications to the merger agreement required by such exchange;

         o amend its charter or bylaws or the charter or bylaws of any of its subsidiaries;

         o acquire or agree to acquire, by merging or consolidating with, acquiring a substantial portion of the assets of or making a substantial equity investment in, other entities;

         o sell, lease, encumber or otherwise dispose of property or assets (including capital stock of its subsidiaries) that are material to its business, other than internal reorganizations or consolidations involving existing subsidiaries; sales or encumbrances in the ordinary course of business, liens for current property taxes and other governmental changes not yet due or delinquent and being contested in good faith and with adequate reserves; statutory liens of landlord or mechanics in the ordinary course; equipment leases and purchase money security interests;


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         o    make any loans to or investments in any other person other than loans to subsidiaries or financing transactions in the ordinary course of business;

         o incur or guarantee indebtedness, issue or sell any debt securities or rights to such debt securities, or engage in any asset securitization transaction, except in each case in the ordinary course of business consistent with past practice or under existing credit facilities or intercompany indebtedness;

         o materially change its method of accounting, except as required by generally accepted accounting principles in the United States; change its fiscal year; make or revoke any election relating to taxes; settle or compromise any material tax liability; or change any material aspects of its method of accounting for tax purposes;

         o adopt, amend or terminate any employee benefit plan, consulting agreement or any other employee benefit fund, award or arrangement for the benefit of any director, officer or employee of such corporation or any of its subsidiaries, other than in the ordinary course of business consistent with past practice or to the extent not material;

         o increase compensation, benefits (including severance) or bonuses to any employee, officer, director or consultant, other than annual increases in salary to current non-officer employees granted in the ordinary course of business consistent with past practice;

         o enter into, amend or terminate any change of control, retention or severance agreement for the benefit of any director, officer or employee of the corporation or its subsidiaries;

         o adopt a plan of liquidation, dissolution or other reorganization (other than the merger) or alter the corporate structure or ownership of any of its subsidiaries;

         o enter into, renew or modify any contract with respect to which the aggregate annual payments to it or from it to a third party are expected to exceed $500,000, except in the ordinary course of business consistent with past practice; or

         o enter into any agreement, commitment or arrangement to take any of the prohibited actions listed above.

         The agreements related to the conduct of each of NEON's and Globix's business in the merger agreement are complicated and not easily summarized. We urge you to read the section in the merger agreement entitled "Covenants Relating to Conduct of Business" carefully.

         Notwithstanding the covenants described above, the merger agreement provides that each party to the agreement shall exercise complete control and supervision over its and its subsidiaries' operations pending the merger, consistent with the terms of the merger agreement. The parties have formed a transition committee comprised of senior personnel of both parties to develop transition plans for the post-closing period. Each party has also agreed to use commercially reasonable efforts to manage its business so that, assuming a September 30, 2004 merger, NEON would have approximately $7 million of unrestricted cash on a consolidated basis (including cash, if any, used to redeem NEON convertible preferred stock) and Globix would have approximately $18 million of unrestricted cash on a consolidated basis, in each case immediately prior to the merger.

ADDITIONAL AGREEMENTS OF GLOBIX AND NEON

         Pursuant to the merger agreement, Globix and NEON have also agreed to use commercially reasonable efforts to take all necessary, proper or appropriate actions to consummate the transactions contemplated by the merger agreement. In particular, Globix and NEON agreed to file a pre-merger notification and report form under the HSR Act, which was filed on August 13, 2004 and the HSR Act waiting period was terminated on August 20, 2004.


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         Each of Globix and NEON has agreed to use its reasonable best efforts to have the S-4 registration statement of which this joint proxy statement/prospectus forms a part declared effective by the SEC.

         In accordance with its certificate of incorporation and bylaws, NEON will take all action necessary to convene a meeting or meetings of the holders of NEON stock, to be held as promptly as practicable after the S-4 registration statement is declared effective.

         Subject to the fiduciary duty exception described below, the NEON board of directors:

         o will recommend approval of the merger, the amendment to the certificate of incorporation and the amendment to the certificate of designation by its stockholders;

         o    will not withdraw or modify its recommendation; and

         o will take all lawful action to solicit stockholder approval as promptly as possible.

         In accordance with its certificate of incorporation and bylaws, Globix will take all action necessary to convene a meeting or meetings of the holders of Globix common stock, to be held as promptly as practicable after the S-4 registration statement is declared effective.

         Subject to the fiduciary duty exception described below, the Globix board of directors:

         o will recommend approval of the issuance of Globix's common stock in the merger;

         o    will not withdraw or modify its recommendation; and

         o will take all lawful action to solicit stockholder approval as promptly as possible.

         The merger agreement does not preclude either NEON or Globix from, prior to the receipt of the requisite stockholder approval, providing information to or entering into negotiations with, a third party with respect to an alternative acquisition proposal if the board of directors of NEON or Globix, as applicable, concludes in good faith that it is required to do so under applicable law. Further, if the board of directors of NEON or Globix, as applicable, concludes in good faith that it is required to do so under applicable law and has either entered into, or resolved to enter into, an agreement (or agreement in principle) to effect a competing acquisition or other business combination proposal, it may withdraw, modify or change its recommendations to its stockholders in order to comply with its fiduciary duties.

         Unless the merger agreement is terminated, each of the NEON board of directors and the Globix board of directors is obligated to convene its respective stockholder meeting whether or not it continues to recommend the merger or the common stock issuance in the merger, as applicable.

DIRECTORS' AND OFFICERS' INDEMNIFICATION

         Globix has agreed and shall cause NEON as the surviving subsidiary in the merger to agree, to fulfill and honor in all respects the indemnification obligations of NEON to its present and former officers and directors pursuant to the indemnification provisions of NEON's and its subsidiaries' certificate of incorporation, bylaws and other charter documents arising out of or pertaining to matters existing or occurring with respect to NEON or any of its subsidiaries prior to or at the effective time of the merger. The merger agreement provides that Globix shall cause NEON to maintain directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising from facts or events occurring on or before the effective date of the merger for a period of at least five years from the date of the completion of the merger.


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FINANCIAL DUE DILIGENCE

         Before mailing of this joint proxy statement/prospectus, the accountants for Globix and NEON completed a limited financial due diligence review of the other party to the merger agreement and prepared a report to be presented for review by the board of directors and special committee of each of Globix and NEON. Each party was obligated to notify the other party by September 15, 2004 of any issues arising as a result of such financial due diligence. No such notifications were provided.

CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

         The following conditions must be satisfied before the merger can become effective:

         o holders of NEON capital stock must have approved the merger, the merger agreement and the transactions contemplated by the merger agreement, and the amendment to the NEON certificate of incorporation and to the certificate of designation;

         o no court or governmental entity shall have enacted, issued, promulgated, enforced or entered, or instituted a proceeding to do so, any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order that is in effect and that restrains, enjoins or otherwise prohibits consummation of the merger;

         o holders of Globix capital stock must have approved the issuance of Globix common stock in connection with the merger;

         o all applicable waiting periods under the HSR Act have expired or been terminated;

         o Globix and NEON have obtained all authorizations, consents, orders, declarations or approvals of, or filings with, any governmental authority required in connection with the merger, which the failure to obtain, make or occur would have the effect of restraining or prohibiting the merger or any of the transactions contemplated or would have a material adverse effect on Globix, assuming the merger had taken place;

         o the S-4 registration statement of which this joint proxy statement/prospectus forms a part must have become effective under the Securities Act of 1933, all necessary blue sky or state securities or other authorizations shall have been received, and there must be no stop order or threat of proceedings by the SEC to suspend the effectiveness of the S-4 registration statement; and

         o the number of shares of NEON common stock that are dissenting shares shall be no greater than 15% of the outstanding NEON common stock and the number of shares of NEON convertible preferred stock that are dissenting shares shall be no greater than 15% of the outstanding NEON convertible preferred stock.

CONDITIONS PRECEDENT TO GLOBIX'S OBLIGATIONS

         Globix's obligations to effect the merger are subject to the fulfillment or satisfaction, prior to or on the closing date of the merger, of each of the following conditions:

         o each of NEON's representations and warranties contained in the merger agreement must be true and correct in all material respects as of the closing, other than representations and warranties that expressly relate to an earlier date (in which case such representations and warranties must be true as of such earlier date);

         o NEON shall have performed and complied in all material respects with all agreements to be performed prior to or on the closing date;


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         o    Globix shall have received a favorable legal opinion dated as of the closing date from its counsel that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

         o there shall not have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on NEON and its subsidiaries taken as a whole;

         o there shall not be any litigation pending or threatened which could reasonably be expected to prohibit the merger, impose limitations on Globix's ownership or operations of NEON after the merger or compel Globix or any of its affiliates to dispose of or hold separate any portion of the business of NEON or any of NEON's subsidiaries;

         o NEON and each subsidiary shall have entered into a subsidiary guaranty and security agreement with respect to the indenture dated as of April 23, 2002 among Globix, certain of its subsidiaries and HSBC Bank USA, as trustee;

         o Globix shall have received a Foreign Investment Real Property Tax Act certificate that neither NEON nor any office or subsidiary is a US real property holding corporation;

         o NEON or the applicable subsidiary shall have received all consents or waivers in order to avoid the occurrence, as a result of the merger, of loss or substantial diminution in value of any material contract to which NEON or a subsidiary is a party or any permit applicable to NEON or a subsidiary; and

         o the holders of 90% or more of the NEON Class A warrants shall have exercised their Class A warrants and the Class A warrant agreement shall have been amended to provide for the conversion of NEON Class A warrants into shares of Globix common stock.

CONDITIONS PRECEDENT TO NEON'S OBLIGATIONS

         NEON's obligations to effect the merger are subject to the satisfaction of the following conditions prior to the closing date of the merger:

         o each of Globix's representations and warranties contained in the merger agreement must be true and correct in all material respects as of the closing, other than representations and warranties that expressly relate to an earlier date (in which case such representations and warranties must be true as of such earlier date);

         o Globix shall have performed and complied in all material respects with all agreements to be performed prior to or on the closing date;

         o NEON shall have received a favorable legal opinion dated as of the closing date from its counsel that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

         o there shall not have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on Globix and its subsidiaries taken as a whole;

         o there shall not be any litigation pending or threatened which could reasonably be expected to prohibit the merger, impose limitations on Globix's ownership or operations of NEON after the merger or compel Globix or any of its affiliates to dispose of or hold separate any portion of the business of NEON or any of NEON's subsidiaries;


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

         o Globix or the applicable subsidiary shall have received all consents or waivers in order to avoid the occurrence, as a result of the merger, of loss or substantial diminution in value of any material contract to which Globix or a subsidiary is a party or any permit applicable to Globix or a subsidiary; and

         o Globix shall have acquired 11% senior notes in an amount equal to $12,500,000, including principal and accrued interest, in exchange for shares of Globix common stock valued at $2.75 per share.

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated, and the merger may be abandoned at any time prior to the closing date, whether before or after stockholder approval:

         o    by the mutual written agreement of Globix and NEON;

         o    by Globix or NEON if:

              * the closing date has not occurred within 150 days after the expiration or termination of the waiting period applicable to the merger under the HSR Act, except that the right to terminate the merger agreement is not available to any party who has caused the delay in the closing date by failing to fulfill its obligations under the merger agreement;

              * any court or other governmental authority of competent jurisdiction issues an order or takes any other final and non-appealable action restraining, enjoining or otherwise prohibiting the merger, except that the right to terminate the merger agreement is not available to any party whose failure to fulfill its obligations under the merger agreement has been the cause of the issuance of such order;

              * the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in the merger agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by such other party of written notice of such failure to comply;

              * the holders of NEON common stock and NEON convertible preferred stock do not approve the merger, the amendment to the NEON certificate of incorporation or the amendment to the NEON certificate of designation;

              * the holders of Globix common stock do not approve the issuance of Globix common stock in the merger; or

              * shares of NEON common stock representing greater than 15% of the outstanding NEON common stock or shares of NEON convertible preferred stock representing greater than 15% of the outstanding NEON convertible preferred stock, each as of the record date, dissent from the merger.

         o    by NEON if:

              * the board of directors of Globix shall not have recommended or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation of the issuance of Globix common stock in the merger to its stockholders, or shall have resolved to do so;

              * the board of directors of Globix shall have recommended to the stockholders of Globix any transaction involving the acquisition of all or substantially all of Globix's business other than the merger or shall have resolved to do so;

              * there has been a breach of a representation or warranty of Globix that gives rise to a failure of the fulfillment of a condition of NEON's obligations to effect the merger, which breach has not been cured within five business days following receipt by Globix of written notice of the breach;


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              *    there shall have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on Globix and its subsidiaries, taken as a whole;

              * on or prior to September 15, 2004, NEON shall have notified Globix in writing that the results of the review by NEON of the financial due diligence report by the auditors of NEON provided to the board of directors of NEON are not satisfactory and reflect a material adverse effect with respect to Globix and its subsidiaries, taken as a whole, as determined in good faith by the special committee of the board of directors of NEON, after a full discussion with Globix of all issues raised in such review; or

              * the board of directors of NEON has approved a merger, acquisition or other agreement (including an agreement in principle) to effect a competing acquisition or business combination proposal.

         o    by Globix if:

              * the board of directors of NEON shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation of the merger to its stockholders, or shall have resolved to do so;

              * the board of directors of NEON shall have recommended to the stockholders of NEON any transaction involving the acquisition of all or substantially all of NEON's business other than the merger, or shall have resolved to do so;

              * there has been a breach of a representation or warranty of NEON that gives rise to a failure of the fulfillment of a condition of Globix's obligations to effect the merger, which breach has not cured within five business days following receipt by NEON of written notice of the breach;

              * there shall have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect with respect to NEON and its subsidiaries, taken as a whole;

              * on or prior to September 15, 2004, Globix shall have notified NEON in writing that the results of the review by Globix of the financial due diligence report by the auditors of Globix provided to the board of directors of Globix are not satisfactory and reflect a material adverse effect with respect to NEON and its subsidiaries, taken as a whole, as determined in good faith by the special committee of the board of directors of Globix, after a full discussion with NEON of all the issues raised in the review; or

              * the board of directors of Globix has approved a merger, acquisition or other agreement (including an agreement in principle) to effect a competing acquisition or other business combination proposal.

EFFECTS OF TERMINATION; PAYMENT OF EXPENSES

         If the merger agreement is terminated for any of the reasons specified above, all provisions of the merger agreement shall terminate, except that each party shall continue to be bound by confidentiality obligations set forth in the merger agreement, shall be bound to cover its expenses of the merger described below and shall be liable for any fraud or willful breach of a covenant contained in the merger agreement.

         If the merger agreement is not consummated, all associated costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring the costs, except that printing expenses and filing fees under the Securities Act of 1933, the Securities Exchange Act of 1934, applicable Blue Sky regulations and the HSR Act will be shared equally by Globix and NEON.


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

         If the merger is consummated, Globix and the surviving subsidiary will pay all costs and expenses incurred in connection with the merger and the transactions contemplated by the merger.

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

         At any time prior to the effective time of the merger, Globix and NEON may agree in writing to:

         o extend the time for the performance of any obligation or other act required to be performed under the merger agreement;

         o waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement;

         o waive compliance with any of the agreements or conditions contained in the merger agreement; or

         o    amend the merger agreement.

RESTRICTIONS ON RESALES BY AFFILIATES

         The shares of Globix common stock and convertible preferred stock to be issued to NEON stockholders in the merger have been registered under the Securities Act of 1933. These shares may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of NEON as that term is defined under the Securities Act of 1933. An affiliate of a corporation, as defined by the rules promulgated under the Securities Act of 1933, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any transfer by an affiliate of NEON must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act of 1933. If a NEON affiliate becomes an affiliate of Globix, any transfer must be permitted by the resale provisions of Rule 144 promulgated under the Securities Act of 1933 or otherwise permitted under the Securities Act of 1933.

SOLICITATION OF CLASS A WARRANTHOLDERS

         As one of the conditions to Globix's obligation to consummate the merger, and as required by the merger agreement, NEON must solicit the consent of the holders of at least ninety percent (90%) of the Class A warrants to exercise their respective Class A warrants prior to or as of the effective time of the merger. Additionally, NEON is required to solicit the consent of at least a majority of the holders of the Class A warrants to amend the warrant agreement pursuant to which the Class A warrants are issued to provide that upon a merger of NEON the Class A warrant holders may receive the same type of consideration as the holders of NEON common stock immediately prior to such merger. Messrs. Lampe and Grubin, currently directors of NEON, collectively, indirectly beneficially own approximately 20% of the issued and outstanding Class A warrants. Each of Messrs. Lampe and Grubin has provided notice to NEON that their respective affiliates intend to exercise their respective Class A warrants prior to or as of the effective date of the merger.

DEBT-FOR-EQUITY EXCHANGE

         NEON's obligations to effect the merger are conditioned in part upon Globix completing a number of private debt-for-equity exchange transactions with some existing debt holders in which Globix will exchange certain of its 11% senior notes in an aggregate amount of $12,500,000 in principal and accrued interest in return for issuing approximately 4,545,455 shares of Globix common stock at a price per share of $2.75, the approximate trading price of the Globix common stock at the time the parties reached an agreement on the overall amount of the exchange. Globix has entered into securities exchange agreements with York Capital Management (an affiliate of JGD Management Corp.), MacKay Shields LLC, LC Capital Master Fund Ltd., Goldman Sachs & Co., the Singer Children's Management Trust, one of the Singer Trusts, an individual investor and Cypress Management Partnership in order to effect the debt-for-equity exchange. Each of the exchanging debt holders, except for Cypress Management Partnership and the individual investor, is itself or is affiliated with a holder of 5% or more of the Globix common stock. Each of the exchanging holders, other than Goldman Sachs & Co., an individual investor and Cypress Management Partnership has a significant interest in NEON or is affiliated with a holder of a significant interest in NEON. Mr. Singer, who is the non-executive chairman of the board of directors of Globix, is a trustee of the Singer Children's Management Trust. Mr. Lampe, who is a director of both Globix and NEON, is an affiliate of LC Capital Master Fund Ltd.



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

         Under the terms of the securities exchange agreements, each of the debt-for-equity exchange transactions is to be effected at the time of the merger or at an earlier time mutually agreed upon. Globix has agreed to file a registration statement with the Securities and Exchange Commission as promptly as possible, but not later than 90 days after the closing of the merger, in order to register the shares of common stock issued in exchange for its 11% senior notes. With respect to registration of the shares of common stock issued in the debt-for-equity exchange, Globix has granted the exchanging holders the right to purchase additional shares of Globix common stock equal to (1) up to 5% of the shares acquired by them at a purchase price of $2.75 per share if the registration statement is not effective within 90 days after the closing of the merger, and (2) an additional 5% of the shares acquired by them at a purchase price of $2.75 per share if the registration statement is not effective for more than 90 days during the first twelve months commencing on the 90th day following the closing of the merger.

         The merger agreement provides that in the event Globix wishes to exchange additional 11% senior notes in excess of $12,500,000 for additional shares of its common stock, Globix and NEON will negotiate in good faith all of the modifications to the merger agreement that would be necessary or appropriate to reflect any additional exchange.

                         APPROVAL OF AMENDMENT OF NEON'S
                          CERTIFICATE OF INCORPORATION


         Approval of a majority of the outstanding shares of NEON common stock and NEON convertible preferred stock entitled to vote, voting together as a single class, and a majority of the outstanding shares of NEON common stock entitled to vote, voting as a separate class, is required to authorize the amendment to NEON's certificate of incorporation. The amendment would except the merger from the definition of liquidation event in NEON's certificate of incorporation. The certificate of incorporation currently provides that upon the occurrence of a liquidation event, subject to any preferential rights of preferred stock, all remaining NEON assets will be distributed ratably to the holders of NEON common stock. A liquidation event is currently defined to include, among other things, any consolidation, merger or share exchange of NEON in which the holders of NEON's voting stock outstanding immediately prior to such consolidation, merger or share exchange do not in the aggregate hold a majority of the voting stock of the surviving or resulting entity.


         The full text of the liquidation provisions of the certificate of incorporation relating to the definition of liquidation event as such provisions will be amended if the merger agreement and the merger are approved, is set forth in Appendix B-1 hereto.

         You should carefully read the liquidation event provision and consult with legal counsel regarding the impact of the amendment to the certificate of incorporation to amend the liquidation provision.

         NEON's board of directors (with one director, Mr. Lampe, abstaining) has approved the amendment to the certificate of incorporation and recommends that you vote "FOR" approval and adoption of the amendment of NEON's certificate of incorporation.

               APPROVAL OF AMENDMENT OF CERTIFICATE OF DESIGNATION
                      FOR NEON CONVERTIBLE PREFERRED STOCK


         Approval of a majority of the outstanding shares of NEON common stock and NEON convertible preferred stock entitled to vote, voting together as a single class, and two-thirds of the outstanding shares of NEON convertible preferred stock entitled to vote, voting as a separate class, is required to authorize the amendment to the certificate of designation with respect to the NEON convertible preferred stock. The amendment would except the merger from the definition of change of control as set forth in the certificate of designation.

         The full text of the provisions of the certificate of designation of the NEON convertible preferred stock relating to the definition of change of control, as such provisions will be amended if the merger agreement and the merger are approved, is set forth as Appendix B-2 hereto.

         NEON's board of directors (with one director, Mr. Lampe, abstaining) has approved the amendment to the certificate of designation and recommends that you vote "FOR" approval and adoption of the amendment of the certificate of designation for the NEON convertible preferred stock.


                            INFORMATION ABOUT GLOBIX

OUR COMPANY

         We are a provider of Internet services to businesses. Our services include:

         o Hosting and co-location in our secure and fault-tolerant Internet data centers;

         o Network services and connectivity to the Internet through our domestic and international Internet Protocol (IP) fiber based network;

         o Internet based managed services focusing on application management and operating system management, security services and storage services; and

         o Media services including: streaming media, webcasting and digital asset management solutions.

         Our target market for our services is small to large size businesses in a broad range of industries, including media, publishing, financial services, retail, healthcare, governmental agencies, manufacturing, technology and non-profit organizations. No single customer comprised more than 10% of our revenues in the fiscal years ended September 30, 2004 or 2003. We sell our services to businesses primarily through our direct sales force.

         Our customers use our services to operate and maintain computer equipment in a secure, fault-tolerant environment with connectivity to a high-speed, high-capacity, direct link to the Internet, through our own network, and to support Internet applications. Our employees are located in New York, New York; Atlanta, Georgia; Santa Clara, California; Fairfield, New Jersey; and London, England.

         Our principal executive offices are located at 139 Centre Street, New York, New York 10013, and our telephone number at that location is (212) 334-8500. Although we maintain a website at www.globix.com, we do not intend that the information available through our website be incorporated into this joint proxy statement/prospectus. Our SEC filings are available on our website.

         Globix was founded in 1989 and in 1998 undertook a major expansion plan in order to pursue opportunities resulting from the growth of the Internet. On March 1, 2002, Globix filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, together with a prepackaged plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

         On April 8, 2002, the bankruptcy court confirmed the plan of reorganization. On April 25, 2002, all conditions necessary for the plan of reorganization to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection. For additional information, see "Our Chapter 11 Bankruptcy Reorganization" beginning on page 100 of this joint proxy statement/prospectus, for a discussion of our reorganization pursuant to Chapter 11 of the United States Bankruptcy Code.


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

WHAT WE OFFER OUR CUSTOMERS

          We provide our customers with a range of Internet-based services, including network infrastructure and expertise to build, maintain, operate and support Internet-based operations. Our primary services include:

INTERNET HOSTING AND CO-LOCATION

         We currently operate Internet data centers in New York, New York; Atlanta, Georgia; Santa Clara, California; and London, England. Our Internet data centers include electrical infrastructure, precision environmental control systems, fire suppression systems and comprehensive security systems.

         We offer co-location solutions for customers who choose to own and maintain their own servers, but require the physically secure, climate-controlled environment provided by our Internet data centers and connectivity to our network. We offer hosting services in a dedicated server environment. This service includes providing hardware usage, bandwidth and managed services to meet customer-specific needs.

MANAGED SERVICES

         We provide managed system and network services to our hosting and co-location customers. Such services include a wide variety of maintenance, administration and problem resolution services for many popular operating systems, Internet network devices, software security solutions and web based applications. In addition we also offer media service, such as streaming media for business communication. Streaming media is a process by which audio, video or other multimedia is delivered in a streaming or continuous fashion over the Internet or over a company's intranet.

         On October 31, 2003, we acquired the business and substantially all of the assets of Aptegrity, Inc., a provider of web application and operations management services. The acquisition of Aptegrity has enabled us to provide remote management of a wider range of custom and off-the-shelf Web-based applications. By managing e-commerce, database, content management and customer relationship management software for our clients, we help them to protect Internet revenue streams, reduce technology operating costs and operating risk, and improve user satisfaction.

         With the purchase of Aptegrity we gained new clients and the ability to offer higher-revenue managed services to our existing customer base. In addition we provide hosting and co-location services to some of Aptegrity's pre-acquisition customers. Since the acquisition of Aptegrity our customers have increased their spending with us on average. We attribute this to the greater utilization of our bundled services as a result of the broader range of services we are able to provide to our customers.

NETWORK SERVICES AND INTERNET ACCESS

         We provide access to our network to our hosting and co-location customers in our Internet data centers as well as Internet access services which provide businesses with high-speed continuous access to the Internet from their own premises. In addition, we provide other services, such as domain name registration, local loop provisioning, Internet address assignment, router configuration, e-mail configuration and management and technical consulting services.

         Our network infrastructure is designed for high availability and low latency, and utilizes a single autonomous system number. As a result, traffic is carried on a network controlled by Globix to the greatest extent possible and therefore does not suffer from the congestion or high latency of public networks.

         The domestic Globix backbone is a Packet over Synchronous Optical Network ("SONET"), which provides a mechanism for using the speed and efficient management capabilities of SONET for data transport. Essentially, it provides a method for carrying data packets in SONET frames that will operate at speeds up to OC-48 (2.4Gbs). The OC-48 Globix domestic backbone connects to our data centers and to our backbone points of presence in Boston, Chicago, Los Angeles, Seattle and Washington, D.C.


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

         Our European backbone is a Packet over SONET currently connecting London, Amsterdam, Frankfurt and Paris. The domestic and European networks are connected by two OC-3 (155Mbps) transatlantic crossings.

         Our United States and European network sections interconnect to numerous network access points, commercial Internet exchanges and other Internet, application and network service providers.

         Our network operations are directed from our 139 Centre Street data center in New York, New York, which is staffed 24 hours a day, seven days a week. Network administrators located in our operations center monitor our network infrastructure. Our network administrators are able to identify and correct network problems either themselves or by dispatching system engineers located at our customer support centers.

CUSTOMER SUPPORT CENTERS

         Our customer support call centers are operated 24 hours a day, seven days a week, and are equipped with telecommunications systems capable of automatic call distribution, automatic number identification, quality assurance recording and archiving, and intelligent call routing. A trouble ticketing and knowledge database of customer information and history supports our customer service operations.

GOVERNMENT REGULATION

         In the United States, our Internet services are currently classified by the Federal Communications Commission as information services, which are not subject to significant regulation, rather than as telecommunications or common carrier services, which are subject to a comprehensive regulatory framework. Similarly, our Internet services are not significantly regulated in certain foreign jurisdictions in which we conduct business.

         In certain other foreign jurisdictions in which we operate, however, our provision of certain Internet services may be subject to the jurisdictions' laws and regulations governing telecommunications services and/or common carriers. In jurisdictions where these laws and regulations currently apply to certain types of our Internet solutions, we endeavor to take all reasonable steps necessary to ensure that we comply with these laws and regulations. This may require us to, among other things, obtain regulatory authorizations and pay fees each year to regulatory authorities.

         The laws and regulations applicable to Internet-related services are evolving in the United States and many other jurisdictions. As these laws and regulations evolve, it is possible that we could be regulated in additional jurisdictions as a telecommunications services provider and/or as a common carrier. As a result, we may become subject to, among other things, additional licensing requirements, fee payment obligations, common carrier obligations, network access changes and/or universal service obligations.

         In addition to the telecommunications and/or common carrier laws and regulations that currently govern certain of our services in some jurisdictions and that may, in the future, govern our Internet services in the United States and other jurisdictions, new laws and regulations related to the provision of Internet services may be adopted, implemented and/or challenged at the federal, state and/or local levels in the United States and at corresponding levels in foreign jurisdictions. These laws and regulations may address, among other things, issues of user privacy, obscenity, pricing, consumer protection, taxation, advertising, intellectual property rights, information security, liability for certain types of content and the convergence of traditional telecommunications services with Internet communications. A number of laws and regulations related to these issues are currently being considered by United States and foreign regulators.

         It is impossible to predict the nature of any new laws or regulations that will be applicable to our services, whether currently existing laws and regulations will be newly-applied to our services or the manner in which currently existing laws and regulations applicable to us will be interpreted and enforced. The adoption of new laws or regulations or the application of existing laws or regulations in a manner that is adverse to our company might decrease demand for our Internet solutions, impose taxes, fees or other charges or other costly technical requirements on our company or otherwise increase our cost of doing business. Any of these developments could harm our business, financial position, results of operations and cash flows.

         The Digital Millennium Copyright Act ("DMCA") includes a limitation on liability of on-line service providers for copyright infringement for transmitting, routing or providing connections, transient storage, caching or storage at the direction of a user. This limitation on liability applies if the service provider had no actual knowledge or awareness of the copyright infringement and if certain other conditions are met. It is not yet clear how the DMCA will be applied to limit liability that we may face in the future for any possible copyright infringement or copyright-related issues relating to the activities of our customers. The DMCA also requires Internet service providers to follow certain "notice and take-down" procedures in order to be able to take advantage of the limitation on liability provided for in the DMCA.

         We have implemented the procedures required by the DMCA and require our users to agree to an "acceptable use" policy which prohibits the use of our facilities for illegal purposes. There can be no assurance, however, that our procedures and acceptable use policy will shield us from liability. Despite enactment of the DMCA, the law relating to the liability of companies that provide Internet-related services for information carried on or disseminated through their networks remains largely unsettled. Claims could be made against us under currently existing or future laws in the United States or other jurisdictions for defamation, obscenity, negligence, copyright, trademark infringement or other legal theories based on the nature and content of the materials disseminated through our networks.

EMPLOYEES AND EMPLOYEE RELATIONS

         As of September 30, 2004, we had approximately 240 full-time employees: approximately 188 in the United States and 52 outside the United States. In addition to our full-time employees, we also employ part-time personnel from time to time in various departments to meet fluctuations in work levels. None of our employees are covered by a collective bargaining agreement.

COMPETITION

         Our competitors include other Internet service providers with a significant national or global presence and a focus on business customers. Among these competitors are IBM, Digex, Savvis, Akamai, NaviSite, EDS, Speedera, Data Return, Rackspace and Equinix. Our competitors also include telecommunications companies, such as AT&T, British Telecom, Level 3, MCI and Sprint. We believe that competition is based upon a number of factors, including price, quality of service and financial stability.

         Of the competitors mentioned, some compete only in hosting and infrastructure services, and some compete only in media services. Very few provide services that compete across our entire services portfolio. We believe our competitive differentiation from those that do is our flexibility, speed and ability to customize a bundled solution across all of our service capabilities.

         Competitive pressure impacts Globix's business in two primary ways: customer churn and pricing pressure. For these purposes, churn means contractual revenue loss due to customer cancellations and downgrades, net of upgrades and additions to service.

         Churn due to customer cancellations comes from three major sources: customers no longer needing our services due to bankruptcy or exiting of a product line, customers taking our services in-house and customers replacing our services with services from a competitor. Customer churn due to downgrades is caused mainly by customers not needing all the services we offered them in the past (as a result of exiting a product line, taking services in-house or using a competitor's services), or customers renewing their contracts for identical services but at a lower price, which is mainly as a result of competitive pricing pressure. Due to difficulty in determining the root cause of contract cancellations and downgrades, it is impossible to determine precisely the percentage of churn that is due to competitive pressure is inexact. However, we believe that competitive pressure is a significant cause of contract cancellations and downgrades. Conversely, obtaining contracts formerly provided by our competitors is also a major source of new contract adds.

         Our primary strategy for dealing with contract cancellations related to competitive pressure is first to sell valued added services to clients who have contracted only commodity services. We expect these value added services to offer product differentiation and increase exit costs, thereby decreasing cancellation rates. Second, we expect to continue to offset customer cancellations with new contract adds obtained through direct marketing efforts focused at prospective clients who potentially contract services with our competitors.

         Pricing pressure from competition specifically affects our commodity products and services such as bandwidth and co-location. We believe that pricing pressure for our managed services is considerably less significant.

         Our primary strategy for dealing with price pressure is to bundle higher value-added services with our core infrastructure services to provide increased product differentiation.

TRADEMARKS AND PATENTS

         We currently have eight trademark applications and one patent application pending in the United States Patent and Trademark Office. Registration of the same trademarks has been applied for or granted in certain foreign countries. Additionally, Globix acquired the U.S. and European Union registered trademarks of Aptegrity(R) and Minding your E-Business(R) in the acquisition of Aptegrity, Inc.

OUR CHAPTER 11 BANKRUPTCY REORGANIZATION

         On April 8, 2002, the United States Bankruptcy Court for the District of Delaware confirmed our plan of reorganization, which became effective on April 25, 2002. As of the effective date of the plan, all of our existing securities were cancelled and:

         o each holder of the 12.5% senior notes became entitled to receive, in exchange for its claims in respect of the 12.5% senior notes, its pro rata share of:

                  o $120 million in aggregate principal amount of the 11% senior notes, and

                  o 13,991,000 shares of our common stock, representing 85% of the shares of our common stock issued and outstanding following the effective date of the plan; and

         o each holder of shares of our preferred stock outstanding immediately prior to the effective date of the plan became entitled to receive, in exchange for its claims in respect of these shares of preferred stock, its pro rata share of 2,304,400 shares of our common stock, representing 14% of the shares of our common stock issued and outstanding following the effective date of the plan; and

         o each holder of shares of our common stock outstanding immediately prior to the effective date of the plan became entitled to receive, in exchange for its claims in respect of these shares of common stock, its pro rata share of 164,600 shares of our common stock, representing 1% of the shares of our common stock issued and outstanding following the effective date of the plan.

         The plan provides that all of the shares of our common stock are subject to dilution by the exercise of management incentive stock options, representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan. As of September 30, 2004, the number of outstanding options representing the right to acquire 956,565 shares of common stock had been granted to members of our management.

         A total of 16,460,000 shares of our common stock and $120 million in aggregate principal amount of the 11% senior notes were deemed to be issued and outstanding on the effective date of the plan. As of September 30, 2002, however, no shares of our common stock or 11% senior notes had been distributed. In October 2002, we distributed a total of 16,295,400 shares of common stock and $120 million in aggregate principal amount of 11% senior notes. Pursuant to the terms of a Stipulation and Order that we entered into with the lead plaintiffs in the class action lawsuit described in " - Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus, 229,452 of these shares of common stock and $1,968,000 in aggregate principal amount of the 11% senior notes were placed in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, then we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) the shares of common stock and 11% senior notes held in escrow. Based on an August 12, 2004 court approval of a settlement agreement pursuant to which Globix would not be required to pay an amount in excess of our liability insurance, described under "- Legal Proceedings," beginning on page 102 of this joint proxy statement/prospectus, Globix does not believe that the shares of common stock and 11% senior notes held in escrow are likely to be distributed to the class action litigants and their attorneys, and such shares and notes will accordingly be available for distribution to Globix security holders under the plan. Distribution of the remaining 164,600 shares of common stock deemed to have been issued on the effective date of the plan, which are allocable under the terms of the plan to the holders of our common stock outstanding immediately prior to the effective date of the plan, will occur following the resolution of the stockholder derivative suit against our company and certain of our former officers and directors described in " - Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus.

         Through September 30, 2004, we had acquired in the open market approximately $26.1 million in aggregate principal amount of our 11% senior notes and related accrued interest of approximately $1.9 million for an aggregate purchase price of approximately $20.2 million, and had issued approximately an additional $18.5 million in 11% senior notes in payment of accrued interest on the 11% senior notes. The indenture governing the 11% senior notes requires interest to be paid in kind through 2004, and permits interest to be paid in kind for two years thereafter at the discretion of our board of directors. In addition, on March 3, 2004, we purchased $40.3 million in principal amount of the 11% senior notes pursuant to an offer to purchase as described in " - Properties" below. Our indebtedness at September 30, 2004 consisted of approximately $72.2 million in aggregate principal amount of our 11% senior notes, approximately $3.3 million in related accrued interest, approximately $370 thousand of capital lease obligations and approximately $20 million of mortgage debt on our New York City headquarters and data center.

PROPERTIES

         In July 1998, we purchased the land and the approximately 155,000 gross square foot building located at 139 Centre Street, New York, New York. Construction at this facility was completed in July 1999 and the building houses an Internet data center and offices for our executive, technical, sales and administrative personnel. In December 2002 we retained the services of a real estate broker to lease office space equivalent to approximately one third of our 139 Centre Street facility. As of September 30, 2004, we had leased office space in approximately 25% of this facility to third parties for periods ranging between two to six years. The estimated average annualized rental income is approximately $0.9 million.

         In July 1998, we signed a lease commencing January 15, 1999 for approximately 60,000 gross square feet of space in Santa Clara, California. The facility contains an Internet data center and offices for technical, sales and administrative personnel. In October 1998, we signed a lease for the rental of approximately 38,000 gross square feet of space at Prospect House, 80 New Oxford Street, London, England. Construction at both of these facilities was completed in July 1999.

         Prospect House contains an Internet data center and some technical staff while the balance of technical personnel, as well as sales and administrative personnel, are located in our other London facility at 1 Oliver's Yard. In July 2000, we entered into a lease for the Oliver's Yard facility, which consists of approximately 210,000 gross square feet of space. Construction and fit-out of one floor of Internet data center space has been completed and the facility became operational in June 2001. In April 2002 we renegotiated our lease for this Internet data center, resulting in our retaining a total of 60,000 gross square feet of space. We sublease access office space in our London offices to third parties for periods ranging between 3 to 10 years. The estimated average annualized income is approximately $800 thousand.

         In August 2000, in connection with our acquisition of Comstar.net, Incorporated, we acquired our existing leases for an Internet data center in Atlanta, Georgia containing approximately 5,000 gross square feet of space.

         In September 2000 we purchased the land and approximately 187,000 gross square foot building located at 415 Greenwich Street, New York, New York. During October 2003 we reached an agreement to sell the property for total cash consideration of approximately $60 million. The agreement was subject to various closing conditions which were not satisfied until January 2004. The sale of the property was completed on January 22, 2004 for approximately $48.7 million in net proceeds. On March 3, 2004, we used approximately $44 million of the net proceeds to repurchase approximately $40.3 million in principal amount of our outstanding 11% senior notes at par value plus accrued interest in the amount of approximately $3.7.

         In November 2003, our company assumed Aptegrity, Inc.'s lease of approximately 5,600 square feet in Fairfield, New Jersey for approximately $11,000 a month ending December 2006.

         We believe that the facilities that we plan to continue to occupy are adequate for our current and foreseeable needs and that additional space will be available, either through leasing or purchasing, when needed.

LEGAL PROCEEDINGS

         On January 28, 2002, a derivative suit was filed in the United States District Court for the Southern District of New York against our company, as nominal defendant, and certain of our current and former directors and officers. The action is entitled Susan Boney, Individually and Derivatively on behalf of Nominal Defendant Globix Corp, Plaintiff v. the named former Board of Directors (pre-Bankruptcy), Defendants and Globix Corp, a Delaware Corporation, Nominal Defendant. Plaintiffs brought the action against the former board and certain executives seeking damages and expenses for breach of fiduciary duty for violations of federal and state securities laws alleging misrepresentations of Globix's financial performance from 2000 through 2001. We believe that the allegations in this lawsuit are without merit and we intend to vigorously defend against them. In addition, the plaintiff has not pursued her claims since the filing of the lawsuit. Although there can be no assurance as to the outcome or effect of this lawsuit, we do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows.

         On August 12, 2004, the United States District Court for the Southern District of New York approved the settlement of a class action lawsuit entitled In re Globix Corp Securities Litigation, No. 02-CV-00082. This lawsuit named as defendants Globix and our former officers Marc Bell, Peter Herzig (who remains a director of Globix) and Brian Reach, and asserted claims under sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder on behalf of all persons or entities who purchased our securities between November 16, 2000 and December 27, 2001. The lawsuit alleged that the defendants had failed to disclose the true state of the company's financial condition during this period. Under the settlement, which remains subject to appeal, the company has agreed to pay $3,500,000 (all of which would be covered by insurance) to settle all claims against it. A motion for reconsideration of the fee award has been filed by those plaintiffs' law firms whose fees were not included in the settlement. Although there can be no assurance as to the outcome of the motion, Globix does not believe that the ultimate liabilities, if any, resulting from this appeal will have a material adverse impact on our business, financial condition, results of operations or cash flows.

         On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit. The Stipulation and Order provides that 229,452 shares of our common stock and $1,968,000 in aggregate principal amount of the 11% senior notes will be held in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) the shares of our common stock and the 11% senior notes being held in escrow. Based on the court approval of the settlement agreement, Globix does not believe that the shares of common stock and 11% senior notes that are being held in escrow are likely to be distributed to the class action litigants and their attorneys.

         On November 12, 2003, we were served with a complaint filed in the United States Court for Southern District of New York, entitled Alfred G. Binford v. Globix Corporation, alleging breach of contract claims related to the failure to make payments under an employment letter, as amended, seeking damages in the amount of $2,113,000. Although there can be no assurance as to the outcome or effect of this lawsuit, we do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows. Globix has accrued its estimated liability.

         We are from time to time involved in other legal proceedings in the ordinary course of our business operations. Although there can be no assurance as to the outcome or effect of any legal proceedings to which we are a party, we do not believe, based on currently available information, that the ultimate liabilities, if any, arising from any such legal proceedings would have a material adverse impact on our business, financial condition, results of operations or cash flows.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF GLOBIX

         The following selected historical consolidated financial data as of and for the years ended September 30, 2004 and September 30, 2003 (Successor Company), five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company), and as of and for the fiscal years ended September 30, 2001 and 2000 (Predecessor Company) have been derived from our audited consolidated financial statements and related notes.

         This information should be read together with, and is qualified in its entirety by reference to, our consolidated financial statements included elsewhere in this joint proxy statement/prospectus, and the notes thereto and the information set forth in "Globix Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 106 of this joint proxy statement/prospectus.

         As a result of the application of fresh start accounting under SOP No. 90-7 as of May 1, 2002 our financial results for the fiscal year ended September 30, 2002 include two different bases of accounting and, accordingly, the operating results and cash flows of the Successor Company and the Predecessor Company have been separately disclosed. For the purposes of this joint proxy statement/prospectus and the financial statements and related notes contained in this joint proxy statement/prospectus, references to the "Predecessor Company" are references to our company for periods prior to April 30, 2002 (the last day of the calendar month in which we emerged from bankruptcy) and references to the "Successor Company" are references to our company for periods subsequent to April 30, 2002. The Successor Company's financial statements are not comparable to the Predecessor Company's financial statements.

                              (IN THOUSANDS OF UNITED STATES DOLLARS, EXCEPT SHARE AND PER SHARE DATA)


                                                     SUCCESSOR COMPANY                              PREDECESSOR COMPANY
                                       --------------------------------------------   --------------------------------------------
                                                                       FIVE MONTHS    SEVEN MONTHS
                                        YEAR ENDED     YEAR ENDED         ENDED          ENDED         YEAR ENDED     YEAR ENDED
                                       SEPTEMBER 30,  SEPTEMBER 30,   SEPTEMBER 30,     APRIL 30,     SEPTEMBER 30,  SEPTEMBER 30,
                                         2004(*)         2003(*)           2002           2002            2001           2000
                                       -------------  -------------   -------------   -------------   -------------  -------------
Consolidated Statement of
Operations Data:
Revenue                                $     61,190   $     60,177    $     30,723    $     51,273    $    104,210   $     81,287
Operating costs and expenses:
  Cost of revenues (excluding
    depreciation and amortization
    shown below)                             34,296         33,785          10,458          22,123          40,609         42,513
  Selling, general and administrative        28,969         30,635          29,313          57,206         124,821         98,113
  Loss (gain) on impairment of assets        17,972             --              --           2,578           3,500             --
  Restructuring and other charges
    (credits)                                    --         (1,020)             --          24,834          56,109             --
  Depreciation and amortization              13,828         15,523           6,060          28,115          36,657         18,228
                                       -------------  -------------   -------------   -------------   -------------  -------------
Total operating costs and expenses           95,065         78,923          45,831         134,856         261,696        158,854
  Other operating income                         --            345              --              --              --             --
                                       -------------  -------------   -------------   -------------   -------------  -------------
Loss from operations                        (33,875)       (18,401)        (15,108)        (83,583)       (157,486)       (77,567)
  Interest and financing expense, net       (10,925)       (13,962)         (5,866)        (32,487)        (51,846)       (33,082)
  Other income (expense)                      1,667          1,232            (157)           (509)         (1,379)         1,779
  Gain (loss) on debt discharge               1,747          6,023              --         427,066              --        (17,577)
  Reorganization items                           --             --              --          (7,762)             --             --
  Fresh start accounting adjustments             --             --              --        (148,569)             --             --
  Minority interest in subsidiary                --             --              --           5,778              --             --
                                       -------------  -------------   -------------   -------------   -------------  -------------
Income (loss) before income taxes
  and cumulative effect of a change
  in accounting principle                   (41,386)       (25,108)        (21,131)        159,934        (210,711)      (126,447)
Income tax expense                               --            167              --              --              --             --
                                       -------------  -------------   -------------   -------------   -------------  -------------
Income (loss) before cumulative
  effect of a change in accounting
  principle                                 (41,386)       (25,275)        (21,131)        159,934        (210,711)      (126,447)
Cumulative effect of a change in
  accounting principle                           --             --              --              --          (2,332)            --
                                       -------------  -------------   -------------   -------------   -------------  -------------


                                                               104


(CONTINUED)
                                                    SUCCESSOR COMPANY                              PREDECESSOR COMPANY
                                       ---------------------------------------------   ---------------------------------------------
                                                                        FIVE MONTHS    SEVEN MONTHS
                                        YEAR ENDED      YEAR ENDED         ENDED          ENDED         YEAR ENDED      YEAR ENDED
                                       SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,     APRIL 30,     SEPTEMBER 30,   SEPTEMBER 30,
                                           2004            2003             2002           2002            2001            2000
                                       -------------   -------------   -------------   -------------   -------------   -------------
Net income (loss)                           (41,386)        (25,275)        (21,131)        159,934        (213,043)       (126,447)
  Dividends and accretion on
    preferred stock                              --              --              --          (3,178)         (7,104)         (5,768)
                                       -------------   -------------   -------------   -------------   -------------   -------------
Net income (loss) attributable to
  common stockholders                  $    (41,386)   $    (25,275)   $    (21,131)   $    156,756    $   (220,147)   $   (132,215)
                                       =============   =============   =============   =============   =============   =============
Earnings (loss) per common share:
  Basic:
    Before cumulative effect of a
      change in accounting principle   $      (2.51)   $      (1.54)   $      (1.28)   $       3.96    $      (5.66)   $      (3.73)
    Cumulative effect of a change in
      accounting principle                       --              --              --                           (0.06)             --
                                       -------------   -------------   -------------   -------------   -------------   -------------
Basic earnings (loss) per share
  attributable to common
  stockholders                         $      (2.51)   $      (1.54)   $      (1.28)   $       3.96    $      (5.72)   $      (3.73)
                                       =============   =============   =============   =============   =============   =============
Weighted average common shares
  outstanding - basic                    16,460,000      16,460,000      16,460,000      39,618,856      38,476,909      35,484,040
                                       =============   =============   =============   =============   =============   =============
  Diluted:
    Before cumulative effect of a
      change in accounting principle   $      (2.51)   $      (1.54)   $      (1.28)   $       3.30    $      (5.66)   $      (3.73)
    Cumulative effect of a change in
      accounting principle                       --              --              --              --           (0.06)             --
                                       -------------   -------------   -------------   -------------   -------------   -------------
Diluted earnings (loss) per share
  attributable to common
  stockholders                         $      (2.51)   $      (1.54)   $      (1.28)   $       3.30    $      (5.72)   $      (3.73)
                                       =============   =============   =============   =============   =============   =============
Weighted average common shares
  outstanding - diluted                  16,460,000      16,460,000      16,460,000      48,507,456      38,476,909      35,484,040
                                       =============   =============   =============   =============   =============   =============
Other Consolidated Financial Data:
Net cash provided by (used in)
  operating activities                 $     (1,568)   $    (12,188)   $      3,679    $    (59,684)   $   (140,543)   $    (94,318)
Net cash provided by (used in)
  investing activities                 $     42,177    $       (858)   $     (6,461)   $      5,842    $   (113,271)   $   (149,939)
Net cash provided by (used in)
  financing activities                 $    (53,423)   $    (10,539)   $     (2,279)   $     (4,946)   $        387    $    509,395
Consolidated Balance Sheet Data:
Cash, cash equivalent, short-term
  investments and marketable
  securities                           $     20,158    $     33,260    $     54,281                    $    113,112    $    378,510
Restricted cash and investments        $      4,737    $      6,928    $      9,097                    $     33,870    $     43,178
Working capital                        $     15,466    $     28,449    $     42,421                    $     78,340    $    366,139
Total assets                           $    138,542    $    222,282    $    262,720                    $    552,988    $    729,591
Current portion of long-term debt      $        555    $      1,510    $      1,520                    $      6,687    $      2,173
Long-term debt, less current portion   $     95,278    $    140,389    $    151,274                    $    630,750    $    621,809
Mandatory redeemable convertible
  preferred stock                      $         --    $         --    $         --                    $     83,230    $     76,042
Stockholders' equity (deficit)         $     16,875    $     53,351    $     72,547                    $   (237,325)   $    (18,030)


(*) Restated, see Note 4 "Reclassifications and Restatement" to the financial statements of Globix, included herein on page F-14.

                   GLOBIX MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and the accompanying notes and "Selected Consolidated Financial Data of Globix" beginning on page 103 of this joint proxy statement/prospectus. The following discussion contains forward-looking statements. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our company and our industry. Our results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties discussed in "Risk Factors" beginning on page 21 of this joint proxy statement/prospectus and elsewhere in this joint proxy statement/prospectus. The results shown herein are not necessarily indicative of the results to be expected in any future periods.


         As is more fully discussed in Note 1 ("Basis of Presentation") to the consolidated financial statements, we reported under fresh start accounting pursuant to SOP No. 90-7 as of May 1, 2002 resulting in a change in the basis of accounting in the underlying assets and liabilities of our company at the effective date of our plan of reorganization. Accordingly, the financial statements of the Successor Company and the Predecessor Company are not comparable. Where appropriate, we have combined the actual results of operations for the Successor Company for the five months ended September 30, 2002 and the Predecessor Company for the seven months ended April 30, 2002 as pro forma combined 2002 operating results in order to present a more meaningful comparative analysis to the operating results of the prior fiscal year. Successor Company and Predecessor Company financial data are derived from the consolidated financial statements that appear elsewhere in this joint proxy statement/prospectus. In addition to the basis in accounting differences noted above, our operating results for fiscal 2002 were significantly impacted by:


         o items associated with the Predecessor Company's bankruptcy, including debt discharge, restructuring activities and other charges related to certain bankruptcy activities and certain changes in accounting estimates recorded in the third quarter fiscal 2002; and

         o the Successor Company recognizing the effects of reduced depreciation, additional amortization and reduced interest expense arising from the revaluation of our assets and liabilities and the reduced amount of the Successor Company's outstanding debt following the effective date of the plan.

OVERVIEW

         Globix is a provider of Internet services for small to large size businesses in a broad range of industries. Our company was founded in 1989 and in 1998 undertook a major expansion plan in order to pursue opportunities resulting from the growth of the Internet. On March 1, 2002, Globix filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, together with a prepackaged plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing. On April 8, 2002, the bankruptcy court confirmed the plan of reorganization. Effective April 25, 2002, all conditions necessary for the plan of reorganization to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection. For additional information about our reorganization, see "Our Chapter 11 Bankruptcy Reorganization" beginning on page 100 of this joint proxy statement/prospectus.

         Since Globix emerged from bankruptcy reorganization in April 2002, its management has actively reviewed various strategies for increasing stockholder value. A key objective has been to redress the imbalance between revenues and costs that has historically been a feature of Globix' business, by increasing the revenue base and by cutting costs. A second objective has been to reduce leverage by buying back or paying off higher cost indebtedness.

         Globix has attempted to address customer churn, industry-wide price competition and price decreases in its traditional offerings of hosting and network services by broadening the range of services it offers through the addition of value added services as part of its managed services business. By focusing on providing value added services Globix believes it will be able to increase its monthly recurring revenue per customer or average revenue per unit
(ARPU). We calculate ARPU by dividing our average contracted monthly recurring revenue for the period by our average number of contracted customers during the period. During the fiscal year ended September 30, 2004 there was a 6% decrease in our total number of customers, while our ARPU increased to approximately $3.4 thousand as of September 30, 2004 compared to approximately $2.7 thousand as of September 30, 2003. In addition, during the fiscal year ended September 2004 we saw an improvement in our monthly average churn rate in comparison to 2003. In 2004 our monthly positive change in contract rate (negative churn) averaged 0.3% during the fiscal year ended September 30, 2004 compared to a monthly average churn rate of 1.7% in the fiscal year ended September 30, 2003. We define churn as contractual revenue losses as a percentage of total contractual revenue due to customer cancellations and downgrades, net of upgrades, and additions of new services.

         In addition, Globix has cut the costs of its operations by combining offices, eliminating redundancy within its operations and selling or leasing excess office space. This process of cost cutting was largely completed with the sale of the property at 415 Greenwich Street in New York, New York.

         Growth through acquisition offers the possibility of revenue growth and the expansion of service offerings, to enable Globix to offer a broader range of services to compete more effectively, while providing a larger revenue base to support Globix's existing indebtedness. The ability to achieve operating efficiencies by combining administrative or other functions has also been a consideration in reviewing possible acquisitions. In addition, market conditions have made it possible to acquire related businesses at what are perceived to be relatively low prices. In pursuing its acquisition strategy, Globix has reviewed potential transactions involving smaller companies, like Aptegrity, Inc., whose acquisition gradually expands the range of services that Globix provides, as well as larger companies, such as NEON, that could significantly increase the size of Globix' business and enhance its ability to compete against much larger competitors.

         In order to increase its operating flexibility and address concerns about its long term financial viability, Globix has also attempted to decrease its indebtedness through the repurchase of its 11% senior notes and the repurchase or early payment of other financial obligations.

         Although Globix operates in one operating segment, there are four major service lines as follows:

         INTERNET HOSTING AND CO-LOCATION

         We offer co-location solutions for customers who choose to own and maintain their own servers, but require the physically secure, climate-controlled environment provided by our Internet data centers and connectivity to our network. We offer hosting services in a dedicated server environment. This service includes providing hardware usage, bandwidth and managed services to meet customer-specific needs.

         MANAGED SERVICES

         We provide managed application, system, network and media services to our hosting and co-location customers. Such services include a wide variety of maintenance, administration and problem resolution services for many popular operating systems, Internet network devices, software security solutions, web-based applications, as well as streaming media delivered in a streaming or continuous fashion over the Internet or over a company's intranet.

         NETWORK SERVICES AND INTERNET ACCESS

         We provide access to our network for our hosting and co-location customers located inside of our Internet data centers as well as Internet access services which provide businesses with high-speed continuous access to the internet from their own premises. In addition, we provide other services, such as domain name registration, local loop provisioning, Internet address assignment, router configuration, e-mail configuration and management and technical consulting services.

         OTHER

         Our other services, which we categorize as "other," are comprised of hardware and software sales and other non-recurring revenue. For the fiscal year ended September 30, 2003, "other" also includes revenue from DSL customer accounts which were sold during the second quarter of fiscal year 2003.

         For a more detailed description of these service lines see the "Information About Globix" section beginning on page 96 of this joint proxy statement/prospectus.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures of contingent assets and liabilities. We base our accounting estimates on historical experience and other factors that are believed to be reasonable under the circumstances. However, actual results may vary from these estimates under different assumptions or conditions. The following is a summary of our critical accounting policies and estimates:

         REVENUE RECOGNITION

         Revenue consists primarily of Internet hosting, co-location, managed services, network services and Internet access.

         We recognize revenue in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB"), No. 104 "Revenue Recognition" which revises and rescinds certain sections of SAB No. 101, "Revenue Recognition". The changes noted in SAB 104 did not have a material effect on Globix's consolidated financial statements. Globix recognizes revenue when delivery has occurred, persuasive evidence of an agreement exists, the fee is fixed or determinable and collectability is probable. SAB No. 104 expresses the view of the Securities and Exchange Commission's staff in applying accounting principles generally accepted in the United States of America to certain revenue recognition issues. Under the provisions of SAB No. 104, set up and installation revenue are deferred and recognized over the estimated length of the customer relationship, which in the case of our business is approximately 36 months. Prior to April 30, 2002, the estimated length of the customer relationship was 12-18 months. Monthly service revenue under recurring agreements related to Internet hosting, co-location, network services, Internet access and managed services is recognized over the period that service is provided. Revenue derived from project or event type managed service engagements is recognized over the life of the engagement. Payments received in advance of providing services are deferred until the period that these services are provided.

         COST OF REVENUE


         Cost of revenue consists primarily of telecommunications costs for Internet access and managed hosting, payroll and occupancy cost which we incur in support of our network operations, systems and customer services and the cost of hardware and software purchased for resale to customers. Payroll costs allocated to cost of revenue are based on the primary activity of the department such as maintaining the network, customer support and systems operations. Occupancy costs allocated to cost of revenue are based primarily on the square footage of our various facilities. Cost of revenue excludes depreciation and amortization. For the five month period ended September 30, 2002 and for the seven month period ended April 30, 2002, cost of revenue also excludes payroll and occupancy expenses, which are included under selling, general and administrative expenses. Accordingly, cost of revenue and selling, general and administrative expenses for the fiscal years 2004 and 2003 are not comparable to the cost of revenue and selling, general and administrative expenses included in prior periods presented. Telecommunications costs include the cost of providing local loop for connecting dedicated access customers to Globix's network, leased line and associated costs related to connecting with Globix's peering partners and costs associated with leased lines connecting Globix's facilities to its backbone and aggregation points of presence.


         INTANGIBLE ASSETS

         We adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets" when we emerged from bankruptcy in April 2002. SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination must be recognized as assets separate from goodwill. SFAS No. 142 addresses the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. SFAS No. 142 provides that intangible assets with indefinite lives and goodwill will not be amortized but, will be tested at least annually for impairment. If an impairment is indicated then the asset will be written down to its fair value typically based upon its future expected discounted cash flows.

         Our intangible assets following bankruptcy are as follows:

         o    trademarks and trade name;

         o    network build-out/know-how; and

         o    customer contracts.

         We amortize intangible assets by the straight-line method over their estimated useful lives. Trademarks and trade name are amortized over a period of 7-15 years, network build-out/know-how is amortized over 8 years and the customer contracts are amortized over 2-3 years.

         ESTIMATES


         The preparation of financial statements requires us to make estimates and assumptions that affect the reported amount of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Use of estimates and assumptions include, but are not limited to, collectibility of accounts receivable, credit reserve, the useful lives and ultimate realizability of property, equipment and intangible assets, deferred tax valuation allowance and payroll and occupancy cost allocations between cost of revenue and selling, general and administrative expenses.


         ALLOWANCE FOR DOUBTFUL ACCOUNTS AND CREDIT RESERVE

         At each reporting period we evaluate on a specific basis the economic condition of our customers and their ability and intent to pay their debt. If such evaluation shows that it is probable that a customer will not settle his full obligation, a reserve against accounts receivable in general and administrative expense is recorded for the non-recoverable amount. We also maintain a general bad debt reserve, which is based on the aging of our customers receivables and historical trends. In addition during each reporting period we must make estimates of potential future credits, which will be issued in respect of current revenues. We analyze historical credits and changes in customer demands regarding our current billings when evaluating credit reserves. If such analysis shows that it is probable that a credit will be issued, we reserve the estimated credit amount against revenues in the current period. As of September 30, 2004 and September 30, 2003 the balance of bad debt reserve amounted to approximately $2.2 million and $2.6 million, respectively.

         ACCOUNTING FOR INCOME TAXES

         As part of the process of preparing our consolidated financial statements we are required to estimate our income tax expense in each of the jurisdictions in which we operate. This process involves us estimating our actual current tax exposure together with assessing temporary differences resulting from differing treatment of items, such as accruals and reserves, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we must establish a valuation allowance. Management currently estimates that it is more likely than not that these assets will not be realized in the foreseeable future and accordingly a 100% valuation allowance is recorded against the deferred tax assets.

RESTATEMENT

         The Company restated its previous presentation of cost of revenue and selling, general and administrative costs for fiscal years 2004 and 2003 by allocating certain payroll and occupancy expenses previously included under selling general and administrative expenses to cost of revenue. Due to the unstable environment during and after bankruptcy, it is impracticable to provide a meaningful allocation for periods prior to October 1, 2002 and accordingly cost of revenues for the five months ended September 30, 2002 and the seven months ended April 30, 2002 exclude payroll and occupancy expenses. Accordingly, cost of revenue and selling, general and administrative expenses for the fiscal years 2004 and 2003 are not comparable to the cost of revenue and selling, general and administrative expenses included in prior periods presented. See
Note 4 to the financial statements of Globix, included herein on page F-14.


FISCAL YEAR ENDED SEPTEMBER 30, 2004 COMPARED TO THE FISCAL YEAR ENDED SEPTEMBER 30, 2003

         REVENUE. Revenue for the year ended September 30, 2004 increased 1.7% or approximately $1.0 million to $61.2 million from $60.1 million for the year ended September 30, 2003. On a fourth quarter comparison, revenue increased $2.2 million or 16% to $16 million for the quarter ended September 30, 2004 compared to $13.8 million for the quarter ended September 30, 2003. In addition on a quarter over quarter basis revenue increased by $0.3 million or 2% for the quarter ended September 30, 2004 compared to the quarter ended June 30, 2004 continuing the trend of increased revenue on a quarter over quarter basis for the fourth straight quarter.

         During the year ended September 30, 2004 our monthly positive change in contract rate (negative churn) averaged 0.3% compared to a monthly average churn rate of 1.7% for the fiscal year ended September 30, 2003. During the year ended September 30, 2004, new contracts averaged 2.0% per month and contract upgrades averaged 1.6% per month, offset by a 1.7% monthly average in contract downgrades and a 1.6% average in contract cancellations per month. We define churn as contractual revenue losses as a percentage of total contractual revenue due to customer cancellations and downgrades, net of upgrades, and additions of new services. Cancellations refer to customers that have either stopped using our services completely or remained a customer but terminated a particular service. Downgrades are a result of customers taking less of a particular service or renewing their contract for identical services at a lower price.

         During the fiscal year ended September 30, 2004, our monthly recurring revenue per customer (ARPU) averaged approximately $3.3 thousand compared to an average ARPU of approximately $2.7 thousand in the fiscal year ended September 30, 2003, despite a decrease of approximately 88 customers or 6% from 1,457 customers in September 30, 2003 to 1,369 at September 20, 2004. This is due mainly to our focus on higher-revenue managed services customers as a result of the acquisition of Aptegrity. We calculate ARPU by dividing our average contracted monthly recurring revenue for the period by our average number of contracted customers during the period.

         Revenue breakdown for our four major service lines of Internet Hosting and Co-Location, Managed Services, Network Services and Internet Access, and Hardware and Software Sales, DSL and Other is as follows. Revenue from Internet Hosting and Co-Location decreased by $2.3 million or 9% to $23.8 million in fiscal year 2004 compared to $26.0 million in fiscal year 2003. Revenue from Network Services and Internet Access revenue decreased by $1.6 million or 8% to $17.5 million in fiscal year 2004 compared to $19.0 million in fiscal year 2003. The decreases in these two major services lines are mainly due to lower revenue under recurring contracts or churn. Revenue from Hardware and Software Sales, DSL and Other decreased by $0.8 million or 46% to $1.0 million in fiscal year 2004 compared to $1.8 million in fiscal year 2003. This decrease was primarily due to $0.7 million reduction in DSL revenue as a result of the sale of our DSL customer accounts during fiscal year 2003 and a decrease of $0.5 million in lower margin Hardware and Software sales. Revenue from Managed Services increased by $5.7 million or 42% to $19.0 million in the year ended September 30, 2004 compared to $13.3 million in the year ended September 30, 2003. This increase is the direct result of the acquisition of Aptegrity and our continued focus on adding value-added services through our Managed Services line of business. The above analysis includes the positive effect of foreign exchange rates between the U.S. dollar and the British Pound in the amount of approximately $2.8 million on our revenue year over year.

         COST OF REVENUE. Cost of revenue for the year ended September 30, 2004, increased $511 thousand to $34.3 million from $33.8 million for the same period in 2003. This was mainly due to additional labor costs of $2.8 million and approximately $700 thousand in additional facility costs resulting from the Aptegrity acquisition and our continued focus on Managed Services. These increases were offset in part by $2.9 million decrease in our network cost resulting from our continued focus on deriving efficiencies and cost savings from our network. Additional decrease of approximately $134 thousand resulted from lower hardware costs as a result of our shift away from lower margin hardware sales. The aforementioned analysis includes the adverse effect of foreign exchange rates between the U.S. dollar and the British Pound in the amount of approximately $500 thousand on cost of revenue year over year. As a result of the variances described above gross margins increased to 44.0% for the year ended September 30, 2004 compared to 43.9% for the same period ended September 30, 2003.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased by approximately $1.7 million to $29.0 million as compared to $30.6 million for the year ended September 30, 2003. The decrease in selling, general and administrative expenses was mainly due to a one time non-cash charge of $1.1 million in the second quarter of fiscal 2003 related to warrants granted to one of Globix's consultants. Bad debt expenses decreased $1.2 million to approximately $0.7 million for year ended September 30, 2004, compared to $1.9 million in the same period last year, as a result of improvement in collections and a reduction in the number of high-risk customer account receivable balances. Other cost savings amounting to approximately $1.0 million resulted from our efforts to reduce our operating cost. In addition, reduction in our office space used for selling and administration purposes reduced our occupancy costs by approximately $700 thousand. These were offset mainly by a $1.7 million credit recorded during the year ended September 30, 2003 as a result of the settlement of the Rabbi Trust litigation. In addition, our marketing expenses were up by approximately $0.7 million to $1.2 million in the year ended September 30, 2004 as a result of our increased efforts to enhance long-term growth and improve our public relations. The aforementioned analysis includes the adverse effect of foreign exchange rate in the amount of approximately $1.4 million on selling, general and administrative period over period.

         LOSS ON IMPAIRMENT OF ASSETS. Impairment charges for the year ended September 30, 2004 amounted to approximately $18 million as a result of the write-down of the cost basis of Globix's property located at 415 Greenwich Street in New York, NY to its market value less cost to sell of approximately $11.5 million. The sale of the 415 Greenwich Street property was consummated on January 22, 2004 for total cash consideration of $60 million.

         DEPRECIATION AND AMORTIZATION. Depreciation and amortization decreased $1.7 million to $13.8 million for the year ended September 30, 2004, as compared to $15.5 million in the year ended September 30, 2003. The decrease resulted from $1.7 million of depreciation expenses recorded in the year ended September 30, 2003 related to the 415 Greenwich Street property which was not depreciated during the same period in 2004 and from lower capital spending, offset by amortization of intangible assets resulting from the acquisition of Aptegrity in the amount of $292 thousand.

         INTEREST AND FINANCING EXPENSES. Interest and financing expense for the year ended September 30, 2004 was $11.5 million, compared to $15.1 million for the same period in 2003. The decrease was attributable to the lower average balance of the 11% senior notes outstanding in fiscal 2004 compared to fiscal 2003, which resulted from the repurchases we made throughout fiscal 2004 of approximately $47.3 million of our 11% senior notes offset by an increase in the balance of the 11% senior notes of approximately $7.2 million from the required payment in kind of the related accrued interest in May, 2004.

         INTEREST INCOME. Interest income for the year ended September 30, 2004 was $540 thousand, compared to $1.2 million, for the same period in 2003. The decrease was primarily due to a decrease in our cash and investments.

         OTHER INCOME, NET. Other income for the year ended September 30, 2004 was $1.7 million, compared to $1.2 million, for the same period in 2003. The increase was due primarily to the receipt of $450 thousand for an insurance claim filed in connection with the September 11, 2001 terrorist attack, and $850 thousand from leasing office space in our 139 Centre Street facility, offset by other non-operational expenses.


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

         NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS. As a result of the factors described above, we reported net loss of $41.4 million, or $2.51 basic and diluted loss per share for the year ended September 30, 2004, as compared to a net loss of $25.3 million, or $1.54 basic and diluted loss per share for the year ended September 30, 2003.

FISCAL YEAR ENDED SEPTEMBER 30, 2003 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 2002

         REVENUE. Revenue for the fiscal year ended September 30, 2003 decreased 26.6% to $60.1 million from $82.0 million for the fiscal year ended September 30, 2002. This decrease in revenues was mainly attributable to customer churn which accounted for $19.8 million, or approximately 90.4% of our revenue decrease. During fiscal 2003 our monthly churn averaged approximately 1.7%. Of this average monthly churn, 1.8% was related to downgrades, 3.2% was related to cancellations, partially offset by decreases in churn of 1.7% and 1.6% related to new and upgraded contracts, respectively. Revenues also declined due to a decrease in lower margin hardware and software sales. Hardware and software sales decreased $2.1 million, or 77.3%, as a result of our shift away from lower margin hardware and software sales. This decrease accounted for 9.6% of our total revenue decline.

         COST OF REVENUE AND GROSS MARGIN. Cost of revenue for the fiscal year ended September 30, 2003 increased to $33.8 million from $32.6 million for the fiscal year ended September 30, 2002, mainly due to the allocation of certain payroll and occupancy costs in fiscal 2003 to cost of revenues from selling, general and administrative costs. Excluding the allocation of payroll and occupancy expenses, cost of revenue for the fiscal year ended September 30, 2003 decreased to $20.0 million from $32.6 million for the fiscal year ended September 30, 2002. A decrease of $10.8 million or 85.7% of our net cost of revenue decrease, realized within non-hardware related costs reflects our continued focus on network reconfiguration. A decrease of $1.8 million, or 14.3% of our net cost of revenue decrease, realized in hardware costs reflects our shift away from lower margin hardware sales. Gross margin including allocation of payroll and occupancy costs decreased to 43.9% for the fiscal year ended September 30, 2003 compared to 60.0% in the fiscal year ended September 30, 2002 mainly due to the allocation of payroll and occupancy costs to cost of revenue in fiscal 2003. Gross margin excluding allocation of payroll and occupancy costs increased to 66.8% for the fiscal year ended September 30, 2003 from 60.0% for the fiscal year ended September 30, 2002. This increase in gross margin is primarily attributable to the movement away from lower margin products and the reduction of network cost as a result of our focus on network reconfiguration. During fiscal year 2003, Globix sold its DSL services in the second quarter and shifted away from hardware sales, both low margin products. In addition, Globix reduced certain network costs through contract renegotiations with certain major vendors.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $30.6 million, or 50.9% of revenue, for the year ended September 30, 2003, compared to $29.3 million, or 95.0% of revenue, for the five months ended September 30, 2002. For the seven-month period ended April 30, 2002, selling, general and administrative expenses were $57.2 million, or 111.6% of revenue. For the fiscal year ended September 30, 2002 selling, general and administrative expenses totaled $86.5 million, or 106% of revenue.

         The decrease in selling, general and administrative expenses as a percentage of revenue for the fiscal year ended September 30, 2003 from both the five-month period ended September 30, 2002 and the seven month period ended April 30, 2002, was mainly due to the allocation of certain payroll and occupancy costs in fiscal 2003 from selling, general and administrative costs to cost of revenue. Excluding the allocation of payroll and occupancy costs, the decrease in selling, general and administrative expenses as a percentage of revenue for the fiscal year ended September 30, 2003 from both the five-month period ended September 30, 2002 and the seven month period ended April 30, 2002, was in part due to a decrease in salaries and benefits in connection with our restructuring efforts, which focused on significant reductions in facilities and personnel. During the year ended September 30, 2003, salaries and benefits were $21.3 million (before allocation), or 35.5% of revenue, as compared to $12.4 million, or 40.0% of revenue, in the five month period ended September 30, 2002. For the seven month period ended April 30, 2002, salaries and benefits were $33.7 million, or 66.0% of revenue. For the fiscal year ended September 30, 2002, salaries and benefits totaled $46.1 million, or 56.0% of revenue. The number of our employees decreased from approximately 262 as of September 30, 2002 to approximately 209 as of September 30, 2003.

         For the year ended September 30, 2003, bad debt expense was $1.9 million, representing 3.1% of revenue, compared to $1.9 million, or 6.0% of revenue, for the five-month period ended September 30, 2002. For the seven-month period ended September 30, 2002, bad debt expense was $4.3 million, or 8.0% of revenue. For the fiscal year ended September 30, 2002, bad debt expense was $6.2 million, or 8.0% of revenue. The decrease in bad debt expense for the fiscal year ended September 30, 2003 was partially attributable to improvements in collections as well as a proactive reduction in the number of high risk customer account receivable balances.


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

         RESTRUCTURING AND OTHER EXPENSES. We recorded a reversal in the fiscal year 2003 of approximately $1.0 million to our previously recorded restructuring charges. Reversals related to contract settlement charges in the amount of $0.8 million and facility closings charges of $0.2 million were primarily for settling certain facility contracts and purchase commitments for amounts lower than originally planned.

         DEPRECIATION AND AMORTIZATION. Depreciation and amortization in the year ended September 30, 2003 was $15.5 million or 25.8% of revenue, as compared to $6.1 million, or 20% of revenue, in the five-month period ended September 30, 2002. Depreciation and amortization in the seven month period ended April 30, 2002 was $28.1 million or 55.0% of revenue. For the fiscal year ended September 30, 2002, depreciation and amortization was $34.2 million, or 41.7% of revenue. The decrease in depreciation and amortization expenses for the fiscal year 2003 compared to the fiscal year 2002 was attributable to a decrease in our capital spending in connection with our restructuring plan as well as the impact of fresh start accounting, in particular the revaluation of our tangible and intangible assets as of April 30, 2002.

         OTHER OPERATING INCOME. Other operating income resulted from the sale of DSL customer accounts in the amount of $345 thousand during the fiscal year ended September 30, 2003.

         INTEREST AND FINANCING EXPENSE AND INTEREST INCOME. Interest and financing expense for the year ended September 30, 2003 was $15.1 million, or 25.2% of revenue, compared to $6.7 million, or 22.0% of revenue, in the five months ended September 30, 2002. Interest and financing expense in the seven-month period ended April 30, 2002 was $34.5 million, or 67.0% of revenue. For the fiscal year ended September 30, 2002, interest and financing expense totaled $41.2 million, or 50.0% of revenue. The decrease in interest and financing expense was primarily attributable to the reduction in our outstanding indebtedness pursuant to the plan of reorganization and to the repurchase of approximately $19 million in principal value of the 11% senior notes during the fiscal year 2003.

         Interest income in the year ended September 30, 2003 was $1.2 million, or 2.0% of revenue, compared to $0.8 million, or 3.0% of revenue, in the five-month period ended September 30, 2002. Interest income in the seven-month period ended April 30, 2002 was $2.0 million, or 4.0% of revenue. For the fiscal year ended September 30, 2002, interest income was $2.8 million, or 3.0% of revenue. This decreasing trend was primarily attributable to the reduced amount of our cash investments and the impact of declining interest rates as compared to the prior fiscal year.

         OTHER INCOME (EXPENSE). Other income in the year ended September 30, 2003 was $1.2 million compared to an expense of $0.6 million in the fiscal year ended September 30, 2002. This increase is due primarily to write-offs of strategic investments in the amount of $490 thousand in the prior period and insurance receipts in the amount of $88 thousand associated with the September 11, 2001 terrorist attack received in the current year.

         GAIN ON DISCHARGE OF DEBT. Gain on discharge of debt was $6.0 million for the fiscal year ended September 30, 2003. The gain is a direct result of the repurchase of approximately $19 million in principal value of the 11% senior notes. We did not recognize any gain on discharge of debt during the five-month period ended September 30, 2002. The gain on the discharge of approximately $427.1 million recorded in the seven-month period ended April 30, 2002 resulted from the exchange of the 12.5% senior notes for the 11% senior notes under the plan of reorganization.

         INCOME TAX EXPENSE. Income tax expense for the fiscal year ended September 30, 2003, in the amount of $167 thousand, represents our estimated income taxes due in the United Kingdom. We did not record any income tax expenses during the fiscal year ended September 30, 2002.

         NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS. As a result of the factors described above, we reported net loss of $25.3 million and net loss attributable to common stockholders of $25.3 million, or $1.54 basic and diluted loss per share for the fiscal year ended September 30, 2003, as compared to a net income of $138.8 million and net income attributable to common stockholders of $135.6 million, or $2.67 basic earnings per share and $2.01 diluted earnings per share, respectively, for the fiscal year ended September 30, 2002.


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

LIQUIDITY AND CAPITAL RESOURCES

         Historically our cost structure exceeded our revenue base mainly due to high labor costs resulting from higher than necessary head count, significant level of overhead due to numerous locations and overlapping within our network. This has led us historically to experience negative cash flows from operations and incur net losses. Our management believes that steps taken as part of our restructuring efforts to reduce facilities and personnel, combined with our ongoing efforts to derive efficiencies from our network have reduced our cash outflows to a level that meets our current revenue rate. Our ability to generate positive cash flows from operations and achieve profitability is dependent upon our ability to grow our revenue while maintaining our current cost structure and network efficiencies. Management believes that by maintaining a monthly positive change in contract rate (negative churn), by continuing to focus on providing managed services solutions and by keeping close control over costs and expenditures it will be able to meet its revenue and profitability targets. Additionally, since emerging from bankruptcy our management has taken several significant steps to reduce our level of outstanding indebtedness and is committed to further reduce our financial obligations by settling them in cash, converting into equity instruments, refinancing or any other manner, which may be beneficial to us. The indenture governing our 11% senior notes permits interest to be paid in kind in 2005 and 2006 at the discretion of our board of directors. Although there can be no assurance, Globix management believes that its board will elect payment of interest in kind in 2005.

         As of September 30, 2004 our cash and cash equivalent, short-term and long-term investments amounted to approximately $21.7 million. In addition during fiscal year 2004 we used approximately $1.6 million in operating activities, which we believe represents our recurring cash-flow activities following the complete consummation of our plan of reorganization and under our current cost structure. We further believe that this cash and investment balance is sufficient to meet our 2005 anticipated day to day operating expenses, commitments, working capital, capital expenditures and interest payment of approximately $8.0 million under our 11% senior notes if our board does not elect payment of interest in kind.

         However, in the longer term there can be no assurance that we will be successful in achieving sufficient profitability, attracting new customers, maintaining our existing churn levels or reducing our outstanding indebtedness. In addition, in the future, we may make acquisitions or repurchase indebtedness of our company, which, in turn, may adversely affect our liquidity. In such cases management will have to take drastic steps to reduce its operating expenses to meet its then revenue base and liquidity needs. Such steps may include further reduction of our headcount, consolidation or elimination of facilities, termination of low margin customers and negotiating with our creditors to restructure our indebtedness, mainly but not limited to our 11% senior notes.

         On March 1, 2002, our company and two of our wholly owned domestic subsidiaries, Comstar.net, Inc. and ATC Merger Corp., filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code, together with the plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

         On April 8, 2002, the bankruptcy court confirmed the plan. Effective April 25, 2002, all conditions necessary for the plan to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection.

         As of the effective date of the plan, all of our existing securities were cancelled and:

         o each holder of our 12.5% senior notes due 2010 became entitled to receive, in exchange for its claims in respect of the 12.5% senior notes, its pro rata share of:

         o $120 million in aggregate principal amount of our 11% senior notes, and

         o 13,991,000 shares of our common stock, representing 85% of the shares of our common stock issued and outstanding following the effective date of the plan; and


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

         o each holder of shares of our preferred stock outstanding immediately prior to the effective date of the plan became entitled to receive, in exchange for its claims in respect of these shares of preferred stock, its pro rata share of 2,304,400 shares of our common stock, representing 14% of the shares of our common stock issued and outstanding following the effective date of the plan; and

         o each holder of shares of our common stock outstanding immediately prior to the effective date of the plan became entitled to receive, in exchange for its claims in respect of its shares of common stock, its pro rata share of 164,600 shares of our common stock, representing 1% of the shares of our common stock issued and outstanding following the effective date of the plan.

         All of the shares of our common stock issued pursuant to the plan are subject to dilution by the exercise of management incentive stock options, representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan.


         A total of 16,460,000 shares of our common stock and $120 million in aggregate principal amount of the 11% senior notes were deemed to be issued and outstanding on the effective date of the plan pursuant to the terms of the plan. As of September 30, 2002, however, no shares of our common stock or 11% senior notes had been distributed. In October 2002, we distributed a total of 16,295,400 shares of common stock and $120 million in aggregate principal amount of 11% senior notes. Pursuant to the terms of a Stipulation and Order that we entered into with the lead plaintiffs in the class action lawsuit described in "Information About Globix - Legal Proceedings," 229,452 of these shares of common stock and $1,968,000 in aggregate principal amount of these 11% senior notes were placed in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, then we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) the shares of common stock and 11% senior notes held in escrow. Based on an August 12, 2004 court approval of a settlement agreement pursuant to which Globix would not be required to pay an amount in excess of our liability insurance described under "Information About Globix - Legal Proceedings," Globix believes that the shares of common stock and 11% senior notes held in escrow are not likely to be distributed to the class action litigants and their attorneys, and such shares and notes will accordingly be available for distribution to Globix security holders under the plan. Distribution of the remaining 164,600 shares of common stock deemed to have been issued on the effective date of the plan, which are allocable under the terms of the plan to the holders of our common stock outstanding immediately prior to the effective date of the plan, will occur following the resolution of the stockholder derivative suit against our company and certain of our former officers and directors described in "Item 3 - Legal Proceedings".


         The indenture governing the 11% senior notes contains a number of covenants that impose significant operating and financial restrictions on us and our subsidiaries. These restrictions significantly limit, and in some cases prohibit, among other things, the ability of our company and certain of our subsidiaries to incur additional indebtedness, create liens on assets, enter into business combinations or engage in certain activities with our subsidiaries.

FISCAL YEAR ENDED SEPTEMBER 30, 2004

         As of September 30, 2004, we had cash and cash equivalents, short-term and long-term investments totaling to approximately $21.7 million compared to approximately $32.4 million on September 30, 2003. This decrease of $10.7 million included a $12.4 million decrease in cash and cash equivalents to $12.1 million at September 30, 2004 from $24.5 million at September 30, 2003. This was mainly attributable to operating activities, investing activities and financing activities as described below. During the year ended September 30, 2004, we completed the sale of the 415 Greenwich Street property for approximately $48.7 million in net proceeds, of which approximately $44 million was used to purchase a portion of our 11% senior notes at par plus accrued interest as required pursuant to the indenture and the remainder was used for working capital.


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

         OPERATING ACTIVITIES. Net cash used in operating activities during the year ended September 30, 2004 was approximately $1.6 million in comparison to $12.2 million, which was used in operating activities during the year ended September 30, 2003. The improvement in our cash burn is due to the pay-down of the remaining pre-bankruptcy obligations to our vendors and others during fiscal 2003, our continuing improvement in collections, the reduction in the number of high-risk customer account receivable balances and our ongoing focus on cost control by adjusting our expenditure rate to our revenues. We believe that the change in our accounts receivable, accounts payable and accrued liabilities during fiscal 2004 represents our recurring cash-flow activities following the complete consummation of our plan of reorganization.

         Our $1.6 million use of cash in operating activities was attributed mainly to our net loss of $41.4 million, which included non-cash depreciation and amortization expenses of $13.8 million and a non-cash impairment charge of $18.0 million resulting from a write-down of the 415 Greenwich Street property to its fair market value less cost for sale, offset by a non-cash gain on debt discharge of $1.7 million resulting from the repurchase of a portion of our 11% senior notes. Changes in assets and liabilities resulted in an increase to operating cash flow of approximately $9.5 million, which was mainly attributed to a $9.4 million increase in accrued interest on the 11% senior notes, which we expect will be paid in kind during May 2005.

         INVESTING ACTIVITIES. Net cash provided by investing activities during the year ended September 30, 2004 was $42.2 million. Approximately $48.7 million resulted from the sale of the 415 Greenwich Street property and approximately $1.0 million, net resulted from the sale of our investment in Globecomm Systems, Inc. and other investments. This was offset by the use of $2.3 million for the acquisition of Aptegrity, $4.7 million for capital expenditures and $1.5 million of deferred acquisition cost that we incurred as part of the proposed merger with NEON.

         FINANCING ACTIVITIES. Net cash used in financing activities during the year ended September 30, 2004 was $53.4 million. Approximately $49.6 million of the cash used in financing activities was attributed to the repurchase of a portion of our 11% senior notes and related accrued interest in the open market and as part of an offer to the holders of the 11% senior notes in connection with the sale of the 415 Greenwich Street property. $2.7 million was used to prepay a long-term note payable and the remaining $1.1 million was used for payment and settlement of certain contractual obligations.

FISCAL YEAR ENDED SEPTEMBER 30, 2003

         As of September 30, 2003, we had cash and cash equivalents of approximately $24.5 million compared to approximately $47.6 million on September 30, 2002.

         OPERATING ACTIVITIES. For the fiscal year ended September 30, 2003 net cash used in operating activities was approximately $12.2 million attributable mainly to a net loss of $25.3 million and non-cash gains of approximately $6.0 million and $1.0 million for discharges resulting from our repurchase of the 11% senior notes and reversal of restructuring accruals recorded in prior years, respectively, offset by depreciation and amortization expenses of approximately $15.5 million, an increase in our provision of doubtful accounts of approximately $1.9 million and a non-cash charge of approximately $1.0 million recorded in respect of warrants issued to a consultant. Changes in assets and liabilities resulted in an increase to operating cash-flow of approximately $2.0 million.

         INVESTING ACTIVITIES. Cash used for investing activities for the year ended September 30, 2003 amounted to approximately $0.9 million, which attributed mainly to capital expenditures in the amount of approximately $1.2 million.

         In September 2000 we purchased the land and approximately 187,000 gross square foot building located at 415 Greenwich Street, New York, New York. During October 2003 we reached an agreement to sell the property for total cash consideration of approximately $60 million. The agreement was subject to various closing conditions which were not satisfied until January 2004. The sale of the property was completed on January 22, 2004 and resulted in approximately $48.7 million in net proceeds. On March 3, 2004, we used approximately $44 million of the net proceeds to repurchase approximately $40.3 million in principal amount of our outstanding 11% senior notes at par value plus accrued interest in the amount of approximately $3.7. We intend to use the remaining balance of the net proceeds from the sale for working capital purposes. Consummation of the sale also eliminated certain obligations that we incurred in connection with the purchase and rehabilitation of the property.

         On October 31, 2003, Globix paid approximately $2.0 million (subject to final settlement) for the acquisition of the business, substantially all of the assets and the assumption of certain liabilities of Aptegrity, Inc., a provider of web application and operations management services.

         FINANCING ACTIVITIES. Cash used in financing activities for the year ended September 30, 2003 amounted to approximately $10.5 million. Approximately $14.6 million were used to repurchase a portion of our 11% senior notes, approximately $0.9 million were used to buy-out certain of our capital leased equipments and approximately $1.1 million were used to amortize scheduled payments under our mortgage and capital lease agreements, offset by a contribution of approximately $6 million from the minority interest investor mentioned above.

         On October 3, 2003, we repurchased in the open market for approximately $5.6 million additional portion of our outstanding 11% senior notes.

SEGMENT INFORMATION

         Our activities fall within one operating segment. The following table sets forth geographic segment information for the year ended September 30, 2004 and 2003 (Successor Company), five months ended September 30, 2002 (Successor Company), and for the seven months ended April 30, 2002 (Predecessor Company):

                                                                                                                    PREDECESSOR
                                                                           SUCCESSOR COMPANY                          COMPANY
                                                          ----------------------------------------------------     --------------
                                                                                                 FIVE MONTHS        SEVEN MONTHS
                                                            YEAR ENDED         YEAR ENDED           ENDED              ENDED
                                                           SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,       APRIL 30,
                                                               2004               2003              2002                2002
                                                          --------------     --------------     --------------     --------------
Revenues:
      United States .................................     $      35,537      $      36,833      $      20,410      $      37,747
       Europe (mainly the United Kingdom) ...........            25,653             23,344             10,313             13,526
                                                          --------------     --------------     --------------     --------------
       Consolidated .................................     $      61,190      $      60,177      $      30,723      $      51,273
                                                          ==============     ==============     ==============     ==============

Operating income (loss):
      United States..................................     $     (37,755)     $     (22,631)     $     (15,069)     $     (54,433)
       Europe (mainly the United Kingdom) ...........             3,880              4,230                (39)           (29,150)
                                                          --------------     --------------     --------------     --------------
       Consolidated .................................     $     (33,875)     $     (18,401)     $     (15,108)     $     (83,583)
                                                          ==============     ==============     ==============     ==============

Long-lived assets:
      United States .................................     $      64,978      $     137,279      $     148,559
       United Kingdom ...............................            25,844             25,351             26,151
                                                          --------------     --------------     --------------
       Consolidated .................................     $      90,822      $     162,630      $     174,710
                                                          ==============     ==============     ==============

         Although our company operates in one operating segment, there are 4 major service lines as detailed in the table below. Data for fiscal year 2002 have not been provided due to impracticability.


                                                                   SUCCESSOR COMPANY
                                                          ----------------------------------
                                                            YEAR ENDED         YEAR ENDED
                                                           SEPTEMBER 30,      SEPTEMBER 30,
                                                               2004               2003
                                                          --------------     --------------
Internet Hosting and Co-Location.....................     $      23,760      $      26,048
Managed Services.....................................            18,996             13,342
Network Services and Internet Access.................            17,483             19,034
Hardware and Software Sales, DSL and Other ..........               951              1,753
                                                          --------------     --------------
Revenue, net.........................................     $      61,190      $      60,177
                                                          ==============     ==============

INCOME TAXES

         Globix is in an accumulated loss position for both financial and income tax reporting purposes. Globix has United States Federal income tax loss carryforwards of approximately $173.2 million at September 30, 2004. These income tax loss carryforwards expire at various times through 2024. The United States Federal income tax loss carryforwards were reduced upon emergence from bankruptcy due to the Internal Revenue Code's rules and regulations related to the cancellation of indebtedness income that is excluded from taxable income. Since the bankruptcy plan provided for substantial changes in our ownership, our use of net operating loss carryforwards from the period prior to bankruptcy may be limited. Globix has not yet determined the impact, if any, that changes in ownership have had on net operating loss carryforwards. As of September 30, 2004, Globix also had net operating loss carryforwards of approximately $24.3 million from its United Kingdom subsidiaries, which do not expire under United Kingdom tax rules. For financial reporting purposes, income tax benefits through September 30, 2004 related to both United States Federal and foreign income tax losses are fully offset by a valuation allowance due to the uncertainty of our ability to realize income tax benefits by generating taxable income in the future.

         Our emergence from bankruptcy in fiscal 2002 did not create a new tax reporting entity. Accordingly, the adjustments required to adopt fresh start accounting are not applicable for our tax reporting and, therefore, deferred tax items were recognized concurrently with the recognition of the respective fresh start accounting adjustments. In addition, pursuant to SOP 90-7, reversals of the valuation allowance recorded against deferred tax assets that existed as of the emergence date will first reduce intangibles, until exhausted, and thereafter will be reported as additional paid in capital as opposed to income tax expense. The balance of the valuation allowance for which this treatment is required was approximately $80 million at September 30, 2004 and 2003.

INDEBTEDNESS

         Our indebtedness at September 30, 2004 consisted of approximately $72.2 million in aggregate principal amount of our 11% senior notes, approximately $3.3 million in related accrued interest, approximately $370 thousand of capital lease obligations and approximately $19.9 million in mortgage debt. Total borrowings at September 30, 2004 were approximately $95.9 million, which included $0.6 million in current obligations and $95.3 million of the 11% senior notes, related accrued interest, long-term mortgage and capital lease obligations. The indenture governing the 11% senior notes requires interest to be paid in kind through 2004, and permits interest to be paid in kind for two years thereafter at the discretion of our board of directors.

         In September 2000 we purchased the land and approximately 187,000 gross square foot building located at 415 Greenwich Street, New York, New York. During October 2003 we reached an agreement to sell the property for total cash consideration of approximately $60 million. The agreement was subject to various closing conditions which were not satisfied until January 2004. The sale of the property was completed on January 22, 2004 and resulted in approximately $48.7 million in net proceeds. On March 3, 2004, we used approximately $44 million of the net proceeds to repurchase approximately $40.3 million in principal amount of our outstanding 11% senior notes at par value plus accrued interest in the amount of approximately $3.7. Consummation of the sale also eliminated certain obligations that we incurred in connection with the purchase and rehabilitation of the property. In addition, through September 30, 2004 we acquired in the open market approximately $26.1 million in aggregate principal amount of our 11% senior notes and approximately $1.9 million of related accrued interest for an aggregate purchase price of approximately $20.2 million in open market purchases and issued an additional $18.5 million in 11% senior notes as payment of accrued interest on the 11% senior notes.

COMMITMENTS

         As of September 30, 2004, we had commitments to certain telecommunications carriers totaling $25.6 million payable in various years through 2009. Additionally, we have various agreements to lease facilities and equipment and are obligated to make future minimum lease payments of approximately $76 million on operating leases expiring in various years through 2017.

         As of September 30, 2004 we had contractual obligations due in future periods as follows:

                                                          Less than 1                                          After 5
Contractual Obligations                     Total            year           2-3 years        4-5 years          years
                                        -------------    -------------    -------------    -------------    -------------
11% senior notes                        $     72,202     $         --     $         --     $     72,202     $         --
11% senior notes - Accrued Interest            3,349               --               --            3,349               --
Mortgage Payable                              33,979            2,142            4,284            4,284           23,269
Capital Lease Obligations                        370              249              121               --               --
Operating Leases                              76,029            6,777           13,673           13,701           41,878
Telecommunications Commitments                25,564            9,738           11,909            3,917               --
                                        -------------    -------------    -------------    -------------    -------------

Total Contractual Cash Obligations      $    211,493     $     18,906     $     29,987     $     97,453     $     65,147
                                        =============    =============    =============    =============    =============

RECENT TECHNICAL ACCOUNTING PRONOUNCEMENTS

         In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on our consolidated financial statements.

         In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of free standing financial instruments:
(1) mandatorily redeemable financial instruments; (2) obligations to repurchase the issuer's equity shares by transferring assets and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. For all financial instruments entered into or modified after May 31, 2003, SFAS No. 150 is effective immediately. For all other instruments of public companies, SFAS No. 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003. For contracts that were created or modified before May 31, 2003 and still exist at the beginning of the first interim period beginning after June 15, 2003, entities should record the transition to SFAS No. 150 by reporting the cumulative effect of a change in an accounting principle. SFAS No. 150 prohibits entities from restating financial statements for earlier years presented. The adoption of this standard did not have a material impact on our consolidated financial statements.


         On December 16, 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), "Share-Based Payment", which is a revision of SFAS No. 123. SFAS No. 123(R) supersedes APB 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No.
123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. This revised standard will be effective for our reporting period beginning July 1, 2005.

         As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB 25 intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)'s fair value method will have an impact on our result of operations, although it will have no impact on our overall financial position. The impact of the modified prospective adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had we adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income and earnings per share as shown in the table above.


         In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51", which relates to the identification of, and financial reporting for, variable-interest entities (VIEs). FIN No. 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN No. 46 are effective immediately for all arrangements entered into after January 31, 2003. For those arrangements entered into prior to February 1, 2003, the provision of FIN No. 46 are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. In October 2003, FASB Staff Position deferred the effective date for existing VIE arrangements created before February 1, 2003 to the first interim or annual reporting period that ends after December 15, 2003. The adoption of this standard did not have a material impact on the company's consolidated financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         At September 30, 2004, investments consisted of an investment in a limited partnership that invests in fixed income securities and investments in fixed rate investment grade and government securities denominated in U.S. dollars. At September 30, 2004, the majority of our investments were due to mature within twelve months and the carrying value of these investments approximated fair value.

         As of September 30, 2004 marketable securities included our investment in EDGAR Online Inc., which is recorded at fair market value. We do not hedge our exposure to fluctuations in the value of our investments in equity securities.

         At September 30, 2004, $4.7 million of our cash and investments were restricted in accordance with the terms of certain collateral obligations.

         We are also subject to market risk associated with foreign currency exchange rates. Approximately 42% of our revenues and approximately 28% of our operating costs and expenses for the year ended September 30, 2004 were denominated in British Pounds. To date, we have not utilized financial instruments to minimize our exposure to foreign currency fluctuations. We will continue to analyze risk management strategies to minimize foreign currency exchange risk in the future. The company believes that an immediate increase or decrease of 5% of the U.S. Dollar in comparison to the British Pound would not have a material impact on its operating results or cash flows.

         We believe that we have limited exposure to financial market risks, including changes in interest rates. The fair value of our investment portfolio or related income would not be significantly impacted by changes in interest rates due mainly to the short-term nature of the majority of our investment portfolio. An increase or decrease in interest rates would not significantly increase or decrease interest expense on debt obligations, due to the fixed nature of the substantial majority of our debt obligations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On July 31, 2002, we engaged PricewaterhouseCoopers LLP ("PWC") as our independent accountants and dismissed Arthur Andersen LLP, which had previously served as our independent accountants. The board of directors and audit committee participated in and approved the decision to change independent accountants. The audit reports of Arthur Andersen on the consolidated financial statements of Globix and its subsidiaries as of and for the fiscal years ended September 30, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. The audit report for the year ended September 30, 2001 contained a going concern modification. During the fiscal years ended September 30, 2000 and 2001, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         PWC served as our independent accountants from July 31, 2002 through September 12, 2003. At a meeting held on September 12, 2003, our audit committee recommended and approved a change in our independent accountants. Accordingly, we dismissed PWC as our independent accountants on September 12, 2003.

         PWC's reports on our financial statements for the seven-month period ended April 30, 2002 and as of and for the five month period ended September 30, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         From the date of PWC's engagement on July 31, 2002 through September 12, 2003, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference thereto in its report on the financial statements for such periods.

         From the date of PWC's engagement on July 31, 2002 through September 12, 2003, there have been no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that on August 13, 2003 PWC provided us with a management letter reporting to us the matter described in the following paragraphs:

         Since our emergence from bankruptcy in April 2002, we have had to face many challenging and complex accounting and financial reporting issues, including fresh start accounting, restructuring and the restatement of amounts in our financial statements for the quarter ended March 31, 2002. In addition, we have experienced significant turnover in our financial reporting staff, as well as limited management resources. We fell behind in our periodic reporting to the Securities and Exchange Commission for the year ended September 30, 2002, and experienced difficulty in catching up with our filing obligations for the year ended September 30, 2002 while fulfilling our responsibilities for the year ended September 30, 2003. PWC reported that the combined effect of these challenges had stressed the capabilities of our accounting staff and created material weaknesses within our accounting and reporting controls. The management letter indicated that the shortage of qualified accounting personnel had required PWC to perform significantly more work in connection with the audit of our financial statements for the seven-month period ended April 30, 2002 and the five-month period ended September 30, 2002. The management letter recommended hiring at least two additional senior financial staff members, one of whom would be required to be the controller.

         We agreed with these findings and recommendations and as such, the management letter noted that we had hired a controller who began work on July 15, 2003. In addition, in order to resolve the problems described above, we hired a new senior accountant in May 2003, a new manager of external reporting in October 2003 and a new senior accountant in November 2003. In addition, we returned to a normal recurring closing timetable that includes formal management reviews and a monthly financial reporting package in January 2004. Finally, by completing our fiscal 2002 reporting, we have significantly reduced the burden on our internal accounting staff.

         At its meeting on September 12, 2003, our audit committee recommended and approved the engagement of Amper, Politziner & Mattia PC, which firm we refer to as "Amper," as our independent auditors. Accordingly, we engaged Amper as our independent auditors, effective September 12, 2003. During the two most recent fiscal years and through September 12, 2003, we had not consulted with Amper regarding any matter that would require reporting under Item 304(a)(2) of Regulation S-K.

      SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GLOBIX

PRINCIPAL HOLDERS OF COMMON STOCK

         The following table and the accompanying notes set forth certain information, as of December 1, 2004 (except as set forth below), concerning the beneficial ownership of our common stock by: (1) each person who is known by us to beneficially own more than five percent of our common stock, (2) each current director of Globix, (3) each officer of Globix named in the Summary Compensation Table and (4) all current directors and executive officers as a group.

            NAME AND ADDRESS                                                            NUMBER OF               PERCENT OF
            OF BENEFICIAL OWNER                                                       SHARES(1),(2)               CLASS
            -------------------                                                       -------------               -----
            Goldman, Sachs & Co.                                                       1,405,513(3)               8.54%
            85 Broad Street
            New York, NY 10004

            HM Parties(4)                                                              2,304,400(5)              14.00%
            c/o Hicks, Muse, Tate & Furst Incorporated
            200 Crescent Court, Suite 1600
            Dallas, Texas 75201

            MacKay Shields LLC                                                         2,482,491(6)              15.08%
            c/o MacKay Shields Financial Corp.
            9 West 57th Street
            New York, NY 10019

            JGD Management Corp.                                                       1,027,733(7)               6.24%
            350 Park Avenue
            New York, New York 10022

            Kingdon Capital Management, LLC                                            1,397,076(8)               8.49%
            152 West 57th Street, 50th Floor
            New York, NY 10019

            Peter S. Brodsky                                                                  --(9)                  *

            Peter L. Herzig                                                                   --                     *

            Steven Lampe                                                               1,219,817(10)              7.41%

            Steven G. Singer                                                           1,138,007(11)              6.91%

            Raymond L. Steele                                                                 --                     *

            Peter K. Stevenson                                                           548,667(12)              3.23%

            Steven Van Dyke                                                              168,609(13)              1.02%

            Robert M. Dennerlein                                                          55,833(14)                 *

            H. Jameson Holcombe                                                           65,221(15)                 *


                                                            123


            NAME AND ADDRESS                                                            NUMBER OF               PERCENT OF
            OF BENEFICIAL OWNER                                                       SHARES(1),(2)               CLASS
            -------------------                                                       -------------               -----

            John D. McCarthy                                                              97,546(16)                 *

            Philip J. Cheek                                                               15,000(17)                 *

            All directors and executive officers as a group
            (12 persons)                                                               3,317,034(18)             19.23%

*         Less than 1%.

(1) The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares as to which such person, directly or indirectly, has or shares voting power or investment power and also any shares of our common stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by
          (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Globix within 60 days. For purposes of calculating the beneficial ownership percentages set forth above, the total number of shares of our common stock deemed to be outstanding as of December 1, 2004 was 16,460,000. As used in this joint proxy statement/prospectus, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as being beneficially owned by such stockholder.

(2) On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit described in the section of this joint proxy statement/prospectus entitled "Information About Globix --Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus. The Stipulation and Order provides that 229,452 shares of our common stock and $1.968 million in aggregate principal amount of our 11% senior notes will be held in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) the shares of our common stock and the notes being held in escrow. On August 12, 2004, the United States District Court for the Southern District of New York approved the settlement of the class action lawsuit in an amount which would be covered by liability insurance. Although the settlement remains subject to appeal, Globix believes that its liability insurance is sufficient to cover any judgment or settlement in the class action lawsuit and that the shares of Globix common stock and the notes being held in escrow will be distributed in accordance with the plan or reorganization rather than to the class action litigants and their attorneys. Accordingly, MacKay Shields LLC and Goldman Sachs & Co. (and each other former holder of our 12.5% notes on the effective date of the plan of reorganization) will be entitled to receive a portion of these 229,452 shares of common stock based on its percentage ownership of the 12.5% notes on the effective date of the plan of reorganization.

(3) This information is as of August 31, 2004 and based on information provided to us by Goldman Sachs & Co.

(4) "HM Parties" refers collectively to HM4 Globix Qualified Fund, LLC, HM4 Globix Private Fund, LLC, HM PG-IV Globix, LLC, HM 4-EQ Globix Coinvestors, LLC and HM 4-SBS Globix Coinvestors, LLC. Of the 2,304,400 shares held by the HM Parties: (i) 2,092,487 of these shares are owned of record by HM4 Globix Qualified Fund, LLC; (ii) 14,831 of these shares are owned of record by HM4 Globix Private Fund, LLC; (iii) 111,430 of these shares are owned of record by HM PG-IV Globix, LLC;
         (iv) 34,177 of these shares are owned of record by HM4 EQ Globix Coinvestors, LLC; and (v) 51,475 of these shares are owned of record by HM4 SBS Globix Coinvestors, LLC.

(5) Thomas O. Hicks is the President and Chief Executive Officer of each of the HM Parties and is the sole member of the ultimate general partner of the controlling member of each of the HM Parties and has the ultimate legal authority over all investment decisions made with respect to the shares of our common stock owned of record by the HM Parties. Accordingly, Mr. Hicks may be deemed to beneficially own all or a portion of the shares of our common stock owned of record by the HM Parties. Peter S. Brodsky, a director of Globix, Dan H. Blanks, Joe Colonnetta, Jack D. Furst, a director of Globix from December 1999 through April 2002, Lyndon Lea, John R. Muse, Rick Neuman and Andrew Rosen are partners of Hicks, Muse, Tate & Furst Incorporated, which is an affiliate of Mr. Hicks and of the HM Parties, and serve as officers of each of the HM Parties. In addition, Messrs. Hicks, Muse, Lea and Furst are members of the management committee of Hicks, Muse Tate & Furst Incorporated. Consequently, these individuals may be deemed to beneficially own all or a portion of the shares of our common stock owned of record by the HM Parties. Each of Messrs. Hicks, Brodsky, Blanks, Colonnetta, Furst, Lea, Muse, Neuman and Rosen disclaims the existence of a group and disclaims beneficial ownership of the shares of our common stock of which he is not the record owner.

(6) This information is as of November 19, 2004 and based on information provided to us by MacKay Shields LLC, the pecuniary interests in these shares are held by a number of clients for whom MacKay Shields LLC is the discretionary investment advisor or subadvisor. MacKay Shields LLC has voting and investment control over these shares and, accordingly, is deemed to beneficially own these shares.

(7) According to information provided to us by JGD Management Corp. these shares are held by certain managed accounts and investment funds for whom JGD Management Corp. is the discretionary investment advisor.

(8) According to information provided to us by Kingdon Capital Management, LLC, these shares are directly beneficially owned by Kingdon Capital Management, LLC and held of record by Kingdon Associates, Kingdon Partners, Kingdon Family Partnership LP and M. Kingdon Offshore N.V.

(9) Mr. Brodsky is a partner of Hicks, Muse, Tate & Furst Incorporated, which is an affiliate of Mr. Hicks and each of the HM Parties, and serves as an officer of each of the HM Parties. Consequently, Mr. Brodsky may be deemed to beneficially own all or a portion of the shares of our common stock owned of record by each of the HM Parties. Mr. Brodsky disclaims the existence of a group and disclaims beneficial ownership of shares of our common stock of which he is not the record owner.

(10) Mr. Lampe is affiliated with LC Capital Master Fund Ltd., which owns these shares. Mr. Lampe has voting and investment control over these shares and, consequently, is deemed to beneficially own these shares.

(11) Mr. Singer is co-trustee of two trusts for the benefit of his brother's children and as trustee has voting and investment control over the 517,979 shares of our common stock held in the trusts. Mr. Singer and his sister-in-law, Karen Singer, filed a Schedule 13G to report the beneficial ownership of these shares and an additional 589,109 shares held in a trust for the benefit of Mr. Singer's brother's children, for which Karen Singer serves as sole trustee. Mr. Singer and his sister-in-law disclaim membership in a group, as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, and disclaim any other interest in the common stock held in the Singer Trusts.

(12) Pursuant to the terms of Mr. Stevenson's employment agreement described in "Executive Compensation - Employment Agreements - Peter K. Stevenson", on March 14, 2003, we granted to Mr. Stevenson options to acquire 548,667 shares of our common stock pursuant to our 2003 Stock Option Plan. As of December 31, 2003, all of these stock options were vested.

(13) Mr. Van Dyke is the founder and co-managing principal of Bay Harbour Management L.C. Bay Harbour Management serves as investment advisor for Bay Harbour 90-1, Ltd., Bay Harbour Partners, Ltd., Zurich Institutional Benchmarks Master Fund Ltd. and HFR DS Strategic Master Trust, which collectively owned (as of August 1, 2003) 168,609 shares of our common stock, or approximately 1.02 percent of the shares of our outstanding common stock. Bay Harbour Management has voting and investment control over these shares and, accordingly, may be deemed to beneficially own these shares. Mr. Van Dyke is the natural person with voting and investment control over these shares.

(14) Includes options to purchase 55,833 shares that are exercisable within 60 days of December 1, 2004, including 16,667 options which vested on September 30, 2004.

(15) Includes options to purchase 65,221 shares that are exercisable within 60 days of December 1, 2004, including 17,764 options which vested on September 30, 2004.

(16) Includes options to purchase 97,544 shares that are exercisable within 60 days of December 1, 2004, including 24,386 options which vested on September 30, 2004.

(17) Includes options to purchase 15,000 shares that are exercisable within 60 days of December 1, 2004, including 5,000 options which vested on September 30, 2004.

(18) Includes options to purchase an aggregate of 790,599 shares that are exercisable within 60 days of December 1, 2004, including 67,984 options which vested on September 30, 2004.

         Unless otherwise indicated, the address for the individuals listed above is c/o Globix Corporation, 139 Centre St., New York, NY 10013.

                       DESCRIPTION OF GLOBIX CAPITAL STOCK

DESCRIPTION OF COMMON STOCK

         The following summary is a description of the material terms of our common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of our constituent documents and of the constituent documents of our subsidiaries.

GENERAL

         Our company is authorized to issue 500,000,000 shares of common stock with a par value of $0.01 per share. We are also authorized to issue 5,000,000 shares of preferred stock with a par value of $0.01 per share. As of December 1, 2004, 16,460,000 shares of common stock were issued and outstanding (including 229,452 shares held in reserve pending the outcome of a class action lawsuit and 164,600 shares held in reserve pending resolution of a shareholder derivative suit, each as described in detail in the section entitled "Information About Globix - Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus) and no shares of our preferred stock were authorized or outstanding. Our board of directors is authorized, subject to any limitations prescribed by law and limitations set forth in the indenture, dated as of April 23, 2002, among Globix, the subsidiary guarantors listed therein and HSBC Bank USA, as trustee, to provide for the issuance of preferred stock in one or more series and to fix or alter the dividend rate, voting rights, redemption price, liquidation preference and any other rights, powers and preferences as our board of directors may determine from time to time. The indenture limits, among other things, our ability to pay dividends and to issue stock with a mandatory redemption date prior to the maturity date of the notes.

         All shares of our common stock are identical and entitle the holders thereof to the same rights and privileges. The issued and outstanding shares of our common stock are validly issued, fully paid and non-assessable. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine in its discretion. The holders of our common stock have no preemptive rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

DELAWARE ANTI-TAKEOVER LAW

         We are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

         o prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

         o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

         o on or subsequent to that date, the business combination is approved by the board of directors of the corporation and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding shares of voting stock which are not owned by the interested stockholder.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

DESCRIPTION OF PREFERRED STOCK

         In connection with the merger, Globix will designate 4,500,000 of the 5,000,000 shares of its authorized but undesignated preferred stock with a par value of $0.01 per share as a new series of 6% Series A Cumulative Convertible Preferred Stock ("Globix convertible preferred stock"). Existing shares of NEON convertible preferred stock will be converted into cash and shares of the Globix convertible preferred stock in the merger as described in the section entitled "Terms of the Merger Agreement and Related Transactions - Conversion of Shares in the Merger" beginning on page 83 of this joint proxy statement/prospectus The designation and issuance of this new series of Globix convertible preferred stock is permitted under the terms of Globix's indenture, dated April 23, 2002, among Globix, the subsidiary guarantors listed therein and HSBC Bank USA, as trustee. A copy of the certificate of designation for the Globix convertible preferred stock is included as an exhibit to the first amendment to the merger agreement which is attached as Appendix A-2 to this joint proxy statement/prospectus.

         All shares of Globix convertible preferred stock will be identical and entitle the holders thereof to the same rights and privileges.

         Shares of Globix convertible preferred stock will rank senior to shares of its common stock with respect to dividend rights and upon the liquidation, dissolution or winding-up of Globix. So long as there are 200,000 shares of Globix convertible preferred stock outstanding, Globix will not be permitted to authorize or issue shares of capital stock, or securities convertible into shares of capital stock, that rank senior to or equal to the Globix convertible preferred stock without first obtaining the affirmative vote or consent of the holders of 66 2/3% of the outstanding Globix convertible preferred stock.

         The holders of Globix convertible preferred stock will be entitled to cumulative preferential dividends when declared accruing at the rate of $0.216 per share per year or $0.108 per share semi-annually, payable semi-annually in arrears on June 15 or December 15 of each year, commencing on December 15, 2004. Dividends may be paid in cash or in additional shares of Globix convertible preferred stock at Globix's option. Accumulated unpaid dividends will accrue and cumulate dividends at a rate of 6% per annum.

         The liquidation preference of the Globix convertible preferred stock will be $3.60 per share, plus an amount equal to all accrued and unpaid dividends. The Globix convertible preferred stock liquidation preference will be payable upon any voluntary or involuntary liquidation, dissolution or winding-up of Globix, but only after payment in full of Globix's outstanding debt obligations and any securities of Globix that rank senior to the Globix convertible preferred stock. Generally, a voluntary sale, conveyance, exchange or transfer of all or substantially all of Globix's assets, or the merger or consolidation of Globix, will not be deemed a voluntary or involuntary liquidation, dissolution or winding-up of Globix.


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         The Globix convertible preferred stock will be convertible into shares of Globix common stock at the option of a holder at any time with an initial conversion rate of one share of Globix common stock issued for each share of Globix convertible preferred stock converted. The conversion rate will be subject to adjustment for certain dilutive events, including, but not limited to, stock splits, Globix's issuance of convertible securities at a price per share less than the current market price for shares of Globix common stock, and certain distributions by Globix of cash, securities, indebtedness or other non-cash assets to the holders of its common stock. No adjustments to the conversion rate will be required unless and until an adjustment would effect at least a 1% increase or decrease in such rate. Any adjustments below the 1% threshold will be aggregated until together they would effect an increase or decrease in the conversion rate of at least a 1%.

         The Globix convertible preferred stock is subject to automatic conversion upon the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Globix convertible preferred stock or the day immediately following the date on which the closing price of Globix common stock has equaled or exceeded $10.80 for a period of 45 consecutive trading days.

         The Globix convertible preferred stock will be entitled to one vote for each share of common stock into which such share of Globix convertible preferred stock is convertible and will vote with the holders of Globix common stock as a single class with respect to any question or matter on which holders of Globix common stock have a right to vote.

         Globix may elect to redeem the Globix convertible preferred stock, in whole or in part, for $3.816 per share in 2005 and 2006, $3.708 per share in 2007 and $3.60 per share in 2008, plus, in each case, all accrued and unpaid dividends. In the event of a partial redemption, Globix must effect the redemption with respect to holders of the Globix convertible preferred stock on a pro rata basis, except that Globix may elect to redeem all of the shares of holders with fewer than 100 shares.

         In the event of a change in control of Globix, each holder of Globix convertible preferred stock will have the option to require Globix to redeem its shares at a price equal to $3.636 per share plus all accrued and unpaid dividends up to the date that such shares are redeemed. Globix will not be required to redeem any shares upon a change in control prior to repurchasing any securities ranking senior to the Globix convertible preferred stock, including the Globix 11% senior notes pursuant to the terms of the indenture.

         A "change in control" for purposes of the Globix convertible preferred stock generally means:

         o a person or group, other than certain permitted holders, becomes the direct or indirect beneficial owner of more than 50% of the outstanding voting securities of Globix;

         o during any consecutive two-year period, individuals who at the beginning of the period constituted the board of directors of Globix cease for any reason to constitute a majority of the directors then in office;

         o a merger or consolidation of Globix, or Globix conveys, transfers or leases all or substantially all of its assets (other than a transaction in which no person or group, other than certain permitted holders, owns 50% of the surviving corporation); and

         o Globix is liquidated or dissolved, or adopts a plan of liquidation or dissolution.

         The "permitted holders" for purposes of the Globix convertible preferred stock include certain major stockholders of both NEON and Globix prior to the merger.


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         Shares of Globix convertible preferred stock that are redeemed for, or converted into, shares of common stock, or that are otherwise reacquired by Globix may not be reissued as shares of Globix convertible preferred stock, and will instead be returned to the status of authorized, unissued shares of undesignated preferred stock.

         Holders of outstanding shares of Globix convertible preferred stock are entitled to receive certain annual and quarterly financial reports of Globix. However, if Globix has filed copies of such reports with the SEC, it is not obligated to provide them to holders of outstanding shares of Globix convertible preferred stock unless and until such holders request copies from Globix.

         Globix may amend the terms of the Globix convertible preferred stock or waive certain of its provisions with the affirmative vote or consent of a majority of the holders of the Globix convertible preferred stock, provided that the consent of each holder will generally be required with respect to any amendment or waiver that would adversely affect a fundamental right of such holder and that the provisions governing a change in control may be amended, modified or waived only with the consent of the holders of 66 2/3% of the Globix convertible preferred stock then outstanding.

DESCRIPTION OF GLOBIX WARRANTS

         Communication Technology Advisors LLC ("CTA") provides consulting and business development services to NEON for which certain of its current and former affiliates and certain of such affiliates' designees have received warrants exercisable for 300,000 shares of NEON common stock at $6.06 per share through October 23, 2008 and warrants exercisable for 350,000 shares of NEON common stock at $5.30 per share through December 31, 2007 as payment for such services. CTA purchased the warrants exercisable for 350,000 shares of NEON common stock for $25,000. CTA provides similar consulting and business development services to Globix and certain affiliates of CTA, including Mr. Barr, hold warrants exercisable for 500,000 shares of Globix common stock at $3.00 per share through March 13, 2013, which were purchased for $25,000.

         In connection with the merger, each outstanding NEON warrant issued to CTA will be converted into, and will have the right to receive, a Globix warrant with substantially the terms described below, representing the right to acquire a number of shares of Globix common stock determined by multiplying the number of shares of NEON common stock subject to such NEON CTA warrant immediately prior to the merger by 1.2748, at a purchase price per share equal to the purchase price per share of NEON common stock subject to such NEON CTA warrant divided by 1.2748.

         Each of the current Globix warrants issued to affiliates of CTA and the Globix warrants to be issued in exchange for the NEON CTA warrants in connection with the merger have substantially similar terms. Each Globix warrant issued in exchange for a NEON CTA warrant in connection with the merger will grant the holder of such warrant the right to subscribe for and purchase shares of Globix common stock at a specified exercise price for a specified time period as set forth in the warrant. The exercise price will be payable in cash or alternatively will permit cashless exercise by the holder. The standard exercise period for the Globix warrants issued in exchange for the NEON CTA warrants will be five years and the minimum number of shares of common stock for which a Globix warrant or any portion thereof may be exercisable at any one time is 10,000.

         If Globix at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of common stock into a greater number of shares, then as of the record date for effecting such subdivision the number of shares issuable upon exercise of any Globix warrant will be proportionately increased and the exercise price in effect immediately prior to such subdivision shall be proportionately decreased. If Globix at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of common stock into a smaller number of shares, then as of the record date for effecting such combination the number of shares issuable upon exercise of any Globix warrant will be proportionately decreased and the exercise price in effect immediately prior to such combination shall be proportionately increased.


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         In the event of any consolidation or merger of Globix with or into any other corporation, entity or person, or (a) any other corporate reorganization, in which Globix shall not be the continuing or surviving entity of such consolidation, merger or reorganization or in connection with which the common stock (or other securities issuable upon exercise of a Globix warrant) shall be changed into or exchanged for stock of any other entity or cash or other property, (b) any transaction in which in excess of 50% of Globix's voting power is transferred to a person not a stockholder immediately prior to the consummation of such transaction, (c) any sale of all or substantially all of the assets of Globix or (d) a similar capital reorganization or reclassification of Globix common stock, then, in each case, the holder of the Globix warrant, on exercise at any time after the consummation or effective date of such event or transaction, will be entitled to receive the stock, other securities, cash or other property to which such holder would have been entitled upon the date of such event or transaction if such holder had exercised the Globix warrant immediately prior to such event or transaction.

         Until a Globix warrant has been exercised in accordance with its terms, the holder of such warrant will not have any voting rights or other rights or obligations as a stockholder of Globix with respect to the shares of Globix common stock issuable upon exercise of such warrant. The terms and provisions of the Globix Warrants will provide that they may not be amended or waived without the prior written consent of Globix and the holder.


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                             INFORMATION ABOUT NEON

OUR COMPANY

         We are a leading facilities-based communications provider, supplying telecommunication services to communications companies and non-carrier customers in the twelve-state Northeast and mid-Atlantic market. NEON is an independent provider of SONET and DWDM services to a wide range of communications carriers including local, long distance and wireless telephone companies and Internet service providers. We also provide services to non-carrier customers such as financial institutions and colleges and universities.

         We own and operate a high bandwidth fiber optic network, consisting of approximately 4,600 route miles and over 218,000 fiber miles. Our network extends from Portland, Maine to Washington, D.C. and includes metro and intercity coverage as well as co-location space in a number of large, mid-size and small markets in the Northeast and mid-Atlantic, including Boston, New York, Philadelphia, Newark, Baltimore, Washington, DC, Portland, Portsmouth, Springfield, Worcester, Albany, White Plains, Providence, Hartford, Hackensack, Reston, Vienna, and smaller communities along our network routes.

         We have deployed a portion of our network using utility rights of way, which we believe provide a competitive advantage compared to alternative rights of way in our territory, such as railbeds and highways. Our utilization of utility rights of way allows us to provide alternative routes to our customers which, when combined with their existing routes over more conventional rights of way, provide reliable redundant routes that do not share common points of failure with the other conventional routes. These utility rights of way also enable us to provide more direct connections to our customers.

         Our principal executive offices are located at 2200 West Park Drive, Westborough, Massachusetts, 01581, and our telephone number at that location is
(508) 616-7800. Although we maintain a website at www.neoninc.com, we do not intend that the information available through our website be incorporated into this joint proxy statement/prospectus.

NEON SERVICES

         We connect our customers to our network's backbone through carrier hotels, NEON points of presence ("POPs"), central offices or by building connections to our customers' facilities. We offer our customers the following services:

         o SONET Private Line - Physically diverse looped SONET services at bandwidth levels including DS-3, OC-3, OC-12 and OC-48.

         o Wavelength (DWDM) - Flexible and scalable high capacity transport at 2.5 Gbps and 10 Gbps, configured as either protected or unprotected wavelengths.

         o Central Office Access - Connections to major carrier networks throughout the NEON footprint over NEON's fully protected SONET network.

         o Co-location - Secure, carrier class conditioned, and power ready space, racks and cabinets strategically located to facilitate high bandwidth connectivity to other POPs, carrier hotels, local switch offices and numerous service providers.


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         o        Network Control Center services - Includes monitoring of
                  circuit and node status, alarming when performance falls outside established thresholds and producing management reports.

         o Dark Fiber - Fiber strands contained within a fiber optic cable which has been laid but does not include optical transmission equipment.

OUR FIBER OPTIC NETWORK

         Our network is primarily optical and incorporates mid- to late-1990s fiber optic technology. Our network consists of fiber optic communication paths, which allow for high-speed, high-quality transmission of voice, data and video communications. Fiber optic systems use laser generated light waves to transmit voice, data and video in digital formats through ultra-thin strands of glass. Fiber optic systems are generally characterized by large circuit capacity, are resistant to external signal interference and connect directly to digital switching equipment or digital microwave systems.

         We offer end-to-end fiber optic capacity utilizing bi-directional SONET ring architecture, which has the ability to route customer traffic in two directions around a ring design thereby minimizing service interruptions due to fiber cuts. Our network is continuously monitored on a 24-hour, 7 day a week basis from our Network Control Center at our headquarters in Westborough, Massachusetts to maintain quality control and to alert us of any degradation of signal or loss of fiber capacity, and to pinpoint the location of such difficulty and enable us to repair or replace impaired fiber quickly.

RIGHT-OF-WAY AGREEMENTS

         We use rights-of-way and licenses from utilities for major portions of our network in the Northeast and mid-Atlantic regions. These utility rights-of-way and licenses provide urban and intercity coverage at lower cost and have a simpler approval process than the lengthy and expensive approval process for alternative rights-of-way. Furthermore, installing cable in utility rights-of-way or via license arrangements is typically easier and faster than alternative rights-of-way, such as easement agreements. The lower cost, simpler approval process and easier and faster installation process are the result of placing our cables in existing underground conduits and ducts or on existing towers and poles. Other forms of rights-of-way, such as those along highways and railroad tracks, require burying cables in trenches. In addition, our utility rights-of-way and licenses provide the potential to establish communications connections to nearly every building, business park and industrial complex in our service territory.

         In 2003, NEON acquired all of the equity interests in Columbia Transmission Communications Corporation ("Columbia Transmission"). Columbia Transmission became a wholly owned subsidiary of NEON and was renamed NEON Transcom, Inc. NEON Transcom utilizes traditional rights-of-way, in the form of easement agreements, that were established with individual land owners by Columbia Transmission before it was acquired by NEON. NEON Transcom and NEON now only manage the individual rights-of-way that are presently in place. This part of NEON's network runs from New York City to the greater Washington, D.C. area and represents a relatively small portion of NEON's entire network. This part of the network is a redundant section of network that parallels NEON's original network from New York City to the Washington, D.C. areas.

OUR CUSTOMERS

         We are carrier neutral and provide services to a variety of companies providing voice and data communications services. We also provide services to non-carrier customers that require bandwidth services such as financial institutions, colleges and universities. Our network enables these companies to link geographically separated central offices and points of presence with primary or redundant connections in their networks. Our facilities also enable our carrier customers to connect their networks directly into the premises of their end-users.


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

         To date, we have entered into contracts with approximately 100 customers, including several Fortune 500 companies. Our customers include common carriers, internet infrastructure companies, wireless service providers, international communication providers and a number of non-carrier customers. Our revenue is derived principally from lit fiber services under contracts ranging from one to five years that provide for monthly payments. Dark fiber service contracts have terms of approximately 20 years and generally provide for monthly payments. In addition, the contracts typically provide for outage related credits, a predetermined reduction or offset against the customer's lease rate when a customer's leased facility is non-operational or does not meet the customer's operating parameters, and also typically require us to maintain adequate insurance coverage, including product liability coverage.

         Our customer base includes the following:

         INCUMBENT LOCAL EXCHANGE CARRIERS AND INDEPENDENT TELCOS. Incumbent local exchange carriers typically require some interstate paths for internal communications, signal control and operator services. Incumbent local exchange carriers also require intrastate capacity to connect central offices to one another and to connect central offices to points of presence and customer premises.

         FACILITIES BASED INTEREXCHANGE CARRIERS. Interexchange carriers typically require (a) regional short haul connectivity from their national backbone facilities to originate and terminate traffic deeper into the customer base; (b) redundant routing to ensure reliability in their networks; and (c) additional capacity for their customers as minutes of use and IP bandwidth requirements increase.

         COMPETITIVE LOCAL EXCHANGE CARRIERS. Competitive local exchange carriers typically require interconnection between their local networks and extensions further into the community.

         INTERNET SERVICE PROVIDERS. Internet Service Providers ("ISP") typically require distribution channels to interexchange carriers and local exchange carrier switches as well as interconnection to other ISP switches to provide access to the Internet to consumers and commercial customers via local networks.

         WIRELESS COMMUNICATION COMPANIES. Wireless companies typically require land based back hauling of traffic from towers to their switches and also capacity between their switches with interexchange carriers, POPs, and incumbent local exchange carriers' central offices. Microwave carriers typically require fiber optic capacity to replace microwave service as their primary source of communications capacity.

         CABLE TELEVISION COMPANIES. Cable companies typically require fiber optic capacity to upgrade their systems to higher speed bandwidths, which allow them to increase the number of channels available, add interactive programming and Internet and data transfer capabilities and to consolidate head end facilities.

         We also provide services to several international communications providers and a number of non-carrier customers.

SALES AND MARKETING

         We employ a direct sales and marketing strategy which allows us to take a consultative approach in selling services to our customers. Our sales force is trained to focus on product differentiation and superior customer service. We also offer our customers a competitive price. We incentivize our sales force to focus on selling long-term contracts. Our sales force consists of 21 employees, including 4 management, marketing and administrative support personnel.


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SUPPLY RELATIONSHIPS

         We have entered into agreements and arrangements for the supply of equipment and services relating to the construction and maintenance of our network. In choosing our suppliers, we use such criteria as the quality and performance of the product for the intended purpose, pricing, and the ability of the supplier to meet our delivery schedule and technical support requirements. We purchase optronic network equipment and network services generally from Nortel Networks, Cisco Systems, Lucent Technologies and ECI Telecom. We believe that there are alternative suppliers or alternative components for all of the components contained in our network. However, any delay or extended interruption in the supply of any of the key components, changes in the pricing arrangements with our suppliers and manufacturers or delay in transitioning a replacement supplier's product into our network could disrupt our operations and, if such disruption continued for an extended period of time, it could have a material adverse effect on our business, financial condition and results of operations.

COMPETITION

         The telecommunications industry is highly competitive, and we face substantial competition. Many of our existing and potential competitors have financial, management and other resources that are substantially greater than ours, as well as other competitive advantages, including established reputations in the communications market. Our current and projected competitors generally fall into five segments:

         INCUMBENT LOCAL EXCHANGE CARRIERS AND INTEREXCHANGE CARRIERS. Incumbent local exchange carriers include Regional Bell Operating Companies, such as Verizon and SBC/SNET. Interexchange carriers include such companies as AT&T, MCI and Sprint. These communications carriers currently own or lease fiber optic networks in our current and proposed service areas. Incumbent local exchange carriers and interexchange carriers dominate their respective local markets in the cities connected by our network.

         NATIONAL LONG-HAUL FIBER CARRIERS. Carriers such as Qwest Communications, Wiltel, Global Crossing and Level 3 Communications own or lease fiber optic networks in our current and proposed service areas and employ advanced technology comparable to that of our network.

         REGIONAL CARRIERS. Regional carriers include Cavalier/Elantic, PPL Telecom and Progress Telecom.

         DARK FIBER PROVIDERS. Providers of dark fiber include AboveNet, NEESCom (National Grid), NSTAR, FiberTech and Sunesys.

         METRO CARRIERS. Metro carriers include Consolidated Edison Communications, LGN and FiberNet.

         Most communications carriers already own fiber optic cables as part of their communications networks, and each of these carriers could, and some do, compete directly with us in the market for leasing fiber capacity. We also face potential competition from the utilities in certain portions of our network.

GOVERNMENTAL REGULATION

         NEON's core business is that of a carrier's carrier and therefore, our core business is not directly subject to common carrier regulation. Several of NEON's subsidiaries however, have been certified to provide common carrier services through their authorizations as competitive local exchange carriers, or CLECs. These authorizations for CLEC's are granted by state governments, but subject these subsidiaries to the Telecommunications Act of 1996 as well as


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

state laws. NEON's core business as a carrier's carrier is, however, part of an industry that is highly regulated by federal, state and local governments whose regulatory actions are often subject to judicial modification. In light of the changes that are occurring in the regulation of telecommunications, we cannot forecast whether or not we will be subject to additional regulation in the future.

FEDERAL REGULATION

         Federal regulation has the greatest impact on the telecommunications industry and has undergone major changes in the last eight years as the result of the adoption by Congress of the Telecommunications Act of 1996 on February 8, 1996. The Telecommunications Act is the most comprehensive reform of the nation's telecommunications laws since the Communications Act of 1934, as amended, was enacted. The Telecommunications Act imposes a number of access and interconnection requirements on telecommunications carriers and on all local exchange providers, including competitive local exchange carriers, with additional requirements imposed on incumbent local exchange carriers. The Telecommunications Act provides a detailed list of items which are subject to these interconnection requirements, as well as a detailed set of duties for all affected carriers. All telecommunications carriers must interconnect with the facilities of other carriers and not install features that will interfere with the interoperability of networks.

         After lengthy legal proceedings, the Federal Communications Commission ("FCC") adopted revised guidelines implementing the interconnection and local competition provisions of the Telecommunications Act. In order to foster competition in the local exchange market, the FCC required incumbent local exchange carriers to offer unbundled access to their telecommunications networks to competitive local exchange carriers at cost-based rates, including access to dark fiber. This could decrease the demand for fiber provided by the company. The degree of access the incumbent local exchange carriers are required to provide to their unbundled network elements is currently under review by the FCC. However, the long and short term effects of the FCC's guidelines have yet to be ascertained.

         Aside from the impact of the Telecommunications Act, we believe that federal regulation does not affect our core business directly because we are not currently regulated as a common carrier under federal law. Federal law imposes certain legal requirements on common carriers who engage in interstate or foreign communication by wire or radio. These legal requirements apply to telecommunications carriers to the extent they engage in the provision of telecommunications services. Telecommunications carriers that provide telecommunications services and common carriers are essentially the same. Each provides communications services directly to the public or to some group of potential users on a nondiscriminatory basis subject to standardized rates, terms and conditions. We do not believe our core business offers our fiber capacity in this manner, because we enter into individual agreements on a selective basis with prospective customers who use our services and facilities to support their own functions such as carrier's carrier or common carriers services. We therefore do not believe that our core business' provision of dark or lit fiber capacity constitutes telecommunications service or common carriage as defined by the FCC or under the common carrier provisions of the Communications Act of 1934. Our core business' lit and dark fiber is provided on a private basis as a carrier's carrier. There are no assurances, however, that the leasing of lit or dark fiber will not be subject to further regulation under the Communications Act of 1934.

         Accordingly, it is conceivable that the FCC would subject our provision of fiber capacity to common carrier regulation. In 1994, the U.S. Court of Appeals for the District of Columbia Circuit remanded to the FCC the question of the FCC's authority to regulate dark fiber. In addition, the FCC has been petitioned by certain railroad, power and telecommunications associations, none of which are affiliated with us, to clarify the regulatory status of fiber capacity providers. To date, the FCC has not indicated an intention to rule on this remand.


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

         If, and to the extent that, we were deemed to be a common carrier we would be required to comply with several regulatory requirements, including, but not limited to, the duty to:

         o provide such services indiscriminately upon any reasonable request;

         o charge rates and adopt practices, classifications and regulations that are just and reasonable;

         o avoid unreasonable discrimination in charges, practices, regulations, facilities and services;

         o pay into federal funds for Telecommunications Relay Services, the North American Numbering Administration and Local Number Portability;

         o limit our use of Customer Proprietary Network Information to provisioning of the services in connection with which the Customer Proprietary Network was obtained; and

         o comply with various reporting, regulatory fee payment and publication of rates. We might also be required to file tariffs setting forth the rates for our services or to make our rates otherwise publicly available. These regulatory requirements could impose substantial burdens on us.

         Notably, however, similarly situated competitors would be subject to comparable regulatory obligations.

         As a provider of interstate telecommunications in our provision of leased fiber capacity, our revenues from such leases to end users are subject to contributions to the FCC's Universal Service Fund, a fund that was established to ensure the availability of affordable basic telecommunications services. As a general matter, revenues received from other telecommunications carriers for fiber capacity we provide are not subject to contribution to the Universal Service Fund. However, our revenues from the provision of fiber capacity to telecommunications carriers who themselves are exempt from contributing to the Universal Service Fund because their contribution would be less than $10,000 would be subject to such contribution if the carrier notifies us that it is not contributing directly, in which case the carrier is considered to be an end user. In addition, if a carrier purchasing our capacity uses it for its own purposes, then we would be subject to such contribution for the revenue generated from that carrier because it too would be considered an end user. Because certain internet service providers are deemed end users, our revenues received pursuant to fiber capacity leases to such entities would be subject to contributions to the Universal Service Fund. If such contribution would be less than $10,000, we would qualify for a de minimus exemption from contribution to the Universal Service Fund. The assessment rate is calculated quarterly and is currently set at 8.9% of gross end-user revenues. The assessment rate may be higher in subsequent years. However, the majority of our current revenue does not qualify as "end-user" revenue. Our required contributions to the Universal Service Fund for the year ended December 31, 2003 and the nine-months ended September 30, 2004 were approximately $168,000 and $140,000, respectively. The FCC is currently reviewing its rules for recovery of Universal Service Fund contributions and evaluating who is required to contribute to the Universal Service Fund. The outcome of these proceedings could affect the amount we are required to contribute to the Universal Service Fund in the future.

         Federal telecommunications law may also affect our business by virtue of the inter relationships that exist among us and incumbent local exchange carriers and interexchange carriers. For example, the FCC is currently reviewing existing obligations of the incumbent local exchange carriers to make available certain unbundled network elements to their competitors at cost-based rates. While it is not possible to predict the precise effect any changes in the current unbundling rules will have on our business or financial condition, the elimination or relaxing of these obligations on the incumbent local exchange carriers could eliminate one of the principal disincentives for use of incumbent local exchange carrier facilities by interexchange carriers, which could have a material adverse effect on the use of our fiber optic networks by interexchange carriers.


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STATE REGULATION

         The Telecommunications Act prohibits state and local governments from enforcing any law, rule or legal requirement that prohibits or has the effect of prohibiting any person from providing any interstate or intrastate telecommunications service. In addition, under current FCC policies, any dedicated transmission service or facility that is used more than 10% of the time for the purpose of interstate or foreign communication is subject to FCC jurisdiction to the exclusion of any state regulation. Notwithstanding these prohibitions and limitations, states regulate telecommunications services, including through certification of providers of intrastate services (or competitive local exchange carriers), regulation of intrastate rates and service offerings, and other regulations and retain jurisdiction under the Telecommunications Act to adopt, on a competitively neutral basis, regulations necessary to preserve and advance universal service, protect the public safety and welfare, ensure the continued quality of telecommunications services and safeguard the rights of consumers. Accordingly, the degree of state involvement in local telecommunications services may be substantial.

         The state regulatory environment varies substantially from state to state. At present, we do not anticipate that the regulatory requirements to which we will be subject in the Northeast and Mid-Atlantic markets will have any material adverse effect on our operations. An exception to this statement, however, is obtaining approvals from the states of Vermont, Delaware, New York and New Jersey for NEON to merge with Globix. Under current regulations, each of these four states require that when a company has been granted authorization to be a competitive local exchange carrier and its parent company will be sold or merged with another company, the subsidiary must receive the approval of the state before the sale or merger of the parent company. In any state that does not grant the approval, a material adverse effect may result to NEON's business. In some jurisdictions, our pricing flexibility for intrastate services may be limited because of regulation, although our direct competitors will be subject to similar restrictions. However, there can be no assurance that future regulatory, judicial, or legislative action will not have a material adverse effect on us.

LOCAL GOVERNMENT REGULATION

         In addition to federal and state laws, local governments exercise legal authority that may impact our business. For example, local governments, such as the City of Boston and the City of New York, typically retain the ability to license public rights-of-way, subject to the limitation that local governments may not prohibit persons from providing telecommunications services. Local authorities affect the timing and costs associated with our use of public rights-of-way. These regulations may have an adverse effect on our business.

EMPLOYEES

         At December 31, 2004, we employed 131 people. Our employees are not represented by any labor union and we consider our relationship with employees to be satisfactory. In the normal course of business, we have contracted with third parties to perform a portion of the engineering, routine maintenance and construction supervision and construction activities associated with the construction of our fiber optic network.

PROPERTIES

         The NEON network and its component assets are the principal properties currently owned by us or with respect to which we have indefeasible rights of use and leases. We own substantially all of the communications equipment currently utilized in our business and hold certain ownership interests in the cable comprising the NEON network. Our installed fiber optic cable is laid along the various rights-of-way held by us. Other fixed assets are located at various leased locations in geographic areas we serve. Substantially all of our assets are held by NEON Optica, Inc. and its subsidiaries. The principal asset of NEON Communications, Inc. is all of the outstanding capital stock of NEON Optica, Inc.

         Our executive, administrative and sales offices are located at our principal office in Westborough, Massachusetts. We lease this space (approximately 25,000 square feet) pursuant to a 3-year lease that commenced in November 2002.

LEGAL PROCEEDINGS

         On November 9, 2004 NEON Transcom, Inc., a wholly-owned subsidiary of NEON, filed against Washington Metropolitan Area Transit Authority ("WMATA") in United States District Court for the District of Columbia a declaratory judgment that rights-of-way fees provided for under a license agreement violate the Telecommunications Act of 1996, as amended, and further seeking an injunction preventing WMATA from requiring payment of the fees and holding NEON Transcom, Inc. in default under the License Agreement, dated October 5, 1999 between WMATA and NEON. The matter is styled NEON Transcom, Inc. vs. Washington Metropolitan Area Transit Authority. On November 22, 2004, NEON received correspondence from WMATA's counsel notifying NEON that WMATA intends to file a claim against NEON. WMATA is seeking payment of approximately $847,000 owed to WMATA under the License Agreement. Although there can be no assurance as to the outcome or effect of WMATA's threatened lawsuit, we do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF NEON

         The following tables set forth our selected consolidated financial data as of and for the periods indicated. The selected consolidated financial data as of December 31, 2002 and 2003 and for the years ended December 31, 2001, 2002 and 2003 have been derived from the audited Consolidated Financial Statements and Notes to Consolidated Financial Statements of NEON included elsewhere in this joint proxy statement/prospectus. The Consolidated Financial Statements as of and for the years ended December 31, 2003 and 2002 were audited by BDO Seidman, LLP, an independent registered public accounting firm, while the Consolidated Financial Statements for the year ended December 31, 2001 were audited by Arthur Andersen, LLP. The selected consolidated financial data as of December 31, 1999, 2000 and 2001 and for the years ended December 31, 1999 and 2000 were derived from audited Consolidated Financial Statements and Notes to Consolidated Financial Statements of the Company not included herein which were audited by Arthur Andersen LLP. The selected consolidated financial data as of September 30, 2004 and for the nine months ended September 30, 2003 and 2004 have been derived from the unaudited Consolidated Financial Statements of the Company included elsewhere in this registration statement and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations as of and for such periods. NEON's results of operations for the nine months ended September 30, 2004 may not be representative of its results of operations for the full year. The following financial information is qualified by reference to and should be read in conjunction with "NEON Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 143 of this joint proxy statement/prospectus and the Consolidated Financial Statements and Notes to Consolidated Financial Statements included elsewhere in this registration statement.

         As a result of the application of fresh start accounting under SOP No. 90-7 as of December 31, 2002, our financial results for the fiscal year ended December 31, 2002, include two different bases of accounting and, accordingly, the operating results and cash flows of the Successor Company and the Predecessor Company have been separately disclosed. For the purposes of the joint proxy statement/prospectus, references to the "Predecessor Company" are references to NEON for periods prior to December 31, 2002 (the last of the calendar month in which we emerged from bankruptcy) and references to the "Successor Company" are references to NEON for periods as of and subsequent to December 31, 2002. The Successor Company's financial statements are not comparable to the Predecessor Company's financial statements.

                                                                                          SUCCESSOR
                                                                                         COMPANY YEAR         SUCCESSOR COMPANY
                                               PREDECESSOR COMPANY                          ENDED                NINE MONTHS
                                              YEAR ENDED DECEMBER 31,                    DECEMBER 31,        ENDED SEPTEMBER 30,
                            ----------------------------------------------------------- -------------- -----------------------------
                                 1999           2000           2001           2002           2003           2003           2004
                            -------------  -------------  --------------  -------------  -------------  -------------  -------------
STATEMENT OF OPERATIONS
  DATA(1):
Revenues .................. $  5,665,276   $ 13,182,953   $  26,550,645   $ 33,674,213   $ 41,588,308   $ 30,836,345   $ 35,798,784
Operating expenses(2) .....   19,895,829     38,908,620     121,120,199     58,757,599     46,409,366     33,906,437     40,316,132
                            -------------  -------------  --------------  -------------  -------------  -------------  -------------
Loss from operations ......  (14,230,553)   (25,725,667)    (94,569,554)   (25,083,386)    (4,821,058)    (3,070,092)    (4,517,348)
Other income (expense),
  net .....................  (13,299,215)   (16,085,834)    (22,111,846)   (16,661,551)       554,390        423,020        264,669
                            -------------  -------------  --------------  -------------  -------------  -------------  -------------
Loss before benefit from
  income taxes,
  extraordinary item and
  cumulative effect
  of change in
  accounting principle ....  (27,529,768)   (41,811,501)   (116,681,400)   (41,744,937)    (4,266,668)    (2,647,072)    (4,252,679)
Benefit from income
  taxes(3) ................           --             --              --             --      1,287,322      1,287,322             --
Extraordinary items(3) ....           --             --              --     26,513,191      1,930,984      1,930,984             --
Cumulative effect of
  change in accounting
  principle(4) and (5) ....           --     (1,724,007)             --    (72,311,911)            --             --             --
                            -------------  -------------  --------------  -------------  -------------  -------------  -------------
Net income (loss) ......... $(27,529,768)  $(43,535,508)  $(116,681,400)  $(87,543,657)  $ (1,048,362)  $    571,234   $ (4,252,679)
                            =============  =============  ==============  =============  =============  =============  =============


                                                                140


                                                                                          SUCCESSOR
                                                                                         COMPANY YEAR         SUCCESSOR COMPANY
                                               PREDECESSOR COMPANY                          ENDED                NINE MONTHS
                                              YEAR ENDED DECEMBER 31,                    DECEMBER 31,        ENDED SEPTEMBER 30,
                            ----------------------------------------------------------- -------------- -----------------------------
                                 1999           2000           2001           2002           2003           2003           2004
                            -------------  -------------  --------------  -------------  -------------  -------------  -------------
OTHER FINANCIAL DATA(1):

Cash (used in) provided
  by operating activities.. $(17,970,325)  $ (9,760,691)  $ (10,488,858)  $ (8,590,553)  $  6,107,478   $  3,157,315   $  5,258,247
Cash used in investing
  activities ..............  (68,323,061)   (16,660,455)    (40,927,865)    (6,512,860)    (4,539,606)    (1,582,770)    (9,461,520)
Cash (used in) provided
  by financing activities..   33,323,983     42,302,915      43,360,680     21,564,285     (5,688,757)    (4,448,916)       589,032
Net increase (decrease)
  in cash and cash
  equivalents .............  (52,969,403)    15,881,769      (8,056,043)     6,460,872     (4,120,885)    (2,874,371)    (3,614,241)
                            -------------  -------------  --------------  -------------  -------------  -------------  -------------
Capital expenditures ......   48,583,642     76,716,670      41,916,091      8,494,813      8,292,941      5,705,991      8,785,920
                            -------------  -------------  --------------  -------------  -------------  -------------  -------------
Deficiency to fixed
  charges(6) ..............   30,454,069     45,297,677     122,057,701            N/A            N/A            N/A            N/A


                                         PREDECESSOR COMPANY                   SUCCESSOR COMPANY         SUCCESSOR COMPANY
                                         AS OF DECEMBER 31,                    AS OF DECEMBER 31,       AS OF SEPTEMBER 30,
                           ---------------------------------------------  ----------------------------  -------------------
                                 1999           2000           2001           2002           2003               2004
                            -------------  -------------  --------------  -------------  -------------  -------------------
BALANCE SHEET DATA(1):
Working capital
  (deficiency)(7) ......... $ 67,969,107   $   (132,478)  $ (38,773,810)  $  9,725,480   $ 12,351,063       $  5,684,247
Total assets ..............  280,633,376    281,936,691     352,268,141    165,123,095    167,008,415        165,642,143
Long-term debt ............  180,000,000    180,000,000     205,417,760             --             --                 --
Total liabilities(8) ......  213,166,586    246,014,818     292,295,716     30,876,349     31,487,912         34,373,191
Cumulative convertible
  preferred stock .........           --             --              --     12,441,028     13,978,739         15,261,986
Stockholders' equity ......   67,466,790     35,921,873      59,972,425    121,805,718    121,541,764        116,006,966

      (1) As discussed more fully in the Overview section of NEON Management's Discussion and Analysis of Financial Condition and Results of Operations and note 3 to the Consolidated Financial Statements, during 2002, we completed a restructuring whereby we eliminated all of our long-term debt and related accrued interest. In connection with our restructuring, we adopted fresh start reporting effective December 31, 2002. Therefore, the financial information for periods ending after December 31, 2002 and balance sheet data as of December 31, 2002 and thereafter is generally not comparable to the financial information for prior periods.

      (2) Operating expenses for 2001 include a one time, non-cash charge of $60,000,000 related to the write-down of subscription receivable, as discussed more fully in note 5 of our notes to the Consolidated Financial Statements.

      (3) The benefit from income taxes in 2003 represents the income tax benefit related to current operating losses used to offset the gain on acquisition discussed in note 2 to the Consolidated Financial Statements. The extraordinary item in 2002 represents the net impact of the reorganization discussed in note 1 above. The extraordinary item in 2003 represents a gain, net of taxes, on an acquisition discussed more fully in note 2 to the Consolidated Financial Statements.

      (4) In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition, which we adopted in the fourth quarter of 2000. Under the guidance of SAB No. 101, we recognize revenues from nonrecurring installation charges and design, engineering and construction services ratably over the multi-year network services terms to which the nonrecurring charges ultimately relate. Prior to the issuance of SAB No. 101, revenues for these nonrecurring services were generally recognized as services were performed since we had no further obligations. We were required to adopt this new accounting guidance as of January 1, 2000 and we reported a cumulative effect of change in accounting principle of approximately $1,724,000 related to nonrecurring revenues recognized prior to January 1, 2000.

      (5) In January 2002, we adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets." In connection with the transition to the new accounting method, we determined that the carrying value of our assets was impaired and we recorded a one-time, non-cash charge of approximately $72,312,000 as the cumulative effect of a change in accounting principle to write-off all of our goodwill and other identifiable intangible assets.

      (6) For purposes of calculating the deficiency to fixed charges: earnings consist of loss before income tax benefit, plus fixed charges, excluding capitalized interest, and fixed charges consist of interest expenses and capitalized interest, plus amortization of deferred financing costs.

      (7) Working capital for the year ended December 31, 2001 reflects the entire balance of NEON Optica's 15% equipment note as a result of our default on the note following our election not to make the December 31, 2001 payment under this note.


      (8) Total liabilities includes deferred revenue for all periods presented. For December 31, 2003 and September 30, 2004, total liabilities also includes an asset retirement obligation related to the acquisition of Columbia Transmission as discussed more fully in notes 2 and 4 to the Consolidated Financial Statements.

        NEON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the "Selected Consolidated Financial Data of NEON" and the Consolidated Financial Statements and Notes to Consolidated Financial Statements included elsewhere in this joint proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below and elsewhere in this joint proxy statement/prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations and assumptions about our company and our industry and involve risks and uncertainties. In evaluating such statements, you should specifically consider the various factors identified in this joint proxy statement/prospectus that could cause results to differ materially from those expressed in such forward-looking statements, including matters set forth in the section entitled "Risk Factors" beginning on page 21 of this joint proxy statement/prospectus. The results shown herein are not necessarily indicative of the results to be expected in any future periods.

         As discussed below, we adopted fresh-start reporting effective December 31, 2002. Therefore, financial information for the Successor Company is generally not comparable to such information for the Predecessor Company.

OVERVIEW

         We are a leading facilities-based communications provider, supplying telecommunication services to communications companies and non carrier customers in the twelve-state Northeast and mid-Atlantic market. NEON is an independent provider of SONET and DWDM services to a wide range of communications carriers including local, long distance and wireless telephone companies and Internet service providers. We also provide services to non-carrier customers such as financial institutions and colleges and universities.

         Our network is a high bandwidth fiber optic network with proximity to vital markets. We provide bandwidth to cities and towns beyond the "first tier" markets of Boston, New York, Philadelphia, Newark, Baltimore and Washington, DC. Our "second tier" and "third tier" markets include Portland, Portsmouth, Springfield, Worcester, Albany, White Plains, Providence, Hartford, Hackensack, Reston, Vienna and smaller communities along our network routes. We intend to further expand our network in the Northeast and mid-Atlantic market on a success basis to serve customer needs.

         Our principal services include:

         o SONET Private Line - Physically diverse looped SONET services at bandwidth levels including DS-3, OC-3, OC-12 and OC-48.

         o Wavelength (DWDM) - Flexible and scalable high capacity transport at 2.5 Gbps and 10 Gbps, configured as either protected or unprotected wavelengths.

         o Central Office Access - Connections to major carrier networks throughout the NEON footprint over NEON's fully protected SONET network.

         o Co-location - Secure, carrier class conditioned, and power ready space, racks and cabinets strategically located to facilitate high bandwidth connectivity to other POPs, carrier hotels, local switch offices and numerous service providers.

         o Network Control Center services - Includes monitoring of circuit and node status, alarming when performance falls outside established thresholds and producing management reports.

         o Dark fiber - Fiber strands contained within a fiber optic cable which has been laid but does not include optical transmission equipment.

         Our network service revenues include short-term leases of lit fiber and longer-term leases of dark fiber at fixed-cost pricing over multi-year terms. Other services revenues include co-location services at our facilities as well as nonrecurring design, engineering, and construction services. We generally receive fixed monthly payments from our customers for the leasing of capacity on our network and the use of co-location facilities and recognize revenues ratably over the term of the applicable customer agreement. Design, engineering, and construction services revenues are non-refundable and are generally recognized ratably over the term of the related network services arrangement (generally ranging from one to twenty years).

         Our costs consist primarily of cost of revenues; selling, general and administrative expenses; depreciation and amortization; and, through mid-2002, interest expense. Cost of revenues relates to lease payments for fiber optic facilities, operations and maintenance costs, type II circuits, right of way fees and property taxes. Selling, general and administrative expenses relate to expenses in connection with sales, marketing, operations and administration, including personnel, office facilities advertising and promotion, and management and information technology. Depreciation and amortization expense is associated with our network.

         Since our inception, we have expanded our network and increased our annual revenue every year. We funded a substantial portion of our network expansion and growth through 2002 with proceeds from our public offering of debt and equity in 1998 and convertible debt issuances and vendor financing in 2001. Such funding amounted to approximately $300 million. However, as the result of a prolonged downturn in the telecommunications market, we continued to experience net losses and negative cash flow from operating activities through 2002. During 2002, we entered into discussions with a group of note holders representing approximately two-thirds of our senior notes and holders of our 15% and 18% notes regarding the restructuring of their debt. Such restructuring was ultimately pursued in bankruptcy in order to bind all creditors to the terms of the plan of reorganization. Accordingly, on June 25, 2002, we filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Our Plan of Reorganization was confirmed by the Bankruptcy Court on November 13, 2002 and became effective on December 20, 2002. We recorded this transaction as of December 31, 2002, which we refer to as the "effective date." Under the plan of reorganization, on the effective date our senior notes and 15% equipment note were exchanged for common stock in the Successor Company. Our 18% subordinated convertible notes, and all of our outstanding shares of common stock were cancelled. Former creditors collectively purchased approximately $12.4 million of new Series A 12% Cumulative Convertible Preferred Stock. In our restructuring, we eliminated all of our debt and accrued interest amounting to approximately $250 million. As discussed more fully in note 3 to the Consolidated Financial Statements, in connection with the restructuring, we adopted fresh start reporting effective on December 31, 2002. Therefore, the financial information presented after December 31, 2002 and the balance sheet information as of December 31, 2002 and thereafter, is generally not comparable to the financial information for prior periods. The presentation of financial information of the "Predecessor Company" represents the Company's financial information for the specific periods prior to the Company's adoption of fresh start reporting.

         On September 12, 2003, we acquired Columbia Transmission Communications Corporation ("Columbia Transmission") from Columbia Energy Group, a wholly owned subsidiary of NiSource, Inc. Columbia Transmission became a wholly owned subsidiary of NEON and was renamed NEON Transcom, Inc. NEON Transcom owns and operates a diverse dark fiber network that runs from New York City to Washington, D.C. As discussed more fully in note 2 to the Consolidated Financial Statements, we accounted for the acquisition as a purchase under Statement of Financial Accounting Standards No. 141 and included the operating results of Columbia Transmission in our Consolidated Statements of Operations since the acquisition date.

         CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

         Our discussion and analysis of financial condition and results of operations are based upon our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, the allowance for doubtful accounts and the value of long-lived tangible and intangible assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

         We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our Consolidated Financial Statements.

         REVENUE RECOGNITION

         The services we provide include short term leases of lit fiber (fixed amounts of capacity on fiber optic transmission lines that use optronics equipment installed by us) and longer term leases of dark fiber (fiber optic transmission lines leased without optronics equipment installed by us) at fixed cost pricing over multi year terms. Revenues from telecommunications network services are recognized ratably over the term of the applicable lease agreements with customers, which range from one to 20 years, provided there exists persuasive evidence of an arrangement, the fee is fixed or determinable and collectability of the related receivables is reasonably assured. Amounts billed in advance of the service provided are recorded as deferred revenue. We also lease space to customers at our co-location facilities. Other service revenues include these co-location service revenues as well as revenues from nonrecurring installation charges and design, engineering and construction services.

         We recognize revenues from nonrecurring installation charges and design, engineering and construction services ratably over the multi-year network services terms to which the nonrecurring charges relate provided there exists persuasive evidence of an arrangement, the fee is fixed or determinable and collectability of the related receivables is reasonably assured.

         We have contracts with customers that provide service-level commitments, which may obligate us to provide credits against billings if service is interrupted or does not meet the customer's operating parameters. These amounts are accounted for as reductions of revenue. To date, credits granted under these arrangements have not been material.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We specifically analyze accounts receivable and historical bad debts, customer concentrations and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

         LONG-LIVED TANGIBLE AND INTANGIBLE ASSETS

         We review our long-lived assets, including our property and equipment and other intangibles, for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. SFAS No. 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. We believe that the carrying values of our long-lived assets are realizable as of September 30, 2004.

         CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

         Financial instruments that subject us to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Our cash and cash equivalents are invested in financial instruments with high credit ratings. We do not require collateral or other securities to support customer receivables; however, we perform regular credit evaluations of our customers' financial condition and maintain allowances for potential credit losses. Concentration of credit risk with respect to accounts receivable is limited to customers to whom we make significant sales.

         For the years ended December 31, 2001 and 2003, one customer accounted for 10% of net revenues. For the year ended December 31, 2002 and the nine months ended September 30, 2004, no customer accounted for more than 10% of net revenues. As of December 31, 2002 and 2003, no customers had balances in excess of 10% of accounts receivable. As of September 30, 2004, one customer represented approximately 30% of accounts receivable. This amount was subsequently collected in full from the customer.

         We have no significant off-balance-sheet or other concentration of credit risks at December 31, 2002 or 2003 or September 30, 2004.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2003

         Revenues increased by $5.0 million, or 16.1%, to $35.8 million for the nine months ended September 30, 2004 compared to $30.8 million for the nine months ended September 30, 2003. Revenues in 2004 were generated by recurring lease services of $31.9 million and other service revenues of $3.9 million which consist of co-location revenues and amortization of nonrecurring charges for design, engineering, construction and related services. The increase in revenues for 2004 related primarily to growth in booking and provisioning customer orders for network services. For the nine months ended September 30, 2004, revenues consisted of lit services (77%), dark services (12%) and other services (11%) compared to 77%, 13% and 10%, respectively, for the nine months ended September 30, 2003.

         Cost of revenues was $19.6 million for the nine months ended September 30, 2004, an increase of 35.6% as compared to $14.5 million for the nine months ended September 30, 2003. The increase in cost of revenues is due to operating costs for Columbia Transmission which was acquired in September 2003 to expand our network in the mid-Atlantic market as well as the overall growth in our business volume during 2004. As a percentage of revenues, cost of revenues increased to 54.7% for the nine months ended September 30, 2004, compared to 46.9% for the nine months ended September 30, 2003. The increase in cost of revenues as a percentage of revenues reflects the Columbia Transmission acquisition offset to some extent by revenue growth and improving network utilization in the Northeast.

         Selling, general and administrative expenses ("SG&A") of $12.8 million for the nine months ended September 30, 2004, was comparable to $12.8 million for the nine months ended September 30, 2003. This reflects our focus on overall cost management. As a percentage of revenues, SG&A expenses decreased to 35.8% for the nine months ended September 30, 2004, compared to 41.5% for the nine months ended September 30, 2003. The improvement in SG&A expenses as a percentage of revenues reflects the growth in our revenues and our focus on operating efficiencies and overall cost management.

         Depreciation and amortization expense increased 19.0% to $7.9 million for the nine months ended September 30, 2004, compared to $6.6 million for the nine months ended September 30, 2003. This increase reflects the expansion of our communications network in our Northeast and mid-Atlantic service areas.

         Other income decreased to $0.3 million for the nine months ended September 30, 2004 compared to $0.4 million for the nine months ended September 30, 2003. This decrease was due primarily to lower interest rates and lower cash balances during 2004 compared to 2003.

         For the nine months ended September 30, 2004, we recorded a net loss of $4.3 million compared to net income of $0.6 million for the comparable period in 2003. The increase in our net loss for 2004 is due primarily to costs related to the operation of Columbia Transmission which was expected to be dilutive to our results for approximately 24 months. Results for 2003 also reflect a gain from the acquisition of Columbia Transmission totaling $3.2 million. The acquisition is discussed more fully in the Overview section above and in Note 2 to the Consolidated Financial Statements.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

         Revenues increased by $7.9 million, or 23.5%, to $41.6 million for the year ended December 31, 2003 compared to $33.7 million for the year ended December 31, 2002. Revenues in 2003 were generated by recurring lease services of $37.5 million and other service revenues of $4.1 million. The primary reason for the increase in revenues was the growth in booking and provisioning of customer orders for additional network services. For 2003, revenues consisted of lit services (78%), dark services (13%) and other services (9%) compared to 72%, 19% and 9%, respectively for 2002.

         Cost of revenues totaled $20.9 million for the year ended December 31, 2003, an increase of 18.1% as compared to the $17.7 million for the year ended December 31, 2002. The increase in cost of revenues reflects the overall growth in our business volume during 2003 and costs related to the operation of Columbia Transmission. As a percentage of revenues, cost of revenues decreased to 50.2% for the year ended December 31, 2003, compared to 52.5% for 2002. The improvement in cost of revenues as a percentage of revenues reflects our revenue growth and improving network utilization offset to some extent by costs related to Columbia Transmission.

         Selling, general and administrative expenses decreased 6.9% to $16.5 million for the year ended December 31, 2003 compared to $17.8 million for the year ended December 31, 2002. The decrease in SG&A expenses reflects the impact of headcount reductions in 2002 and January 2003, cost reduction activities undertaken during our restructuring in 2002 and overall cost management during the year. As a percentage of revenues, SG&A expenses decreased to 39.7% for the year ended December 31, 2003, compared to 52.7% for 2002. The improvement in SG&A expenses as a percentage of revenues reflects the factors discussed above.

         Depreciation and amortization expense decreased 61.4% to $9.0 million for the year ended December 31, 2003, compared to $23.3 million for the year ended December 31, 2002. This decrease reflects the adoption of fresh start reporting as of December 31, 2002 in connection with our restructuring discussed above and the related revaluation of our assets to fair value on such date.

         Interest and other income increased 27.6% to $0.6 million for the year ended December 31, 2003 compared to $0.5 million for the year ended December 31, 2002. This increase was due primarily to higher cash balances during 2003 compared to 2002. This increase was offset to some extent by the decline in interest rates during 2003.

         Interest and other expense was reduced to $15,000 for the year ended December 31, 2003 compared to $17.1 million for the year ended December 31, 2002 as the result of our restructuring in 2002 and the related elimination of debt. During 2002, interest expense related to NEON Optica's $180 million 12 3/4% senior notes Due 2008, 18% subordinated convertible notes and 15% equipment note payable.

         For the year ended December 31, 2003 we recorded a net loss of $1.0 million compared to a net loss of $87.5 million in 2002. This improvement reflects the improved operating results discussed above, the restructuring and related elimination of debt accomplished in 2002 and a gain on the acquisition of Columbia Transmission. Our restructuring and acquisition are discussed more fully in the Overview section above and in notes 3 and 2, respectively, to the Consolidated Financial Statements.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

         Revenues increased by $7.1 million, or 26.8%, to $33.7 million for the year ended December 31, 2002 compared to $26.6 million for the year ended December 31, 2001. Revenues in 2002 were generated by recurring lease services of $30.5 million and other service revenues of $3.2 million. The primary reason for the increase in revenues was the growth in demand for our lit services during 2002. For 2002 revenues consisted of lit services (72%), dark services (19%) and other services (9%) compared to 69%, 18% and 13%, respectively for 2001.

         Cost of revenues for the year ended December 31, 2002 was $17.7 million, an increase of 3.4% as compared to the $17.1 million for the year ended December 31, 2001. The increase in cost of revenues reflects the overall growth in our business volume during 2002. As a percentage of revenues, cost of revenues improved to 52.5% from 64.4% in 2001 due primarily to improved network utilization.

         Selling, general and administrative expenses decreased 29.1% to $17.8 million for the year ended December 31, 2002 compared to $25.0 million for the year ended December 31, 2001, reflecting headcount reductions during 2001 and 2002 and savings related to our restructuring efforts during 2002. As a percentage of revenues, SG&A expenses decreased to 52.7% of revenues in 2002 compared to 94.3% in 2001. This improvement reflects the growth in our revenues as well as our cost reduction activities during 2001 and 2002.

         Depreciation and amortization expense increased 22.8% to $23.3 million for the year ended December 31, 2002, compared to $19.0 million for the year ended December 31, 2001. This increase resulted primarily from increased capital expenditures related to the expansion of our communications network in our Northeast and mid-Atlantic service areas.

         Interest and other income decreased 86.6% to $0.5 million for the year ended December 31, 2002 compared to $3.3 million for the year ended December 31, 2001. This decrease was due primarily to lower cash and investment balances for 2002 compared to 2001.

         Interest and other expense decreased in 2002 as the result of our restructuring activities whereby we stopped accruing interest expense beginning July 2002.

         For the year ended December 31, 2002, we recorded a net loss of $87.5 million compared to a net loss of $116.7 million for the year ended December 31, 2001. The decrease in net loss is primarily attributable to the gain from our restructuring as discussed more fully in note 3 to the Consolidated Financial Statements, and the improved results from operations discussed above.

LIQUIDITY AND CAPITAL RESOURCES

         Through 2001, the design, construction and development of our network and the purchase of telecommunications equipment required substantial capital investment. We funded a substantial portion of these expenditures through our public offerings of equity and debt completed on August 5, 1998, which resulted in net proceeds to us of approximately $218 million (after deducting expenses), of which $72 million was placed in escrow to cover the first seven semi annual interest payments on our 12 3/4% senior notes due 2008, as well as additional convertible debt issuances totaling $26.5 million in 2001 and vendor financing of approximately $46.5 million.

         As discussed in the Overview section above and in note 3 to the Consolidated Financial Statements, during 2002, we completed a restructuring pursuant to Chapter 11 of the Bankruptcy Code which eliminated all of our debt and related accrued interest. In connection with our restructuring, we received approximately $12.4 million from the issuance of Series A 12% Cumulative Convertible Preferred Stock to fund future growth. Since 2002 we have focused our capital spending primarily on the purchase of telecommunications equipment and deployment of network facilities to support customer demands. We have funded our activities from available cash and cash from operations. We expect to continue to experience negative cash flow after investing activities for the foreseeable future. Accordingly, our ability to continue to grow our network and to support related customer demands will be limited by our current capital resources and cash provided from operations until sufficient cash flow after investing activities is generated.

         Cash provided by operating activities was $5.3 million for the nine months ended September 30, 2004 compared to $3.2 million for the same period in 2003. Cash provided by operating activities for the year ended December 31, 2003 was $6.1 million compared to cash used in operating activities of $8.6 million for the year 2002. The improvement in cash provided by operating activities reflects our improved operating results and our focus on working capital management. Net cash provided by operating activities was used primarily to fund investing activities in 2003 and 2004.

         Net cash used in investing activities was $9.5 million for the nine months ended September 30, 2004 and $4.5 million and $6.5 million for the years ended December 31, 2003 and 2002, respectively. Cash used in investing activities consisted primarily of capital expenditures for the purchase of telecommunications equipment and network development to expand our communications network in the Northeast and mid Atlantic regions to support customer demands.

         Net cash provided by (used in) financing activities was approximately $0.6 million for the nine months ended September 30, 2004. For the years ended December 31, 2003 and 2002 financing activities used $5.7 million and provided $21.6 million, respectively. In 2003 cash was used primarily to increase short-term restricted investments. In 2002 cash was provided primarily from the issuance of preferred stock and a decrease in restricted investments.

         At September 30, 2004, we had unrestricted cash and cash equivalents of $11.3 million compared to $14.9 million at December 31, 2003. Our ability to generate cash from operations and achieve profitability is dependent upon our ability to grow our revenue and to continue to control operating costs and capital expenditures. We are dependent upon our cash on hand and cash generated from operations to support our capital requirements and, as discussed above, we expect to experience negative cash flow after investing activities for the foreseeable future. We believe that our existing cash and cash equivalents in addition to our cash from operations will be sufficient to fund our operations and capital expenditures for at least the next 12 months. However, there can be no assurance that we will be successful in implementing our business plan or that changes in assumptions or conditions will not adversely affect our financial condition or liquidity position.

         NEON is currently involved in a dispute over rights of way fees, in which WMATA is claiming fees of $847,000 under a 1999 license agreement. NEON has filed suit seeking declaratory judgment that such fees violate the Telecommunications Act of 1996.

         If we elect to pursue a material strategic acquisition or expansion opportunities, our cash needs may be increased substantially, both to finance any such acquisitions and to finance development efforts in new markets.

COMMITMENTS

         As of December 31, 2003, we had contractual cash obligations as follows ($ in 000's):

                                                    PAYMENTS DUE BY PERIOD

                                                                                                FISCAL 2006         AFTER
            CONTRACTUAL OBLIGATIONS             TOTAL         FISCAL 2004      FISCAL 2005      THROUGH 2008     FISCAL 2008
     -----------------------------------    -------------    -------------    -------------    -------------    -------------
     Operating leases                       $     26,547     $      2,676     $      2,497     $      6,084     $     15,290
     Fiber leases                                181,533            7,917            8,825           26,523          138,268
                                            -------------    -------------    -------------    -------------    -------------
     Total contractual cash obligations     $    208,080     $     10,593     $     11,322     $     32,607     $    153,558
                                            =============    =============    =============    =============    =============

         Other than changes in the normal course of business, there were no material changes in contractual cash obligations through September 30, 2004.

         As discussed more fully in note 2 to the Consolidated Financial Statements, we have recorded an other long-term liability of approximately $1.8 million for the asset retirement obligation related to the acquisition of Columbia Transmission.

         We do not maintain any off-balance sheet financing arrangements.

         We have employment agreements with two officers. These agreements provide for employment and related compensation and restrict the individuals from competing, as defined, with us during the terms of their agreements. These agreements also provide for stock options under the 2002 Plan and for severance payments upon termination under circumstances defined in these agreements.

INCOME TAXES

         We are in an accumulated loss position for both financial and income tax reporting purposes. We have income tax loss carry forwards to offset future taxable income, if any, of approximately $79 million at December 31, 2003. These income tax loss carry forwards expire through 2023 and are subject to review and possible adjustment by the Internal Revenue Service. As the result of our bankruptcy restructuring in 2002 we believe the use of approximately $65 million of our tax loss carry forwards is limited to approximately $6 million per year. In addition, the occurrence of certain events, including significant changes in ownership interests, may limit the amount of net operating loss carry forwards available for use in any given year. A full valuation allowance has been recorded in the Consolidated Financial Statements to offset these carry forwards because their future realizability is uncertain.

TRANSACTIONS WITH RELATED PARTIES

         We have agreements with Northeast Utilities which were initially entered into in 1994 and 1995 and cover the provision of rights-of-way along electric utility towers and inside urban electric utility ducts. Pursuant to these agreements, we acquired indefeasible rights-of-use in fiber optic filaments along Northeast Utilities' rights-of-way and we pay Northeast Utilities mileage-based annual fees and a percentage of the gross revenues that we generate on the portion of our network located on Northeast Utilities' rights-of-way, as such gross revenues exceed predefined limits specified in the agreements with Northeast Utilities. To date, none of the limits has been exceeded. Northeast Utilities has waived a portion of our right-of-way fees on certain route segments through September 2004. Under the agreements, 12 fibers on designated route segments of our network in Northeast Utilities service territory are owned by and have been set aside for Northeast Utilities use. After June 30, 2005, Northeast Utilities may lease the 12 fibers to third parties and is free to use these fibers to compete with us. At December 31, 2003 and 2002, approximately $1.4 million and $1.8 million associated with the construction of the 12 fibers are included in prepaid rights-of-way fees in the consolidated balance sheet, respectively. In accordance with the adoption of fresh start reporting, we revalued the prepaid right-of-way fees at December 31, 2002 based upon an independent appraisal. Such fees are being recognized as a cost of revenues ratably over 5 years, the estimated remaining useful life.

         In connection with our restructuring, Mode 1, an affiliate of Northeast Utilities, agreed to purchase up to $3.5 million of common stock, at the market price on the date of purchase, to cover the payment of future amounts due to Northeast Utilities through December 31, 2004. During 2003, Mode 1 purchased approximately 236,000 shares of the Company's common stock for approximately $1.4 million and purchased approximately 342,000 shares of the Company's common stock in 2004 for approximately $2.1 million. In accordance with our agreement, we used the proceeds from such sales to pay certain 2003 and 2004 operating costs due to Northeast Utilities.

         We paid Northeast Utilities approximately $428,000, $26,000 and $1.4 million (proceeds from stock sale) in 2001, 2002 and 2003, respectively, and approximately $1.4 million was included in other long-term liabilities at December 31, 2002 and accrued expenses at December 31, 2003.

         We paid approximately $0.2 million to Central Maine Power, a related party prior to the effective date of our restructuring, for right-of-way fees for the year ended December 31, 2001. We also paid Central Maine Power and/or Union Water and Power, an affiliate of Central Maine Power, approximately $1.0 million for materials, labor and other contractor charges for the year ended December 31, 2001.

         We believe that the fees payable under the agreements with related parties are reasonable and are comparable to those which would have been negotiated on an arm's-length basis with an unaffiliated third party.

         We have employment agreements with two officers. These agreements provide for employment and related compensation and restrict the individuals from competing, as defined, with the company during the terms of their agreements. These agreements also provide for stock options under our 2002 Stock Option Plan and for severance payments upon termination under circumstances defined in these agreements.

RECENT ACCOUNTING PRONOUNCEMENTS

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances), because that instrument represents an obligation. Many of those instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, which are subject to the provisions for the first fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 did not have a material effect on our financial position, results of operations or cash flows.

         In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 requires that the criteria for consolidation be based upon analysis of risks and rewards, not control, and represents a significant and complex modification of previous accounting principles. FIN 46 is effective for consolidated financial statements issued after June 30, 2003. We do not believe the adoption of FIN 46 will have a material effect on our consolidated results of operations, financial position or cash flows.

         In December 2003, the Securities and Exchange Commission published Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB No. 104 was effective upon issuance and supersedes SAB No. 101, "Revenue Recognition in Financial Statements," and rescinds the accounting guidance contained in SAB No. 101 related to multiple-element revenue arrangements that was superseded by EITF Issue No. 00-21. The adoption of SAB No. 104 did not have a material effect on our financial position, results of operations, or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         At September 30, 2004, cash equivalents and short-term restricted investments consist of investments in money market accounts. We do not have operations subject to risks of foreign currency fluctuations, nor do we currently use derivative financial instruments in our operations or investment portfolio. We also do not have any indebtedness.

        SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND MORE THAN
                        FIVE PERCENT STOCKHOLDERS OF NEON


         The following table and the accompanying notes set forth certain information, as of December 1, 2004 (except as set forth below), concerning the beneficial ownership of NEON common stock and NEON convertible preferred stock by: (1) each person who is known by NEON to beneficially own more than five percent of NEON common stock and NEON convertible preferred stock, (2) each director of NEON, (3) each executive officer of NEON (except for two officers who resigned subsequent to December 1, 2004) and (4) all directors and executive officers as a group.



------------------------------------------------- --------------------- ------------------- --------------------- ------------------
                                                                                               SHARES OF NEON      PERCENT OF CLASS
                                                     SHARES OF NEON       PERCENT OF CLASS      CONVERTIBLE         OF CONVERTIBLE
NAME AND ADDRESS OF BENEFICIAL OWNER                COMMON STOCK (1)     OF COMMON STOCK    PREFERRED STOCK (1)    PREFERRED STOCK
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Citadel Investment Group LLC                            2,000,000              12.4%                     -                  -
131 South Dearborn St., 36th Floor
Chicago, IL 60603 (2)
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
LC Capital Master Fund Ltd.                             2,538,686              14.9%               171,476               15.6%
Lampe Conway & Co. LLC
730 Fifth Avenue, Ste. 1002
New York, NY 10019 (3)
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Loeb Partners Corp.                                     2,456,326              15.0%                44,444                4.0%
61 Broadway
New York, NY 10006 (4)
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Greywolf Capital Management LP                            857,955               5.3%                     -                  -
411 West Putnam Avenue
Greenwich, CT 06830 (5)
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
MacKay Shields LLC                                      7,524,804              40.0%               538,220               48.8%
9 W 57th Street, 73rd FL
New York, NY 10019 (6)
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Mode 1 Communications, Inc.                             2,136,550              13.2%                     -                  -
c/o Northeast Utilities Service Co.
107 Selden Street
Berlin, CT 06037 (7)
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
The Singer Trusts                                       2,038,998              11.6%               303,044               27.5%
560 Sylvan Avenue
Englewood Cliffs, NJ 07632 (8)
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
JGD Management Corp.                                      904,333               5.6%                     -                  -
390 Park Ave., 15th Floor
New York, New York 10022 (9)
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Stephen E. Courter (10)                                   450,000               2.7%                     -                  -
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Kurt J. Van Wagenen (11)                                  275,000               1.7%                     -                  -
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Peter D. Aquino (12)                                      169,954               1.0%                     -                  -
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Wayne Barr, Jr. (13)                                      169,954               1.0%                     -                  -
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Jose A. Cecin, Jr. (14)                                     2,407                 *                      -                  -
------------------------------------------------- --------------------- ------------------- --------------------- ------------------

John H. Forsgren (15)                                       1,617                 *                      -                  -
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Robert M. Grubin (16)                                   2,456,326              15.0%                44,444                4.0%
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
Steven G. Lampe (17)                                    2,538,686              14.9%               171,476               15.6%
------------------------------------------------- --------------------- ------------------- --------------------- ------------------
NEON directors and executive officers as a group        6,063,944              33.2%               215,920               19.6%
------------------------------------------------- --------------------- ------------------- --------------------- ------------------


(*) Less than 1%.

                                                                153

      (1) The information regarding beneficial ownership of NEON common stock and NEON convertible preferred stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares as to which such person, directly or indirectly, has or shares voting power or investment power and also any shares of our common stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from NEON within 60 days. For purposes of calculating the beneficial ownership percentages set forth above, the total number of shares of our common stock deemed to be outstanding as of December 1, 2004 was 16,117,799. As used in this joint proxy statement/prospectus, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as being beneficially owned by such stockholder.

      (2) According to information provided to NEON, Citadel Limited Partnership is the portfolio manager for each of Citadel Equity Fund Ltd. and Citadel Credit Trading Ltd. Citadel Equity Fund Ltd. owns 1,400,000 shares of NEON common stock and Citadel Credit Trading Ltd. owns 600,000 shares of NEON common stock. Citadel Investment Group, L.L.C. acts as the general partner of Citadel Limited Partnership.

      (3) LC Capital Master Fund Ltd. directly beneficially owns 1,673,543 shares of NEON common stock and 857,689 Class A warrants and 171,476 shares of NEON convertible preferred stock. LC Capital also indirectly beneficially owns 7,454 shares of NEON common stock pursuant to stock options granted to Mr. Lampe, an affiliate of LC Capital, that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger.

      (4) Loeb Partners Corp. directly beneficially owns 2,226,570 shares of NEON common stock and 222,302 Class A warrants and 44,444 shares of NEON convertible preferred stock. Loeb Partners also indirectly beneficially owns 7,454 shares of NEON common stock pursuant to stock options granted to Mr. Grubin, an affiliate of Loeb Partners Corp., that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger.

      (5) Greywolf Capital Management LP indirectly beneficially owns 857,955 shares of NEON common stock through Greywolf Capital Partners II LP and Greywolf Capital Overseas Fund.

      (6) This information is as of November 19, 2004 and based on information provided to NEON by MacKay Shields LLC, the pecuniary interests in these shares are held by a number of clients for whom MacKay Shields LLC is the discretionary investment advisor or subadvisor. MacKay Shields LLC has voting and investment control over these shares and, accordingly, is deemed to beneficially own these shares. These beneficially owned securities include 4,832,750 shares of NEON common stock, 2,692,054 Class A warrants and 538,220 shares of NEON convertible preferred stock.

      (7) Mode 1 Communications, Inc. directly, and NU Enterprises, Inc. and Northeast Utilities, Inc. indirectly, beneficially own 2,129,096 shares of NEON common stock. Mode 1 also indirectly beneficially owns 7,454 shares of NEON common stock pursuant to stock options granted to Mr. Forsgren, and subsequently assigned to Northeast Utilities, the parent of Mode 1 Communications, that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger.

      (8) The Singer Trusts indirectly beneficially own 523,230 shares of NEON common stock through the Singer Children's Management Trust as record holder, 1,296,560 Class A warrants through the Singer Children's Management Trust as record holder, 219,208 Class A warrants through the Second Gary & Karen Singer Children's Trust as record holder, 259,218 shares of NEON convertible preferred stock through the Singer Children's Management Trust as record holder and 43,826 shares of NEON convertible preferred stock through the Second Gary & Karen Singer Children's Trust as record holder.

      (9) According to information provided to NEON, JGD Management Corp. indirectly owns 820,333 shares of NEON common stock through York Credit Opportunities Fund, L.P. and 84,000 shares of NEON common stock through York Global Value Partners, L.P.

      (10) Mr. Courter, an officer and director of NEON, directly beneficially owns these shares pursuant to stock options that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger.

      (11) Mr. Van Wagenen, an officer of NEON, directly beneficially owns these shares pursuant to stock options that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger.

      (12) Mr. Aquino, a director of NEON, directly beneficially owns 7,454 shares of NEON common stock pursuant to stock options that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger. Additionally, as of December 31, 2004 he indirectly beneficially owns 162,500 CTA warrants that are directly beneficially owned by PDA Group, LLC, of which Mr. Aquino is an executive officer.

      (13) Mr. Barr, a director of NEON, directly beneficially owns 7,454 shares of NEON common stock pursuant to stock options that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger. Additionally, he indirectly beneficially owns 162,500 CTA warrants that are directly beneficially owned by Rita Barr, Mr. Barr's spouse.

      (14) Mr. Cecin, a director of NEON, directly beneficially owns these shares pursuant to stock options that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger.

      (15) Mr. Forsgren, a director of NEON, served as vice chairman, executive vice president and chief financial officer of Northeast Utilities, the parent of Mode 1, and various subsidiaries from 1996 until his resignation, effective January 1, 2005. As of January 1, 2005, Mr. Forsgren directly beneficially owns 1,617 shares of NEON stock.

      (16) Mr. Grubin is affiliated with Loeb Partners, which directly beneficially owns 2,226,570 shares of NEON common stock, 222,302 Class A warrants, and 44,444 shares of NEON convertible preferred stock. Mr. Grubin directly beneficially owns 7,454 options for NEON common stock that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger. Mr. Grubin has voting and investment control over these shares and, consequently, is deemed to beneficially own these shares.

      (17) Mr. Lampe is affiliated with LC Capital Master Fund Ltd., which directly beneficially owns 1,673,543 shares of NEON common stock, 857,689 Class A warrants and 171,476 shares of NEON convertible preferred stock. Mr. Lampe directly beneficially owns 7,454 options for NEON common stock that will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger. Mr. Lampe has voting and investment control over these shares and, consequently, is deemed to beneficially own these shares.

                        MANAGEMENT OF GLOBIX AFTER MERGER


         Set forth below is the name, age as of January 11, 2005, and a brief account of the business experience of each person who will be a director of Globix after the merger.

                   Name                     Age                         Position
                   ----                     ---                         --------
         Peter K. Stevenson                 44        President, Chief Executive Officer and Director
         Peter L. Herzig                    41        Vice Chairman of the Board of Directors
         Steven Lampe                       45        Director
         Steven G. Singer                   43        Chairman of the Board of Directors
         Raymond L. Steele                  69        Director
         Wayne Barr, Jr. (1)                40        Director
         Jose A. Cecin, Jr. (1)             41        Director
         Stephen E. Courter (1)             50        President and Chief Executive Officer of NEON,
                                                      and Director
         John Forsgren (1)                  58        Director


(1) Such person is currently an officer or director of NEON and will assume the stated position with Globix upon the effectiveness of the merger.

OUR BOARD OF DIRECTORS

         Effective upon the merger, the number of directors on our board of directors will be nine. Our directors are elected at each annual stockholders' meeting, and serve until the next annual stockholders' meeting or the election and qualification of their respective successors. Four of the current members of our board of directors (Messrs. Stevenson, Herzig, Singer and Lampe) were selected in accordance with the terms of the plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code approved April 8, 2002 to serve as the directors of Globix following the effective date of the plan. Mr. Steele was appointed to our board of directors in June 2003. Messrs. Barr, Cecin, Courter and Forsgren are being appointed to our board of directors in accordance with the terms of the merger agreement.

         Peter S. Brodsky and Steven Van Dyke, who are currently members of our board of directors, are expected to resign in connection with the closing of the merger.

         Peter K. Stevenson joined Globix as president and chief executive officer in April 2002 and also serves as a member of our board of directors. Mr. Stevenson has over 20 years of experience in the communications industry. Prior to joining Globix, Mr. Stevenson was a senior consultant to Communication Technology Advisors LLC, from January 2002 through April 2002, a restructuring boutique focusing on distressed telecommunications companies through the provision of strategic planning advice, restructuring assistance and overall business advice. CTA currently provides Globix with a wide array of business advisory services. Mr. Stevenson is a founder of Net One Group, Inc., a northern Virginia based telecom investment and management company focused on developing and operating next generation broadband services networks. From January 2001 to January 2002, Mr. Stevenson served as a strategic advisor to the board of directors of Net Uno, one of the largest cable television, CLEC and ISP carriers in Venezuela. From January 1998 to December 2000, Mr. Stevenson was a corporate officer of Net Uno and president and chief operating officer of Net Uno's Data and Telephone Group. From February 1996 to June 1998, Mr. Stevenson was partner in, and vice president for, Wave International, an international telecommunications investment and management firm focused on developing companies in international markets. Mr. Stevenson graduated with a Bachelor of Science degree from Saint Francis University in Loretto, Pennsylvania.

         Peter L. Herzig has served as vice chairman of our board of directors since May 2002. From August 2001 through April 2002, Mr. Herzig served as our chief executive officer. Mr. Herzig joined Globix in October 2000, served as chief operating officer from March 2001 through August 2001 and served as senior vice president and chief operating officer-Application Services Group from October 2000 through March 2001. Prior to joining Globix, Mr. Herzig served as executive vice president and chief financial officer at iWon.com from March 2000 to October 2000, where his responsibilities included managing iWon's relationship with Globix. Prior to joining iWon.com, Mr. Herzig was a senior managing director and head of global capital markets services for Bear, Stearns & Co. Inc. from February 1998 through March 2000, where he provided strategic capital-structure advisory services to a broad spectrum of domestic and international clients, including many new media technology companies experiencing growth with the expansion of the Internet. Prior to Bear Stearns, Mr. Herzig worked at Goldman Sachs & Co. from July 1989 through February 1998. Mr. Herzig has a Bachelor of Arts degree from Dartmouth College and a Masters in Business Administration degree from Columbia University.

         Steven Lampe has been a director of Globix since April 2002. Mr. Lampe is a managing member of Lampe, Conway & Co. LLC, an investment management company which he co-founded in June 1999. Prior to his work at Lampe, Conway, Mr. Lampe managed Lone Star Securities Fund, a distressed investment fund, from June 1997 through June 1999. Prior to his employment with Lone Star, Mr. Lampe worked at Smith Management, a private investment company, from February 1988 through June 1997. Mr. Lampe has a Bachelor of Arts degree from Middlebury College and a Masters in Business Administration degree from Harvard University.


         Steven G. Singer has been a director of Globix since April 2002. Effective December 15, 2002, Mr. Singer became chairman of our board of directors. Mr. Singer is the chairman and chief executive officer of American Banknote Corporation, a publicly-traded corporation and 200 year-old global security printer of documents of inherent value, including currency, passports, credit cards, stock and bond certificates, and related products and services. On January 19, 2004 American Banknote Corporation filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. Mr. Singer also serves as the non-executive chairman of the board of Motient Corporation, a publicly traded corporation, and as the Chapter 7 Trustee of American Pad & Paper Company. From 1993 through November 2000, Mr. Singer was the executive vice president and chief operating officer of Romulus Holdings, Inc., a family-owned investment vehicle, and, from 1994 through the present, has served as the chairman of Pure 1 Systems, a manufacturer and distributor of water treatment products. Mr. Singer has a Bachelor of Arts degree, summa cum laude, from the University of Pennsylvania and a Juris Doctor degree from the Harvard Law School.


         Raymond L. Steele has been a director of Globix since June 2003. Mr. Steele is a retired businessman. In addition to our company, Mr. Steele is a member of the board of directors of Dualstar Technologies Corporation and American Banknote Corporation. From August 1997 until October 2000, Mr. Steele served as a board member of Video Services Corp. Prior to his retirement, Mr. Steele held various senior positions such as executive vice president of Pacholder Associates, Inc. (from August 1990 until September 1993), executive advisor at the Nickert Group (from 1989 through 1990), and vice president, trust officer and chief investment officer of the Provident Bank (from 1984 through 1988).

         Stephen E. Courter, NEON's chairman of the board of directors, president and chief executive officer, joined NEON in December 2000 in his current position. Mr. Courter held his current position with NEON when the company filed for bankruptcy in June, 2002. Prior to joining NEON, Mr. Courter was managing director and chief executive officer of Energis N.V., a facilities-based network service provider in Holland from June 1998 to December 2000. From December, 1995 to June, 1998, Mr. Courter was vice president of finance and assistant general manager of GlobalOne, a joint venture between Sprint, Deutsche Telecom and France Telecom. Prior to joining GlobalOne, from August, 1987 to November, 1995, he served in various positions of increasing responsibility at Sprint International. Earlier in his career, Mr. Courter worked for IBM Corporation and KPMG Peat Marwick LLP.

         John H. Forsgren has served as one of NEON's directors since May 1998 and as NEON's interim chief executive officer from August 2000 to December 2000. Mr. Forsgren served as vice chairman, executive vice president and chief financial officer of Northeast Utilities and various subsidiaries from 1996 to January 1, 2005. From December 1994 to July 1996, he served as a managing director of Chase Manhattan Bank.


         Wayne Barr, Jr. is a founding member and Senior Managing Director of Capital & Technology Advisors LLC and Communication Technology Advisors LLC, financial and operational restructuring firms with offices in Albany, New York and Reston, Virginia. Mr. Barr is also a founding member of TechOne Capital Group LLC, a private investment firm based in Albany, New York. Prior to starting these firms, Mr. Barr was the Associate General Counsel of CAI Wireless Systems, Inc., a wireless spectrum company located in Albany, New York, which was sold to MCI WorldCom in 1999. Mr. Barr began his career as an attorney in private practice in New York City and in Albany. He received his J.D., degree from Albany Law School of Union University and is a member of the New York State Bar. Mr. Barr has served as a member of the board of directors of NEON since December 2002 and is a member of the board of directors of Evident Technologies, Inc. and a member of the Board of Trustees of the New York Racing Association, Inc.

         Jose A. Cecin, Jr. is a Managing Director of the Windsor Group, a leading middle-market investment bank, and directs the firm's telecommunications practice. He is also active in the firm's defense and aerospace practice. Mr. Cecin has over eighteen years of management experience and has had a strong focus on telecommunications, financing and corporate development over the last thirteen years. Prior to joining the Windsor Group, Mr. Cecin was one of two founders of Cambrian Communications, a telecommunications service provider, where he served as chief operating officer and a director. Prior to founding Cambrian in 1999, Mr. Cecin was on the founding team of Wave International, a telecommunications management company focused on infrastructure opportunities in developing markets. Prior to Wave International, Mr. Cecin served as Managing Director of Corporate Development at Bell Atlantic Corporation (now Verizon). Mr. Cecin has served on the board of directors and board of advisors of several private companies. Mr. Cecin earned a BS degree in Electrical Engineering from the United States Military Academy at West Point and an MBA from Stanford University.

GLOBIX DIRECTORS' COMPENSATION

         Under our compensation program for directors, our directors are entitled to receive:

         o $2,000 per month for directors and $4,000 per month for the Chairman;

         o an additional $250 per month for service on the Compensation Committee of our board of directors (or $500 per month for the Chairman of the Compensation Committee);

         o an additional $500 per month for service on the Audit Committee of our board of directors (or $1,000 per month for the Chairman of the Audit Committee); and

         o an additional $1,000 for each board of directors or committee meeting in excess of four per year.

NEON DIRECTORS' COMPENSATION

         Of the current NEON directors, Messrs. Barr, Cecin, Courter and Forsgren are expected to become directors of Globix upon the effective date of the merger.

         Under the NEON directors' compensation program, NEON's nonemployee directors are compensated $20,000 per year, which payments are payable at the option of NEON in cash or with options to purchase NEON common stock. NEON's only employee director, Mr. Courter, is not compensated for such director services.

OTHER EXECUTIVE OFFICERS


                  Name                Age                         Position
                  ----                ---                         --------
         Robert M. Dennerlein          45      Vice President and Chief Financial Officer
         H. Jameson Holcombe           42      Senior Vice President, Operations, Chief Technology
                                               Officer and Secretary
         John D. McCarthy              40      Senior Vice President, Business Development and U.S.
                                               Sales and Marketing
         Philip J. Cheek               39      Managing and Finance Director of Globix U.K. Ltd.
         James C. Schroeder            57      Vice President and General Counsel


         Robert M. Dennerlein joined Globix in January 2003 as vice president and corporate controller and became our chief financial officer on May 12, 2003. Prior to joining Globix, from August 2001 until January 2003, Mr. Dennerlein served as vice president and controller for OpNext, a global optical components joint venture created by a spinoff from Hitachi and a venture capital investment by Clarity Partners. From July 1999 until August 2001, Mr. Dennerlein served as the director of accounting and external reporting for Agere Systems (formerly the Microelectronics division of Lucent Technologies). From June 1992 until July 1999, Mr. Dennerlein held various management positions at International Specialty Products, a global specialty chemicals manufacturer. He served as senior director, ISP Financial Services from July 1997 until July 1999 and prior to that controller, ISP International Operations from May 1995 until July 1997. Mr. Dennerlein is a Certified Public Accountant and received a Masters in International Business degree from Seton Hall University. He also holds a Bachelor of Science in Accounting from Seton Hall University.

         H. Jameson Holcombe joined Globix in July 2002 as senior vice president of operations, a position he continues to hold. In April, 2003 he became our corporate secretary and on August 11, 2003 he became our chief technology officer. Prior to joining Globix, Mr. Holcombe served as chief information officer of Cambrian Communications from February 2000 through July 2002. From August 1997 to January 2000, Mr. Holcombe served as a senior principal consultant at C-Change, Inc. in San Rafael CA, leading project teams to deliver e-commerce initiatives for entertainment, telecommunications and financial services clients. Mr. Holcombe received a Masters degree in Computer Science from George Washington University in Washington, D.C. and a Masters in Business Administration degree from Chaminade University in Honolulu. Mr. Holcombe received his undergraduate degree from the United States Military Academy at West Point.

         John D. McCarthy has served as senior vice president, business development since September 2002 and as senior vice president of US sales and marketing since October 2003. Prior to that, he served as acting chief financial officer from March 2002 through September 2002. Mr. McCarthy also resumed the duties of acting chief financial officer from November 2002 to May 2003. Mr. McCarthy served as vice president of financial planning and analysis from August 2001 through March 2002 and as managing director for the Application Services Group from the time he joined Globix in March 2001 through August 2001. Prior to joining Globix, Mr. McCarthy served as vice president, finance for LC39 Venture Group LLC, a New York based technology incubator and venture capital fund, from April 2000 to March 2001. From November 1998 through April 2000, he held management positions with an e-commerce startup and acted as a consultant to several entrepreneurial ventures. From 1996 to 1998, Mr. McCarthy was vice president, director of business affairs with divisions of Young & Rubicam. Mr. McCarthy received a Masters in Business Administration degree from The Wharton School of Business of the University of Pennsylvania and a Masters degree in International Studies from Wharton's Lauder Institute. Mr. McCarthy received his undergraduate degree from Connecticut College.

         Philip J. Cheek joined our United Kingdom subsidiary, Globix Ltd., in July 2000 as European finance director. Mr. Cheek was subsequently appointed to the additional position of managing director of Globix Ltd. on July 12, 2001. He currently serves on the Globix Ltd. United Kingdom board of directors. Prior to his joining Globix Ltd., Mr. Cheek served in various financial positions with Fritz Companies, an international freight company (now part of UPS) from April 1996 through July 2000. Mr. Cheek graduated as a qualified ACCA in 1992 with a professional training practice at Maxwells Chartered Accountants.

         James C. Schroeder joined Globix in February 2000 as Deputy General Counsel. In December 2003 he was promoted to General Counsel and is responsible for overseeing all of Globix's legal activities including real estate and sales contracts. Prior to joining Globix, Mr. Schroeder was in private practice. Earlier in his career Mr. Schroeder served as in-house counsel for Philips Electronics NA and McKesson, Inc. Mr. Schroeder holds a BA from the University of Southern California. He received his JD from Pepperdine University and his LLM from New York University.

GLOBIX AND NEON EXECUTIVE COMPENSATION

         GLOBIX SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth the total compensation for the fiscal years ended September 30, 2004, September 30, 2003 and September 30, 2002 for Globix's Chief Executive Officer, Globix's four other most highly compensated executive officers during the fiscal year ended September 30, 2004 who held office as of September 30, 2004.

                                           ANNUAL COMPENSATION
                                           -------------------

                                                                                 SECURITIES
                                                                 OTHER ANNUAL    UNDERLYING
                                         SALARY        BONUS     COMPENSATION     OPTIONS/      ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR       ($)         ($)(2)         ($)           SARS (#)   COMPENSATION
----------------------------- -------  -----------  -----------  -------------  ------------   ------------
Peter K. Stevenson(1)           2004      308,000    284,250           ---            ---            ---

  PRESIDENT AND CHIEF           2003      284,684    150,000        79,105(4)     548,667(3)         ---

  EXECUTIVE OFFICER             2002      127,333     75,000        50,000(5)         ---          1,459(6)

Robert M. Dennerlein(7)         2004      176,250     69,050           ---            ---            ---
  CHIEF FINANCIAL OFFICER       2003      108,077     42,916           ---        100,000            ---

H. Jameson Holcombe(8)          2004      185,000     65,807           ---            ---            ---
  SENIOR VICE PRESIDENT         2003      170,000     53,125        79,623(9)     106,582            ---
  OF OPERATIONS, CORPORATE      2002       34,375        ---        27,621(10)        ---            ---
  SECRETARY AND CHIEF
  TECHNOLOGY OFFICER

John D. McCarthy(11)            2004      190,000     70,807           ---            ---            ---
  SENIOR VICE PRESIDENT,        2003      190,000     62,938           ---        146,316            ---
  CORPORATE DEVELOPMENT         2002      190,000     27,000           ---        100,000(12)        ---

Philip J. Cheek(13)             2004      197,134     25,287         3,584(14)        ---         19,893(15)
  MANAGING AND FINANCE          2003      178,333     41,625         3,213(16)     30,000         17,833(15)
  DIRECTOR, GLOBIX U.K. LTD.    2002      119,662     18,097         2,955(17)        ---         11,966(15)


(1) Mr. Stevenson became our President and Chief Executive Officer on April 15, 2002.

(2) Amounts shown include a special one-time bonus paid in March 2004 occasioned by the successful completion of the sale of the property at 415 Greenwich Street in New York, New York in the amount of $168,750 for Mr. Stevenson, $13,000 for Messrs. Dennerlien and Holcombe and $18,000 for Mr. McCarthy.

(3) Pursuant to Mr. Stevenson's employment agreement dated as of April 15, 2002, we agreed to grant to Mr. Stevenson options to acquire 548,667 shares of our common stock, which options were granted to Mr. Stevenson on March 14, 2003 pursuant to our 2003 Stock Option Plan.

(4) Represents the amount that we reimbursed Mr. Stevenson for his housing and travel costs in the fiscal year ended September 30, 2003, including amounts reimbursed for taxes associated with these payments, as his permanent residence is located outside of the New York area.

(5) Represents the amount that we reimbursed Mr. Stevenson for his housing and travel costs in the fiscal year ended September 30, 2002, as his permanent residence is located outside of the New York area.

(6) Represents the amount of premiums for life insurance benefits for Mr. Stevenson paid by Globix in the five month period ended September 30, 2002.

(7) Mr. Dennerlein became our Chief Financial Officer on May 12, 2003. He joined Globix in January 2003.

(8) Mr. Holcombe joined Globix in July 2002 as Senior Vice President of Operations. He became our Corporate Secretary in April 2003 and our Chief Technology Officer on August 11, 2003.

(9) Represents the amount that we reimbursed Mr. Holcombe for his housing and travel costs in the fiscal year ended September 30, 2003, including amounts reimbursed for taxes associated with these payments, as his permanent residence is located outside of the New York area.

(10) Represents the amount that we reimbursed Mr. Holcombe for his housing and travel costs in the fiscal year ended September 30, 2002, as his permanent residence is located outside of the New York area.

(11) Mr. McCarthy has served as our Senior Vice President, Corporate Development since September 2002. He joined Globix on March 5, 2001.

(12) These options were granted prior to the effective date of our plan of reorganization and were cancelled on the effective date of the plan of reorganization.

(13) Mr. Cheek joined our U.K. subsidiary, Globix Ltd., in July 2000. He was appointed Managing and Finance Director of Globix Ltd. on July 12, 2001.

(14) Represents the amount that we reimbursed Mr. Cheek for his travel costs in the fiscal year ended September 30, 2004, as his permanent residence is located outside of the London area.

(15) Represents the amount contributed by Globix Ltd. to its profit sharing plan.

(16) Represents the amount that we reimbursed Mr. Cheek for his travel costs in the fiscal year ended September 30, 2003, as his permanent residence is located outside of the London area.

(17) Represents the amount that we reimbursed Mr. Cheek for his travel costs in the fiscal year ended September 30, 2002, as his permanent residence is located outside of the London area.

         NEON SUMMARY COMPENSATION TABLE


         The following table sets forth compensation information for Stephen E. Courter, currently the chief executive officer of NEON, for the fiscal years ended December 31, 2002, 2003 and 2004. Mr. Courter is expected to serve as a consultant to NEON following the merger.


                                          ANNUAL COMPENSATION
                                          -------------------
-------------------------------------------------------------------------------------------------------
                                                                             SECURITIES
                                                               OTHER ANNUAL  UNDERLYING
                                         SALARY       BONUS    COMPENSATION    OPTIONS/     ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR       ($)          ($)        ($)         SARS (#)    COMPENSATION
----------------------------- ------- ------------- ---------- ------------  ------------  ------------
Stephen E. Courter (1)          2004    275,000           --      21,250           --             --
  PRESIDENT, CHIEF              2003    268,750(2)   137,500       5,645      450,000(4)          --
  EXECUTIVE OFFICER AND         2002    244,712(3)        --       7,719           --             --
   CHAIRMAN OF THE BOARD
----------------------------- ------- ------------- ---------- ------------  ------------  ------------

--------------------------------------------------------------------------------
(1) Mr. Courter became NEON's President, Chief Executive Officer and Chairman of the Board in December 2000.

(2) Mr. Courter's employment agreement dated February 13, 2003 provides that his base compensation would be $275,000 for fiscal year 2003 but Mr. Courter earned and was paid $268,750.

(3) Mr. Courter's base salary was $250,000 for fiscal years 2001 and 2002. However, Mr. Courter voluntarily reduced his base salary from the middle of 2001 through the beginning of 2002 by 10% due to NEON's financial condition at the time.

(4) Pursuant to Mr. Courter's employment agreement dated February 13, 2003, NEON agreed to grant to Mr. Courter options to acquire 450,000 shares of NEON common stock at an exercise price of $5.30 per share, which options were granted to Mr. Courter on March 7, 2003. These options expire March 7, 2013.

         NEON OPTION/SAR GRANTS IN LAST FISCAL YEAR

         No options were granted to Mr. Courter in fiscal year 2004.

         GLOBIX AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL AND FISCAL YEAR-END OPTION VALUES

         The following table presents information concerning options granted to the officers included in the Summary Compensation Table during the fiscal year ended September 30, 2004.

                                     VALUE
                         NUMBER OF   REALIZED                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                         SHARES      (MARKET PRICE                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/SARs AT
                         ACQUIRED    AT EXERCISE                       OPTIONS AT FISCAL YEAR END     FISCAL YEAR END(1)
                         ON          LESS EXERCISE    EXERCISE PRICE   ----------------------------   ----------------------------
NAME                     EXERCISE    PRICE)           ($/SHARE)        EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----------------------   ---------   -------------    --------------   ------------   -------------   ------------   -------------
Peter K. Stevenson          ---           ---              3.04         548,667              ---        $115,220       $    ---
Robert M. Dennerlein        ---           ---              3.04          50,000           50,000          10,500         10,500
H. Jameson Holcombe         ---           ---              3.04          53,291           53,291          11,191         11,191
John D. McCarthy            ---           ---              3.04          73,158           73,158          15,363         15,363
Philip J. Cheek             ---           ---              3.04          15,000           15,000           3,150          3,150

(1) Based on a sales price of $3.25 per share of our common stock on the OTC Bulletin Board on September 30, 2004.

            NEON AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table presents information concerning options exercised by Mr. Courter during the fiscal year ended December 31, 2004.

                                     VALUE
                         NUMBER OF   REALIZED         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                         SHARES      (MARKET PRICE    UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/SARs AT
                         ACQUIRED    AT EXERCISE      OPTIONS AT FISCAL YEAR END(1)   FISCAL YEAR END(2)
                         ON          LESS EXERCISE    -----------------------------   ----------------------------
NAME                     EXERCISE    PRICE)           EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------   ---------   -------------    ------------   --------------   ------------   -------------
Stephen E. Courter          ---           ---           191,586         258,414         $145,605       $196,395

--------------------------------------------------------------------------------

(1) All of Mr. Courter's stock options will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger.

(2) Based on the fair market value of $6.06 per share of NEON common stock as of April 28, 2004, the closest date on which the fair market value of the NEON common stock was determined. All of Mr. Courter's stock options will accelerate, become fully vested and exercisable immediately prior to a change of control of NEON, including a transaction such as the merger.

EMPLOYMENT AGREEMENTS

         PETER K. STEVENSON. Effective April 15, 2002, we entered into an employment agreement with Peter K. Stevenson for his services as our President and Chief Executive Officer. The original term of the agreement extended until July 31, 2003. As of August 1, 2003, the agreement was amended to extend the term until July 31, 2004, subject to extension for successive six month periods with the mutual consent of Globix and Mr. Stevenson, and to make certain other changes in Mr. Stevenson's compensation and severance arrangements. Under the amended agreement, Mr. Stevenson's base salary is $308,000 per year. Mr. Stevenson is also eligible for an annual bonus in an amount up to 50 percent of his base salary, payable at the discretion of the Compensation Committee, if he achieves the targets (objective and subjective) established by the Compensation Committee. In addition, under the terms of Mr. Stevenson's employment agreement we agreed to grant to Mr. Stevenson options to acquire 548,667 shares of our common stock, or 3 percent of the outstanding shares of our common stock on a fully diluted basis. One hundred percent of these options have vested.

         Mr. Stevenson's employment agreement provides that in the event that we terminate his employment with Globix for any reason other than cause, or if Mr. Stevenson terminates his employment with our Company for good reason, then Mr. Stevenson is entitled to twelve months' salary.

         H. JAMESON HOLCOMBE. On July 15, 2002, we entered into an agreement with H. Jameson Holcombe outlining the terms of Mr. Holcombe's employment as our Vice President, Operations. Mr. Holcombe's base salary is $165,000 per year, which will be increased no less frequently than once per year in accordance with our policies. Mr. Holcombe is also eligible to receive a bonus of 30 percent of his base salary, which is contingent upon our Company meeting certain performance targets mutually agreed upon by Globix and Mr. Holcombe. Further, we are required to reimburse Mr. Holcombe for his travel each week to New York and his reasonable living expenses while in New York. Our agreement with Mr. Holcombe also provides that he is eligible to receive stock options under our 2003 Stock Option Plan. We are entitled to terminate Mr. Holcombe's employment at any time.

         STEPHEN E. COURTER. Effective February 13, 2003, NEON entered into an employment agreement with Stephen E. Courter for his services as NEON's President, Chief Executive Officer and Chairman of the board of directors. The original term of the employment agreement was extended until December 31, 2003 and provided for the agreement to be automatically extended for successive twelve-month periods, subject to early termination. Under the agreement, Mr. Courter's initial base salary is $275,000 per year and will be reviewed and determined annually by NEON's compensation committee of the board of directors. Mr. Courter is also eligible for an annual bonus initially at 50 percent of his base salary, payable in accordance with NEON's compensation program established and administered by NEON's board of directors. In addition, under the terms of Mr. Courter's employment agreement NEON agreed to grant to Mr. Courter options to acquire 450,000 shares of NEON common stock.

         Mr. Courter's employment agreement provides that in the event that NEON terminates his employment with NEON for any reason (other than for cause, as defined in the employment agreement), then Mr. Courter is entitled to twelve months' salary and incentive compensation at the then current compensation rate and twelve months' benefit continuation at the then current level. Additionally, all unvested stock options to purchase NEON common stock will accelerate, become fully vested and exercisable. Upon a change of control of NEON, including a transaction such as the merger, all unvested stock options will become fully vested and exercisable immediately prior to the change of control event.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Singer, the Chairman of Globix's board of directors and a member of the compensation committee of the board of directors, was paid a success fee by Globix in the amount of $169,000 in connection with sale by Globix of the property located at 415 Greenwich Street, New York, New York in January 2004.

              GLOBIX CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 2002, Globix paid Peter L. Herzig a lump sum of $250,000 in connection with his resignation as Chief Executive Officer of Globix.

         In January 2004, Globix paid Steven Singer, the Chairman of Globix's board of directors and a member of the compensation committee of the board of directors, a success fee in the amount of $169,000 in connection with sale by Globix of the property located at 415 Greenwich Street, New York, New York. Mr. Stevenson, Globix's president and chief executive officer, was also paid a success fee in the amount of $169,000 by Globix in connection with the sale of the property. Globix paid similar success fees in lesser amounts to certain other executive officers in connection with the sale of the property.

         CTA provides consulting and business development services to NEON. Additionally, CTA agreed to present merger and acquisition advice and opportunities to NEON for a success fee which CTA has agreed to waive in relation to the merger. NEON has issued to certain current and former affiliates of CTA and certain of such affiliates' designees warrants exercisable for 300,000 shares of NEON common stock at $6.06 per share through October 23, 2008 and warrants exercisable for 350,000 shares of NEON common stock at $5.30 per share through December 3, 2007, as payment for its consulting and business development services. CTA purchased the warrants exercisable for 350,000 shares of NEON common stock for $25,000. One of CTA's employees, Wayne Barr, Jr., serves on NEON's board of directors. Mr. Barr will also serve on Globix's board of directors after consummation of the merger. A current director of NEON, Mr. Aquino, was affiliated with CTA at the time NEON's board of directors approved the merger.

         CTA provides similar consulting and business development services to Globix. Under a letter agreement between Globix and CTA, CTA is entitled to a success fee if Globix consummates a sale, merger or a similar transaction with CTA's assistance. CTA has agreed to waive this fee in relation to the merger. Certain affiliates of CTA, including Mr. Barr, hold warrants exercisable for 500,000 shares of Globix common stock at $3.00 per share through March 13, 2013, which were purchased for $25,000.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                         OF GLOBIX FOLLOWING THE MERGER


The following table sets forth certain information, assuming the consummation of the merger on December 31, 2004, regarding the beneficial ownership of Globix common stock and Globix convertible preferred stock by: (i) each person who is known by Globix to own beneficially more than 5% of the outstanding shares of Globix common stock or Globix convertible preferred stock following the merger;
(ii) each director of Globix following the merger; (iii) each officer of Globix named in the Summary Compensation Table; and (iv) all of the directors and executive officers of Globix as a group following the merger.

Except as noted below, the address of each person listed on the table is c/o Globix Corporation, 139 Centre Street, New York, New York 10013.

----------------------------------------- ---------------------------------- ------------------------------- ---------------
           NAME AND ADDRESS                           COMMON STOCK                    PREFERRED STOCK
         OF BENEFICIAL OWNER                       BENEFICIALLY OWNED                BENEFICIALLY OWNED
----------------------------------------- ---------------------------------- -------------------------------
                                                                                                              PERCENTAGE OF
                                                                                                                 VOTING
                                                                                                                SECURITIES
                                                                                                              BENEFICIALLY
                                                NUMBER        PERCENTAGE(1)      NUMBER       PERCENTAGE(2)      OWNED(3)
----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
MacKay Shields LLC(4)(5)                     13,456,930          27.70%        1,420,721        48.85%           28.90%
c/o MacKay Shields Financial Corp.
9 West 57th Street
New York, NY 10019

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Citadel Investment Group LLC(6)               2,549,600           5.25             -               -              4.95
131 Dearborn St., 36th Floor
Chicago, IL 60604

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
LC Capital Master Fund Ltd.(7) (8)            4,910,679          10.11          452,639          15.56           10.41
Lampe Conway & Co. LLC
730 Fifth Avenue, Ste. 1002
New York, NY 10019

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Loeb Partners Corp. (9)                       3,547,995           7.30          117,317          4.03             7.12
61 Broadway
New York, NY 10006

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Mode 1 Communications, Inc.(10)               2,723,674           5.61             -               -              5.29
c/o Northeast Utilities Service Co.
107 Selden Street
Berlin, CT 06037

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
JGD Management Corp. (11)                     2,980,577           6.14             -               -              5.79
350 Park Avenue
New York, NY 10022
----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------


                                                          169



----------------------------------------- ---------------------------------- ------------------------------- ---------------
           NAME AND ADDRESS                           COMMON STOCK                    PREFERRED STOCK
         OF BENEFICIAL OWNER                       BENEFICIALLY OWNED                BENEFICIALLY OWNED
----------------------------------------- ---------------------------------- -------------------------------
                                                                                                              PERCENTAGE OF
                                                                                                                 VOTING
                                                                                                                SECURITIES
                                                                                                              BENEFICIALLY
                                                NUMBER        PERCENTAGE(1)      NUMBER       PERCENTAGE(2)      OWNED(3)
----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Peter K. Stevenson(12)                         548,667            1.12             -               -              1.05

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Peter L. Herzig                                   -                -               -               -               *

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Steven Lampe(7) (8)                           4,910,679          10.11          452,639          15.56           10.41

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Steven G. Singer(13)                          4,137,322           8.52          799,935          27.50            9.59

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Raymond L. Steele                                 -                *               -               -               *

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Wayne Barr, Jr. (14)                           341,657             *               -               -               *

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Jose A. Cecin, Jr.(15)                          3,068              *               -               -               *

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Stephen E. Courter(16)                         573,660            1.17             -               -              1.10

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------

John Forsgren(17)                                2,061             *             -               -                 *

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Robert M. Dennerlein(18)                       55,833              *               -               -               *

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
H. Jameson Holcombe(19)                        65,221              *               -               -               *

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
John D. McCarthy(20)                           97,546              *               -               -               *

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
Philip J. Cheek(21)                            15,000              *               -               -               *

----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------
All directors and officers of Globix         10,759,048          21.39         1,252,574         43.06           22.58
as a group (14 persons)(22)
----------------------------------------- ------------------ --------------- -------------- ---------------- ---------------

(*)      Less than 1%

(1) Except as noted below, the information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares as to which such person, directly or indirectly, has or shares voting power or investment power and also any shares of our common stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by
         (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Globix within 60 days. For purposes of calculating the beneficial ownership percentages set forth above, assuming consummation of the merger on December 31, 2004 and conversion of all Class A Warrants of NEON into Globix common stock in the merger and the issuance of 4,545,455 shares of Globix common stock in the debt-for-equity exchange in connection with the merger, the total number of shares of our common stock deemed to be outstanding as of December 1, 2004 is 48,578,364. As used in this joint proxy statement/prospectus, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as being beneficially owned by such stockholder.

         The number of shares of common stock held by a named individual in the chart and the number of shares of common stock deemed outstanding does not include the shares of Globix convertible preferred stock, which shares are convertible at any time at the option of the holder into shares of Globix common stock, initially on a one-for-one basis, with one vote for every share of common stock into which such convertible preferred stock is convertible. The percentage of common stock is intended to show voting power with respect to common stock only, to the extent that matters before the stockholders require a class vote of the common stock. Beneficial ownership percentages applicable to both the Globix common stock and Globix preferred stock are listed under the column in the chart captioned "Percentage of Voting Securities."

(2) For purposes of calculating the beneficial ownership percentages set forth above, assumes consummation of the merger on December 31, 2004 and is based on the issuance of an aggregate of 2,908,614 shares of Globix convertible preferred stock to holders of NEON convertible preferred stock in partial exchange for all of the outstanding shares of NEON convertible preferred stock.

(3) The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Globix within 60 days. For purposes of calculating the beneficial ownership percentages set forth above, assuming consummation of the merger on December 31, 2004 and conversion of all Class A Warrants of NEON into Globix common stock in the merger and the issuance of 4,545,455 shares of Globix common stock in the debt-for-equity exchange in connection with the merger, and assuming an issuance of an aggregate of 2,908,614 shares of Globix convertible preferred stock to holders of NEON convertible preferred stock in partial exchange for all of the outstanding shares of NEON convertible preferred stock in the merger, the total number of shares of our common stock and convertible preferred stock deemed to be outstanding as of December 1, 2004 is 51,459,538.

(4) On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit described in "Information About Globix--Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus. The Stipulation and Order provides that 229,452 shares of our common stock and $1.968 million in aggregate principal amount of our 11% senior notes will be held in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) the shares of our common stock and the notes being held in escrow. On August 12, 2004, the United States District Court for the Southern District of New York approved the settlement of the class action lawsuit in an amount which would be covered by liability insurance and accordingly, although the settlement remains subject to appeal, Globix believes that the shares of Globix common stock and the notes being held in escrow will be distributed in accordance with the plan or reorganization rather than to the class action litigants and their attorneys. Accordingly, MacKay Shields LLC (and each other former holder of our 12.5% notes on the effective date of the plan of reorganization) will be entitled to receive a portion of these 229,452 shares of common stock based on its percentage ownership of the 12.5% notes on the effective date of the plan of reorganization.

(5) This information is as of November 19, 2004 and based on information provided to us by MacKay Shields LLC, the pecuniary interests in these shares are held by a number of clients for whom MacKay Shields LLC is the discretionary investment advisor or subadvisor. MacKay Shields LLC has voting and investment control over these shares and, accordingly, is deemed to beneficially own these shares. These shares include 1,381,819 shares of Globix common stock to be issued in the debt-for-equity exchange in connection with the merger.

(6) According to information provided to NEON, Citadel Limited Partnership is the portfolio manager for each of Citadel Equity Fund Ltd. and Citadel Credit Trading Ltd. Citadel Equity Fund Ltd. owns 1,784,720 shares of NEON common stock and Citadel Credit Trading Ltd. owns 764,880 shares of NEON common stock. Citadel Investment Group, L.L.C. acts as the general partner of Citadel Limited Partnership.

(7) Mr. Lampe is affiliated with LC Capital Master Fund Ltd., which owns these shares. Mr. Lampe has voting and investment control over these shares and, consequently, is deemed to beneficially own these shares. The 4,901,177 shares of Globix common stock attributed to Mr. Lampe also include 454,595 shares of Globix common stock to be issued to LC Capital in the debt-for-equity exchange in connection with the merger).

(8) LC Capital Master Fund Ltd. directly beneficially owns 4,901,177 shares of Globix common stock (including 454,595 shares of Globix common stock to be issued in the debt-for-equity exchange in connection with the merger). LC Capital indirectly beneficially owns 9,502 shares of Globix common stock pursuant to currently exercisable stock options granted to Mr. Lampe, who is an affiliate of LC Capital.

(9) Loeb Partners Corp. directly beneficially owns 3,538,493 shares of Globix common stock. Loeb Partners indirectly beneficially owns 9,502 shares of Globix common stock pursuant to currently exercisable stock options granted to Mr. Grubin, a former director of NEON, who is an affiliate of Loeb Partners.

(10) Mode 1 Communications, Inc. directly beneficially owns 2,723,674 shares of Globix common stock, including 9,502 shares of Globix common stock pursuant to currently exercisable stock options. These options were originally granted to Mr. Forsgren, who is an affiliate of Mode 1, and subsequently transferred to Northeast Utilities, the parent of Mode 1.

(11) According to information provided to us by JGD Management Corp. these shares are held by certain managed accounts and investment funds for whom JGD Management Corp. is the discretionary investment advisor. These shares include 800,000 shares of Globix common stock to be issued in the debt-for-equity exchange in connection with the merger.

(12) Pursuant to the terms of Mr. Stevenson's employment agreement described in "Executive Compensation - Employment Agreements - Peter K. Stevenson", on March 14, 2003, Globix granted to Mr. Stevenson options to acquire 548,667 shares of Globix common stock pursuant to the Globix 2003 Stock Option Plan, all of which stock options are currently vested.

(13) Mr. Singer is co-trustee of two trusts for the benefit of his brother's children and as trustee has voting and investment control over the 517,979 shares of Globix common stock held in the trusts. Mr. Singer and his sister-in-law, Karen Singer, filed a Schedule 13G to report the beneficial ownership of these shares and an additional 620,028 shares of Globix common stock held in a trust for the benefit of Mr. Singer's brother's children, for which Karen Singer serves as sole trustee. Mr. Singer and his sister-in-law disclaim membership in a group, as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, and disclaim any other interest in the Globix common stock held in the trusts. Mr. Singer indirectly beneficially owns an additional 2,319,868 shares of Globix common stock through the Singer Children's Management Trust, and 279,446 shares of Globix common stock through the Second Gary & Karen Singer Children's Trust. Mr. Singer disclaims any interest in the Globix common stock held in the Singer Trusts. The 4,137,322 shares of Globix common stock attributed to Mr. Singer also include 400,000 shares of Globix common stock to be issued to the Singer Children's Management Trust, one of the Singer Trusts, in the debt-for-equity exchange in connection with the merger.

(14) Mr. Barr directly beneficially owns 9,502 shares of Globix common stock pursuant to currently exercisable stock options and 125,000 shares of Globix common stock pursuant to a currently exercisable warrant. Additionally, Mr. Barr indirectly beneficially owns a warrant currently exercisable for 207,155 shares of Globix common stock which is directly beneficially owned by Rita Barr, Mr. Barr's spouse.

(15) Mr. Cecin beneficially owns these shares pursuant to currently exercisable stock options.

(16) Mr. Courter beneficially owns these shares pursuant to stock options that are fully vested and exercisable as a result of the merger.

(17) Mr. Forsgren served as vice chairman, executive vice president and chief financial officer of Northeasst Utilities, the parent of Mode 1, and various subsidiaries from 1996 until his resignation, effective January 1, 2005. As of January 1, 2005, Mr. Forsgren directly beneficially owns 2,061 shares of Globix common stock.

(18) Includes options to purchase 55,833 shares that are exercisable within 60 days of August 1, 2004, including 16,667 options which vested on September 30, 2004.

(19) Includes options to purchase 65,221 shares that are exercisable within 60 days of August 1, 2004, including 17,764 options which vested on September 30, 2004.

(20) Includes options to purchase 97,544 shares that are exercisable within 60 days of August 1, 2004, including 24,386 options which vested on September 30, 2004.

(21) Includes options to purchase 15,000 shares that are exercisable within 60 days of August 1, 2004, including 5,000 options which vested on September 30, 2004.

(22) Includes options and warrants to purchase an aggregate of 1,681,673 shares that are exercisable within 60 days of December 1, 2004, including 67,984 options which vested on September 30, 2004.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                        CONSOLIDATED FINANCIAL STATEMENTS
               OF GLOBIX CORPORATION AND NEON COMMUNICATIONS, INC.

         The following unaudited pro forma condensed combined consolidated financial statements give effect to the proposed merger of Globix Corporation ("Globix") and NEON Communications, Inc. ("NEON"). The merger will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations." Under the purchase method of accounting, the total estimated purchase price will be allocated to NEON's assets acquired and liabilities assumed in connection with the merger, based on their estimated fair values as of the completion of the merger.

         The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2004 gives effect to the proposed merger as if it occurred on September 30, 2004. Globix' and NEON's consolidated balance sheet information was derived from their audited and unaudited September 30, 2004 consolidated balance sheets, respectively. The unaudited pro forma condensed combined consolidated statement of operations is presented as if the proposed merger occurred on October 1, 2003. The unaudited pro forma condensed combined consolidated statement of operations combine the audited results of operations of Globix for its fiscal year ended September 30, 2004 with the unaudited results of operations of NEON for its twelve month period ended September 30, 2004, which combines NEON's unaudited consolidated statement of operations for the nine months ended September 30, 2004 with its unaudited consolidated statement of operations for the three months ended December 31, 2003.

         The unaudited pro forma condensed combined consolidated financial statements have been prepared by Globix management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Globix and NEON been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited consolidated financial statements of Globix as of and for the year ended September 30, 2004 included herein starting on page F-1, the audited consolidated financial statements of NEON as of and for the year ended December 31, 2003 included herein starting on page F-42 and the unaudited consolidated financial statements of NEON for the nine months ended September 30, 2004 included herein starting on page F-42.

                                         UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                                                 BALANCE SHEET OF GLOBIX CORPORATION
                                                  (IN THOUSANDS EXCEPT SHARE DATA)


                                             Historical                         Pro Forma Adjustments
                                    -----------------------------   ---------------------------------------------
                                                                                                                        Pro Forma
                                       Globix           NEON                                                            Condensed
                                    September 30,   September 30,                                                       Combined
                                        2004            2004             (A)             (B)             (C)           Consolidated
                                    -------------   -------------   -------------   -------------   -------------      -------------
ASSETS
Current assets:
Cash and cash equivalent            $     12,075    $     11,320    $         --    $         --    $     (5,236) (1)  $     18,159
Short-term investments                     7,625              --              --              --              --              7,625
Marketable securities                        458              --              --              --              --                458
Accounts receivable, net                   6,157           3,668              --              --              --              9,825
Prepaid expenses and other
  current assets                           5,101             936              --              --              --              6,037
Restricted cash and investments            2,413           8,256              --              --              --             10,669
                                    -------------   -------------   -------------   -------------   -------------      -------------
         Total current assets             33,829          24,180              --              --          (5,236)            52,773
Investments                                1,988              --              --              --              --              1,988
Investments, restricted                    2,324              --              --              --              --              2,324
Property, plant and equipment,
  net                                     90,822         137,776              --              --         (21,539) (5)       207,059
Intangible assets, net                     7,656              --              --              --           3,790  (6)        11,446
Other assets                               1,923           3,686              --              --          (1,500) (7)         4,109
                                    -------------   -------------   -------------   -------------   -------------      -------------

         Total assets               $    138,542    $    165,642    $         --    $         --    $    (24,485)      $    279,699
                                    =============   =============   =============   =============   =============      =============


LIABILITIES, CUMULATIVE
 CONVERTIBLE PREFERRED STOCK
 AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital
  lease obligation and mortgage
  payable                           $        555    $         --    $         --    $         --    $         --       $        555
Accounts payable                           6,599           6,060              --              --              --             12,659
Accrued liabilities and other             11,209          12,436              --              --           3,000  (7)        26,645
                                    -------------   -------------   -------------   -------------   -------------      -------------
     Total current liabilities            18,363          18,496              --              --           3,000             39,859
Capital lease obligation, net
  of current portion                         121              --              --              --              --                121

Mortgage payable                          19,606              --              --              --              --             19,606
11% Senior Notes                          72,202              --         (11,952)             --              --             60,250
Accrued interest - 11% Senior
  Notes                                    3,349              --            (548)             --              --              2,801
Other long term liabilities                8,026          15,877              --              --              --             23,903
                                    -------------   -------------   -------------   -------------   -------------      -------------
     Total liabilities                   121,667          34,373         (12,500)             --           3,000            146,540
                                    -------------   -------------   -------------   -------------   -------------      -------------


CUMULATIVE CONVERTIBLE PREFERRED
  STOCK                                       --          15,262              --         (15,262)         12,295  (2)        12,295

STOCKHOLDERS' EQUITY
Common stock                                 165              16              45             (16)            276  (3)           486
Additional paid-in capital               100,012         121,292          13,728        (124,158)         91,213  (3)(4)    202,087
Deferred compensation                         (8)             --              --              --              --                 (8)
Accumulated other comprehensive
  income                                   4,498              --              --              --              --              4,498
Accumulated deficit                      (87,792)         (5,301)         (1,273)          8,167              --            (86,199)
                                    -------------   -------------   -------------   -------------   -------------      -------------
     Total stockholders' equity           16,875         116,007          12,500        (116,007)         91,489            120,864
                                    -------------   -------------   -------------   -------------   -------------      -------------
     Total liabilities, cumulative
       convertible preferred stock
       and stockholders' equity     $    138,542    $    165,642    $         --    $   (131,269)   $    106,784       $    279,699
                                    =============   =============   =============   =============   =============      =============



                                                               175

                                UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                                   STATEMENT OF OPERATIONS OF GLOBIX CORPORATION
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                       Historical
                                             -------------------------------
                                                                   NEON
                                                Globix         Twelve Months                           Pro Forma
                                              Year Ended           Ended                               Condensed
                                             September 30,     September 30,       Pro Forma           Combined
                                                 2004              2004           Adjustments         Consolidated
                                             -------------     -------------     -------------        -------------
Revenue, net                                 $     61,190      $     46,551      $         --         $    107,741
Operating costs and expenses:
     Cost of revenue                               34,296            26,030                --               60,326
     Selling, general and
     administrative                                28,969            16,524                --               45,493
     Loss on impairment of assets                  17,972                --                --               17,972
     Depreciation and amortization                 13,828            10,265              (966) (D)          23,127
                                             -------------     -------------     -------------        -------------
Total operating costs and expenses:                95,065            52,819              (966)             146,918
Loss from operations                              (33,875)           (6,268)              966              (39,177)
     Other income (expense), net                   (9,258)              395             1,375  (E)          (7,488)
     Gain on debt discharge                         1,747                --                --                1,747
     Loss on Conversion of debt to equity              --                --            (1,273) (A)          (1,273)
                                             -------------     -------------     -------------        -------------
Loss before income tax benefit (expense)
  and extraordinary item                          (41,386)           (5,873)            1,068              (46,191)
Income tax benefit (expense)                           --             1,288                --                1,288
                                             -------------     -------------     -------------        -------------
Net loss before extraordinary item                (41,386)           (4,585)            1,068              (44,903)
Gain on acquisition, net of taxes                      --             1,930                --                1,930
                                             -------------     -------------     -------------        -------------
Net loss                                          (41,386)           (2,655)            1,068              (42,973)
Dividends on 6% cumulative convertible
  preferred stock                                      --                --               317  (F)             317
                                             -------------     -------------     -------------        -------------
Net loss attributable to common
  stockholders                               $    (41,386)     $     (2,655)     $        751         $    (43,290)
                                             =============     =============     =============        =============
Basic and diluted loss per share:            $      (2.51)                                            $      (0.89)
                                             =============                                            =============
Weighted average common shares
  outstanding - basic and diluted              16,460,000                          32,118,364  (G)      48,578,364
                                             =============                       =============        =============


                                                        176

(A) To reflect the conversion of $12,500 of Globix's 11% senior notes and accrued interest into 4,545,455 shares of Globix common stock and the resulting loss on the debt extinguishment of approximately $1.3 million.
(B)  To eliminate NEON's Stockholders' Equity
(C)  To allocate the preliminary purchase price, as follows:

TOTAL PURCHASE PRICE:
Cash                                                 $       5,236
Fair value of Globix' 6% cumulative convertible             12,295
preferred stock
Fair value of Globix' common stock                          83,589
Fair value of options and warrants assumed                   7,900
Estimated acquisition related costs                          4,500
                                                     --------------
  Total purchase price                               $     113,520
                                                     ==============

ALLOCATION OF PURCHASE PRICE:


Acquired tangible assets                             $     144,103   Net of allocated estimated negative goodwill in
                                                                       the amount of approximately $24,877
Acquired intangible assets                                   3,790   Net of allocated estimated negative goodwill in
                                                                       the amount of approximately $811
Liabilities assumed                                         34,373
                                                     --------------
  Total preliminary purchase price allocation        $     113,520
                                                     ==============

1. The estimated cash consideration represents approximately 33% of NEON's 12% cumulative convertible preferred stock including accumulated dividends, which will be redeemed by Globix at the closing of the merger.

2. The remaining 67% of NEON's 12% cumulative convertible preferred stock including accumulated dividends will be redeemed by Globix through the issuance of approximately 2,966,800 6% cumulative convertible preferred stock with a fair value estimated at $12,295.

3. The fair value of Globix' common stock was estimated using a price per share of $3.03, representing Globix' average share price during the three days period before and after the announcement of the merger, and a total of approximately 27,572,909 common stock $.01 par value to be issued by Globix.
4. Globix is expected to assume approximately 2.8 million options and 830 thousand warrants with an average exercise price of approximately $4.20 and $4.43, respectively. The fair value of options and warrants assumed by Globix was estimated at $7.9 million using the Black-Scholes pricing model with the following assumptions: average expected life of 3 years, risk free interest of 2.7%, expected dividend yield of 0% and volatility of approximately 125%.
5. To increase the carrying amount of NEON's property, plant and equipment to their estimated fair value by approximately $3.3 million, net of negative goodwill allocation in the amount of approximately $24.9 million, which have an estimated useful life of 15 years.
6. Intangible assets acquired consist of customer contracts estimated at approximately $2.8 million, net and trade names estimated at approximately $0.9 million, net which will be amortized by the straight line method over their estimated remaining useful lives of 10 years and 5 years, respectively.
7.   Represents Globix' estimated direct costs incurred as part of the merger.
(D) To reflect the adjustment to fair value of acquired tangible and intangible assets as if the proposed merger has occurred on October 1, 2003.
(E) To eliminate interest expenses on the converted 11% Senior Notes as if the conversion has occurred on October 1, 2003.
(F) To reflect the dividends on the Globix' 6% cumulative convertible preferred stock as if issued at October 1, 2003.
(G) Pro forma basic and diluted net loss per share for the twelve months ended September 30, 2004 is computed by dividing the pro forma net loss attributable to common stockholders for the period by the weighted average common shares outstanding for the period. The adjustments to historical weighted average shares outstanding resulted from the inclusion of shares to be issued in connection with the proposed merger and shares to be issued as part of the conversion of the $12,500 of 11% Senior Notes, as if those transactions occurred at October 1, 2003.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

         Both NEON and Globix are corporations organized under the laws of the State of Delaware and are therefore subject to the Delaware general corporation law. However, there are some differences in the certificates of incorporation and bylaws of NEON and Globix and other governing documents that affect the rights of their respective stockholders.

CAPITALIZATION


         GLOBIX. Globix is authorized to issue 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. On December 31, 2004, 16,460,000 shares of Globix common stock were outstanding (including 229,452 shares held in reserve pending the outcome of a class action law suit and 164,600 shares held in reserve pending resolution of a shareholder derivative suit, each as described in detail in the section entitled "Information About Globix - Legal Proceedings" beginning on page 102 of this joint proxy statement/prospectus and no shares of Globix preferred stock were outstanding. Globix's board has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series and to fix the rights and preferences, including dividends, redemption, liquidation, voting rights, and other rights as the board may determine, of each such series of preferred stock. In connection with the merger, Globix will designate 4,500,000 shares of its preferred stock as a new 6% Series A Cumulative Convertible Preferred Stock, which will be issued to holders of NEON's existing 12% Series A Cumulative Convertible Preferred Stock in partial exchange for their shares as described in this joint proxy statement/prospectus.


         NEON. Under NEON's current certificate of incorporation, NEON is authorized to issue 100,000,000 shares of common stock and 30,000,000 shares of preferred stock, of which 21,354,000 shares have been designated as Redeemable Preferred Stock, and 2,500,000 shares have been designated as 12% Series A Cumulative Convertible Preferred Stock. NEON's board has the authority, without stockholder approval, to issue shares of the remaining 6,146,000 shares of preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each such series of preferred stock, which rights and preferences may be superior, junior or equal to that of NEON's other series of preferred stock.


         As of December 31, 2004 there were (i) 16,117,799 shares of common stock outstanding, (ii) 1,101,887 shares of convertible preferred stock outstanding, and (iii) no shares of redeemable preferred stock outstanding. As of December 1, 2004, there were (i) 5,511,405 shares of NEON's common stock reserved for issuance pursuant to outstanding Class A warrants, (ii) 650,000 shares of NEON's common stock reserved for issuance pursuant to the NEON CTA warrants, (iii) 2,204,177 shares of NEON's common stock reserved for issuance pursuant to NEON's equity compensation plan, (iv) 1,101,887 shares of NEON common stock reserved for issuance pursuant to conversion of NEON convertible preferred stock, and (v) 16,598,004 shares of redeemable preferred stock reserved for issuance pursuant to warrants.


VOTING RIGHTS

         GLOBIX. Each holder of Globix common stock is entitled to one vote for each share held. Holders of Globix convertible preferred stock will be entitled to one vote for each share of common stock into which a share of Globix convertible preferred stock is convertible, which initially will be one. Holders of Globix convertible preferred stock will vote together with the holders of common stock as a single class with respect to any question or matter that holders of common stock have a right to vote on. Globix's stockholders are not entitled to cumulative voting for directors. Globix's certificate of incorporation prevents it from issuing non-voting equity securities.

         NEON. Each holder of NEON common stock is entitled to one vote for each share held. Holders of NEON's outstanding convertible preferred stock are entitled to one vote for each share of common stock into which a share of NEON convertible preferred stock is converted. Like Globix's stockholders, NEON's stockholders are not entitled to cumulative voting.

CONSENT RIGHTS - CONVERTIBLE PREFERRED STOCK

         GLOBIX. The certificate of designation with respect to the Globix convertible preferred stock to be issued in connection with the merger will provide that holders of convertible preferred stock are entitled to certain consent rights. These include the requirement that the consent of the holders of 66 2/3% of the outstanding convertible preferred stock be obtained with respect to (i) the authorization or issuance of shares of any class or series of stock with senior or equivalent rights with respect to dividends and liquidation preferences, (ii) any amendment, modification or waiver of the provisions regarding changes of control, and (iii) any election by the holders to convert all of the outstanding convertible preferred stock into shares of common stock.

         NEON. The current certificate of designation for the NEON convertible preferred stock provides that holders of convertible preferred stock are entitled to certain consent rights. These include the requirement that the consent of the holders of 66 2/3% of the outstanding convertible preferred stock be obtained with respect to (i) the authorization or issuance of shares of any class or series of stock with senior or equivalent rights with respect to dividends and liquidation preferences, (ii) any amendment, modification or waiver of the provisions regarding changes of control, and (iii) any election by the holders to convert all of the outstanding convertible preferred stock into shares of common stock.

NUMBER OF DIRECTORS

         GLOBIX. Globix's amended and restated bylaws provide for a seven-member board of directors. The stockholders or directors may by majority vote increase or decrease the size of the board provided that the number of directors is not less than two and that no decrease in the number of directors decreases the term of any incumbent director. Globix currently has seven directors, however the board of directors of Globix will be expanded to nine members in connection with the merger. See "The Merger - Operation of Globix and NEON after the Merger," beginning on page 73 of this joint proxy statement/prospectus. At the annual stockholders' meeting, the stockholders elect a single class of directors who hold office until the next annual stockholders' meeting and the election and qualification of their respective successors. Directors need not be stockholders of Globix.

         NEON. NEON's amended and restated bylaws provide that the number of directors comprising the board of directors shall be determined by resolution of the board, and that the number of directors cannot be less than three nor more than nine. Presently, the number is set at 7. The number of directors may be decreased by a majority of the directors then in office only to eliminate vacancies resulting from death, resignation, removal or expiration of the term of one or more directors. NEON's amended and restated bylaws provide for a single class of directors who are elected at the annual stockholders' meeting by the stockholders having a right to vote on such election. Each director holds office until the date of the first annual meeting following the annual meeting at which such director was elected provided that the term of each director is subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal. Directors need not be stockholders of NEON.

REMOVAL OF DIRECTORS

         GLOBIX. Globix's amended and restated bylaws provide that a director may be removed at any time for or without cause by stockholder vote, which under Globix's amended and restated bylaws means a majority of the votes cast by holders entitled to vote, and for cause by the board.

         NEON. NEON's amended and restated bylaws provide that any director may be removed with or without cause, and another person may be elected to serve the remainder of his or her term, by the affirmative vote of the holders of at least a majority of the shares of the capital stock issued and outstanding and entitled to vote, which would include the common stock and convertible preferred stock.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         GLOBIX. Globix's amended and restated bylaws provide that vacancies on the board of directors occurring for any reason, including vacancies resulting from an increase in the number of directors, but excluding vacancies resulting from the removal of directors without cause, may be filled by vote of the board of directors or, if the number of directors in office is less than a quorum, by vote of a majority of the directors then in office. Vacancies occurring for any reason may also be filled by the stockholders.

         NEON. NEON's amended and restated bylaws provide that any vacancy on the board of directors, however occurring, including vacancies resulting from enlargement of the board, shall be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

NOMINATION OF DIRECTORS

         GLOBIX. Nominations of persons for election to the board of directors of Globix may be made at the annual meeting of stockholders or any special meeting called for the purpose of electing directors. Nominations may be made by the board of directors or by any stockholder of Globix who is a stockholder of record and who complies in a timely manner with the notice procedures set forth in Globix's bylaws. For a notice from a stockholder to be timely it must generally be delivered to or received at Globix's executive offices in New York, New York not less than 90 days or more than 120 days prior to the anniversary of the last annual meeting of stockholders. In the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be delivered or received not later than the close of business on the 10th day following the day on which notice of the date of the special stockholders meeting was mailed or the special meeting date was publicly disclosed, whichever comes first. The notice must include certain information about the person being nominated to serve as director and about the stockholder making the nomination, including the type of information that would be required in a proxy statement or other filings required in connection with the solicitation of proxies. The notice must also include the proposed director nominee's written consent to serve if elected. If the chairman of the annual or special stockholders meeting determines that a nomination was not properly made, the chairman is required to declare that the nomination is defective and will be disregarded.

         NEON. NEON's amended and restated bylaws do not provide a means for which stockholders may nominate members to the NEON board of directors.

CHARTER AMENDMENTS

         GLOBIX. Globix's certificate of incorporation may be amended in accordance with Delaware law, which provides that the certificate of incorporation may be amended with the affirmative vote of a majority of the voting power of all outstanding shares of the capital stock of Globix. Globix does reserve the right to amend, alter, change or repeal any provision of its certificate of incorporation as may be prescribed by law, and states that the rights and powers of stockholders, directors and officers are subject to this reservation of power. The convertible preferred stock will be authorized pursuant to the terms of a certificate of designation which will provide that Globix may amend the terms of the convertible preferred stock or waive certain provisions of the certificate of designation with the affirmative vote or consent of a majority of the holders of the convertible preferred stock, provided that the consent of each holder will generally be required with respect to any amendment or waiver that would adversely affect the rights of a holder and that the provisions governing a change in control may be amended, modified or waived only with the consent of the holders of 66 2/3% of the convertible preferred stock then outstanding.

         NEON. NEON's certificate of incorporation may be amended in accordance with Delaware law, which provides that the certificate of incorporation may be amended with the affirmative vote of a majority of the voting power of all outstanding shares of the capital stock of NEON. In addition, the certificate of designation for the convertible preferred stock provides that NEON may not amend the certificate of designation without the consent of holders of the convertible preferred stock if certain actions with respect to the convertible preferred stock as described in the certificate of designation would adversely affect such holders. Like Globix, NEON also reserves the right to amend, alter, change or repeal any provision of its certificate of incorporation as may be prescribed by law, and states that the rights and powers of stockholders, directors and officers are subject to this reservation of power. The certificates of designation for the redeemable preferred stock and the convertible preferred stock have their own amendment provisions as described below.

         The certificate of designation for the convertible preferred stock provides that NEON may amend the terms of the convertible preferred stock or waive certain of its provisions with the affirmative vote or consent of a majority of the holders of the convertible preferred stock, provided that the consent of each holder will generally be required with respect to any amendment or waiver that would adversely affect the rights of a holder and that the provisions governing a change in control may be amended, modified or waived only with the consent of the holders of 66 2/3% of the convertible preferred stock then outstanding.

         The certificate of designation for the redeemable preferred stock provides that NEON may amend the terms of the redeemable preferred stock or waive certain of its provisions with the affirmative vote or consent of a majority of the holders of the redeemable preferred stock, provided that the consent of each holder will generally be required with respect to any amendment or waiver that would adversely affect the rights of a holder. No shares of redeemable preferred stock are currently outstanding.

AMENDMENTS TO BYLAWS

         GLOBIX. Globix's amended and restated certificate of incorporation provides that the affirmative vote of at least a majority of the entire board of directors shall be required to adopt, amend, alter, or repeal the company's bylaws. Pursuant to Globix's amended and restated certificate of incorporation the bylaws may also be amended by the affirmative vote of the holders of at least eighty percent of the voting power of shares entitled to vote at an election of directors.

         NEON. NEON's amended and restated bylaws provide that the bylaws may be amended by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present. The bylaws may also be amended by the affirmative vote of the holders of a majority of the shares of the capital stock issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided that notice of such amendment shall have been included in the notice of such regular or special meeting.

ACTION BY WRITTEN CONSENT

         GLOBIX. Globix's amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders of the company must be effected at a duly called annual or special meeting of stockholders. Subject to the provisions of the Globix amended and restated certificate of incorporation requiring action to be taken at an annual or special meeting of the stockholders, Globix's amended and restated bylaws provide that any stockholder action may be taken without a meeting by written consent if it is signed by the holders of outstanding shares necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the event of any action taken without a meeting by less than unanimous consent, prompt notice of the action must be given to those stockholders who have not consented in writing.

         NEON. NEON's amended and restated certificate of incorporation does not limit the ability of NEON stockholders to vote by written consent in lieu of a meeting. Consequently, under Delaware law, any action required that may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if NEON obtains written consents from the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present.

NOTICE OF STOCKHOLDER ACTIONS

         GLOBIX. Globix's amended and restated bylaws provide that a stockholder may properly bring business before an annual meeting of stockholder if timely written notice has been given to the Secretary of the company and if it is brought by a stockholder of record (both as of the date for giving timely notice and on the record date for stockholders entitled to vote at the meeting). In order for notice to be timely it must be delivered or mailed to, and received at, Globix's principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, except that if the annual meeting at which the stockholder wishes to bring business is called for a date that is not 30 days before or after the anniversary of the preceding annual meeting, a notice must be received no later than the close of business on the tenth day following the earlier of the day on which the notice of the date of the annual meeting was mailed or the day that public disclosure of the date was made. With respect to each matter proposed to be brought before an annual meeting, the notice must include (i) a brief description of the matter and the reasons for bringing it before the annual meeting, (ii) the name and address of the stockholder providing the notice, (iii) the class or series and number of shares of capital stock owned by the stockholder providing the notice, (iv) a description of all arrangements or understandings between the stockholder and anyone else (including their names) in connection with the stockholder's proposal and any material interest of the stockholder in the matter proposed, and (v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting for which the notice is provided.

         NEON. Under Delaware law, special meetings of stockholders may be called by the board of directors or by persons authorized in the corporation's certificate of incorporation or bylaws. NEON's bylaws state that special meetings may be called by the chairman of the board of directors, the president or the board of directors.

RIGHT TO CALL SPECIAL MEETING OF STOCKHOLDERS

         GLOBIX. Globix's amended and restated bylaws provide that a special meeting of stockholders may be called by the board of directors or the chairman of the board of directors.

         NEON. NEON's amended and restated bylaws provide that a special meeting of stockholders may be called at any time by the chairman of the board of directors, the president or the board of directors.

DIVIDENDS

         GLOBIX. Under the Delaware law, Globix's board may declare and pay dividends upon shares of Globix stock, but only out of funds available for the payment of dividends as provided by law. Globix's amended and restated certificate of incorporation allows the board of directors to fix annual dividend rights of any series of preferred stock that it may authorize for issuance from Globix's authorized but undesignated preferred stock. The certificate of designation for the new Globix convertible preferred stock will provide that shares of the convertible preferred stock are entitled to receive, when, as and if dividends are declared by the board of directors, cumulative preferential dividends from the issue date of the shares of convertible preferred stock at an annual rate of $0.216 per share, or $0.108 semi-annually. Dividends on the convertible preferred stock may be paid in cash or in additional shares of convertible preferred stock. Accumulated unpaid dividends will accrue and cumulate dividends at an annual rate of 6%, and dividends cannot be declared or paid unless all dividends from preceding periods have been paid, or sufficient amounts have been set aside for such payment. Unless full cumulative dividends on all outstanding shares of convertible preferred stock for all past periods have been paid, Globix may not declare dividends with respect to its common stock.

         NEON. NEON's certificate of incorporation provides that dividends may be declared and paid on the common stock as and when determined by the board of directors, subject to the preferential rights of any outstanding preferred stock. NEON's certificate of incorporation also permits the board of directors to authorize and issue shares of preferred stock from its undesignated preferred stock, with such dividends rights as it may determine. The certificate of designation for NEON's convertible preferred stock provides that shares of the convertible preferred stock are entitled to receive, when, as and if dividends are declared by the board of directors, cumulative preferential dividends from the issue date of the shares of convertible preferred stock at an annual rate of $1.35 per share, or $0.675 semi-annually. Dividends on the convertible preferred stock may be paid in cash or in additional shares of convertible preferred stock. Accumulated unpaid dividends will accrue and cumulate dividends at an annual rate of 12%, and dividends cannot be declared or paid unless all dividends from preceding periods have been paid, or sufficient amounts have been set aside for such payment. Unless full cumulative dividends on all outstanding shares of convertible preferred stock for all past periods have been paid, NEON may not declare dividends with respect to its common stock.

LIQUIDATION RIGHTS

         GLOBIX. The new Globix convertible preferred stock to be issued in connection with the merger will be entitled to a liquidation preference of $3.60 per share, plus accrued unpaid dividends, prior and in preference to any payments to holders of common stock upon any voluntary or involuntary liquidation, dissolution or winding up of Globix and after payment in full of Globix's outstanding debt obligations including its 11% senior notes due 2008. Subject to the satisfaction of any preferential payments and after payment of, or provisions for, certain claims and obligations as required under Delaware law, any additional amounts available for distribution in the event of a dissolution of Globix would, under Delaware law, be payable to the holders of common stock.

         NEON. NEON's convertible preferred stock is entitled to a liquidation preference of $11.25 per share, plus accrued and unpaid dividends, prior and in preference to any payments to holders of common stock upon any voluntary or involuntary liquidation, dissolution or winding up of NEON and after payment in full of NEON's outstanding debt obligations. Upon a "Liquidation Event" as defined in NEON's certificate of incorporation, and subject to the preferential rights of the convertible preferred stock, all remaining assets of NEON are divided ratably among the holders of common stock. A "Liquidation Event" means
(i) the liquidation, dissolution or winding up of NEON, whether voluntary or involuntary, (ii) a sale, lease or transfer of all or substantially all of NEON's assets, or (iii) any consolidation, merger or share exchange of NEON in which the holders of NEON's voting stock outstanding immediately prior to such consolidation, merger or share exchange do not in the aggregate hold a majority of the voting stock of the surviving or resulting entity outstanding immediately following such consolidation, merger or share exchange (excluding, however, a merger or other reorganization solely for the purpose of changing NEON's jurisdiction or organization or name, and a merger of NEON with or into a wholly owned subsidiary of NEON that is incorporated in the United States). NEON proposes to amend the definition of "Liquidation Event" as set forth in NEON's certificate of incorporation in connection with the merger. See "Approval of Amendment of NEON's Certificate of Incorporation," beginning on page 95 of this joint proxy statement/prospectus.

         Additionally, NEON has authorized a series of redeemable preferred stock. No shares of redeemable preferred stock are outstanding although there are 16,598,004 shares subject to warrants that will expire upon consummation of the merger. Shares of redeemable preferred stock rank junior to the NEON convertible preferred stock and on par with the NEON common stock with respect to liquidation rights and are entitled to receive $.01 per share upon a liquidation of NEON after payment of NEON's outstanding debt obligations and the senior liquidation preference of the convertible preferred stock. In certain events, shares of redeemable preferred stock are required to be redeemed by NEON at the price paid for shares of common stock with respect to the same event. If that amount is not equal to or greater than $10.62, the event does not trigger a mandatory redemption of the redeemable preferred stock.

         Pursuant to the terms of the warrant agreement governing the outstanding warrants for NEON redeemable preferred stock, the warrants currently outstanding will expire upon consummation of the merger because the merger will be deemed a change of control under the warrant agreement, but not an event that triggers the ability to exercise the warrants because the consideration to be received by holders of common stock in the merger is less than $10.62 per share. Since the warrants expire upon a change of control and the merger will constitute a change of control, the warrants will expire upon consummation of the merger. Although under the terms of the warrant agreement, the holders of warrants for redeemable preferred shares are entitled to receive payment for their warrants equal to the difference between (i) the amount a holder would be entitled to receive if the holder exercised the warrant prior to its expiration, which is $.01 and (ii) the purchase price per share under the warrants, which is $.01, there is no difference between these numbers with respect to the merger, and consequently, no payment will be due to the holders of the warrants with respect to the merger.

CONVERSION AND REDEMPTION

         GLOBIX

         CONVERSION RIGHTS. Holders of the new Globix convertible preferred stock will have the right at any time to convert their shares of convertible preferred stock into shares of common stock based on the applicable conversion rate, which as of the date of initial issuance will be one share of common stock for each share of convertible preferred stock.

         The convertible preferred stock will automatically convert into common stock at the then effective applicable conversion ratio, upon (1) the affirmative vote of the holders of 66 2/3% of the outstanding shares of convertible preferred stock, or (2) the day immediately following the date on which the closing price of the Globix common stock has equaled or exceeded $10.80 per share (as adjusted for stock splits, combinations or similar capital changes) for a period of 45 consecutive trading days.

         The number of shares of common stock into which preferred stock is convertible will be generally subject to adjustment in the following circumstances, subject to certain exceptions:

         o any issuance of common stock as a dividend or distribution to all holders of common stock;

         o any subdivision or combination of outstanding shares of common stock;

         o if Globix issues rights or warrants to all or substantially all of the holders of common stock entitling them to purchase shares of common stock at a price per share less than the current market price of the common stock;

         o if Globix issues to all or substantially all of the holders of common stock any shares of Globix capital stock (other than common stock), evidences of indebtedness, other non-cash assets or rights or warrants to purchase its securities (other than common stock);

         o if Globix distributes to all or substantially all of the holders of common stock cash that exceeds an amount equal to 10.0% of the product of the current market price of the common stock multiplied by the number of shares of common stock outstanding on the date of calculation; or

         o any merger or consolidation with or into another corporation or the sale of all or substantially all of Globix's assets.

         REDEMPTION RIGHTS. Globix has the right or obligation to redeem the new convertible preferred stock as follows:

         o Globix may, at its option, redeem the convertible preferred stock, in whole or in part after 2005. The redemption price for any redemptions in 2005 or 2006 will be equal to $3.816 per share, plus accrued and unpaid dividends to the date of redemption. The redemption price for any redemptions in 2007 will be equal to $3.708 per share, plus accrued and unpaid dividends to the date of redemption. The redemption price for any redemptions in 2008 and after will be $3.60 per share, plus accrued and unpaid dividends to the date of redemption.

         o In the event of a redemption as described above in which only a portion of the outstanding shares of convertible preferred stock will be redeemed, Globix will be obligated to effect such redemption on a pro rata basis, except that Globix may redeem all of the shares held by holders of fewer than 100 shares.

         o In the event of a "Change in Control" as described in the certificate of designation for the convertible preferred stock, each holder of convertible preferred stock will have the right to require Globix to purchase such holder's shares for a price equal to $3.636 plus accrued and unpaid dividends to the purchase date.

         NEON

         CONVERSION RIGHTS. Holders of NEON convertible preferred stock have the right at any time to convert their shares of convertible preferred stock into shares of common stock based on the applicable conversion rate, which as of the record date is one share of common stock for each share of convertible preferred stock.

         The NEON convertible preferred stock would automatically convert into common stock at the then effective applicable conversion ratio, upon (1) the affirmative vote of the holders of 66 2/3% of the outstanding shares of convertible preferred stock, or (2) the day immediately following the date on which the closing price of the NEON common stock has equaled or exceeded $33.75 per share (as adjusted for stock splits, combinations or similar capital changes) for a period of 45 consecutive trading days.

         The number of shares of common stock into which preferred stock is convertible is generally subject to adjustment in the following circumstances, subject to certain exceptions:

         o any issuance of common stock as a dividend or distribution to all holders of common stock;

         o any subdivision or combination of outstanding shares of common stock;

         o if NEON issues rights or warrants to all or substantially all of the holders of common stock entitling them to purchase shares of common stock at a price per share less than the current market price of the common stock;

         o if NEON issues to all or substantially all of the holders of common stock any shares of NEON capital stock (other than common stock), evidences of indebtedness, other non-cash assets or rights or warrants to purchase its securities (other than common stock);

         o if NEON distributes to all or substantially all of the holders of common stock cash that exceeds an amount equal to 10.0% of the product of the current market price of the common stock multiplied by the number of shares of common stock outstanding on the date of calculation; or

         o any merger or consolidation with or into another corporation or the sale of all or substantially all of NEON's assets.

         REDEMPTION RIGHTS. NEON has the right or obligation to redeem the convertible preferred stock as follows:

         o NEON may, at its option, redeem the convertible preferred stock, in whole or in part after 2006. The redemption price for any redemption in 2006 is equal to $11.925 per share, plus accrued and unpaid dividends to the date of redemption. The redemption price for any redemptions in 2007 is equal to $11.5875 per share, plus accrued and unpaid dividends to the date of redemption. The redemption price for any redemptions in 2008 and after is $11.25 per share, plus accrued and unpaid dividends to the date of redemption.

         o In the event of a redemption as described above in which only a portion of the outstanding shares of convertible preferred stock will be redeemed, NEON is obligated to effect such redemption on a pro rata basis, except that NEON may redeem all of the shares held by holders of fewer than 100 shares.

         o In the event of a "Change in Control" as described in the certificate of designation for the convertible preferred stock, each holder of convertible preferred stock has the right to require NEON to purchase such holder's shares for a price equal to $11.3625 plus accrued and unpaid dividends to the purchase date.

              NEON proposes to amend the definition of "Change in Control" as set forth in NEON's certificate of designation in connection with the merger. See "Approval of Amendment of Certificate of Designation for NEON Convertible Preferred Stock," beginning on page 95 of this joint proxy statement/prospectus.

REGISTRATION RIGHTS

         GLOBIX. Globix shares to be issued in the merger will be registered under the Securities Act of 1933. In addition, pursuant to the merger agreement, Globix agrees to use its commercially reasonable efforts to maintain the effectiveness of the registration statement for a period of one year following the closing date of the merger.

         NEON. Set forth below is a summary of the registration rights of certain holders of common stock and the holders of convertible preferred stock pursuant to NEON's registration rights agreement entered into among NEON and certain of its stockholders. The term "registrable securities," as used below, means (i) common stock issued pursuant to NEON's bankruptcy reorganization plan,
(ii) shares of common stock issuable upon conversion of the convertible preferred stock, (iii) shares of common stock issuable upon exercise of the class A warrants, and (iv) the redeemable preferred stock warrants. Securities cease being "registrable securities" if and when (i) there is an effective registration statement with respect to such securities and they have been sold pursuant thereto, (ii) the securities are no longer outstanding, (iii) the securities are publicly distributed in accordance with Rule 144, or (iv) the securities may be distributed to the public free from any restrictions imposed by Rule 144 and without the requirement of the filing of a registration statement with respect to such securities.

         DEMAND REGISTRATION RIGHTS. If holders of at least 25% of the registrable securities then outstanding and entitled to registration request in writing that NEON file a registration statement under the Securities Act of 1933 covering the registration, then NEON is obligated to use its reasonable best efforts to cause the requested shares to be registered. However, NEON is not obligated to effect:

         o    more than three such registrations in total;

         o    more than one such registration in any 12 month period; and

         o any such registration within 90 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of NEON for its own account (except registrations on Form S-4 or on Form S-8 relating solely to securities issued pursuant to a benefit plan).

         PIGGYBACK REGISTRATION RIGHTS. The holders of registrable securities are also entitled to "piggyback" registration rights on all NEON registrations, except registrations on Form S-4 or on Form S-8 relating solely to securities issued pursuant to a benefit plan. NEON may at any time in its sole discretion delay or abandon such a registration without the consent of any holder. If the registration is an underwritten offering, and the securities requested by any holder differ from the type of securities to be registered by NEON and the managing underwriter of the registration advises NEON that inclusion of such different securities would cause an adverse effect on the offering, NEON may notify the affected holder and either reduce the number of such securities included in the offering so that no adverse effect would occur, or exclude such securities altogether if no amount of reduction would prevent the occurrence of an adverse effect.

         FORM S-3 REGISTRATION RIGHTS. One or more holders of at least 25% of the registrable securities then outstanding may also request registrations on Form S-3 provided Form S-3 is available for such offering. There is no limit on the number of Form S-3 registrations holders may request.

         STANDSTILL PERIOD. In the event of a firm commitment underwritten public offering of registrable securities NEON agrees not to effect any public sale of securities similar to the registrable securities without the consent of the managing underwriter for a period of time beginning 15 days prior to the effective date of the registration statement relating to such registrable securities and ending on the earlier of (1) 90 days after such effective date and (2) the end of the public distribution of such registrable securities.

         SUSPENSION PERIOD. NEON may, by written notice to each holder, postpone the filing or effectiveness of a registration statement filed pursuant to the registration rights agreement or otherwise suspend the holders' registration rights for any period of time determined by NEON if there is any pending or imminent event with respect to NEON that the board of directors determines would require the disclosure of material, non-public information in order to make the registration statement not misleading, or NEON is not otherwise required to disclose such event, or if public disclosure at that time would have a material adverse effect on NEON's business, financial condition or prospects, or would materially adversely affect a pending or proposed acquisition.

         HOLDER STANDSTILL PERIOD. Each holder of registrable securities agrees that it will not, without the prior written consent of a managing underwriter for any underwritten offering of similar securities effect any disposition of similar securities during a period commencing 15 days prior to the effective date of any registration statement relating to such securities and ending on the earlier of (1) 90 days after such effective date and (2) the end of the public distribution of such registrable securities.

         INDEMNIFICATION. NEON will indemnify the other parties to the agreement and certain related parties against any losses, claims, damages, expenses or liabilities, joint or several, to which they may become subject based on any untrue statement or alleged untrue statement of material fact contained in, or material fact omitted from, a registration statement covering registrable securities.

         Each holder of registrable securities included in a registration that NEON effected must indemnify NEON, its officers and directors, and each other person who controls NEON against any losses, claims, damages, expenses or liabilities, joint or several, to which they may become subject based on any of the violations enumerated above to the extent such violation occurs in reliance upon written information supplied by such holder for use in such registration. A holders indemnification liability is limited to the net proceeds received by such holder in the sale of registrable securities pursuant to such registration.

         EXPENSES. NEON is obligated to pay all registration and filing fees and certain other expenses, including the reasonable fees and expenses of one counsel to the holders participating in a registration. Individual holders are responsible for underwriting fees, discounts or commissions, any out-of-pocket expenses and applicable transfer taxes.

         AMENDMENT. The registration rights agreement may be amended or modified upon NEON's consent and the consent of holders holding a majority of the registrable securities then outstanding.

                                  OTHER MATTERS

LEGAL MATTERS


         Subject to the limitations and qualifications set forth therein, the description of the United States federal income tax consequences appearing under the heading "Material United States Federal Income Tax Consequences" in this joint proxy statement/prospectus is the subject of opinions issued by Day, Berry and Howard LLP, counsel to Globix, and Andrews Kurth LLP, counsel to NEON.


EXPERTS

         Globix's consolidated financial statements as of September 30, 2004 and September 30, 2003, and for each of the years in the three year period ended September 30, 2004 have been included in this joint proxy statement/prospectus and in the registration statement of which this joint proxy statement/prospectus is a part in reliance upon the reports of the following firms, upon the authority of said firms as experts in accounting and auditing:

         Amper, Politziner & Mattia PC, an independent registered public accounting firm, with regard to the consolidated financial statements for the fiscal years ending September 30, 2003 and September 30, 2004.

         The financial statements of Globix for the seven months ended April 30, 2002 and for the five months ended September 30, 2002 included in this joint proxy statement/prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting; and

         NEON's consolidated financial statements as of and for the years ended December 31, 2003 and 2002 have been included in this joint proxy statement/prospectus and in the registration statement of which this joint proxy statement/prospectus is a part in reliance upon the report of BDO Seidman, LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. NEON's consolidated financial statements as of and for the year ended December 31, 2001 have been included in this joint proxy statement/prospectus and in the registration statement of which this joint proxy statement/prospectus is a part in reliance upon the report of Arthur Andersen, LLP; however as described in the section of this joint proxy statement/prospectus entitled "Risk Factors," NEON was unable to obtain Arthur Andersen LLP's consent with respect to the use of its report in this joint proxy statement/prospectus and in the registration statement of which this joint proxy statement/prospectus is a part.

OTHER PROPOSALS

         As of the date of this joint proxy statement/prospectus, neither the NEON board of directors nor the Globix board of directors knows of any other matter that will be presented for consideration at its respective special meetings other than as described in this joint proxy statement/prospectus. If any other matters come before the special meetings or any adjournments or postponements thereof and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The individuals named as proxies for the NEON special meeting intend to vote or not to vote in accordance with the recommendation of the management of NEON. The individuals named as proxies for the Globix special meeting intend to vote or not to vote in accordance with the recommendation of the management of Globix.

                       WHERE YOU CAN FIND MORE INFORMATION

         Globix files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, like Globix, that file electronically with the SEC. The address of that site is http://www.sec.gov.

         Globix has filed a registration statement on Form S-4 of which this joint proxy statement/prospectus is a part. The registration statement registers the distribution to NEON stockholders of the shares of Globix common stock and preferred stock to be issued in connection with the merger.

         This joint proxy statement/prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Globix or the shares of common stock or preferred stock being issued in the merger, reference is made to the registration statement, including the schedules and exhibits thereto. Statements contained in this joint proxy statement/prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where such contract is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which such reference is made. Any document that Globix files may be inspected and copied at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549.

         Exhibits and schedules to this joint proxy statement/prospectus are available from Globix without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can also obtain such exhibits and schedules by requesting them in writing or by telephone from Globix at the following address:

                               Globix Corporation
                                139 Centre Street
                            New York, New York 10013
                              Attn: General Counsel
                            Telephone (212) 334-8500


         You can also contact Globix at its website, www.Globix.com. If you would like to request documents, please do so by February 23, 2005 to receive them before the special meeting.


         This document constitutes the prospectus of Globix and the joint proxy statement of NEON and Globix. Globix has supplied all information contained in this joint proxy statement/prospectus relating to Globix and NEON has supplied all such information relating to NEON.

         Neither Globix nor NEON has authorized anyone to give any information or make any representation about the merger, Globix or NEON that is different from, or in addition to, that contained in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                                             INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                               PAGE
                                                                                                                               ----

Report of Independent Registered Public Accounting Firm........................................................................F-2

Report of Independent Registered Public Accounting Firm........................................................................F-3

Report of Independent Registered Public Accounting Firm........................................................................F-4

Consolidated Balance Sheets-as of September 30, 2004 and 2003..................................................................F-5

Consolidated Statements of Operations- For the Year Ended September 30, 2004 (Successor Company), Year Ended September 30,
2003 (Successor Company), Five Months Ended September 30, 2002 (Successor Company) and Seven Months Ended April 30, 2002
(Predecessor Company)..........................................................................................................F-6

Statements of Changes in Stockholders' Equity (Deficit) and Comprehensive Income (Loss)- for the Year Ended September 30,
2004 (Successor Company), Year Ended September 30, 2003 (Successor Company), Five Months Ended September 30, 2002
(Successor Company) and Seven Months Ended April 30, 2002 (Predecessor Company)................................................F-7

Consolidated Statements of Cash Flows- for the Year Ended September 30, 2004 (Successor Company), Year Ended September 30,
2003 (Successor Company), Five Months Ended September 30, 2002 (Successor Company) and Seven Months Ended April 30, 2002
(Predecessor Company)..........................................................................................................F-8

Notes to Consolidated Financial Statements.....................................................................................F-10


                                                                F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Globix Corporation:

We have audited the accompanying consolidated balance sheets of Globix Corporation (a Delaware Corporation) and Subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss), and cash flows for each of the two years in the period ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Globix Corporation and Subsidiaries as of September 30, 2004 and 2003, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

In connection with our audits of the financial statements referred to above, we audited Schedule II - Valuation and Qualifying Accounts. In our opinion, the financial schedule, when considered in relation to the financial statements taken as a whole, presents fairly, in all material respects, the information stated therein.


/s/ Amper, Politziner & Mattia PC

December 1, 2004, except for Note 4 "Recent
  Accounting Pronouncements" and "Reclassification and Restatements" which are as of February 7, 2005
Edison, New Jersey

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Globix Corporation:

In our opinion, the accompanying consolidated statements of operations, cash flows and changes in stockholders' equity for the five months ended September 30, 2002 present fairly, in all material respects, the consolidated results of operations and cash flows of Globix Corporation and its subsidiaries (the Successor Company) in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for the five months ended September 30, 2002 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3, the United States Bankruptcy Court for the District of Delaware confirmed the Company's Prepackaged Plan of Reorganization (the "plan") on April 8, 2002. Confirmation of the plan substantially alters rights and interests of equity security holders as provided for in the plan. The plan was substantially consummated on April 25, 2002 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting as of May 1, 2002.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 3, 2003

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Globix Corporation:

In our opinion, the accompanying consolidated statements of operations, cash flows and changes in stockholders' deficit for the seven months ended April 30, 2002 present fairly, in all material respects, the consolidated results of operations and cash flows of Globix Corporation and its subsidiaries (the Predecessor Company) for the seven months ended April 30, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for the seven months ended April 30, 2002 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3, the Company filed a petition on March 1, 2002 with the United States Bankruptcy Court for the District of Delaware for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. The Company's Prepackaged Plan of Reorganization was substantially consummated on April 25, 2002 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting.

As discussed in Note 4, the Company changed the manner in which it accounts for goodwill and other intangible assets upon adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," on May 1, 2002.


/s/ PricewaterhouseCoopers LLP

New York, New York

February 3, 2003

                                          GLOBIX CORPORATION AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEETS
                                (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                                 SUCCESSOR COMPANY
                                                                                              -----------------------
                                                                                                    SEPTEMBER 30,
                                                                                              -----------------------
                                                                                                 2004         2003
                                                                                              ----------   ----------
ASSETS
Current assets:
Cash and cash equivalents .................................................................   $  12,075    $  24,503
Short-term investments ....................................................................       7,625        7,226
Marketable securities .....................................................................         458        1,531
Accounts receivable, net of allowance for doubtful accounts of $2,248 and
   $2,646, respectively ...................................................................       6,157        6,012
Prepaid expenses and other current assets .................................................       5,101        4,497
Restricted cash ...........................................................................       2,413        2,195
                                                                                              ----------   ----------
          Total current assets ............................................................      33,829       45,964
Investments ...............................................................................       1,988          697
Investments, restricted ...................................................................       2,324        4,733
Property, plant and equipment, net ........................................................      90,822      162,630
Intangible assets, net of accumulated amortization of $3,699 and $1,997, respectively......       7,656        8,158
Other assets ..............................................................................       1,923          100
                                                                                              ----------   ----------
          Total assets ....................................................................   $ 138,542    $ 222,282
                                                                                              ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligation and mortgage payable ..........................   $     555    $   1,510
Accounts payable ..........................................................................       6,599        5,846
Accrued liabilities .......................................................................       8,357        8,522
Deferred revenue ..........................................................................       2,852        1,637
                                                                                              ----------   ----------
          Total current liabilities .......................................................      18,363       17,515
Capital lease obligations, net of current portion .........................................         121          374
Mortgage payable ..........................................................................      19,606       19,912
11% Senior Notes ..........................................................................      72,202      112,321
Accrued interest - 11% Senior Notes .......................................................       3,349        5,182
Other long term liabilities ...............................................................       8,026       10,659
Put-option liability ......................................................................          --        2,968
                                                                                              ----------   ----------
          Total liabilities ...............................................................     121,667      168,931
                                                                                              ----------   ----------

Commitments and contingencies (Note 19):

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value; 500,000,000 shares authorized; 16,460,000
    issued and outstanding, for all periods presented .....................................         165          165
Additional paid-in capital ................................................................     100,012       97,191
Deferred compensation .....................................................................          (8)          --
Accumulated other comprehensive income ....................................................       4,498        2,401
Accumulated deficit .......................................................................     (87,792)     (46,406)
                                                                                              ----------   ----------
          Total stockholders' equity ......................................................      16,875       53,351
                                                                                              ----------   ----------
          Total liabilities and stockholders' equity ......................................   $ 138,542    $ 222,282
                                                                                              ==========   ==========


                The accompanying notes are an integral part of these consolidated financial statements.

                                                          F-5

                         GLOBIX CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                                              PREDECESSOR
                                                                             SUCCESSOR COMPANY                  COMPANY
                                                             ---------------------------------------------  --------------
                                                                                             FIVE MONTHS     SEVEN MONTHS
                                                              YEAR ENDED      YEAR ENDED        ENDED            ENDED
                                                             SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,     APRIL 30,
                                                                2004*           2003*            2002            2002
                                                             -------------   -------------   -------------   -------------
Revenue, net .............................................   $     61,190    $     60,177    $     30,723    $     51,273
Operating costs and expenses:
    Cost of revenue (excluding depreciation and
      amortization shown below) ..........................         34,296          33,785          10,458          22,123
    Selling, general and administrative ..................         28,969          30,635          29,313          57,206
    Loss on impairment of assets .........................         17,972              --              --           2,578
    Restructuring and other charges (credits) ............             --          (1,020)             --          24,834
    Depreciation and amortization ........................         13,828          15,523           6,060          28,115
                                                             -------------   -------------   -------------   -------------
                   Total operating costs and expenses ....         95,065          78,923          45,831         134,856
    Other operating income ...............................             --             345              --              --
                                                             -------------   -------------   -------------   -------------
Loss from operations .....................................        (33,875)        (18,401)        (15,108)        (83,583)
    Interest and financing expense .......................        (11,465)        (15,141)         (6,653)        (34,511)
    Interest income ......................................            540           1,179             787           2,024
    Other (expense) income, net ..........................          1,667           1,232            (157)           (509)
    Gain on discharge of debt ............................          1,747           6,023              --         427,066
    Minority interest in subsidiary ......................             --              --              --           5,778
    Reorganization items .................................             --              --              --          (7,762)
    Fresh start accounting adjustments ...................             --              --              --        (148,569)
                                                             -------------   -------------   -------------   -------------
Income (loss) before income taxes ........................        (41,386)        (25,108)        (21,131)        159,934
Income tax expense .......................................             --             167              --              --
                                                             -------------   -------------   -------------   -------------
Net income (loss) ........................................        (41,386)        (25,275)        (21,131)        159,934
Dividends and accretion on preferred stock ...............             --              --              --          (3,178)
                                                             -------------   -------------   -------------   -------------
Net income (loss) attributable to common stockholders ....   $    (41,386)   $    (25,275)   $    (21,131)   $    156,756
                                                             =============   =============   =============   =============
Earnings (loss) per common share:
Basic income(loss) per share attributable to common
    stockholders .........................................   $      (2.51)   $      (1.54)   $      (1.28)   $       3.96
                                                             =============   =============   =============   =============
Weighted average common shares outstanding--diluted ......     16,460,000      16,460,000      16,460,000      39,618,856
                                                             =============   =============   =============   =============
Diluted (loss) income per share attributable to common
    stockholders .........................................   $      (2.51)   $      (1.54)   $      (1.28)   $       3.30
                                                             =============   =============   =============   =============
Weighted average common shares outstanding--diluted ......     16,460,000      16,460,000      16,460,000      48,507,456
                                                             =============   =============   =============   =============

* Restated - see Note 4 "Reclassifications and Restatement."


                  The accompanying notes are an integral part of these consolidated financial statements.

                                                           F-6

                                                 GLOBIX CORPORATION AND SUBSIDIARIES
                       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME (LOSS)
                                              (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                             ACCUMULATED
                                                                                                OTHER                      TOTAL
                                                                    ADDITIONAL              COMPREHENSIVE              STOCKHOLDERS'
                                                 COMMON STOCK        PAID-IN     DEFERRED       INCOME    ACCUMULATED     EQUITY
                                              SHARES      AMOUNT     CAPITAL   COMPENSATION     (LOSS)      DEFICIT      (DEFICIT)
                                           ------------ ---------  ----------  ------------  -----------  ------------  ------------
Balance, October 1, 2001
  (Predecessor Company) .................   41,920,229  $    419   $ 171,176   $    (7,097)  $   (2,703)  $  (399,120)  $  (237,325)
Amortization of deferred
  compensation ..........................           --        --          --         7,027           --            --         7,027
Cancellation of restricted
  stock .................................      (23,750)       --         (70)           70           --            --            --
Dividends and accretion on
  preferred stock .......................           --        --      (3,178)           --           --            --        (3,178)
Comprehensive Income (loss):
     Net income .........................           --        --          --            --           --       159,934            --
     Unrealized holding gains ...........           --        --          --            --        1,185            --            --
     Foreign currency translation
         adjustments ....................           --        --          --            --       (1,807)           --            --
Total Comprehensive Income ..............           --        --          --            --           --            --       159,312
Fresh start accounting adjustments ......  (25,436,479)     (254)    (74,816)           --        3,325       239,186       167,441
                                           ------------ ---------  ----------  ------------  -----------  ------------  ------------
Balance, May 1, 2002
  (Successor Company) ...................   16,460,000       165      93,112            --           --            --        93,277
Comprehensive Income (loss):
     Net loss ...........................           --        --          --            --           --       (21,131)           --
     Unrealized holding losses ..........           --        --          --            --       (1,430)           --            --
     Foreign currency translation
         adjustments ....................           --        --          --            --        1,831            --            --
Total Comprehensive Loss ................           --        --          --            --           --            --       (20,730)
                                           ------------ ---------  ----------  ------------  -----------  ------------  ------------
Balance, September 30, 2002
  (Successor Company) ...................   16,460,000       165      93,112            --          401       (21,131)       72,547
Issuance of warrants to consultants .....           --        --       1,050            --           --            --         1,050
Capital contribution in minority-owned
  subsidiary, net .......................           --        --       5,997            --           --            --         5,997
Put-option ..............................           --        --      (2,968)           --           --            --        (2,968)
Comprehensive Income (loss):
     Net loss ...........................           --        --          --            --           --       (25,275)           --
     Unrealized holding gains ...........           --        --          --            --          195            --            --
     Foreign currency translation
         adjustments ....................           --        --          --            --        1,805            --            --
Total Comprehensive Loss ................           --        --          --            --           --            --       (23,275)
                                           ------------ ---------  ----------  ------------  -----------  ------------  ------------
Balance, September 30, 2003
  (Successor Company) ...................   16,460,000       165      97,191            --        2,401       (46,406)       53,351
Capital distribution in minority-owned
  subsidiary, net .......................           --        --        (202)           --           --            --          (202)
Deferred stock-based compensation .......           --        --          30           (30)          --            --            --
Amortization of deferred compensation ...           --        --          --            22           --            --            22
Purchase of warrants by a consultant ....           --        --          25            --           --            --            25
Put-option cancellation .................           --        --       2,968            --           --            --         2,968
Comprehensive Income (loss):
     Net loss ...........................           --        --          --            --           --       (41,386)           --
     Unrealized holding losses ..........           --        --          --            --         (168)           --            --
     Reclassification of unrealized
         holding losses to net
         realized losses ................           --        --          --            --          259            --            --
     Foreign currency translation
         adjustments ....................           --        --          --            --        2,006            --            --
Total Comprehensive Loss ................           --        --          --            --           --            --       (39,289)
                                           ------------ ---------  ----------  ------------  -----------  ------------  ------------
Balance, September 30, 2004
  (Successor Company) ...................   16,460,000  $    165   $ 100,012   $        (8)  $    4,498   $   (87,792)  $    16,875
                                           ============ =========  ==========  ============  ===========  ============  ============


                       The accompanying notes are an integral part of these consolidated financial statements.

                                                                F-7

                             GLOBIX CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       (AMOUNTS IN THOUSANDS)


                                                                                                                       PREDECESSOR
                                                                                  SUCCESSOR COMPANY                      COMPANY
                                                                  ------------------------------------------------   --------------
                                                                                                     FIVE MONTHS       SEVEN MONTHS
                                                                    YEAR ENDED       YEAR ENDED         ENDED             ENDED
                                                                   SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,       APRIL 30,
                                                                       2004             2003             2002              2002
                                                                  --------------   --------------   --------------   --------------
Cash Flows From Operating Activities
Net Income (Loss) .............................................   $     (41,386)   $     (25,275)   $     (21,131)   $     159,934
Operating activities:
 Depreciation and amortization ................................          13,828           15,523            6,060           28,115
 Provision for uncollectible receivables ......................             780            1,861            1,904            4,284
 Services contributed to minority-owned subsidiary ............              --               --               --              372
 Gain on debt discharge .......................................          (1,747)          (6,023)              --         (427,066)
 Restructuring and other charge (net of cash payment) .........              --           (1,020)              --            8,233
 Unrealized loss (gain) on short-term investment ..............            (784)            (439)              57               --
 Loss on impairment of investment .............................              --               --               --              490
 Loss on impairment of assets .................................          17,972               --               --            2,578
 Loss (gain) on sale of marketable securities .................             249               --               --              (27)
 Amortization of debt issuance costs ..........................              --               --               --              650
 Amortization of deferred compensation and issuance of
    stock warrants ............................................              22            1,050               --            7,027
 Write-off of note receivable .................................              --               --            4,078               --
 Minority interest in subsidiary ..............................              --               --               --           (5,778)
 Fresh start accounting adjustment ............................              --               --               --          148,569
Changes in assets and liabilities:
 Decrease (increase) in accounts receivable ...................            (100)            (639)           3,565           (3,449)
 Decrease (increase) in prepaid expenses and other current
    assets ....................................................             229            3,306            4,210           (4,574)
 Decrease (increase) in other assets ..........................            (357)             125               16               54
 Increase (decrease) in accounts payable ......................             427           (3,195)           1,362           (5,181)
 Increase (decrease) in accrued liabilities ...................             324           (7,093)          (1,762)             497
 Increase  in accrued interest ................................           9,367           12,359            5,500           31,431
 Other ........................................................            (392)          (2,728)            (180)          (1,152)
                                                                  --------------   --------------   --------------   --------------
Net Cash Provided by (Used in) Operating Activities ...........          (1,568)         (12,188)           3,679          (54,993)
                                                                  --------------   --------------   --------------   --------------
Cash Flows From Investing Activities
 Investments in short-term and long-term investments ..........          (1,436)          (2,017)          (5,449)              --
 Proceeds from restricted cash and investments ................           2,366            2,329              166           24,235
 Proceeds from sale of marketable securities ..................           1,000               --               --               64
 Proceeds from sale of property plant and equipment ...........          48,694               --               --               --
 Payment for business acquired from Aptegrity (Appendix A).....          (2,287)              --               --               --
 Deferred acquisition cost ....................................          (1,465)              --               --               --
 Return on strategic investments ..............................              --               --               51              193
 Purchase of property, plant and equipment ....................          (4,695)          (1,170)          (1,229)         (23,341)
                                                                  --------------   --------------   --------------   --------------
Net Cash Provided by (Used in) Investing Activities ...........          42,177             (858)          (6,461)           1,151
                                                                  --------------   --------------   --------------   --------------
Cash Flows From Financing Activities
 Repurchase of 11% Senior Notes ...............................         (49,573)         (14,612)              --               --
 Proceeds from exercise of stock options and warrants, net ....              25               --               --               --
 Capital contribution (distribution) in minority-owned
    subsidiary, net ...........................................            (202)           5,997               --               --
 Settlement of capital lease obligations ......................            (439)            (850)              --               --
 Repayment of long-term note payable ..........................          (2,666)              --               --               --
 Repayment of mortgage payable and capital lease obligation ...            (568)          (1,074)          (2,279)          (4,946)
                                                                  --------------   --------------   --------------   --------------
Net Cash Provided by (Used in) Financing Activities ...........         (53,423)         (10,539)          (2,279)          (4,946)
Effect of Exchange Rates Changes on Cash and Cash
    Equivalents ...............................................             386              526              (99)               8
                                                                  --------------   --------------   --------------   --------------
Decrease in Cash and Cash Equivalents .........................         (12,428)         (23,059)          (5,160)         (58,780)
Cash and Cash Equivalents, Beginning of Period ................          24,503           47,562           52,722          111,502
                                                                  --------------   --------------   --------------   --------------
Cash and Cash Equivalents, End Period .........................   $      12,075    $      24,503    $      47,562    $      52,722
                                                                  ==============   ==============   ==============   ==============


                       The accompanying notes are an integral part of these consolidated financial statements.

                                                                 F-8

                              GLOBIX CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       (AMOUNTS IN THOUSANDS)


                                                                                                                        PREDECESSOR
                                                                                  SUCCESSOR COMPANY                       COMPANY
                                                                   ------------------------------------------------    -------------
                                                                                                      FIVE MONTHS      SEVEN MONTHS
                                                                    YEAR ENDED        YEAR ENDED         ENDED             ENDED
                                                                   SEPTEMBER 30,     SEPTEMBER 30,    SEPTEMBER 30,       APRIL 30,
                                                                       2004              2003             2002              2002
                                                                   -------------     -------------    -------------    -------------
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest ........................................    $      5,797      $      2,294     $        975     $      2,101
Cash paid for income taxes ....................................    $        179      $         --     $         --     $         --
Non-cash investing and financing activities:
11% Senior Notes issued in payment of accrued interest ........    $      7,155      $     11,298     $         --     $         --
Equipment acquired under capital lease obligations ............    $         --      $         --     $         --     $      1,036
Capital expenditures included in accounts payable, capital
  liabilities and other long term liabilities .................    $         --      $         --     $        168     $        273
Cumulative dividends and accretion on preferred stock .........    $         --      $         --     $         --     $      3,178
Mandatorily redeemable convertible preferred stock ............    $         --      $         --     $         --     $     83,230
Restructuring of debt .........................................    $         --      $         --     $         --     $    427,066
Put-option ....................................................    $     (2,968)     $      2,968     $         --     $         --


APPENDIX A - PAYMENT FOR BUSINESS ACQUIRED FROM APTEGRITY:

                                                                                                                        PREDECESSOR
                                                                                  SUCCESSOR COMPANY                       COMPANY
                                                                   ------------------------------------------------    -------------
                                                                                                      FIVE MONTHS      SEVEN MONTHS
                                                                    YEAR ENDED        YEAR ENDED         ENDED             ENDED
                                                                   SEPTEMBER 30,     SEPTEMBER 30,    SEPTEMBER 30,       APRIL 30,
                                                                       2004              2003             2002              2002
                                                                   -------------     -------------    -------------    -------------
Current assets ................................................    $       (696)     $         --     $         --     $         --
Property, plant and equipment .................................            (738)               --               --               --
Current liabilities ...........................................             347
Other intangible assets .......................................          (1,200)               --               --               --
                                                                   -------------     -------------    -------------    -------------
                                                                   $     (2,287)     $         --     $         --     $         --
                                                                   =============     =============    =============    =============


                       The accompanying notes are an integral part of these consolidated financial statements.

                                                                 F-9

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


1. GENERAL

Globix Corporation and its subsidiaries ("Globix", the "Company" or the "Successor Company") is a provider of Internet solutions to businesses. The solutions include secure and fault-tolerant Internet data centers with network services providing network connectivity to the Internet and Internet-based managed services and application services, which include co-location, dedicated hosting, streaming media, and messaging services. The Company currently offers services from facilities in New York City, New York, Fairfield, New Jersey, Santa Clara, California, Atlanta, Georgia and London, England.

The financial statements presented have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission. As a result of the application of fresh start accounting as of May 1, 2002, in accordance with the American Institute of Certified Public Accountants Statement of Position No. 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", the Company's financial results for the fiscal year ended September 30, 2002 include two different bases of accounting and, accordingly, the operating results and cash flows of the Successor Company and the Predecessor Company have been separately disclosed. For the purposes of these financial statements, references to the "Predecessor Company" are references to the Company for periods prior to April 30, 2002 (the last day of the calendar month in which the Company emerged from bankruptcy) and references to the "Successor Company" are references to the Company for periods subsequent to April 30, 2002. The Successor Company's financial statements are not comparable to the Predecessor Company's financial statements. Although April 25, 2002 was the effective date of Globix's emergence from bankruptcy (the "Effective Date"), for financial reporting convenience purposes, the Company accounted for the consummation of the Plan of Reorganization (the "Plan") as of April 30, 2002.

The following table describes the periods presented in the financial statements and related notes thereto:

   PERIOD                                                  REFERRED TO AS
   ------                                                  --------------

   From May 1, 2002 through September 30, 2004             "Successor Company"

   From October 1, 2001 through April 30, 2002             "Predecessor Company"

The Company has historically experienced negative cash flow from operations and has incurred net losses. For the year ended September 30, 2004 the Company had a net loss of $41,386 and an accumulated deficit at September 30, 2004 of $87,792. Our ability to generate positive cash flows from operations and achieve profitability is dependant upon our ability to grow our revenue while maintaining our current cost structure and network efficiencies. Our management believes that steps taken as part of our restructuring efforts to reduce facilities and personnel, combined with ongoing efforts to derive efficiencies from our network, reduced our cash outflows to a level that meets our current revenue rate. The Company believes that its cash and investments are sufficient to meet its 2005 anticipated day-to-day operating expenses, commitments, working capital, capital expenditure and approximately $8,000 of interest payments under its 11% Senior Notes if its Board of Directors elects to make such payment in cash and not in kind. However, there can be no assurance that we will be successful in achieving sufficient profitability, attracting new customers, maintaining our existing revenue levels or reducing our outstanding indebtedness. In addition, in the future, the Company may make acquisitions or repurchase its indebtedness, which, in turn, may adversely affect the Company's liquidity. In such cases management will have to take drastic steps to reduce its operating expenses to meet its then revenue base and liquidity needs. Such steps may include further reduction of our headcount, consolidation or elimination of facilities, termination of low margin customers and negotiating with our creditors to restructure our indebtedness mainly but not limited to our 11% senior notes.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


2. MERGERS AND ACQUISITIONS

On October 31, 2003, Globix acquired for cash the business, substantially all of the assets and assumed certain liabilities of Aptegrity, Inc. ("Aptegrity"), a provider of web application and operations management services for a total net cash consideration of approximately $2,300. The acquisition was accounted for as a purchase; accordingly, the purchase price has been allocated to the assets acquired. The allocation of the purchase price among the identifiable intangible assets was based upon the Company's estimates of fair value of those assets. The Company has recorded $800 in respect of acquired trademarks and trade names which are being amortized on a straight-line basis over 7 years and $400 was recorded in respect of customer contracts which are being amortized on a straight-line basis over 2 years. The operations of Aptegrity are included in the consolidated statements from November 1, 2003. Pro forma information has not been provided due to immateriality of Aptegrity's results of operations.


On July 19, 2004, Globix signed a definitive merger agreement with NEON Communications, Inc. ("Neon"), a privately held provider of optical networking services for customers in the Northeast and mid-Atlantic markets. Neon's revenue for the year ended December 31, 2003 was $41,600. Under the merger agreement, holders of Neon common stock, options and warrants will receive 1.2748 shares of Globix common stock for each share of common stock, options or warrants owned by the holder. As a result of the merger, Neon will become a wholly owned subsidiary of Globix, and holders of Neon common stock and warrants will receive approximately 27.6 million shares of Globix common stock, representing approximately 56.7% of the outstanding shares of common stock of the combined entity. In addition at the closing, the combined entity's cash will be used to redeem one third of Neon's preferred stock and accrued dividends at closing and Globix will issue convertible preferred stock for the balance. Assuming a February 28, 2004 closing, Neon preferred stockholders will receive in the aggregate approximately $5,340 in cash and approximately 2,966,800 shares of a class of Globix preferred stock to be created in the merger, having an aggregate liquidation value of approximately $10,680. The new Globix preferred stock will vote together with the common stock and will be convertible into shares of Globix common stock. The Globix preferred stock will accrue dividends at a rate of 6% per annum and will be redeemable only at the option of Globix, and at the option of the holders upon a change in control.


Following the merger, the Board of Globix will include 4 members of the Board of Directors of Neon, 4 members of the current Globix Board and 1 member who currently serves on both the Globix and the Neon Boards.

The transaction is subject to a number of conditions, including approval of the merger by Neon stockholders, the registration of the Globix common stock and preferred stock to be issued in the merger and other regulatory approvals. The merger is also conditioned upon a debt for equity exchange where, in a private transaction, certain of Globix's senior secured note holders will exchange $12,500 in principal and accrued interest of its 2008 11% Senior Notes for approximately 4,545,455 shares of Globix common stock.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


3. REORGANIZATION AND EMERGING FROM CHAPTER 11

On March 1, 2002, the Company and two of its wholly-owned subsidiaries, Comstar.net, Inc. and ATC Merger Corp., filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, together with a prepackaged Plan with the United States Bankruptcy Court for the District of Delaware. The Company continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay its employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

On April 8, 2002, the bankruptcy court confirmed the Plan. Effective April 25, 2002, all conditions necessary for the Plan to become effective were satisfied or waived and the Company emerged from Chapter 11 bankruptcy protection.

As of the Effective Date of the Plan, all of the Company's existing securities were cancelled and:

o Each holder of the Company's 12.5% Senior Notes due 2010 (the "12.5% Senior Notes"), became entitled to receive, in exchange for its claims in respect of the 12.5% Senior Notes, its pro rata share of:

o $120,000 in aggregate principal amount of the Company's 11% Senior Secured Notes due 2008 (the "11% Senior Notes"), and

o 13,991,000 shares of the Company's common stock, representing 85% of the shares of the Company's common stock issued and outstanding following the Effective Date of the Plan;

o Each holder of shares of the Company's preferred stock outstanding immediately prior to the Effective Date of the Plan became entitled to receive, in exchange for its claims in respect of these shares of preferred stock, its pro rata share of 2,304,400 shares of the Company's common stock, representing 14% of the shares of the Company's common stock issued and outstanding following the Effective Date of the Plan; and

o Each holder of shares of the Company's common stock outstanding immediately prior to the Effective Date of the Plan became entitled to receive, in exchange for its claims in respect of these shares of common stock, its pro rata share of 164,600 shares of the Company's common stock, representing 1% of the shares of the Company's common stock issued and outstanding following the Effective Date of the Plan.

A total of 16,460,000 shares of the Company's common stock and $120,000 in aggregate principal amount of the 11% Senior Notes were deemed to be issued and outstanding on the Effective Date pursuant to the terms of the Plan, and are deemed to be issued and outstanding for purposes of these financial statements. As of September 30, 2002, however, no shares of the Company's common stock or 11% Senior Notes had been distributed. In October 2002, the Company distributed a total of 16,295,400 shares of common stock and $120,000 in aggregate principal amount of 11% Senior Notes. Pursuant to the terms of a Stipulation and Order that the Company entered into with the lead plaintiffs in the class action lawsuit described in Note 19, 229,452 of these shares of common stock and $1,968 in aggregate principal amount of these 11% Senior Notes were placed in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires the Company to pay an amount in excess of its liability insurance, then the Company will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10,000 or greater) or a portion of (in the event that this excess is less than $10,000) of the shares of common stock and 11% Senior Notes held in escrow. Distribution of the remaining 164,600 shares of common stock deemed to have been issued on the Effective Date, which are allocable under the terms of the Plan to the holders of the Company's common stock outstanding immediately prior to the Effective Date of the Plan, will occur following the resolution of the shareholder derivative suit against the Company and certain former officers and directors described in Note 19.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

MANAGEMENT ESTIMATES

The preparation of the Company's financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures of contingent assets and liabilities.


Significant estimates include estimates of the allowance for doubtful accounts, credit reserve, the useful lives and ultimate realizability of property, equipment, intangible assets, deferred tax valuation allowance, restructuring reserves and payroll and occupancy cost allocations between cost of revenue and selling, general and administrative expenses. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. Actual results may vary from these estimates under different assumptions or conditions.


PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. Included in the Company's consolidated results is a 0.01% owned subsidiary, 415 Greenwich GC Tenant, LLC. The Company controls all financial aspects of this entity. All significant intercompany accounts and transactions have been eliminated in consolidation.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN 46 classifies entities into two groups: (1) those for which voting interest are used to determine consolidation; and (2) those for which other interests (variable interest) are used to determine consolidation. FIN 46 deals with the identification of Variable Interest Entities ("VIE") and the business enterprise which should include the assets, liabilities, non-controlling interests, and results of activities of a VIE in its consolidated financial statements. FIN 46 has become effective during 2003. The adoption of FIN 46 did not have an effect on the Company's consolidated financial statements.

REVENUE RECOGNITION

Revenue consists primarily of Internet Hosting, Co-Location, Managed Services, Network Services and Internet Access.

We recognize revenue in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin, or SAB No. 104 "Revenue Recognition " which revises or rescinds certain sections of SAB No. 101, "Revenue Recognition". The changes noted in SAB 104 did not have a material effect on the Company's consolidated financial statements. The Company recognizes revenue when delivery has occurred, persuasive evidence of an agreement exists, the fee is fixed or determinable and collectability is probable. SAB No. 104 expresses the view of the Securities and Exchange Commission's staff in applying accounting principles generally accepted in the United States of America to certain revenue recognition issues. Under the provisions of SAB No. 104, set up and installation revenue are deferred and recognized over the estimated length of the customer relationship, which in the case of our business is approximately 36 months. Prior to April 30, 2002, the estimated length of the customer relationship was 12-18 months.

The Company maintains a provision for potential future credits which will be issued in respect of current revenues.

Monthly service revenue under recurring agreements related to Internet Hosting, Co-Location, Network Services, Internet Access and Managed Services is recognized over the period the service is provided. Revenue derived from project or event type Managed Service engagements is recognized over the life of the engagement. Payments received in advance of providing services are deferred until the period that these services are provided.

During the year ended September 30, 2002, the Company provided $802 and purchased $551 of data center services from a telecommunications operator. $318 of the transactions billed were settled monetarily, with the balance of $445 settled by offsetting or netting the remainder.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


COST OF REVENUE


         Cost of revenue consists primarily of telecommunications costs for Internet access and managed hosting, payroll and occupancy cost which we incur in support of our network operations, systems and customer services and the cost of hardware and software purchased for resale to customers. Payroll costs allocated to cost of revenue are based on the primary activity of the department such as maintaining the network, customer support and systems operations. Occupancy costs allocated to cost of revenue are based primarily on the square footage of our various facilities. Cost of revenue excludes depreciation and amortization. For the five month period ended September 30, 2002 and for the seven month period ended April 30, 2002, cost of revenue also exclude payroll and occupancy expenses, which are included under selling, general and administrative expenses. Accordingly, cost of revenue and selling, general and administrative expenses for the fiscal years 2004 and 2003 are not comparable to the cost of revenue and selling, general and administrative expenses included in prior periods presented. Telecommunications costs include the cost of providing local loop for connecting dedicated access customers to the Company's network, leased line and associated costs related to connecting with the Company's peering partners and costs associated with leased lines connecting the Company's facilities to its backbone and aggregation points of presence.


CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, restricted cash, marketable securities and accounts receivable. The Company maintains cash and cash equivalents, short-term investments and restricted cash with various major financial institutions, which invest primarily in U.S. Government instruments, high quality corporate obligations, certificates of deposit and commercial paper. The Company's cash and cash equivalent and investments in the U.S. may be in excess of insured limits and are not insured in other jurisdictions. The Company believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company believes that concentrations of credit risk with respect to trade accounts receivable are limited due to the Company's large number of customers. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential losses. No single customer of the Company individually comprised more than 10% of the Company's revenues for all periods presented.

In December 2000, the Company received a note for $4,100 relating to the settlement of a lease of a data center property. This note was to be paid on either the sale of the property, the lease of at least 95% of the property, or two years from the date of the note. The obligor has indicated that it has insufficient funds to satisfy the debt and does not intend to make payment. While the Company has made demand and intends to vigorously pursue legal remedy, in light of the financial condition of the obligor, the Company has written off the entire amount during the five month period ended September 30, 2002.

Short-term investments and marketable securities are well diversified and accordingly minimal credit risk exists with respect to these investments.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


CASH, CASH EQUIVALENTS AND RESTRICTED CASH

The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Included in restricted cash are funds held in escrow related to a mortgage on the Company's property located at 139 Centre Street and required share capital held in escrow for the Company's European subsidiaries. These funds are primarily invested in highly liquid investments with an original maturity of three months or less. The classification is determined based on the expected term of the collateral requirement or the availability of the funds and not the maturity date of the underlying securities.

MARKETABLE SECURITIES

Investment in marketable equity securities covered by SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities", were designated as available-for-sale. Accordingly, these securities are stated at fair value, with unrealized gains/ losses reported in accumulated other comprehensive income
(loss). Realized gain and losses are calculated based on specific identification method. Other-than-temporary declines in value from the original cost are charged to operations in the period in which the loss occurs. In determining whether other-than- temporary decline in the market value has occurred, the Company considers the duration that and the extent to which market value is below original cost. As of September 30, 2004 no impairment has been recorded. At September 30, 2004 and 2003, marketable securities had a cost basis of approximately $1,590 and $2,800 and a balance of unrealized losses of $1,132 and $1,226, respectively which was included in the Company's accumulated other comprehensive loss, a separate component of the stockholders' equity. During fiscal 2004 the Company sold certain marketable securities with a cost basis of $1,250 and fair market value of approximately $979 for a net consideration of approximately $1,000 resulting in a loss of $249.

INVESTMENTS

Short-term investments consist of an investment in a limited partnership which invests in fixed income securities and certain investments which do not meet the requirements to be reported as cash and cash equivalents. The limited partnership is accounted for in accordance with APB No. 18, "The Equity Method of Accounting for Investments in Common Stock". At September 30, 2004 and 2003 the limited partnership had a cost basis of $5,000 and $5,000, respectively and the unrealized gain from applying the equity method amounted to approximately $380 and $523, respectively, which were recorded in the Company's consolidated statements of operations.

Also included in investments are investments in mortgage and asset backed securities which do not meet the requirements to be reported as cash and cash equivalents. These investments are classified as available for sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income or loss in stockholders' equity. At September 30, 2004 and 2003, these investments had a cost of $3,742 and $2,466, respectively and the balance of unrealized loss from the "mark to market" adjustment of $12 and $9, respectively, which was included in the Company's accumulated other comprehensive loss, a separate component of the stockholders' equity.

Included in restricted investments as of September 30, 2004 and 2003 are amounts held in escrow related to the lease of the Company's facility located at Prospect House, 80 New Oxford Street, London, United Kingdom of approximately $2,000. In addition restricted investments as of September 30, 2003 included collateral funds for the note payable of $2,600. These funds are primarily invested in highly liquid investments with an original maturity of three months or less. The classification is determined based on the expected term of the escrow requirement and not the maturity date of the underlying securities. During April 2004, the Company reached an agreement with the holder of its $2,600 note payable to prepay the note prior to its maturity for a total consideration of $2,666, representing the face value of the note, accrued interest of $11 and a $55 settlement fee. Following the settlement the $2,600 included in the Company's long-term restricted investment were released from escrow.

ACCOUNTS RECEIVABLE

Accounts receivable are recorded at the invoiced amount and are non-interest bearing. At each reporting period the Company evaluates, on a specific basis, the economic condition of its customers and their ability and intent to pay their debt. If such evaluation shows that it is probable that a customer will not settle his full obligation, a reserve against accounts receivable in general and administrative expense is recorded for the non-recoverable amount. The Company also maintains a general bad debt reserve based on the aging of its customer's receivables and historical trends. In addition, during each reporting period the Company must make estimates of potential future credits, which will be issued in respect of current revenues. The Company analyzes historical credits and changes in customer demands regarding its current billings when evaluating credit reserves. If such analysis shows that it is probable that a credit will be issued, the Company reserves the estimated credit amount against revenues in the current period.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at depreciated historical cost adjusted for impairment and include fresh start adjustments. All identifiable assets recognized in accordance with fresh start accounting were recorded at the Effective Date of the Plan based upon an independent appraisal. Depreciation is provided using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. The estimated useful lives of property are as follows:

                                                                  YEARS
                                                                 -------
   Buildings and buildings improvements.......................   10 - 44
   Computer hardware and software and network equipment ......    2 - 7
   Office furniture and equipment ............................    3 - 7

Leasehold improvements are amortized over the term of the lease or life of the asset, whichever is shorter. Maintenance and repairs are charged to expense as incurred. The cost of additions and betterments are capitalized. The cost and related accumulated depreciation of property retired or sold are removed from the applicable accounts and any gain or loss is taken into income.

Software obtained for internal use is stated at depreciated historical cost adjusted for impairments and fresh start adjustments and is depreciated using the straight-line method over its estimated useful life.

The Company's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


INTANGIBLE ASSETS

The Company adopted Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standard No. 142, "Goodwill and other Intangible Assets "("SFAS 142") at the Effective Date of the Plan. SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination must be recognized as assets separate from goodwill. SFAS 142 addresses the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. This statement provides that intangible assets with indefinite lives and goodwill will not be amortized but, will be tested at least annually for impairment. If impairment is indicated then the asset will be written down to its fair value typically based upon its future expected discounted cash flows.

For the seven month period ended April 30, 2002 goodwill amortization amounted to $1,141. If the Company had adopted SFAS 142 as of October 1, 2001 and discontinued goodwill amortization, the Company's net income and loss per common share on a pro forma basis would have been as follows:


                                                                                                               PREDECESSOR
                                                                     SUCCESSOR COMPANY                           COMPANY
                                                    ----------------------------------------------------     --------------
                                                                                           FIVE MONTHS        SEVEN MONTHS
                                                      YEAR ENDED         YEAR ENDED            ENDED              ENDED
                                                     SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,        APRIL 30,
                                                         2004               2003               2002               2002
                                                    --------------     --------------     --------------     --------------
Net income (loss) .............................     $     (41,386)     $     (25,275)     $     (21,131)     $     159,934
  Add back goodwill amortization ..............                --                 --                 --              1,141

Adjusted net income (loss) ....................           (41,386)           (25,275)           (21,131)           161,075
  Dividends and accretion on
    preferred stock ...........................                --                 --                 --             (3,178)
                                                    --------------     --------------     --------------     --------------
Adjusted net income (loss)
  attributed to common stockholders ...........     $     (41,386)     $     (25,275)     $     (21,131)     $     157,897
                                                    ==============     ==============     ==============     ==============
Adjusted earnings (loss) per common share:
Basic earnings (loss) per share
  attributable to common stockholders .........     $       (2.51)     $       (1.54)     $       (1.28)     $        3.99
                                                    ==============     ==============     ==============     ==============
Diluted earnings (loss) per share
  attributable to common stockholders .........     $       (2.51)     $       (1.54)     $       (1.28)     $        3.32
                                                    ==============     ==============     ==============     ==============

Intangible assets of the Successor Company are as follows:

            o     trademarks and trade name;

            o     network build-out/know-how; and

            o     customer contracts.

The Company amortizes intangible assets by the straight line method over their estimated useful lives. Trademarks and trade name are amortized over a period of 7-15 years, network build out/know how are being amortized over 8 years and the customer contracts are amortized over 2-3 years.

Intangible assets are reviewed for impairment in accordance with SFAS No. 144. During the seven month period ended April 30, 2002, the Company recorded an impairment charge of $3,221 of intangible assets related to the acquisition of Comstar.net, Inc., which ceased its operations. No impairment of intangible assets was recognized during the years ended September 30, 2004 and 2003.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


INCOME TAXES

Deferred income taxes are provided in accordance with SFAS No. 109, "Accounting for Income Taxes" for differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company provides a valuation allowance on net deferred tax assets when it is more likely than not that these assets will not be realized. Certain tax benefits existed as of the Effective Date of the Plan but were offset by valuation allowances. The utilization of these benefits to reduce income taxes paid to U.S. Federal and state and foreign jurisdictions does not reduce the Company's income tax expense. Realization of net operating loss, tax credits and other deferred tax benefits from pre-emergence attributes will first reduce intangible assets until exhausted, and thereafter will be credited to additional paid in capital.

COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income", requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting method that includes amounts that historically have not been recognized in the calculation of net income. Comprehensive Income and Accumulated Other Comprehensive Income (Loss) includes net income, foreign currency translation, and unrealized gain (loss) on financial instruments and is included in the Consolidated Statements of Stockholders' Equity (Deficit).

FOREIGN CURRENCY TRANSLATION

The financial statements of the Company's foreign subsidiaries have been translated in accordance with SFAS No. 52, "Foreign Currency Translation". These subsidiaries' assets and liabilities are translated into U.S. Dollars at the year-end rate of exchange. Income and expense items are translated at the average exchange rate during the year. The resulting foreign currency translation adjustment is included in stockholders' equity as a component of accumulated other comprehensive income. Transaction gains and losses are recorded in the consolidated statement of operations.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


STOCK-BASED COMPENSATION

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" for recognizing stock-based compensation expense for financial statement purposes. For companies that choose to continue applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. The Company accounts for stock based compensation to consultants in accordance with EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and SFAS No. 123.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123", which provides optional transition guidance for those companies electing to voluntarily adopt the accounting provisions of SFAS No. 123. In addition, SFAS No. 148 mandates certain new disclosures that are incremental to those required by SFAS No. 123. The Company continued to account for stock-based compensation in accordance with APB No. 25.

The following table illustrates the effect on income (loss) attributable to common stockholders and earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                                                            PREDECESSOR
                                                                      SUCCESSOR COMPANY                       COMPANY
                                                     --------------------------------------------------     ------------
                                                                                          FIVE MONTHS       SEVEN MONTHS
                                                      YEAR ENDED         YEAR ENDED          ENDED             ENDED
                                                     SEPTEMBER 30,      SEPTEMBER 30,     SEPTEMBER 30,        APRIL 30,
                                                         2004               2003              2002              2002
                                                     -------------     --------------     -------------     ------------

Net income (loss), as reported attributable
   to common stockholders ......................     $    (41,386)     $     (25,275)     $    (21,131)     $   156,756
                                                     =============     ==============     =============     ============
Pro-forma net income (loss) attributed to
   common stockholders .........................     $    (41,901)     $     (26,488)     $    (21,131)     $   151,621
                                                     =============     ==============     =============     ============
Earning (loss) per share attributable to
   common stockholders
Basic - as reported ............................     $      (2.51)     $       (1.54)     $      (1.28)     $      3.96
                                                     =============     ==============     =============     ============
Basic - Pro-forma ..............................     $      (2.55)     $       (1.61)     $      (1.28)     $      3.83
                                                     =============     ==============     =============     ============
Diluted - as reported ..........................     $      (2.51)     $       (1.54)     $      (1.28)     $      3.30
                                                     =============     ==============     =============     ============
Diluted - Pro-forma ............................     $      (2.55)     $       (1.61)     $      (1.28)     $      3.19
                                                     =============     ==============     =============     ============

Under SFAS No. 123 the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                                                            PREDECESSOR
                                                                      SUCCESSOR COMPANY                       COMPANY
                                                     --------------------------------------------------     ------------
                                                                                          FIVE MONTHS       SEVEN MONTHS
                                                      YEAR ENDED         YEAR ENDED          ENDED             ENDED
                                                     SEPTEMBER 30,      SEPTEMBER 30,     SEPTEMBER 30,       APRIL 30,
                                                         2004               2003              2002              2002
                                                     -------------     --------------     -------------     ------------
Expected life (in years) ...................             5.0                4.2                --               6.0
Risk-free interest rate.....................             3.2%               2.7%               --               4.7%
Volatility..................................             120%               128%               --               133%
Dividend yield..............................             0.0%               0.0%               --               0.0%


                                                          F-19

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


EARNINGS (LOSS) PER SHARE

Basic earnings or loss per share is calculated by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings or loss per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding, adjusted for potentially dilutive securities. The following table summarizes the equivalent number of common shares assuming the related securities that were outstanding for each of the periods presented had been converted, but not included in the calculation of diluted loss per share because such shares are antidilutive:

                                                                                   PREDECESSOR
                                                  SUCCESSOR COMPANY                 COMPANY
                                 ----------------------------------------------   ------------
                                                                  FIVE MONTHS     SEVEN MONTHS
                                  YEAR ENDED       YEAR ENDED        ENDED           ENDED
                                 SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,      APRIL 30,
                                     2004             2003            2002            2002
                                 -------------   --------------   -------------   ------------
Employee Stock Options........      1,184,853        1,101,756              --     10,021,258
Warrants......................        500,000          500,000              --        194,797
                                 -------------   --------------   -------------   ------------
                                    1,684,853        1,601,756              --     10,216,055
                                 =============   ==============   =============   ============

The following is a reconciliation of basic earnings per share to diluted earnings per share:

                                                                    PREDECESSOR COMPANY
                                                     ------------------------------------------------
                                                             SEVEN MONTHS ENDED APRIL 30, 2002
                                                     ------------------------------------------------
                                                       NUMERATOR          DENOMINATOR      PER SHARE
                                                     INCOME (LOSS)           SHARES          AMOUNT
                                                     -------------       --------------   -----------
 Basic earnings per share:
 Net income......................................    $    159,934
 Dividends and accretion on preferred stock......          (3,178)
                                                     -------------       -------------
 Net income attributable to common stockholders      $    156,756          39,618,856     $     3.96
                                                     =============       =============    ===========

 Add back dividends on preferred stock...........           3,178           8,888,600

 Diluted earnings per share:
                                                     -------------       -------------
 Net income attributable to common stockholders      $    159,934          48,507,456     $     3.30
                                                     =============       ==============   ===========

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of free standing financial instruments: (1) mandatorily redeemable financial instruments; (2) obligations to repurchase the issuer's equity shares by transferring assets and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. For all financial instruments entered into or modified after May 31, 2003, SFAS No. 150 is effective immediately. For all other instruments of public companies, SFAS No. 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003. For contracts that were created or modified before May 31, 2003 and still exist at the beginning of the first interim period beginning after June 15, 2003, entities should record the transition to SFAS No. 150 by reporting the cumulative effect of a change in an accounting principle. SFAS No. 150 prohibits entities from restating financial statements for earlier years presented. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial statements.

On December 16, 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), "Share-Based Payment", which is a revision of SFAS No. 123. SFAS No. 123(R) supersedes APB 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. This revised standard will be effective for our reporting period beginning July 1, 2005.

As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB 25 intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)'s fair value method will have an impact on our result of operations, although it will have no impact on our overall financial position. The impact of the modified prospective adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had we adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income and earnings per share as shown in the table above.

RECLASSIFICATIONS AND RESTATEMENT

Certain amounts from prior years have been reclassified to conform with current year presentation.

The Company restated its previous presentation of cost of revenue and selling, general and administrative costs for fiscal years 2004 and 2003 by allocating certain payroll and occupancy expenses previously included under selling general and administrative expenses to cost of revenue. Due to the unstable environment during and after bankruptcy, it is impracticable to provide a meaningful allocation for periods prior to October 1, 2002 and accordingly cost of revenues for the five months ended September 30, 2002 and the seven months ended April 30, 2002 exclude payroll and occupancy expenses. Accordingly, cost of revenue and selling, general and administrative expenses for the fiscal years 2004 and 2003 are not comparable to the cost of revenue and selling, general and administrative expenses included in prior periods presented. The effect of the restatements on the Company's consolidated statements of operations is as follows:


                                        Year Ended September 30, 2004          Year Ended September 30, 2003
                                        -----------------------------          -----------------------------
                                                        Previously                                 Previously
                                          Restated       Reported                    Restated       Reported
                                          --------      ----------                   --------      ----------
Cost of Revenue                          $  34,296       $  19,747                  $  33,785     $  19,990
Selling, general and administrative         28,969          43,518                     30,635        44,430
Total operating costs and expenses          95,065          95,065                     78,923        78,923
Loss from operations                        33,875          33,875                     18,401        18,401
Net loss                                    41,386          41,386                     25,275        25,275

Basic and diluted loss per share         $    2.51       $    2.51                  $    1.54      $   1.54


5. FRESH START ACCOUNTING

In accordance with SOP 90-7, the Company determined its enterprise value as of the emergence date at $240,000. This amount was based upon several generally accepted valuation methodologies including discounted cash flows, comparable public company analysis and comparable mergers and acquisitions analysis. The tangible assets were valued using the costs and market comparables methods. The intangible assets were valued using the income approach and the cost approach methods. Certain of the following assumptions which were used by the Company in determining the enterprise value are highly subjective:

     o 3-15- year cash flow depending on the asset evaluated, with no residual value assigned;
     o   Corporate income tax rate of 45%;
     o   Discount rate of 20%.

The assigned equity values are based upon the reorganized value of the ongoing business and include significant estimates made by management based on information available as of the Effective Date. Valuation methodologies require the input of highly subjective assumptions. Actual future results and events could differ substantially from current estimates and assumptions. Any changes in valuation could affect the Company's balance sheet.

In accordance with the principles of fresh start accounting, the Company has adjusted the value of its assets and liabilities to their fair values as of April 30, 2002. The equity value of the Successor Company at May 1, 2002 was calculated as follows:

Enterprise Value........................................     $       240,000
11% Senior Notes........................................            (120,000)
Mortgage Payable........................................             (20,536)
Capitalized Leases......................................              (6,187)
                                                             ----------------
Equity value of Successor Company                            $        93,277
                                                             ================

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


The net effect of all fresh start accounting adjustments resulted in a charge of $148,569 which is reflected in the Predecessor Company's statement of operations for the seven month period ended April 30, 2002. The interest of $11,507 on the 12.5% Senior Notes for the period March 1, 2002 through the Effective Date was not accrued in accordance with SOP 90-7.

On the Effective Date of the Plan, the Company recognized a gain of $427,066 associated with the exchange of the 12.5% Senior Notes for the 11% Senior Notes and shares of the Company's common stock under the Plan. As a result of the adoption of SFAS No. 145, "Rescission of SFAS Nos. 4, 44, and 64, Amendment of SFAS 13, and Technical Corrections as of April 2002", the gain was reclassified from extraordinary item to a gain on extinguishment of debt included in the Predecessor Company's Statement of Operations for the seven month period ended April 30, 2002

The Successor Company's gain on discharge of debt at April 30, 2002 was calculated as follows:

Carrying value of 12.5% Senior Notes.......................................    $   600,000
Carrying value of related accrued interest.................................         43,750
Carrying value of 11% Senior Notes.........................................       (120,000)
Carrying value of capitalized costs associated with 12.5% Senior Notes.....        (17,398)
85% of equity value of Successor Company...................................        (79,286)
                                                                               ------------
     Gain on discharge of debt                                                 $   427,066
                                                                               ============

The effects of the transactions contemplated by the Plan and the application of fresh start accounting on the Company's consolidated balance sheet are as follows:

                                                PREDECESSOR                                                   SUCCESSOR
                                                  COMPANY                                                      COMPANY
                                                  APRIL 30,         DEBT                 FRESH START           APRIL 30,
                                                    2002          DISCHARGE             ADJUSTMENTS(1)           2002
                                               --------------   -------------         ----------------      -------------
ASSETS
Cash and cash equivalents                      $      52,722    $         --          $            --       $     52,722
Marketable securities                                  2,757              --                       --              2,757
Accounts receivable, net                              11,959              --                       --             11,959
Prepaid expenses and other current assets             17,264              --                   (2,024)            15,240
Restricted cash.                                       4,018              --                       --              4,018
                                               --------------   -------------         ----------------      -------------
       Total current assets                           88,720              --                   (2,024)            86,696
Investments, restricted                                5,114              --                       --              5,114
Property, plant and equipment, net                   333,063              --                 (155,693)           177,370
Debt issuance costs, net                              18,250         (17,398)(a)                 (852)                --
Intangible assets, net                                    --              --                   10,155             10,155
Other assets                                             500              --                     (208)               292
                                               --------------   -------------         ----------------      -------------
       Total assets                            $     445,647    $    (17,398)         $      (148,622)      $    279,627
                                               ==============   =============         ================      =============


                                                            F-22

                                                 GLOBIX CORPORATION AND SUBSIDIARIES
                                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                       PREDECESSOR                                        SUCCESSOR
                                                                        COMPANY                                            COMPANY
                                                                        APRIL 30,        DEBT             FRESH START      APRIL 30,
                                                                          2002        DISCHARGE          ADJUSTMENTS(1)      2002
                                                                       ----------     ----------         -------------    ----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current portion of capital lease
   obligation and mortgage payable ................................     $   5,239      $      --         $     (1,690)    $   3,549
Accounts payable ..................................................         7,782             --                 (110)        7,672
Accrued liabilities ...............................................        26,067         (2,713)(b)           (2,264)       21,090
Accrued restructuring .............................................         3,122             --                   --         3,122
                                                                        ----------     ----------        -------------    ----------
       Total current liabilities ..................................        42,210         (2,713)              (4,064)       35,433
Liabilities not subject to compromise:
Capital lease obligation, net of current
   portion ........................................................         6,383             --               (3,499)        2,884
Mortgage payable ..................................................        20,291             --                   --        20,291
11% Senior Notes ..................................................            --        120,000(c)                --       120,000
Other long-term liabilities .......................................           232             --                7,510         7,742
                                                                        ----------     ----------        -------------    ----------
       Total liabilities not subject to compromise ................        69,116        117,287                  (53)      186,350
Liabilities subject to compromise .................................       643,750       (643,750)(c),(d)           --            --
                                                                        ----------     ----------        -------------    ----------
       Total liabilities ..........................................       712,866       (526,463)                 (53)      186,350
MANDATORILY REDEEMABLE
   CONVERTIBLE PREFERRED STOCK ....................................        83,695        (83,695)(e)               --            --
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY ..............................      (350,914)       592,760             (148,569)       93,277
                                                                        ----------     ----------        -------------    ----------
       Total liabilities and
         stockholders' (deficit) equity ...........................     $ 445,647      $ (17,398)        $   (148,622)    $ 279,627
                                                                        ==========     ==========        =============    ==========

(a) To remove debt issuance cost associated with the 12.5% Senior Notes.
(b) To remove accrued dividends payable on mandatorily redeemable convertible preferred stock.
(c) To exchange 12.5% Senior Notes for 11.0% Senior Notes.
(d) To remove accrued interest on 12.5% Senior Notes.
(e) To remove mandatorily redeemable convertible preferred stock.
(1) To adjust assets and liabilities to fair value.

6. REORGANIZATION ITEMS

Reorganization expenses are expenses incurred by the Predecessor Company in connection with its reorganization under Chapter 11 of the Bankruptcy Code.
Reorganization items included in the Predecessor Company's Statement of Operations include professional fees directly related to the Predecessor
Company's bankruptcy. Reorganization expenses included in the statement of operations were approximately $7,762 for the seven-month period ended April 30, 2002. No reorganization items were incurred by the Company in any of the other periods presented.

7. PREPAID EXPENSES AND OTHER CURRENT ASSETS

                                                        SUCCESSOR COMPANY
                                                  -----------------------------
                                                          SEPTEMBER 30,
                                                  -----------------------------
                                                      2004            2003
                                                  ------------     ------------
Prepaid expenses.............................     $     4,036      $     3,797
Accrued interest income......................              16                7
Notes receivables............................             219              152
Other........................................             830              541
                                                  ------------     ------------
                                                  $     5,101      $     4,497
                                                  ============     ============


                                      F-23

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


8. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                                       SUCCESSOR COMPANY
                                                                 ----------------------------
                                                                         SEPTEMBER 30,
                                                                 ----------------------------
                                                                     2004            2003
                                                                 -----------     ------------
Land..........................................................   $    1,170      $     2,713
Building and building improvements............................       49,428           84,380
Leasehold improvements........................................       42,486           75,286
Computer hardware and software and network equipment..........       20,166           15,454
Furniture and equipment.......................................        4,632            3,846
                                                                 -----------     ------------
                                                                    117,882          181,679
Less: Accumulated depreciation and amortization...............      (27,060)         (19,136)
Add: Construction in progress.................................           --               87
                                                                 -----------     ------------
Property, plant and equipment, net............................   $   90,822      $   162,630
                                                                 ===========     ============

Depreciation expense, were $12,126, $14,069, $5,517 and $26,974 for the year ended September 30, 2004, the year ended September 30, 2003, the five months ended September 30, 2002 and the seven months ended April 30, 2002, respectively. During the seven month period ended April 30, 2002, the Company determined that impaired assets previously held for disposal were to be used in operations and accordingly $643 of this charge was reversed. The Company did not record any impairment of property, plant and equipment during the year ended September 30, 2003.

During October 2003 the Company reached an agreement, which was subject to various closing conditions, to sell the property located at 415 Greenwich Street, New York, NY ("the Property") for total cash consideration of approximately $60,000. The sale of the Property was completed on January 22, 2004. In connection with the sale the Company recorded during the year ended September 30, 2004, an impairment charge of $17,972 to write-down the Property to its market value less cost to sell of approximately $12,000, reflecting a $7,000 payment required to be made to a third party investor in the Property (See Note 9), approximately $1,800 of property taxes due in connection with the sale, $450 of sale related bonuses (See Note 21) and other related expenses. On March 3, 2004, the Company used approximately $44,000 of the net proceeds to repurchase $40,274 in principal amount of its outstanding 11% Senior Notes Due 2008 at par value plus accrued interest in the amount of $3,716. The Company intends to use the remaining balance of the net proceeds from the sale for working capital purposes.

Certain computer and network equipment are recorded under capital leases that aggregated approximately $685 and $1,770 as of September 30, 2004 and 2003, respectively. Accumulated amortization on the assets recorded under capital leases aggregated approximately $129 and $257 as of September 30, 2004 and 2003, respectively. As part of the sale of the Property during the year ended September 30, 2004, the Company paid $319 to terminate several capital lease obligations totaling $785. The early termination resulted in a gain of $466, which was offset from the impairment charge recorded as part of the sale of the Property. In addition, the Company purchased certain of its equipment recorded under capital lease for a total consideration of $120. The acquired assets had a carrying value of approximately $213 and the related balance of the capital lease was $194. The transaction resulted in a net reduction of $74 to the balance of the Company's property and equipment. During the year ended September 30, 2003, the Company purchased certain of its equipment recorded under capital lease for a total consideration of $850. The acquired assets had a net carrying value of $1,364 and the related balance of the capital lease was $1,690. The transaction resulted in a net reduction of $840 in the balance of the Company's network equipment.

ATC Merger Corp. ("ATC Corp."), a wholly owned subsidiary of the Company, owns the land and building located at 139 Centre Street, New York, New York ("139 Centre St. Building"). The nine-story building with approximately 160,000 square feet of floor space houses the Company's corporate headquarters and one of its Internet data center facilities. A former owner has the right to purchase the Centre Street property and is entitled to additional consideration if the Company sells the property in an amount equal to the greater of (a) $1,000 (subject to increase after June 1, 2018 by ten percent and an additional ten percent every fifth year thereafter), or (b) 10% of the gross sales price of the property if the sales price is greater than $17,500. As to the use of the 139 Centre St. Building to secure the Company's mortgage note see Note 15.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


9. MINORITY INTEREST

In September 2000, the Company purchased the Property. The Property is a certified historic structure eligible for historic tax credits ("Tax Credits") based on qualified expenditures, as defined in the Internal Revenue Code.

In June 2001, the Company entered into an agreement whereby the Tax Credits generated from the renovation of the Property will be utilized by a third party (the "Investor") via a subsidiary (the"LLC") in consideration for a capital contribution to the LLC of approximately $16,549, which represents a 99.9% interest in the LLC. As of September 30, 2004, the LLC had received approximately $11,872 of such capital contribution and paid a total of $299 as capital distribution . As a result of the sale of the Property the Company will not receive the remaining balance of capital contribution or make any additional capital distributions, see also Note 8.

Although the Company's ownership of the LLC is 0.1%, the Company has consolidated the financial statements of the LLC since inception due to effective control of the LLC by the Company resulting in a minority interest in subsidiary in the accompanying consolidated financial statements. The following table reflects the summary statement of operations data for the LLC for the year ended September 30, 2004, the year ended September 30, 2003, the five months ended September 30, 2002 and the seven months ended April 30, 2002:

                                                                                              PREDECESSOR
                                                          SUCCESSOR COMPANY                     COMPANY
                                            ----------------------------------------------   ------------
                                                                             FIVE MONTHS     SEVEN MONTHS
                                             YEAR ENDED       YEAR ENDED        ENDED           ENDED
                                            SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,      APRIL 30,
                                                2004             2003            2002            2002
                                            -------------   --------------   -------------   ------------
Revenue..................................   $      1,925    $       7,700    $      3,208    $     4,492
Net Loss.................................         (3,152)            (439)           (195)        (7,374)
                                            =============   ==============   =============   ============
Basic and diluted loss per share
 attributable to common stockholders.....   $      (0.08)   $       (0.01)   $      (0.01)   $     (0.19)
                                            =============   ==============   =============   ============

The Investor had a Put Option with the Company which provided that during the 6 months following the 61st month after the date of the certification of the qualifying rehabilitation expenditures (the "Certification Date") which occurred on September 17, 2002, the Investor may require the Company to purchase the Investor's interest in the LLC for an amount equal to 25% of the Investor's capital contribution in the LLC. If the Investor does not exercise its Put Option, the Company may exercise a Call Option during a period of 24 months following the 73rd month after the Certification Date. The Call Option allows the Company to acquire the Investor interest in LLC for the greater of the fair market value of the Investor interest in the LLC or an amount equal, on an after tax basis, to taxes payable by the Investor upon the sale of its investment. In connection with the $7,000 termination payment (See Note 8), the Investor agreed to cancel the Put Option.

The Put Option was recorded at its fair value and was marked to fair value through stockholders' equity. At September 30, 2003 the fair value of this option approximated $2,968. As a result of the cancellation of the Put Option during the year ended September 30, 2004, the Company reversed the put-option liability through stockholder's equity and accordingly the balance of the Put Option as of September 30, 2004 is $0.

See also Note 8 as to the sale of the Property during January 2004 and the related payment to the Investor.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


10. INTANGIBLE ASSETS

                                                                   SUCCESSOR COMPANY
                                          -----------------------------------------------------------------
                                                 SEPTEMBER 30, 2004                SEPTEMBER 30, 2003
                                          -----------------------------------------------------------------
                                           GROSS CARRYING     ACCUMULATED    GROSS CARRYING     ACCUMULATED
                                               AMOUNT        AMORTIZATION        AMOUNT        AMORTIZATION
                                          ---------------    ------------    --------------    ------------
Trademarks and trade names.........       $        2,372     $       358     $       1,584     $       149
Network build-out know-how.........                7,453           2,251             7,453           1,320
Customer contracts.................                1,530           1,090             1,118             528
                                          ---------------    ------------    --------------    ------------
                                          $       11,355     $     3,699     $      10,155     $     1,997
                                          ===============    ============    ==============    ============

Identifiable intangible assets amortization expense amounted to $1,702, $1,454, $543 and $0, for the year ended September 30, 2004, for the year ended September 30, 2003, for the five months ended September 30, 2002 and for the seven months ended April 30, 2002, respectively.

Estimated future annual amortization expense as of September 30, 2004 is as follows:

YEAR ENDING SEPTEMBER 30,
-------------------------
2005 ............................    $  1,573
2006 ............................       1,167
2007 ............................       1,150
2008 ............................       1,150
2009 ............................       1,150
Thereafter.......................       1,466
                                     ---------
Total............................    $  7,656
                                     =========

11. ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                                           SUCCESSOR COMPANY
                                                      ------------------------
                                                            SEPTEMBER 30,
                                                      ------------------------
                                                         2004          2003
                                                      ----------    ----------
Franchise tax, sales tax and property tax.........    $   1,127     $   1,663
Salaries, benefits and commissions................        1,856         1,521
Telecommunications accrual........................        2,429         2,370
Negative leasehold obligation.....................          710           678
Restructuring ....................................           25            68
Professional fees ................................          785           586
Other  ...........................................        1,425         1,636
                                                      ----------    ----------
                                                      $   8,357     $   8,522
                                                      ==========    ==========

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


12. RESTRUCTURING AND OTHER

The Company recorded net restructuring of $24,834 in the seven month period ended April 30, 2002 in order to reduce certain Internet data center lease obligations and close certain network access points and network aggregation points, resulting in the termination of certain employees, lease obligations and write-off of certain equipment, leasehold improvements and other costs. This amount is comprised of $28,395 of which $16,407 was for the write-off of previously escrowed lease deposit and landlord inducement and legal payments, $6,922 was for the write-off of equipment and leasehold improvements, $2,120 for facilities closings and $2,946 was associated with employee terminations (148 employees). These were offset by reversals of $3,561, related to revised estimates and a $1,184 vendor settlement related to an asset impaired in the prior year. Reversals related to contract settlement charges and facility closings were primarily for settling certain facility contracts and purchase commitments for amounts lower than originally planned. Reversals related to fiscal 2001 asset write downs were primarily related to adjustments to estimated Plant, Property and Equipment impairment. Actual impairment amounts were less than the original estimates. The Company believes these actions will result in ongoing annual operating expense savings of approximately $24,000.


The following table displays the activity and balances of the restructuring reserve account:

                                                                RESTRUCTURING                                   OTHER
                                              ---------------------------------------------------  ---------------------------------
                                                  EMPLOYEE         CONTRACT           FACILITY          ASSETS
                                                TERMINATION       SETTLEMENTS         CLOSING         WRITE-DOWN          TOTAL
                                              --------------   ----------------   ---------------  ----------------  ---------------
 October 1, 2001 Balance
  (Predecessor Company) ....................  $       1,006     $        4,050    $        1,953   $         2,182   $        9,191
 Additional Restructure Charge..............          2,946             16,407             2,120             6,922           28,395
 Deductions-Non-Cash........................           (889)                --              (422)           (6,922)          (8,233)
 Deductions-Cash............................         (2,520)           (18,480)           (1,669)               --          (22,669)
 Reversal to Fiscal 2001 Plan...............             --               (678)             (701)           (2,182)          (3,561)
                                              --------------   ----------------   ---------------  ----------------  ---------------
 April 30, 2002 Balance
  (Predecessor Company) ....................            543              1,299             1,281                --            3,123
 Deductions-Cash............................           (400)                --              (895)               --           (1,295)
                                              --------------   ----------------   ---------------  ----------------  ---------------
 September 30, 2002 Balance
  (Successor Company) ......................            143              1,299               386                --            1,828
 Deduction-Cash.............................           (143)              (485)             (112)               --             (740)
 Reversal of accruals.......................             --               (814)             (206)               --           (1,020)
                                              --------------   ----------------   ---------------  ----------------  ---------------
 September 30, 2003 (Successor
  Company) .................................             --                 --                68                --               68
 Deduction-Cash.............................             --                                  (43)               --              (43)
 September 30, 2004 (Successor                --------------   ----------------   ---------------  ----------------  ---------------
  Company) .................................  $          --     $           --    $           25   $            --   $           25
                                              ==============   ================   ===============  ================  ===============

The remaining liability is expected to be settled in cash.


                                                                F-27

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


13. OTHER LONG TERM LIABILITIES

Other long-term liabilities consist of the following:

                                                       SUCCESSOR COMPANY
                                                  --------------------------
                                                         SEPTEMBER 30,
                                                  --------------------------
                                                     2004           2003
                                                  ------------    ----------
Note payable................................      $        --     $   2,600
Negative leasehold obligation...............            6,905         7,247
Deferred rent...............................              829           486
Other.......................................              292           326
                                                  ------------    ----------
                                                  $     8,026     $  10,659
                                                  ============    ==========

The Company had a $2,600 note payable, due November 15, 2005. The note bears interest, payable monthly, at the rate of Prime plus 1%. The note was collateralized by an irrevocable standby letter of credit. The related funds were included in restricted investments on the accompanying consolidated balance sheet for September 30, 2003. During April 2004, the Company reached an agreement with the holder of its $2,600 note payable to prepay the note prior to its maturity for a total consideration of $2,666, representing the face value of the note, accrued interest of $11 and a $55 settlement fee. Following the settlement the $2,600 included in the Company's long-term restricted investment were released from escrow.

On July 21, 1999, the Company established a trust (the "Rabbi Trust") for the benefit of a former executive. The trust agreement was for three years beginning in April 1999 through March 1, 2002. The agreement was amended on March 21, 2001, and provided for payments from the Rabbi Trust commencing April 2001. Payments were made from the Trust until March 1 2002, when Globix and two of its wholly-owned subsidiaries filed for Chapter 11. The Company was in litigation over the trust which was settled pursuant to court order confirmation of the settlement dated June 13, 2003. Pursuant to this settlement, Mr. Bell received a distribution of $990 and the Company received a distribution of approximately $1,700. The amount of approximately $100 was retained by the trustee to cover the costs of winding up the trust. See also Note 19.

In connection with fresh start accounting at the Effective Date, the Company recorded a Negative Leasehold Liability associated with three of its Internet data centers. The Negative Leasehold Liability amount was determined by independent appraisal and based upon research of the local market condition in each market and estimation of the net effective market rental rates in comparison to the Company's contractual lease rates through expiration of the lease. Such liability will be amortized to reduce lease expense over the remaining life of the lease as follows:

YEAR ENDING SEPTEMBER 30,
----------------------------------
2005 .............................     $       710
2006 .............................             710
2007 .............................             710
2008 .............................             710
2009..............................             710
Thereafter........................           4,065
                                       ------------
Total.............................           7,615
Less: Current Portion.............            (710)
                                       ------------
Long-term Portion.................     $     6,905
                                       ============

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


14. 12.5% SENIOR NOTES AND 11% SENIOR NOTES

In February 2000, the Company issued $600,000 in aggregate principal amount of its 12.5% Senior Notes in a private placement resulting in net proceeds of approximately $580,000. In connection with the offer of the 12.5% Senior Notes the Company incurred costs of approximately $20,000 that were being amortized over ten years using the effective interest method.

As of the Effective Date, all of the existing 12.5% Senior Notes were cancelled and each holder of the 12.5% Senior Notes became entitled to receive, in exchange for its 12.5% Senior Notes, its pro rata share of $120,000 in aggregate principal amount of the 11% Senior Notes and 13,991,000 shares of the Company's common stock, representing 85% of the shares of the Company's common stock issued and outstanding following the Effective Date. The interest of $11,507 on the 12.5% Senior Notes for the period March 1, 2002 through the Effective Date was not accrued in accordance with SOP 90-7. See Note 5 as to the accounting treatment applied under the Fresh Start Accounting.

The Company is deemed to have issued the 11% Senior Notes on the Effective Date in one series that is initially limited to $120,000 aggregate principal amount of 11% Senior Notes. However, none of the 11% Senior Notes had been distributed as of September 30, 2002. In October 2002, the Company distributed $120,000 in aggregate principal amount of the 11% Senior Notes, which included $1,968 in aggregate principal amount of Senior Notes placed in reserve in escrow pursuant to a Stipulation and Order entered into with the lead plaintiffs in the class action lawsuit described in Note 19.

The 11% Senior Notes will mature on May 1, 2008. The 11% Senior Notes bear interest at 11% per annum, payable annually in May of each year, commencing on May 1, 2003. Interest on the 11% Senior Notes for the first two year period following the initial date of issuance is payable in kind by the issuance of additional notes with terms identical to the 11% Senior Notes (other than the date of issuance) in a principal amount equal to the interest payment then due. For the two year period thereafter, interest is payable in cash or, at the Company's option when authorized by its board of directors, in additional notes with terms identical to the 11% Senior Notes (other than the date of issuance), or in any combination of cash and additional notes. For the remaining two years until maturity, interest is payable in cash.

The 11% Senior Notes were issued under an indenture dated as of April 23, 2002 (the "Indenture"), among the Company, HSBC Bank USA, as trustee (the "Trustee") and Bluestreak Digital, Inc., Gamenet Corporation, NAFT Computer Service Corporation, NAFT International Ltd., PFM Communications, Inc., GRE Consulting, Inc., 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC, 415 Greenwich GC MM, LLC, Comstar.net, Inc. and Comstar Telecom & Wireless, Inc., as the initial Subsidiary Guarantors. See Note 22 for additional disclosures related to the Subsidiary Guarantors. During 2003, the Company merged each of these subsidiary guarantors, other than 415 Greenwich GC, 415 Greenwich GC Tenant, LLC, 415 Greenwich GC MM, LLC, with into the Company. Under the terms of the Indenture, the guarantees by 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC and 415 Greenwich GC MM, LLC ceased to be effective upon the sale of the Property (See
Note 8).

Each holder of the 11% Senior Notes will have the right to require the Company to repurchase all or a portion of its 11% Senior Notes for a purchase price equal to 101% of the principal amount of that holder's 11% Senior Notes plus accrued and unpaid interest to the date of repurchase in the event that:

o Subject to certain exceptions, any person, entity or group of persons or entities becomes the beneficial owner, directly or indirectly, of 50% or more of the Company's outstanding voting securities;

o At any time during the two-year period following the distribution of the 11% Senior Notes, the individuals that comprise a majority of the Company's board of directors on the date of distribution of the 11% Senior Notes, plus any new directors elected to the Company's board of directors during this two-year period, cease to comprise a majority of the Company's board of directors;

o Subject to certain exceptions, the Company consolidates with or merges with or into another entity, the Company sells or leases all or substantially all of its assets to another entity or any entity consolidates with or merges with or into the Company, in each case pursuant to a transaction in which the Company's outstanding voting securities are changed into or exchanged for cash, securities or other property, unless no person, entity or group of persons or entities owns, immediately after the transaction, more than 50% of the Company's outstanding voting stock,

The Company does not believe that the proposed merger with Neon will constitute a change in control given the overlapping ownership between the Company and Neon.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


The Indenture contains a number of covenants that impose significant operating and financial restrictions on the Company and its subsidiaries. These restrictions significantly limit, and in some cases prohibit, among other things, the ability of the Company and certain of its subsidiaries to incur additional indebtedness, create liens on assets, enter into business combinations or engage in certain activities with subsidiaries. As of September 30, 2004 and 2003, the Company was in compliance with the material operating and financial restrictions imposed upon the Company contained in the Indenture.

During the year ended September 30, 2003, the Company repurchased in the open market for $14,612 a portion of its outstanding 11% Senior Notes, which had a principal value of approximately $19,074 and associated accrued interest of $1,561. As a result of the repurchase the Company recorded a gain on discharge of debt in the amount of $6,023. During the year ended September 30, 2003 the Company issued an additional $11,298 in 11% Senior Notes as payment of accrued interest on the 11% Senior Notes.

On October 3, 2003, the Company repurchased in the open market for $5,583 a portion of its outstanding 11% Senior Notes, which had a principal value of $7,000 and associated accrued interest of $330. As a result of the repurchase the Company recorded a gain on discharge of debt in the amount of $1,747. On March 3, 2004, following the sale of the Property, the Company used approximately $44,000 to repurchase $40,274 in principal amount of its outstanding 11% Senior Notes at par value plus accrued interest in the amount of $3,716 (See also Note 8). During the year ended September 30, 2004 the Company issued an additional $7,155 in 11% Senior Notes as payment of accrued interest on the 11% Senior Notes.

15. MORTGAGE PAYABLE

On January 25, 2000, the Company borrowed $21,000 from a financial institution pursuant to a mortgage note secured by the Company's property at 139 Centre Street, New York. Interest is payable at 9.16% (subject to adjustment on February 11, 2010) based on a 25 year amortization schedule. Principal and interest payments of $178.5 are payable monthly and any balance of the principal and all accrued and unpaid interest is due and payable in February 2025.

Future mortgage payments due under as of September 30, 2004 are as follows:

YEAR ENDING SEPTEMBER 30,
-------------------------
2005..............................................      $    2,142
2006..............................................           2,142
2007..............................................           2,142
2008..............................................           2,142
2009..............................................           2,142
Thereafter .......................................          23,269
Less: Amount representing interest................         (14,067)
                                                       ------------
Present value of net mortgage payments............          19,912
Less: Principal Current Portion...................            (306)
                                                       ------------
Long-term Portion.................................      $   19,606
                                                       ============

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


16. STOCKHOLDERS' EQUITY

RESTRICTED STOCK GRANT

In December 2000, the Company granted 3,063,490 shares of restricted stock to certain employees and directors. The restricted stock awards vested 25% per year over a four-year period on the anniversary date of the grant. In connection with this restricted stock grant, the Company recorded a deferred compensation charge of $8,999 in stockholders' equity. This deferred compensation was to be recorded as compensation expense over the four-year vesting period. In April 2002, the Company's board of directors approved the vesting of 100% of the remaining unvested restricted shares. This resulted in a non-cash charge to compensation expense of $5,100 in April 2002. Compensation expense recorded in the seven month period ended April 30, 2002 was $7,027.

STOCK OPTION PLANS

On March 14, 2003, the Company's board of directors approved the 2003 Stock Option Plan (the "2003 Plan"). The 2003 Plan provides for the grant of stock options to purchase up to 1,828,889 shares of the Company's common stock to any employee, officer, director, or consultant of the Company at an exercise price equal to at least the fair market value at the date of grant. All options granted under the 2003 Plan shall terminate no later than ten years from the date of grant, 50% of options granted under the 2003 Plan vest ratably over a period of up to 3 years with certain acceleration clauses while the remainder of the 50% vest upon meeting certain financial conditions. As of September 30, 2004 644,036 options are available for future grants. While the 2003 Plan was approved by the Company's stockholders during the annual stockholders meeting in February 2004 all prior grants approved by the Company's board of directors were considered as granted for accounting purposes.

Outstanding options, which are subject to meeting certain financial conditions, are accounted for in accordance with FIN 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans an interpretation of APB Opinions No. 15 and 25". These options are subject to variable accounting and are valued quarterly over their respective periods until all performance goals are satisfied or until the options are vested, forfeited or cancelled. For the year ended September 30, 2004 the Company recorded deferred stock compensation of $30 and a non-cash charge of $22 representing the amortization of deferred stock compensation of $22. These balances were based on the amount by which the common stock closing price at September 30, 2004 exceeded the exercise price of the unvested variable options. As of September 30, 2003 the closing price of the common stock was below the exercise price and accordingly the Company did not record any expense in respect of unvested variable options for the year ended September 30, 2003.

Until the Effective Date the Company's shareholders approved several options plans. As a result of the Company's reorganization, all outstanding options and warrants granted under those plans were cancelled and such plans were considered void as of the Effective Date.

Summary Stock Option Activity

The following table summarizes stock option information with respect to all stock options for the three years ended September 30, 2003:

                                                                NUMBER OF       WEIGHTED AVERAGE
                                                                 SHARES          EXERCISE PRICE
                                                               ------------     ----------------
Options outstanding, October 1, 2001 .........................  10,394,781       $        8.66
   Granted                                                       3,219,200                0.45
   Canceled                                                     (3,592,723)               5.83
                                                               ------------
Options outstanding, April 30, 2002 ..........................  10,021,258       $        7.03
   Canceled                                                    (10,021,258)               7.03
                                                               ------------
Options outstanding, May 1, 2002 and September 30, 2002 ......          --       $          --
   Granted                                                       1,355,976                3.04
   Canceled                                                       (254,220)               3.04
                                                               -----------
Options outstanding, September 30, 2003 ......................   1,101,756       $        3.04
   Granted                                                         175,000                4.10
   Canceled                                                        (91,903)               3.04
                                                               ------------
Options outstanding, September 30, 2004 ......................   1,184,853       $        3.20
                                                               ============


                                      F-31

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


The weighted average fair value of options granted was $3.41 and $1.89 for the years ended September 30, 2004 and 2003, respectively, and $0.41 for the seven months ended April 30, 2002.

On March 14, 2003, the Company's board of directors approved the sale to Communication Technology Advisors, LLC ("CTA") of a fully vested warrant exercisable for 500,000 shares of the Company's common stock at an exercise price of $3.00 per share. CTA provides consulting services to the Company and was a related party until June 24, 2003 (See Note 21). During January 2004, CTA purchased the warrants for $25. Following the purchase of the warrant, it will be immediately exercisable for a period of 10 years from the date of issuance. Since CTA is a provider of services to the Company the value of the warrant is expensed as determined by using the Black Scholes valuation model. The assumptions used in the Black- Scholes model include the risk free rate of 2.92%, volatility of 133%, no dividend yield, a contractual life of 10 years and an expected life of five years with a fair market value of $2.50. The fair value of the warrant of $ 1,050 was expensed as part of SG&A during the year ended September 30, 2003. The CTA warrant is not included in the aforementioned table.

In April 1998, the Company completed a $160.0 million debt financing consisting of 160,000 units, each unit consisting of a note in the principal amount of one thousand dollars and one warrant to purchase 14.08 shares of common stock (total of 2,252,800 shares of common stock) at a purchase price of $3.51 per share. Of the 2,252,800 shares underlying the original 160,000 warrants, 194,797 shares remained, until canceled on the Effective Date.

17. 401(K) PLAN

The Company offers its eligible U.S. employees the opportunity to participate in a defined contribution retirement plan qualifying under the provisions of
Section 401(k) of the Internal Revenue Code ("the 401(k) Plan"). Each employee is eligible to contribute, on a tax-deferred basis, a portion of annual earnings not to exceed certain federal income tax limitations. The Company made discretionary contributions for all eligible employees who contribute to the 401(k) Plan in an amount not exceeding 50% of each participant's first 4% of compensation contributed as elective deferrals for the Plan year. The Company contributed approximately $110 to the 401(k) Plan during the period ended April 30, 2002. The Company ceased making contributions to the 401(k) Plan effective January 1, 2002.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


18. INCOME TAXES

The Company accounts for income taxes under SFAS. No. 109, "Accounting for Income Taxes". This statement applies an asset and liability approach that requires the recognition of deferred tax assets and liabilities with respect to the expected future tax consequences of events that have been recognized in the consolidated financial statements and the Company's tax returns.

The provision for income taxes for the periods below differs from the amount computed by applying the federal statutory rate due to the following:

                                                                                                     PREDECESSOR
                                                              SUCCESSOR COMPANY                        COMPANY
                                              --------------------------------------------------    -------------
                                                                                   FIVE MONTHS       SEVEN MONTHS
                                               YEAR ENDED        YEAR ENDED           ENDED              ENDED
                                              SEPTEMBER 30,     SEPTEMBER 30,      SEPTEMBER 30,       APRIL 30,
                                                  2004              2003               2002              2002
                                              -------------     -------------      -------------    -------------
 Statutory Federal income tax rate......          (35)%             (35)%              (35)%              35%
 State and local taxes, net of Federal
     benefit............................          (10)%             (10)%              (10)%              14%
 Other:                                            --                --                 --                 5%

 Valuation Allowance. ..................           45%               45%                45%              (54)%
 Effective income tax rate..............           --                --                 --                --

Significant components of the deferred tax assets and liabilities are as follows:

                                                          SUCCESSOR COMPANY
                                                  ----------------------------------
                                                            SEPTEMBER 30,
                                                  ----------------------------------
                                                       2004                2003
                                                  --------------       -------------
Deferred tax assets:
Net operating loss carryforwards.............     $      85,222        $     48,318
Restructuring reserve........................                --                 364
Allowance for doubtful accounts..............               516                 589
Depreciation and amortization................            31,323              46,771
Deferred rent................................               373                 219
Deferred revenue.............................               272                 783
Other........................................                11                  31
                                                  --------------       -------------
Total deferred tax assets                               117,717              97,075
Less: valuation allowance....................          (117,717)            (97,075)
                                                  --------------       -------------
Total net deferred tax assets                     $          --        $         --
                                                  ==============       =============

The Company is in an accumulated loss position for both financial and income tax reporting purposes. The Company has U.S. Federal income tax loss carryforwards of approximately $173,158 at September 30, 2004. These income tax loss carryforwards expire through 2024. The U.S. Federal income tax loss carryforwards were reduced upon emergence from bankruptcy due to the Internal Revenue Code's rules and regulations related to the cancellation of indebtedness income that is excluded from taxable income. Since the Plan provided for substantial changes in the Company's ownership, the Company's use of its net operating loss carryforward may be limited. The Company has not yet determined the impact, if any that changes in ownership have had on net operating loss carryforwards. As of September 30, 2004, the Company also has net operating loss carryforwards of approximately $24,335 from its United Kingdom Subsidiaries, which do not expire under U.K. tax rules. For financial reporting purposes, income tax benefits through September 30, 2004 related to both U.S. Federal and foreign income tax losses are fully offset by a valuation allowance due to the uncertainty of the Company's ability to realize income tax benefits by generating taxable income in the future.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


The Company's emergence from bankruptcy in fiscal 2002 did not create a new tax reporting entity. Accordingly, the adjustments required to adopt fresh start accounting are not applicable for the Company's tax reporting and therefore, deferred tax items were recognized concurrently with the recognition of the respective fresh start accounting adjustments. In addition pursuant to SOP No. 90-7, reversals of the valuation allowance recorded against deferred tax assets that existed as of the emergence date will first reduce intangibles until exhausted and thereafter are reported as additional paid in capital as opposed to income tax expense. The balance of the valuation allowance for which this treatment is required was approximately $80,400 at September 30, 2004 and 2003.

19. COMMITMENTS AND CONTINGENCIES

Leases

The Company has minimum monthly usage/maintenance levels with certain of its telecommunications carriers expiring in various years through 2009. The Company also leases certain of its facilities and various equipment under non-cancelable operating leases expiring in various years through 2017. Total lease expense for under operating leases for the year ended September 30, 2004, the year ended September 30, 2003, the seven months ended April 30, 2002 and for the five months ended September 30, 2002 was $6,502, $5,800, $6,101 and $2,993,
respectively.

Future minimum payments due under these operating leases and telecommunications carrier usage commitments as of September 30, 2004 are as follows:

YEAR ENDING SEPTEMBER 30,            TELECOM          LEASES          TOTAL
-----------------------------    -------------    ------------    --------------
2005.........................     $     9,738     $     6,777     $      16,515
2006.........................           7,947           6,863            14,810
2007.........................           3,962           6,810            10,772
2008.........................           3,842           6,826            10,668
2009.........................              75           6,875             6,950
Thereafter...................              --          41,878            41,878
                                 -------------    ------------    --------------
Total                             $    25,564     $    76,029     $     101,593
                                 =============    ============    ==============

Capital Lease Obligation

Future minimum lease payments due under capital leases as of September 30, 2004 are as follows:

YEAR ENDING SEPTEMBER 30,
-------------------------
2005..............................................      $      249
2006..............................................             121
Less: Amount representing interest................             (--)
                                                        -----------
Present value of net minimum lease payments.......             370
Less: Principal Current Portion...................            (249)
                                                        -----------
Long-term Portion.................................      $      121
                                                        ===========

Rentals Due From Third Parties

As of September 30, 2004, we leased to third parties office space in our New York building for periods ranging between two to six years and subleased space in our London offices for periods ranging between three to ten years. Lease income for the year ended September 30, 2004 and 2003 was approximately $1,640 and $430. Lease income for the five months ended September 30, 2002 and the seven months ended April 30, 2002 were immaterial.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


As of September 30, 2004, future minimum rental and sublease income are as follows:

YEAR ENDING SEPTEMBER 30,
-----------------------------
2005.........................         $   1,645
2006.........................             1,720
2007.........................             1,308
2008.........................               957
2009.........................               760
Thereafter...................             2,112
                                      ----------
Total                                 $   8,502
                                      ==========

Letters of Credit

As of September 30, 2003 the Company had collateralized letters of credit aggregating to $2,600. The related funds are included in restricted cash and investments on the accompanying consolidated balance sheet for September 30, 2003. Following the payment of the long-term note payable in April 2004, the collateral was cancelled, see also Note 13.

Employment and Other Contractual Agreements

Peter K. Stevenson

Effective April 15, 2002, the Company entered into an employment agreement with Peter K. Stevenson for his services as the Company's President and Chief Executive Officer. Mr. Stevenson's employment agreement expired in July 2003, and was extended until July 31, 2004 subject to extension for successive six month periods with the mutual consent of Globix and Mr. Stevenson. Mr. Stevenson's base salary is $308 per year. Mr. Stevenson is also eligible for an annual bonus equal to up to 50% of his base salary which is contingent upon the Company meeting certain performance targets and a bonus contingent on the success the Company may have in the purchase or sale of certain assets or disposition or acquisition of certain business in sums to be determined by the Company's compensation committee. In addition, under the terms of Mr. Stevenson's employment agreement, Mr. Stevenson was granted options to acquire 548,667 shares of the Company's common stock. As of September 30, 2004 and 2003 all of Mr. Stevenson's options were fully vested.

Mr. Stevenson's employment agreement provides that in the event that the Company terminates his employment for any reason other than cause, if Mr. Stevenson terminates his employment for good reason or if Mr. Stevenson's employment terminates as a result of his death or permanent disability, then Mr. Stevenson is entitled to a years' salary.

Contingencies

On January 28, 2002, a derivative suit was filed in the United States District Court for the Southern District of New York against the Company, as nominal defendant, and certain of our current and former directors and officers. The action is entitled Susan Boney, Individually and Derivatively on behalf of Nominal Defendant Globix Corp, Plaintiff v. the named former Board of Directors (pre-Bankruptcy), Defendants and Globix Corp, a Delaware Corporation, Nominal Defendant. Plaintiffs brought the action against the former board and certain executives seeking damages and expenses for breach of fiduciary duty for violations of federal and state securities laws alleging misrepresentations of Globix's financial performance from 2000 through 2001. We believe that the allegations in this lawsuit are without merit and we intend to vigorously defend against them. In addition, the plaintiff has not pursued her claims since the filing of the lawsuit. Although there can be no assurance as to the outcome or effect of this lawsuit, we do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows.

On August 12, 2004, the United States District Court for the Southern District of New York approved the settlement of a class action lawsuit entitled In re Globix Corp Securities Litigation, No. 02-CV-00082. This lawsuit named as defendants Globix and our former officers Marc Bell, Peter Herzig (who remains a director of Globix) and Brian Reach, and asserted claims under sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder on behalf of all persons or entities who purchased our securities between November 16, 2000 and December 27, 2001. The lawsuit alleged that the defendants failed to disclose the true state of the Company's financial condition during this period. Under the settlement, which remains subject to appeal, the Company has agreed to pay $3,500 (all of which would be covered by insurance) to settle all claims against it. A motion for reconsideration of the fee award has been filed by those plaintiffs' law firms whose fees were not included in the settlement. Although there can be no assurance as to the outcome of the motion, the Company does not believe that the ultimate liabilities, if any, resulting from this appeal will have a material adverse impact on our business, financial condition, results of operations or cash flows.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit. The Stipulation and Order provides that 229,452 shares of our common stock and $1,968 in aggregate principal amount of the 11% Senior Notes will be held in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10,000 or greater) or a portion of (in the event that this excess is less than $10,000) the shares of our common stock and the 11% Senior Notes being held in escrow. Based on the court approval of the settlement agreement, the Company does not believe that the shares of common stock and 11% Senior Notes that are being held in escrow are likely to be distributed to the class action litigants and their attorneys.

On June 12, 2002, Robert B. Bell, a former officer and director of the Company, filed a complaint in the United States District Court for the Southern District of New York, entitled Robert B. Bell v. Arnold M. Bressler, as Trustee, and Globix Corporation, alleging breach of contract claims related to the failure to make payments under a trust, which the Company refers to as the Rabbi Trust, that Globix formed pursuant to an employment agreement with Mr. Bell. In addition, in connection with the same underlying issues, on July 24, 2002 the Company filed a complaint in the United States Bankruptcy Court for the District of Delaware entitled Globix Corporation v. Arnold N. Bressler, as Trustee of the Globix Corporation Rabbi Trust and Robert B. Bell. Subsequently, these litigations were consolidated in the United States Bankruptcy Court matter.

This consolidated action was settled on June 13, 2003. As a result of the settlement, Mr. Bell received a distribution of approximately $990 and Globix received a distribution of approximately $1,700 from the Rabbi Trust.

On February 6, 2003, a putative derivative suit was filed in New York State Supreme Court (County of New York) against the Company, as nominal defendant, and Lehman Brothers Inc., Chase Securities, Inc., Credit Suisse First Boston Corporation, Merrill Lynch Pierce Fenner & Smith Incorporation, Salomon Smith Barney Inc. and ABN Amro Securities LLC (as successor to ING Barings, LLC), the initial purchasers in our February 2000 offering of the 12.5% Senior Notes. The suit alleges that the underwriting discount granted to the initial purchasers of the 12.5% Notes violated Section 5-531 of the New York General Obligations Law, which limits the amount that can be charged by a loan broker. On March 6, 2003, the plaintiff and the initial purchasers entered into a tolling agreement that would result in the dismissal of the action without prejudice pending action on a motion to dismiss an amended complaint submitted in a similar case involving debt securities issued by another corporation. On March 13, 2003, the court dismissed the action without prejudice. On July 17, 2003, the plaintiff and the initial purchasers extended their tolling agreement to allow the plaintiff to re-file a complaint against the Company at any time during a period of ten days following the disposition on appeal in the case involving the other corporation. On February 2, 2004, the case against the other corporation was decided against the plaintiff and accordingly no further action has been taken against the Company.

On November 12, 2003, the Company was served with a complaint filed in the United States Court for Southern District of New-York, entitled Alfred G. Binford v. Globix Corporation, alleging breach of contract claims related to the failure to make payments under an employment letter, as amended, seeking damages in the amount of $2,113. Although there can be no assurance as to the outcome or effect of this lawsuit, we do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows. The Company has accrued its estimated liability. A court date is expected in the second quarter of fiscal 2005.

From time to time Globix is involved in legal proceedings in the ordinary course of our business operations. Although there can be no assurance as to the outcome or effect of any legal proceedings to which the Company is a party, the Company does not believe, based on currently available information, that the ultimate liabilities, if any, arising from any such legal proceedings would have a material adverse impact on our business, financial condition, results of operations or cash flows.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


20. SEGMENT INFORMATION

The Company reports segment information under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". Effective April 1, 2001 and for the fiscal year ended September 30, 2001, the Company began to evaluate its results of operations based on one operating segment. Previously the Company reported under two operating segments.

                                                                                                          PREDECESSOR
                                                                    SUCCESSOR COMPANY                       COMPANY
                                                   -------------------------------------------------     -------------
                                                                                        FIVE MONTHS       SEVEN MONTHS
                                                    YEAR ENDED        YEAR ENDED           ENDED              ENDED
                                                   SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,        APRIL 30,
                                                       2004               2003             2002               2002
                                                   -------------     -------------     -------------     -------------
Revenues:
      United States ..........................     $     35,537      $     36,833      $     20,410      $     37,747
      Europe (mainly the United Kingdom) .....           25,653            23,344            10,313            13,526
                                                   -------------     -------------     -------------     -------------
      Consolidated ...........................     $     61,190      $     60,177      $     30,723      $     51,273
                                                   =============     =============     =============     =============

Operating income (loss):
      United States ..........................     $    (37,755)     $    (22,631)     $    (15,069)     $    (54,433)
      Europe (mainly the United Kingdom) .....            3,880             4,230               (39)          (29,150)
                                                   -------------     -------------     -------------     -------------
      Consolidated ...........................     $    (33,875)     $    (18,401)     $    (15,108)     $    (83,583)
                                                   =============     =============     =============     =============

Long-lived assets:
      United States ..........................     $     64,978      $    137,279      $    148,559
      United Kingdom .........................           25,844            25,351            26,151
                                                   -------------     -------------     -------------
      Consolidated ...........................     $     90,822      $    162,630      $    174,710
                                                   =============     =============     =============


Although the Company operates in one operating segment, there are 4 major service lines as detailed in the table below. Data for fiscal year 2002 has not been provided due to impracticability.

                                                                 SUCCESSOR COMPANY
                                                          -----------------------------
                                                           YEAR ENDED      YEAR ENDED
                                                          SEPTEMBER 30,   SEPTEMBER 30,
                                                              2004            2003
                                                          -------------   -------------
Internet Hosting and Co-Location.....................     $     23,760    $     26,048
Managed Services.....................................           18,996          13,342
Network Services and Internet Access.................           17,483          19,034
Hardware and Software Sales, DSL and Other ..........              951           1,753
                                                          -------------   -------------
Revenue, net                                              $     61,190    $     60,177
                                                          =============   =============


                                      F-37

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


21. RELATED PARTY TRANSACTIONS

CONSULTING AGREEMENT WITH COMMUNICATION TECHNOLOGY ADVISORS

The Company and Communication Technology Advisors LLC ("CTA"), are parties to a consulting agreement. Jared E. Abbruzzese, who was a member of the Company's board of directors as of September 30, 2002 and resigned during the year ended September 30, 2003, is the Founder and Chairman of CTA and is actively engaged in all aspects of CTA's business.

Under this agreement, the Company engaged CTA to act as the Office of the Chief Restructuring Officer, providing the Company with a wide range of business advisory services. As consideration for the services provided by CTA, the Company pays CTA a monthly fee of $65. The Company also reimburses CTA for its out-of-pocket expenses incurred in connection with rendering services to the Company during the term of the agreement. In addition to the monthly fee and expense reimbursement, CTA is also entitled to a success fee in the amount of $1,500 upon the achievement of certain success milestones. On August 14, 2004, CTA waived any rights that it might have to the success fee with respect to the proposed merger with Neon and accordingly no accrual for the success fee was required as of September 30, 2004.

CTA was originally introduced to the Company as a financial advisor to the unofficial committee of holders of the 12.5% Senior Notes prior to the commencement of the Company's Chapter 11 case. CTA received a total of $594 in fees in connection with its service as financial advisor to the unofficial committee and to the Company and was reimbursed a total of $46 for out-of-pocket expenses through September 30, 2002. As a result of this engagement, the Company was introduced to Peter K. Stevenson, currently the Company's president and Chief Executive Officer, who was among several CTA representatives providing advisory services to the unofficial committee and to several other clients of CTA unrelated to the Company. Mr. Stevenson does not own an equity interest in CTA, nor is he actively consulting for or employed by CTA.

Neither CTA, nor any of its principals or affiliates as of September 30, 2002 or thereafter was a stockholder of the Company, nor does it hold any debt of the Company (other than indebtedness as a result of consulting fees and expense reimbursement owed to CTA in the ordinary course under its existing agreement with the Company). See Note 16 for warrant granted by the Company to CTA.

From September 2002 through December 2002, CTA subleased office space from Net One Group, Inc., a company founded by Mr. Stevenson. CTA paid a total of $4.8 in rent to Net One Group under the sublease.

CTA has advised the Company that in connection with the conduct of its business in the ordinary course it routinely advises clients in, and appears in restructuring cases involving, telecommunications companies throughout the country. CTA has also advised the Company that certain holders of the Company's common stock and/or debt securities and/or certain of their respective affiliates or principals are current clients of CTA in matters unrelated to the Company, former clients of CTA in matters unrelated to the Company and affiliates of clients who are (or were) represented by CTA in matters unrelated to the Company.

The consulting services described above were approved by a majority of the Company's disinterested directors.

For the years ended September 30, 2004 and 2003, the Company recorded in respect of CTA, consulting expenses and reimbursement of expenses of $827 and $810, respectively. Although CTA continues to provide the Company with ongoing consulting services, it is no longer considered a related party as of September 30, 2004 and 2003.

BONUSES PAYMENT AS PART OF THE SALE OF THE PROPERTY

As part of the sale of the Property (See Note 8), the Company paid bonuses of $450 to certain of the Company's Executive Officers and employees, which included a $169 payment to the Chairman of the Board of Directors for his contributions in connection with the sale and $169 payment to the Company's Chief Executive Officer.

LIFE INSURANCE AND DISABILITY FOR PETER K. STEVENSON

Peter K. Stevenson, the Company's President and Chief Executive Officer, receives life insurance and disability insurance benefits in excess of the benefits that are offered to the Company's other employees. These benefits are payable to an entity controlled by Mr. Stevenson. The premiums for these benefits totaled $6.3 for the five month period ended September 30, 2002. No further amounts were paid during fiscal years 2003 and 2004. These benefits were approved by a majority of the Company's disinterested directors.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


22. GUARANTEES

In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a liability to be recognized at the time a company issues a guarantee for the fair value of the obligations assumed under certain guarantee agreements. Additional disclosures about guarantee agreements are also required in the interim and annual financial statements. The adoption of FIN 45 did not have an effect on the Company's results of operations or financial position.

Guaranty to the Investor

As part of the sale of the Property (See Note 8), the Company guaranteed to indemnify and hold the Investor harmless from any adverse consequences, that the Investor may suffer by reason of any non-compliance by the Company, that directly impaired his ability to use the Historic Tax Credits ("HTC"), associated with the Property. The guaranty is limited to the amount of the HTC used by the Investor estimated at approximately $10,160. The Company estimated the fair value of the guaranty as immaterial based on a discounted cash-flow model.

Subsidiary Guarantors

Under the terms of the indenture governing the 11% Senior Notes, the following subsidiaries of the Company have fully and unconditionally and jointly and severally guaranteed the full and prompt performance of the Company's obligations under the 11% Senior Notes and the Indenture, including the payment of principal of and premium, if any, on and interest on the 11% Senior Notes:
Bluestreak Digital, Inc., Gamenet Corporation, Naft Computer Service Corporation, Naft International Ltd., PFM Communications, Inc., GRE Consulting, Inc., 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC, 415 Greenwich GC MM, LLC, Comstar.Net, Inc. and Comstar Telecom & Wireless, Inc. The Company merged each of these subsidiary guarantors, other than 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC and 415 Greenwich GC MM, LLC, with and into the Company. Under the terms of the Indenture, the guarantees by 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC and 415 Greenwich GC MM, LLC ceased to be effective upon the sale of the Property (See Note 8).

23. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash, cash equivalents, restricted cash, receivables, payables, and current portion of capital lease obligation and mortgage payable included in the consolidated balance sheets approximate their fair value due to the their short-term maturity.

The fair value of marketable securities and investments are based on quoted market prices.

The fair market value of the 11% Senior Notes as of September 30, 2004 is approximately $58,000 based on the repurchase price paid by the Company on October 3, 2003 and current bids the Company received from unaffiliated parties to buy-back their 11% Senior Notes (see Note 14).

                                            GLOBIX CORPORATION AND SUBSIDIARIES
                                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


24. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                          SUCCESSOR COMPANY - RESTATED
                                                        -------------------------------------------------------------------
                                                                                  QUARTER ENDED
                                                        -------------------------------------------------------------------
                                                         DECEMBER 31,       MARCH 31,         JUNE 30,        SEPTEMBER 30,
                                                             2003             2004              2004              2004
                                                        -------------     -------------     -------------     -------------
Net revenues ......................................     $     14,385      $     15,029      $     15,729      $     16,047
Operating costs and expenses:
   Cost of revenues (excluding depreciation and
    amortization, shown below) ....................            8,438             8,689             8,554             8,615
   Selling, general and administrative ............            7,382             7,025             7,251             7,311
   Loss on impairment of assets ...................           17,313               659                --                --
   Depreciation and amortization ..................            3,371             3,473             3,519             3,465
                                                        -------------     -------------     -------------     -------------
Total operating costs and expenses ................           36,504            19,846            19,324            19,391
Loss from operations: .............................          (22,119)           (4,817)           (3,595)           (3,344)
   Interest and financing expense, net ............           (3,274)           (2,921)           (2,366)           (2,364)
   Other income (expense) .........................              297               899               412                59
   Gain on debt discharge .........................            1,747                --                --                --
                                                        -------------     -------------     -------------     -------------
Loss before income taxes ..........................          (23,349)           (6,839)           (5,549)           (5,649)
Income tax expense ................................               --                35                21               (56)
                                                        -------------     -------------     -------------     -------------
Net loss attributable to common stockholders ......     $    (23,349)     $     (6,874)     $     (5,570)     $     (5,593)
                                                        =============     =============     =============     =============
Basic and diluted loss per share attributed to
 common stockholders ..............................     $      (1.42)     $      (0.42)     $      (0.34)     $      (0.34)
                                                        =============     =============     =============     =============


                                                                          SUCCESSOR COMPANY - RESTATED
                                                        -------------------------------------------------------------------
                                                                                  QUARTER ENDED
                                                        -------------------------------------------------------------------

                                                         DECEMBER 31,       MARCH 31,         JUNE 30,        SEPTEMBER 30,
                                                             2002             2003              2003              2003
                                                        -------------     -------------     -------------     -------------

Net revenues ......................................     $     16,480      $     15,368      $     14,519      $     13,810
Operating costs and expenses:
   Cost of revenues (excluding depreciation and
    amortization, shown below) ....................            9,255             8,813             8,042             7,675
   Selling, general and administrative ............            8,260             9,031             5,812             7,532
   Restructuring charges ..........................                                 --                --            (1,020)
   Depreciation and amortization ..................            3,727             4,116             4,057             3,623
                                                        -------------     -------------     -------------     -------------
Total operating costs and expenses ................           21,242            21,960            17,911            17,810
                                                        -------------     -------------     -------------     -------------
   Other operating income .........................                                345
Loss from operations: .............................           (4,762)           (6,247)           (3,392)           (4,000)
   Interest and financing expense, net ............           (3,516)           (3,214)           (3,463)           (3,769)
   Other income (expense) .........................              182               204               220               626
   Gain on debt discharge .........................            2,727             2,044             1,154                98
   Minority interest in subsidiary ................              108               120               105              (333)
                                                        -------------     -------------     -------------     -------------
Net loss before income taxes ......................           (5,261)           (7,093)           (5,376)           (7,378)
Income tax expense ................................                                                                    167
                                                        -------------     -------------     -------------     -------------
Net loss attributable to common stockholders ......     $     (5,261)     $     (7,093)     $     (5,376)     $     (7,545)
                                                        =============     =============     =============     =============
Basic and diluted loss per share attributed to
 common stockholders ..............................     $      (0.32)     $      (0.43)     $      (0.33)     $      (0.46)
                                                        =============     =============     =============     =============


                                                            F-40a

                                                                      SUCCESSOR COMPANY - PREVIOUSLY REPORTED
                                                        -------------------------------------------------------------------
                                                                                  QUARTER ENDED
                                                        -------------------------------------------------------------------
                                                         DECEMBER 31,       MARCH 31,         JUNE 30,        SEPTEMBER 30,
                                                             2003             2004              2004              2004
                                                        -------------     -------------     -------------     -------------
Net revenues ......................................     $     14,385      $     15,029      $     15,729      $     16,047
Operating costs and expenses:
   Cost of revenues (excluding depreciation,
    amortization, payroll and occupancy
    shown below) ..................................            4,876             4,974             4,935             4,962
   Selling, general and administrative ............           10,944            10,740            10,870            10,964
   Loss on impairment of assets ...................           17,313               659                --                --
   Depreciation and amortization ..................            3,371             3,473             3,519             3,465
                                                        -------------     -------------     -------------     -------------
Total operating costs and expenses ................           36,504            19,846            19,324            19,391
Loss from operations: .............................          (22,119)           (4,817)           (3,595)           (3,344)
   Interest and financing expense, net ............           (3,274)           (2,921)           (2,366)           (2,364)
   Other income (expense) .........................              297               899               412                59
   Gain on debt discharge .........................            1,747                --                --                --
                                                        -------------     -------------     -------------     -------------
Loss before income taxes ..........................          (23,349)           (6,839)           (5,549)           (5,649)
Income tax expense ................................               --                35                21               (56)
                                                        -------------     -------------     -------------     -------------
Net loss attributable to common stockholders ......     $    (23,349)     $     (6,874)     $     (5,570)     $     (5,593)
                                                        =============     =============     =============     =============
Basic and diluted loss per share attributed to
 common stockholders ..............................     $      (1.42)     $      (0.42)     $      (0.34)     $      (0.34)
                                                        =============     =============     =============     =============


                                                                     SUCCESSOR COMPANY - PREVIOUSLY REPORTED
                                                        -------------------------------------------------------------------
                                                                                  QUARTER ENDED
                                                        -------------------------------------------------------------------

                                                         DECEMBER 31,       MARCH 31,         JUNE 30,        SEPTEMBER 30,
                                                             2002             2003              2003              2003
                                                        -------------     -------------     -------------     -------------

Net revenues ......................................     $     16,480      $     15,368      $     14,519      $     13,810
Operating costs and expenses:
   Cost of revenues (excluding depreciation,
    amortization, payroll and occupancy
    shown below) ..................................            5,624             5,274             4,601             4,491
   Selling, general and administrative ............           11,891            12,570             9,253            10,716
   Restructuring charges ..........................                                 --                --            (1,020)
   Depreciation and amortization ..................            3,727             4,116             4,057             3,623
                                                        -------------     -------------     -------------     -------------
Total operating costs and expenses ................           21,242            21,960            17,911            17,810
                                                        -------------     -------------     -------------     -------------
   Other operating income .........................                                345
Loss from operations: .............................           (4,762)           (6,247)           (3,392)           (4,000)
   Interest and financing expense, net ............           (3,516)           (3,214)           (3,463)           (3,769)
   Other income (expense) .........................              182               204               220               626
   Gain on debt discharge .........................            2,727             2,044             1,154                98
   Minority interest in subsidiary ................              108               120               105              (333)
                                                        -------------     -------------     -------------     -------------
Net loss before income taxes ......................           (5,261)           (7,093)           (5,376)           (7,378)
Income tax expense ................................                                                                    167
                                                        -------------     -------------     -------------     -------------
Net loss attributable to common stockholders ......     $     (5,261)     $     (7,093)     $     (5,376)     $     (7,545)
                                                        =============     =============     =============     =============
Basic and diluted loss per share attributed to
 common stockholders ..............................     $      (0.32)     $      (0.43)     $      (0.33)     $      (0.46)
                                                        =============     =============     =============     =============



SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                  COLUMN A                        COLUMN B              COLUMN C              COLUMN D       COLUMN E
 -----------------------------------------      -------------   -----------------------     ------------   -----------
                                                                        ADDITIONS
                                                                -----------------------
                                                 BALANCE AT     CHARGES TO     CHARGES                     BALANCE AT
                                                BEGINNING OF    COSTS AND      TO OTHER                      END OF
                                                   PERIOD        EXPENSES      ACCOUNTS     DEDUCTIONS       PERIOD
                                                ------------    ----------     --------     ----------     ----------
 Allowance for Doubtful Accounts

 Predecessor Company (October 1,
 2001 to April 30, 2002) .................         8,052          4,284           94          (9,618)         2,812

 Successor Company (May 1, 2002
 to September 30, 2002) ..................         2,812          1,904           80          (2,231)         2,565

 Successor Company (October 1,
 2002 to September 30, 2003) .............         2,565          1,997           24          (1,940)         2,646

 Successor Company (October 1,
 2003 to September 30, 2004) .............         2,646            780           24          (1,202)         2,248


 Deferred Tax Valuation Allowance

 Predecessor Company (October 1,
 2001 to April 30, 2002) .................       167,421         40,400       66,021        (193,402)        80,440

 Successor Company (May 1, 2002
 to September 30, 2002) ..................        80,440          9,737           --              --         90,177

 Successor Company (October 1,
 2002 to September 30, 2003) .............        90,177          6,898           --              --         97,075

 Successor Company (October 1,
 2003 to September 30, 2004) .............        97,075         20,642           --              --        117,717


                          INDEX TO FINANCIAL STATEMENTS

                            NEON COMMUNICATIONS, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003
            NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 (UNAUDITED)


Report of independent registered public accounting firm - BDO Seidman, LLP     F-43

Report of independent auditors - Arthur Andersen LLP                           F-44

Consolidated financial statements:

   Balance sheets                                                              F-45

   Statements of operations                                                    F-46

   Statements of preferred stock and stockholders' equity                      F-47

   Statements of cash flows                                                    F-48

   Notes to consolidated financial statements                                  F-49


                                      F-42

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders of
NEON Communications, Inc.
Westborough, Massachusetts

We have audited the accompanying consolidated balance sheets of NEON Communications, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, preferred stock and stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3, the Company emerged from Chapter 11 bankruptcy on December 20, 2002, pursuant to a plan of reorganization confirmed by the Bankruptcy Court by order dated November 13, 2002. The Company has recorded this transaction as of December 31, 2002. Accordingly, the accompanying consolidated financial statements of the successor company have been prepared in conformity with fresh start accounting provisions of the AICPA's Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," issued November 19, 1990. In accordance with the requirements of SOP 90-7, the reorganized company has been accounted for as a new entity (the "Successor Company") with assets, liabilities and a capital structure having carrying values not comparable with any prior periods of the Predecessor Company.

As discussed in Note 4, the Company changed the manner in which it accounts for goodwill and other intangible assets upon adoption of the accounting standards in Statement of Financial Accounting Standards ("SFAS") No. 142 on January 1, 2002.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEON Communications, Inc. and subsidiaries as of December 31, 2003 and 2002 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP

Boston, Massachusetts
March 23, 2004

Provided below, pursuant to Rule 2-02(e) of Regulation S-X, is a copy of the accountants report issued by Arthur Andersen LLP, our former independent public accountants, in connection with the filing of our Annual Report on Form 10-K for the year ended December 31, 2001 as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2001. THIS AUDIT REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN IN CONNECTION WITH THE FILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS. We are unable to obtain a reissued accountants report from Arthur Andersen, and we will be unable to obtain future accountants reports from Arthur Andersen, because Arthur Andersen has discontinued its auditing practice. This means that we will also be unable to obtain consents to incorporate any financial statements audited by Arthur Andersen into registration statements that we may file in the future. Accordingly, investors will not be able to sue Arthur Andersen pursuant to section 11(a) (4) of the Securities Act with respect to any such registration statements and, therefore, ultimate recovery on a successful claim may be limited. The ability of investors to recover from Arthur Andersen may also be limited as a result of Arthur Andersen's financial condition or other matters resulting from the various civil and criminal lawsuits against that firm.


                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders of
NEON Communications, Inc.
Westborough, Massachusetts

We have audited the accompanying consolidated balance sheets of NEON Communications, Inc. and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEON Communications, Inc. and subsidiaries as of December 31, 2000 and 2001 and the results of their operations and their cash flows for each of the three years ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is projecting an operating loss for 2002 of approximately $3 million and will not generate sufficient cash flow from operations to fully fund operating costs, capital expenditures and debt service for the year. To conserve cash for operations, the Company elected not to make payments on an equipment note which gives the lender the right to accelerate the due date of its note and could trigger cross-acceleration provisions in NEON Optica's senior debt (see Note 7). These factors raise significant doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts, including the Company's investment in property and equipment ($238,040,852), or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Arthur Andersen LLP

Boston, Massachusetts
April 12, 2002

                                               NEON COMMUNICATIONS, INC.
                                              CONSOLIDATED BALANCE SHEETS


                                                                              DECEMBER 31,               SEPTEMBER 30,
                                                                        2002                2003            2004
----------------------------------------------------------------------------------------------------------------------
                                                                                                         (UNAUDITED)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                      $  19,054,987      $  14,934,102      $  11,319,861
   Short-term restricted investments (Note 4)                         2,556,627          8,254,915          8,256,305
   Accounts receivable, net of reserves of approximately
     $1,512,000 and  $2,291,000 and $1,797,000 in 2002,
     2003 and 2004, respectively (Note 4)                             1,969,819          1,799,123          3,667,511
   Prepaid expenses and other current assets                          1,463,731          2,225,185            936,403
----------------------------------------------------------------------------------------------------------------------

     Total current assets                                            25,045,164         27,213,325         24,180,080
----------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, net (Note 6)                                137,312,417        136,605,867        137,776,057

OTHER ASSETS, net (Note 7)                                            2,765,514          3,189,223          3,686,006
----------------------------------------------------------------------------------------------------------------------

     Total assets                                                 $ 165,123,095      $ 167,008,415      $ 165,642,143
======================================================================================================================

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                               $   5,170,877      $   3,685,991      $   6,060,074
   Accrued expenses (Note 14)                                         8,194,577          8,902,788          9,996,471
   Deferred revenue (Note 4)                                          1,954,230          2,273,483          2,439,288
----------------------------------------------------------------------------------------------------------------------

     Total current liabilities                                       15,319,684         14,862,262         18,495,833
----------------------------------------------------------------------------------------------------------------------

DEFERRED REVENUE, net of current portion (Note 4)                    14,131,196         14,857,995         13,998,659
----------------------------------------------------------------------------------------------------------------------

OTHER LONG-TERM LIABILITIES (Notes 2 and 11)                          1,425,469          1,767,655          1,878,699
----------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 12)
----------------------------------------------------------------------------------------------------------------------

PREFERRED STOCK (Note 8), $0.001 par value; 30,000,000 shares authorized:
   Redeemable preferred stock - 21,354,000 shares authorized;
     no shares issued or outstanding                                         --                 --                 --
   12% Series A cumulative convertible preferred stock -
     2,500,000 shares authorized; 1,101,887 shares issued
     and outstanding (at liquidation value)                          12,441,028         13,978,739         15,261,986
----------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (Note 8):
   Common stock, $0.001 par value; 100,000,000 shares
      authorized, 15,536,250, 15,771,872 and 15,775,863
      shares issued and outstanding in 2002, 2003 and
      2004, respectively                                                 15,537             15,772             15,776
   Subscription receivable                                              (62,452)                --                 --
   Additional paid-in capital                                       121,852,633        122,574,354        121,292,231
   Accumulated deficit                                                       --         (1,048,362)        (5,301,041)
----------------------------------------------------------------------------------------------------------------------

     Total stockholders' equity                                     121,805,718        121,541,764        116,006,966
----------------------------------------------------------------------------------------------------------------------

     Total liabilities, preferred stock and stockholders'
       equity                                                     $ 165,123,095      $ 167,008,415      $ 165,642,143
======================================================================================================================

See accompanying notes to consolidated financial statements.


                                                          F-45

                                                      NEON COMMUNICATIONS, INC.
                                                CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                YEARS ENDED DECEMBER 31,                     NINE MONTHS ENDED
                                                      PREDECESSOR      PREDECESSOR      SUCCESSOR              SEPTEMBER 30,
                                                        COMPANY          COMPANY         COMPANY             SUCCESSOR COMPANY
                                                          2001            2002             2003            2003            2004
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                (UNAUDITED)
REVENUES (Note 4):
   Network services                                   $  23,274,823   $  30,507,541   $  37,516,681   $  27,754,580   $  31,927,778
   Other services                                         3,275,822       3,166,672       4,071,627       3,081,765       3,871,006
------------------------------------------------------------------------------------------------------------------------------------

     Total revenues                                      26,550,645      33,674,213      41,588,308      30,836,345      35,798,784

EXPENSES:
   Cost of revenues                                      17,099,583      17,688,266      20,887,915      14,454,518      19,596,322
   Selling, general and administrative                   25,026,073      17,750,466      16,521,960      12,806,313      12,808,402
   Depreciation and amortization (Note 4)                18,994,543      23,318,867       8,999,491       6,645,606       7,911,408
   Write-down of subscription receivable (Note 5)        60,000,000              --              --              --              --
------------------------------------------------------------------------------------------------------------------------------------

     Total expenses                                     121,120,199      58,757,599      46,409,366      33,906,437      40,316,132
------------------------------------------------------------------------------------------------------------------------------------

     Loss from operations                               (94,569,554)    (25,083,386)     (4,821,058)     (3,070,092)     (4,517,348)

OTHER INCOME (EXPENSE):
   Interest and other income                              3,329,722         446,540         569,590         423,020         266,536
   Interest and other expense                           (25,441,568)    (17,108,091)        (15,200)             --          (1,867)
------------------------------------------------------------------------------------------------------------------------------------

     Total other income (expense), net                  (22,111,846)    (16,661,551)        554,390         423,020         264,669
------------------------------------------------------------------------------------------------------------------------------------

LOSS BEFORE BENEFIT FROM INCOME TAXES,
  EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE                    (116,681,400)    (41,744,937)     (4,266,668)     (2,647,072)     (4,252,679)

BENEFIT FROM INCOME TAXES (Note 2)                               --              --       1,287,322       1,287,322              --
------------------------------------------------------------------------------------------------------------------------------------

LOSS BEFORE EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE             (116,681,400)    (41,744,937)     (2,979,346)     (1,359,750)     (4,252,679)
------------------------------------------------------------------------------------------------------------------------------------

EXTRAORDINARY ITEMS:
   Reorganization items (Note 3)                                 --      26,513,191              --              --              --
    Gain on acquisition, net of income tax expense
       of $1,287,322 (Note 2)                                    --              --       1,930,984       1,930,984              --
------------------------------------------------------------------------------------------------------------------------------------

        Total extraordinary items                                --      26,513,191       1,930,984       1,930,984              --
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                              (116,681,400)    (15,231,746)     (1,048,362)        571,234      (4,252,679)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE (Note 4)                                             --     (72,311,911)             --              --              --
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                     $(116,681,400)  $ (87,543,657)  $  (1,048,362)  $     571,234   $  (4,252,679)
====================================================================================================================================

See accompanying notes to consolidated financial statements.


                                                                 F-46

                                                  NEON COMMUNICATIONS, INC.
                             CONSOLIDATED STATEMENTS OF PREFERRED STOCK AND STOCKHOLDERS' EQUITY


                                              PREFERRED STOCK                  COMMON STOCK         RESTRICTED COMMON STOCK
                                              ---------------                  ------------         -----------------------
YEARS ENDED DECEMBER 31,
2001, 2002 AND 2003 AND                                LIQUIDATION
NINE MONTHS ENDED SEPTEMBER 30, 2004          SHARES      VALUE            SHARES      PAR VALUE      SHARES      PAR VALUE
--------------------------------------------------------------------   -----------------------------------------------------
BALANCE, December 31, 2000 (predecessor)          --   $        --       18,753,870    $ 187,539     2,580,412    $ 25,804
   Exercise of common stock options               --            --              780            8            --          --
   Issuance costs for common stock
     transaction                                  --            --               --           --            --          --
   Amendment of stock purchase
     agreement and write down of
     subscription receivable (Note 5)             --            --        1,193,440       11,934    (1,193,440)    (11,934)
   Beneficial conversion related to
     issuance of convertible notes                --            --               --           --            --          --
   Receipt of assets due under stock
     purchase agreement (Note 5)                  --            --               --           --            --          --
   Net loss                                       --            --               --           --            --          --
--------------------------------------------------------------------   -----------------------------------------------------

BALANCE, December 31, 2001 (predecessor)          --            --       19,948,090      199,481     1,386,972      13,870
   Forgiveness of subscription
     receivable (Note 5)                          --            --               --           --            --          --
   Impairment of subscription
     receivable (Note 5)                          --            --               --           --            --          --
   Receipt of assets due under stock
     purchase agreement (Note 5)                  --            --               --           --            --          --
   Net loss                                       --            --               --           --            --          --
   Cancellation of old common stock
     pursuant to the Plan of
     Reorganization (Note 3)                      --            --      (19,948,090)    (199,481)   (1,386,972)    (13,870)
   Elimination of deficit upon adoption
     of fresh start reporting (Note 3)            --            --               --           --            --          --
   Issuance of new common stock
     pursuant to the Plan of
     Reorganization (Note 8)                      --            --       13,984,712       13,985            --          --
   Issuance of new preferred stock
     (Note 8)                              1,101,887    12,396,198               --           --            --          --
   Issuance of new common stock to
     Northeast Utilities (Note 11)                --            --        1,551,538        1,552            --          --
   Accretion of dividends on preferred
     stock (Note 8)                               --        44,830               --           --            --          --
--------------------------------------------------------------------   -----------------------------------------------------

BALANCE, December 31, 2002 (successor)     1,101,887    12,441,028       15,536,250       15,537            --          --
   Payment received on subscription
     receivable                                   --            --               --           --            --          --
   Stock based compensation
     associated with stock options
     issued (Note 9)                              --            --               --           --            --          --
   Stock-based compensation
     associated with issuance of
     warrants (Note 8)                            --            --               --           --            --          --
   Sale of common stock to Northeast
     Utilities (Note 11)                          --            --          235,622          235            --          --
   Accretion of dividends on
     preferred stock (Note 8)                     --     1,537,711               --           --            --          --
   Net loss                                       --            --               --           --            --          --
--------------------------------------------------------------------   -----------------------------------------------------

BALANCE, December 31, 2003 (successor)     1,101,887    13,978,739       15,771,872       15,772            --          --
   Accretion of dividends on
     preferred stock (Note 8)
     (unaudited)                                  --     1,283,247               --           --            --          --
   Exercise of common stock options
     (unaudited)                                  --            --            3,991            4            --          --
   Net loss (unaudited)                           --            --               --           --            --          --

BALANCE, September 30, 2004 (successor)
  (unaudited)                              1,101,887   $15,261,986       15,775,863    $  15,776            --    $     --
====================================================================   =====================================================

(CONTINUED BELOW)

                                                            F-47a

                                          NEON COMMUNICATIONS, INC.
                     CONSOLIDATED STATEMENTS OF PREFERRED STOCK AND STOCKHOLDERS' EQUITY
                                                 (CONTINUED)


YEARS ENDED DECEMBER 31,
2001, 2002 AND 2003 AND                     SUBSCRIPTION      PAID-IN         ACCUMULATED     STOCKHOLDERS'
NINE MONTHS ENDED SEPTEMBER 30, 2004         RECEIVABLE       CAPITAL           DEFICIT          EQUITY
------------------------------------------------------------------------------------------------------------
BALANCE, December 31, 2000 (predecessor)   $(167,431,217)   $ 289,445,281    $ (86,305,534)   $  35,921,873
   Exercise of common stock options                   --            7,309               --            7,317
   Issuance costs for common stock
     transaction                                      --         (285,350)              --         (285,350)
   Amendment of stock purchase
     agreement and write down of
     subscription receivable (Note 5)         60,000,000               --               --       60,000,000
   Beneficial conversion related to
     issuance of convertible notes                    --        1,150,000               --        1,150,000
   Receipt of assets due under stock
     purchase agreement (Note 5)              79,859,985               --               --       79,859,985
   Net loss                                           --               --     (116,681,400)    (116,681,400)
------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2001 (predecessor)     (27,571,232)     290,317,240     (202,986,934)      59,972,425
   Forgiveness of subscription
     receivable (Note 5)                      10,000,000               --               --       10,000,000
   Impairment of subscription
     receivable (Note 5)                       4,162,440               --               --        4,162,440
   Receipt of assets due under stock
     purchase agreement (Note 5)              13,408,792               --               --       13,408,792
   Net loss                                           --               --      (87,543,657)     (87,543,657)
   Cancellation of old common stock
     pursuant to the Plan of
     Reorganization (Note 3)                          --     (290,317,240)              --     (290,530,591)
   Elimination of deficit upon adoption
     of fresh start reporting (Note 3)                --               --      290,530,591      290,530,591
   Issuance of new common stock
     pursuant to the Plan of
     Reorganization (Note 8)                          --      112,486,015               --      112,500,000
   Issuance of new preferred stock
     (Note 8)                                    (62,452)              --               --          (62,452)
   Issuance of new common stock to
     Northeast Utilities (Note 11)                    --        9,411,448               --        9,413,000
   Accretion of dividends on preferred
     stock (Note 8)                                   --          (44,830)              --          (44,830)
------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2002 (successor)           (62,452)     121,852,633               --     121,805,718
   Payment received on subscription
     receivable                                   62,452               --               --           62,452
   Stock based compensation
     associated with stock options
     issued (Note 9)                                  --          120,147               --          120,147
   Stock-based compensation
     associated with issuance of
     warrants (Note 8)                                --          711,650               --          711,650
   Sale of common stock to Northeast
     Utilities (Note 11)                              --        1,427,635               --        1,427,870
   Accretion of dividends on
     preferred stock (Note 8)                         --       (1,537,711)              --      (1,537,711)
   Net loss                                           --               --       (1,048,362)      (1,048,362)
------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2003 (successor)                --      122,574,354       (1,048,362)     121,541,764
   Accretion of dividends on
     preferred stock (Note 8)
     (unaudited)                                      --       (1,283,247)              --       (1,283,247)
   Exercise of common stock options
     (unaudited)                                      --            1,124               --            1,128
  Net loss (unaudited)                                --               --       (4,252,679)      (4,252,679)
-------------------------------------------------------------------------------------------------------------
BALANCE, September 30, 2004 (successor)
  (unaudited)                              $          --    $ 121,292,231    $  (5,301,041)   $ 116,006,966
============================================================================================================

See accompanying notes to consolidated financial statements.


                                                    F-47b

                                                     NEON COMMUNICATIONS, INC.
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                               YEARS ENDED DECEMBER 31,            NINE MONTHS ENDED SEPTEMBER 30,
                                                      PREDECESSOR     PREDECESSOR       SUCCESSOR
                                                        COMPANY         COMPANY          COMPANY           SUCCESSOR COMPANY
                                                         2001            2002             2003           2003             2004
==================================================================================================================================
                                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                         $(116,681,400)  $ (87,543,657)  $  (1,048,362)  $     571,234   $  (4,252,679)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
   Write-down of subscription receivable (Note 5)      60,000,000              --              --              --              --
   Cumulative effect of change in accounting
     principle (Note 4)                                        --      72,311,911              --              --              --
   Gain on acquisition (Note 2)                                --              --      (3,218,306)     (3,218,306)             --
   Noncash stock-based compensation expense
     (Note 9)                                                  --              --         120,147              --              --
   Loss (gain) on disposal of property and
     equipment                                         (1,489,785)        110,319              --         (12,903)        (13,226)
   Amortization of prepaid right-of-way fees
     (Note 7)                                           4,388,246       3,610,139         387,369         290,527         290,527
   Depreciation and amortization (Note 4)              18,994,543      23,318,867       8,999,491       6,645,606       7,911,408
   Reorganization items (Note 3)                               --     (32,720,640)             --              --              --
   Changes in current assets and current
    liabilities, net of acquisitions:
     Accounts receivable                               (2,044,385)      2,800,298         343,233      (1,361,255)     (1,868,388)
     Prepaid expenses and other current assets         (1,171,366)       (180,867)        (30,841)       (344,231)      1,288,784
     Accounts payable                                   7,494,237       4,452,525          (4,095)       (183,136)      1,784,789
     Accrued expenses                                   7,878,164       6,032,788        (487,210)       (613,483)      1,093,681
     Deferred revenue                                  12,142,888        (782,236)      1,046,052       1,383,262        (976,649)
----------------------------------------------------------------------------------------------------------------------------------

      Net cash provided by (used in) operating
        activities                                    (10,488,858)     (8,590,553)      6,107,478       3,157,315       5,258,247
----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and equipment           4,034,830          99,820              --          12,903         111,710
 Purchase of property and equipment                   (41,916,091)     (8,494,813)     (8,292,941)     (5,705,991)     (8,785,920)
 Cash acquired from acquisition, net of cash paid
  (Note 2)                                                     --              --       4,520,115       4,520,115              --
 Decrease (increase) in other assets                   (3,046,604)      1,882,133        (766,780)       (409,797)       (787,310)
----------------------------------------------------------------------------------------------------------------------------------

      Net cash used for investing activities          (40,927,865)     (6,512,860)     (4,539,606)     (1,582,770)     (9,461,520)
----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in accounts payable -
    communications network                               (370,078)     (3,674,166)     (1,480,791)       (242,736)        589,294
  Proceeds from issuance of convertible debt           26,500,000              --              --              --              --
  Payments of long-term obligations                    (5,781,250)             --              --              --              --
  (Increase) decrease in restricted cash and
    investments                                        21,049,452      11,697,553      (5,698,288)     (5,696,502)         (1,390)
  Proceeds from stock subscription receivable           2,240,589       1,207,152          62,452          62,452              --
  Net proceeds from issuance of preferred stock                --      12,333,746              --              --              --
  Proceeds from sale of common stock                           --              --       1,427,870       1,427,870           1,128
  Payment of common stock issuance costs                 (285,350)             --              --              --              --
  Proceeds from exercise of common stock options            7,317              --              --              --              --
----------------------------------------------------------------------------------------------------------------------------------

      Net cash (used in) provided by
        financing activities                           43,360,680      21,564,285      (5,688,757)     (4,448,916)        589,032
----------------------------------------------------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                          (8,056,043)      6,460,872      (4,120,885)     (2,874,371)     (3,614,241)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR           20,650,158      12,594,115      19,054,987      19,054,987      14,934,102
----------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD            $  12,594,115   $  19,054,987   $  14,934,102   $  16,180,616   $  11,319,861
==================================================================================================================================

SUPPLEMENTAL CASH FLOW DISCLOSURES (Note 16)
==================================================================================================================================

See accompanying notes to consolidated financial statements.


                                                               F-48

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

NEON Communications, Inc. (the "Company" or "NEON") and its subsidiaries are engaged in the ownership, management, operation and installation of fiber optic telecommunication networks. The Company is a leading provider of advanced optical networking solutions and services in the Northeast and Mid-Atlantic regions of the United States.

To date, the Company has recorded revenues principally from network transport and related services contracts. The market for fiber optic telecommunications in which the Company operates is changing rapidly due to technological advancements, the introduction of new products and services, the increasing demands placed on equipment in worldwide telecommunications networks and the demand for telecommunications capacity compared to the supply currently available.

FACTORS AFFECTING COMPARABILITY OF FINANCIAL INFORMATION

As a consequence of the implementation of fresh start reporting effective on December 31, 2002 (Note 3), the financial information presented in the consolidated statements of operations, and consolidated statements of cash flows for the years ended December 31, 2001 and 2002 is generally not comparable to the financial information for prior or subsequent periods. The presentation of financial information of the "Predecessor Company" represents the Company's financial information for the specified periods prior to the Company's adoption of fresh start reporting.

INTERIM FINANCIAL INFORMATION

The consolidated financial statements as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003 are unaudited. In the opinion of management, the unaudited financial statements include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the periods ended September 30, 2004 and 2003 are not necessarily indicative of the operating results to be expected for the full year. Additionally, certain disclosures have been omitted for the interim periods. The accompanying footnotes contain unaudited data applicable to these interim periods.

2.     BUSINESS COMBINATIONS

ACQUISITION OF TRANSCOM

On September 12, 2003, the Company acquired Columbia Transmission Communications Corporation ("Transcom") from Columbia Energy Group, a wholly owned subsidiary of NiSource, Inc. Transcom owns a diverse dark fiber network that runs from New York City to Washington, D.C. Additionally, since the transaction resulted in negative goodwill, all long-term assets were written down to a zero value in accordance with SFAS No. 141, "Accounting for the Impairment or Disposal of Long-Lived Assets".

The aggregate purchase price for Transcom of approximately $1,058,000 consisted of $500,000 in cash and approximately $558,000 in direct acquisition costs.

The aggregate purchase price of Transcom was allocated to the acquired assets and assumed liabilities as follows:

Cash and cash equivalents                                        $    5,226,000
Accounts receivable                                                     172,000
Prepaid and other current assets                                        775,000
Accounts payable and accrued expenses                                  (129,000)
Asset retirement obligation                                          (1,768,000)
Extraordinary gain on acquisition                                    (3,218,000)
--------------------------------------------------------------------------------
                                                                 $    1,058,000
================================================================================

The acquisition of Transcom is accounted for as a purchase under Statement of Financial Accounting Standards (SFAS") No. 141, "Business Combinations." Accordingly, the operating results of Transcom have been included in the Company's consolidated statements of operations since the acquisition date.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.       RESTRUCTURING

The Company engaged Credit Suisse First Boston ("CSFB") as its financial advisor during the fourth quarter of 2001. Along with CSFB, the Company was in discussions with a group of note holders, representing more than two-thirds of NEON Optica's, a subsidiary of the Company, $180 million Senior Notes and the holders of the 15% equipment note and the Company's 18% subordinated convertible notes, regarding the restructuring of their debt. Such restructuring was ultimately pursued in bankruptcy in order to bind all creditors to the terms of the Plan of Reorganization. Accordingly, on June 25, 2002, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code ("the Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

The Company's Plan of Reorganization ("POR") was confirmed by the Bankruptcy Court on November 13, 2002 and became effective on December 20, 2002 (the "Effective Date"). The Company has recorded this transaction as of December 31, 2002. Under the POR, on the Effective Date:

      o The Company's outstanding Senior Notes having a principal amount of $180 million, plus accrued and unpaid interest of $8.3 million were exchanged for common stock in the Successor Company.

      o The Company's 15% equipment note having a principal amount of $40.5 million, plus accrued and unpaid interest of $4.5 million were exchanged for common stock in the Successor Company.

      o All of the Company's outstanding 18% subordinated convertible notes, having a total principal amount of $16.5 million, plus accrued and unpaid interest of $4 million, were cancelled.

      o All of the Company's outstanding shares of common stock and restricted common stock were cancelled.

      o Former creditors collectively purchased in a private offering, 1,101,887 shares of the new Series A 12% Cumulative Convertible Preferred Stock (the "12% preferred stock"), for a purchase price of approximately $12.4 million.

Reorganization items are composed of expenses that were realized or incurred by the Company as a result of its reorganization under Chapter 11 of the Bankruptcy Code. Reorganization items consisted of the following:

Professional fees and related expenses                        $      (6,416,000)
Interest income                                                          64,000
Loss from write-down of assets to fair value                       (104,525,000)
Write-off of deferred financing fees and other assets                (6,167,000)
Gain from cancellation of debt, net of value of
  common stock issued                                               143,557,000
--------------------------------------------------------------------------------
Total reorganization items                                    $      26,513,000
================================================================================

Professional fees and related expenses represent legal, financial advisory and other expenses directly related to the bankruptcy proceedings. Under the Bankruptcy Code, interest on the outstanding senior notes, the 18% subordinated convertible notes and the 15% equipment note ceased to accrue during the Bankruptcy Proceedings.

FRESH START REPORTING

Effective December 31, 2002, the Company adopted fresh start reporting in accordance with the provisions of Statement of Position (SOP) 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Fresh start reporting resulted in a new operating entity for accounting purposes with assets and liabilities adjusted to fair value and beginning retained earnings set to zero. Under SFAS No. 141, "Business Combinations," fair value is defined as the amount at which an asset (or liability) could be bought (or incurred) or sold (or settled) in a current transaction, other than a forced or liquidation sale. Pursuant to SFAS No. 141, the Company used the purchase method of accounting to allocate its reorganization value to its net assets. The reorganization value was determined to be $125 million, including the sale of 1,101,887 shares of preferred stock for $12.4 million as of December 31, 2002 and was supported by an independent financial advisor, which applied the following two valuation methodologies:

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      o DISCOUNTED CASH FLOW APPROACH. The discounted cash flow approach is a fundamental analysis of evaluating the Company's cash flows over the planning period (6.5 years) and discounting the annual future values (including a terminal value of 6 times earnings before interest, taxes, depreciation and amortization) to the present period using a discount rate (18%).

      o MARKET APPROACH. The market approach measures the estimated value of assets by compiling and analyzing data with respect to actual purchase-and-sale market transactions for, and listings of, similar assets. Adjustments to the market values of the similar assets are made to compensate for differences in location, time of sale, profitability and physical characteristics between the subject assets and the similar assets, and to indicate a fair value for the subject assets.

Whether an approach was used, and the extent to which an approach was relied upon, depended on the nature of the asset, the context of the valuation and the quality and quantity of information available. General procedures used to perform the fair value analysis included the following:

      o Discussions with management and site engineers concerning the fixed assets, customers, company structure, strategy, technology and trade name;

      o Industry analysis specifically related to customer turnover, profitability, growth and other key variables relating to the valuation of the customer relationships, technology and trade name; and

      o Historical financial analysis of the Company to compare operating and financial data of the Company to those of the industry.

The Company's reorganization value represented the value of the reorganized consolidated entity. This value was viewed as the fair value of the Company's capital, comprising the value of long-term capital investment, including both long-term debt and equity, and the approximate amount a willing buyer would have paid for the Company's net assets immediately after the reorganization was completed. The calculated reorganization value was based upon a variety of estimates and assumptions about circumstances and events, not all of which have taken place to date. These estimates and assumptions are inherently subject to significant economic and competitive uncertainties beyond the Company's control, including, but not limited to, the Company's ability to obtain and perform new contracts in a profitable manner.

As discussed more fully in Note 11, the Company also exchanged common stock for cash and assets from Mode 1 Communications, Inc. and Northeast Utilities having an aggregate value of approximately $9.4 million.

The effects of the POR and the application of fresh start reporting on the Company's consolidated balance sheet as of December 31, 2002 were as follows:

                                                                    Fresh Start
                                                                    Effects of          Accounting
                                                  Predecessor         Plan of          Adjustments/        Successor
                                                    Company        Reorganization          Other            Company
======================================================================================================================
Current assets:
  Cash and cash equivalents                     $   6,583,000     $  12,472,000 (a)  $          --      $  19,055,000
  Short-term restricted investments                 2,556,000                --                 --          2,556,000
  Accounts receivable, net                          1,970,000                --                 --          1,970,000
  Prepaid expenses and other current assets         1,521,000           (57,000)(b)             --          1,464,000
----------------------------------------------------------------------------------------------------------------------

    Total current assets                           12,630,000        12,415,000                 --         25,045,000
----------------------------------------------------------------------------------------------------------------------

Property and equipment, net                       235,203,000         5,352,000 (c)   (103,243,000) (n)   137,312,000

Other assets, net                                   9,734,000        (5,686,000)(d)     (1,282,000) (n)     2,766,000
----------------------------------------------------------------------------------------------------------------------

    Total assets                                $ 257,567,000     $  12,081,000      $(104,525,000)     $ 165,123,000
======================================================================================================================


                                                         F-51

                                                 NEON COMMUNICATIONS, INC.
                                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                         Fresh Start
                                                                       Effects of         Accounting
                                                   Predecessor           Plan of          Adjustments/        Successor
                                                     Company          Reorganization         Other             Company
=========================================================================================================================
Current liabilities:
  Accounts payable                                $  11,638,000      $  (6,467,000) (e) $          --      $   5,171,000
  Accrued expenses                                   26,691,000        (18,496,000) (f)            --          8,195,000
  Deferred revenue                                    1,954,000                 --                 --          1,954,000
  Current portion of long-term obligations           38,230,000        (38,230,000) (g)            --                 --
-------------------------------------------------------------------------------------------------------------------------

    Total current liabilities                        78,513,000        (63,193,000)                --         15,320,000
-------------------------------------------------------------------------------------------------------------------------

Deferred revenue, net of current portion             14,131,000                 --                 --         14,131,000
-------------------------------------------------------------------------------------------------------------------------

Long-term obligations, net of current portion       196,363,000       (196,363,000) (g)            --                 --
-------------------------------------------------------------------------------------------------------------------------

Other long-term liabilities - related party           1,425,000                 --                 --          1,425,000
-------------------------------------------------------------------------------------------------------------------------

Successor - preferred stock                                  --         12,396,000  (j)        45,000 (m)     12,441,000
-------------------------------------------------------------------------------------------------------------------------

Stockholders' equity (deficit):
  Successor - common stock                                   --             16,000  (i)            --             16,000
  Predecessor - common stock                            199,000           (199,000) (h)            --                 --
  Predecessor - restricted common stock                  14,000            (14,000) (h)            --                 --
  Successor - subscription receivable                        --            (62,000) (j)            --            (62,000)
  Additional paid-in-capital                        290,317,000       (168,420,000) (k)       (45,000) (n)   121,852,000
  Accumulated deficit                              (323,395,000)       427,920,000  (l)  (104,525,000) (n)            --
-------------------------------------------------------------------------------------------------------------------------

    Total stockholders' equity (deficit)            (32,865,000)       259,241,000       (104,570,000)       121,806,000
-------------------------------------------------------------------------------------------------------------------------

    Total liabilities, preferred stock and
    stockholders' equity                          $ 257,567,000      $  12,081,000      $(104,525,000)     $ 165,123,000
=========================================================================================================================

 (a) Represents the purchase price of the new 12% preferred stock of approximately $12.4 million and the write-down of old outstanding checks of approximately $0.1 million

 (b) Represents the write-off of deposits on facilities that have been abandoned in accordance with the POR.

 (c) Represents the receipt of fixed assets in exchange for new common stock and the discharge of debt owed, net of the write-off of fixed assets abandoned in accordance with the POR.

 (d) Represents the write-off of deferred financing fees associated with the senior notes, the convertible notes and the equipment note of approximately $3.8 million, $0.6 million, and $1.0 million, respectively, and the write-off of other assets of approximately $0.3 million.

 (e) Represents the settlement of accounts payable claims with stock.

 (f) Represents the settlement of accrued expenses claims with stock, the write-down of certain liabilities and the write-down of accrued interest associated with the senior notes, the convertible notes and the equipment note of approximately $8.3 million, $4.0 million, and $4.5 million, respectively.

 (g) Represents the discharge of indebtedness in accordance with the POR.

 (h) Represents the cancellation of common stock and restricted common stock of the Predecessor Company in accordance with the POR.

 (i) Represents the issuance of new common stock in accordance with the POR.

 (j) Represents the issuance of the new 12% preferred stock and its related subscription receivable.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 (k) Represents the issuance of new common stock, new 12% preferred stock and the write-down of additional-paid-in-capital associated with the cancellation of the common stock and restricted common stock of the Predecessor Company in accordance with the POR.

 (l) Represents the elimination of historical accumulated deficit.

 (m) Records the accretion of dividends on the new 12% preferred stock from the date of issuance, December 20, 2002.

 (n) Represents an adjustment to fair value of property and equipment and other assets of approximately $104.5 million and the accretion of dividends on the new 12% preferred stock of $45,000.

4.     SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain accounting policies as described below and elsewhere in the notes to consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the results of operations of NEON Communications, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates, including those related to the allowance for doubtful accounts, and the value of long-lived tangible and intangible assets. Actual amounts could differ from those estimates.

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The network services the Company provides includes short-term leases of lit fiber (fixed amounts of capacity on fiber optic transmission lines that use optronics equipment installed by the Company) and long-term leases of dark fiber (fiber optic transmission lines leased without optronics equipment installed by the Company) at fixed-cost pricing over multiple year terms. Revenues from telecommunications network services are recognized ratably over the term of the applicable lease agreements with customers, which range from one to 20 years, provided there exists persuasive evidence of an arrangement, the fee is fixed or determinable and collectibility of the related receivables is reasonably assured. Amounts billed in advance of the services provided are recorded as deferred revenue. Certain of the Company's lease agreements provide for a refund of the unrecognized deferred income if the Company is unable to provide such services described in the lease agreement. The Company also leases space to customers at its collocation facilities. Other services revenues include these collocation service revenues as well as revenues from nonrecurring installation charges and design, engineering and construction services.

The Company recognizes revenues from nonrecurring installation charges and design, engineering and construction services ratably over the multiple year network services terms to which the nonrecurring charges relate, provided there exists persuasive evidence of an arrangement, the fee is fixed or determinable and collectibility of the related receivable is reasonably assured.

The Company has contracts with customers that provide service-level commitments, which may obligate the Company to provide credits against billings if service is interrupted or does not meet the customer's operating parameters. These amounts are accounted for as reductions of revenue. To date, credits granted under these arrangements have not been material.

Revenues are recorded net of provisions for allowances, which are estimated based on current economic factors. The provisions for allowances for the years ended December 31, 2001, 2002 and 2003 represented approximately 2%, 4% and 3% of gross revenues, respectively.

The Company maintains an allowance for doubtful accounts to cover estimated losses resulting from the inability of the Company's customers to make required payments. The Company specifically analyzes accounts receivable and historical bad debts, customer concentrations and current economic trends when evaluating the adequacy of its allowance for doubtful accounts.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," the objective of which is to recognize the amount of current and deferred income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the accompanying consolidated financial statements, as measured by enacted tax laws.

CASH, CASH EQUIVALENTS AND SHORT-TERM RESTRICTED INVESTMENTS

The Company accounts for investments under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Cash equivalents are highly liquid investments with original maturities of three months or less. Cash equivalents consist of money market accounts at December 31, 2002 and 2003, and September 30, 2004.

At December 31, 2002 and 2003, and September 30, 2004, short-term restricted investments included a money market and an escrow account with original maturities of greater than three months with maturities less than a year from the balance sheet date. These investments are used as collateral for certain bonds and other obligations related to the Company's network.

DEPRECIATION AND AMORTIZATION

As part of fresh start reporting (Note 3), all property, equipment and other long-term assets were revalued to estimated fair value, which became the Successor Company's new cost basis for financial reporting purposes, as of December 31, 2002. All capital additions made subsequent to December 31, 2002 are stated at cost.

The Company provides for depreciation and amortization using the straight-line method to allocate the cost of property and equipment and long-term assets over their estimated useful lives, as follows:

 Assets                                                                 Years
================================================================================

Communications network infrastructure                                15-20 years
Network and office equipment                                           5-7 years
Leasehold improvements                                Lesser of estimated useful
                                                           life or term of lease
Furniture and fixtures                                                   7 years
Prepaid right-of-way fees                                      Term of agreement

Applicable interest charges incurred during the construction of new facilities are capitalized as elements of cost and are depreciated over the assets' estimated useful lives. Interest capitalized for the years ended December 31, 2001, 2002 and 2003 was approximately $6.0 million, $1.9 million, and $0, respectively.

LONG-LIVED ASSETS

The Company reviews its long-term assets, including its property and equipment and other intangibles for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company believes that the carrying values of its long-lived assets were realizable as of December 31, 2003 and 2002 and September 30, 2004.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are invested in financial instruments with high credit ratings. The Company does not require collateral or other securities to support customer receivables; however, it performs regular credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales.

For the years ended December 31, 2001 and 2003, one customer accounted for 10% of net revenues. For the year ended December 31, 2002 and the nine months September 30, 2004, no customer accounted for more than 10% of net revenues. As of December 31, 2002 and 2003, no customers had balances in excess of 10% of accounts receivable. As of September 30, 2004, one customer represented approximately 30% of accounts receivable. This amount was subsequently collected in full from the customer.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company has no significant off-balance-sheet or other concentration of credit risks at December 31, 2002 or 2003 or September 30, 2004.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The estimated fair values of the cash and cash equivalents, accounts receivable and accounts payable approximates their carrying values due to their short-term nature.

COMPREHENSIVE INCOME (LOSS)

SFAS No. 130, "Reporting Comprehensive Income," requires disclosure of all components of comprehensive income (loss) on an annual and interim basis. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non owner sources. Comprehensive loss is the same as reported net loss for all periods presented.

INTANGIBLE ASSET IMPAIRMENT

In January 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill and other intangible assets with indefinite lives no longer be amortized but instead be measured for impairment at least annually, or when events indicate that there may be impairment. In connection with the transition to this new accounting standard, the Company was required to assess whether there was an indication that goodwill and other intangible assets were impaired as of the date of adoption by comparing the fair value and the carrying value of its assets and liabilities, including goodwill and other intangible assets, at such date. Based on this fair value assessment, the Company recorded a one-time, non-cash transitional impairment loss, which is recognized as the cumulative effect of a change in accounting principle in the accompanying 2002 consolidated statement of operations, of approximately $72.3 million, to write off all of its goodwill and other identifiable intangible assets of $49.4 million and $22.9 million, respectively.

STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, accounts for employee stock-based compensation utilizing the intrinsic value method. SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"), established a fair value based method of accounting for stock-based compensation plans. The Company has adopted the disclosure only alternative under SFAS 123, which requires disclosure of the pro forma effects on earnings and earnings per share as if SFAS 123 had been adopted as well as certain other information.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS Statement No. 123." This statement amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 also requires that those effects be disclosed more prominently by specifying the form, content, and location of those disclosures. The Company has adopted the increased disclosure requirements of SFAS 148. The Company will continue to use the intrinsic value method of accounting for stock-based employee compensation.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Had compensation cost for the Company's option plans been determined using the fair value method at the grant dates in accordance with SFAS No. 123, the effect on the Company's net loss would have been as follows:


                                                                      (PREDECESSOR      (PREDECESSOR         (SUCCESSOR
                                                                        COMPANY)           COMPANY)            COMPANY)
DECEMBER 31,                                                              2001               2002                2003
=========================================================================================================================
Net loss as reported                                                 $(116,681,000)     $ (87,544,000)     $  (1,048,000)

Add: stock-based employee compensation expense
 included in reported net loss                                                  --                 --            120,000

Deduct: total stock-based employee compensation determined under
 fair value method for all awards                                       (5,554,000)                --           (361,000)
-------------------------------------------------------------------------------------------------------------------------
Pro forma net loss                                                   $(122,235,000)     $ (87,544,000)     $  (1,289,000)
=========================================================================================================================

Following are the assumptions that were used to estimate the fair value of each option grant using the Black-Scholes option pricing model:


DECEMBER 31,                                                              2001               2002                2003
=========================================================================================================================
Risk free interest rate                                                   3.3%                N/A                3.0%

Expected dividend yield                                                   None                N/A                None

Expected lives                                                          3 years               N/A              3 years

Volatility                                                                307%                N/A                 0%

The weighted average fair value of options granted during the years ended December 31, 2001 and 2003 was $7.73 and $0.51, respectively. The weighted average remaining contractual life of options outstanding at December 31, 2003 was approximately 9.2 years.

There were no options granted during the year ended December 31, 2002.

RECLASSIFICATIONS

Certain prior-period amounts have been reclassified to conform to the current period presentation.

ASSET RETIREMENT OBLIGATIONS

In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost, thereby increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted, and the capitalized cost is depreciated over the useful life of the related asset. Through the acquisition of Transcom, the Company acquired assets and a related asset retirement obligation (Note 2). The asset retirement obligation liability totaled approximately $1.8 million at December 31, 2003. Accretion expense from the date of acquisition to December 31, 2003 was not deemed material. Accretion for the nine months ended September 30, 2004 was approximately $86,000.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances), because that instrument represents an obligation. Many of those instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, which are subject to the provisions for the first fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 requires that the criteria for consolidation be based upon analysis of risks and rewards, not control, and represents a significant and complex modification of previous accounting principles. FIN 46 is effective for consolidated financial statements issued after June 30, 2003. The Company does not believe the adoption of FIN 46 will have a material effect on the Company's consolidated results of operations, financial position or cash flows.

In December 2003, the Securities and Exchange Commission ("SEC") published Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB No. 104 was effective upon issuance and supersedes SAB No. 101, "Revenue Recognition in Financial Statements," and rescinds the accounting guidance contained in SAB No. 101 related to multiple-element revenue arrangements that was superseded by EITF Issue No. 00-21. The adoption of SAB No. 104 did not have a material effect on the Company's financial position, results of operations, or cash flows.

5.     NETWORK CONNECTIVITY PURCHASES IN EXCHANGE FOR STOCK

On September 14, 2000, the Company entered into an agreement with Consolidated Edison Communications, Inc. ("CEC") under which CEC agreed to grant the Company an indefeasible right to use ("IRU") fiber optic facilities on the CEC network, to provide connectivity from NEON's backbone network to CEC's local distribution facilities, and to contribute to the Company cash totaling $11.3 million through April 15, 2005. As part of the agreement, the Company issued 2,476,735 shares of common stock to CEC, of which 56% was restricted as of December 31, 2001. In connection with this transaction, the Company recorded a subscription receivable for the value of these assets, based upon an independent appraisal of the value of the tangible and intangible assets received in consideration for the stock provided under this agreement. As network assets were received under this agreement, the related subscription receivable amount was transferred to fixed and intangible assets. As of December 31, 2001 and 2002, approximately $77.6 million and $89.8 million of the subscription receivable had been transferred to fixed and intangible assets and $1.8 million and $3.0 million had been received in cash, respectively. As discussed more fully in Note 4, the Company wrote off all of its intangible assets during the year ended December 31, 2002. During 2002, in connection with the POR, the Company and CEC entered into an agreement whereby CEC granted the Company an IRU for the original fiber optic facilities provided and additional fiber optic facilities in New York City in exchange for CEC's remaining obligations under the September 2000 agreement. The Company and CEC also entered into standard commercial agreements to cover future transactions between the parties.

On September 14, 2000, the Company entered into a similar agreement with Exelon. Under the initial agreement, the Company issued 2,131,143 shares of common stock to Exelon and received cash totaling approximately $3.3 million from Exelon. In connection with this agreement, the Company recorded a subscription receivable for the value of the assets, based on an independent appraisal of the value of the tangible and intangible assets to be received. On August 10, 2001, the Company closed financing of $11.5 million in the form of an 18% subordinated convertible note with Exelon and modified the September 2000 agreement. The Exelon convertible note purchase agreement provided for an additional $10 million from Exelon, payable either in cash or forgiveness of indebtedness represented by the Exelon convertible note in lieu of providing the IRU, services and other cash proceeds required under the September 2000 agreement with Exelon.

Upon closing the Exelon convertible note, the Company recorded a one-time, non-cash charge to operations of $60 million to write-down the subscription receivable related to the Exelon transaction. Prior to the modification of the September 2000 agreement in August 2001, the Company had received $4.5 million of cash from Exelon under this agreement. During 2002, Exelon delivered notice to the Company to apply the $10 million as forgiveness of indebtedness under the Exelon convertible note.

The Company incurred approximately $285,000 of non-reimbursable costs related to these transactions which are shown as a reduction of additional paid-in capital in the 2001 statement of stockholders' equity.

                                         NEON COMMUNICATIONS, INC.
                                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6.     PROPERTY AND EQUIPMENT

Property and equipment consists of:

                                                                     DECEMBER 31,            SEPTEMBER 30,
                                                                2002             2003            2004
                                                                                              (UNAUDITED)
==========================================================================================================
Communications network infrastructure                      $105,690,000     $112,993,000     $112,993,000
Communications network construction-in-process               13,344,000        9,064,000       17,423,000
Network and office equipment                                 14,434,000       19,520,000       19,703,000
Leasehold improvements                                        3,315,000        3,315,000        3,644,000
Furniture and fixtures                                          529,000          713,000          838,000
----------------------------------------------------------------------------------------------------------
                                                            137,312,000      145,605,000      154,601,000
Less: Accumulated depreciation and amortization                      --        8,999,000       16,825,000
----------------------------------------------------------------------------------------------------------
                                                           $137,312,000     $136,606,000     $137,776,000
==========================================================================================================

In accordance with the adoption of fresh start reporting (Note 3), the Company revalued its property and equipment to estimated fair value at December 31, 2002 based upon an independent valuation. Additions beginning in 2003 are stated at cost.

7.     OTHER ASSETS

Other assets consist of the following:


                                                                     DECEMBER 31,            SEPTEMBER 30,
                                                                2002             2003            2004
                                                                                              (UNAUDITED)
==========================================================================================================
Prepaid right-of-way fees, related party                    $1,787,000       $1,787,000        $1,787,000
Long-term lease receivable                                     130,000               --                --
Other                                                          848,000        1,789,000         2,577,000
----------------------------------------------------------------------------------------------------------

                                                             2,765,000        3,576,000         4,364,000

Less: Accumulated amortization                                      --          387,000           678,000
----------------------------------------------------------------------------------------------------------

                                                            $2,765,000       $3,189,000        $3,686,000
==========================================================================================================

In accordance with the adoption of fresh start reporting (Note 3), the Company revalued its remaining long-term assets at December 31, 2002.

LONG-TERM LEASE RECEIVABLE

In January 2001, the Company entered into an agreement with CEC, a related party prior to the effective date of the POR, in which the Company granted CEC a 20-year IRU in certain fibers and a 36-month lease of certain other fibers along a route segment between White Plains, NY and New York City. The 36-month lease will convert into a 17-year IRU at the end of the lease period upon a one-time payment of $1.00. The agreement provided for an up-front payment from CEC of $4.0 million and an additional $3.2 million due from CEC in monthly payments of $88,125 over the 36-month lease period. The Company accounted for this transaction as a fixed asset sale and sales type lease and recorded a gain in 2001 of approximately $1.5 million as other income. The Company received payments under this agreement of approximately $0.7 million, $1.3 million, and $1.1 million during the years ended December 31, 2001, 2002 and 2003, respectively. At December 31, 2003, approximately $0.2 million is due to the Company under this agreement. This amount is included in prepaid expenses and other current assets on the 2003 accompanying consolidated balance sheet.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.     PREFERRED STOCK AND STOCKHOLDERS' EQUITY

GENERAL

Under the terms of the Amended and Restated Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue authorized shares of preferred stock in one or more series. Each series of preferred stock shall have rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

The Company had designated 2,500,000 shares of its preferred stock as 12% Series A Cumulative Convertible Preferred Stock (Series A Preferred Stock). Each share of Series A Preferred Stock is convertible into one share of the Company's common stock at the option of the holder, is entitled to one vote, has a liquidation preference of $11.25 per share plus accrued dividends, and is senior to the Company's common stock and Redeemable Preferred Stock. Dividends on such shares are payable semi-annually on June 15 and December 15 of each year at a rate of $0.675 per share when and if declared by the Board of Directors. As of December 31, 2003, $1,582,541 in dividends had accrued on the Series A Preferred Stock. At the Company's option, dividends are payable in cash or additional shares of Series A Preferred Stock. At the Company's option, shares of Series A Preferred Stock can be redeemed in whole or in part at $11.93 per share in 2006, $11.59 per share in 2007 and $11.25 per share in 2008 and thereafter. In the event of a change of control, as defined, each holder of Series A Preferred Stock can require the Company to redeem its shares for $11.36 per share plus accrued and unpaid dividends. Accordingly, in accordance with SEC requirements, the Series A Preferred Stock is not included in stockholders' equity. Additionally, each share of Series A Preferred Stock shall be automatically converted into shares of common stock at the conversion rate then in effect upon the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock or on the day immediately following the date on which the closing price of the common stock has equaled or exceeded $33.75 for a period of 45 consecutive trading days, if and when it is publicly traded.

REDEEMABLE PREFERRED STOCK AND WARRANTS

At December 31, 2003 and 2002, the Company had designated 21,354,000 shares of its preferred stock as Redeemable Preferred Stock to reserve for shares issuable upon the exercise of the same number of Redeemable Preferred Stock Warrants issued or issuable in connection with the Company's POR. The Redeemable Preferred Stock Warrants were issued to the Company's unsecured creditors and Series A Preferred Stock and Class A Warrant holders. Additional Redeemable Preferred Stock Warrants will be issued to certain option holders as such options vest and for paid-in-kind (PIK) dividends, if any, on Series A Preferred Stock. Each Redeemable Preferred Stock Warrant entitles the holder to purchase one share of Redeemable Preferred Stock at $0.01 per share through December 20, 2012 upon a change of control, as defined, where the consideration equals or exceeds $10.62 per share of common stock (a Triggering Event). Each share of Redeemable Preferred Stock is entitled to one vote, has a liquidation preference of $0.01 per share, and is junior to the Series A Preferred Stock. Upon the closing of a Triggering Event, the Company shall redeem the Redeemable Preferred Stock for the lesser of $8.02 per share or the excess of the fully diluted per share proceeds over $10.62. In the event that the Triggering Event does not close within a 12 month period, the redemption price per share for the Redeemable Preferred Stock is reduced to $0.01 per share and the Company shall redeem the outstanding Redeemable Preferred Stock and issue new warrants to purchase such shares with the same terms as the previously issued Redeemable Preferred Stock Warrants. At December 31, 2003 and 2002, approximately 16,600,000 Redeemable Preferred Stock Warrants were issued.

COMMON STOCK

At December 31, 2002, the Company had 15,536,250 shares of new common stock reserved for issuance in connection with the Company's POR. These shares were issued in 2003, but are recorded as issued and outstanding as of December 20, 2002, the deemed effective date of the POR.

CLASS A WARRANTS

In connection with the sale of the Series A Preferred Stock, the Company issued 5,511,405 Class A Warrants to the holders of such preferred stock. Each Class A Warrant entitles the holder to purchase one share of the Company's common stock for $0.01 per share on or before December 20, 2012. Prior to the exercise of the Class A Warrants, holders do not have any rights as stockholders. At December 31, 2003 and 2002, the Company has reserved 5,511,405 shares, of its common stock for shares issuable upon the exercise of the Class A Warrants.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


REGISTRATION RIGHTS AGREEMENT

On December 20, 2002, the Company entered into a Registration Rights Agreement (the Agreement) with certain purchasers of the Series A Preferred Stock and certain other stockholders (the holders) as provided for by the POR. Pursuant to the Agreement, the holders of at least 25% of the registerable securities of the Company, as defined, may request up to three demand registrations, subject to certain limitations set forth in the Agreement. The holders also have certain piggyback registration rights. Under the Agreement, registration expenses are generally borne by the Company and underwriting fees and commissions are allocated on a pro-rata basis among the Company and the participating holders.

WARRANTS

During 2003, the Company issued two warrants to financial consultants in exchange for services to purchase a total of 650,000 shares of the Company's common stock at exercise prices ranging from $5.30 - $6.06. The fair value of these warrants was approximately $712,000. Approximately $360,000 of this value related to amounts owed at December 31, 2002, that were included in reorganization items in the 2002 consolidated statement of operations. The remaining $352,000 was included as a direct acquisition cost in the purchase price for Transcom (see Note 2).

9.     STOCK OPTION PLANS

The Company's 1998 Stock Incentive Plan (the "1998 Plan") was adopted by the Board of Directors in May 1998. In connection with the Company's POR, the 1998 Plan was terminated.

Stock option activity under the 1998 Plan for the years ended December 31, 2001 and 2002 is as follows:

                                                   NUMBER       WEIGHTED AVERAGE
                                                 OF SHARES       EXERCISE PRICE
================================================================================
Outstanding, December 31, 2000                   2,140,000        $   26.16
  Granted                                        1,702,000             7.72
  Exercised                                         (1,000)            9.38
  Canceled                                        (368,000)           39.05
--------------------------------------------------------------------------------
Outstanding, December 31, 2001                   3,473,000            15.76
  Canceled                                        (336,000)           19.30
  Canceled due to POR                           (3,137,000)           15.38
--------------------------------------------------------------------------------

Outstanding, December 31, 2002                          --        $      --
================================================================================
Exercisable, December 31, 2002                          --        $      --
================================================================================

The Company's 2002 Stock Incentive Plan (the "2002 Plan") was adopted under the POR. The 2002 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based on certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. Under the 2002 Plan, the Company can issue options to purchase up to 2,469,000 shares of common stock.

The Company's 2003 Directors' Stock Option Plan ("2003 Plan") was adopted by the Board of Directors in October 2003. Under the 2003 Plan, the Company can issue options to purchase up to 125,000 shares of common stock.

As of December 31, 2003, a total of 599,500 and 101,114 stock options are available for issuance under the 2002 and 2003 stock option plans, respectively.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Stock option activity under the 2003 and 2002 Plans for the years ended December 31, 2003 and 2002 is as follows:


                                                                       Exercise
                                                                         Price
                                      Number Of                        Weighted
                                        Shares           Range          Average
================================================================================
Outstanding, December 31, 2002               --      $          --     $     --
  Granted                             2,021,886      $0.27 - $6.06         5.27
  Exercised                                  --                 --           --
  Canceled                             (128,500)              5.30         5.30
--------------------------------------------------------------------------------
Outstanding, December 31, 2003        1,893,386      $0.27 - $6.06         5.27
================================================================================

Exercisable, December 31, 2003          227,316      $0.27 - $5.30     $   4.77
================================================================================

Effective January 1, 2003, the Company awarded stock-options to purchase 23,886 shares of its common stock to the Company's non-management directors with an exercise price of $0.27 per share. The fair market value of these options was $5.30 per share. The options vest over a one year period. Accordingly, compensation expense in the amount of $120,147 related to these awards was charged to expense during the year ended December 31, 2003. This value is included in selling, general and administrative expenses in the 2003 consolidated statement of operations.

10.      INCOME TAXES

The income tax benefit for the years ended December 31, 2001, 2002, and 2003 consisted of the following:


                                    2001              2002             2003
================================================================================
Current:
  Federal                      $         --      $         --      $         --
  State                                  --                --                --

Deferred:
  Federal                       (39,672,000)      (29,765,000)       (1,435,000)
  State                          (4,667,000)       (3,467,000)         (253,000)
--------------------------------------------------------------------------------
                                (44,339,000)      (33,232,000)       (1,688,000)
Less: Valuation allowance        44,339,000        33,232,000         1,688,000
--------------------------------------------------------------------------------
Total                          $         --      $         --      $         --
================================================================================

The components of the deferred taxes at December 31, 2002 and 2003 were approximately as follows:


                                                  2002                  2003
================================================================================
Net operating losses                         $ 24,876,000          $ 31,996,000
Gain from asset impairment                     44,576,000            44,576,000
Depreciation                                  (11,516,000)          (17,959,000)
Reserves and accruals, not
  currently deductible                          8,355,000             9,378,000
--------------------------------------------------------------------------------
                                               66,291,000            67,991,000

Valuation allowance                           (66,291,000)          (67,991,000)
--------------------------------------------------------------------------------

Net deferred tax asset                       $         --          $         --
================================================================================

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


As of December 31, 2003, the Company had federal and state net operating loss carry forwards for the period subsequent to the reorganization available to offset future taxable income, if any, of approximately $79 million. These carry forwards expire through 2023 and are subject to the review and possible adjustment by the Internal Revenue Service. Changes in the ownership of the Company stock as a result of the POR has caused there to be an annual limitation on the use of net operating loss carry forwards that arose prior to the effective date of the Company's POR. Additional limitations may be imposed as a result of future changes of ownership, including changes of ownership pursuant to the proposed merger, that would apply to subsequently generated net operating loss carry forwards as well. A full valuation allowance has been recorded in the accompanying consolidated financial statements to offset these carry forwards because their future realizability is uncertain.

11.    OTHER RELATED PARTY TRANSACTIONS

NORTHEAST UTILITIES AGREEMENTS

In connection with the Company's POR, the Company entered into a Stock Purchase Agreement with Mode 1 Communications, Inc. ("Mode 1"), a subsidiary of Northeast Utilities ("NU") and amended certain agreements ("Amended Agreements"), concerning the provisions of certain rights-of-way use of electric utility towers and inside urban electric utility ducts, with the three principal operating subsidiaries of NU (collectively, "Northeast Utilities").

Under the Stock Purchase Agreement, Mode 1 acquired approximately 1,552,000 shares of the Company's common stock in exchange for approximately $3.4 million due to Northeast Utilities and other consideration. Mode 1 also agreed to purchase up to $3.5 million of common stock, at the market price on the date of purchase, to cover the payment of future amounts due to Northeast Utilities through December 31, 2004. During 2003, Mode 1 purchased approximately 236,000 shares of the Company's common stock for approximately $1.4 million. In accordance with the Stock Purchase Agreement, the Company used the proceeds from such sale to pay certain 2003 operating costs due to Northeast Utilities. The Company and Mode 1 also entered into the Registration Rights Agreement discussed in Note 8 and a Stockholders Agreement. The Stockholders Agreement between the Company, Mode 1 and certain purchasers of the Series A Preferred Stock and certain other stockholders provides for Mode 1 to designate one member of the Company's Board of Directors for as long as Mode 1 owns at least 67% of its initial shares or not less then 4% of the Company's outstanding shares.

The Amended Agreements with Northeast Utilities provide the Company with an option to purchase up to eight of the fibers initially designated for Northeast Utilities, at the then market price, through June 30, 2005 and a right-of-first refusal through June 30, 2010 for all of the fiber assets owned or controlled by Northeast Utilities. Under the Amended Agreements, Northeast Utilities also agreed to defer approximately $1.4 million due from the Company until December 31, 2004. Mode 1 and Northeast Utilities also agreed not to compete with the Company in the provision of wholesale telecommunications transport services through June 30, 2005.

The Amended Agreements with Northeast Utilities were initially entered into in 1994 and 1995 and cover the provision of rights-of-way along electric utility towers and inside urban electric utility ducts. Pursuant to these agreements, the Company acquired indefeasible rights-of-use in fiber optic filaments along Northeast Utilities' rights-of-way and pays Northeast Utilities mileage-based annual fees and a percentage of the gross revenues that the Company generates on the portion of its network located on Northeast Utilities' rights-of-way, as such gross revenues exceed predefined limits specified in the agreements with Northeast Utilities. To date, none of the limits has been exceeded. Northeast Utilities has waived a portion of the Company's right-of-way fees on certain route segments through September 2004. Under the agreements, 12 fibers on designated route segments of the Company's network in Northeast Utilities service territory are owned by and have been set aside for Northeast Utilities use. After June 30, 2005, Northeast Utilities may lease the 12 fibers to third parties and is free to use these fibers to compete with the Company. At December 31, 2003 and 2002, approximately $1.4 million and $1.8 million associated with the construction of the 12 fibers is included in prepaid rights-of-way fees in the accompanying consolidated balance sheet, respectively. In accordance with the adoption of fresh start reporting (Note 2), the Company revalued the prepaid right-of-way fees at December 31, 2002 based upon an independent appraisal. Such fees are being recognized as a cost of revenues ratably over 5 years, the estimated remaining useful life.

The Amended Agreements with Northeast Utilities have a term of 40 years and expire in September 2034. Thereafter, they automatically renew for five-year terms, unless one of the parties has given a one-year advance notice of termination. In the event that Northeast Utilities gives such a notice and terminates the agreements, it must either, at its option, pay to the Company an amount equal to the fair market value of the network built on Northeast

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Utilities' rights-of-way less the 12 fibers set aside for Northeast Utilities' use, or allow NEON to retain its indefeasible rights-of-way and receive from the Company an annual payment equal to 10% of the Company's gross revenue from the fiber optic network on Northeast Utilities' rights-of-way, which payment would be in addition to the other annual payments under the agreements with Northeast Utilities.

The Company paid Northeast Utilities approximately $428,000, $26,000 and $1.4 million in 2001, 2002 and 2003, respectively, and approximately $1.4 million was included in other long-term liabilities at December 31, 2001 and 2002 and accrued expenses at December 31, 2003.

The Company paid approximately $0.2 million to Central Maine Power, a related party prior to the effective date of the POR, for right-of-way fees for the year ended December 31, 2001. The Company also paid Central Maine Power and/or Union Water and Power, an affiliate of Central Maine Power, approximately $1 million for materials, labor and other contractor charges for the year ended December 31, 2001.

The Company believes that the fees payable under the agreements with related parties are reasonable and are comparable to those which would have been negotiated on an arm's-length basis with an unaffiliated third party.

EMPLOYMENT AGREEMENTS

The Company has employment agreements with two officers. These agreements provide for employment and related compensation and restrict the individuals from competing, as defined, with the Company during the terms of their agreements. These agreements also provide for stock options under the 2002 Plan and for severance payments upon termination under circumstances defined in these agreements.

12.    OTHER COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company leases certain collocation facilities, vehicles, and office equipment and facilities under noncancelable operating leases which expire at various dates through October 2021. Future minimum lease payments required under these leases at December 31, 2003 were approximately as follows:

YEAR ENDING DECEMBER 31,
================================================================================
2004                                                             $    2,676,000
2005                                                                  2,497,000
2006                                                                  2,081,000
2007                                                                  2,054,000
2008                                                                  1,949,000
Thereafter                                                           15,290,000
--------------------------------------------------------------------------------
Total                                                            $   26,547,000
================================================================================
Rent expense charged to operations under the Company's operating leases was approximately $5.4 million, $4.5 million and $3.5 million in the years ended December 31, 2001, 2002 and 2003, respectively.

The Company leases fibers for various segments of its network under operating leases that expire at various dates through December 2034. Future minimum lease payments required under these fiber optic leases at December 31, 2003 were approximately as follows:

YEAR ENDING DECEMBER 31,
================================================================================
2004                                                            $     7,917,000
2005                                                                  8,825,000
2006                                                                  8,868,000
2007                                                                  8,850,000
2008                                                                  8,805,000
Thereafter                                                          138,268,000
--------------------------------------------------------------------------------
Total                                                           $   181,533,000
================================================================================

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Fiber lease expense charged to operations under the above agreements was approximately $5.3 million, $6.9 million and $7.8 million in the years ended December 31, 2001, 2002 and 2003, respectively.

LITIGATION

On November 9, 2004 NEON Transcom, Inc., a wholly-owned subsidiary of NEON, filed against Washington Metropolitan Area Transit Authority ("WMATA") in United States District Court for the District of Columbia a declaratory judgment that rights-of-way fees provided for under a license agreement violate the Telecommunications Act of 1996, as amended, and further seeking an injunction preventing WMATA from requiring payment of the fees and holding NEON Transcom, Inc. in default under the License Agreement, dated October 5, 1999 between WMATA and NEON. The matter is styled NEON Transcom, Inc. vs. Washington Metropolitan Area Transit Authority. On November 22, 2004, NEON received correspondence from WMATA's counsel notifying NEON that WMATA intends to file a claim against NEON. WMATA is seeking payment of approximately $847,000 owed to WMATA under the License Agreement. Although there can be no assurance as to the outcome or effect of WMATA's threatened lawsuit, management does not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on the business, financial condition, results of operations or cash flows of the Company.

Certain claims arising in the ordinary course of business are pending against the Company. In the opinion of management, these claims are not expected to have a material effect on operations.

13.    401(K) PLAN

The Company maintains the NEON Communications, Inc. 401(k) Plan (the "Plan") under Section 401(k) of the Internal Revenue Code ("IRC") covering all eligible employees. Under the Plan, a participant may elect to defer receipt of a stated percentage of his or her compensation, subject to limitation under the IRC, which would otherwise be payable to the participant for any plan year. For the year ended December 31, 2001, the Company made matching contributions of approximately $165,000. The Company did not match contributions to the Plan for the years ended December 31, 2002 and 2003.

14.    ACCRUED EXPENSES

Accrued expenses at December 31, 2002 and 2003 consisted of the following:

                                                      2002               2003
================================================================================
Accrued property and other taxes                   $2,338,000        $2,716,000
Accrued professional fees                           1,625,000           172,000
Accrued payables to related parties                   152,000         1,582,000
Accrued payroll and benefits                        1,828,000         2,138,000
Accrued commissions                                   194,000           293,000
Accrued other                                       2,058,000         2,002,000
--------------------------------------------------------------------------------
                                                   $8,195,000        $8,903,000
================================================================================

15.    SEGMENT DISCLOSURE

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable operating segment of an enterprise. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company's chief operating decision makers are the Company's Executive Management Team.

The Company operates in one business segment, the provision of advanced optical networking solutions and services. The Company analyzes and reports revenues based on lit fiber, dark fiber, collocation and other services. The Company does not allocate for management reporting or segment reporting purposes its cost of revenues and property and equipment, which represent the primarily operating costs, communications network and equipment that support its revenues. Similarly, selling, general and administrative expenses are not allocated to revenue components for management or segment reporting purposes.

Management utilizes several measurements to evaluate its operations and allocate resources. However, the principal measurements are consistent with the Company's financial statements. The accounting policies of the segments are the same as those described in Note 4. All of the Company's revenues are generated and all of its assets are located in the United States.

                            NEON COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Revenue information for the Company was approximately as follows:

                                                                       SUCCESSOR
                                      PREDECESSOR COMPANY               COMPANY
DECEMBER 31,                         2001              2002              2003
================================================================================
Revenues:
Lit fiber leases                 $18,395,000       $24,077,000       $32,287,000
Dark fiber leases                  4,880,000         6,430,000         5,229,000
Collection services                1,363,000         1,203,000         1,281,000
Other services (1)                 1,913,000         1,964,000         2,791,000
--------------------------------------------------------------------------------
Total Revenues                   $26,551,000       $33,674,000       $41,588,000
================================================================================

(1) Includes amortization of nonrecurring fees for installation and design, engineering and construction services.


16.    SUPPLEMENTAL CASH FLOW DISCLOSURE

                                                                         YEARS ENDED                  NINE MONTHS ENDED
                                                        ============================================================================
                                                                         DECEMBER 31,                   SEPTEMBER 30,
                                                          PREDECESSOR     PREDECESSOR      SUCCESSOR      SUCCESSOR       SUCCESSOR
                                                            COMPANY         COMPANY         COMPANY        COMPANY         COMPANY
                                                              2001            2002            2003           2003           2004
====================================================================================================================================
Supplemental disclosure of cash flow information:
Cash paid during the year for:

Interest                                                 $ 25,606,000    $ 11,475,000   $         --    $         --   $         --
====================================================================================================================================
Taxes                                                    $    229,000    $    158,000   $    809,000    $    557,000   $    723,000
====================================================================================================================================
Supplemental disclosure of noncash investing and
  financing activities:
Beneficial conversion related to issuance of
  convertible notes (Note 7)                             $  1,150,000    $         --   $         --    $         --   $         --
====================================================================================================================================
Decrease in stock subscription receivable                $(79,860,000)   $         --   $         --    $         --   $         --
====================================================================================================================================
Issuance of equipment note payable                       $ 46,250,000    $         --   $         --    $         --   $         --
====================================================================================================================================
Issuance of common stock in exchange for assets
  and reduction in accounts payable                      $         --    $  9,411,000   $         --    $         --   $         --
====================================================================================================================================
Cancellation of old common stock and restricted
  common stock in connection with POR (Note 3)           $         --    $290,531,000   $         --    $         --   $         --
====================================================================================================================================
Repayment of subscription receivable with certain
  property and equipment (Note 5)                        $         --    $ 12,202,000   $         --    $         --   $         --
====================================================================================================================================
Noncash forgiveness of long-term debt (Note 5)           $         --    $ 10,000,000   $         --    $         --   $         --
====================================================================================================================================
Warrants issued in lieu of cash payments (Note 8)        $         --    $         --   $    360,000    $    360,000   $         --
====================================================================================================================================
Accretion of dividends on 12% Series A Preferred Stock   $         --    $     45,000   $  1,538,000    $  1,141,000   $  1,283,000
====================================================================================================================================
On September 12, 2003, the Company acquired
  Columbia Transmission Communications
  Corporation (Note 2):
     Accounts receivable                                 $         --    $         --   $    172,000    $         --   $         --
     Prepaid expenses and other current assets           $         --    $         --   $    775,000    $         --   $         --
     Accounts payable and accrued expenses               $         --    $         --   $   (129,000)   $         --   $         --
     Asset retirement obligation                         $         --    $         --   $ (1,768,000)   $         --   $         --
     Warrants issued in lieu of cash payment for
      acquisition costs (Note 8)                         $         --    $         --   $   (352,000)   $         --   $         --
     Cash acquired from purchase, net of cash paid       $         --    $         --   $  4,520,000    $         --   $         --
------------------------------------------------------------------------------------------------------------------------------------
Gain on acquisition                                      $         --    $         --   $  3,218,000    $         --   $         --
====================================================================================================================================

APPENDIX A-1

        ---------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                               GLOBIX CORPORATION

                                       and

                            NEON COMMUNICATIONS, INC.

                            DATED AS OF July 19, 2004

        -----------------------------------------------------------------

NOTE: This agreement has been conformed to include the amendments thereto that have been made by the first amendment to the merger agreement dated as of October 8, 2004 among the parties to this agreement. Provisions of this
---------
agreement that have been deleted by virtue of the first amendment are shown by brackets (i.e., [..old language in merger agreement...]). New provisions added to this agreement by virtue of the first amendment are shown by all capital letters and underlining (i.e., ...NEW LANGUAGE IN MERGER AGREEMENT...). This
                                  --------------------------------
conformed version of the agreement does not contain the exhibits referenced herein, including Exhibit 1.8(c)(ii), which Exhibit 1.8(c)(ii) has been modified pursuant to the first amendment and is attached as Exhibit A to the first amendment. A copy of the original agreement prior to the first amendment, including all original exhibits, was filed with the Securities and Exchange Commission by Globix Corporation on July 21, 2004 as Exhibit 2.1 to a filing on Form 8-K.

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I THE MERGER...........................................................1

    Section 1.1    The Merger..................................................1
    Section 1.2    Closing.....................................................2
    Section 1.3    Effective Time..............................................2
    Section 1.4    Effects of the Merger.......................................2
    Section 1.5    Charter.....................................................2
    Section 1.6    Bylaws......................................................2
    Section 1.7    Officers and Directors of the Surviving Corporation.........2
    Section 1.8    Effect on Capital Stock.....................................2
    Section 1.9    Treatment of NEON Options...................................4

ARTICLE II EXCHANGE OF CERTIFICATES............................................5

    Section 2.1    Exchange of Certificates....................................5
    Section 2.2    Exchange Procedures.........................................5
    Section 2.3    Dividends; Transfer Taxes; Withholding......................5
    Section 2.4    Return of Exchange Fund.....................................6
    Section 2.5    No Further Ownership Rights in NEON Securities..............6
    Section 2.6    Closing of NEON Transfer Books..............................7
    Section 2.7    Lost Certificates...........................................7
    Section 2.8    Dissenting Shares...........................................7
    Section 2.9    Further Assurances..........................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES.....................................8

    Section 3.1    Representations and Warranties of NEON......................8
    Section 3.2    Representations and Warranties of Globix...................27

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS..........................47

    Section 4.1    Covenants of NEON..........................................47
    Section 4.2    Covenants of Globix........................................50
    Section 4.3    No Control.................................................53

ARTICLE V ADDITIONAL AGREEMENTS...............................................53

    Section 5.1    Preparation of Proxy Statement; Stockholders Meetings......53
    Section 5.2    Access to Information......................................54
    Section 5.3    Reasonable Efforts.........................................55
    Section 5.4    Public Announcements.......................................56
    Section 5.5    Employee Benefits Matters..................................56
    Section 5.6    Fees and Expenses..........................................56
    Section 5.7    Directors' and Officers' Indemnity.........................57
    Section 5.8    Consents, Waivers and Other Approvals......................57
    Section 5.9    Committee for Transition Issues............................58
    Section 5.10   Schedules..................................................58
    Section 5.11   Financial Review...........................................58
    Section 5.12   Cooperation................................................58

ARTICLE VI CONDITIONS PRECEDENT...............................................59

    Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.59
    Section 6.2    Additional Conditions to Obligations of Globix.............60
    Section 6.3    Additional Conditions to Obligations of NEON...............61

ARTICLE VII TERMINATION AND AMENDMENT.........................................63

    Section 7.1    Termination................................................63
    Section 7.2    Effect of Termination......................................65
    Section 7.3    Amendment..................................................65
    Section 7.4    Extension; Waiver..........................................65

ARTICLE VIII SURVIVAL.........................................................65

    Section 8.1    Non-Survival of Representations, Warranties and Agreements.65

ARTICLE IX GENERAL PROVISIONS.................................................66

    Section 9.1    Amendment and Waiver.......................................66
    Section 9.2    Notices....................................................66
    Section 9.3    Interpretation.............................................67
    Section 9.4    Counterparts...............................................67
    Section 9.5    Entire Agreement; No Third Party Beneficiaries.............67
    Section 9.6    Governing Law..............................................67
    Section 9.7    Severability...............................................68
    Section 9.8    Assignment.................................................68
    Section 9.9    Submission to Jurisdiction; Waivers........................68
    Section 9.10   Enforcement................................................68
    Section 9.11   Definitions................................................69
    Section 9.12   Additional Definitions.....................................72

EXHIBITS
--------

Exhibit 1.5             -  Certificate of Incorporation of the Surviving
                           Corporation
Exhibit 1.6             -  Bylaws of the Surviving Corporation
Exhibit 1.7             -  Officers and Directors of the Surviving Corporation
                           and Globix After the Effective Time
Exhibit 1.8(c)(ii)      -  Certificate of Designation of Globix Preferred Stock
Exhibit 1.8 (c)(iii)    -  Amendment to Class A Warrant Agreement
Exhibit 1.8(c)(v)       -  Globix Warrant
Exhibit 5.11            -  Financial Review Procedures

         This AGREEMENT AND PLAN OF MERGER, dated as of July 19, 2004 (this "AGREEMENT"), between GLOBIX CORPORATION, a Delaware corporation ("GLOBIX"), and NEON COMMUNICATIONS, INC., a Delaware corporation ("NEON").

                                   WITNESSETH:

          WHEREAS, prior to the Closing Date (as defined below) Globix shall incorporate a new wholly-owned subsidiary Delaware corporation to be called "Cornerstone Merger Corp." or such other name as Globix may determine ("MERGER SUB" and together with NEON, the "CONSTITUENT CORPORATIONS");

          WHEREAS, the respective Boards of Directors of Globix and NEON have each determined that the merger of Merger Sub with and into NEON (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, is advisable and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger pursuant to which each outstanding share of Common Stock, par value $0.001 per share of NEON (the "NEON COMMON STOCK") and each outstanding share of 12% Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the "NEON CONVERTIBLE PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), and certain other securities of NEON, other than shares owned or held directly or indirectly by Globix or directly by NEON, will be converted into the right to receive the Merger Consideration (as defined in Section 1.8(c));

          WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code;

          WHEREAS, Globix and NEON desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

          Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into NEON at the Effective Time. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and NEON shall continue its corporate existence under the DGCL as the surviving corporation (the "SURVIVING CORPORATION").

          Section 1.2 CLOSING. Subject to the terms and conditions hereof, the closing of the Merger (the "CLOSING") will take place on the third Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing Date), unless another time or date is agreed to in writing by the parties hereto (any such date, the "CLOSING DATE"). The Closing shall be held at the offices of Day, Berry & Howard LLP, One Canterbury Green, Stamford, Connecticut, unless another place is agreed to by the parties hereto.

          Section 1.3 EFFECTIVE TIME. As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the "CERTIFICATE OF Merger") in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL, and (ii) make all other filings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with, and accepted by, the Secretary of State of the State of Delaware, or at such subsequent time as Globix and NEON shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

          Section 1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Constituent Corporations shall be vested in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Constituent Corporations shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

          Section 1.5 CHARTER. The certificate of incorporation of NEON as in effect immediately prior to the Effective Time, shall upon the Effective Time and by virtue of the Merger be amended to read in its entirety as set forth in
Exhibit 1.5, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.6 BYLAWS. The bylaws of NEON as in effect immediately prior to the Effective Time shall upon the Effective Time be amended to read in their entirety as set forth in Exhibit 1.6, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.7 OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION. The officers and directors of the Surviving Corporation and of Globix after the Effective Time will be as set forth on Exhibit 1.7.

          Section 1.8 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, NEON or the holders of any securities of the Constituent Corporations:

          (a) Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) All shares of NEON Common Stock and NEON Convertible Preferred Stock that are held in the treasury of NEON and any shares of NEON Common Stock and NEON Convertible Preferred Stock owned by Globix or Merger Sub shall automatically be canceled and retired and shall cease to exist and no capital stock of Globix or other consideration shall be delivered in exchange therefor.

          (c) Subject to the provisions of Sections 2.4 and 2.9 hereof:

                    (i) each share of NEON Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive 1.2748 shares (with the aggregate of all such converted shares of each stockholder rounded up to the nearest whole share) (such number being referred to herein as the "EXCHANGE RATIO") of common stock, par value $0.01 per share, of Globix ("GLOBIX COMMON STOCK");

                    (ii) [(A)] (B) all accrued and unpaid dividends to the
                               ---
          Closing Date shall be treated as if paid in shares of NEON Convertible PREFERRED Stock issued immediately prior to the Effective Time;
          ---------

                         (A) each share of NEON Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.8(b), but including those shares treated as issued in accordance with Section 1.8(c)(ii)(A) above), shall be converted into the right to receive (1) $3.75 in cash (the "PREFERRED CASH CONSIDERATION") and (2) [0.85034]
          2.08333 shares of Globix preferred stock with substantially the
          -------
          terms set forth in Exhibit 1.8(c)(ii) (the "GLOBIX PREFERRED STOCK");

                    (iii) each outstanding Class A Warrant of NEON issued under the Class A Warrant Agreement, dated as of December 23, 2002 (the "CLASS A WARRANT AGREEMENT"), between NEON and American Stock Transfer & Trust Company, as warrant agent (a "CLASS A WARRANT"), shall be converted into the right to receive 1.2748 shares of Globix Common Stock (with the aggregate of all such converted shares of each holder rounded up to the nearest whole share) in accordance with the provisions of Exhibit 1.8(c)(iii);

                    (iv) each outstanding Redeemable Preferred Stock Warrant of NEON issued under the Redeemable Preferred Stock Warrant Agreement, dated as of December 23, 2002, between NEON and American Stock Transfer & Trust Company, as warrant agent (the "REDEEMABLE PREFERRED STOCK WARRANTS") shall expire at the Effective Time according to their terms, and the holders thereof shall not have any rights to receive payments therefor or with respect thereto; and

                    (v) each outstanding NEON CTA Warrant shall be converted into the right to receive a Globix Warrant with substantially the terms set forth on Exhibit 1.8(c)(v) (a "GLOBIX WARRANT") representing the right to acquire a number of shares of Globix Common Stock (rounded to the nearest whole number) determined by multiplying the number of shares of NEON Common Stock subject to such warrant immediately prior to the Effective Time by the Exchange Ratio, at a purchase price per share (rounded to the nearest whole cent) equal to the purchase price per share of NEON Common Stock subject to such warrant immediately prior to the Effective Time, divided by the Exchange Ratio.

          The shares of Globix Common Stock referred to in Sections 1.8(c)(i) and (iii), the Globix Preferred Stock and Preferred Cash Consideration referred to in Section 1.8(c)(ii), and the Globix Warrants referred to in Section 1.8(c)(v) are together referred to as the "MERGER CONSIDERATION". All such shares of NEON Common Stock and NEON Convertible Preferred Stock and NEON warrants (sometimes collectively referred to herein as, "NEON SECURITIES"), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such NEON Securities are converted and any dividends and other distributions in accordance with Section 2.3.

          (d) At the Effective Time, each then outstanding NEON Option, whether or not then vested or exercisable, shall be modified as set forth in Section 1.9; provided that any right of a holder of any such NEON Option to acquire Redeemable Preferred Stock or Redeemable Preferred Stock Warrants, as applicable, shall terminate at the Effective Time.

          Section 1.9 TREATMENT OF NEON OPTIONS. At the Effective Time, each then outstanding NEON Option, whether or not then vested or exercisable, shall be modified and become and represent an option to acquire, on the same terms and conditions (including, without limitation, vesting (with credit for amounts already vested) and acceleration) as were applicable to such NEON Option prior to the Effective Date, a number of shares of Globix Common Stock (rounded to the nearest whole number) determined by multiplying the number of shares of NEON Common Stock subject to such NEON Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share (rounded to the nearest whole cent) equal to the exercise price per share of NEON Common Stock subject to such NEON Option immediately prior to the Effective Time, divided by the Exchange Ratio. It is the intention of the parties hereto that each NEON Option so modified will, to the extent permitted by applicable laws, continue to qualify as an "incentive stock option" within the meaning of Section 422 of the Code to the same extent such NEON Option qualified as an incentive stock option immediately prior to the Effective Time. As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to each Person who, immediately prior to the Effective Time, was a holder of an outstanding NEON Option, an instrument evidencing the modification of such NEON Option as provided in this Section 1.9. As of the Effective Time, Globix and NEON shall have taken all corporate action necessary to approve the modification of the NEON Options and the amendment of the NEON Stock Option Plans, to authorize the issuance of Globix Common Stock upon exercise of the NEON Options as modified pursuant hereto, to cause Globix, as the sole shareholder of the Surviving Corporation, to vote all of its shares in the Surviving Corporation in favor of approval of the NEON Stock Option Plans as so modified in accordance with the shareholder approval requirements of Section 422 of the Code and the regulations promulgated and proposed thereunder, and to reserve for issuance a sufficient number of shares of Globix Common Stock for delivery upon exercise of the NEON Options as modified pursuant hereto. Globix shall use commercially reasonable efforts to cause the issuance of shares of Globix Common Stock issuable upon exercise of any modified NEON Options to be registered as soon as is reasonably practicable following the Effective Time pursuant to an effective registration statement on Form S-8 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and to maintain the effectiveness of such registration statement thereafter for so long as any of such modified NEON Options remain outstanding; and if the Globix Common Stock is then listed for trading on any exchange or market, Globix shall use commercially reasonable efforts to cause shares issuable upon exercise of modified NEON Options to be so listed.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES
                            ------------------------

          Section 2.1 EXCHANGE OF CERTIFICATES. Globix shall authorize a bank, trust company, or such other person or persons as shall be reasonably acceptable to Globix and NEON, to act as Exchange Agent hereunder (the "EXCHANGE AGENT"). As soon as practicable after the Effective Time, Globix shall deposit with the Exchange Agent, in trust for the holders of NEON Securities converted in the Merger, the Merger Consideration (other than the Globix Warrants) (such Merger Consideration, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall deliver the Globix Common Stock contemplated to be issued pursuant to Sections 1.8(c)(i) and (iii) and the Globix Preferred Stock and Preferred Cash Consideration to be issued pursuant to Section 1.8(c)(ii), in each case out of the Exchange Fund. The Exchange Fund shall not be used by Globix for any purpose other than as contemplated by Section 1.8.

          Section 2.2 EXCHANGE PROCEDURES. Five Business Days after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates (including warrant certificates as applicable) which immediately prior to the Effective Time represented outstanding NEON Securities converted in the Merger (the "CERTIFICATES") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration). Subject to Section 2.1, upon surrender for cancellation to the Exchange Agent of a Certificate together with such letter of transmittal, duly executed, and the Class A Warrant Exercise Price, if applicable, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the NEON Securities represented by the surrendered Certificate shall have been converted pursuant to Section 1.8, and certain dividends and other distributions in accordance with Section 2.3. Any Certificate so surrendered shall forthwith be canceled.

          Section 2.3 DIVIDENDS; TRANSFER TAXES; WITHHOLDING.

          (a) No dividends or other distributions that are declared on or after the Effective Time on Globix Common Stock or Globix Preferred Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Globix Common Stock or Globix Preferred Stock until such person surrenders the related Certificate or Certificates, as provided in Section 2.2. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Globix Common Stock or Globix

Preferred Stock: (a) at the time of such surrender, the amount of any dividends or other distributions theretofore paid with respect to the shares of Globix Common Stock or Globix Preferred Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender and (b) at the appropriate payment date, the amount of any dividends or other distributions payable with respect to such shares of Globix Common Stock or Globix Preferred Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          (b) If any Merger Consideration is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Globix Common Stock or Globix Preferred Stock, as the case may be, in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (c) Globix or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of NEON Securities such amounts as Globix or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Globix or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the NEON Securities in respect of which such deduction and withholding was made by Globix or the Exchange Agent.

          Section 2.4 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former holders of NEON Securities for six months after the Effective Time shall be delivered to Globix, upon demand of Globix, and any such former security holders who have not theretofore complied with this Article II shall thereafter look only to Globix for payment of their claim for Merger Consideration and any dividends or distributions with respect to Globix Common Stock or Globix Preferred Stock. Neither Globix nor the Surviving Corporation shall be liable to any former holder of NEON Securities for any such Merger Consideration and dividends and distributions held in the Exchange Fund which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to such date on which any Merger Consideration or any dividends or distributions with respect to Globix Common Stock or Globix Preferred Stock in respect of such Certificate would escheat to or become the property of any Governmental Entity, any Merger Consideration in respect of such Certificates shall, to the extent permitted by applicable Laws, become the property of Globix, free and clear of all claims or interest of any person previously entitled thereto.

          Section 2.5 NO FURTHER OWNERSHIP RIGHTS IN NEON SECURITIES. The Merger Consideration issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section

2.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to the NEON Securities represented by such Certificates and the modification of the NEON Options pursuant to and in accordance with Section 1.9 shall be deemed to be in full satisfaction of all rights pertaining to NEON Options including any right to acquire Redeemable Preferred Stock or Redeemable Preferred Warrants, as applicable.

          Section 2.6 CLOSING OF NEON TRANSFER BOOKS. At the Effective Time, the stock transfer books of NEON shall be closed and no transfer of shares of NEON capital stock shall thereafter be made on the records of NEON. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Globix, such Certificates shall be canceled and exchanged as provided in this Article II.

          Section 2.7 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Globix or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Globix or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, Merger Consideration and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

          Section 2.8 DISSENTING SHARES.

          (a) Notwithstanding any other provision of this Agreement to the contrary, shares of NEON Common Stock and NEON Convertible Preferred Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders of NEON who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders of NEON shall be entitled to receive payment of the appraised value of such shares of NEON Common Stock and/or NEON Convertible Preferred Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders of NEON who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of NEON Common Stock or NEON Convertible Preferred Stock under such
Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without interest, the Merger Consideration upon surrender, in the manner provided in
Section 2.2 of the Certificate or Certificates which immediately prior to the Effective Time represented such shares of NEON Common Stock and NEON Convertible Preferred Stock and the delivery of the other documents required to be delivered pursuant to such Section 2.2.

          (b) NEON shall give Globix prompt notice of any demands for appraisal received by NEON, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by NEON and NEON and Globix shall participate jointly prior to the Closing in all negotiations and proceedings with respect to demands for appraisal under the DGCL. NEON shall not, except with the prior written consent of Globix, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

          Section 2.9 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Section 3.1 REPRESENTATIONS AND WARRANTIES OF NEON. Except as set forth in the NEON Disclosure Schedule delivered by NEON to Globix in connection with the execution of this Agreement (the "NEON DISCLOSURE SCHEDULE") (each Section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), NEON represents and warrants to Globix as follows:

          (a) ORGANIZATION, STANDING AND POWER.

                    (i) Each of NEON and its Subsidiaries (i) is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) as set forth in Section 3.1(a)(i) of the NEON Disclosure Schedule, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in the case of clause (iii) for such failures as could not, individually or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect.

                    (ii) Section 3.1(a)(ii) of the NEON Disclosure Schedule sets forth a complete and accurate list of all of NEON's Subsidiaries and NEON's direct or indirect equity interest therein. Except as set forth in Section 3.1(a)(ii) of the NEON Disclosure Schedule, neither NEON, nor any of its Subsidiaries, (A) directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, or (B) has, since the NEON Confirmation Effective Date, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity as to which NEON or any of its Subsidiaries has any material liability.

                    (iii) The copies of the charter, articles or certificate of incorporation and by-laws (or similar governing documents) of NEON and each of its Subsidiaries which were made available to Globix are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                    (iv) All minute books and stock record books of NEON and its Subsidiaries have been made available to Globix or its counsel prior to the execution of this Agreement.

          (b) CAPITAL STRUCTURE.

                    (i) The authorized capital stock of NEON consists of 100,000,000 shares of NEON Common Stock and 30,000,000 shares of Preferred Stock, $0.001 par value per share (the "NEON PREFERRED STOCK"), of which NEON Preferred Stock 2,500,000 such shares are designated as NEON Convertible Preferred Stock, 21,354,000 such shares are designated as Redeemable Preferred Stock (the "NEON REDEEMABLE PREFERRED STOCK"), and the remaining shares of NEON Preferred Stock are undesignated. The rights and privileges of each class of NEON's capital stock are as set forth in NEON's certificate of incorporation and the certificates of designation thereto, as amended to the date hereof. As of the date hereof, (A) 15,775,863 shares of NEON Common Stock are issued and outstanding and 341,936 shares of NEON Common Stock are reserved for issuance to Mode 1 Communications, Inc., (B) 1,101,887 shares of NEON Convertible Preferred Stock are issued and outstanding, (C) no shares of NEON Redeemable Preferred Stock are issued or outstanding, (D) 5,511,405 shares of NEON Common Stock are reserved for issuance pursuant to the terms of the outstanding Class A Warrants and 650,000 shares of NEON Common Stock are reserved for issuance pursuant to the terms of the outstanding NEON CTA Warrants, and (E) no shares of NEON capital stock are held in the treasury of NEON or by any Subsidiaries of NEON. All of the issued and outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock have been duly authorized, and are validly issued, fully paid, nonassessable and free of preemptive rights created by statute, NEON's certificate of incorporation or bylaws. None of the issued and outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock have been issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

                    (ii) Except as set forth in Section 3.1(b)(ii) of the NEON Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to any NEON Common Stock or NEON Convertible Preferred Stock to which NEON or, to the Knowledge of NEON, any other Person is a party or by which it or any such other Person is bound. Section 3.1(b)(ii) of the NEON Disclosure Schedule lists all issued and outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of NEON or any other Person. NEON has delivered to Globix a certificate certifying

          (A) the name and address of each record holder of NEON Common Stock and NEON Convertible Preferred Stock, (B) the number and type of shares held by each such stockholder, and (C) any restrictions imposed by NEON on the transfer of such shares. Except as set forth in Section 3.1(b)(ii) of the NEON Disclosure Schedule and as contemplated by this Agreement, there are no registration rights, and there are no rights agreements, "poison pill" anti-takeover plans or other similar agreement or restrictive arrangement to which NEON or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of NEON or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

                    (iii) Section 3.1(b)(iii) of the NEON Disclosure Schedule lists the number of shares of NEON Common Stock and NEON Preferred Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement and the plans or other arrangements under which such options were granted (collectively, the "NEON STOCK OPTION PLANS") and NEON has delivered to Globix a certificate with respect to the outstanding options to purchase shares of NEON Common Stock and NEON Preferred Stock (including restricted stock) (the "NEON OPTIONS") under the NEON Stock Option Plans, certifying with respect to each NEON Option (A) the name of each holder, (B) the number of shares of NEON Common Stock or NEON Preferred Stock subject to such NEON Option, (C) the relationship of the holder to NEON, (D) the exercise price, (E) the date of grant, (F) the vesting schedule, if any, and expiration date thereof, and including the extent to which any vesting has occurred as of the date of this Agreement, and (G) whether (and to what extent) the vesting of such NEON Option will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger. Section 3.1(b)(iii) of the NEON Disclosure Schedule shows the number of shares of NEON Common Stock and NEON Preferred Stock reserved for future issuance pursuant to warrants, convertible securities or other outstanding rights (other than NEON Options) to purchase, or obligations to otherwise issue, shares of NEON Common Stock or NEON Preferred Stock outstanding as of the date of this Agreement (such outstanding warrants, convertible securities or other rights, the "NEON CONVERTIBLE SECURITIES"). NEON has delivered to Globix a certificate certifying with respect to such NEON Convertible Securities (A) the agreement or document under which such NEON Convertible Securities were granted, (B) a complete and accurate list of the names of all holders of NEON Convertible Securities, (C) the number and type of shares subject to such NEON Convertible Securities, (D) the exercise price, (E) the date of grant and (F) the expiration date thereof. As of and at the Effective Time, the Redeemable Preferred Stock Warrants will expire according to their terms, and the holders thereof shall cease to have any rights to receive payments therefor or with respect thereto. Except for NEON Options, neither NEON nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based stock awards or similar stock rights or obligations. NEON has made available to Globix accurate and complete copies of all NEON Stock Option Plans and the forms of all stock option agreements evidencing NEON Options and NEON Convertible Securities.

                    (iv) The shares of stock of each of NEON's Subsidiaries held by NEON (directly or indirectly) are the only shares of each such Subsidiary issued and outstanding, and there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which any of Subsidiary of NEON is a party or by which any such Subsidiaries is bound obligating it to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of such Subsidiary or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating any Subsidiary to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. All the outstanding shares of capital stock or other ownership interests of each Subsidiary of NEON have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by NEON, free and clear of all Liens. Except as set forth in Section 3.1(b)(iv) of the NEON Disclosure Schedule and (A) for the capital stock or other ownership interests of its Subsidiaries, (B) as acquired in the ordinary course of business pursuant to foreclosure, workout, settlement, bankruptcy arrangements or similar transactions, and (C) for security interests held in the ordinary course of business, neither NEON nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated that is material to the business of NEON and its Subsidiaries, taken as a whole. Except as set forth in
          Section 3.1(b)(iv) of the NEON Disclosure Schedule, no action is required to be taken by NEON, its Board of Directors or any trustee under any NEON Stock Option Plans or any holder of NEON Options, to effect the treatment of NEON Options described in Section 1.9 hereof.

                    (v) Except as set forth in Section 3.1(b)(v) of the NEON Disclosure Schedule, NEON has never declared, nor is there accrued, any dividend or other distribution with respect to any NEON Common Stock or NEON Preferred Stock.

          (c) AUTHORITY; NO CONFLICTS.

                    (i) NEON has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the receipt of the NEON Required Vote. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NEON, subject to the receipt of the NEON Required Vote. Without limiting the generality of the foregoing, the Board of Directors of NEON, at a meeting duly called and held, by the requisite vote of all directors (i) received a fairness opinion that the Exchange Ratio is fair from a financial point of view to the holders of NEON Common Stock (as stockholders of NEON) and determined that the

          Merger is in the best interests of NEON and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL,
          (iii) directed that this Agreement and the Merger be submitted to the stockholders of NEON for their adoption and approval and resolved to recommend that the stockholders of NEON vote in favor of the adoption of this Agreement and the approval of the Merger, and (iv) fixed a record date for the determination of stockholders of NEON entitled to vote to adopt this Agreement (the "RECORD DATE"). This Agreement has been duly executed and delivered by NEON and constitutes a valid and binding agreement of NEON, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ii) The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or require an offer to purchase to be made under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION"): (A) subject to the receipt of the NEON Required Vote, pursuant to any provision of the certificate of incorporation or by-laws of NEON or similar governing documents of any of its Subsidiaries, or (B) except as could not, individually or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect and subject to obtaining or making the NEON Required Consents, pursuant to any Contract or NEON Plan or any Law applicable to NEON or its Subsidiaries or their respective properties or assets. Section 3.1(c)(ii) of the NEON Disclosure Schedule lists all material consents, waivers and approvals under any NEON Material Contract required to be obtained in connection with the consummation of the Merger and the other transactions contemplated hereby.

                    (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or any Governmental Entity is required by or with respect to NEON or any Subsidiary of NEON as a result of the execution and delivery of this Agreement by NEON or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) filing of the Proxy Statement with the SEC and its effectiveness under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (C) the filing of the Certificate of Merger pursuant to the DGCL, (D) the NEON Required Vote, (E) notices and consents from Governmental Entities and other Persons that regulate CLEC's, franchises and licenses, (F) the matters listed in Section 3.1(c)(ii) of the NEON Disclosure Schedule and (G) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to make or obtain could not, individually, or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "NEON REQUIRED CONSENTS."

          (d) FINANCIAL STATEMENTS.

                    (i) NEON has delivered to Globix true and correct copies of
          (a) audited consolidated balance sheets of NEON and its consolidated Subsidiaries as at December 31 of the years 2001, 2002 and 2003 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the fiscal years then ended, including the notes thereto, together with the reports thereon
          (1) of BDO Seidman, independent auditors, with respect to 2002 and 2003 only, and (2) Arthur Anderson, independent auditors, with respect to 2001 only, and (b) an unaudited consolidated balance sheet as at May 31, 2004 (the "INTERIM BALANCE SHEET") and the related unaudited consolidated statements of operations and cash flows for the five months then ended (the "NEON FINANCIAL STATEMENTS"). The NEON Financial Statements fairly present in all material respects the consolidated financial condition, results of operations, changes in stockholders' equity and cash flows of NEON and its consolidated Subsidiaries as at the respective dates and for the periods referred to in such financial statements, all in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as indicated in footnotes to the NEON Financial Statements), subject in the case of interim statements to normal and recurring year-end adjustments that have not been and are not likely to be material in amount, and the absence of a statement of stockholders' equity and the absence of notes that, if presented, would not differ materially from the notes included in the immediately preceding year-end financial statements.

                    (ii) No financial statements of any entity other than NEON and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of NEON.

          (e) NO UNDISCLOSED LIABILITIES; INDEBTEDNESS.

                    (i) Except (a) as and to the extent of the amounts specifically reflected or reserved on the audited balance sheet as at December 31, 2003 (including the notes thereto) (the "NEON AUDITED BALANCE SHEET") included in the NEON Financial Statements or intercompany accounts not reflected in the Audited Balance Sheet, (b) obligations under NEON Material Contracts entered into in the ordinary course of business and consistent with past practice which are not required by GAAP to be reflected on the Audited Balance Sheet, (c) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Audited

          Balance Sheet, (d) obligations under this Agreement and liabilities permitted to be incurred pursuant to Section 4.1, and (e) as set forth in Section 3.1(e)(i) of the NEON Disclosure Schedule, neither NEON nor any of its Subsidiaries has any liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, which individually or in the aggregate would reasonably be expected to have a NEON Material Adverse Effect.

                    (ii) Section 3.1(e)(ii) of the NEON Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of NEON or any of its Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

          (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 3.1(f) of the NEON Disclosure Schedule, and except for actions that would be permitted pursuant to Section 4.1, and except as otherwise contemplated hereby, from the date of the Audited Balance Sheet to the date hereof: (i) NEON and its Subsidiaries have conducted their business in all material respects in the ordinary course in the same manner as heretofore conducted; (ii) there has not been any NEON Material Adverse Effect; (iii) NEON has not (A) declared, set aside or paid any dividends or other distribution (whether in cash, stock or property) in respect of any of its capital stock; (B) split, combined or reclassified any of its capital stock or issued or authorized any issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock, (iv) NEON has not changed its methods of accounting for financial accounting or tax purposes in any manner that could be reasonably expected to have a significant adverse effect on its financial statements; (v) NEON has not made or revoked any material express or deemed election relating to Taxes; and (vi) neither NEON nor any of its Subsidiaries has (A) waived in writing any material rights, (B) suffered any extraordinary loss or extraordinary losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments or interpretations thereof) which could reasonably be expected to have a NEON Material Adverse Effect, (C)(1) granted any severance or termination payment, (2) entered into any employment, deferred compensation, consulting, severance, indemnification, change in control, retention or other similar agreement or arrangement, (3) increased any compensation or benefits payable or to become payable under any existing severance or termination pay policy or employment, deferred compensation, stock loan, consulting, severance, change in control, retention or other similar agreement or arrangement, or (4) increased the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of NEON or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice or otherwise not material, (D) made or agreed to make any increase in any NEON Plan or adopt a new employee benefit plan, which in either case could result in a material increase in liability to NEON, (E) other than in the ordinary course of business or as otherwise not material, sold or transferred any of the assets of NEON or its Subsidiaries, or (F) made any capital expenditures in respect of its business or operations not in the ordinary course of business or otherwise material. NEON and its Subsidiaries have not agreed or committed (directly or indirectly) to do any of the foregoing.

          (g) INFORMATION SUPPLIED. None of the information supplied or to be supplied in writing by NEON for inclusion or incorporation by reference in the registration statement on Form S-4 (together with any amendments or supplements thereto, the "REGISTRATION STATEMENT") and the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "PROXY STATEMENT") relating to the issuance of Globix Common Stock in connection with the Merger, the NEON Stockholders Meeting and the Globix Stockholders Meeting (if applicable) with the Securities and Exchange Commission (the "SEC") will (A) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the NEON Stockholders Meeting and the Globix Stockholders Meeting (if applicable) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the NEON Stockholders Meeting or Globix Stockholders Meeting (if applicable) which has become false or misleading. If at any time prior to the Effective Time any event with respect to NEON, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of NEON and Globix. The Registration Statement will comply (with respect to NEON) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to NEON) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing provisions of this Section 3.1(g), no representation or warranty is made by NEON with respect to statements made or incorporated by reference in the Proxy Statement or the Registration Statement based on information supplied in writing by Globix or Merger Sub for inclusion or incorporation by reference therein. For purposes of the foregoing, it is understood and agreed that information concerning or related to NEON and the NEON Stockholders Meeting will be deemed to have been supplied by NEON and information concerning or related to Globix and Merger Sub and the Globix Stockholders Meeting (if applicable) shall have been supplied by Globix.

          (h) ASSETS. Except as set forth in Section 3.1(h) of the NEON Disclosure Schedule, NEON has good and valid title or a valid leasehold interest in, free and clear of all Liens other than Permitted Liens, to (i) all of its assets and properties as reflected on the Audited Balance Sheet, except for assets and properties disposed of in the ordinary course of business, or as permitted by Section 4.1, since the date of the Audited Balance Sheet, and (ii) all of NEON's other assets, real property, interests in real property, rights, franchises, licenses and properties, tangible or intangible, real or personal, wherever located which are material to the conduct of its business, other than property that is leased or licensed, with respect to which NEON or any of its Subsidiaries has valid and enforceable leases or licenses under which there exists no default, event of default or event which, with notice or lapse of time or both, would constitute a default, except for such defaults which have not had or are not reasonably likely to have, either individually or in the aggregate, a NEON Material Adverse Effect.

          (i) VOTE REQUIRED. The affirmative vote of the holders of (i) a majority of the outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock entitled to vote and voting as a single class on the Merger,
(ii) a majority of the outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock entitled to vote and voting as a single class and a majority of the outstanding shares of NEON Common Stock entitled to vote and voting as a separate class on the amendment to the Certificate of Incorporation of NEON and (iii) two-thirds of the outstanding shares of the NEON Convertible Preferred Stock voting as a separate class on the amendment of the Certificate of Designation of the NEON Convertible Preferred Stock (collectively, the "NEON REQUIRED VOTE") are the only votes of the holders of any class or series of NEON capital stock necessary to approve the Merger and the other transactions contemplated hereby, including the amendments to NEON's charter contemplated hereby.

          (j) OPINION OF FINANCIAL ADVISOR. NEON has received the opinion of Adams, Harkness & Hill, Inc. (the "NEON FINANCIAL ADVISOR"), dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of NEON Common Stock (as stockholders of NEON).

          (k) RELATED PARTY TRANSACTIONS.

                    (i) For purposes of this Section 3.1(k), the term "NEON AFFILIATED PERSON" means (A) any holder of 5% or more of NEON Common Stock or NEON Convertible Preferred Stock, (B) any director, officer or senior executive of NEON or any Subsidiary, (C) any Person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, NEON or any Subsidiary, or (D) any member of the immediate family of any of such persons.

                    (ii) Except as set forth in Section 3.1(k)(ii) of the NEON Disclosure Schedule, since December 31, 2003, NEON and its Subsidiaries have not, in the ordinary course of business or otherwise, (A) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (B) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of NEON or any Subsidiary), (C) entered into or modified in any manner any contract with, or (D) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any NEON Affiliated Person.

                    (iii) Except as set forth in Section 3.1(k)(iii) of the NEON Disclosure Schedule, since December 31, 2003, (A) the contracts of NEON and its Subsidiaries do not include any material obligation or commitment between NEON or any Subsidiary and any NEON Affiliated Person, (B) the assets of NEON or any Subsidiary do not include any receivable or other obligation or commitment from an NEON Affiliated Person to NEON or any Subsidiary, and (C) the liabilities of NEON and its Subsidiaries do not include any payable or other obligation or commitment from NEON or any Subsidiary to any NEON Affiliated Person.

                    (iv) Section 3.1(k)(iv) of the NEON Disclosure Schedule sets forth a complete and accurate list of each Contract to which NEON or any of its Subsidiaries is a party or bound with any NEON Affiliated Person (other than any Subsidiary which is a direct or indirect wholly owned Subsidiary of NEON). Section 3.1(k)(iv) of the NEON Disclosure Schedule sets forth a complete and accurate description of all transactions with any NEON Affiliated Person or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K to which

          NEON or any of its Subsidiaries is a party or bound. Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 3.1(k)(iv) of the NEON Disclosure Schedule have been made available to Globix.

          (l) LITIGATION. Except as disclosed in writing to Globix, there are no Claims pending or, to the Knowledge of NEON, threatened against NEON or any of its Subsidiaries, or any properties or rights of NEON or any of its Subsidiaries, before any Governmental Entity, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding specifically against NEON or any of its Subsidiaries, except for any of the foregoing as could not, individually or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect. To the Knowledge of NEON, there has not been any investigation of NEON or any of its Subsidiaries conducted by any Governmental Entity during the two years prior to the date hereof which was concluded and resulted in a significant adverse effect on the ability of NEON and its Subsidiaries to conduct their respective businesses.

          (m) COMPLIANCE WITH LAWS; PERMITS.

                    (i) Since the NEON Confirmation Effective Date, except as disclosed to Globix in a certificate, NEON and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, the employment of any current or former employees, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had, and are not reasonably likely to have, a NEON Material Adverse Effect.

                    (ii) Except as set forth in Section 3.1(m)(ii) of the NEON Disclosure Schedule, NEON and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (the "NEON Permits"), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, has not had, and is not reasonably likely to have, a NEON Material Adverse Effect. NEON and each of its Subsidiaries are in compliance with the terms of the NEON Permits, except for such failures to comply that, individually or in the aggregate, have not had, and are not reasonably likely to have, a NEON Material Adverse Effect. Except as set forth in Section 3.1(m)(ii) of the NEON Disclosure Schedule, all NEON Permits are in full force and effect, and no NEON Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement. NEON and its Subsidiaries have not received any notice of any material default under or material violation of, any such NEON Permit.

          (n) ACCOUNTS RECEIVABLE; WARRANTIES.

                    (i) Except as set forth in Section 3.1(n)(i) of the NEON Disclosure Schedule, all accounts receivable of NEON, whether reflected in the Interim Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, have been reflected properly in its books and records in accordance with GAAP and are not subject to any material contractual setoffs or counterclaims.

                    (ii) Except as set forth in Section 3.1(n)(ii) of the NEON Disclosure Schedule, no product or service manufactured, sold, leased, licensed, delivered or otherwise provided by NEON or any of its Subsidiaries is subject to any guaranty or warranty.

          (o) CUSTOMERS AND SUPPLIERS. As of the date of this Agreement, except as set forth in Section 3.1(o) of the NEON Disclosure Schedule, (i) no material customer of NEON or any of its Subsidiaries has indicated to NEON or any of its Subsidiaries that it will stop, or decrease the rate of, buying products or services from NEON or any of its Subsidiaries, and (ii) no material supplier or exclusive supplier of NEON or any of its Subsidiaries has indicated to NEON or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to them.

          (p) CERTAIN BUSINESS PRACTICES. Neither NEON nor any Subsidiary has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended.

          (q) TAXES.

                    (i) Except as set forth in Section 3.1(q)(i) of the NEON Disclosure Schedule or to the extent otherwise not material, as to amount or otherwise, individually or in the aggregate, including all matters subject to the representations in this Section 3.1(q)(i):

                           (A) NEON and its Subsidiaries have timely filed or, if not yet due, will timely file all Tax Returns required to be filed by them on or before the Closing Date and all such Tax Returns are or, in the case of Tax Returns not yet filed, will be, true, correct and complete in all material respects and NEON and its Subsidiaries have paid when due all Taxes reported thereon or, in the case of Taxes not yet due, will pay such Taxes when due.

                           (B) NEON and its Subsidiaries have paid or have established on the most recent financial statements required to be provided to Globix hereunder, in accordance with GAAP, adequate accruals for the payment of all Taxes (whether or not shown on a Tax Return), including contingent Tax liabilities, with respect to all Taxable periods ending on or before the Closing Date and all Taxable periods starting before and ending after the Closing Date, but only to the extent attributable to the portion of such periods up to and including the Closing Date and, in each case, only to the extent properly accrued as of the date of such most recent financial statements required to be provided to Globix hereunder.

                           (C) NEON has made or will make available to Globix signed copies of all Tax Returns filed by NEON and its Subsidiaries relating to the four (4) most recent Taxable years ending on or before the Closing Date.

                           (D) No extension of time has been requested or granted for NEON or any of its Subsidiaries to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and NEON and its Subsidiaries have not granted a power of attorney that remains outstanding with regard to any Tax matter.

                           (E) There is no pending or, to the Knowledge of NEON, threatened examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "TAX AUDIT") of NEON or any of its Subsidiaries.

                           (F) Globix has received copies of all material audit reports and correspondence between NEON or its Subsidiaries and any Tax Authority issued or made during the last three (3) years and a complete summary of all oral communications between NEON or its Subsidiaries and any Tax Authority relating to any Tax Audits of NEON or its Subsidiaries during such years, including without limitation any Tax Audit that is in progress or for which a still effective extension of the statute of limitations was granted.

                           (G) Neither NEON nor any of its Subsidiaries has within the last four (4) years received notice of a determination by a Tax Authority that Taxes are owed by NEON or any of its Subsidiaries (such determination to be referred to as a "TAX DEFICIENCY") and, to the Knowledge of NEON, no Tax Deficiency is proposed or threatened.

                           (H) All Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid.

                           (I) There are no Liens, other than Permitted Liens, arising from or related to Taxes on or pending against NEON, its Subsidiaries or any of their properties.

                           (J) There are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed.

                           (K) No issue has been raised in any Tax Audit which, by application of similar principles to any past, present or future period, would result in an adjustment to the amounts reported in a subsequent period.

                           (L) NEON has not changed any Tax accounting method during any of the seven (7) most recent Taxable years ending on or before the Closing Date. NEON and its Subsidiaries have not taken any action, whether or not required, that has resulted or will result in deferring a liability for Taxes of NEON or its Subsidiaries from any taxable period ending on or before the Closing Date to any taxable period ending after such date, unless such action is in accordance with past practice.

                           (M) Neither NEON nor its Subsidiaries has ever been required to include in income any adjustment pursuant to section 481 of the Code and no Tax Authority has ever made or proposed any such adjustment. Neither NEON nor its Subsidiaries has entered into a closing agreement, as described in section 7121 of the Code, or an advance pricing agreement or other agreement with a taxing authority relating to Taxes.

                           (N) Neither NEON nor its Subsidiaries owns any property that is tax-exempt use property within the meaning of section 168(h) of the Code, that is described in section 168(f)(8) of the Code as in effect prior to its amendment by the Tax Reform Act of 1986, that is tax-exempt bond financed property within the meaning of
          Section 168(g) of the Code or that is "limited use property" within the meaning of Rev. Proc. 76-30.

                           (O) Neither NEON nor its Subsidiaries is a party to any arrangement to which sections 162(m) or 280G of the Code could under any circumstances apply.

                           (P) Neither NEON nor its Subsidiaries has filed a consent pursuant to section 341(f) of the Code or agreed to have section 341(f)(2) apply to the disposition of any asset.

                           (Q) Neither NEON nor its Subsidiaries has participated in or cooperated with any international boycott within the meaning of section 999 of the Code.

                           (R) Neither NEON nor its Subsidiaries is now or has ever been (a) an includable member of an "affiliated group" within the meaning of section 1504(a) of the Code other than an affiliated group consisting only of NEON and one or more of its current Subsidiaries or otherwise liable for the Taxes of a person other than NEON pursuant to Treasury Regulation section 1.1502-6 or any similar provision of state, local or foreign law, whether or not as a transferee, a successor, by operation of law, by contract or otherwise, (b) a member of any consolidated, combined or unitary Tax Return filing group other than a group consisting only of NEON and one or more of its current Subsidiaries, (c) a party to any Tax sharing agreement, Tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes, including an agreement that obligates it to make any payment computed by reference to the Taxes, Taxable income or Tax losses of any other individual or entity, (d) a personal holding company as defined in section 542 of the Code, (e) the owner of an interest in an entity that is or is treated as a Tax partnership, trust, regulated investment company as defined in section 851 of the Code, real estate investment trust as defined in section 856 of the Code or foreign personal holding company as defined in section 552(a) of the Code, (f) a United States shareholder as defined in section 951(b) of the Code of a controlled foreign corporation as defined in section 957 of the Code, (g) a United States real property holding company within the meaning of section 897(c)(2) of the Code or (h) a shareholder of a passive foreign investment company, as defined in section 1297 of the Code.

                           (S) NEON has not entered into a gain recognition or other agreement requiring it to take into account Taxable income or to incur a Tax liability that it would not have had to take into account or would not have had to incur but for such agreement.

                           (T) NEON has disclosed on its federal, state, local and foreign income Tax Returns all positions taken therein that could give rise to a penalty under section 6662 of the Code or any corresponding provision of state, local or foreign Tax law.

                           (U) NEON and its Subsidiaries have never participated, directly or indirectly, in a transaction which is described in Treasury Regulation sections 1.6011-4(b)(2) or 1.6011-4(b)(3) nor have they ever held "an interest" in a "tax shelter," as those terms are defined in Treasury Regulation section 301.6112-1.

                           (V) NEON has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes and there is no excess loss account with respect to stock of any of its Subsidiaries.

                           (W) No unresolved claim and to the Knowledge of NEON, no claim has ever been made by a Tax Authority in a jurisdiction in which NEON does not pay Taxes or file Tax Returns that such entity is or may be subject to Tax in such jurisdiction.

                           (X) NEON and its Subsidiaries have never requested a private ruling from a Tax Authority on any matter.

                           (Y) Neither NEON nor its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code.

                           (Z) Neither NEON nor its Subsidiaries nor, to the Knowledge of NEON, any NEON Affiliated Person has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

                           (AA) The net operating losses, alternative minimum tax net operating losses, net capital losses, alternative minimum tax net capital losses, Tax credits, alternative minimum tax credits and other Tax attributes of NEON and its subsidiaries are not subject to any consolidated return limitation, limitation under section 382 of the Code or any other limitation on their use, allowance or availability.

                           (BB) NEON has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for the preparation of all Tax Returns that have not yet been filed and the defense of Tax Audits involving all Taxable periods either (I) ended on or during the six (6) years prior to the Closing Date or (II) from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

                           (CC) NEON has collected and remitted to the appropriate Tax Authorities all sales and use and similar Taxes required to have been collected and remitted on or prior to the Closing Date and has been furnished, and if required has filed, properly completed exemption certificates for all exempt transactions. NEON has maintained and has in its possession all records, supporting documents and exemption and resale certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use and similar Taxes for all periods up to and including the Closing Date.

          Each reference to a provision in this Section 3.1(q) shall be treated for state, local and foreign Tax purposes as a reference to analogous or similar provisions of state and local law.

          (r) EMPLOYEE BENEFITS; EMPLOYEES.

                    (i) Section 3.1(r)(i) of the NEON Disclosure Schedule sets forth a list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, stock loan, and restricted stock plan, program or policy to which NEON is a party or that is sponsored or maintained by NEON, any of its Subsidiaries, any of their affiliates and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them under Section 4.14(b), (c), (m) or
          (o) of the Code ("ERISA AFFILIATE"), in which present or former employees of NEON or any of its Subsidiaries or ERISA Affiliates ("NEON EMPLOYEES") participate (collectively, the "NEON PLANS"). All NEON Plans set forth on Section 3.1(r)(i) of the NEON Disclosure Schedule, if any, that would result in the payment to any NEON Employee of any money or other property or accelerate or provide any other rights or benefits thereto as a result of the transactions contemplated by this Agreement, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Section 280G of the Code, are so indicated by an asterisk. The NEON Plans are in compliance in all material respects with all applicable requirements of ERISA, the Code, and other applicable Laws and have been administered in all material respects in accordance with their terms and such Laws, and there has been no material violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each NEON Plan which is intended to be qualified within the meaning of
          Section 401 of the Code has received a Favorable Letter (as such term is defined in Rev. Proc. 2003-44 Section 5.01(4)) as to its qualification, and nothing has occurred that could reasonably be expected to cause the loss of such qualification or the loss of the tax-exempt status for any trust maintained with respect to any such NEON Plan.

                    (ii) Except as set forth in Section 3.1(r)(ii) of the NEON Disclosure Schedule, neither NEON nor Globix shall, at or after the Effective Time, have any liability with respect to any change in control, "continuity" or severance agreement, plan, program or policy with or with respect to any NEON Employee. In accordance with applicable law, each NEON Plan can be amended or terminated at any time, without consent from any other party and without liability other than for notice obligations with respect to amendment or termination, if any, and benefits accrued as of the date of such amendment or termination. NEON and its ERISA Affiliates have made full and timely payment of all material amounts required to be contributed or paid as expenses under the terms of each NEON Plan and applicable law.

                    (iii) No NEON Plan is subject to Title IV of ERISA (including any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA)), and neither NEON nor any of its ERISA Affiliates has ever contributed or been obligated to contribute to any pension plan subject to Title IV of ERISA (including any multiemployer plan), nor could NEON or any ERISA Affiliate have any liability under Title IV of ERISA.

                    (iv) No event or condition has occurred in connection with which NEON or any of its ERISA Affiliates would be subject to any liability, encumbrance or Lien with respect to any NEON Plan under ERISA, the Code or any other applicable Law or under any agreement or arrangement pursuant to or under which NEON or any of its ERISA Affiliates are required to indemnify any person against such liability.

                    (v) True, correct and complete copies of the following documents with respect to each of the NEON Plans have been made available to Globix by NEON, to the extent applicable: (A) any plans or agreements, all amendments thereto and related trust documents, and amendments thereto; (B) the three most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (C) the most recent IRS determination letter; and (D) any summary plan descriptions or other employee communications.

                    (vi) With respect to any NEON Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of NEON, threatened.

                    (vii) Except as set forth in Section 3.1(r)(vii) of the NEON Disclosure Schedule, none of the NEON Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and any such participation is at the expense of the participant or the participant's beneficiary.

                    (viii) Except as set forth in Section 3.1(r)(viii) of the NEON Disclosure Schedule, neither NEON, nor, to the Knowledge of NEON, any other fiduciary or party-in-interest of any NEON Plan, has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively. With respect to any NEON Plan, (A) neither NEON nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), 502 (i) or 502
          (l), nor, to the Knowledge of NEON, is there a basis for any such claim, and (B) no officer, director or employee of NEON or any ERISA Affiliate has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA.

                    (ix) Except as set forth in Section 3.1(r)(ix) of the NEON Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any NEON Plan or any other agreement or arrangement to which NEON or any of its Subsidiaries is a party, and no employee, officer or director of NEON or its Subsidiaries will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

                    (x) Except as set forth in Section 3.1(r)(x) of the NEON Disclosure Schedule, no NEON Plan is subject to the laws of any country other than the United States.

                    (xi) None of the NEON Employees is represented in his or her capacity as an employee of NEON or any of its Subsidiaries by any labor organization, nor has NEON or any of its Subsidiaries recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any such employees. To the Knowledge of NEON, there is no union organization activity involving any of the NEON Employees, pending or threatened in writing, nor has there been any union representation involving such employees within the past two years. To the Knowledge of NEON, except as set forth in
          Section 3.1(r)(xi) of the NEON Disclosure Schedule, there are no complaints, charges or claims against NEON or any of its Subsidiaries pending or, threatened in writing, by or before any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by NEON or any of its Subsidiaries, of any individual. NEON and its Subsidiaries are in compliance in all material respects with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act ("WARN") and any similar state or local "mass layoff' or "plant ---- closing" law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to NEON or any of its Subsidiaries in the 90 day period immediately prior to the date hereof.

                    (xii) No more than fifteen (15) "leased employees," as that term is defined in Section 414(n) of the Code or any other person who is not classified as a common law employee of NEON, perform services for NEON or any ERISA Affiliate. No person who is not classified by NEON as a common law employee is eligible to participate in, nor does such person participate in, any NEON Plan and no retroactive participation in any NEON Plan would result due to reclassification of such an individual as a common law employee of NEON.

                    (xiii) To the Knowledge of NEON, no employee of NEON or any Subsidiary of NEON is in material breach as of the date of this Agreement of any term of any employment contract, inventions disclosure agreement, confidentiality agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by NEON or any Subsidiary of NEON because of the nature of the business conducted or presently proposed to be conducted by NEON or any Subsidiary of NEON or relating to the use of trade secrets or proprietary information of others.

          (s) ENVIRONMENTAL MATTERS. Except as set forth in Section 3.1(s) of the NEON Disclosure Schedules, (i) NEON, its Subsidiaries, and their activities and operations are in compliance in all material respects with applicable local, state or federal environmental statute, regulation, requirement, ordinance, decree, judgment or order relating to pollution or protection of the environment and human health or safety, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and in effect (collectively, the "ENVIRONMENTAL LAWS"); (ii) to the Knowledge of NEON, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature with respect to any Environmental Laws (collectively, "ENVIRONMENTAL CLAIMS") pending or, to the Knowledge of NEON, threatened against NEON or its Subsidiaries; (iii) to the Knowledge of NEON, there are no conditions or circumstances that reasonably could be expected to result in the imposition on NEON or any of its Subsidiaries of, any material liability or obligation under Environmental Laws; and (iv) to the Knowledge of NEON, there has not been any release, discharge or disposal of any hazardous or toxic materials or wastes at, on or under the facilities owned or leased by NEON or its Subsidiaries that require notification, investigation or remediation by NEON or its Subsidiaries pursuant to, or that are reasonably anticipated to give rise to material liabilities or costs to NEON or its Subsidiaries under, applicable Environmental Laws.

          (t) PROPERTIES.

                    (i) Section 3.1(t)(i) of the NEON Disclosure Schedule sets forth a complete and accurate list of all real property that either NEON or any of its Subsidiaries owns.

                    (ii) Section 3.1(t)(ii) of the NEON Disclosure Schedule sets forth a complete and accurate list all real property leased, subleased or licensed by NEON or any of its Subsidiaries, except for easements, rights of way and regeneration facilities and, with respect to licensed real property, any such agreements with respect to (A) Collocation Sites and (B) central office sites under tariff (the "LEASED REAL PROPERTY"). Except as set forth in Section 3.1(t)(ii) of the NEON Disclosure Schedule and except for any exceptions to the following as could not, individually or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect: (i) each of NEON and its Subsidiaries has valid leasehold interests in the Leased Real Property (as landlord or as tenant) by or from it, free and clear of all Liens other than Permitted Liens (as defined in Section 9.11);
          (ii) all leases pursuant to which NEON or any of its Subsidiaries leases (as landlord or as tenant) any Leased Real Property are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant; and (iii) NEON and its Subsidiaries have not received any written notice of any default either on the part of NEON or any of its Subsidiaries under any such lease and, to the Knowledge of NEON, no event has occurred which, with notice or the lapse of time, or both, would constitute a default on the part of NEON or any of its Subsidiaries under any of such leases.

          (u) AGREEMENTS, CONTRACTS AND COMMITMENTS.

                    (i) NEON has made available to Globix a complete and accurate list of all Contracts that are material to the business, assets, liabilities, capitalization, condition (financial or otherwise) or results of operations of NEON and its Subsidiaries, taken as a whole (collectively, the "NEON MATERIAL Contracts"). For purposes of this section, materiality is defined as any Contract that requires or is reasonably anticipated to involve aggregate payments to or from NEON or its Subsidiaries in excess of $500,000 in any one year. NEON has made available to Globix a complete and accurate copy of each NEON Material Contract (excluding individual orders related thereto). As of the date of this Agreement, except as set forth in
          Section 3.1(u)(i) of the NEON Disclosure Schedule, each NEON Material Contract is in full force and effect. Except as set forth on Section 3.1(u)(i) of the NEON Disclosure Schedule, neither NEON nor any of its Subsidiaries is in material default under (x) any Contract to which it is a party or by which it or any of its properties or assets is bound, which violations or defaults would, individually or in the aggregate, have, or are reasonably likely to have, a NEON Material Adverse Effect, or (y) any NEON Material Contract.

                    (ii) Except as set forth on Section 3.1(u)(ii) of the NEON Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction or order, or any agreement materially restricting the right to sell services, to which NEON or any of its Subsidiaries is a party or is subject that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect the conduct of the business of NEON or any of its Subsidiaries as currently conducted and as proposed to be conducted.

                    (iii) Neither NEON nor any of its Subsidiaries is or has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Knowledge of NEON, threatened; and the consummation of the transactions by NEON contemplated by this Agreement will not result in any such suspension or debarment that, individually or in the aggregate, is reasonably likely to have a NEON Material Adverse Effect. To the Knowledge of NEON, there is no valid basis for (a) the suspension or debarment of NEON or any of its Subsidiaries from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence that, individually or in the aggregate, is reasonably likely to have a NEON Material Adverse Effect. To the Knowledge of NEON, neither NEON nor any of its Subsidiaries has any Contracts which require it to obtain or maintain a security clearance with any Governmental Entity.

          (v) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NEON, except the NEON Financial Advisor, whose fees and expenses will be paid by NEON in accordance with NEON's agreement with such firm, based upon arrangements made by or on behalf of NEON and previously disclosed to Globix.

          (w) INSURANCE. NEON has made available to Globix a summary of all material fire and casualty, general liability, business interruption, and sprinkler and water damage insurance policies maintained by NEON or any of its Subsidiaries. NEON and each of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither NEON nor any of its Subsidiaries has received written notice of default under any such policy, and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction with respect to such policy.

          (x) INTELLECTUAL PROPERTY.

                    (i) Except as disclosed in writing to Globix, NEON and its Subsidiaries own, or otherwise possess licenses or other valid rights to use all Intellectual Property used to conduct the business of NEON and its Subsidiaries as currently conducted or contemplated to be conducted (in each case excluding generally commercially available, off-the-shelf software programs licensed pursuant to shrinkwrap or "click-and-accept" licenses).

                    (ii) Except as would not have a NEON Material Adverse Effect, the execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (A) any license, sublicense or other agreement relating to any Intellectual Property owned by NEON (the "NEON INTELLECTUAL PROPERTY") or (B) any license, sublicense and other agreement as to which NEON or any of its Subsidiaries is a party and pursuant to which NEON or any of its Subsidiaries is authorized to use any third party Intellectual Property (the "THIRD PARTY INTELLECTUAL PROPERTY"). NEON has delivered to Globix a certificate certifying a complete and accurate list of the NEON Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) and NEON has made available to Globix a complete and accurate list of all Third Party Intellectual Property.

                    (iii) Except as disclosed in writing to Globix, to the Knowledge of NEON, as of the date of this Agreement, (A) no person is challenging, infringing on, misappropriating or otherwise violating any material right of NEON or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to NEON or its Subsidiaries, (B) the use of any Intellectual Property by NEON and its Subsidiaries does not infringe on, constitute a misappropriation of, or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which NEON or any of its Subsidiaries acquired the right to use any Intellectual Property, and
          (C) neither NEON nor any of its Subsidiaries has received any written notice of any assertion or claim of infringement, pending or not, with respect to any Intellectual Property used by NEON or its Subsidiaries.

                    (iv) Except as disclosed in writing to Globix, all patents, trademarks, service marks and copyrights, and registrations and applications therefor, which are held by NEON or any of its Subsidiaries are valid and subsisting. NEON and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the NEON Intellectual Property.

                    (v) No Intellectual Property owned or licensed by NEON or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

                    (vi) Sections 3.1(h), 3.1(t) and 3.1(u) shall not apply to the NEON Intellectual Property and this Section 3.1(x) shall prevail in the event of any conflict between this Section 3.1(x) on the one hand and Sections 3.1(h), 3.1(t) and 3.1(u) on the other hand.

          Section 3.2 REPRESENTATIONS AND WARRANTIES OF GLOBIX. Except as set forth in the Globix Disclosure Schedule delivered by Globix to NEON in connection with the execution of this Agreement (the "GLOBIX DISCLOSURE SCHEDULE") (each Section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Globix represents and warrants to NEON as follows:

          (a) ORGANIZATION, STANDING AND POWER.

                    (i) Each of Globix and its Subsidiaries (i) is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) as set forth in Section 3.2(a)(i) of the Globix Disclosure Schedule, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in the case of clause (iii) for such failures as could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse Effect.

                    (ii) Section 3.2(a)(ii) of the Globix Disclosure Schedule sets forth a complete and accurate list of all of Globix's Subsidiaries and Globix's direct or indirect equity interest therein. Except as set forth in Section 3.2(a)(ii) of the Globix Disclosure Schedule, neither Globix, nor any of its Subsidiaries, (A) directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, or (B) has, since the Globix Confirmation Effective Date, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity as to which Globix or any of its Subsidiaries has any material liability.

                    (iii) The copies of the charter, articles or certificate of incorporation and by-laws (or similar governing documents) of Globix and each of its Subsidiaries which were made available to NEON are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                    (iv) All minute books and stock record books of Globix and its Subsidiaries have been made available to NEON or its counsel prior to the execution of this Agreement.

                    (v) Prior to the Closing Date, Globix shall incorporate Merger Sub solely for the purpose of engaging in the transactions contemplated hereby. As of the Closing Date, Merger Sub (A) will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (B) will have all requisite power to take such action as required pursuant to this Agreement, (C) will have no debt or other liabilities, and will not have engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby, other than executing the subsidiary guaranty required pursuant to the Globix Indenture.

          (b) CAPITAL STRUCTURE.

                    (i) The authorized capital stock of Globix consists of 500,000,000 shares of Globix Common Stock, and 5,000,000 shares of preferred stock, par value $.01 per share, all of which shares of preferred stock are undesignated shares. The rights and privileges of each class of Globix's capital stock are as set forth in Globix's certificate of incorporation. As of the date hereof, (A) 16,460,000 shares of Globix Common Stock are issued and outstanding, and (B) no shares of Globix Common Stock are held in the treasury of Globix or by any Subsidiaries of Globix. All of the issued and outstanding shares of Globix Common Stock have been duly authorized, and are validly issued, fully paid, nonassessable and free of preemptive rights created by statute, certificate of incorporation or bylaws. None of the issued and outstanding shares of Globix Common Stock has been issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities. The authorized capital stock of Merger Sub shall consist of 1,000 shares of common stock, par value $0.01 per share ("MERGER SUB COMMON STOCK"). The rights and privileges of each class of Merger Sub's capital stock shall be set forth in Merger Sub's certificate of incorporation. As of the Closing Date, (A) 1,000 shares of Merger Sub Common Stock will be issued and outstanding and held beneficially and of record by Globix, and (B) no shares of Merger Sub Common Stock will be held in the treasury of Merger Sub or by any Subsidiaries of Merger Sub. As of the Closing Date, all of the issued and outstanding shares of Merger Sub Common Stock will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights created by statute, certificate of incorporation or bylaws. None of the issued and outstanding shares of Merger Sub Common Stock will be issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

                    (ii) Except as set forth in Section 3.2(b)(ii) of the Globix Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to any Globix Common Stock to which Globix or, to the Knowledge of Globix, any other Person is a party or by which it or any such other Person is bound. Section 3.2(b)(ii) of the Globix Disclosure Schedule lists all issued and outstanding shares of Globix Common Stock that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of Globix or any other Person and Globix has delivered to NEON a certificate certifying (A) the name and address of each record holder of Globix Common Stock, (B) the number of shares held by each such stockholder, and (C) any restrictions imposed by Globix on the transfer of such shares. Except as set forth in Section 3.2(b)(ii) of the Globix Disclosure Schedule and as contemplated by this Agreement, there are no registration rights, and there are no rights agreements, "poison pill" anti-takeover plans or other similar agreement or restrictive arrangement which Globix or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity securities of any class of Globix or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries. THE
                                                                      ---
          FOREGOING NOTWITHSTANDING, THE SHARES OF GLOBIX COMMON STOCK ISSUABLE
          ----------------------------------------------------------------------
          IN THE GLOBIX DEBT PURCHASE WILL BE SUBJECT TO REGISTRATION RIGHTS,
          ----------------------------------------------------------------------
          AND GLOBIX WILL GRANT THE PARTICIPANTS IN THE GLOBIX DEBT PURCHASE THE
          ----------------------------------------------------------------------
          RIGHT TO PURCHASE UP TO AN ADDITIONAL 5% OF THE SHARES ACQUIRED BY THE
          ----------------------------------------------------------------------
          PARTICIPANTS AT A PURCHASE PRICE OF $2.75 PER SHARE IF THE
          ----------------------------------------------------------------------
          REGISTRATION STATEMENT IS NOT EFFECTIVE WITHIN 90 DAYS OF THE CLOSING
          ----------------------------------------------------------------------
          UNDER THE MERGER AGREEMENT AND AN ADDITIONAL 5% OF THE SHARES ACQUIRED
          ----------------------------------------------------------------------
          IN THE GLOBIX DEBT PURCHASE AT A PURCHASE PRICE OF $2.75 PER SHARE IF
          ----------------------------------------------------------------------
          THE REGISTRATION STATEMENT IS NOT EFFECTIVE FOR MORE THAN 90 DAYS
          ----------------------------------------------------------------------
          DURING THE FIRST TWELVE MONTHS COMMENCING ON THE 90TH DAY FOLLOWING
          ----------------------------------------------------------------------
          THE CLOSING.
          ------------

                    (iii) Section 3.2(b)(iii) of the Globix Disclosure Schedule lists the number of shares of Globix Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement and the plans or other arrangements under which such options were granted (collectively, the "GLOBIX STOCK OPTION PLANS") and Globix has delivered to NEON a certificate with respect to the outstanding options to purchase shares of Globix Common Stock (including restricted stock) (the "GLOBIX OPTIONS") under the Globix Stock Option Plans, certifying with respect to each Globix Option (A) the number of shares of Globix Common Stock subject to such Globix Option, (B) the relationship of the holder to Globix, (C) the exercise price, (D) the date of grant, (E) the vesting schedule, if any, and expiration date thereof, and including the extent to which any vesting has occurred as of the date of this Agreement, and (F) whether (and to what extent) the vesting of such Globix Option will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger. Section 3.2(b)(iii) of the Globix Disclosure Schedule shows the number of shares of Globix Common Stock reserved for future issuance pursuant to warrants, convertible securities or other outstanding rights (other than Globix Options) to purchase, or obligations to otherwise issue, shares of Globix Common Stock outstanding as of the date of this Agreement (such outstanding warrants, convertible securities or other rights, the "GLOBIX CONVERTIBLE SECURITIES"). Globix has delivered to NEON a certificate certifying with respect to such Globix Convertible Securities (A) the agreement or document under which such Globix Convertible Securities were granted, (B) a complete and accurate list of all holders of Globix Convertible Securities, (C) the number and type of shares subject to such Globix Convertible Securities, (D) the exercise price, (E) the date of grant and (F) the expiration date thereof. Except for Globix Options, neither Globix nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based stock awards or similar stock rights or obligations. Globix has made available to NEON accurate and complete copies of all Globix Stock Option Plans, the forms of all stock option agreements evidencing Globix Options and Globix Convertible Securities. THE FOREGOING NOTWITHSTANDING, THE SHARES OF GLOBIX COMMON
                      ----------------------------------------------------------
          STOCK ISSUABLE IN THE GLOBIX DEBT PURCHASE WILL BE SUBJECT TO
          ----------------------------------------------------------------------
          REGISTRATION RIGHTS, AND GLOBIX WILL GRANT THE PARTICIPANTS IN THE
          ----------------------------------------------------------------------
          GLOBIX DEBT PURCHASE THE RIGHT TO PURCHASE UP TO AN ADDITIONAL 5% OF
          ----------------------------------------------------------------------
          THE SHARES ACQUIRED BY THE PARTICIPANTS AT A PURCHASE PRICE OF $2.75
          ----------------------------------------------------------------------
          PER SHARE IF THE REGISTRATION STATEMENT IS NOT EFFECTIVE WITHIN 90
          ----------------------------------------------------------------------
          DAYS OF THE CLOSING UNDER THE MERGER AGREEMENT AND AN ADDITIONAL 5% OF
          ----------------------------------------------------------------------
          THE SHARES ACQUIRED IN THE GLOBIX DEBT PURCHASE AT A PURCHASE PRICE OF
          ----------------------------------------------------------------------
          $2.75 PER SHARE IF THE REGISTRATION STATEMENT IS NOT EFFECTIVE FOR
          ----------------------------------------------------------------------
          MORE THAN 90 DAYS DURING THE FIRST TWELVE MONTHS COMMENCING ON THE
          ----------------------------------------------------------------------
          90TH DAY FOLLOWING THE CLOSING.
          -------------------------------

                    (iv) The shares of stock of each of Globix's Subsidiaries held by Globix (directly or indirectly) are the only shares of each such Subsidiary issued and outstanding, and there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which any of Subsidiary of Globix is a party or by which any such Subsidiaries is bound obligating it to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of such Subsidiary or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating any Subsidiary to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. All the outstanding shares of capital stock or other ownership interests of each Subsidiary of Globix have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by Globix, free and clear of all Liens. Except as set forth in Section 3.2(b)(iv) of the Globix Disclosure Schedule and
          (A) for the capital stock or other ownership interests of its Subsidiaries, (B) as acquired in the ordinary course of business pursuant to foreclosure, workout, settlement, bankruptcy arrangements or similar transactions, and (C) for security interests held in the ordinary course of business, neither Globix nor any of its

          Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated that is material to the business of Globix and its Subsidiaries, taken as a whole. Except as set forth in Section 3.2(b)(iv) of the Globix Disclosure Schedule, no action is required to be taken by Globix, its Board of Directors or any trustee under any Globix Stock Option Plans or the stockholders of Globix to effect the treatment of NEON Options described in Section
          1.9 hereof.

                    (v) Except as set forth in Section 3.2(b)(v) of the Globix Disclosure Schedule, Globix has never declared, nor is there accrued, any dividend or other distribution with respect to any Globix Common Stock.

                    (vi) All of the shares of Globix Common Stock issuable at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights created by statute, Globix's certificate of incorporation or bylaws and will, when issued, be registered for sale under the Securities Act, registered under the Exchange Act and registered or exempt from registration under applicable state securities laws. All of the shares of Globix Preferred Stock issuable in exchange for NEON Convertible Preferred Stock at the Effective Time in accordance with this Agreement, will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights created by statute, Globix's certificate of incorporation or bylaws and will, when issued, be registered for sale under the Securities Act and registered or exempt from registration under applicable state securities laws.

          (c) AUTHORITY; NO CONFLICTS.

                    (i) Each of Globix and its Subsidiaries has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the receipt of the Globix Stockholder Vote (if applicable). The execution and delivery of this Agreement by Globix and the consummation by Globix of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Globix, subject to the Globix Stockholder Vote (if applicable). As of the Closing Date, the consummation by Merger Sub of the transactions contemplated hereby shall have been duly authorized by all necessary corporate action on the part of Merger Sub and on the part of Globix as the sole stockholder of Merger Sub. Without limiting the generality of the foregoing, the Board of Directors of Globix, at a meeting duly called and held, by the requisite vote of all directors
          (i) received a fairness opinion that the Exchange Ratio is fair from a financial point of view to the holders of the Globix Common Stock and determined that the Merger is in the best interests of Globix and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL and (iii) in the event of a Globix Stockholder Vote, fixed a record date for the determination of stockholders of Globix entitled to vote at the Globix Stockholders Meeting (if applicable). This Agreement has been duly executed and delivered by Globix and constitutes a valid and binding agreement of Globix, enforceable against Globix in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ii) The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in a Violation: (A) pursuant to any provision of the certificate of incorporation or bylaws of Globix or similar governing documents of any of its Subsidiaries, or (B) except as could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse Effect and subject to obtaining or making the Globix Required Consents, pursuant to any Contract or Globix Plan or any Law applicable to Globix or its Subsidiaries or their respective properties or assets. Section 3.2(c)(ii) of the Globix Disclosure Schedule lists all material consents, waivers and approvals under any Globix Material Contracts required to be obtained in connection with the consummation of the Merger and the other transactions contemplated hereby.

                    (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or any Governmental Entity is required by or with respect to Globix or any Subsidiary of Globix as a result of the execution and delivery of this Agreement by Globix or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the HSR Act, (B) the filing of the Registration Statement with the SEC and its effectiveness under the Securities Act,
          (C) the filing of the Certificate of Merger pursuant to the DGCL, (D) compliance with applicable state securities laws (if applicable) in connection with the issuance of the Globix Common Stock in the Merger,
          (E) the Globix Stockholder Vote (if applicable), (F) the matters listed in Section 3.2(c)(ii) of the Globix Disclosure Schedule, and
          (G) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse Effect. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "GLOBIX REQUIRED CONSENTS".

          (d) SEC FILINGS; FINANCIAL STATEMENTS.

                    (i) Globix has filed all periodic reports required to be filed with the SEC under the Exchange Act for the fiscal year ended September 30, 2003 and thereafter (collectively, the "GLOBIX SEC REPORTS"), each of which, as finally amended, has complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed.

                    (ii) The consolidated financial statements of Globix (including any related notes thereto) (a) included in the Globix SEC Reports and (b) an unaudited consolidated balance sheet as of May 31, 2004 and the related unaudited consolidated statements of operations and cash flows for the eight months then ended (the "GLOBIX SEC FINANCIAL STATEMENTS"), fairly present in all material respects the consolidated financial position of Globix and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, changes in stockholders' equity and cash flows for the respective periods set forth therein, in each case, in accordance with GAAP applied on a basis consistent with prior periods (except, in the case of unaudited consolidated statements, including quarterly statements, (A) as permitted by Form 10-Q of the SEC, (B) as may be indicated in footnotes thereto or in the Globix SEC Reports and (C) that they are subject to normal and recurring year-end adjustments that have not been and are not likely to be material in amount, and the absence of notes that, if presented, would not differ materially from the notes included in the immediately preceding year-end financial statements).

                    (iii) No financial statements of any entity other than Globix and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Globix.

          (e) NO UNDISCLOSED LIABILITIES; INDEBTEDNESS.

                    (i) Except (a) as and to the extent of the amounts specifically reflected or reserved on the audited balance sheet of Globix as of September 30, 2003 (including, the notes thereto) (the "GLOBIX AUDITED BALANCE SHEET") included in the Globix SEC Financial

          Statements or intercompany accounts not reflected in the Globix Audited Balance Sheet, (b) obligations under Globix Material Contracts entered into in the ordinary course of business and consistent with past practice which are not required by GAAP to be reflected on the Globix Audited Balance Sheet, (c) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Globix Audited Balance Sheet, (d) obligations under this Agreement and liabilities permitted to be incurred pursuant to
          Section 4.2 and (e) as set forth in Section 3.2(e)(i) of the Globix Disclosure Schedule, neither Globix nor any of its Subsidiaries has any liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, which individually or in the aggregate would reasonably be expected to have a Globix Material Adverse Effect.

                    (ii) Section 3.2(e)(ii) of the Globix Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Globix or any of its Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

          (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 3.2(f) of the Globix Disclosure Schedule, and except for actions that would be permitted pursuant to Section 4.2 and except as otherwise contemplated hereby, from the date of the Globix Audited Balance Sheet to the date hereof:
(i) Globix and its Subsidiaries have conducted their business in all material respects in the ordinary course in the same manner as heretofore conducted; (ii) there has not been any Globix Material Adverse Effect; (iii) Globix has not (A) declared, set aside or paid any dividends or other distribution (whether in cash, stock or property) in respect of any of its capital stock; (B) split, combined or reclassified any of its capital stock or issued or authorized any issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock, (iv) Globix has not changed its methods of accounting for financial accounting or tax purposes in any manner that could be reasonably expected to have a significant adverse effect on its financial statements; (v) Globix has not made or revoked any material express or deemed election relating to Taxes; and (vi) neither Globix nor any of its Subsidiaries has (A) waived in writing any material rights, (B) suffered any extraordinary loss or extraordinary losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments or interpretations thereof) which could reasonably be expected to have a Globix Material Adverse Effect, (C)(1) granted any severance or termination payment, (2) entered into any employment, deferred compensation, consulting, severance, indemnification, change in control, retention or other similar agreement or arrangement, (3) increased any compensation or benefits payable or to become payable under any existing severance or termination pay policy or employment, deferred compensation, stock loan, consulting, severance, change in control, retention or other similar agreement or arrangement, or (4) increased the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of Globix or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice or otherwise not material), (D) made or agreed to make any increase in any Globix Plan or adopt a new employee benefit plan, which in either case could result in a material increase in liability to Globix, (E) other than in the ordinary course of business or as otherwise not material, sold or transferred any of the assets of Globix or its Subsidiaries, or (F) made any capital expenditures in respect of its business or operations not in the ordinary course of business or otherwise material. Globix and its Subsidiaries have not agreed or committed (directly or indirectly) to do any of the foregoing.

          (g) INFORMATION SUPPLIED. None of the information supplied or to be supplied in writing by Globix or Merger Sub for inclusion or incorporation by reference in the Registration Statement and the Proxy Statement will (A) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the NEON Stockholders

Meeting and the Globix Stockholders Meeting (if applicable) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the NEON Stockholders Meeting or the Globix Stockholders Meeting (if applicable) which has become false or misleading. If at any time prior to the Effective Time any event with respect to Globix, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of NEON and Globix. The Registration Statement will comply (with respect to Globix) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to Globix) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing provisions of this Section 3.2(g), no representation or warranty is made by Globix with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by NEON for inclusion or incorporation by reference therein. For purposes of the foregoing, it is understood and agreed that information concerning or related to Globix or Merger Sub or the Globix Stockholders Meeting (if applicable) will be deemed to have been supplied by Globix and information concerning or related to NEON and the NEON Stockholders Meeting shall be deemed to have been supplied by NEON.

          (h) ASSETS. Except as set forth in Section 3.2(h) of the Globix Disclosure Schedule, Globix has good and valid title or a valid leasehold interest in, free and clear of all Liens other than Permitted Liens, to (i) all of its assets and properties as reflected on the Globix Audited Balance Sheet, except for assets and properties disposed of in the ordinary course of business, or as permitted pursuant to Section 4.2, since the date of the Globix Audited Balance Sheet, and (ii) all of Globix's other assets, real property, interests in real property, rights, franchises, licenses and properties, tangible or intangible, real or personal, wherever located which are material to the conduct of its business, other than property that is leased or licensed, with respect to which Globix or any of its Subsidiaries has valid and enforceable leases or licenses under which there exists no default, event of default or event which, with notice or lapse of time or both, would constitute a default, except for such defaults which have not had or are not reasonably likely to have, either individually or in the aggregate, a Globix Material Adverse Effect.

          (i) VOTE REQUIRED. On or prior to the Closing Date, Globix shall duly execute and deliver a written consent as the only stockholder of Merger Sub, (i) approving the Merger and (ii) approving the modification of the NEON Stock Option Plans in accordance with the shareholder approval requirements of Section 422 of the Code and the regulations promulgated and proposed thereunder (the "MERGER SUB APPROVAL"), which will not be amended, modified or withdrawn prior to Closing. The Globix Stockholder Vote, if applicable, is the only vote of the holders of any class or series of Globix capital stock necessary to approve the Merger and the other transactions contemplated hereby, including the issuance of the shares of Globix Common Stock included in the Merger Consideration and the transactions contemplated by Section 1.9, if applicable.

          (j) OPINION OF FINANCIAL ADVISOR. Globix has received the opinion of Needham & Company, Inc. (the "GLOBIX FINANCIAL ADVISOR"), dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Globix Common Stock.

          (k) RELATED PARTY TRANSACTIONS.

                    (i) For purposes of this Section 3.2(k), the term "GLOBIX AFFILIATED PERSON" means (A) any holder of 5% or more of the Globix Common Stock, (B) any director, officer or senior executive of Globix or any Subsidiary, (C) any Person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, Globix or any Subsidiary, or (D) any member of the immediate family of any of such persons.

                    (ii) Except as set forth in Section 3.2(k)(ii) of the Globix Disclosure Schedule, since September 30, 2003, Globix and its Subsidiaries have not, in the ordinary course of business or otherwise, (A) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (B) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of Globix or any Subsidiary), (C) entered into or modified in any manner any contract with, or (D) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Globix Affiliated Person.

                    (iii) Except as set forth in Section 3.2(k)(iii) of the Globix Disclosure Schedule, since September 30, 2003, (A) the contracts of Globix and its Subsidiaries do not include any material obligation or commitment between Globix or any Subsidiary and any Globix Affiliated Person, (B) the assets of Globix or any Subsidiary do not include any receivable or other obligation or commitment from a Globix Affiliated Person to Globix or any Subsidiary, and (C) the liabilities of Globix and its Subsidiaries do not include any payable or other obligation or commitment from Globix or any Subsidiary to any Globix Affiliated Person.

                    (iv) Section 3.2(k)(iv) of the Globix Disclosure Schedule sets forth a complete and accurate list of each Contract to which Globix or any of its Subsidiaries is a party or bound with any Globix Affiliated Person (other than any Subsidiary which is a direct or indirect wholly owned Subsidiary of Globix). Section 3.2(k)(iv) of the Globix Disclosure Schedule sets forth a complete and accurate description of all transactions with any Globix Affiliated Person or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K to which Globix or any of its Subsidiaries is a party or bound. Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 3.2(k)(iv) of the Globix Disclosure Schedule have been made available to NEON.

          (l) LITIGATION. Except as disclosed in writing to NEON, there are no Claims pending or, to the Knowledge of Globix, threatened against Globix or any of its Subsidiaries, or any properties or rights of Globix or any of its Subsidiaries, before any Governmental Entity, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding specifically against Globix or any of its Subsidiaries, except for any of the foregoing as could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse Effect. To the Knowledge of Globix, there has not been any investigation of Globix or any of its Subsidiaries conducted by any Governmental Entity during the two years prior to the date hereof which was concluded and resulted in a significant adverse effect on the ability of Globix and its Subsidiaries to conduct their respective businesses.

          (m) COMPLIANCE WITH LAWS; PERMITS.

                    (i) Since the Globix Confirmation Effective Date, except as disclosed to NEON in a certificate, Globix and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, the employment of any current or former employees, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Globix Material Adverse Effect.

                    (ii) Except as set forth in Section 3.2(m)(ii) of the Globix Disclosure Schedule, Globix and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (the "GLOBIX PERMITS"), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, has not had, and is not reasonably likely to have, a Globix Material Adverse Effect. Globix and each of its Subsidiaries are in compliance with the terms of the Globix Permits, except for such failures to comply that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Globix Material Adverse Effect. Except as set forth in Section 3.2(m)(ii) of the Globix Disclosure Schedule, all Globix Permits are in full force and effect, and no Globix Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement. Globix and its Subsidiaries have not received any notice of any material default under or material violation of, any such Globix Permit.

          (n) ACCOUNTS RECEIVABLE; WARRANTIES.

                    (i) All accounts receivable of Globix, whether reflected in the most recent Globix SEC Financial Statements or otherwise, represent sales actually made in the ordinary course of business, have been reflected properly in its books and records in accordance with GAAP and are not subject to any material contractual setoffs or counterclaims.

                    (ii) Except as set forth in Section 3.2(n)(ii) of the Globix Disclosure Schedule, no product or service manufactured, sold, leased, licensed, delivered or otherwise provided by Globix or any of its Subsidiaries is subject to any guaranty, or warranty.

          (o) CUSTOMERS AND SUPPLIERS. As of the date of this Agreement, except as set forth in Section 3.2(o) of the Globix Disclosure Schedule, (i) no material customer of Globix or any of its Subsidiaries has indicated to Globix or any of its Subsidiaries that it will stop, or decrease the rate of, buying products or services from Globix or any of its Subsidiaries, and (ii) no material supplier or exclusive supplier of Globix or any of its Subsidiaries has indicated to Globix or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to them.

          (p) CERTAIN BUSINESS PRACTICES. Neither Globix nor any Subsidiary has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended.

          (q) TAXES.

                    (i) Except as set forth in Section 3.2(q)(i) of the Globix Disclosure Schedule or to the extent otherwise not material, as to amount or otherwise, individually or in the aggregate, including all matters subject to the representations in this Section 3.2(q)(i):

                           (A) Globix and its Subsidiaries have timely filed or, if not yet due, will timely file all Tax Returns required to be filed by them on or before the Closing Date and all such Tax Returns are or, in the case of Tax Returns not yet filed, will be, true, correct and complete in all material respects and Globix and its Subsidiaries have paid when due all Taxes reported thereon or, in the case of Taxes not yet due, will pay such Taxes when due.

                           (B) Globix and its Subsidiaries have paid or have established on the most recent financial statements required to be provided to NEON hereunder, in accordance with GAAP, adequate accruals for the payment of all Taxes (whether or not shown on a Tax Return), including contingent Tax liabilities, with respect to all Taxable periods ending on or before the Closing Date and all Taxable periods starting before and ending after the Closing Date, but only to the extent attributable to the portion of such periods up to and including the Closing Date and, in each case, only to the extent properly accrued as of the date of such most recent financial statements required to be provided to NEON hereunder.

                           (C) Globix has made or will make available to NEON all Tax Returns filed by Globix and its Subsidiaries relating to the four (4) most recent Taxable years ending on or before the Closing Date.

                           (D) No extension of time has been requested or granted for Globix or any of its Subsidiaries to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and Globix and its Subsidiaries have not granted a power of attorney that remains outstanding with regard to any Tax matter.

                           (E) There is no pending or, to the Knowledge of Globix, threatened Tax Audit of Globix or any of its Subsidiaries.

                           (F) NEON has received copies of all material audit reports and correspondence between Globix or its Subsidiaries and any Tax Authority issued or made during the last three (3) years and a complete summary of all oral communications between Globix or its Subsidiaries and any Tax Authority relating to any Tax Audits of Globix or its Subsidiaries during such years, including without limitation any Tax Audit that is in progress or for which a still effective extension of the statute of limitations was granted.

                           (G) Neither Globix nor any of its Subsidiaries has within the last four (4) years received notice of a Tax Deficiency and, to the Knowledge of Globix, no Tax Deficiency is proposed or threatened.

                           (H) All Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid.

                           (I) There are no Liens, other than Permitted Liens, arising from or related to Taxes on or pending against Globix, its Subsidiaries or any of their properties.

                           (J) There are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed.

                           (K) No issue has been raised in any Tax Audit which, by application of similar principles to any past, present or future period, would result in an adjustment to the amounts reported in a subsequent period.

                           (L) Globix has not changed any Tax accounting method during any of the seven (7) most recent Taxable years ending on or before the Closing Date. Globix and its Subsidiaries have not taken any action, whether or not required, that has resulted or will result in deferring a liability for Taxes of Globix or its Subsidiaries from any taxable period ending on or before the Closing Date to any taxable period ending after such date, unless such action is in accordance with past practice.

                           (M) Neither Globix nor its Subsidiaries has ever been required to include in income any adjustment pursuant to section 481 of the Code and no Tax Authority has ever made or proposed any such adjustment. Neither Globix nor its Subsidiaries has entered into a closing agreement, as described in section 7121 of the Code or an advance pricing agreement or other agreement with a taxing authority relating to Taxes.

                           (N) Neither Globix nor its Subsidiaries owns any property that is tax-exempt use property within the meaning of section 168(h) of the Code, that is described in section 168(f)(8) of the Code as in effect prior to its amendment by the Tax Reform Act of 1986, that is tax-exempt bond financed property within the meaning of
          Section 168(g) of the Code or that is "limited use property" within the meaning of Rev. Proc. 76-30.

                           (O) Neither Globix nor its Subsidiaries is a party to any arrangement to which sections 162(m) or 280G of the Code could under any circumstances apply.

                           (P) Neither Globix nor its Subsidiaries has filed a consent pursuant to section 341(f) of the Code or agreed to have section 341(f)(2) apply to the disposition of any asset.

                           (Q) Neither Globix nor its Subsidiaries has participated in or cooperated with any international boycott within the meaning of section 999 of the Code.

                           (R) Neither Globix nor its Subsidiaries is now or has ever been (a) an includable member of an "affiliated group" within the meaning of section 1504(a) of the Code other than an affiliated group consisting only of Globix and one or more of its current Subsidiaries or otherwise liable for the Taxes of a person other than Globix pursuant to Treasury Regulation section 1.1502-6 or any similar provision of state, local or foreign law, whether or not as a transferee, a successor, by operation of law, by contract or otherwise, (b) a member of any consolidated, combined or unitary Tax Return filing group other than a group consisting only of Globix and one or more of its current Subsidiaries, (c) a party to any Tax sharing agreement, Tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes, including an agreement that obligates it to make any payment computed by reference to the Taxes, Taxable income or Tax losses of any other individual or entity,
          (d) a personal holding company as defined in section 542 of the Code or foreign personal holding company as defined in section 552(a) of the Code, (e) the owner of an interest in an entity that is or is treated as a Tax partnership, trust, regulated investment company as defined in section 851 of the Code, real estate investment trust as defined in section 856 of the Code or foreign personal holding company as defined in section 552(a) of the Code, (f) a United States shareholder as defined in section 951(b) of the Code of a controlled foreign corporation as defined in section 957 of the Code, (g) a United States real property holding company within the meaning of section 897(c)(2) of the Code or (h) a shareholder of a passive foreign investment company, as defined in section 1297 of the Code.

                           (S) Globix has not entered into a gain recognition or other agreement requiring it to take into account Taxable income or to incur a Tax liability that it would not have had to take into account or would not have had to incur but for such agreement.

                           (T) Globix has disclosed on its federal, state, local and foreign income Tax Returns all positions taken therein that could give rise to a penalty under section 6662 of the Code or any corresponding provision of state, local or foreign Tax law.

                           (U) Globix and its Subsidiaries have never participated, directly or indirectly, in a transaction which is described in Treasury Regulation sections 1.6011-4(b)(2) or 1.6011-4(b)(3) nor have they ever held "an interest" in a "tax shelter," as those terms are defined in Treasury Regulation section 301.6112-1.

                           (V) Globix has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes and there is no excess loss account with respect to stock of any of its Subsidiaries.

                           (W) No unresolved claim and to the Knowledge of Globix, no claim has ever been made by a Tax Authority in a jurisdiction in which Globix does not pay Taxes or file Tax Returns that such entity is or may be subject to Tax in such jurisdiction.

                           (X) Globix and its Subsidiaries have never requested a private ruling from a Tax Authority on any matter.

                           (Y) Neither Globix nor its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code.

                           (Z) Neither Globix nor its Subsidiaries nor, to the Knowledge of Globix, any Globix Affiliated Person has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

                           (AA) The net operating losses, alternative minimum tax net operating losses, net capital losses, alternative minimum tax net capital losses, Tax credits, alternative minimum tax credits and other Tax attributes of Globix and its subsidiaries are not subject to any consolidated return limitation, limitation under section 382 of the Code or any other limitation on their use, allowance or availability.

                           (BB) Globix has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for the preparation of all Tax Returns that have not yet been filed and the defense of Tax Audits involving all Taxable periods either (I) ended on or during the six (6) years prior to the Closing Date or (II) from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

                           (CC) Globix has collected and remitted to the appropriate Tax Authorities all sales and use and similar Taxes required to have been collected and remitted on or prior to the Closing Date and has been furnished, and if required has filed, properly completed exemption certificates for all exempt transactions. Globix has maintained and has in its possession all records, supporting documents and exemption and resale certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use and similar Taxes for all periods up to and including the Closing Date.

          Each reference to a provision in this Section 3.2(q) shall be treated for state, local and foreign Tax purposes as a reference to analogous or similar provisions of state and local law.

          (r) EMPLOYEE BENEFITS; EMPLOYEES.

                    (i) Section 3.2(r)(i) of the Globix Disclosure Schedule sets forth a list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, stock loan, and restricted stock plan, program or policy to which Globix is a party or that is sponsored or maintained by Globix, any of its Subsidiaries, any of their ERISA Affiliates, in which present or former employees of Globix or any of its Subsidiaries or ERISA Affiliates ("GLOBIX EMPLOYEES") participate (collectively, the "GLOBIX PLANS"). All Globix Plans set forth on
          Section 3.2(r)(i) of the Globix Disclosure Schedule, if any, that would result in the payment to any Globix Employee of any money or other property or accelerate or provide any other rights or benefits thereto as a result of the transactions contemplated by this Agreement, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Section 280G of the Code, are so indicated by an asterisk. The Globix Plans are in compliance in all material respects with all applicable requirements of ERISA, the Code, and other applicable Laws and have been administered in all material respects in accordance with their terms and such Laws, and there has been no material violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Globix Plan which is intended to be qualified within the meaning of
          Section 401 of the Code has received a Favorable Letter (as such term is defined in Rev. Proc. 2003-44 Section 5.01(4)) as to its qualification, and nothing has occurred that could reasonably be expected to cause the loss of such qualification or the loss of the tax-exempt status for any trust maintained with respect to any such Globix Plan.

                    (ii) Except as set forth in Section 3.2(r)(ii) of the Globix Disclosure Schedule, neither NEON nor Globix shall, at or after the Effective Time, have any liability with respect to any change in control, "continuity" or severance agreement, plan, program or policy with or with respect to any Globix Employee. In accordance with applicable law, each Globix Plan can be amended or terminated at any time, without consent from any other party and without liability other than for notice obligations with respect to amendment or termination, if any, and benefits accrued as of the date of such amendment or termination. Globix and its ERISA Affiliates have made full and timely payment of all material amounts required to be contributed or paid as expenses under the terms of each Globix Plan and applicable law.

                    (iii) No Globix Plan is subject to Title IV of ERISA (including any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA)), and neither Globix nor any of its ERISA Affiliates has ever contributed or been obligated to contribute to any pension plan subject to Title IV of ERISA (including any multiemployer plan), nor could Globix or any ERISA Affiliate have any liability under Title IV of ERISA.

                    (iv) No event or condition has occurred in connection with which Globix or any of its ERISA Affiliates would be subject to any liability, encumbrance or Lien with respect to any Globix Plan under ERISA, the Code or any other applicable Law or under any agreement or arrangement pursuant to or under which Globix or any of its ERISA Affiliates are required to indemnify any person against such liability.

                    (v) True, correct and complete copies of the following documents with respect to each of the Globix Plans have been made available to NEON by Globix, to the extent applicable: (A) any plans or agreements, all amendments thereto and related trust documents, and amendments thereto; (B) the three most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (C) the most recent IRS determination letter; and (D) any summary plan descriptions or other employee communications.

                    (vi) With respect to any Globix Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Globix, threatened.

                    (vii) Except as set forth in Section 3.2(r)(vii) of the Globix Disclosure Schedule, none of the Globix Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA and any such participation is at the expense of the participant or the participant's beneficiary.

                    (viii) Except as set forth in Section 3.2(r)(viii) of the Globix Disclosure Schedule neither Globix, nor to the Knowledge of Globix, any other fiduciary or party-in-interest of any Globix Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively. With respect to any Globix Plan, (A) neither Globix nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), 502 (i) or 502 (l), nor, to the Knowledge of Globix, is there a basis for any such claim, and (B) no officer, director or employee of Globix or any ERISA Affiliate has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA.

                    (ix) Except as set forth in Section 3.2(r)(ix) of the Globix Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Globix Plan or any other agreement or arrangement to which Globix or any of its Subsidiaries is a party, and no employee, officer or director of Globix or its Subsidiaries will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

                    (x) Except as set forth in Section 3.2(r)(x) of the Globix Disclosure Schedule, no Globix Plan is subject to the laws of any country other than the United States.

                    (xi) None of the Globix Employees is represented in his or her capacity as an employee of Globix or any of its Subsidiaries by any labor organization, nor has Globix or any of its Subsidiaries recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any such employees. To the Knowledge of Globix, there is no union organization activity involving any of Globix Employees, pending or threatened in writing, nor has there been any union representation involving such employees within the past two years. To the Knowledge of Globix, except as set forth in Section 3.2(r)(xi) of the Globix Disclosure Schedule, there are no complaints, charges or claims against Globix or any of its Subsidiaries pending or, threatened in writing, by or before any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by Globix or any of its Subsidiaries, of any individual. Globix and its Subsidiaries are in compliance in all material respects with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN and any similar state or local "mass layoff' or "plant closing" law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to Globix or any of its Subsidiaries in the 90 day period immediately prior to the date hereof.

                    (xii) No more than fifteen (15) "leased employees," as that term is defined in Section 414(n) of the Code or any other person who is not classified as a common law employee of Globix, perform services for Globix or any ERISA Affiliate. No person who is not classified by Globix as a common law employee is eligible to participate in, nor does such person participate in, any Globix Plan and no retroactive participation in any Globix Plan would result due to reclassification of such an individual as a common law employee of Globix.

                    (xiii) To the Knowledge of Globix, no employee of Globix or any Subsidiary of Globix is in material breach as of the date of this Agreement of any term of any employment contract, inventions disclosure agreement, confidentiality agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Globix or any Subsidiary of Globix because of the nature of the business conducted or presently proposed to be conducted by Globix or any Subsidiary of Globix or relating to the use of trade secrets or proprietary information of others.

          (s) ENVIRONMENTAL MATTERS. Except as set forth in Section 3.2(s) of the Globix Disclosure Schedule, (i) Globix, its Subsidiaries, and their activities and operations are in compliance in all material respects with Environmental Laws; (ii) to the Knowledge of Globix, there are no Environmental Claims pending or, to the Knowledge of Globix, threatened against Globix or its Subsidiaries; (iii) to the Knowledge of Globix, there are no conditions or circumstances that reasonably could be expected to result in the imposition on Globix or any of its Subsidiaries of, any material liability or obligation under Environmental Laws; and (iv) to the Knowledge of Globix, there has not been any release, discharge or disposal of any hazardous or toxic materials or wastes at, on or under the facilities owned or leased by Globix or its Subsidiaries that require notification, investigation or remediation by Globix or its Subsidiaries pursuant to, or that are reasonably anticipated to give rise to material liabilities or costs to Globix or its Subsidiaries under, applicable Environmental Laws.

          (t) PROPERTIES.

                    (i) Section 3.2(t)(i) of the Globix Disclosure Schedule sets forth a complete and accurate list of all real property that either Globix or any of its Subsidiaries owns.

                    (ii) Section 3.2(t)(ii) of the Globix Disclosure Schedule sets forth a complete and accurate list all real property leased, subleased or licensed by Globix or any of its Subsidiaries, except for easements, rights of way and regeneration facilities and, with respect to licensed real property, any such agreements with respect to (A) Collocation Sites and (B) central office sites under tariff (the "GLOBIX LEASED REAL PROPERTY"). Except as set forth in Section 3.2(t)(ii) of the Globix Disclosure Schedule and except for any exceptions to the following as could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse
          Effect: (i) each of Globix and its Subsidiaries has valid leasehold interests in the Globix Leased Real Property (as landlord or as tenant) by or from it, free and clear of all Liens other than Permitted Liens; (ii) all leases pursuant to which Globix or any of its Subsidiaries leases (as landlord or as tenant) any Globix Leased Real Property are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant; and (iii) Globix and its Subsidiaries have not received any written notice of any default either on the part of Globix or any of its Subsidiaries under any such lease and, to the Knowledge of Globix, no event has occurred which, with notice or the lapse of time, or both, would constitute a default on the part of Globix or any of its Subsidiaries under any of such leases.

          (u) AGREEMENTS, CONTRACTS AND COMMITMENTS.

                    (i) Globix has made available to NEON a complete and accurate list of all Contracts that are material to the business, assets, liabilities, capitalization, condition (financial or otherwise) or results of operations of Globix and its Subsidiaries, taken as a whole (collectively, the "GLOBIX MATERIAL CONTRACTS"). For purposes of this section, materiality is defined as any Contract that requires or is reasonably anticipated to involve aggregate payments to or from Globix or its Subsidiaries in excess of $500,000 in any one year. Globix has made available to NEON a complete and accurate copy (excluding individual orders related thereto) of each Globix Material Contract. As of the date of this Agreement, except as set forth in
          Section 3.2(u)(i) of the Globix Disclosure Schedule, each Globix Material Contract is in full force and effect. Except as set forth on
          Section 3.2(u)(i) of the Globix Disclosure Schedule, neither Globix nor any of its Subsidiaries is in material default under (x) any Contract to which it is a party or by which it or any of its properties or assets is bound, which violations or defaults would, individually or in the aggregate, have, or are reasonably likely to have, a Globix Material Adverse Effect, or (y) any Globix Material Contract.

                    (ii) Except as set forth on Section 3.2(u)(ii) of the Globix Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction or order, or any agreement materially restricting the right to sell services, to which Globix or any of its Subsidiaries is a party or is subject that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect the conduct of the business of Globix or any of its Subsidiaries as currently conducted and as proposed to be conducted.

                    (iii) Neither Globix nor any of its Subsidiaries is or has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Knowledge of Globix, threatened; and the consummation of the transactions by Globix contemplated by this Agreement will not result in any such suspension or debarment that, individually or in the aggregate, is reasonably likely to have a Globix Material Adverse Effect. To the Knowledge of Globix, there is no valid basis for (a) the suspension or debarment of Globix or any of its Subsidiaries from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence that, individually or in the aggregate, is reasonably likely to have a Globix Material Adverse Effect. To the Knowledge of Globix, neither Globix nor any of its Subsidiaries has any Contracts which require it to obtain or maintain a security clearance with any Governmental Entity.

          (v) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Globix, except the Globix Financial Advisor, whose fees and expenses will be paid by Globix in accordance with Globix's agreement with such firm based upon arrangements made by or on behalf of Globix and previously disclosed to NEON.

          (w) INSURANCE. Globix has made available to NEON a summary of all material fire and casualty, general liability, business interruption, and sprinkler and water damage insurance policies maintained by Globix or any of its Subsidiaries. Globix and each of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither Globix nor any of its Subsidiaries has received written notice of default under any such policy, and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction with respect to such policy.

          (x) INTELLECTUAL PROPERTY.

                    (i) Except as disclosed in writing to NEON, Globix and its Subsidiaries own, or otherwise possess licenses or other valid rights to use all Intellectual Property used to conduct the business of Globix and its Subsidiaries as currently conducted or contemplated to be conducted (in each case excluding generally commercially available, off-the-shelf software programs licensed pursuant to shrinkwrap or "click-and-accept" licenses).

                    (ii) Except as would not have a Globix Material Adverse Effect, the execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (A) any license, sublicense or other agreement relating to any Intellectual Property owned by Globix (the "GLOBIX INTELLECTUAL PROPERTY") or (B) any license, sublicense and other agreement as to which Globix or any of its Subsidiaries is a party and pursuant to which Globix or any of its

          Subsidiaries is authorized to use any Third Party Intellectual Property. Globix has delivered to NEON a certificate certifying a complete and accurate list of the Globix Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) and Globix has made available to NEON a complete and accurate list of all Third Party Intellectual Property.

                    (iii) Except as disclosed in writing to NEON, to the Knowledge of Globix, as of the date of this Agreement (A) no person is challenging, infringing on, misappropriating or otherwise violating any right of Globix or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Globix or its Subsidiaries, (B) the use of any Intellectual Property by Globix and its Subsidiaries does not infringe on, constitute a misappropriation of, or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Globix or any of its Subsidiaries acquired the right to use any Intellectual Property, and
          (C) neither Globix nor any of its Subsidiaries has received any written notice of any assertion or claim of infringement, pending or not, with respect to any Intellectual Property used by Globix or its Subsidiaries.

                    (iv) Except as disclosed in writing to NEON, all patents, trademarks, service marks and copyrights, and registrations and applications therefor, which are held by Globix or any of its Subsidiaries are valid and subsisting. Globix and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Globix Intellectual Property.

                    (v) No Intellectual Property owned or licensed by Globix or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

                    (vi) Sections 3.2(h), 3.2(t) and 3.2(u) shall not apply to the Globix Intellectual Property and this Section 3.2(x) shall prevail in the event of any conflict between this Section 3.2(x) on the one hand and Sections 3.2(h), 3.2(t) and 3.2(u) on the other hand.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                    -----------------------------------------

          Section 4.1 COVENANTS OF NEON. During the period from the date of this Agreement and continuing until the Effective Time, NEON agrees as to itself and its Subsidiaries that (except as contemplated by this Agreement (including the Schedules thereto), as required by Law or by the rules and regulations of a Governmental Entity, or to the extent that Globix shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) ORDINARY COURSE.

                    (i) Except as otherwise provided or permitted in this
          Section 4.1, NEON and its Subsidiaries shall and shall be permitted to carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall and shall be permitted to use all commercially reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time, and shall pay, discharge or satisfy claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), only in the usual, regular and ordinary course of business.

                    (ii) NEON shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business.

          (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. NEON shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by Subsidiaries of NEON to NEON or another wholly owned Subsidiary of NEON and except for accrual of dividends on the NEON Convertible Preferred Stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of NEON which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock other than the purchase from time to time by NEON of NEON Common Stock in the ordinary course of business consistent with past practice in connection with the NEON Stock Option Plans.

          (c) ISSUANCE OF SECURITIES. NEON shall not, and shall not permit any of its Subsidiaries to, issue or sell, or authorize or propose the issuance or sale of, any shares of its capital stock of any class, any indebtedness with voting rights or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or any indebtedness with voting rights, or any stock appreciation, phantom stock or similar stock rights with respect to NEON or its Subsidiaries, or enter into any agreement or commitment with respect to any of the foregoing, other than (i) the issuance of 341,936 shares of NEON Common Stock to Mode 1 Communications, Inc., (ii) the issuance of NEON Common Stock upon the exercise of NEON Options, Class A Warrants or the NEON CTA Warrants, or the conversion of NEON Convertible Preferred Stock, in each case outstanding as of the date hereof in accordance with their respective terms, or (iii) issuances by a wholly-owned Subsidiary of NEON of capital stock to NEON or another wholly-owned Subsidiary of NEON.

          (d) GOVERNING DOCUMENTS. NEON and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, their respective charter, articles or certificates of incorporation, by-laws or other governing documents.

          (e) NO ACQUISITIONS. NEON shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) NO DISPOSITIONS. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of NEON, (ii) in the ordinary course of business, (iii) pursuant to Permitted Liens of the type described in clauses (i) and (ii) of the definition of Permitted Liens, or (iv) as set forth in Section 3.1(f) of the NEON Disclosure Schedule, NEON shall not, and shall not permit any Subsidiary of NEON to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of NEON) which are material, individually or in the aggregate, to NEON and its Subsidiaries.

          (g) INVESTMENTS; INDEBTEDNESS. NEON shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) by NEON or a Subsidiary of NEON to or in NEON or any wholly owned Subsidiary of NEON, or (B) financing transactions in the ordinary course of business (including in connection with any financing transactions of the type or similar to those previously engaged in by NEON and its Subsidiaries, in amounts consistent therewith, taking into account any growth in the business of NEON and its Subsidiaries) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances, or engage in any asset securitization transaction (whether accounted for as a sale of assets or as a financing transaction) not in existence as of the date of this Agreement except (A) intercompany indebtedness between NEON and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (B) in the ordinary course of business.

          (h) ACCOUNTING METHODS; INCOME TAX ELECTIONS. NEON shall not (i) materially change its methods of accounting or accounting principles or practices used by it, except as required by changes in GAAP as concurred in by NEON's independent accountants, (ii) change its fiscal year, (iii) make or revoke any material express or deemed election relating to Taxes, (iv) settle or compromise any Tax liability material to NEON and its Subsidiaries taken as a whole or (v) change (or make a request to any Tax Authority to change) any material aspect of its method of accounting for Tax purposes. NEON shall, and shall cause each of its Subsidiaries to, duly and timely file all Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law and except where any failure to file timely would not have a material cost; PROVIDED, HOWEVER, that NEON shall promptly notify Globix if it is availing itself of such extensions.

          (i) COMPENSATION. Except as required by Law or an existing agreement, NEON shall not, and shall not permit any of its Subsidiaries to: (i) enter into, adopt or amend or terminate any (A) employment, consulting, indemnification, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee of NEON or any of its Subsidiaries in any manner (other than amendments to maintain the tax qualified status of any

NEON Plan under the Code), other than in the ordinary course of business consistent with past practice or to the extent not material, or (B) change in control, "continuity", retention or severance agreement or other similar plan, program, policy, agreement or arrangement for the benefit or welfare of any director, officer or employee of NEON or any of its Subsidiaries in any manner (other than amendments to maintain the tax qualified status of any NEON Plan under the Code); (ii) increase any compensation or benefits payable or to become payable under any existing (A) employment, stock loan, or consulting or other similar agreement or arrangement, other than in the ordinary course of business consistent with past practice or to the extent not material, or (B) severance or termination pay policy, deferred compensation, change in control, retention or other similar agreement or arrangement; (iii) increase the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of NEON or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice; (iv) make any contribution, other than regularly scheduled contributions, to any NEON Plan; or (v) make a commitment or agree to do any of the foregoing.

          (j) FUNDAMENTAL TRANSACTIONS. NEON shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization (other than the Merger) or alter through merger, liquidation, reorganization, or restructuring the corporate structure or ownership of any of its Subsidiaries (other than the liquidation of dormant Subsidiaries or the merger of dormant Subsidiaries into NEON or another Subsidiary of NEON).

          (k) MATERIAL CONTRACTS. Except in the ordinary course of business consistent with past practices or in connection with an action permitted pursuant to this Section 4.1, neither NEON nor any of its Subsidiaries shall enter into, renew or modify any Contract which, if in effect on the date hereof, would have been a NEON Material Contract.

          (l) COMMITMENTS. NEON shall not and shall not permit any of its Subsidiaries to enter into an agreement, contract, commitment or arrangement to take any of the actions prohibited by the foregoing provisions of this Section 4.1.

          Section 4.2 COVENANTS OF GLOBIX. During the period from the date of this Agreement and continuing until the Effective Time, Globix agrees as to itself and its Subsidiaries that (except as contemplated by this Agreement (including the Schedules thereto), as required by Law or by the rules and regulations of a Governmental Entity, or to the extent that NEON shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) ORDINARY COURSE.

                    (i) Except as otherwise provided or permitted in this
          Section 4.2, Globix and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all commercially reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time, and shall pay, discharge or satisfy claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), only in the usual, regular and ordinary course of business.

                    (ii) Globix shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business.

          (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. Globix shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by Subsidiaries of Globix to Globix or another wholly owned Subsidiary of Globix, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Globix which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock other than the purchase from time to time by Globix of Globix Common Stock in the ordinary course of business consistent with past practice in connection with the Globix Stock Option Plans.

          (c) ISSUANCE OF SECURITIES. Globix shall not, and shall not permit any of its Subsidiaries to, issue or sell, or authorize or propose the issuance or sale of, any shares of its capital stock of any class, any indebtedness with voting rights or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or any indebtedness with voting rights, or any stock appreciation, phantom stock or similar stock rights with respect to Globix or its Subsidiaries, or enter into any agreement or commitment with respect to any of the foregoing, other than (i) the issuance of Globix Common Stock upon the exercise of Globix Options and the Globix CTA Warrants outstanding as of the date hereof in accordance with their terms, (ii) issuances by a wholly-owned Subsidiary of Globix of capital stock to Globix or another wholly-owned Subsidiary of Globix, and (iii) any exchange of outstanding 11% Senior Secured Notes due 2008 of Globix ("SENIOR SECURED NOTES") for shares of Globix Common Stock in one or more public or private transactions pursuant to the Globix Debt Purchase, provided that, in the event that Globix desires to exchange additional Senior Secured Notes for Globix Common Stock, the parties agree to negotiate in good faith all of the modifications to the provisions of this Agreement that are necessary or appropriate to reflect any such additional exchange.

          (d) GOVERNING DOCUMENTS. Globix and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, their respective charter, articles or certificates of incorporation, by-laws or other governing documents.

          (e) NO ACQUISITIONS. Globix shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) NO DISPOSITIONS. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Globix, (ii) in the ordinary course of business, (iii) pursuant to Permitted Liens of the type described in clauses (i) and (ii) of the definition of Permitted Liens or (iv) as set forth in Section 3.2(f) of the Globix Disclosure Schedule, Globix shall not, and shall not permit any Subsidiary of Globix to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Globix) which are material, individually or in the aggregate, to Globix and its Subsidiaries.

          (g) INVESTMENTS; INDEBTEDNESS. Globix shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) by Globix or a Subsidiary of Globix to or in Globix or any wholly owned Subsidiary of Globix, or (B) financing transactions in the ordinary course of business (including in connection with any financing transactions of the type or similar to those previously engaged in by Globix and its Subsidiaries, in amounts consistent therewith, taking into account any growth in the business of Globix and its Subsidiaries) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances, or engage in any asset securitization transaction (whether accounted for as a sale of assets or as a financing transaction) not in existence as of the date of this Agreement except (A) intercompany indebtedness between Globix and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (B) in the ordinary course of business.

          (h) ACCOUNTING METHODS; INCOME TAX ELECTIONS. Globix shall not (i) materially change its methods of accounting or accounting principles or practices used by it, except as required by changes in GAAP as concurred in by Globix's independent accountants, (ii) change its fiscal year, (iii) make or revoke any material express or deemed election relating to Taxes, (iv) settle or compromise any Tax liability material to Globix and its Subsidiaries taken as a whole or (v) change (or make a request to any Tax Authority to change) any material aspect of its method of accounting for Tax purposes. Globix shall, and shall cause each of its Subsidiaries to, duly and timely file all Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law and except where any failure to file timely would not have a material cost; PROVIDED, HOWEVER, that Globix shall promptly notify NEON if it is availing itself of such extensions.

          (i) COMPENSATION. Except as required by Law or an existing agreement, Globix shall not, and shall not permit any of its Subsidiaries to: (i) enter into, adopt or amend or terminate any (A) employment, consulting, indemnification, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee of Globix or any of its Subsidiaries in any manner (other than amendments to maintain the tax qualified status of any Globix Plan under the Code), other than in the ordinary course of business consistent with past practice or to the extent not material, or (B) change in control, "continuity", retention or severance agreement or other similar plan, program, policy, agreement or arrangement for the benefit or welfare of any director, officer or employee of Globix or any of its Subsidiaries in any manner (other than amendments to maintain the tax qualified status of any Globix Plan under the Code); (ii) increase any compensation or benefits payable or to become payable under any existing (A) employment, stock loan, or consulting or other similar agreement or arrangement, other than in the ordinary course of business consistent with past practice or to the extent not material, or (B) severance or termination pay policy, deferred compensation, change in control, retention or other similar agreement or arrangement; (iii) increase the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of Globix or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice;
(iv) make any contribution, other than regularly scheduled contributions, to any Globix Plan; or (v) make a commitment or agree to do any of the foregoing.

          (j) FUNDAMENTAL TRANSACTIONS. Globix shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization (other than the Merger) or alter through merger, liquidation, reorganization, or restructuring the corporate structure or ownership of any of its Subsidiaries (other than the liquidation of dormant Subsidiaries or the merger of dormant Subsidiaries into Globix or another Subsidiary of Globix.)

          (k) MATERIAL CONTRACTS. Except in the ordinary course of business consistent with past practice or in connection with an action permitted pursuant to this Section 4.2, neither Globix nor any of its Subsidiaries shall enter into, renew or modify any Contract which, if in effect on the date hereof, would have been a Globix Material Contract.

          (l) COMMITMENTS. Globix shall not and shall not permit any of its Subsidiaries to enter into an agreement, contract, commitment or arrangement to take any of the actions prohibited by the foregoing provisions of this Section 4.2.

          Section 4.3 NO CONTROL.

          (a) Nothing contained in this Agreement shall give Globix, directly or indirectly, the right to control or direct NEON's or its Subsidiaries' operations prior to the Effective Time. NEON shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations prior to the Effective Time.

          (b) Nothing contained in this Agreement shall give NEON, directly or indirectly, the right to control or direct Globix's or its Subsidiaries' operations prior to the Effective Time. Globix shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations prior to the Effective Time.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS
                              ---------------------

          Section 5.1 PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETINGS

          (a) NEON and Globix shall promptly prepare and file with the SEC the Proxy Statement and Globix shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Globix and NEON shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the


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

Registration Statement shall have become effective, NEON shall mail the Proxy Statement to its stockholders and Globix shall mail the Proxy Statement to its stockholders. NEON shall promptly notify Globix if, at any time prior to the Effective Time, any event with respect to NEON, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, filed with the SEC or, as required by law, disseminated to the stockholders of NEON or Globix. Globix shall promptly notify NEON if, at any time prior to the Effective Time, any event with respect to Globix, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, filed with the SEC or, as required by law, disseminated to the stockholders of NEON or Globix. Globix shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Globix Common Stock in the Merger, and NEON shall furnish all information concerning NEON and the holders of NEON Common Stock and NEON Convertible Preferred Stock as may be reasonably requested in connection with any such action.

          (b) NEON will, as soon as practicable following the date of this Agreement and the finalizing of the Proxy Statement for distribution, duly call, give notice of, convene and hold a meeting of stockholders (the "NEON STOCKHOLDERS MEETING") for the purpose of considering the matters to be considered under the NEON Required Vote, solicit proxies in favor of approval and adoption of this Agreement and the other matters contemplated by the NEON Required Vote and at such meeting call for a vote and cause proxies solicited by NEON giving the proxyholder voting discretion or authority to be voted in favor of approval and adoption of this Agreement and the other matters contemplated by the NEON Required Vote or otherwise according to the instructions provided in such proxies. NEON has, through its Board of Directors, recommended to its stockholders the adoption and approval of this Agreement and shall not withdraw, modify or change such recommendation; PROVIDED, HOWEVER, that the Board of Directors of NEON may withdraw, modify or change such recommendation in order to comply with its fiduciary duties if it (i) has concluded in good faith that it is required to do under applicable law, and (ii) enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a competing acquisition or other business combination proposal or the Board of Directors resolves to do so (a "NEON ALTERNATIVE PROPOSAL").

          (c) In the event of a Globix Stockholder Vote, Globix will, as soon as practicable following the date of this Agreement, or (if later) the date such Globix Stockholder Vote shall become required, and the finalizing of the Proxy Statement for distribution, duly call, give notice of, convene and hold a meeting of stockholders (the "GLOBIX STOCKHOLDERS MEETING") for the purpose of considering the matters to be considered under the Globix Stockholder Vote, solicit proxies in favor of the matters contemplated by the Globix Stockholder Vote and at such meeting call for a vote and cause proxies solicited by Globix giving the proxyholder voting discretion or authority to be voted in favor of the matters contemplated by the Globix Stockholder Vote or otherwise according to the instructions provided in such proxies. In the event of a Globix Stockholder Vote, Globix has, through its Board of Directors, recommended to its stockholders the [adoption and approval of this agreement,] ISSUANCE OF THE
                                                            ---------------
SHARES OF GLOBIX COMMON STOCK INCLUDED IN THE MERGER CONSIDERATION, and it shall
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not withdraw, modify or change such recommendation; PROVIDED, HOWEVER, that the
Board of Directors of Globix may withdraw, modify or change such recommendation in order to comply with its fiduciary duties if it (i) has concluded in good faith that it is required to do so under applicable law, and (ii) enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a competing acquisition or other business combination proposal or the Board of Directors resolves to do so (a "GLOBIX ALTERNATIVE PROPOSAL").

          (d) Globix shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement for a period of one year following the Closing Date to enable holders of 10% of Globix Common Stock following the Closing who are not affiliated with directors or officers of Globix or NEON to sell their shares of Globix Common Stock received in the Merger.

          Section 5.2 ACCESS TO INFORMATION.


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

          (a) Upon reasonable notice, NEON and Globix shall, during the period after the execution and delivery of this Agreement and prior to the Effective Time, (i) afford to the officers, employees, accountants, counsel, investment bankers and other representatives of one another reasonable access, during normal business hours, to their respective properties, books, records and Contracts, (ii) furnish to one another information concerning the business, properties, prospects, assets (tangible and intangible), liabilities, financial statements, ratings, regulatory compliance, risk management, books, records, contracts, agreements, commitments and personnel as each may reasonably request, and (iii) make reasonably available, during normal business hours, to one another their respective appropriate officers and employees for discussion of their respective businesses, properties, prospects, assets, liabilities, financial statements, ratings, regulatory compliance, risk management, books, records, contracts, agreements, commitments and personnel as each may reasonably request (subject to contractual limitations).

          (b) Globix and NEON and their respective representatives will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated on or about January 29, 2004, between NEON and Globix (the "CONFIDENTIALITY AGREEMENT").

          (c) Any investigation by Globix shall not qualify the representations and warranties of NEON, and any investigation by NEON shall not qualify the representations and warranties of Globix.

          Section 5.3 REASONABLE EFFORTS.

          (a) Subject to the terms and conditions of this Agreement, each of Globix and NEON shall, and shall cause its Subsidiaries to, use commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VI hereof, to consummate the Merger as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) the NEON Required Consents and the Globix Required Consents, and to comply with the terms and conditions of any NEON Required Consent and Globix Required Consent.

          (b) Without limiting the foregoing, NEON and Globix shall duly file with the United States Federal Trade Commission and the Antitrust Division of the Department of Justice the premerger notification and report form (the "HSR FILING") required under the HSR Act with respect to the Merger as promptly as practical following the date hereof. The HSR Filings shall be in substantial compliance with the requirements of the HSR Act. Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder. Globix and NEON shall furnish to each other all such information as is necessary to prepare any such registration, declaration or filing. Globix and NEON each shall pay the filing fees with respect to the HSR Filing as provided in Section 5.6(a), as well as any other such registration, declaration or filing. Globix and NEON shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity with respect to the Merger.


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

          (c) Notwithstanding anything to the contrary, (i) neither NEON nor Globix shall be under any obligation to litigate before or with, or contest any order or decree, or defend against any such actions or proceedings commenced by any Governmental Entity in respect of the antitrust, competition, merger control or similar laws and rules or regulations, and (ii) neither Globix nor any of its Subsidiaries or affiliates shall be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to take any action that could reasonably be expected to limit (A) the freedom of action of Globix or its Subsidiaries or Affiliates with respect to the operation of, or Globix's or its Subsidiaries' or Affiliates' ability to retain, NEON or any businesses, product lines or assets of NEON, or (B) the ability to retain, own or operate any portion of the businesses, product lines, or assets, of Globix or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of NEON, Globix, their respective Subsidiaries or their respective Affiliates. If any such party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Merger, then such party will endeavor in good faith to make, or cause to be made, as soon as possible and after consultation with the other parties, an appropriate response in compliance with such request. Globix, on the one hand, and NEON, on the other hand, shall promptly inform the other of any material communication from the United States Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Merger.

          (d) Prior to the Closing, each party shall use commercially reasonable efforts to refrain from taking any action or failing to take any action, which action or failure to act would cause, or be reasonably likely to cause, the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

          Section 5.4 PUBLIC ANNOUNCEMENTS. No public or other announcement concerning the transactions contemplated hereby will be made except by the mutual consent of Globix and NEON, subject in any event to the public reporting and disclosure requirements of Globix. Subject to the foregoing, Globix will use its reasonable efforts to submit to NEON any release or public announcements for its comment prior to issuance, and NEON agrees to provide Globix with comments on any such release or public announcement within one Business Day of receipt.

          Section 5.5 EMPLOYEE BENEFITS MATTERS. Until December 31, 2004, employees of NEON who remain employed by NEON following the Merger shall be entitled to employee benefits that are substantially the same as those provided to employees of NEON immediately prior to the Merger. After December 31, 2004, and until the end of a period to be determined by the Transition Committee, employees of NEON shall continue to be provided with such employee benefits or shall be provided with employee benefits as determined by the Transition Committee. After such transition period, the employee benefits of NEON employees shall be determined by the Board of Directors of Globix. If there is any change in the benefit plans provided to employees of NEON between December 31, 2004 and the end of the transition period as determined by the Transition Committee, all such employees participating in such benefit plans shall be offered immediate participation in the most nearly comparable Globix benefit plans. Except as required by law, no preexisting condition exclusions shall be applicable to employees electing immediate participation in such Globix benefit plans, and no waiting period or exclusions shall be applicable to employees electing immediate participation in such new benefit plans. All of such employees' periods of service with NEON shall be counted for all purposes of any Globix employee benefit plans in which they may become participants.

          Section 5.6 FEES AND EXPENSES. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including transfer Taxes and the fees and disbursements of counsel, financial advisors and accountants, as well as fees of separate counsel, financial advisors, or accountants for employees or others,


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shall be paid by the party incurring such costs and expenses out of the separate funds of such party, not to be reimbursed by the other, provided that all printing expenses and all filing fees (including filing fees under the Exchange Act, any Blue Sky laws and the HSR Act) shall be divided equally between Globix and NEON. If the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby described in the preceding sentence, to the extent not already paid, shall be paid by Globix and the Surviving Corporation.

          Section 5.7 DIRECTORS' AND OFFICERS' INDEMNITY.

          (a) Globix shall and shall cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of NEON and other Persons entitled to indemnification ("COVERED PERSONS") under the certificate of incorporation and bylaws or similar organizational documents of NEON or any of its Subsidiaries as in effect on the date of this Agreement (the "NEON DOCUMENTS") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, amounts paid in settlement, damages or liabilities (collectively, "COSTS") reasonably incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, brought against a Covered Person and arising out of or pertaining to matters existing or occurring with respect to NEON or any of its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the NEON Documents and applicable Law. Each Covered Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Globix and the Surviving Corporation within ten (10) Business Days of receipt from the Covered Person of a request therefor to the fullest extent permitted by the DGCL and the Sarbanes-Oxley Act of 2002; PROVIDED, HOWEVER, that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

          (b) Globix shall cause the Surviving Corporation to maintain for a period of at least five years policies of directors' and officers' liability insurance and fiduciary liability insurance for the benefit of the Covered Persons with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement, such insurance coverage to be the same coverage as in effect for NEON prior to the Effective Time.

          (c) If Globix, the Surviving Corporation, any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Globix, the Surviving Corporation, such Subsidiary or such successor or assign assume the obligations set forth in this Section 5.7.

          (d) This Section 5.7 shall survive the consummation of the Merger and the Effective Time and is intended to benefit and shall be enforceable by the Covered Persons and their respective heirs, executors and personal representatives and shall be binding on and enforceable against Globix and the Surviving Corporation and their respective successors and assigns.

          Section 5.8 CONSENTS, WAIVERS AND OTHER APPROVALS.

          (a) NEON and its Subsidiaries shall use their commercially reasonable efforts to obtain all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of any (i) Violation under any NEON Material Contract, or (ii) the loss or diminution in value of any NEON Permit.


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

         (b) Globix and its Subsidiaries shall use their commercially reasonable efforts to obtain all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of any (i) Violation under any Globix Material Contract, or (ii) the loss or diminution in value of any Globix Permit.

          Section 5.9 COMMITTEE FOR TRANSITION ISSUES. Subject in all cases to
Section 4.3, upon the execution of this Agreement, NEON and Globix shall cause their respective Chief Executive Officers, and Globix shall cause its Chairman of the Board, to form a committee (the "TRANSITION COMMITTEE") to develop transition plans for the post-Closing period, including employee benefits arrangements for NEON employees as specified in Section 5.5. In addition, the Chief Executive Officer of NEON shall have the right to appoint a qualified member of the Board of Directors of NEON to such joint committee. A qualified member shall be one of those directors set forth on Exhibit 1.7 of this Agreement.

          Section 5.10 SCHEDULES. Disclosure on a schedule that is part of, or provided pursuant to, this Agreement will not signify or be deemed an acknowledgment that the disclosure is material or required to be included in the schedule. NEON or Globix may, from time to time prior to the Closing by written notice to the other party, supplement or amend their respective Disclosure Schedules or additional disclosure documents provided pursuant to this Agreement to correct any matter that could constitute a breach of any representation or warranty of NEON or Globix contained in this Agreement. No such supplement or amendment will act to cure or correct a breach of a representation or warranty for purposes of Sections 6.2 or 6.3 until after the Closing Date. If the Closing occurs, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived, and the Disclosure Schedules or additional disclosure documents, as the case may be, as so supplemented or amended at the time of Closing shall thereafter constitute the Disclosure Schedules or additional disclosure documents, as the case may be, for purposes of this Agreement (including Article VIII).

          Section 5.11 FINANCIAL REVIEW. Following the date of this Agreement and prior to the delivery of the Proxy Statement, Globix and NEON shall each cause their respective independent auditors to perform a financial due diligence review of the other party in accordance with the procedures described on Exhibit
5.11 attached hereto, which review shall be completed no later than August 15, 2004, and to prepare a report of such review that shall be presented for review by the Board of Directors and Special Committee of each of NEON and Globix. Each party agrees that it shall notify the other party no later than September 15, 2004 of any issue that arises as a result of such report and requires further discussion between the parties.

          Section 5.12 COOPERATION. NEON agrees, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to use its commercially reasonable efforts to manage its business so that, assuming the Merger were to occur on September 30, 2004, NEON would have approximately $7,000,000 in unrestricted cash on a consolidated basis immediately prior to the Merger and any payment of Preferred Cash Consideration pursuant to Section 1.8(c)(ii). Globix agrees, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to use its commercially reasonable efforts to manage its business so that, assuming that the Merger were to occur on September 30, 2004, Globix would have approximately $18,000,000 in unrestricted cash on a consolidated basis immediately prior to the Merger.


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                                   ARTICLE VI

                              CONDITIONS PRECEDENT
                              --------------------

          Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of NEON and Globix to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL. NEON shall have obtained the NEON Required Vote approving the Merger and the other transactions contemplated hereby, including the amendment to NEON's certificate of incorporation contemplated hereby. Globix shall have received the Globix Stockholder Vote, if applicable.

          (b) NO ORDER. No court or other Governmental Entity having jurisdiction over NEON or Globix, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby; PROVIDED, HOWEVER, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, the enforcement or entering into of any such law, rule, regulation, executive order, decree, injunction or other order.

          (c) HSR AND OTHER APPROVALS/CONSENTS OR WAIVERS.

                    (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                    (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Person or Governmental Entity, which the failure to obtain, make or occur would have the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby or would have, individually or in the aggregate, a Globix Material Adverse Effect (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

          (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Globix or NEON, threatened by the SEC. All necessary state securities or blue sky filings shall have been made and required authorizations shall have been received.

          (e) DISSENTING SHARES. The number of shares of NEON Common Stock that are Dissenting Shares shall be no greater than fifteen percent (15%) of the outstanding NEON Common Stock and the number of shares of NEON Convertible Preferred Stock that are Dissenting Shares shall be no greater than fifteen percent (15%) of the outstanding NEON Convertible Preferred Stock, each as of the Record Date.


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          Section 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF GLOBIX. The
obligations of Globix to effect the Merger are subject to the satisfaction of, or waiver by Globix, on or prior to the Closing Date of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of NEON set forth in this Agreement (i) that is qualified as to materiality and Material Adverse Effect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and (ii) that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date); and Globix shall have received a certificate of the chief executive officer and the chief financial officer of NEON certifying to the satisfaction of the conditions set forth in this Section 6.2(a).

          (b) PERFORMANCE OF OBLIGATIONS OF NEON. NEON shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Globix shall have received a certificate of the chief executive officer and the chief financial officer of NEON to such effect.

          (c) OPINIONS. Globix shall have received an opinion of Day, Berry & Howard LLP, in form and substance reasonably satisfactory to Globix, dated as of the Effective Time, on the basis of facts, representations and assumptions that are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Day, Berry & Howard LLP may receive and rely upon customary representations from Globix and NEON.

          (d) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement through and including the time immediately prior to the Effective Time, there shall not have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have, a NEON Material Adverse Effect.

          (e) LITIGATION. There shall not be pending or threatened (as evidenced by a writing), any suit, action or proceeding by a federal, state or foreign governmental entity or any other Person (other than a suit, action or proceeding based on facts solely relating to Globix or Merger Sub or any of their respective Subsidiaries) which could reasonably be expected to (i) restrain, prohibit or declare illegal the consummation of the Merger, (ii) in connection with the Merger, prohibit or impose any material limitations on Globix's or Merger Sub's ownership or operation (or that of any of their respective Affiliates) of all or a material portion of NEON's businesses or assets after giving effect to the Merger, or (iii) in connection with the Merger, compel Globix or Merger Sub or their respective Subsidiaries and Affiliates to dispose of or hold separate any portion of the business or assets of NEON or any of its Subsidiaries (after giving effect to the Merger).

          (f) GLOBIX INDENTURE REQUIREMENTS. NEON and each of NEON's Subsidiaries shall have entered into a Subsidiary Guaranty Agreement and a Security Agreement pursuant to the terms of the Indenture, dated as of April 23, 2002, among Globix, certain of its Subsidiaries and HSBC Bank USA, as Trustee (the "GLOBIX INDENTURE").


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

          (g) FIRPTA CERTIFICATE. Globix shall have received a statement meeting the requirements of Treasury Regulation Section 1.1445-2(c)(3) that neither NEON nor any of NEON's Subsidiaries is a United States real property holding corporation.

          (h) THIRD PARTY/GOVERNMENTAL CONSENTS. NEON or the applicable Subsidiary shall have obtained all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of loss or material diminution in value of any NEON Permits and NEON Material Contracts.

          (i) EXERCISE OF CLASS A WARRANTS; AMENDMENT OF CLASS A WARRANT AGREEMENT. The holders of ninety percent (90%) or more of the Class A Warrants shall have exercised their respective Class A Warrants prior to or as of the Effective Time, and NEON shall have used commercially reasonable efforts to assist with and facilitate the exercise of all of the Class A Warrants prior to or as of the Effective Time. The Class A Warrant Agreement shall have been amended with the consent of at least a majority of the holders of the Class A Warrant Agreement as provided in Exhibit 1.8(c)(iii) to permit the conversion of Class A Warrants into shares of Globix Common Stock.

          Section 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF NEON. The obligations of NEON to effect the Merger are subject to the satisfaction of, or waiver by NEON, on or prior to the Closing Date of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Globix set forth in this Agreement (i) that is qualified as to materiality and Material Adverse Effect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and (ii) that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date), and NEON shall have received a certificate of the chief executive officer and the chief financial officer of Globix certifying to the satisfaction of the conditions set forth in this Section 6.3(a).

          (b) PERFORMANCE OF OBLIGATIONS OF GLOBIX AND MERGER SUB. Each of Globix and Merger Sub shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and NEON shall have received a certificate of the chief executive officer and the chief financial officer of Globix to such effect.


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

          (c) OPINION. NEON shall have received an opinion of Andrews Kurth LLP, in form and substance reasonably satisfactory to NEON, dated as of the Effective Time, on the basis of facts, representations and assumptions that are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Andrews Kurth LLP may receive and rely upon customary representations from Globix, Merger Sub and NEON.

          (d) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement through and including the time immediately prior to the Effective Time, there shall not have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have, a Globix Material Adverse Effect.

          (e) LITIGATION. There shall not be pending or threatened (as evidenced by a writing), any suit, action or proceeding by a federal, state or foreign governmental entity or any other Person (other than a suit, action or proceeding based on facts solely relating to NEON or any of its Subsidiaries) which could reasonably be expected to (i) restrain, prohibit or declare illegal the consummation of the Merger, (ii) in connection with the Merger, prohibit or impose any material limitations on Globix's or Merger Sub's ownership or operation (or that of any of their respective Affiliates) of all or a material portion of NEON's businesses or assets after giving effect to the Merger, or
(iii) in connection with the Merger, compel Globix or Merger Sub or their respective Subsidiaries and Affiliates to dispose of or hold separate any portion of the business or assets of NEON or any of its Subsidiaries (after giving effect to the Merger).

          (f) THIRD PARTY/GOVERNMENTAL CONSENTS. Globix or the applicable Subsidiary shall have obtained all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of loss or material diminution in value of any Globix Permits and Globix Material Contracts.

          (g) DEBT PURCHASE. Prior to the Effective Time, Globix shall have acquired Senior Secured Notes in an amount equal to $12,500,000.00 including principal and interest accrued thereon in exchange for shares of Globix Common Stock valued at $2.75 per share (the "GLOBIX DEBT PURCHASE").

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT
                            -------------------------

          Section 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) By the mutual consent duly authorized by the Boards of Directors of Globix and NEON.

          (b) By either of NEON or Globix if:

                    (i) any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; PROVIDED, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the issuance of such order, decree or ruling;

                    (ii) the Merger has not been effected on or prior to the close of business on the date that is 150 days after the earlier of the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act; PROVIDED, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

                    (iii) the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five Business Days following receipt by such other party of written notice of such failure to comply;

                    (iv) the holders of NEON Common Stock and NEON Convertible Preferred Stock do not approve the matters submitted for the NEON Required Vote;

                    (v) in the event of a Globix Stockholder Vote, if the holders of the Globix Common Stock do not approve the matters submitted for the Globix Stockholder Vote; or

                    (vi) if shares of NEON Common Stock representing greater than fifteen percent (15%) of the outstanding NEON Common Stock or shares of NEON Convertible Preferred Stock representing greater than fifteen percent (15%) of the outstanding NEON Convertible Preferred Stock, each as of the Record Date, shall be Dissenting Shares.

          (c) By NEON if:

                    (i) in the event of a Globix Stockholder Vote, and the Board of Directors of Globix shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation [of] TO ITS STOCKHOLDERS OF THE
                                               --------------------------
          ISSUANCE OF THE SHARES OF GLOBIX COMMON STOCK INCLUDED IN the Merger
          ---------------------------------------------------------
          or declaration that the Merger CONSIDERATION is advisable and in the
                                         -------------
          best interest of Globix and its stockholders, or shall have resolved to do so;

                    (ii) the Board of Directors of Globix shall have recommended to the stockholders of Globix any transaction involving the acquisition of all or substantially all of Globix's business other than the Merger or shall have resolved to do so;

                    (iii) there has been a breach of a representation or warranty of Globix that gives rise to a failure of the fulfillment of a condition of NEON's obligations to effect the Merger pursuant to
          Section 6.3, which breach has not been cured within five Business Days following receipt by Globix of written notice of the breach;

                    (iv) there shall have been any changes, circumstances or effects, which individually or in the aggregate, have had or could reasonably be expected to have a Globix Material Adverse Effect;

                    (v) on or prior to September 15, 2004, NEON shall have notified Globix in writing that the results of the review by NEON of the financial due diligence report by the auditors of NEON provided to the Board of Directors of NEON pursuant to Section 5.11 are not satisfactory and reflect a Globix Material Adverse Effect, as determined in good faith by the Special Committee of NEON, after a full discussion with Globix of all issues raised in such review; or

                    (vi) the Board of Directors of NEON has approved a NEON Alternative Proposal.

          (d) By Globix if:

                    (i) the Board of Directors of NEON shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and in the best interest of NEON and its stockholders, or shall have resolved to do so;

                    (ii) the Board of Directors of NEON shall have recommended to the stockholders of NEON any transaction involving the acquisition of all or substantially all of NEON's business other than the Merger or shall have resolved to do so;

                    (iii) there has been a breach of a representation or warranty of NEON that gives rise to a failure of the fulfillment of a condition of Globix's obligations to effect the Merger pursuant to
          Section 6.2, which breach has not been cured within five Business Days following receipt by NEON of written notice of the breach;

                    (iv) there shall have been any changes, circumstances or effects, which individually or in the aggregate, have had or could reasonably be expected to have a NEON Material Adverse Effect;

                    (v) on or prior to September 15, 2004, Globix shall have notified NEON in writing that the results of the review by Globix of the financial due diligence report by the auditors of Globix provided to the Board of Directors of Globix pursuant to Section 5.11 are not satisfactory and reflect a NEON Material Adverse Effect, as determined in good faith by the Special Committee of Globix, after a full discussion with NEON of all issues raised in such review; or

                    (vi) the Board of Directors of Globix has approved a Globix Alternative Proposal.

          Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 5.2(b), 5.6 and 7.2 hereof) shall forthwith become null and void, and there shall be no liability on the part of Globix, Merger Sub, NEON or their respective officers and directors, except (i) as provided in Section 5.6, and
(ii) nothing shall relieve any party from liability for fraud or any willful breach of a covenant contained in this Agreement.

          Section 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after receipt of the NEON Required Vote or Globix Stockholder Vote (if applicable) or approval of the Merger by Merger Sub's stockholder, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those or any other rights.

                                  ARTICLE VIII

                                    SURVIVAL
                                    --------

          Section 8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or other agreements, shall survive the Effective Time, except (i) for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time, and (ii) for this Article VIII.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

          Section 9.1 AMENDMENT AND WAIVER. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by Globix and NEON. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action with respect to any breach of this Agreement or default by another party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

          Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the day of receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered in one of the means set forth above to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)     if to Globix or Merger Sub, to:

                  Globix Corporation
                  139 Centre Street
                  New York, New York 10013
                  Attn: James C. Schroeder, Esq., General Counsel
                  Facsimile: (212) 625-7725

                  with a copy (which shall not constitute notice) to:

                  Day, Berry & Howard, LLP
                  One Canterbury Green
                  Stamford, Connecticut 06901-2047
                  Attn: Bonnie J. Roe, Esq.
                  Facsimile: (203) 977-7301

          (b)     if to NEON, to:

                  NEON Communications, Inc.
                  2200 West Park Drive
                  Westborough, MA 01581
                  Attn:  Christopher E. Dalton, Esq., Senior Counsel
                  Facsimile: (508) 616-7895

                  with a copy (which shall not constitute notice) to:

                  Andrews Kurth LLP
                  450 Lexington Ave., 15th Floor
                  New York, New York 10017
                  Attention: Paul N. Silverstein, Esq.
                  Facsimile: (212) 850-2929

          Section 9.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement (or Section of a Disclosure Schedule, if so stated) unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive.

          Section 9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 9.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

          (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of NEON and Globix under any other agreement between the parties not relating to the subject matter hereto shall not be affected by any provision of this Agreement.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.7 and as necessary to permit or require Merger Sub to consummate the transactions contemplated hereby.

          Section 9.6 GOVERNING LAW. Except to the extent that rights of the stockholders of NEON and Globix and the transactions contemplated hereby, including the Merger, are governed by the laws of the State of Delaware, this Agreement shall be governed and construed in accordance with the laws of the State of New York that apply to contracts entered into and performed in the State of New York.

          Section 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          Section 9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 9.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of Globix and NEON irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the Chancery Courts of the State of Delaware and any Federal court of the United States of America sitting in the State of Delaware, and each of Globix and NEON hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Globix and NEON hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable law, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          Section 9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.11 DEFINITIONS. As used in this Agreement:

         "AFFILIATE" of a specified Person shall mean any Person who would be an affiliate of the specified Person pursuant to Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

         "BUSINESS DAY" means any day on which banks are not required or authorized to close in New York, New York.

         "CLAIM" means any claim, action, suit, proceeding or investigation.

         "CLASS A WARRANT EXERCISE PRICE" means $0.01 per share of NEON Common Stock.

         "COLLOCATION SITES" means premises at which the telecommunications equipment of one party are located and are terminated or will be terminated with the telecommunications equipment necessary to provide interconnection or access to the telecommunications equipment of a second party, where such premises are owned, leased or licensed by the second party.

         "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral) that is intended to be legally binding.

         "CLEC" means a company, known as a Competitive Local Exchange Carrier, authorized to provide telecommunications services in competition with an Incumbent Local Exchange Carrier (or "ILEC"), where the ILEC is, with respect to a certain geographic area, the local telecommunications service provider that provided such services within that certain geographic area as of the date of enactment of the Telecommunications Act of 1996 (Telecommunications Act of 1996, Pub. LA. No. 104-104, 110 Stat. 56 (1996)) and continues to provide telecommunications services in the same area.

         "GLOBIX CONFIRMATION EFFECTIVE DATE" means April 25, 2002.

         "GLOBIX CTA WARRANTS" means those warrants of Globix disclosed in writing to NEON pursuant to Section 3.2(b)(iii).

         "GLOBIX MATERIAL ADVERSE EFFECT" means, with respect to Globix, any event, change, circumstance or effect that, individually or together with any other event, change, circumstance or effect, is or could reasonably be expected to be materially adverse to the business, operations, properties, prospects, assets, liabilities, financial condition or results of operations of Globix and its Subsidiaries taken as a whole (other than events, changes, circumstances or effects that result from economic factors affecting the economy as a whole).

          "GLOBIX STOCKHOLDER VOTE" means if (i) prior to the Effective Time, the Globix Common Stock is traded on the Nasdaq Small Cap Market OR THE AMERICAN
                                                                 ---------------
STOCK EXCHANGE or (ii) the Board of Directors of Globix shall otherwise so
--------------
require as of the date of this Agreement, the affirmative vote of the holders of the percentage of the shares of Globix Common Stock required to approve the matters submitted to a vote of the stockholders of Globix, which may consist of the following matters: (A) the election of directors of Globix to serve on the Board of Directors of Globix following the Merger, (B) the issuance of shares of Globix Common Stock pursuant to the terms of this Agreement, and (C) the issuance of shares of Globix Common Stock in respect of NEON Options granted prior to the Merger under the NEON Stock Option Plans in accordance with the terms of Section 1.9 of this Agreement.

          "GOVERNMENTAL ENTITY" means the United States government or any United States domestic state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any United States domestic quasi-governmental or private body exercising any regulatory, taxing, importing or other United States domestic governmental or quasi-governmental authority.

         "INTELLECTUAL PROPERTY" means (i) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, domain names, logos, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any jurisdiction, all improvements thereto, and all patents, patent rights, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (v) all computer software and applications (including data and related documentation); (vi) processes, formulae, methods, schematics, technology, know-how and any similar intellectual property or proprietary rights; and (vii) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

         "KNOWLEDGE" with respect to (i) NEON or similar references means the actual knowledge of any of Stephen E. Courter, William A. Marshall, Kurt J. Van Wagenen, Jeffrey C. MacHaffie and Christopher E. Dalton, after reasonable inquiry of the executive or senior managerial employees responsible for the relevant matters, and (ii) Globix or similar references means the actual knowledge of any of Peter K. Stevenson, Robert M. Dennerlein, H. Jameson Holcombe, John D. McCarthy, James C. Schroeder and John Washuta (with respect to Taxes only), after reasonable inquiry of the executive or senior managerial employees responsible for the relevant matters.

         "LAW" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative or judicial decision, and any other executive or legislative proclamation.

         "LIENS" means any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

         "NEON CONFIRMATION EFFECTIVE DATE" means December 20, 2002.

         "NEON CTA WARRANTS" means those warrants of NEON other than the Class A Warrants disclosed in writing to Globix pursuant to Section 3.1(b)(iii).

         "NEON MATERIAL ADVERSE EFFECT" means, with respect to NEON, any event, change, circumstance or effect that, individually or together with any other event, change, circumstance or effect, is or could reasonably be expected to be materially adverse to the business, operations, properties, prospects, assets, liabilities, financial condition or results of operations of NEON and its Subsidiaries taken as a whole (other than events, changes, circumstances or effects that result from economic factors affecting the economy as a whole).

         "PERMITTED LIENS" means, with respect to a Person, the collective reference to (i) Liens for current property taxes, assessments and other governmental charges not yet due and payable or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) statutory liens of landlords, mechanics, carriers, warehousemen, and other Liens imposed by law incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties and liens securing purchase money security interests entered into in the ordinary course of business, (iii) easements, patent reservations, covenants, rights of way and other similar restrictions of record, (iv) any conditions that may be shown by a current, accurate survey or physical inspection of any Real Property, and (v) (A) zoning, building and other similar restrictions, (B) mortgages, liens, security interest or encumbrances that have been placed by any developer, landlord or third party on Real Property over which the Person or any Subsidiary has easement rights or on any of the leased real property of such Person and subordination or similar agreements relating thereto, and (C) unrecorded easements, covenants, rights of way and other similar restrictions, none of which items set forth in clauses
(A), (B) and (C), individually or in the aggregate, materially impair the continued use and operation of the Real Property to which they relate in the business of the Person and its Subsidiaries taken as a whole as presently conducted.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         "SUBSIDIARY" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         "TAX" (including, with correlative meaning, "TAXES" and "TAXABLE") means (i)(A) any net income, gross income, business and occupation, admissions, gross receipts, sales, use, value added, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to or on real property and water and sewer rents relating thereto), together with (B) any interest and any penalty, addition to tax or additional amount imposed by any governmental body (domestic or foreign) (a "TAX AUTHORITY") responsible for the imposition of any such tax; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of an affiliated, unitary or combined group with any other corporation at any time prior to the Closing Date; and
(iii) any liability for the payment of any amount of the type described in the preceding clause (i) as a result of a contractual obligation to any other Person.

         "TAX RETURN" means any report, return or other information (including any attached schedules or any amendments to such report, return, document, declaration or any other information) required to be supplied to or filed with any taxing authority or jurisdiction (foreign or domestic) with respect to any Tax, including an information return, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

          Section 9.12 ADDITIONAL DEFINITIONS. As defined elsewhere in this
Agreement:

         "AGREEMENT" is defined in the Preamble on page 1.

         "AICPA" is defined in Section 3.1(f).

         "CERTIFICATE OF MERGER" is defined in Section 1.3.

         "CERTIFICATES" is defined in Section 2.2.

         "CLASS A WARRANT" is defined in Section 1.8(c)(iii).

         "CLOSING" is defined in Section 1.2.

         "CLOSING DATE" is defined in Section 1.2.

         "CODE" is defined in the Preamble on page 1.

         "COBRA" is defined in Section 3.1(r)(vii).

         "CONFIDENTIALITY AGREEMENT" is defined in Section 5.2(b).

         "CONSTITUENT CORPORATIONS" is defined in the Preamble on page 1.

         "COSTS" is defined in Section 5.7(a).

         "COVERED PERSONS" is defined in Section 5.7(a).

         "DGCL" is defined in Section 1.1.

         "DISSENTING SHARES" is defined in Section 2.9(a).

         "EFFECTIVE TIME" is defined in Section 1.3.

         "ENVIRONMENTAL CLAIMS" is defined in Section 3.1(s).

         "ENVIRONMENTAL LAWS" is defined in Section 3.1(s).

         "ERISA" is defined in Section 3.1(r)(i).

         "ERISA AFFILIATE" is defined in Section 3.1(r)(i).

         "EXCHANGE ACT" is defined in Section 3.1(c)(iii).

         "EXCHANGE AGENT" is defined in Section 2.1(a).

         "EXCHANGE FUND" is defined in Section 2.1(a).

         "GAAP" is defined in Section 3.1(d)(i).

         "GLOBIX" is defined in the Preamble on page 1.

         "GLOBIX AFFILIATED PERSON" is defined in Section 3.2(k)(i).

         "GLOBIX ALTERNATIVE PROPOSAL" is defined in Section 5.1(c).

         "GLOBIX AUDITED BALANCE SHEET" is defined in Section 3.2(e)(i).

         "GLOBIX COMMON STOCK" is defined in Section 1.8(c)(i).

         "GLOBIX CONVERTIBLE SECURITIES" is defined in Section 3.2(b)(iii).

         "GLOBIX DEBT PURCHASE" is defined in Section 6.3(h).

         "GLOBIX DISCLOSURE SCHEDULE" is defined in Section 3.2.

         "GLOBIX EMPLOYEES" is defined in Section 3.2(r)(i).

         "GLOBIX FINANCIAL ADVISOR" is defined in Section 3.2(j).

         "GLOBIX INDENTURE" is defined in Section 6.2(g).

         "GLOBIX INTELLECTUAL PROPERTY" is defined in Section 3.2(x)(ii).

         "GLOBIX LEASED REAL PROPERTY" is defined in Section 3.2(t)(ii).

         "GLOBIX MATERIAL CONTRACTS" is defined in Section 3.2(u)(i).

         "GLOBIX OPTIONS" is defined in Section 3.2(b)(iii).

         "GLOBIX PERMITS" is defined in Section 3.2(m)(ii).

         "GLOBIX PLANS" is defined in Section 3.2(r)(i).

         "GLOBIX PREFERRED STOCK" is defined in Section 1.8(c)(ii).

         "GLOBIX SEC FINANCIAL STATEMENTS" is defined in Section 3.2(d)(ii).

         "GLOBIX SEC REPORTS" is defined in Section 3.2(d)(i).

         "GLOBIX STOCK OPTION PLANS" is defined in Section 3.2(b)(iii).

         "GLOBIX STOCKHOLDERS MEETING" is defined in Section 5.1(c).

         "GLOBIX WARRANT" is defined in Section 1.8(c)(v).

         "HSR ACT" is defined in Section 3.1(c)(iii).

         "HSR FILING" is defined in Section 5.3(b).

         "INTERIM BALANCE SHEET" is defined in Section 3.1(d)(i).

         "LEASED REAL PROPERTY" is defined in Section 3.1(t)(ii).

         "MERGER" is defined in the Preamble on page 1.

         "MERGER CONSIDERATION" is defined in Section 1.8(c).

         "MERGER SUB" is defined in the Preamble on page 1.

         "MERGER SUB APPROVAL" is defined in Section 3.2(i).

         "MERGER SUB COMMON STOCK" is defined in Section 3.2(b)(i).

         "NEON" is defined in the Preamble on page 1.

         "NEON AFFILIATED PERSON" is defined in Section 3.1(k)(i).

         "NEON ALTERNATIVE PROPOSAL" is defined in Section 5.1(b).

         "NEON AUDITED BALANCE SHEET" is defined in Section 3.1(e)(i).

         "NEON COMMON STOCK" is defined in the Preamble on page 1.

         "NEON CONVERTIBLE PREFERRED STOCK" is defined in the Preamble on page
         1.

         "NEON CONVERTIBLE SECURITIES" is defined in Section 3.1(b)(iii).

         "NEON DISCLOSURE SCHEDULE" is defined in Section 3.1.

         "NEON DOCUMENTS" is defined in Section 5.7(a).

         "NEON EMPLOYEES" is defined in Section 3.1(r)(i).

         "NEON FINANCIAL ADVISOR" is defined in Section 3.1(j).

         "NEON FINANCIAL STATEMENTS" is defined in Section 3.1(d)(i).

         "NEON INTELLECTUAL PROPERTY" is defined in Section 3.1(x)(ii).

         "NEON MATERIAL CONTRACTS" is defined in Section 3.1(u)(i).

         "NEON OPTIONS" is defined in Section 3.1(b)(iii).

         "NEON PERMITS" is defined in Section 3.1(m)(ii).

         "NEON PLANS" is defined in Section 3.1(r)(i).

         "NEON PREFERRED STOCK" is defined in Section 3.1(b)(i).

         "NEON REDEEMABLE PREFERRED STOCK" is defined in Section 3.1(b)(i).

         "NEON REQUIRED CONSENTS" is defined in Section 3.1(c)(iii).

         "NEON REQUIRED VOTE" is defined in Section 3.1(i).

         "NEON SECURITIES" is defined in Section 1.8(c).

         "NEON STOCK OPTION PLANS" is defined in Section 3.1(b)(iii).

         "NEON STOCKHOLDERS MEETING" is defined in Section 5.1(b).

         "PREFERRED CASH CONSIDERATION" is defined in Section 1.8(c)(ii).

         "PROXY STATEMENT" is defined in Section 3.1(g).

         "RECORD DATE " is defined in Section 3.1(c)(i).

         "REDEEMABLE PREFERRED STOCK WARRANTS" is defined in Section 1.8(c)(iv).

         "REGISTRATION STATEMENT" is defined in Section 3.1(g).

         "SEC" is defined in Section 3.1(g).

         "SECURITIES ACT" is defined in Section 1.9.

         "SENIOR SECURED NOTES" is defined in Section 4.2(c).

         "SURVIVING CORPORATION" is defined in Section 1.1.

         "TAX DEFICIENCY" is defined in Section 3.1(q)(i)(G).

         "THIRD PARTY INTELLECTUAL PROPERTY" is defined in Section 3.1(x)(ii).

         "TRANSITION COMMITTEE" is defined in Section 5.9.

         "VIOLATION" is defined in Section 3.1(c)(ii).

         "WARN" is defined in Section 3.1(r)(xi).

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be signed by their respective officers or authorized representatives thereunto duly authorized, all as of the date first above written.

                                NEON COMMUNICATIONS, INC.

                                By:  /S/ STEPHEN E. COURTER
                                     ----------------------------------
                                         Name:  Stephen E. Courter
                                         Title: Chairman of the Board, Chief
                                                Executive Officer and President

                                GLOBIX CORPORATION

                                By:  /S/ PETER K. STEVENSON
                                     -----------------------------------
                                         Name:  Peter K. Stevenson
                                         Title: President and Chief Executive
                                                Officer

APPENDIX A-2

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "First Amendment") is dated as of October 8, 2004, between GLOBIX CORPORATION, a Delaware
            ---------
corporation ("Globix") and NEON COMMUNICATIONS, INC., a Delaware corporation ("NEON").

                                   WITNESSETH:

         WHEREAS, Globix and NEON are parties to an Agreement and Plan of Merger, dated as of July 19, 2004 (the "Merger Agreement");

         WHEREAS, Globix and NEON wish to amend the Merger Agreement in accordance with Section 9.1 of the Merger Agreement as mutually agreed to and as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Section 1.8(c)(ii) of the Merger Agreement is hereby amended in its entirety to read as follows:

         "(ii) (A) all accrued and unpaid dividends to the Closing Date shall be treated as if paid in shares of NEON Convertible Preferred Stock issued immediately prior to the Effective Time;

               (B) each share of NEON Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.8(b), but including those shares treated as issued in accordance with Section 1.8(c)(ii)(A) above), shall be converted into the right to receive (1) $3.75 in cash (the "Preferred Cash Consideration") and (2) 2.08333 shares of Globix preferred stock with substantially the terms set forth in Exhibit 1.8(c)(ii) (the "Globix Preferred Stock");"

         2. Exhibit 1.8(c)(ii) of the Merger Agreement is hereby superseded and replaced in its entirety with a new Exhibit 1.8(c)(ii) in the form attached hereto as Exhibit A.

         3. Section 5.1(c) of the Merger Agreement is hereby amended by amending the second sentence thereof in its entirety to read as follows:

         "In the event of a Globix Stockholder Vote, Globix has, through its Board of Directors, recommended to its stockholders the issuance of the shares of Globix Common Stock included in the Merger Consideration, and it shall not withdraw, modify or change such recommendation; provided, however, that the Board of Directors of Globix may withdraw, modify or change such recommendation in order to comply with its fiduciary duties if it (i) has concluded in good faith that it is required to do so under applicable law, and (ii) enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a competing acquisition or other business combination proposal or the Board of Directors resolves to do so (a "Globix Alternative Proposal")."

         4. Section 7.1(c)(i) of the Merger Agreement is hereby amended in its entirety to read as follows:

         "(i) in the event of a Globix Stockholder Vote, and the Board of Directors of Globix shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation to its stockholders of the issuance of the shares of Globix Common Stock included in the Merger Consideration or declaration that the Merger is advisable and in the best interest of Globix and its stockholders, or shall have resolved to do so;"

         5. Section 9.11 of the Merger Agreement is hereby amended by amending the defined term "Globix Stockholder Vote" in its entirety to read as follows:

         ""GLOBIX STOCKHOLDER VOTE" means if (i) prior to the Effective Time, the Globix Common Stock is traded on the Nasdaq Small Cap Market or The American Stock Exchange or (ii) the Board of Directors of Globix shall otherwise so require as of the date of this Agreement, the affirmative vote of the holders of the percentage of the shares of Globix Common Stock required to approve the matters submitted to a vote of the stockholders of Globix, which may consist of the following matters: (A) the election of directors of Globix to serve on the Board of Directors of Globix following the Merger, (B) the issuance of shares of Globix Common Stock pursuant to the terms of this Agreement, and (C) the issuance of shares of Globix Common Stock in respect of NEON Options granted prior to the Merger under the NEON Stock Option Plans in accordance with the terms of Section 1.9 of this Agreement."

         6. Sections 3.2(b)(ii) and (iii) of the Merger Agreement are hereby amended to add the following sentence to the end of each of Sections 3.2(b)(ii) and (iii):

         "The foregoing notwithstanding, the shares of Globix Common Stock issuable in the Globix Debt Purchase will be subject to registration rights, and Globix will grant the participants in the Globix Debt Purchase the right to purchase up to an additional 5% of the shares acquired by the participants at a purchase price of $2.75 per share if the registration statement is not effective within 90 days of the Closing under the Merger Agreement and an additional 5% of the shares acquired in the Globix Debt Purchase at a purchase price of $2.75 per share if the registration statement is not effective for more than 90 days during the first twelve months commencing on the 90th day following the Closing."

         7. Each party represents and warrants that (i) the execution and delivery of this First Amendment has been duly and validly authorized and approved by its Board of Directors, and (ii) this First Amendment has been duly and validly executed and delivered and constitutes its valid and binding agreement, enforceable against it in accordance with its terms.

         8. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Merger Agreement. Upon execution hereof, each reference in the Merger Agreement to "this Agreement," "hereby," "herein," "hereof" or words of similar import referring to the Merger Agreement shall mean and refer to the Merger Agreement as amended by this First Amendment.

         10. Except as expressly provided herein, the Merger Agreement remains in full force and effect. The Merger Agreement, as amended by this First Amendment, constitutes the entire understanding of the parties regarding the subject matter hereof and cannot be modified except by written agreement of the parties.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties hereto have caused this First Amendment to be signed by their respective officers or authorized representatives thereunto duly authorized, all as of the date first above written.

                                     NEON COMMUNICATIONS, INC.

                                     By: /s/ Stephen B. Courter
                                         ---------------------------------------
                                         Name: Stephen B. Courter
                                         Title: Chairman of the Board, Chief
                                                Executive Officer and President

                                     GLOBIX CORPORATION

                                     By: /s/ Peter K. Stevenson
                                         ---------------------------------------
                                         Name: Peter K. Stevenson
                                         Title: President and Chief
                                                Executive Officer

                                    EXHIBIT A
                                    ---------

                               EXHIBIT 1.8(c)(ii)
                               ------------------

                    CERTIFICATE OF DESIGNATION OF PREFERENCES

                    AND RELATIVE, PARTICIPATING, OPTIONAL AND

                             OTHER SPECIAL RIGHTS OF

                       PREFERRED STOCK AND QUALIFICATIONS,

                      LIMITATIONS AND RESTRICTIONS THEREOF

                                       OF

               6% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                               GLOBIX CORPORATION

                  ---------------------------------------------

                         PURSUANT TO SECTION 151 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                 ----------------------------------------------

         Globix Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that (i) pursuant to authority conferred upon the board of directors (the "Board of Directors") by its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series; and (ii) the resolutions set forth below (the "Resolutions") were duly adopted by the Board of Directors, by a vote at a meeting duly called and duly held on ________ __, 2004;

         "WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Company, to provide by resolution or resolutions for the issuance of shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"), and by filing a certificate of designation in the manner prescribed under the laws of the State of Delaware, to fix and amend the voting powers, full or limited, or no voting powers, and the designation, preferences and relative, participating, optional and other special rights, if any, and qualification, limitations and restrictions thereof;

         WHEREAS, the Board of Directors of the Company desires to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings specified in Section 14 hereof;

         NOW, THEREFORE, BE IT RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issuance of 6% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $3.60 per share, consisting of 4,500,000 shares having the designation, preferences, relative, participating, optional and other special rights and the qualification, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

         1. DESIGNATION. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "6% Series A Cumulative Convertible Preferred Stock" (the "Convertible Preferred Stock"). The authorized number of shares constituting the Convertible Preferred Stock shall be 4,500,000. The liquidation preference of the Convertible Preferred Stock shall be $3.60 per share (the "Liquidation Preference"). The date the Convertible Preferred Stock is first issued is referred to as the "Issue Date."

         2. RANK. The Convertible Preferred Stock will, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company, rank (i) junior to each class of Capital Stock or series of Preferred Stock, established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend rights and upon liquidation, dissolution or winding up of the Company ("Senior Capital Stock"); (ii) pari passu with each class of Capital Stock or series of Preferred Stock, established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights and upon the liquidation, dissolution or winding up of the Company ("Parity Capital Stock") and (iii) senior to all series of common stock, par value $0.01 per share, of the Company (the "Common Stock") and to any Capital Stock or series of Preferred Stock, established hereafter by the Board of Directors, that expressly provides that it will rank junior to the Convertible Preferred Stock as to dividend rights and upon the liquidation, dissolution or winding up of the Company ("Junior Capital Stock").

         3. DIVIDENDS.

                  (a) The Holder of shares of the Convertible Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date of the Convertible Preferred Stock accruing at the rate of $0.216 per share of Convertible Preferred Stock per annum, or $0.108 per share of Convertible Preferred Stock semi-annually, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2004 or, if any such date is not a Business Day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record on the 10th day prior to the relevant Dividend Payment Date (each, a "Record Date"). Accrued but unpaid dividends, if any, may be paid on such dates as determined by the Board of Directors.

                  (b) Dividends payable on the Convertible Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. Dividends on the Convertible Preferred Stock will accrue from the Issue Date.

                  (c) Any dividend on the Convertible Preferred Stock shall be, at the option of the Company, payable (i) in cash, or (ii) through the issuance of a number of additional shares (including fractional shares) of Convertible Preferred Stock (the "Additional Shares") equal to the dividend amount divided by the Liquidation Preference of such Additional Shares.

                  (d) The Convertible Preferred Stock will not be redeemable unless all dividends accrued through such redemption date shall have been paid in full. Notwithstanding anything to the contrary herein contained, the Company shall not be required to declare or pay a dividend if another person (including, without limitation, any of its subsidiaries) pays an amount to the Holders equal to the amount of such dividend on behalf of the Company and, in such event, the dividend will be deemed paid for all purposes.

                  (e) Dividends on the Convertible Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the semi-annual period to which they relate. Accumulated unpaid dividends will accrue and cumulate dividends at a rate of 6% per annum. The Company will take all reasonable actions required or permitted under Delaware law to permit the payment of dividends on the Convertible Preferred Stock.

                  (f) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Convertible Preferred Stock. Unless full cumulative dividends on all outstanding shares of Convertible Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than, in the case of Junior Capital Stock, a dividend payable solely in shares of Junior Capital Stock or options, warrants or rights to purchase Junior Capital Stock, or in the case of Parity Capital Stock, a dividend payable solely in shares of Junior Capital Stock or Parity Capital Stock or options, warrants or rights to purchase Junior Capital Stock or Parity Capital Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Capital Stock or Junior Capital Stock; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Parity Capital Stock or Junior Capital Stock; (iii) no shares of Parity Capital Stock or Junior Capital Stock or any warrants, rights, calls or options exercisable for or convertible into any Parity Capital Stock or Junior Capital Stock shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Parity Capital Stock or Junior Capital Stock or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Parity Capital Stock or Junior Capital Stock, and repurchases of Capital Stock held by an employee in connection with the termination of such employee's termination) by the Company or any of its subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of a Parity Capital Stock or Junior Capital Stock or any warrants, rights, calls or options exercisable for or convertible into any Parity Capital Stock or Junior Capital Stock by the Company or any of its subsidiaries. Holders of the Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

                  (g) Dividends on account of arrears and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

         4. LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company after payment in full of the outstanding debt obligations of the Company and the liquidation preference (and any accrued and unpaid dividends) on Senior Capital Stock, if any, each Holder of shares of the Convertible Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of the Liquidation Preference per share of the Convertible Preferred Stock held by such Holder, plus an amount equal to the accrued and unpaid dividends on the Convertible Preferred Stock to the date fixed for liquidation, dissolution or winding up, before any distribution is made on any Junior Capital Stock, including, without limitation, any series of Common Stock of the Company. After payment in full of the Liquidation Preference and an amount equal to the accrued and unpaid dividends to which Holders of Convertible Preferred Steak are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding up of the Company.

         5. REDEMPTION.

                  (a) OPTIONAL REDEMPTION. The Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Company after 2005 at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with an amount equal to accrued and unpaid dividends on the Convertible Preferred Stock and Additional Shares (if any), to the date of redemption, upon not less than 15 nor more than 60 days' prior written notice, during the 12-month period commencing on December 16 of each of the years set forth below:

                  Period                                    Redemption Price

                  2005 and 2006                                   106%
                  2007                                            103%
                  2008 and thereafter                             100.000%

                  (b) GENERAL. On and after any date fixed for redemption (the "Redemption Date"), provided that the Company has made available at the office of the Transfer Agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Convertible Preferred Stock called for redemption (except that, in the case of a Redemption Date after a dividend payment Record Date and prior to the related Dividend Payment Date, holders of Convertible Preferred Stock on the dividend payment Record Date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Convertible Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

                  (c) PARTIAL REDEMPTION. In the event of a redemption of only a portion of the then outstanding shares of Convertible Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

                  (d) MECHANICS. With respect to a redemption pursuant hereto, the Company will send a written notice of redemption by first class mail to each holder of record of shares of Convertible Preferred Stock, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                           (i)      the redemption price;

                           (ii) whether all or less than all the outstanding shares of the Convertible Preferred Stock are to be redeemed and the total number of shares of the Convertible Preferred Stock being redeemed;

                           (iii)    the Redemption Date;

                           (iv) that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Convertible Preferred Stock to be redeemed; and

                           (v)      that dividends on the shares of the
                                    Convertible Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the redemption price.

Each holder of Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Convertible Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         6. VOTING RIGHTS/CONSENT.

                  (a) GENERAL. Except as otherwise required under the Delaware General Corporation Law, the holder of each share of Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Common Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Amended and Restated Bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any question or matter upon which holders of Common Stock have to right to vote.

                  (b) ISSUANCE OF ADDITIONAL STOCK. For so long as there are at least 200,000 shares of Convertible Preferred Stock outstanding, the Company may not authorize, create (by way of reclassification or otherwise) or issue any Senior Capital Stock or Parity Capital Stock (including additional shares of Convertible Preferred Stock (other than the issuance of shares of Convertible Preferred Stock in payment of dividends on the Convertible Preferred Stock as provided in Section 3(c) hereof)), or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Capital Stock or Parity Capital Stock (including additional shares of Convertible Preferred Stock), without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock.

         7. CHANGE OF CONTROL.

                  (a) GENERAL. In the event of a Change of Control, each Holder shall have the right to require the Company to purchase all or a portion of such Holder's Convertible Preferred Stock (the "Change of Control Offer") as of the date that is no earlier than 30 days and no more than 60 days after the Change of Control Notice Date (the "Change of Control Purchase Date") for a purchase price equal to 101% of the Liquidation Preference together with accrued and unpaid dividends to but not including the Change of Control Purchase Date (the "Change of Control Purchase Price"). No funds shall be paid by the Company pursuant to a Change of Control Offer prior to the Company's repurchase of any securities ranking senior to the Convertible Preferred Stock and requiring repurchase pursuant to the change of control provisions governing such senior securities, including, without limitation, the repurchase of the Company's 11% Senior Secured Notes due 2008 issued pursuant to that certain Indenture, dated as of April 23, 2002, between the Company, certain subsidiaries of the Company and HSBC Bank USA, as Trustee (the "Indenture").

                  (b) COMPANY NOTICE. Within 30 days after the occurrence of a Change of Control, the Company shall mail to all Holders of record of the Convertible Preferred Stock a written notice of the Change of Control, the date of such notice being the "Change of Control Notice Date." The notice shall include the form of Change of Control Purchase Notice (as defined in subsection (c) below) to be completed by the Holder and shall state:

                           (i) the date of such Change of Control and, briefly, the events causing such Change of Control;

                           (ii) the date by which the Change of Control Purchase Notice pursuant to this Section 7 must be given;

                           (iii)    the Change of Control Purchase Date;

                           (iv)     the Change of Control Purchase Price;

                           (v) briefly, the conversion rights of the Convertible Preferred Stock;

                           (vi) the name and address of the Paying Agent and the Transfer Agent;

                           (vii)    the then current Conversion Rate;

                           (viii) that Convertible Preferred Stock as to which a Change of Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Certificate of Designation;

                           (ix) the procedures that the Holder must follow to exercise rights under this Section 7;

                           (x) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal; and

                           (xi)     that the Holder must satisfy the
                                    requirements set forth in the Convertible
                                    Preferred Stock in order to convert the
                                    Convertible Preferred Stock.

                  (c) EXERCISE. A Holder may exercise its rights specified in subsection (a) of this Section 7 upon delivery of a written notice of the exercise of such rights (a "Change of Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the third Business Day next preceding the Change of Control Purchase Date, stating:

                           (i)      the name of the Holder;

                           (ii) the certificate numbers of the Convertible Preferred Stock that the Holder will deliver to be purchased;

                           (iii)    the number of shares of Convertible
                                    Preferred Stock that the Holder will deliver to be purchased; and

                           (iv) that such Convertible Preferred Stock shall be purchased pursuant to the terms and conditions specified in this Certificate of Designations.

The delivery of such Convertible Preferred Stock to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 7 only if the Convertible Preferred Stock so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

                  (d) PAYMENT. Upon receipt by the Paying Agent of the Change of Control Purchase Notice specified in subsection (c) of this Section 7, the Paying Agent shall promptly so notify the Company, and the Holder of the Convertible Preferred Stock in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Convertible Preferred Stock. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (i) the Change of Control Purchase Date with respect to such Convertible Preferred Stock (provided the conditions in subsection (c) of this Section 7 have been satisfied) and (ii) the time of delivery of such Convertible Preferred Stock to the Paying Agent by the Holder thereof in the manner required by subsection (c) of this Section 7. Convertible Preferred Stock in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn.

                  (e) WITHDRAWAL. A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered by the Holder to the office of the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, specifying:

                           (i)      the name of the Holder;

                           (ii) the certificate numbers of the Convertible Preferred Stock in respect of which such notice of withdrawal is being submitted;

                           (iii)    the number of shares of Convertible
                                    Preferred Stock with respect to which such notice of withdrawal is being submitted; and

                           (iv) the number of shares, if any, of each Convertible Preferred stock that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

                  (f) COMPANY DEPOSIT WITH PAYING AGENT. At or before 11:00 a.m., New York City time, on the second Business Day immediately following a Change of Control Purchase Date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the aggregate Change of Control Purchase Price of all of the shares of Convertible Preferred Stock that are to be purchased as of such Change of Control Purchase Date plus accrued and unpaid dividends thereon up to but not including the Change of Control Purchase Date. The manner in which the deposit required by this subsection (f) is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the second Business Day immediately following the Change of Control Purchase Date.

                  (g) FAILURE TO EXERCISE. If a Holder does not exercise the right to require the Company to purchase such Holder's Convertible Preferred Stock, each share of such Convertible Preferred Stock shall thereafter be convertible into the right to receive the consideration receivable as a result of the Change of Control by a holder of the number of shares of Common Stock into which such Convertible Preferred Stock was convertible immediately prior to the Change of Control.

                  (h) DEFINITION OF CHANGE OF CONTROL. A Change of Control shall be deemed to have occurred if any of the following occurs: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has or has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors then in office; (c) the Company consolidates with or merges with or into any person or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into or with the Company, in any such event, pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, except (i) to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or (ii) where no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) owns, other than Permitted Holders, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution. The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling precedent or contrary written interpretation published by the Commission. No inference shall be created that officers or employees of the Company are acting as a "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act) with the power to designate a majority of the members of the Board solely because such officers or employees constitute a majority of the members of the Board.

                  (i) The provisions of this Section 7 may be amended, modified or waived only with the consent of holders of not less than sixty-six and two-thirds percent (66-2/3%) of the shares of Convertible Preferred Stock then outstanding.

         8. CONVERSION RATES.

                  (a) Each share of Convertible Preferred Stock will be convertible at the option of the Holder, at any time, unless previously redeemed or repurchased, into the number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion rounded up to the nearest 1/100th of a share) obtained by dividing the Liquidation Preference by the Conversion Price (as defined below) (the "Conversion Rate"). The Conversion Price shall initially be $3.60 per share of the Convertible Preferred Stock (subject to the adjustments described below, the "Conversion Price"). The right to convert a share of the Convertible Preferred Stock called for redemption or delivered for repurchase will terminate at the close of business on the Redemption Date for such Convertible Preferred Stock or in accordance with the terms of Section 7 hereof, with respect to a repurchase in connection with a Change of Control.

                  (b) The right of conversion attaching to any share of Convertible Preferred Stock may be exercised by the Holder thereof by delivering the share to be converted to the office of the Transfer Agent, or any agency or office of the Company maintained for that purpose, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Transfer Agent of the Company. The conversion date will be the date on which the shares and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Company will issue and deliver to the Transfer Agent a certificate or certificates for the number of full shares of Common Stock, issuable upon conversion, with any fractional shares rounded up to full shares or, at the Company's option, payment in cash in lieu of any fraction of a share, based on the Closing Price of the Common Stock on the Trading Day preceding the conversion date. Such certificate or certificates will be delivered by the Transfer Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. All shares of Common Stock issuable upon conversion of the Convertible Preferred Stock will be fully paid and nonassessable and will rank pari passu with the other shares of Common Stock outstanding from time to time. Any shares of Convertible Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends payable on such Dividend Payment Date on the shares of Convertible Preferred Stock being surrendered for conversion. No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock, will be made upon conversion. Except as otherwise provided herein, dividends accrued shall not be paid on Convertible Preferred Stock converted. If any Holder surrenders shares of Convertible Preferred Stock for conversion between a Record Date and the related Dividend Payment Date, then notwithstanding such conversion, the dividend payable on such Dividend Payment Date will be paid to the Holder on such Record Date. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the conversion date.

                  (c) Each share of Convertible Preferred Stock shall be automatically converted into shares of Common Stock at the Conversion Rate then in effect (i) upon the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of such Convertible Preferred Stock, or (ii) on the day immediately following the date on which the Closing Price of the Common Stock has equaled or exceeded $10.80 (as adjusted for stock splits, combinations or similar capital changes) for a period of 45 consecutive Trading Days. Upon the occurrence of either of the foregoing events, the outstanding shares of Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

                  (d) The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  (i) In case the Company shall (A) pay a dividend in shares of Common Stock to all holders of Common Stock, (B) make a distribution in shares of Common Stock to all holders of Common Stock, (C) subdivide its outstanding Common Stock into a greater number of shares or (D) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such share of Convertible Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (ii) In case the Company shall issue rights or warrants to all or substantially all holders of any series of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current Market Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current Market Price, and of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  (iii) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock), evidence of indebtedness or other non-cash assets (including securities of any company other than the Company) or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection
                           (ii) above), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction, of which the denominator shall be the current Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the numerator shall be the current Market Price per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (ii) above)

                           ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 8, make proper provision so that each Holder of a share of Convertible Preferred Stock who converts such shares of Convertible Preferred Stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights, and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the number of shares of Convertible Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (iv) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this
                           Section 8 has been made, exceeds 10.0% of the product of the current Market Price per share of Common Stock on the Business Day immediately preceding the day on which such Triggering Distribution is declared by the Company (the "Determination Date") multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the treasury of the Company), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction, of which the denominator shall be the current Market Price per share of the Common Stock on the Determination Date less the amount of cash (plus the fair market value of such other consideration) so distributed within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the numerator shall be such current Market Price per share of the Common Stock on the Determination Date, such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                  (v) In case any transaction or event (including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets (each, a "Fundamental Change"), the holder of each share of Convertible Preferred Stock outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior thereto.

                  (vi) In any case in which this Section 8 shall require that an adjustment be made following a record date or a Determination Date, as the case may be, established for purposes of this Section 8, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Transfer Agent of the certificate described in subsection (i) of this
                           Section 8) issuing to the Holder of any Convertible Preferred Stock converted after such record date or Determination Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, effective date or Determination Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date had not occurred.

                  (vii) No adjustment in the Convention Price or the corresponding Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (viii) No adjustment need be made for a transaction referred to in this Section 8 if all holders of all of the Company's securities are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Company shall give notice to the Transfer Agent of any such determination.

                  (ix) No adjustment need to be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends of interest. No adjustment need be made for a change to the par value or a change to no par value of the Common Stock. To the extent that the Convertible Preferred Stock becomes convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  (x)      To the extent that any occurrence specified in this
                           Section 8(d) shall affect only a particular series of Common Stock, then any adjustment in respect thereof shall be computed as though all reference to Common Stock were to such series of Common Stock. To the extent that any occurrence specified in this Section 8(d) shall affect a particular series of Common Stock differently from other series of Common Stock, then any adjustment in respect thereof shall be computed separately for each series of Common Stock.

                  (e) The Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by Section 8, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                  (f) The Company may from time to time reduce the Conversion Rate by an amount for any period of time if the period is at least 20 days or such longer period as required by law and if the reduction is irrevocable during the period; provided, however, that in no event may the Conversion Rate be reduced such that the Conversion Price is less than the par value of a share of Common Stock.

                  (g) Whenever the Conversion Rate is adjusted, the Company shall promptly file with the Transfer Agent an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

                  (h) The Company shall provide to the Holders reasonable notice of any event that would result in an adjustment to the Conversion rate so as to permit the Holders to effect a conversion of Convertible Preferred Stock into shares of Common Stock prior to the occurrence of such event.

         9. CERTAIN COVENANTS.

                  (a) PAYMENTS FOR CONSENT. Neither the Company nor any of its subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of shares of the Convertible Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Certificate of Designation or the Convertible Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Convertible Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  (b) REPORTS. Whether or not required by the rules and regulations of the Commission, so long as any shares of the Convertible Preferred Stock are outstanding, the Company shall furnish to the Holders of the Convertible Preferred Stock (i) as soon as practicable after the end of each fiscal year of the Company a consolidated balance sheet, as at the end of such fiscal year, a consolidated statement of operations for such year and a consolidated statement of cash flows for such year, accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board of Directors; (ii) as soon as practicable after the end of each quarterly accounting period of the Company, a consolidated balance sheet of the Company as of the end of each such fiscal quarter, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date as well as any additional information necessary to satisfy the information requirements of Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended. In the event the Company has filed any such report with the Commission, it shall not be obligated to separately furnish the report to any Holder unless and until such Holder requests a copy of the report.

         10. REISSUANCE OF CONVERTIBLE PREFERRED STOCK. Shares of Convertible Preferred Stock redeemed for or converted into Common Stock or that have been reacquired in any manner shall not be reissued as shares of Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Convertible Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

         11. BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment redemption or exchange shall be made on the immediately succeeding Business Day,

         12. AMENDMENT, SUPPLEMENT AND WAIVER. The Company may amend this Certificate of Designation with the affirmative vote or consent of the holders of a majority of the shares of Convertible Preferred Stock then outstanding (including votes or consents obtained in connection with a tender offer or exchange offer for the Convertible Preferred Stock) and, except as otherwise provided by applicable law, any past default or failure to comply with any provision of this Certificate of Designation may also be waived with the consent of such holders. Notwithstanding the foregoing, however, without the consent of each Holder affected, an amendment (including any amendment or restatement of the Company's Certificate of Incorporation) or waiver may not (with respect to any shares of the Convertible Preferred Stock held by a non-consenting Holder);
(i) alter the voting rights with respect to the Convertible Preferred Stock or reduce the number of shares of the Convertible Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of any share of the Convertible Preferred Stock or adversely alter the provisions with respect to the redemption of the Convertible Preferred Stock, (iii) reduce the rate of or change the time for payment of dividends on any share of the Convertible Preferred Stock, (iv) waive a default in the payment of dividends on the Convertible Preferred Stock, (v) make any share of the Convertible Preferred Stock payable in money other than United States dollars, (vi) make any change in the provisions of the Certificate of Designation relating to waivers of the rights of Holders of the Convertible Preferred Stock to receive the Liquidation Preference, to receive dividends on the Convertible Preferred Stock or (vii) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any Holder of the Convertible Preferred Stock, the Company may (to the extent permitted by, and subject to the requirements of, Delaware law) amend or supplement this Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of the Convertible Preferred Stock in addition to or in place of certificated shares of the Convertible Preferred Stock, to make any change that would provide any additional rights or benefits to the Holders of the Convertible Preferred Stock or to make any change that the Board of Directors determines, in good faith, is not materially adverse to Holders of the Convertible Preferred Stock or is required for the Company to comply with the Indenture as in effect on the Issue Date.

         13. TRANSFER AND EXCHANGE. When Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Convertible Preferred Stock or to exchange such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and such transfer or exchange is in compliance with applicable laws or regulations.

         14. CERTAIN DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa,
(2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

         "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, the specified Person, (ii) any other Person that owns, directly or indirectly, 10% or more of the specified Person's Voting Stock or (iii) any executive officer or director of the specified Person.

         "Board of Directors" mean the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board.

         "Business Day" means each day which is not a legal holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Person's capital stock, including Preferred Stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

         "Closing Price" means on any day the reported last sale price on such day, or in case no sale takes place on such day, the average of the reported closing bid and ask prices on the principal national securities exchange (which shall include the Nasdaq National Market) on which such stock is listed or admitted to trading (and if the Common Stock is listed or admitted to trading on more than one U.S. national or non-U.S. securities exchange, the Company shall determine, in its reasonable discretion, the principal securities exchange on which such Common Stock is listed or admitted to trading), or if not listed or admitted to trading on any securities exchange, the average of the closing bid and ask prices as furnished by any independent registered broker-dealer firm, selected by the Company for that purpose, in each case adjusted for any stock split during the relevant period.

         "Commission" means the Securities and Exchange Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holders" means the registered holders from time to time of the Convertible Preferred Stock.

         "Market Price," for any security as of any date, means the average of the daily Closing Price for the five consecutive trading days ending on such date for such security or, if no Closing Prices are available for such security, the current market value shall be an amount equal to the fair market value of such security determined in the good faith judgment of the Board of Directors of the Company.

         "Officers' Certificate" means a certificate signed by two officers of the Company.

         "Paying Agent" means the paying agent for the Convertible Preferred Stock appointed by the Company, which initially shall be Mellon Investor Services.

         "Permitted Holders" means (i) AIG/SUN America Investments, Inc., (ii) American General, (iii) AIM Capital Management, (iv) American Express Financial Advisors, (v) Goldman, Sachs & Co. Special Situations Investing, (vi) LC Capital Partners, LP, (vii) Lehman Brothers, (viii) Lord Abbett, (ix) Mackay Shields,
(x) Morgan Stanley Asset Management, (xi) Oppenheimer Funds, (xii) Putnam Investments, (xiii) Romulus Holdings, Inc., (xiv) Triage Capital Management,
(xv) Commonwealth Advisors, Inc., (xvi) Lutheran Brotherhood, (xvii) Lampe Conway & Co. LLC, (xviii) Bay Harbour Management, (xix) Loeb Partners Corp., and
(xx) with respect to each of the foregoing, any majority-owned Affiliate thereof.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         "Transfer Agent" means the transfer agent for the Convertible Preferred Stock appointed by the Company, which initially shall be Mellon Investor Services.

         "Voting Stock" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person."

         IN WITNESS WHEREOF, said Globix Corporation, has caused this Certificate of Designation to be signed by __________________, its ________________________, this ____ day of _________, 2004.

                                        GLOBIX CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

APPENDIX B-1

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            NEON COMMUNICATIONS, INC.

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), NEON Communications, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is NEON Communications, Inc.

         SECOND: The Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was originally filed with the Secretary of State of the State of Delaware on December 20, 2002.

         THIRD: On _________________, 2004 the Board of Directors of the Corporation (the "Board of Directors") duly adopted a resolution setting forth the following amendment to the Certificate of Incorporation (the "Amendment"), as amended to date:

         The definition of "Liquidation Event" set forth in Article FOURTH, Section A(4) of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

         ""Liquidation Event" shall mean (i) the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale, lease or transfer of all or substantially all of the assets of the Corporation, or (iii) any consolidation, merger or share exchange of the Corporation in which the holders of the Corporation's voting stock outstanding immediately prior to such consolidation, merger or share exchange do not in the aggregate hold a majority of the voting stock of the surviving or resulting entity outstanding immediately following such consolidation, merger or share exchange, excluding, however, (x) a merger or other reorganization solely for the purpose of changing the Corporation's jurisdiction of organization or name, (y) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States and (z) a merger of a wholly owned subsidiary of Globix Corporation with and into the Corporation that has been duly approved by the stockholders of the Corporation."

         FOURTH: On ______________, 2004, at a special meeting of the stockholders of the Corporation, duly called and held upon notice in accordance with Section 222 of the DGCL, the necessary number of shares as required by statute were voted for the Amendment.

         FIFTH: The Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

                            (Signature page follows)

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed pursuant to Section 103(a)(2) of the DGCL by the undersigned duly authorized officer of the Corporation, as of the ___ day of ____________, 2004.

                                      NEON COMMUNICATIONS, INC.

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

APPENDIX B-2

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       TO
             CERTIFICATE OF DESIGNATION OF PREFERENCES AND RELATIVE,
         PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED
         STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF
                                       OF
               12% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                            NEON COMMUNICATIONS, INC.

         Pursuant to Section 151(g) and Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), NEON Communications, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is NEON Communications, Inc.

         SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on December 20, 2002 and the Certificate of Designation of Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12% Series A Cumulative Convertible Preferred Stock of the Corporation (the "Certificate of Designation") was originally filed with the Secretary of State of the State of Delaware on December 20, 2002.

         THIRD: On _________________, 2004 the Board of Directors of the Corporation (the "Board of Directors") duly adopted a resolution setting forth the following amendment to the Certificate of Designation (the "Amendment"), as amended to date:

         The first sentence of Section 7(h) of the Certificate of Designation is hereby amended and restated to read in its entirety as follows:

                  "A Change of Control shall be deemed to have occurred if any of the following occurs: (a) any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 or 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has or acquires the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the Company (except that the person or group shall not be deemed the "beneficial owner" of shares tendered pursuant to a tender or exchange offer made by that person or group of any of their Affiliates until the tendered shares are accepted for purchase or exchange) or has, directly or indirectly, the right to elect or designate a majority of the Board of Directors of the Company, or (b) the Company consolidates with, or merges with or into, another person other than any such transaction where (i) the "beneficial owners" (as so defined) of the Voting Stock of the Company immediately before such transaction own, directly or indirectly, immediately after such transaction, at least a majority of the voting power of all Voting Stock of the surviving or transferee corporation or its parent corporation immediately after such transaction, as applicable, and (ii) immediately after such transaction, no "person" or "group" (as such terms are defined above), excluding the Permitted Holders, is the "beneficial owner" (as defined above), directly or indirectly, of more than 50% of the Voting Stock of such surviving or transferee corporation or its parent corporation, as applicable, or has, directly or indirectly, the right to elect or designate a majority of the board of directors of the surviving or transferee corporation or its parent corporation, as applicable, or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office, or
         (d) the Company sells, assigns, or otherwise disposes of all or substantially all of its assets; provided, however, that a Change of Control shall not be deemed to have occurred as a result of a merger of a wholly owned subsidiary of Globix Corporation with and into the Company that has been duly approved by the stockholders of the Company."

         FOURTH: On ___________, 2004, at a special meeting of the stockholders of the Corporation, duly called and held upon notice in accordance with Section 222 of the DGCL, the necessary number of shares as required by statute were voted for the Amendment.

         FIFTH: The Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

                            (Signature page follows)

         IN WITNESS WHEREOF, NEON Communications, Inc. has caused this Certificate of Amendment to Certificate of Designation to be signed pursuant to
Section 103(a)(2) of the DGCL by the undersigned duly authorized officer of the Corporation, as of this ___ day of ______________, 2004.

                                          NEON COMMUNICATIONS, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                                   -----------------------------
                                          Title:
                                                   -----------------------------

                                   APPENDIX C
                                   ----------

                        DELAWARE GENERAL CORPORATION LAW

                                   SECTION 262

                                APPRAISAL RIGHTS

         SS. 262.   APPRAISAL RIGHTS

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or
                  depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional
                  depository receipts described in the foregoing subparagraphs
                  a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository
                  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

APPENDIX D


                                                              September 28, 2004



Special Committee of the Board of Directors
Globix Corporation
139 Centre Street
New York, NY 10013

Gentlemen:

         We understand that Globix Corporation ("Globix") and NEON Communications, Inc. ("NEON") propose to enter into a First Amendment to Agreement and Plan of Merger (the "Amendment") that amends certain terms of the Agreement and Plan of Merger dated July 19, 2004 between Globix and NEON (the "Merger Agreement"). Under the Merger Agreement, as proposed to be amended by the Amendment (the "Amended Merger Agreement"), upon the terms and subject to the conditions set forth in the Amended Merger Agreement, a wholly-owned subsidiary of Globix will be merged with and into NEON and NEON will become a wholly-owned subsidiary of Globix (the "Merger"). The terms of the Merger will be set forth more fully in the Amended Merger Agreement.

         Pursuant to the Amended Merger Agreement, we understand that at the Effective Time (as defined in the Merger Agreement), (a) each issued and outstanding share of 12% Series A Cumulative Convertible Preferred Stock, par value $0.001 per share, of NEON ("NEON Preferred Stock") (after treating all accrued dividends as having been paid in additional shares of NEON Preferred Stock) will be converted into the right to receive (x) $3.75 in cash and (y)
2.08333 of a share of Globix preferred stock with substantially such terms as are set forth in the Amended Merger Agreement ("Globix Preferred Stock") (the "Preferred Stock Exchange") and (b) each issued and outstanding share of Common Stock, par value $0.001 per share, of NEON ("NEON Common Stock") will be converted into the right to receive the number of shares of common stock, par value $0.01 per share, of Globix ("Globix Common Stock") equal to the Exchange Ratio (as defined below). The Exchange Ratio shall equal 1.2748 shares of Globix Common Stock for each share of NEON Common Stock.

         We also understand that, pursuant to the Amended Merger Agreement, a condition to the obligations of NEON to effect the Merger is that Globix shall have acquired $12.5 million in the aggregate of principal amount and interest accrued thereon to the date of exchange of its 11% Senior Secured Notes due 2008 in exchange for an aggregate of approximately 4,545,455 shares of Globix Common Stock (the "Globix Debt Purchase").

Special Committee of the Board of Directors
Globix Corporation
September 28, 2004
Page 2


         You have asked us to advise you as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Globix Common Stock.

         For purposes of this opinion we have, among other things: (i) reviewed the Merger Agreement and a draft of the Amendment dated September 16, 2004; (ii) reviewed certain publicly available information concerning Globix and NEON and certain other relevant financial and operating data of Globix and NEON furnished to us by Globix and NEON; (iii) reviewed the historical stock prices and trading volumes of the Globix Common Stock; (iv) held discussions with members of management of Globix and NEON concerning the respective companies' current and future business prospects and joint prospects for the combined companies, including the potential cost savings and other synergies that may be achieved by the combined companies; (v) reviewed certain financial forecasts with respect to Globix and NEON prepared by the respective managements of Globix and NEON; (vi) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed relevant to similar data for NEON; (vii) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and (viii) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

         In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion and have neither attempted to verify independently nor assumed responsibility for verifying any of such information. In addition, we have assumed, with your consent, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and that the Merger will be consummated upon the terms and subject to the conditions set forth in the draft Amended Merger Agreement dated September 16, 2004 without material alteration or waiver thereof. With respect to the financial forecasts for Globix and NEON provided to us by their respective managements and the joint prospects of the combined companies, we have assumed, with your consent and based upon discussions with the management of Globix and NEON, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of Globix and NEON and the combined companies, and we have relied, without independent verification, upon the estimates of such managements of the potential cost savings and other synergies, including the amount and timing thereof, that may be achieved as a result of the proposed Merger. We express no opinion with respect to any of such forecasts, projections or estimates or the assumptions on which they were based. We have relied on advice of counsel and independent accountants to Globix as to all legal and financial reporting matters with respect to Globix, the Merger and the Amended Merger Agreement. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of Globix or NEON. Further, our opinion is based on

Special Committee of the Board of Directors
Globix Corporation
September 28, 2004
Page 3

economic, monetary and market conditions as they exist and can be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Globix Common Stock and does not address Globix's underlying business decision to engage in the Merger and the Globix Debt Purchase or the relative merits of the Merger and the Globix Debt Purchase as compared to other strategies that might be available to Globix. Our opinion does not constitute a recommendation to any stockholder of Globix as to how such stockholder should vote on the proposed Merger.

         We are not expressing any opinion as to what the value of Globix Common Stock or Globix Preferred Stock will be when issued pursuant to the Merger or the prices at which Globix Common Stock will actually trade at any time.

         Needham & Company, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We have been engaged by Globix as financial advisor to render this opinion and will receive a fee for our services, none of which is contingent upon consummation of the Merger. In addition, Globix has agreed to indemnify us for certain liabilities arising out of our role as financial advisor and out of the rendering of this opinion. In the ordinary course of our business, we may actively trade the equity securities of Globix for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         This letter and the opinion expressed herein are provided at the request and for the information of the Special Committee of the Board of Directors of Globix and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Merger so long as this letter is quoted in full in such registration statement or proxy statement.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, and after taking into account the Preferred Stock Exchange and the Globix Debt Purchase, the Exchange Ratio is fair to the holders of Globix Common Stock from a financial point of view.

                                                  Very truly yours,



                                                  /s/ NEEDHAM & COMPANY, INC.

APPENDIX E

July 16, 2004

Special Committee of the Board of Directors
NEON Communications, Inc.
2200 West Park Drive
Westborough, MA 01581

Members of the Special Committee:

You have requested our opinion (the "Fairness Opinion") as to the fairness, from a financial point of view, to the holders of common stock of NEON Communications, Inc. (the "Company") (as stockholders of the Company) of the Exchange Ratio (as hereinafter defined) set forth in the Agreement and Plan of Merger dated as of July 16, 2004 (the "Agreement"), by and among the Company and Globix Corporation ("Globix"). The Agreement provides for, among other things, the merger of a new wholly-owned subsidiary of Globix ("Merger Sub") with and into the Company (the "Transaction"), pursuant to which each issued and outstanding share of common stock in the Company shall be converted into the right to receive 1.2748 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of Globix ("Globix Common Stock"). The Transaction is intended to qualify as a reorganization within the meaning of Section 368 (a) of the United States Internal Revenue Code of 1986, as amended. The terms and conditions of the Transaction are more fully described in the Agreement.

Adams, Harkness & Hill, Inc., as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business we may hold long or short positions of Globix's common stock for either our customers or our own account. We will receive a fee for providing this Fairness Opinion that is not contingent upon the consummation of the Transaction.

In developing our Fairness Opinion, we have, among other things:

(i) reviewed the terms of the Agreement dated July 16, 2004 furnished to us by legal counsel to the Special Committee which, for the purposes of this Fairness Opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed;

(ii) analyzed and discussed with management of the Company and Globix certain historic and projected financial statements and other financial and operating data concerning each company;

(iii) reviewed and analyzed the historical common stock trading history of Globix;

(iv) conducted due diligence discussions with members of senior management of the Company and Globix concerning the financial performance, operations, business strategy and prospects for such company, respectively;

(v) reviewed and analyzed the potential pro forma financial effects of the Transaction on the projected financial results of the consolidated entity;

(vi) compared the results of operations of Globix with those of certain companies we deemed to be relevant and comparable;

(vii) compared the terms and conditions of the Transaction with certain mergers and acquisitions we deemed to be relevant and comparable;

(viii) reviewed and analyzed the current capitalization of each of the Company and Globix, as well as the projected pro forma capitalization of Globix after giving effect to the Transaction;

(ix) performed such other financial studies, investigations and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions as of the date hereof.

In connection with our review and arriving at our Fairness Opinion, we have not independently verified any information received from the Company or Globix, have relied on such information, and have assumed that all Special Committee of the Board of Directors NEON Communications, Inc. July 16, 2004 Page 2 such information is complete and accurate in all material respects. We have also relied on the assurances of management of the Company that they are not aware of any facts that would make such information misleading. With respect to any forecasts reviewed relating to the prospects of the Company or Globix, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and Globix, respectively, as to the future financial performance of such company.

Our Fairness Opinion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of the Company and as known to us on the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this opinion if this opinion were rendered as of a later date, and
(ii) Adams, Harkness & Hill, Inc. disclaims any obligation to advise any person of any change in any manner affecting this opinion that may come to our attention after the date of this opinion. We have also assumed that, in the course of obtaining necessary regulatory and third party approvals and consents for the Transaction, no modification, delay, limitation, restriction, or conditions will be imposed that will have an adverse effect on the Company, Globix or the contemplated benefits of the Transaction, and the Transaction will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. We have also assumed that the final Agreement, when executed, will conform to the draft reviewed by us in all respects material to our analysis. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets of the Company or Globix. In addition, we have assumed that any material liabilities (contingent or otherwise, known or unknown) of the Company or Globix are as set forth in the historic and projected financial statements of the Company and Globix, respectively. This Fairness Opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this Fairness Opinion.

We are not expressing any opinion herein as to the price at which Globix shares have traded, the actual value of the Globix Common Stock when issued in the Transaction or the price at which Globix Common Stock may trade at any time in the future. We have not undertaken to reaffirm or revise this Fairness Opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this Fairness Opinion.

It is agreed between the Special Committee of the Board of Directors and Adams, Harkness & Hill, Inc. that this letter is directed to, may be relied upon by and is for the information of the Special Committee and the Board of Directors of the Company only, may not be relied upon by any other person, and may not be used for any other purpose without our prior written consent. It is also agreed that this Fairness Opinion does not address the relative merits of the Transaction or the other business strategies that might be available to the Company, nor does it address the decision of the Board of Directors to proceed with the Transaction. We have been engaged by the Company solely to render this Fairness Opinion to the Special Committee in connection with the Transaction. We have not participated in, or provided any advice with respect to, the pricing determination, structuring or negotiation of the Transaction. This letter does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view to holders of Company common stock (as stockholders of the Company).

Sincerely,

ADAMS, HARKNESS & HILL, INC.

APPENDIX F



October 8, 2004


Special Committee of the Board of Directors
NEON Communications, Inc.
2200 West Park Drive
Westborough, MA 01581

Members of the Special Committee:

You have requested an affirmation of our opinion (the "Fairness Opinion"), dated July 16, 2004, as to the fairness, from a financial point of view, to the holders of common stock of NEON Communications, Inc. (the "Company") (as stockholders of the Company) of the Exchange Ratio (as hereinafter defined) set forth in the Agreement and Plan of Merger dated as of July 16, 2004 (the "Agreement"), by and among the Company and Globix Corporation ("Globix"). The Agreement, as amended October 8, 2004, provides for, among other things, the merger of a new wholly-owned subsidiary of Globix ("Merger Sub") with and into the Company (the "Transaction"), pursuant to which each issued and outstanding share of common stock of the Company shall be converted into the right to receive 1.2748 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of Globix ("Globix Common Stock"). The Transaction is intended to qualify as a reorganization within the meaning of Section 368 (a) of the United States Internal Revenue Code of 1986, as amended. The terms and conditions of the Transaction are more fully described in the Agreement.

Adams Harkness, Inc., as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business we may hold long or short positions of Globix's common stock for either our customers or our own account. We will receive a fee for providing the Fairness Opinion and this affirmation thereof is not contingent upon the consummation of the Transaction.

In connection with our affirmation of the Fairness Opinion, we have, among other things:

(i) reviewed the terms of the Agreement dated October 8, 2004, as amended, furnished to us by legal counsel to the Special Committee;

(ii) analyzed and discussed with management of the Company and Globix certain historic and projected financial statements and other financial and operating data concerning each company;

(iii) reviewed and analyzed the historical common stock trading history of Globix;

(iv) conducted due diligence discussions with members of senior management of the Company and Globix concerning the financial performance, operations, business strategy and prospects for such company, respectively;

(v) reviewed and analyzed the potential pro forma financial effects of the Transaction on the projected financial results of the consolidated entity;

(vi) compared the results of operations of Globix with those of certain companies we deemed to be relevant and comparable;

(vii) compared the terms and conditions of the Transaction with certain mergers and acquisitions we deemed to be relevant and comparable;

(viii) reviewed and analyzed the current capitalization of each of the Company and Globix, as well as the projected pro forma capitalization of Globix after giving effect to the Transaction;

(ix) performed such other financial studies, investigations and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions as of the date hereof.

                                     Special Committee of the Board of Directors
                                                       NEON Communications, Inc.
                                                                 October 8, 2004
                                                                          Page 2


In connection with our review and arriving at the Fairness Opinion and this affirmation thereof, we have not independently verified any information received from the Company or Globix, have relied on such information, and have assumed that all such information is complete and accurate in all material respects. We have also relied on the assurances of management of the Company that they are not aware of any facts that would make such information misleading. With respect to any forecasts reviewed relating to the prospects of the Company or Globix, we have assumed, and have received written confirmation thereof, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and Globix, respectively, as to the future financial performance of such company. In particular, with permission of the Special Committee, in connection with our affirmation of the Fairness Opinion, we have relied on the financial projections prepared by Globix management and utilized in the analysis supporting our Fairness Opinion of July 16, 2004, and not any subsequently shared financial modeling scenarios.

Our affirmation of the Fairness Opinion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of the Company and Globix as known to us on the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this opinion if this opinion were rendered as of a later date, and (ii) Adams Harkness, Inc. disclaims any obligation to advise any person of any change in any manner affecting this opinion that may come to our attention after the date of this opinion. We have also assumed that, in the course of obtaining necessary regulatory and third party approvals and consents for the Transaction, no modification, delay, limitation, restriction, or conditions will be imposed that will have an adverse effect on the Company, Globix or the contemplated benefits of the Transaction, and the Transaction will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets of the Company or Globix. In addition, we have assumed that any material liabilities (contingent or otherwise, known or unknown) of the Company or Globix are as set forth in the historic and projected financial statements of the Company and Globix, respectively. This affirmation of our Fairness Opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing our affirmation of the Fairness Opinion.

We are not expressing any opinion herein as to the price at which Globix shares have traded, the actual value of the Globix Common Stock when issued in the Transaction or the price at which Globix Common Stock may trade at any time in the future. We have not undertaken to subsequently reaffirm or revise this affirmation of the Fairness Opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this affirmation of the Fairness Opinion.

It is agreed between the Special Committee of the Board of Directors and Adams Harkness, Inc. that this letter is directed to, may be relied upon by and is for the information of the Special Committee and the Board of Directors of the Company only, may not be relied upon by any other person, and may not be used for any other purpose without our prior written consent. It is also agreed that neither our Fairness Opinion nor this affirmation thereof addresses the relative merits of the Transaction or the other business strategies that might be available to the Company, nor does it address the decision of the Board of Directors to proceed with the Transaction. We have been engaged by the Company solely to render the Fairness Opinion and this affirmation thereof to the Special Committee in connection with the Transaction. We have not participated in, or provided any advice with respect to, the pricing determination, structuring or negotiation of the Transaction. This letter does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view to holders of Company common stock (as stockholders of the Company).

Sincerely,

ADAMS HARKNESS, INC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the DGCL, we shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she was or is a director, officer, employee or agent of our company.

         Our Amended and Restated Certificate of Incorporation relieves our directors from monetary damages to our company or our stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director's duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         In addition, we carry an insurance policy for the protection of our directors and executive officers against any liability asserted against them in their official capacities.


ITEM 21.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits

     EXHIBIT NO.                          EXHIBIT DESCRIPTION

        2.1 Agreement and Plan of Merger dated as of July 19, 2004 by and between Globix Corporation and NEON Communications, Inc. (included as Appendix A-1 to the joint proxy statement/prospectus forming a part of this Registration Statement)

        2.2 First Amendment to Agreement and Plan of Merger dated as of October 8, 2004 by and between Globix Corporation and NEON Communications, Inc. (included as Appendix A-2 to the joint proxy statement/prospectus forming a part of this Registration Statement)

        2.3 Amended Joint Prepackaged Plan of Globix and certain of the Globix's subsidiaries, dated April 8, 2002 (3)

        2.4        Form of Securities Exchange Agreement, dated September 15,
                   2004 (4)

        3.1        Amended and Restated Certificate of Incorporation of Globix
                   (5)

        3.2        Amended and Restated Bylaws of Globix (5)

        3.3 Certificate of Amendment to Amended and Restated Certificate of Incorporation of NEON (included as Appendix B-1 to the joint proxy statement/prospectus forming a part of this Registration Statement)

        3.4 Certificate of Amendment to Certificate of Designation of Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12% Series A Cumulative Convertible Preferred Stock of NEON (included as Appendix B-2 to the joint proxy statement/prospectus forming a part of this Registration Statement)

        3.5 Section 262 of the Delaware General Corporation Law (included as Appendix C to the joint proxy statement/prospectus forming a part of this Registration Statement)

        4.1 Indenture, dated as of April 23, 2002, between Globix, as issuer, the Subsidiary Guarantors of Globix named therein and HSBC Bank USA, as trustee, relating to the 11% senior notes due 2008 (5)

        4.2 Form of Pledge and Security Agreement, dated as of April 23, 2002, between each Subsidiary Guarantor of Globix and HSBC Bank USA, as Collateral Agent/Trustee (5)

        4.3 Form of Warrant issued to affiliates of Communication Technology Advisors (6)


        5 Opinion of Day, Berry & Howard LLP as to the validity of the shares of common stock and preferred stock*

        8.1 Opinion of Day, Berry & Howard LLP regarding certain tax aspects of the merger *

        8.2 Opinion of Andrews Kurth LLP regarding certain tax aspects of the merger *


        10.1 Purchase Agreement between Young Woo and Globix, dated as of June 2, 1998 **(1)

        10.4 Employment Agreement between Peter L. Herzig and Globix, dated as of October 2, 2001 (2)

        10.8 Consulting Agreement, dated as of April 19, 2002, between Globix and Communication Technology Advisors LLC (6)

        10.9 Agreement between Globix and Communication Technology Advisors, dated as of November 1, 2002 (6)

        10.10 Agreement between Globix and Communication Technology Advisors, dated as of February 1, 2003 (6)

        10.11 Registration Rights Agreement between Globix and the holders of Globix's securities party thereto, dated as of April 23, 2002 (6)

        10.12 Employment Agreement between Globix and Peter K. Stevenson, dated as of April 15, 2002 (6)

        10.14 Letter Agreement between Globix and H. Jameson Holcombe, dated July 15, 2002 (6)

        10.15 Amendment, dated as of August 1, 2003, to the Employment Agreement between Globix and Peter K. Stevenson (7)

        10.16 Contract of Sale, dated as of October 10, 2003, between Globix and Heritage Partners LLC (7)

        12 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends*


        16         Letter re: Change in Certifying Accountant (8)

        21         List of Subsidiaries (7)

        23.1       Consent of PricewaterhouseCoopers LLP

        23.2       Consent of Amper, Politziner & Mattia PC

        23.3 Consent of BDO Seidman, LLP, independent registered public accounting firm


        23.4       Consent of Day, Berry & Howard LLP (included in Exhibit 5 and
                   Exhibit 8.1).*

        23.5       Consent of Andrews Kurth LLP (included in Exhibit 8.2)*


        24.1       Powers of Attorney (see signature page)

        99.1       Form of Proxy Card for Globix

        99.2       Form of Proxy Card for NEON

        99.3 Opinion of Needham & Company, Inc. (included as Appendix D to the joint proxy statement/prospectus forming a part of this Registration Statement)

        99.4 Opinion of Adams Harkness, Inc.(f/k/a Adams, Harkness & Hill, Inc.) (included as Appendix E to the joint proxy statement/prospectus forming a part of this Registration Statement)

        99.5 Affirmation Letter of Adams Harkness, Inc. (f/k/a Adams, Harkness & Hill, Inc.) (included as Appendix F to the joint proxy statement/prospectus forming a part of this Registration Statement)

        99.6       Consent of Needham & Company, Inc.*

        99.7       Consent of Adams Harkness, Inc. (f/k/a Adams, Harkness &
                   Hill, Inc.)

--------------------------------------------------------------------------------

        *          Previously filed.

        ** Confidential treatment granted for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act of 1933.


        (1) Incorporated by reference to the Company's Report on Form 8-K/A filed on September 18, 1998.

        (2) Incorporated by reference to the Company's Annual Report on Form 10-K filed on December 31, 2001.

        (3) Incorporated by reference to the Company's Current Report on Form 8-K filed on April 23, 2002.

        (4) Incorporated by reference to the Company's Current Report on Form 8-K filed on October 13, 2004.

        (5) Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed on May 15, 2002.

        (6) Incorporated by reference to the Company's Annual Report on Form 10-K filed on March 26, 2003.

        (7) Incorporated by reference to the Company's Annual Report on Form 10-K filed on December 18, 2003.

        (8) Incorporated by reference to the Company's Report on Form 8-K filed on September 19, 2003.

(b)     Financial Statement Schedules.

(c)     N/A

ITEM 22.          UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(e) That every prospectus (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to the Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 4 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 8, 2005                 GLOBIX CORPORATION




                                       By: /s/ Peter K. Stevenson
                                          --------------------------------------
                                          Peter K. Stevenson
                                          President, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 4 registration statement has been signed by the following persons in the capacities and on the dates indicated:



                                          /s/ Peter K. Stevenson
                                          --------------------------------------
                                          Peter K. Stevenson
                                          President, Chief Executive Officer and
                                          Director
                                          (principal executive officer)
                                          Date: February 8, 2005


                                          /s/ Robert M. Dennerlein
                                          --------------------------------------
                                          Robert M. Dennerlein
                                          Chief Financial Officer
                                          (principal financial and accounting
                                          officer)
                                          Date: February 8, 2005


                                          /s/ Peter S. Brodsky*
                                          --------------------------------------
                                          Peter S. Brodsky
                                          Director
                                          Date: February 8, 2005

                                          /s/ Peter L. Herzig*
                                          --------------------------------------
                                          Peter L. Herzig
                                          Director
                                          Date: February 8, 2005


                                          /s/ Steven Lampe*
                                          --------------------------------------
                                          Steven Lampe
                                          Director
                                          Date: February 8, 2005


                                          /s/ Steven G. Singer*
                                          --------------------------------------
                                          Steven G. Singer
                                          Director
                                          Date: February 8, 2005


                                          /s/ Raymond L. Steele*
                                          --------------------------------------
                                          Raymond L. Steele
                                          Director
                                          Date: February 8, 2005


                                          /s/ Steven A. Van Dyke*
                                          --------------------------------------
                                          Steven A. Van Dyke
                                          Director
                                          Date: February 8, 2005


                                     By:  /s/ Robert M. Dennerlein*
                                          --------------------------------------
                                          Robert M. Dennerlein,
                                          Attorney-in-fact
                                          Date: February 8, 2005